As filed with the Securities and Exchange Commission on April 25, 2024

Registration No. 333-276971

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Principal Life Insurance Co

(Exact name of registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	42-0127290 (I.R.S. Employer Identification Number)

The Principal Financial Group, Des Moines, Iowa 50392

(800) 986-3343

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Van Wyngarden

The Principal Financial Group, Des Moines, Iowa 50392

(515)247-6785

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Ronald Coenen Jr.

Eversheds Sutherland (US) LLP

700 Sixth Street, N.W., Suite 700

Washington, DC 20001-3980

(202) 383-0949

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRINCIPAL® STRATEGIC OUTCOMES

INDEX-LINKED DEFERRED ANNUITY

Prospectus dated May 1, 2024

This prospectus describes the Principal® Strategic Outcomes, an individual, single premium, index- linked deferred annuity (the “Contract”), issued by Principal Life Insurance Company (“the Company,” “we,” “our” or “us”). The Contract is designed to help individuals accumulate part of their retirement savings and achieve other long-term investment goals, as well as provide retirement income through Annuitization. The Contract is a single premium product, which means that no additional Premium Payments can be made after the Contract Date.

This prospectus provides information about the Contract that you, as Owner (“you” or “your”), should know before investing. It describes all material rights and obligations under the Contract and any material differences due to state and intermediary-specific variations. The Contract or certain of its Segment Options and/or features may not be available in all states or with all broker-dealers. Please review this entire prospectus and talk with your financial professional to obtain specific information.

The Contract does not provide tax deferral benefits, beyond those already provided under the Internal Revenue Code, for Contracts purchased as a qualified contract. Amounts withdrawn from the Contract may also be subject to taxes and a 10% federal penalty if taken before age 59 1∕2.

These securities have not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state securities commission, nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

If you are a new investor in the Contract, you may cancel your Contract within 15 calendar days of receiving it without paying fees or penalties, although negative Equity Adjustments may apply. In some states, this cancellation period may be longer. Upon cancellation you will receive either a full refund of your Premium Payment or your Contract Accumulated Value. At the time of cancellation if you receive the Contract Accumulated Value and your Premium Payment is allocated to an Index-Linked Segment Option, you assume risk of loss due to the possibility of negative Equity Adjustments. See 6. PURCHASING THE CONTRACT — Right to Examine the Contract (Free Look) and consult with your financial professional for additional information about the specific cancellation terms that apply.

The minimum Premium Payment is $20,000. Your Premium Payment will initially be held in the Initial Holding Account. After the limited period of time during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, your Premium Payment and earnings, if any, will be allocated among the Contract’s investment options as specified by you. These include index-linked investment options (“Index-Linked Segment Options”) and a fixed interest investment option (“Fixed Segment Option”). Each investment option has an investment term of either one, two, or six years (“Segment Term”).

Each Index-Linked Segment Option is tied to the performance of a specific market index (“Index”) for a Segment Term, currently either the S&P 500® Price Return Index, Russell 2000® Price Return Index, MSCI EAFE Price Return Index or SG Smart Climate Index. Other than the SG Smart Climate Index (which is subject to other reductions in Index performance), each Index is a “price return” index, meaning its return does not include any dividends or other distributions declared by the companies included in the Index. By not including dividends or other distributions in the Index return, the Index performance is reduced.

Each Index-Linked Segment Option has either a floor or buffer feature providing limited protection against negative Index performance at the end of the Segment Term. Each also has a cap and participation rate feature that could limit your positive Index gains at the end of the Segment Term. The Fixed Segment Option credits interest at a fixed rate during the Segment Term and is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities.

The Contract is a complex investment and involves risks. There is a risk of loss of your principal and any earnings. Refer to RISK FACTORS beginning on page 21 of this prospectus for important information about the Contract’s investment risks.

Our obligations under this Contract are subject to our creditworthiness and claims-paying ability.

Under an Index-Linked Segment Option, the maximum amount of loss that you could experience due to negative Index performance at the end of a Segment Term, after taking into account the guaranteed limits on Index loss currently provided under the Contract, would be: 90% loss for a 10% Buffer Rate; 80% loss for a 20% Buffer Rate; 10% loss for a 10% Floor Rate; or 0% loss for a 0% Floor Rate. You could lose a significant amount of money if an Index declines in value.

The Index-Linked Segment Options limit the amount that you can earn by potentially limiting your positive Index gains. Your risk of investment loss could be significantly greater than the potential for investment gain. For example, assuming the guaranteed minimum Cap Rate of 0.50% and guaranteed minimum Participation Rate of 5.00%, the maximum potential gain at the end of a Segment Term would be 0.50%.

For the Fixed Segment Option, we determine the annual interest rate at our discretion. In no event will we declare an annual interest rate lower than the Guaranteed Minimum Interest Rate of 0.05%. You bear the risk that we will not credit interest for a new Segment Term at a rate greater than the Guaranteed Minimum Interest Rate.

When accessing your money under the Contract, you could experience significant losses if you incur negative Equity Adjustments or Bond Adjustments.

●	An Equity Adjustment will apply to any withdrawal, death benefit (if based on Accumulated Value) or Annuitization, that involves the removal of amounts from any Index-Linked Segment Option prior to the Segment End Date. An Equity Adjustment will also apply upon exercise of Segment Lock-In for an Index-Linked Segment Option. In extreme circumstances, you could lose up to 100% of your investment due to a negative Equity Adjustment.
●	A Bond Adjustment will generally apply upon any Surrender, including withdrawal, death benefit (if based on Accumulated Value) or Annuitization, that involves the removal of amounts from any Index-Linked Segment Option or the Fixed Segment Option on any date (including a Segment End Date), subject to certain exceptions (e.g., Bond Adjustments do not apply every 6th Segment Anniversary). In extreme circumstances, you could lose up to 100% of the amount Surrendered due to a negative Bond Adjustment.

The Contract is not a short-term investment and is not appropriate for an investor who needs ready access to cash. The risk of loss may be greater when taking withdrawals (including full withdrawals, partial withdrawals, required minimum distributions, scheduled withdrawals, unscheduled withdrawals, and withdrawals of the Free Surrender Amount):

●	Withdrawals may be subject to Surrender Charges, negative Bond Adjustments, negative Equity Adjustments and taxes and tax penalties. These may result in loss even when the Index for an Index-Linked Segment Option has performed positively. Withdrawals will also reduce the death benefit, perhaps by more than the amount withdrawn.
●	Under the Index-Linked Segment Options, your risk of loss is greater when taking a withdrawal before the end of a Segment Term. A negative Equity Adjustment will result in loss. Any losses will be greater if you also incur Surrender Charges, negative Bond Adjustments or taxes or tax penalties (all of which may apply on any day during a Segment Term, even a Segment End Date). You may experience a loss even if the Index has performed positively. You and your beneficiaries (as applicable) will not receive the downside protection of any buffer or floor feature for withdrawals taken prior to a Segment End Date.
●	The Contract may not be appropriate for investors who intend to take scheduled withdrawals (including required minimum distributions) from an Index-Linked Segment Option before the Segment End Date.
●	Annuitizations and death benefits are subject to similar risks as withdrawals. They may be subject to negative Bond Adjustments whenever they occur, even on a Segment End Date. They may also be subject to negative Equity Adjustments if they occur prior to a Segment End Date for an Index-Linked Segment Option.

The Contract may not be appropriate for you if you plan to take withdrawals from an Index-Linked Segment Option prior to the end of a Segment Term, especially if you plan to take ongoing withdrawals such as required minimum distributions or scheduled withdrawals. We apply an Equity Adjustment when amounts are removed from an Index-Linked Segment Option before the end of a Segment Term, and if this adjustment is negative, you could lose up to 100% of your investment. Withdrawals could also result in significant reductions to your Accumulated Value and the death benefit (perhaps by more than the amount withdrawn), as well as to the Index gain (if any) applied at the end of a Segment Term. Withdrawals may also be subject to Surrender Charges, negative Bond Adjustments (which could cause you to lose up to 100% of the amount Surrendered), income taxes, and income tax penalties if taken before age 59 1∕2. If you do intend to take ongoing withdrawals under the Contract, particularly from an Index-Linked Segment Option prior to the end of a Segment Term, you should consult with a financial professional.

We reserve the right to add and remove Segment Options as available investment options. We guarantee that the following Segment Option will be available (subject to our right of Index substitution) for the life of the Contract: Point-to-Point, S&P 500 Price Return Index, Participation Rate and Cap Rate, 1-year Segment Term, 10% Buffer. If you are not comfortable with the possibility that could be the only Segment Option available in the future, you should not buy this Contract, as we do not guarantee the availability of any other Segment Option. In the future, we may not offer any Index-Linked Segment Options with a Floor, and we do not guarantee a minimum Floor Rate for any new Index-Linked Segment Option with a Floor that we may decide to offer. After purchase, if you do not want to invest in any available Segment Option under the Contract, you may fully Surrender the Contract, but doing so may cause you to incur Surrender Charges, a negative Bond Adjustment, negative Equity Adjustments and taxes and tax penalties. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.

You should talk with a financial professional about the Contract’s features, benefits, risks and fees, and whether the Contract is appropriate for you based on your financial situation and objectives.

An investment in the Contract is not a deposit or obligation of any bank and is not insured or guaranteed by any bank, the Federal Deposit Insurance Corporation or any other government agency.

The principal underwriter of the Contract is Principal Securities, Inc.

No person is authorized to give any information or to make any representation in connection with this Contract other than those contained in this prospectus.

1.	GLOSSARY

The terms defined below are used throughout this prospectus. These terms are capitalized throughout this prospectus except as otherwise noted below.

Accumulated Value (or Contract Accumulated Value) — the sum of the Segment Interim Values, Segment Values, and Fixed Segment Value, as applicable. Segment Interim Values include the Equity Adjustment, as applicable. The Bond Adjustment is not included in the Accumulated Value. In the period during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, the Accumulated Value will equal the sum of the Premium Payment and the credited interest, if any.

Annuitant — the person, including any Joint Annuitant, whose life determines the annuity benefit under this Contract.

Annuitization (Annuitize) — the application of a portion or all of the Accumulated Value, adjusted for the Bond Adjustment, to an annuity benefit payment option to make annuity benefit payments. A Bond Adjustment applies regardless of when the Annuitization occurs, including on the Segment End Date. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities, which means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.

Annuitization Date — the date all of the Owner’s Accumulated Value is applied to an annuity benefit payment option.

Bond Adjustment — upon Surrender, an adjustment (which could be positive, negative, or equal to zero) to the amount Surrendered. A Bond Adjustment applies regardless of when the Surrender occurs, including on a Segment End Date. Except as otherwise provided below, a Bond Adjustment will apply to the following:

●	Any withdrawal, including a full withdrawal, partial withdrawal, RMD withdrawal, scheduled withdrawal, unscheduled withdrawal, or withdrawal of the Free Surrender amount;
●	Any Annuitization; or
●	Any death benefit based on Contract Accumulated Value.

The Bond Adjustment applies to Surrenders deducted from the Index-Linked Segment Options and Fixed Segment Option but does not apply to Surrenders deducted from the Initial Holding Account. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). The Bond Adjustment does not apply upon exercise of the Contract’s free look rights.

If the optional Rate Enhancement Rider has been elected, the daily rider charges that are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s) will not result in a Bond Adjustment, as such deductions are not Surrenders under the Contract. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities, which means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.

Buffer Rate — for each Buffer Segment Option and Peak Buffer Segment Option, the maximum amount of negative Index performance we will absorb at the end of the Segment Term. You will be responsible for any negative Index performance that exceeds the Buffer Rate, which could result in significant loss of principal and/or prior earnings.

Buffer Segment Option — an Index-Linked Segment Option, other than a Peak Buffer Segment Option, that includes a Buffer Rate. If you select a Buffer Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance beyond the Buffer Rate. If negative Index performance does not go beyond the Buffer Rate, you will not incur loss as a result of negative Index performance. For example, if a Buffer Segment Option has a 10% Buffer Rate and the Index Change at the end of the Segment Term is -15%, your investment tied to that Segment Option will lose 5%. If the Index Change at the end of that Segment Term had been -8%, your investment would have lost 0%.

Cap Rate — if you select an Index-Linked Segment Option for investment, at the end of the Segment Term, you may participate in any positive Index performance up to the Cap Rate, but no positive Index performance beyond the Cap Rate. For example, if the Segment Option has a 15% Cap Rate and the Index Change at the end of the Segment Term is 12%, your investment tied to that Segment Option will gain 12%. If the Index Change at the end of that Segment Term had been 25%, your investment would only have gained 15% due to the Cap Rate limitation. The Participation Rate may further limit your participation in any positive Index Performance. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not be subject to a Cap Rate limitation for that Segment Term, but will be subject to the applicable Participation Rate.

Contract Anniversary — the same day and month as the Contract Date in each Contract Year.

Contract Date — the date the Contract is issued and that is used to determine Contract Years.

Contract Year — the one-year period beginning on the Contract Date and ending one day before the Contract Anniversary and each subsequent one-year period beginning on a Contract Anniversary. For example, if the Contract Date is June 5, 2023, the first Contract Year ends on June 4, 2024, and the first Contract Anniversary falls on June 5, 2024.

Crediting Base — for each Segment Option selected for investment, the amount allocated to the Segment Option on the Segment Start Date, reduced upon any Surrender or deduction of fees for the optional Rate Enhancement Rider from that Segment Option and increased for Segment Credits or credited interest.

Generally, prior to the Segment End Date for an Index-Linked Segment Option, the Crediting Base will be reduced by the same proportion that the Segment Interim Value was reduced by a Surrender. The reduction to the Crediting Base could be greater than the amount Surrendered. On a Segment End Date, a Surrender will reduce the Crediting Base by the amount Surrendered.

If the optional Rate Enhancement Rider has been elected, the daily rider charges are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s). The Crediting Base is reduced by the dollar amount of the daily charge. The reduction is not proportionate, even when deducted prior to the Segment End Date. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

During the Segment Term, the Crediting Base is only a reference value to make sure transactions affecting amounts invested in a Segment Option are reflected to date, and it is not itself an indication of how much is available before the end of a Segment Term. On the Segment Start Date, the Crediting Base represents the amount contributed to a Segment Option. Please note that the Crediting Base is not the same as the Segment Interim Value. The Segment Interim Value is based on an estimate of the value of the amount in a particular Segment Option before the end of a Segment Term, which represents the Accumulated Value available for that Segment Option prior to the end of the Segment Term.

Data Page(s) — the portion of the Contract that contains information specific to your Contract. Current or revised Data Pages may be sent to you from time to time that reflect the current status of your Contract.

Equity Adjustment — for each Index-Linked Segment Option selected for investment, an adjustment (which could be positive, negative, or equal to zero) used to calculate the Segment Interim Value on each Valuation Day between the Segment Start Date and Segment End Date. The Equity Adjustment does not apply on the Segment End Date. Before the end of a Segment Term for an Index-Linked Segment Option, if any of the following transactions occurs, the transaction will be based on the Segment Interim Value for that Index-Linked Segment Option and will therefore be subject to an Equity Adjustment:

●	you take any withdrawal (including a full withdrawal, partial withdrawal, withdrawal of the Free Surrender Amount, RMD withdrawal, scheduled withdrawal or unscheduled withdrawal);

●	you exercise the Segment Lock-In feature;
●	you Annuitize;
●	there is a death benefit based on Contract Accumulated Value.

If the optional Rate Enhancement Rider has been elected, the daily rider charges are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s). Rider charge deductions will not trigger an Equity Adjustment, even when deducted before the end of a Segment Term, as such deductions are not based on the Segment Interim Value. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

Fixed Segment Option — an investment option that credits interest at a fixed rate for a one-year Segment Term and is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. Being subject to the Standard Nonforfeiture Law for Individual Deferred Annuities means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.

Fixed Segment Value — for the Fixed Segment Option, the Accumulated Value allocated to that Segment Option on the Segment Start Date, plus interest credited to that Segment Option during the Segment Term, less any amount deducted from that Segment Option during the Segment Term. The Crediting Base for the Fixed Segment Option and the Fixed Segment Value remain equal at all times.

Floor Rate — for each Floor Segment Option, the maximum amount of negative Index performance you could absorb at the end of the Segment Term. We will absorb any negative Index performance that exceeds the Floor Rate.

Floor Segment Option — any Index-Linked Segment Option that includes a Floor Rate. If you select a Floor Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance up to the Floor Rate, but your investment will not incur loss for any negative Index performance beyond the Floor Rate. For example, if the Segment Option has a 10% Floor Rate and the Index Change at the end of the Segment Term is -5%, your investment will lose 5%. If the Index Change at the end of the Segment Term had been -15%, your investment would have only lost 10% because of the 10% Floor Rate.

Free Surrender Amount — the amount that may be withdrawn from the Contract each Contract Year without a Surrender Charge. A Bond Adjustment will apply to the Free Surrender Amount regardless of when the withdrawal occurs, including on the Segment End Date. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). In addition, withdrawals of the Free Surrender Amount may be subject to Equity Adjustments and taxes and tax penalties. Each Contract Year, the Free Surrender Amount will be equal to the greater of (i) 10% of your Premium Payment or (ii) your RMD amount, as applicable.

All withdrawals count against your Free Surrender Amount (including a full withdrawal, partial withdrawal, RMD withdrawal, scheduled withdrawal or unscheduled withdrawal). Annuitizations are not subject to Surrender Charges regardless of your remaining Free Surrender Amount, but partial Annuitizations count against your remaining Free Surrender Amount (if any) for a Contract Year, thereby reducing any Free Surrender Amount remaining for subsequent withdrawals during the same Contract Year. Death benefits are not subject to Surrender Charges regardless of your remaining Free Surrender Amount.

Annuitizations and death benefit payments are never subject to Surrender Charges, but are subject to any applicable Bond Adjustment, which may be negative.

Good Order — when an instruction or request is received in our Home Office, or other place we may specify, and it has such clarity and completeness that we do not have to exercise any discretion to carry out the instruction or request. We may require that the instruction or request be given in a certain form.

Guaranteed Minimum Interest Rate — the guaranteed minimum annual interest rate of 0.05% for the Initial Holding Account and the Fixed Segment Option.

Home Office — Company’s corporate headquarters located at Principal Financial Group, Des Moines, Iowa 50392-1770.

Index (Indices) — the Index or Indices to which the Index-Linked Segment Options are linked and are used in the calculation of the Segment Credits.

Index Change — the net percentage change in the Index Value of an Index between the Segment Start Date and the Segment End Date.

Index Value — the closing value of an Index that is published on a Valuation Day. If on any specific Valuation Day an Index Value is not published, the last-published Index Value will be used.

Index-Linked Segment Option — any Buffer Segment Option, Peak Buffer Segment Option or Floor Segment Option.

Initial Holding Account — an account that holds the Premium Payment (including any credited interest) until it is transferred to the applicable Segment Option(s) selected for the initial Segment Term.

Internal Revenue Code (Code) — the Internal Revenue Code of 1986, as amended.

Joint Annuitant — an Annuitant whose life determines the annuity benefit under this Contract. Any reference to the death of the Annuitant means the death of the first Annuitant to die.

Joint Owner(s) — an Owner who has an undivided interest with the right of survivorship in this Contract with another Owner. Any reference to the death of the Owner means the death of the first Owner to die.

Lock-In Date — the Valuation Day we receive Notice in Good Order to lock in an Index-Linked Segment Option or, if there are Lock-In Threshold(s) established for the Segment Option, the Valuation Day where the Equity Adjustment reaches and/or crosses the threshold you set.

Lock-In Threshold — an upper and/or lower level (threshold) for an Index-Linked Segment Option and, if the performance of the Index-Linked Segment Option during the Segment Term reaches and/or crosses that level, the Segment Lock-In is automatically triggered for that Segment Option. An upper threshold is a threshold that is above the current Equity Adjustment and a lower threshold is a threshold that is below the current Equity Adjustment. An upper threshold can be set to lock-in gains, and a lower threshold can be set to limit losses.

Non-qualified Contract — a Contract that does not qualify for favorable tax treatment as a Qualified Plan, Individual Retirement Annuity, Roth IRA, SEP IRA, Simple-IRA or Tax Sheltered Annuity.

Notice — any form of communication we receive in Home Office (e.g., U.S. mail, fax, email) providing the information we need, either in writing or another manner that we approve in advance. Contact information is as follows:

●	Calling us at 1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time
●	Mailing your instructions to us at the below address:

Principal Life Insurance Company
Attn: RIS Annuity Services
P O Box 9382
Des Moines, Iowa 50306-9382

●	Faxing us at 1-866-894-2093
●	Visiting www.principal.com using your secure login
●	Emailing us at annuityprocessing@principal.com

Owner — the person who owns all rights and privileges of this Contract (includes a Joint Owner, if any). If the Owner is not a natural person, the Owner must be an entity with its own taxpayer identification number (TIN).

Participation Rate — if you select an Index-Linked Segment Option for investment, at the end of the Segment Term, you will participate in a percentage of any positive Index performance, subject to the Cap Rate. That percentage will equal the Participation Rate. For example, if the Segment Option has a 90% Participation Rate and the Index Change at the end of the Segment Term is 10%, your investment will gain 9%.

Peak Buffer Midpoint — for a Peak Buffer Segment Option, a value used to determine the Segment Return on the Segment End Date when the Index Change is negative but does not exceed the Buffer Rate. For the Peak Buffer Segment Options available for investment, both of which have Buffer Rates of 20%, the Peak Buffer Midpoint is 10% (i.e., half of 20% is 10%).

Peak Buffer Segment Option — an Index-Linked Segment Option that includes a Buffer Rate and may credit gain for negative Index performance. If you select a Peak Buffer Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance beyond the Buffer Rate. However, a Peak Buffer Segment Option differs from a Buffer Segment Option insofar as your investment in a Peak Buffer Segment Option may be credited gain when there is a negative Index Change at the end of the Segment Term, provided that the negative Index Change does not exceed the Buffer Rate. At the end of a Segment Term:

●	If a negative Index Change does not exceed the Peak Buffer Midpoint (10%), your investment will be credited gain equal to the opposite of the negative Index Change. For example, if the Index Change is -8% (which is less than the Peak Buffer Midpoint), your investment will be credited with 8% gain (i.e., the opposite of an 8% loss).
●	If a negative Index Change exceeds the Peak Buffer Midpoint (10%) but not the Buffer Rate (20%), your investment will be credited gain equal to the Buffer Rate less the negative Index Change. For example, if the negative Index Change is 14% (which is more than the Peak Buffer Midpoint), your investment will be credited with 6% gain (i.e., 20% – 14% = 6%).
●	If the negative Index Change equals the Buffer Rate, your Segment Credit will be 0% (i.e., no gain or loss).

Premium Payment — the gross amount you contributed to the Contract.

Qualified Plan(s) — retirement plans that receive favorable tax treatment under Section 401 or 403(a) of the Internal Revenue Code.

Required Minimum Distribution Amount (or RMD) — the amount required to be distributed each calendar year for purposes of satisfying the RMD rules of Section 401(a)(9) of the Internal Revenue Code and related Code provisions, provided that the amount does not exceed the minimum distribution amount that would have been calculated based on the value of this Contract alone.

Segment Allocation Percentage — the percentage of Accumulated Value allocated to a Segment Option.

Segment Anniversary — the same day and month as the first Segment Start Date in each Contract Year.

Segment Credit — the amount of gain or loss applied to your investment on the Segment End Date for each Index-Linked Segment Option selected for investment. The Segment Credit is calculated only on the Segment End Date. The Segment Credit is calculated by multiplying the Crediting Base by the Segment Return, which is determined by applying the Index-Linked Segment Option’s Buffer Rate, Peak Buffer Midpoint, Floor Rate, Cap Rate, or Participation Rate, as applicable, to the Index Change. Segment Credits could be positive, negative, or equal to zero. If Segment Credits are negative, you will lose principal and/or prior earnings.

Segment End Date — the last day of a Segment Term. The day and month on which any Segment End Date falls will always be the same day and month for each applicable Segment Term. The Segment End Date coincides with the next Segment Start Date.

Segment Interim Value — the value of your investment in an Index-Linked Segment Option on any day between the Segment Start Date and the Segment End Date. Segment Interim Value is calculated at the beginning of each Valuation Date. Segment Interim Value will equal the Crediting Base adjusted for the Equity Adjustment on that Valuation Date.

Segment Lock-In — a feature of your Contract under which you are able to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. These lock-in features are available with all of the Index-Linked Segment Options under the Contract. For a particular Segment Option, you are only able to exercise one Segment Lock-In per Segment Term and the Segment Lock-In is not applied retroactively.

Segment Option — any Index-Linked or Fixed Segment Option.

Segment Return — is calculated by taking the Index Change, then applying the Index-Linked Segment Option’s Buffer Rate, Peak Buffer Midpoint, Floor Rate, Cap Rate, or Participation Rate, as applicable.

Segment Start Date — the first day of the Segment Term. The day and month on which any Segment Start Date falls will always be the same day and month for each applicable Segment Term.

Segment Term — the duration of a Segment Option’s investment term, expressed in years. In addition, for Index-Linked Segment Options, the number of years that a Segment Option is linked to a particular Index’s performance. The Segment Term begins on the Segment Start Date and ends on the Segment End Date.

Segment Value — for each Index-Linked Segment Option selected for investment, the value of your allocation to that Segment Option on the Segment End Date after the application of Segment Credits and fees for the optional Rate Enhancement Rider (if any).

Surrender — the removal of amount(s) from your Contract (unless otherwise specified), including any withdrawal, payment of a death benefit, or Annuitization. The Surrender amount is the amount of Accumulated Value surrendered, adjusted for any applicable Bond Adjustment, but prior to the deduction of any applicable Surrender Charges. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.).

Deductions for Contract fees and charges are not Surrenders under the Contract. If the optional Rate Enhancement Rider has been elected, the daily rider charges are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s). Rider charge deductions will not trigger a Bond Adjustment. Nor will they trigger an Equity Adjustment, even when deducted before the end of a Segment Term, as such deductions are not based on the Segment Interim Value. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

Surrender Charge — the charge deducted upon certain Surrenders taken from the Contract before the Annuitization Date.

Surrender Value — the Accumulated Value adjusted for any applicable Bond Adjustment and minus any applicable Surrender Charges. A Bond Adjustment applies regardless of when the Surrender Value is calculated, including on the Segment End Date. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.).

In calculating the Surrender Value, there is not a direct adjustment for an Equity Adjustment or fee deductions for the optional Rate Enhancement Rider. Instead, any applicable Equity Adjustment or rider fees would be applied in calculating the Accumulated Value. Any applicable Equity Adjustment will be used to calculate the Segment Interim Value(s) that make up your Accumulated Value. Any fees for the optional Rate Enhancement Rider will be deducted from the Crediting Base(s) for your Index-Linked Segment Option(s) which, in turn, will be used to calculate the Segment Interim Value(s) and Segment Value(s) that make up your Accumulated Value. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider. The resulting Accumulated Value is then used in calculating the Surrender Value. See the definition of Accumulated Value above for more information.

The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities, which means the minimum amount available from the Fixed Segment Option on any Surrender will not be less than the minimum nonforfeiture amount.

Transfer — the transfer of Accumulated Value among Segment Options. Transfers are only permitted to or from a Segment Option on a Segment End Date.

Valuation Date (Valuation Days) — any day that the New York Stock Exchange (“NYSE”) is open for trading, and trading is not restricted. A Valuation Day begins at the close of normal trading of the NYSE, generally 4:00 p.m. E.T., and ends at the close of normal trading of the NYSE on the next day it is open.

we, our, us — Principal Life Insurance Company (also referred to throughout this prospectus as the Company).

withdrawal — any withdrawal under the Contract, including a full withdrawal, partial withdrawal, withdrawal of the Free Surrender Amount, RMD withdrawal, scheduled withdrawal or unscheduled withdrawal.

you, your — the Owner of this Contract, including any Joint Owner.

2.	SUMMARY

The following Questions and Answers provide summary information about various features, purposes and restrictions of the Contract.

Q1: What are the primary purposes of the Contract and for whom may the Contract be appropriate?

The Principal® Strategic Outcomes single premium index-linked deferred annuity may help you with your long-term retirement planning and other long-term financial needs. The primary purposes of this Contract are to help you save money for retirement, on a tax deferred basis, and provide you with income through your retirement. The Contract currently offers multiple Segment Options from which you can choose.

Through the Annuitization feature, the Contract can supplement your retirement income by providing a stream of periodic payments. For additional information, see 14. ANNUITIZATION. The Contract also offers a death benefit to help financially protect your designated beneficiaries. For additional information, see 12. DEATH BENEFIT.

Any earnings under your Contract accumulate on a tax-deferred basis. Your earnings are not taxed until money is taken out of the Contract, such as when you make a withdrawal, you receive an income payment, or a death benefit is paid.

This Contract may be appropriate for you if you:

●	Are looking for some level of downside protection with indirect exposure to equity markets;
●	Have a long-term investment horizon or want to protect against the risk of you or your spouse outliving your income;
●	Are interested in potential for tax-deferred growth; and/or
●	Want a potential death benefit.

You should not purchase the Contract unless you understand its risks. The Contract is not intended for someone who plans to take withdrawals during the first six Contract Years that are subject to Surrender Charges. The Contract is not intended for someone who intends to take withdrawals from an Index-Linked Segment Option before the Segment End Date. The Contract is not intended for someone who is not comfortable with risk of loss. The Contract is not intended for someone who wants to make premium payments after the Contract Date. For additional information about investment risks, see 3. RISK FACTORS.

Q2: At a high level, how do the Segment Options under this product operate?

This single premium index-linked deferred annuity currently offers several Segment Options in which to allocate, including: Index-Linked Segment Options that provide a buffer, peak buffer, or floor feature; and a Fixed Segment Option that provides a fixed interest rate. An Index-Linked Segment Option tracks the performance of a linked Index. There are multiple Indices identified in this prospectus from which to choose and on which the returns/performance are based. In exchange for a specified amount of downside protection, the Index-Linked Segment Options provide a Participation Rate and Cap Rate that may limit upside Index gains. The initial Cap Rate(s) and Participation Rate(s) are determined when you purchase your Contract and are reset on each Segment Start Date. A Cap Rate serves as a maximum amount of gain you can be credited at the end of a Segment Term. A Participation Rate is the percentage of positive Index performance (if any) in which you will participate for a Segment Term. At the end of a Segment Term, you may choose to reject the new Participation Rate and Cap Rate by Transferring to another available Segment Option by providing us Notice at least two Valuation Days prior to the end of the Segment Term for a given Segment Option. You may select from the available Segment Terms, which are currently 1-year, 2-year and 6-year Segment Terms.

Q3: What are the available Segment Options?

The Contract’s investment options currently include several Index-Linked Segment Options and a Fixed Segment Option. These options are summarized later in this Summary section. See Q5. How is interest applied to my investment in a Fixed Segment Option? and Q6. How is gain or loss applied to my investment in an Index-Linked Segment Option at the end of a Segment Term? The following table lists the Index-Linked Segment Options and the Fixed Segment Option that are currently available for investment:

Segment Options Available			Segment Terms Available (Limit on Downside Loss / Guaranteed Minimum Interest Rate)
Crediting Method	Indices	Limits of Upside Gain (Rates)	1-year Segment Term	2-year Segment Term	6-year Segment Term
Point-to-Point	S&P 500 (Price Return Index; SPX)	Participation Rate & Cap Rate*	10% Buffer 20% Buffer 0% Floor 10% Floor	10% Buffer	10% Buffer 20% Buffer
Point-to-Point	Russell 2000 (Price Return Index; RTY)	Participation Rate & Cap Rate*	10% Buffer	Not Available	10% Buffer
Point-to-Point	MSCI EAFE (Price Return Index; MXEA)	Participation Rate & Cap Rate*	10% Buffer	Not Available	10% Buffer
Point-to-Point	SG Smart Climate Index (SGIXSMAC)	Participation Rate & Cap Rate*	Not Available	Not Available	10% Buffer
Point-to-Point	S&P 500 (Price Return Index; SPX)	Participation Rate & Cap Rate*	20% Peak Buffer (10% Peak Buffer Midpoint)	Not Available	20% Peak Buffer (10% Peak Buffer Midpoint)
Fixed	Fixed Segment	Fixed Rate	0.05% Guaranteed Minimum Interest Rate	Not Available	Not Available
*

If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not be subject to a Cap Rate limitation for that Segment Term, but will be subject to the applicable Participation Rate.

Note: The availability of Segment Options may vary by broker-dealer. You may obtain information about the Segment Options that are available to you by contacting your financial professional or calling us at 1-800-852-4450.

We reserve the right to add and remove Segment Options as available investment options. We guarantee that the following Segment Option will be available (subject to our right of Index substitution) for the life of the Contract: Point-to-Point, S&P 500 Price Return Index, Participation Rate and Cap Rate, 1-year Segment Term, 10% Buffer. See Q12: What are the Company’s rights, if any, to discontinue an Index? below in this Summary section. If you are not comfortable with the possibility that could be the only Segment Option available in the future, you should not buy this Contract, as we do not guarantee the availability of any other Index-Linked Segment Option or the Fixed Segment Option. In the future, we may not offer any Index-Linked Segment Options with a Floor, and we do not guarantee a minimum Floor Rate for any new Index-Linked Segment Option with a Floor that we may decide to offer in the future. After purchase, if you do not want to invest in any available Segment Option under the Contract, you may fully Surrender the Contract, but doing so may cause you to incur Surrender Charges, a negative Bond Adjustment, negative Equity Adjustments and taxes and tax penalties. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.

Q4: Where is my Premium Payment held before the initial Segment Term?

Beginning on the Contract Date, your Premium Payment (plus credited interest) will be temporarily held in the Initial Holding Account. The Initial Holding Account credits daily interest. Interest will be credited at a fixed rate determined at Contract issue. The Guaranteed Minimum Interest Rate for the Initial Holding Account will be 0.05%. You bear the risk that we will not credit interest at a rate greater than the Guaranteed Minimum Interest Rate.

Your Premium Payment (plus credited interest) will be allocated from the Initial Holding Account to your selected Segment Option(s) on the next Segment Start Date (i.e., the next 9th or 23rd of any month), if we received the Premium Payment at least two Valuation Days prior to the next Segment Start Date (or the Valuation Day prior to the next Segment Start Date if it does not start on a Valuation Day). If not received by then, the Premium Payment will be allocated to your selected Segment Option(s) on the Segment Start Date immediately following the next Segment Start Date.

For example, if we receive your application in Good Order and your Premium Payment on the 8th of the month (and the 9th is a Valuation Day), your Segment Start Date will be the 23rd of that same month (unless we exercise our right described in the next paragraph). The Segment Start Date would not be the 9th because your application and Premium Payment were not received two or more Valuation Days prior to the 9th.

We reserve the right to hold your Premium Payment (plus credited interest) in the Initial Holding Account until the end of the free look period. If we exercise this right, your Premium Payment would be held in the Initial Holding Account for the duration of the free look period plus the number of days until the next Segment Start Date after the free look period expires. Please note that free look periods vary by state. See Appendix D for state variations.

Depending on when we receive your Premium Payment, when Valuation Days occur in a given calendar month, and the length of the free look period under your Contract, it is possible that your Premium Payment (plus credited interest) could be held in the Initial Holding Account for an extended period of time, potentially multiple months. The Contract does not include a specific maximum number of days that the Premium Payment (plus credited interest) may be held in the Initial Holding Account. The specific number of days will depend on your circumstances, the allocation rules described above, and potentially factors that are beyond our control, such as unanticipated closures of the New York Stock Exchange.

For example, assume that we receive your application in Good Order and your Premium Payment on October 9, 2024, we exercise our right to hold your Premium Payment in the Initial Holding Account until the end of the free look period, and the longest free look period currently possible of 45 days (for replacement Contracts issued in Pennsylvania) applies. Based on these assumptions, your Premium Payment (plus credited interest) would remain in the Initial Holding Account until December 9, 2024 (61 days total).

For additional information, see 6. PURCHASING THE CONTRACT — Initial Holding Account.

Q5: How is interest applied to my investment in the Fixed Segment Option?

Amounts allocated to the Fixed Segment Option earn interest at the applicable annual interest rate for the Segment Term. The annual interest rate declared at the beginning of the Segment Term is guaranteed until the Segment End Date. Interest will be credited on a daily basis during the Segment Term. The daily rate is calculated as [(1+Annual Interest Rate) ˄ (1/365)-1].

If you select the Fixed Segment Option for investment, the Fixed Segment Value at any time will be equal to the Accumulated Value allocated to the Fixed Segment Option on the Segment Start Date, plus interest credited to that Segment Option during the Segment Term, less any amount deducted from that Segment Option during the Segment Term.

For the initial Segment Term, the annual interest rates for the Fixed Segment Option will be listed on your Data Page. We may declare different interest rates for subsequent Segment Terms. At least fifteen (15) days prior to the end of any Segment Term, we will provide notice of where to find the annual interest rate for the Fixed Segment Option, if available for investment. This notice of the upcoming renewal will be in writing and the rates will be publicly available at least 7 calendar days prior to the Segment Start Date for the new Segment Terms on www.principal.com/individuals/invest-retire/annuities.

We determine the annual interest rates for the Fixed Segment Option at our discretion. In no event will we declare an annual interest rate lower than the Guaranteed Minimum Interest Rate of 0.05%. You bear the risk that we will not credit interest for a new Segment Term at a rate greater than the Guaranteed Minimum Interest Rate.

The Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. The minimum value of the Fixed Segment Option on any Surrender will never be less than the minimum nonforfeiture amount. The minimum nonforfeiture amount equals eighty-seven and a half percent (87.5%) of any allocation to the Fixed Segment Option, plus interest credited daily at the non-forfeiture interest rate, less any partial withdrawals and Transfers out of the Fixed Segment Option. The non-forfeiture interest rate used to calculate the minimum nonforfeiture amount is determined by us at issue according to the Standard Nonforfeiture Law for Individual Deferred Annuities.

For additional information, see 7. FIXED SEGMENT OPTION MECHANICS.

Q6: How is gain or loss applied to my investment in an Index-Linked Segment Option at the end of a Segment Term?

For each Index-Linked Segment Option, on the Segment End Date, gain or loss will be applied to your investment in the form of a Segment Credit. The Segment Credit will be applied to the Crediting Base, which represents the amount contributed into the Segment Option, subject to reductions for partial Surrenders (i.e., partial withdrawals and Annuitizations) and deductions of fees for the optional Rate Enhancement Rider (if any). Partial Surrenders may result in proportionate reductions to your Crediting Base that reduce the Crediting Base by more than the dollar amount Surrendered. If the optional Rate Enhancement Rider has been elected, the Crediting Base is reduced by the dollar amount of the daily charge (the reduction is not proportionate, even when deducted prior to the Segment End Date). See the definition of “Crediting Base” in 1. GLOSSARY, as well as 8. INDEX-LINKED OPTION MECHANICS — Reduction to Crediting Base, for more information about how partial Surrenders and rider fees reduce the Crediting Base. See also 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

To calculate a Segment Credit on a Segment End Date, we first calculate the Index performance using a point-to-point methodology, resulting in the Index Change. The Index Change will be the net percentage change in the Index Value between the Segment Start Date and the Segment End Date. After calculating the Index Change, we then calculate the Segment Credit by applying the applicable downside protection feature (when the Index Change is negative) or upside limitation feature (when the Index Change is positive), as summarized further, respectively, under Negative Index Change and Positive Index Change below. If the Index Change is 0%, the Segment Credit will be 0% (i.e., no gain or loss).

At the end of a Segment Term, if the Segment Credit is positive, a gain is applied to your Crediting Base. If the Segment Credit is negative, a loss is applied to your Crediting Base. For example, assuming a Crediting Base of $20,000:

●	If the starting Index Value is 1000 and the ending Index Value is 1050, the Index Change will be 5%. Assuming a Cap Rate greater than 5% and a Participation Rate of 100%, the Segment Credit will be 5%. We would apply a $1,000 gain by applying the Segment Credit of 5% to your Crediting Base of $20,000, resulting in a Segment Value of $21,000 (i.e., $20,000 x (1 + 5%) = $21,000).
●	If instead the starting Index Value is 1000 and the ending Index Value is 750, the Index Change will be -25%. Assuming a Buffer Rate of 20%, the Segment Credit will be -5% (i.e., the extent to which the negative Index Change exceeds the Buffer Rate). We would apply a $1,000 loss by applying the Segment Credit of -5% to your Crediting Base of $20,000, resulting in a Segment Value of $19,000 (i.e., $20,000 x (1 + -5%) = $19,000).

Negative Index Change — To limit potential loss due to a negative Index Change, each Index-Linked Segment Option has a buffer or floor feature. The Buffer Rate or Floor Rate (except a 0% Floor Rate), as applicable, will provide only limited protection from loss in the case of negative Index performance, as follows:

●	For a Buffer Segment Option, the Company will absorb losses up to the Buffer Rate. You will be responsible for any loss greater than the Buffer Rate. For example, if the Index Change is -25% and the Buffer Rate is 10%, we will apply a 15% loss (the amount of negative Index Change that exceeds the Buffer Rate) at the end of the Segment Term.
●	For a Floor Segment Option, the Company will absorb losses greater than the Floor Rate. You will be responsible for any loss up to the Floor Rate. For example, if the Index Change is -25% and the Floor Rate is 10%, we will apply a 10% loss (the amount of negative Index Change up to the Floor Rate) at the end of the Segment Term.

A 0% Floor Rate will provide complete protection from loss due to a negative Index Change. For example, if the Index Change is -25% and the Floor Rate is 0%, we will apply a 0% loss (i.e., no loss) at the end of the Segment Term. However, like any Index-Linked Segment Option, there may be losses due to Surrender Charges, Bond Adjustments, Equity Adjustments and/or taxes and tax penalties.

For a Peak Buffer Segment Option, same as a Buffer Segment Option, you will be responsible for any loss greater than the Buffer Rate. For example, if the Index Change is -30% and the Buffer Rate is 20%, we will apply a 10% loss (the amount of negative Index Change that exceeds the Buffer Rate) at the end of the Segment Term. However, unlike a Buffer Segment Option, a Peak Buffer Segment Option has an inverse crediting feature that provides for potential gain in the event of a negative Index Change, provided that the negative Index Change does not exceed the Buffer Rate. In that scenario, the amount of gain is based on the negative Index Change, Buffer Rate, and Peak Buffer Midpoint, as follows:

●	If the negative Index Change does not exceed the Peak Buffer Midpoint (10%), we would apply a gain equal to the opposite of the Index Change. For example, if the Index Change is -8%, we would apply an 8% gain at the end of the Segment Term (i.e., the opposite of an 8% loss).
●	If the negative Index Change exceeds the Peak Buffer Midpoint (10%) but not the Buffer Rate, we would apply a gain equal to the Buffer Rate less the negative Index Change. For example, assuming a Buffer Rate of 20%, if the Index Change is -14%, we would apply a 6% gain at the end of the Segment Term (i.e., 20% – 14% = 6%).
●	If the negative Index Change equals the Buffer Rate, your Segment Credit will be 0% (i.e., no gain or loss).
●	The amount of potential gain from negative Index performance is limited. In no event will the gain due to negative Index performance, if any, be greater than the Peak Buffer Midpoint (10%). No gain will be applied if the negative Index Change exceeds the Buffer Rate. In that event, you will realize a loss for negative Index performance in excess of the Buffer Rate.

Each Index-Linked Segment Option’s limit on loss due to a negative Index Change for a single Segment Term is guaranteed not to change for so long as that Segment Option remains available under the Contract.

Under an Index-Linked Segment Option, the maximum amount of loss that you could experience due to negative Index performance at the end of a Segment Term, after taking into account the guaranteed limits on Index loss currently provided under the Contract, would be: 90% loss for a 10% Buffer Rate; 80% loss for a 20% Buffer Rate; 10% loss for a 10% Floor Rate; or 0% loss for a 0% Floor Rate. You could lose a significant amount of money if an Index declines in value.

We reserve the right to add and remove Segment Options as available investment options. We guarantee that the following Segment Option will be available (subject to our right of Index substitution) for the life of the Contract: Point-to-Point, S&P 500 Price Return Index, Participation Rate and Cap Rate, 1-year Segment Term, 10% Buffer. If you are not comfortable with the possibility that could be the only Segment Option available in the future, you should not buy this Contract, as we do not guarantee the availability of any other Index-Linked Segment Option or the Fixed Segment Option. In the future, we may not offer any Index-Linked Segment Options with a Floor, and we do not guarantee a minimum Floor Rate for any new Index-Linked Segment Option with a Floor that we may decide to offer in the future. After purchase, if you do not want to invest in any available Segment Option under the Contract, you may fully Surrender the Contract, but doing so may cause you to incur Surrender Charges, a negative Bond Adjustment, negative Equity Adjustments and taxes and tax penalties. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.

Positive Index Change — In exchange for providing a specified amount of downside protection, we may limit positive Index returns at the end of a Segment Term. We calculate positive Index returns using a Participation Rate and Cap Rate. The Participation Rate is the percentage of positive Index performance in which you can participate for a Segment Term. The Cap Rate serves as a maximum amount of gain you can earn due to positive Index performance at the end of a Segment Term.

If the Index Change is positive, the gain applied on the Segment End Date will equal the Index Change multiplied by the Participation Rate, subject to the Cap Rate. The Participation Rate and Cap Rate operate together as follows:

●	If the Participation Rate is less than 100%, it will decrease your participation in the positive Index performance. For example: if the Index Change is 5%, the Participation Rate is 80% and the Cap Rate is 10%, we would apply a 4% gain using the Participation Rate (i.e., 5% x 80% = 4%). If the Index Change were instead 15%, we would apply a 10% gain, because a gain using the Participation Rate (12%) would exceed the Cap Rate (10%).
●	If the Participation Rate is greater than 100%, it will increase your participation in the positive Index performance. For example: If the Index Change is 5%, the Participation Rate is 120% and the Cap Rate is 10%, we would apply 6% gain using the Participation Rate (i.e., 5% x 120% = 6%). If the Index Change were instead 15%, we would apply a 10% gain, because a gain using the Participation Rate (18%) would exceed the Cap Rate (10%).
●	If the Participation Rate is 100%, it will neither decrease nor increase your participation in the positive Index performance. For example: if the Index Change is 5%, the Participation Rate is 100% and the Cap Rate is 10%, we would apply 5% gain using the Participation Rate (i.e., 5% x 100% = 5%). If the Index Change were instead 15%, we would apply a 10% gain, because a gain using the Participation Rate (15%) would exceed the Cap Rate (10%).
●	We may choose not to declare a Cap Rate for a particular Segment Option and Segment Term. In that case, the Segment Option will not be subject to a Cap Rate limitation for that Segment Term. However, your participation in any positive Index performance would nonetheless be limited on the Segment End Date if the Participation Rate is less than 100%.

The Cap Rates and Participation Rates applicable to your initial Segment Term will be listed in your Data Pages. Those Cap Rates and Participation Rates are not guaranteed for future Segment Terms. For future Segment Terms, we may declare different Cap Rates and Participation Rates.

The guaranteed minimum Cap Rate is 0.50%, and the guaranteed minimum Participation Rate is 5.00%. We will not declare a Cap Rate or Participation Rate below the applicable guaranteed minimum. The guaranteed minimum Cap Rate and Participation Rate will not change for the life of the Contract. Your risk of investment loss could be significantly greater than the potential for investment gain. For example, assuming the guaranteed minimum Cap Rate of 0.50% and guaranteed minimum Participation Rate of 5.00%, the maximum potential gain at the end of a Segment Term due to positive Index performance would be 0.50%.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

Q7: How is the value of my investment in the Contract calculated before the end of a Segment Term?

The Contract Accumulated Value before the end of a Segment Term is the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable. The Segment Interim Value for a particular Index-Linked Segment Option reflects the Equity Adjustment that provides the current estimate of what the Segment Value would be at the end of the Segment Term based on the expected value of the reference Index. The Segment Interim Value is applicable on any day before the end of the Segment Term and assumes there are no Surrenders between the date the Segment Interim Value is calculated and the Segment End Date. In the period during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, the Accumulated Value will equal the sum of the Premium Payment and the credited interest, if any.

For information on how Segment Interim Value is calculated and factors into Surrender Value, see the following Q&A below: Q9: What is the Segment Interim Value and how does it factor into a Surrender under the Contract?

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

Q8: At the end of a Segment Term for a Segment Option, what are my options under the Contract?

At the end of a Segment Term for any Segment Option, the following options are available to you:

●	You may reinvest your Accumulated Value allocated to the ended Segment Option in the same Segment Option for another Segment Term (with the Cap Rate, Participation Rate or annual interest rate applicable to a new Segment Term), provided that the same Segment Option is available for a new Segment Term.
●	You may Transfer your Accumulated Value allocated to the ended Segment Option to any other Segment Option that is available for investment (with the Cap Rate, Participation Rate or annual interest rate applicable to a new Segment Term). Transfers from a Segment Option are only allowed on the Segment End Date.
●	You may withdraw or Annuitize your Accumulated Value allocated to the ended Segment Option, subject to the terms and conditions described in this prospectus. Withdrawals and Annuitization are not restricted to Segment End Dates, but amounts withdrawn or Annuitized from an Index-Linked Segment Option on its Segment End Date will not be based on a Segment Interim Value and are therefore not subject to an Equity Adjustment. However, such withdrawals will still be subject to the Bond Adjustment and may be subject to Surrender Charges and taxes and tax penalties (Surrender Charges do not apply upon Annuitization).
●	We must receive your instructions in Good Order at least two Valuation Days prior to the end of a Segment Term for the ending Segment Option. The Segment End Date counts as one of those two Valuation Days if the Segment End Date is on a Valuation Day. In the absence of timely instructions in Good Order, the Accumulated Value in the ended Segment Option will be automatically re-invested in the same Segment Option for a new Segment Term (with the Cap Rate, Participation Rate or annual interest rate applicable to a new Segment Term), provided that the same Segment Option is available for a new Segment Term. If we do not receive timely instructions in Good Order and the same Index- Linked Segment Option is no longer available, the Accumulated Value in the ended Segment Option will be automatically Transferred to a 1-year Index-Linked Segment Option with the same Index and Buffer Rate or Floor Rate, if available (with the Cap Rate and Participation Rate applicable to a new Segment Term). If there is no such Segment Option available, the Accumulated Value in the ended Segment Option will be automatically Transferred to the Fixed Segment Option (with the annual interest rate applicable to a new Segment Term). We reserve the right to change the default Segment Options as described above in the future (e.g., we may designate the sole Index-Linked Segment Option that we guarantee to make available for the life of the Contract as the default option in all cases).
●	As each Segment Term nears its Segment End Date, we will provide at least fifteen (15) calendar days advance written notice of the Segment Options that will be available to you on the Segment End Date and where to obtain the Cap Rates, Participation Rates and annual interest rates for the new Segment Terms. Such rates will be made available to you at least seven (7) calendar days prior to the Segment Start Date and will be available at www.principal.com/individuals/invest-retire/annuities. The Cap Rate, Participation Rate or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus.

For additional information, see 9. OPTIONS AT END OF SEGMENT TERM, 11. WITHDRAWALS and 14. ANNUITIZATION.

Q9: What is the Segment Interim Value and how does it factor into a Surrender under the Contract?

Surrender Value, Accumulated Value, and Segment Interim Value are important terms to know in better understanding how Surrenders are handled under your Contract. They are addressed in turn here:

●	Surrender Value. The Surrender Value represents the amount that is available under the Contract as part of a Surrender. The Surrender Value equals the Accumulated Value (inclusive of any applicable Equity Adjustments and fees under the optional Rate Enhancement Rider) plus or minus the Bond Adjustment and minus any applicable Surrender Charges. The Surrender Value is the amount you will receive if you take a full withdrawal, subject to any taxes or tax penalties that you may owe.
●	Contract Accumulated Value. The Contract Accumulated Value is the sum of the Segment Interim Values, Segment Values, and Fixed Segment Value, as applicable. Contract Accumulated Value does not reflect any Bond Adjustments, Surrender Charges, taxes or tax penalties. In the period during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, the Accumulated Value will equal the sum of the Premium Payment and the credited interest, if any.
●	Segment Interim Value. Segment Interim Value is the value of your investment in an Index-Linked Segment Option on any day between the Segment Start Date and the Segment End Date. The Segment Interim Value for a particular Segment Option reflects the Equity Adjustment and fees deducted under the optional Rate Enhancement Rider (if any). In order to calculate your Segment Interim Value, an Equity Adjustment will be applied, which provides a current estimate of the value of the Segment Option at the end of the Segment Term and is not directly tied to the actual performance of the reference Index. An Equity Adjustment could have a negative impact on the Segment Interim Value. The Segment Interim Value may reflect a loss even if the Index Value at the time the Segment Interim Value is calculated is higher than the Index Value on the Segment Start Date. Generally, the Segment Interim Value will be lower earlier in a Segment Term or if the current Index Value is less than the beginning Index Value.

During a Segment Term for an Index-Linked Segment Option, any withdrawal or Annuitization, or death benefit based on Accumulated Value, prior to the Segment End Date will result in the application of an Equity Adjustment. The only day on which an Equity Adjustment does not apply to such transactions is the Segment End Date. An Equity Adjustment will also apply upon exercise of Segment Lock-In for an Index-Linked Segment Option. In extreme circumstances, you could lose up to 100% of your investment due to a negative Equity Adjustment.

If the optional Rate Enhancement Rider has been elected, the daily rider charges are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s). Rider charge deductions will not trigger an Equity Adjustment, even when deducted before the end of a Segment Term, as such deductions are not based on the Segment Interim Value. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

For the specific calculation to determine the Segment Interim Value, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Segment Interim Value.

Q10: Prior to the end of a Segment Term for a Segment Option, what are my options under the Contract?

With respect to removing amounts from a Segment Option prior to the end of a Segment Term, your options are: (a) take a partial or full withdrawal; (b) partially or fully Annuitize (after the second Contract Year); or (c) for an Index-Linked Segment Option, exercise Segment Lock-In. Each of these options is subject to significant risk, including risk of loss associated with Surrender Charges, negative Bond Adjustments, negative Equity Adjustments, and/or taxes and potential tax penalties. You should consult with a financial professional before exercising any of these options. For additional information, see Liquidity Risk and Segment Lock-In Risk under 3. RISK FACTORS. See also 8. INDEX-LINKED SEGMENT OPTION MECHANICS - Segment Lock-In Feature, 11. WITHDRAWALS, and 14. ANNUITIZATION.

Q11: Is there an amount that I may withdraw during the Surrender Charge period without incurring Surrender Charges?

Yes Each Contract Year during the six-year Surrender Charge period, there is a Free Surrender Amount under your Contract for withdrawals up to 10% of the Premium Payment decreased by any partial withdrawal and/or partial Annuitization made since the last Contract Anniversary. Subject to these restrictions, you will not incur a Surrender Charge for any withdrawals less than or equal to the Free Surrender Amount, but the withdrawal will be subject to any applicable Equity Adjustment and Bond Adjustment. Annuitizations are not subject to Surrender Charges regardless of your remaining Free Surrender Amount, but partial Annuitizations count against your remaining Free Surrender Amount (if any) for a Contract Year, thereby reducing any Free Surrender Amount remaining for subsequent withdrawals during the same Contract Year. For additional information, see 5. FEES AND CHARGES — Deferred Sales Load (“Surrender Charges”) — Free Surrender Amount.

Q12: What are the Company’s rights, if any, to discontinue an Index?

The Indices available on the Contract Date are not guaranteed for the life of the Contract. We reserve the right to change or discontinue an Index, either at the end or in the middle of a Segment Term. The Company could discontinue an Index in the middle or at the end of a Segment Term due to factors such as the Index being discontinued by the Index provider, a substantial change in the calculation of the Index that materially modifies the performance or values of the Index, or an unexpected increase in the cost to hedge obligations under the Contract. The Company will not discontinue an Index in the middle of a Segment Term unless it is due to factors beyond the Company’s control. The substitution of an Index will have no impact on an Index-Linked Segment Option’s Segment Term, Cap Rate, Participation Rate, Buffer Rate, Peak Buffer Midpoint, or Floor Rate, as applicable.

When substituting an Index, we will attempt to select an alternative Index that, in our judgment, has an investment and risk profile similar to the original Index. We will notify you at least 30 days in advance of the substitution, and the notice will include the Index and Segment Option(s) involved. In the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable.

If the substitution of an Index occurs in the middle of a Segment Term, the point-to-point method will be used in measuring performance of the original Index from the Segment Start Date to the date of substitution and performance of the new Index from the day after substitution through the Segment End Date.

Q13: What is the optional Rate Enhancement Rider?

The Rate Enhancement Rider is an optional benefit that can only be elected at the time the Contract is issued. The Rate Enhancement Rider effective date is the same as the Contract Date.

The Rate Enhancement Rider provides an increased Participation Rate and/or Cap Rate on the Index- Linked Segment Options to which you have amounts allocated. The increased Participation Rate and/or Cap Rate (as applicable) are publicly available prior to purchase of the Contract on www.principal.com/individuals/invest-retire/annuities and also shown on your Contract’s Data Page. While the purchase of the Rider ensures that your Participation Rate and/or Cap Rate (as applicable) will be higher than the standard rates, there is no guaranteed minimum increase to the standard rates that you will receive by purchasing the Rider. The increase may vary by Segment Option as well based on factors such as reference Index, Segment Term, and downside protection level.

For each Index-Linked Segment Option that you have selected for investment, the annual charge for the Rate Enhancement Rider is 0.95%, as a percentage of your Crediting Base on the Segment Term Start Date for the applicable Index-Linked Segment Option. The rider charge is deducted daily from the Crediting Base(s) for your Index-Linked Segment Option(s). The Crediting Base is reduced by the dollar amount of the daily charge. The reduction is not proportionate, even when deducted prior to the Segment End Date. The deduction of rider charges will not trigger a Bond Adjustment or Equity Adjustment. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

If the Rate Enhancement Rider is terminated, the charge for the Rate Enhancement Rider also is terminated. No pro-rated rider charges will become due. The Rate Enhancement Rider can only be terminated on a Segment Anniversary divisible by six.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Optional Rate Enhancement Rider.

Q14: What is the Bond Adjustment?

The Bond Adjustment is an adjustment (which could be positive, negative, or zero) to the amount Surrendered to account for changes in the value of longer-term assets that may have been used to support the Company’s financial obligations under the Contract. A Bond Adjustment will generally apply upon any withdrawal, death benefit (if based on Accumulated Value) or Annuitization from any Segment Option on any date (including a Segment End Date), subject to the exceptions below.

Generally, if interest rates have increased since the beginning of the current Bond Adjustment period, the Bond Adjustment will reduce the Surrender amount, and if interest rates have decreased since the beginning of the current Bond Adjustment period, the Bond Adjustment will increase the Surrender amount. A Bond Adjustment applies regardless of when the Surrender occurs, including on the Segment End Date, except as noted at the end of this paragraph. A Bond Adjustment applies at all times due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment applies to Surrenders deducted from to the Index-Linked Segment Options and Fixed Segment Option but does not apply to Surrenders deducted from to the Initial Holding Account. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). The Bond Adjustment does not apply upon exercise of the Contract’s free look rights.

For amounts removed from an Index-Linked Segment Option, there is no limit on the potential loss due to a negative Bond Adjustment. In extreme circumstances, you could lose up to 100% of the amount Surrendered.

If the optional Rate Enhancement Rider has been elected, the daily rider charges that are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s) will not result in a Bond Adjustment, as such deductions are not Surrenders under the Contract. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

For amounts removed from the Fixed Segment Option, the maximum amount of loss due to a Bond Adjustment is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities, which means the minimum amount available from the Fixed Segment Option will not be less than the minimum nonforfeiture amount.

For additional information on the following topics:

●	Bond Adjustment, see 10. CONTRACT VALUES — Bond Adjustment;
●	Surrender Value, see 11. WITHDRAWALS; and
●	Nonforfeiture amount, see 7. FIXED SEGMENT OPTION MECHANICS

Q15: What are the Contract’s lock-in features?

The Contract’s lock-in features allow you to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. These lock-in features are available with all of the Index- Linked Segment Options under the Contract. There is no additional charge for these lock-in features.

The lock-in features may be of interest to people who:

●	Are interested in eliminating some of the uncertainty regarding Index performance for the remainder of a Segment Term; or
●	Are wanting to potentially limit the impact of a negative Segment Credit they may otherwise receive.

Upon exercising a lock-in, on the Segment End Date, the Owner will receive a Segment Credit equal to the locked-in Equity Adjustment. If you lock-in a negative Equity Adjustment, you will be locking-in a loss, which could be significant.

Between the date of lock-in and the Segment End Date, the Segment Interim Value will be calculated using the locked-in Equity Adjustment. If a lock-in has been exercised and the current Segment End Date is later than the next Segment Anniversary, the Segment End Date is moved up to the next Segment Anniversary. Under either method for exercising a lock-in (manual or automatic), you will not know the locked-in Equity Adjustment in advance because the Equity Adjustment is calculated at the end of the Valuation Day after you exercise the lock-in. You can obtain the current Segment Interim Value and Equity Adjustment by calling us at 1-800-852-4450 or by visiting www.principal.com and using your secure login. However, as explained above, if you were to exercise Segment Lock-In, the locked-in Equity Adjustment may be more or less than the quoted value. The Bond Adjustment will still apply to any Surrenders even after a lock-in has been exercised. Such a Bond Adjustment would apply in the same manner as to a Segment Option that has not been locked in.

For additional information, see 3. RISK FACTORS — Segment Lock-In Risk and 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Segment Lock-In Feature. You should speak to your financial professional before executing Segment Lock-In.

Q16: What fees and charges apply under the Contract?

Your Contract is subject to certain fees and charges. There is a charge (“Surrender Charge”) that applies if you withdraw money from your Contract during the first six Contract Years. The maximum Surrender charge is 8% of the amount withdrawn, declining down to 0% after the sixth Contract Anniversary. Unless you have the Rate Enhancement Rider as part of your Contract (see paragraph immediately below), there are no other Contract charges or administrative fees.

If you have the Rate Enhancement Rider as part of your Contract, there is a separate rider fee for having this benefit. For each Index-Linked Segment Option that you have selected for investment, the annual charge for the Rate Enhancement Rider is 0.95%, as a percentage of your Crediting Base on the Segment Term Start Date for the applicable Index-Linked Segment Option. The rider charge is deducted daily from the Crediting Base(s) for your Index-Linked Segment Option(s). The Crediting Base is reduced by the dollar amount of the daily charge. The reduction is not proportionate, even when deducted prior to the Segment End Date. The deduction of rider charges will not trigger a Bond Adjustment or Equity Adjustment. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

Other fees or charges or adjustments that may apply are premium tax, Bond Adjustment, and Equity Adjustment, which could reduce amounts available upon Surrender before or on the Segment End Date. Other factors that could limit your investment performance include Participation Rates and Cap Rates, which are included in exchange for the downside protection provided by the Segment Options.

For additional information, see 5. FEES AND CHARGES.

Q17: What are the Contract’s Annuitization benefits?

Any time after the second Contract Year, you may Annuitize your Contract by electing to receive payments under an annuity benefit payment option. The amount you can apply to the annuity benefit payment option is the Accumulated Value, adjusted by the Bond Adjustment, which could be a negative adjustment. You may elect to Annuitize the entire Contract (full Annuitization) or a portion of your Contract (partial Annuitization). The Maximum Annuitization Date is shown on the Data Page and is generally the Contract Anniversary following the Annuitant’s age 95. If Joint Annuitants are named on the application, the Maximum Annuitization Date will be set based on the age of the older Joint Annuitant.

For additional information, see 14. ANNUITIZATION.

Q18: What are the Contract’s death benefits?

If the age of the oldest Owner on the date the application is signed is 79 or younger, the death benefit is equal to the greater of 1 or 2 where:

1.Is the Accumulated Value (including Equity Adjustment(s), which could be negative, if the Accumulated Value includes Segment Interim Value(s)), subject to the Bond Adjustment (which could be negative), on the date we receive the proof of death and all required documents in Good Order; and

2.Is the Premium Payment minus a proportional reduction (as described below) for each partial withdrawal (and any applicable Surrender Charges) and each partial Annuitization made prior to the date we receive the proof of death and all required documents in Good Order.

With respect to the Premium Payment portion of the death benefit calculation, each partial withdrawal (and any applicable Surrender Charges) and each partial Annuitization will reduce the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial withdrawal or partial Annuitization. The proportional reduction is equal to (1 divided by 2) multiplied by 3, where:

1.Is the amount of the partial withdrawal (and any applicable Surrender Charges) or the amount of the partial Annuitization; and

2.Is the Accumulated Value immediately prior to the partial withdrawal or partial Annuitization; and

3.Is the Premium Payment adjusted for prior partial withdrawal and partial Annuitizations immediately prior to the current partial withdrawal or partial Annuitization.

If the age of the oldest Owner on the date the application is signed is 80 or older, the death benefit is equal to the Accumulated Value (including Equity Adjustment(s), which could be negative, if the Accumulated Value includes Segment Interim Value(s)), subject to the Bond Adjustment (which could be negative), on the date we receive the proof of death and all required documents in Good Order.

Please note:

●	Any death benefit based on Accumulated Value, as described above, may be subject to Equity Adjustments and a Bond Adjustment, both of which may be negative. Any applicable Equity Adjustment will already be included in the Accumulated Value. The Bond Adjustment will be applied to the Accumulated Value when calculating the death benefit. Negative Equity Adjustments and/or Bond Adjustments may significantly reduce the death benefit.
●	Partial withdrawals and Annuitizations may significantly reduce the death benefit, perhaps by more than the amount withdrawn.

If the Owner or any Joint Owner dies prior to the Annuitization Date, we will pay the death benefit upon our receipt of required documents and Notice, in Good Order, including due proof of death. Proof of death includes a copy of a death certificate, a certified copy of a court order, a written statement by a medical doctor, or other proof satisfactory to us.

The Accumulated Value will remain invested in the Segment Options until the Valuation Day on which we receive the required documents in Good Order. If more than one beneficiary is named, each beneficiary’s portion of the death benefit will remain invested in the Segment Options until the Valuation Day on which we receive the required documents for that beneficiary.

We will pay interest on the death benefit from the first day the Accumulated Value is no longer invested in the Segment Options until payment is made. Pending payment, the death benefit will be held in our general account. We will determine the rate of interest, which will not be less than the interest rate required by the applicable state’s law. Generally, the interest rate could range from 0.00% to 8.00%.

For additional information, see 12. DEATH BENEFIT.

Q19: How do investors provide reallocation instructions and other requests to Principal Life?

Ways to contact Principal Life Insurance Company:

●	Calling us at 1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time

●	Mailing your instructions to us at the below address:

Principal Life Insurance Company
Attn: RIS Annuity Services
P O Box 9382
Des Moines, Iowa 50306-9382

●	Faxing us at 1-866-894-2093
●	Visiting www.principal.com using your secure login.
●	Emailing us at annuityprocessing@principal.com

3.	RISK FACTORS

Risk of Loss in Index-Linked Segment Options

An investment in this Contract is subject to the risk of poor investment performance of the Index- Linked Segment Options to which you have allocated Accumulated Value. You can lose money by investing in this Contract, including loss of principal and/or prior earnings. While limited protection from losses is provided under your Contract through a Buffer Segment Option, Peak Buffer Segment Option, or Floor Segment Option, you bear some level of the risk of decline in your Contract’s Accumulated Value resulting from the performance of the Index-Linked Segment Options and the risk of losses may be significant. Because of potential Equity Adjustments and/or Bond Adjustments, in extreme circumstances it is theoretically possible the total loss could be 100% (i.e., a complete loss of your Premium Payment and any prior earnings) even if your Contract is outside of the Surrender Charge period. While the Equity Adjustment only applies on dates other than the Segment End Date, the Bond Adjustment always applies, even on the Segment End Date. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

Risk of Loss in Exercising Free Look

Upon exercising your free look rights, the amount we will return to you will be based on the state law applicable to your Contract as follows:

●	In the states that require us to return your Premium Payment, we will return your Premium Payment without any interest earned.
●	In states where we return your Contract Accumulated Value, the free look amount will be the Contract Accumulated Value plus any premium tax charge deducted. If you have elected to have taxes withheld, we will subtract any applicable federal and state income tax withholding from the amount returned to you. In addition, with respect to any portion of your Premium Payment allocated to an Index-Linked Segment Option, you assume risk of loss due to the possibility of a negative Equity Adjustment. As a result, you may receive less money upon the exercise of your free look rights than you paid into the Contract in Premium Payment.
●	In states that require us to return the greater of your Premium Payment and your Contract Accumulated Value, the free look amount will be the greater of the values in the previous two bullets.

For additional information, see 6. PURCHASING THE CONTRACT — Right to Examine the Contract (Free Look).

Initial Holding Account Risk

When you first invest in the Contract, your Premium Payment will be held in the Initial Holding Account temporarily. While in the Initial Holding Account the amount invested earns only a fixed interest rate. We determine the annual interest rate for the Initial Holding Account at our discretion. In no event will we declare an annual interest rate lower than the Guaranteed Minimum Interest Rate of 0.05%. You bear the risk that we will not credit interest at a rate greater than the Guaranteed Minimum Interest Rate.

Your Premium Payment (plus credited interest) will be allocated from the Initial Holding Account to your selected Segment Option(s) on the next Segment Start Date (i.e., the next 9th or 23rd of any month), if we received the Premium Payment at least two Valuation Days prior to the next Segment Start Date (or the Valuation Day prior to the next Segment Start Date if it does not start on a Valuation Day). If not received by then, the Premium Payment will be allocated to your selected Segment Option(s) on the Segment Start Date immediately following the next Segment Start Date. We reserve the right to hold your Premium Payment (plus credited interest) in the Initial Holding Account until the end of the free look period. If we exercise this right, your Premium Payment would be held in the Initial Holding Account for the duration of the free look period plus the number of days until the next Segment Start Date after the free look period expires. Please note that free look periods vary by state. See APPENDIX D for state variations.

Depending on when we receive your Premium Payment, when Valuation Days occur in a given calendar month, and the length of the free look period under your Contract, it is possible that your Premium Payment (plus credited interest) could be held in the Initial Holding Account for an extended period of time, potentially multiple months. The Contract does not include a specific maximum number of days that the Premium Payment (plus credited interest) may be held in the Initial Holding Account. The specific number of days will depend on your circumstances, the allocation rules described above, and potentially factors that are beyond our control, such as unanticipated closures of the New York Stock Exchange. For example, assume that we receive your application in Good Order and your Premium Payment on October 9, 2024, we exercise our right to hold your Premium Payment in the Initial Holding Account until the end of the free look period, and the longest free look period currently possible of 45 days (for replacement Contracts issued in Pennsylvania) applies. Based on these assumptions, your Premium Payment (plus credited interest) would remain in the Initial Holding Account until December 9, 2024 (61 days total).

For additional information, see 6. PURCHASING THE CONTRACT — Initial Holding Account.

Index Performance Risk

If you invest in an Index-Linked Segment Option, you will be exposed to the investment risks associated with the applicable Index, including the following:

●	The performance of an Index is based on changes in the values of the securities or other assets that comprise or define the Index. The securities and assets comprising or defining the Indices are subject to a variety of investment risks, many of which are complicated and interrelated.
●	The performance of an Index will fluctuate, sometimes rapidly and unpredictably. Both short-term and long-term negative Index performance, over one or multiple Segment Terms, may cause you to lose principal or previous earnings. The historical performance of an Index does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a Segment Term or multiple Segment Terms.
●	Each Index’s performance is subject to market risk, equity risk, and issuer risk (in addition to other risks identified in this section):
●	Market Risk. Each Index could decrease in value over short periods due to short-term market movements and over longer periods during more prolonged market downturns. Negative fluctuations in the value of an Index may be significant and unpredictable.
●	Equity Risk. Each Index is comprised of equity securities. Equity securities are subject to changes in value, and their values may be more volatile than those of other asset classes. Equity securities may underperform in comparison to the general financial markets, a particular financial market, or other asset classes.
●	Issuer Risk. The performance of each Index depends on the performance of individual securities included in the Index. Changes in the financial condition, credit rating, or public perception of an issuer of those securities may cause the value of the issuer’s securities to decline.

In recent years, the financial markets have at times experienced periods of significant volatility and negative returns, contributing to an uncertain and evolving economic environment. The performance of the markets has been impacted by several interrelating factors such as, but not limited to, natural disasters, public health crises, inflation, political and social developments, and military and governmental actions. You should consult with your financial professional about how market conditions may impact your investment decisions under the Contract.

●	We calculate an Index Change by comparing the value of the Index between two specific points in time, which means the performance of the Index may be negative or flat for the Segment Term as a whole (including a multi-year Segment Term) even if the Index performed positively for certain periods of time during the Segment Term.
●	An investment in an Index-Linked Segment Option is not an investment in the companies that comprise the applicable Index. You will have no voting rights, no rights to receive cash dividends or other distributions, and no other rights with respect to the companies that make up the Indices.
●	With the exception of the SG Smart Climate Index (which is subject to other drags on performance as described below), the Indices do not reflect dividends or other distributions paid on the securities comprising an Index, which results in lower Index Values and therefore may negatively impact the performance of the Contract.

In addition to the foregoing, each Index has its own unique risks, as follows:

●	The S&P 500® Price Return Index

This Index is comprised of equity securities issued by large-capitalization (“large cap”) U.S. companies. Generally, it is more difficult for large-cap companies to pivot their strategies quickly in response to changes in their industry. In addition, because they typically are more well-established, it is rare to see large-cap companies have the high growth rates that can be seen with small-capitalization (“small cap”) companies.

●	Russell 2000® Price Return Index

This Index is comprised of equity securities of small-cap U.S. companies. Generally, the securities of small-cap companies are more volatile and riskier than the securities of large-cap companies.

●	MSCI EAFE Price Return Index

This Index is an equity Index that is designed to represent the performance of large and mid-cap securities across 21 developed markets around the world but excluding the U.S. and Canada. Unique to this Index (as compared to the other available Indices) are risks relating to foreign securities, including political, social, and economic developments abroad, as well as risks resulting from differences between the regulations and reporting standards and practices to which U.S. and foreign issuers are subject. To the extent foreign securities are denominated in foreign currencies, their values may be adversely affected by changes in currency exchange rates. Shifts in these factors can result in this Index being more volatile than other Indices.

●	SG Smart Climate Index

This Index provides investment exposure to the performance of large-capitalization U.S. stocks that are selected based on proprietary climate risk preparedness scores and certain environmental, social, and governance (ESG) filters. The Index provides exposure to such stocks through its underlying Index, the SG Climate Transition Risk Index (the “Underlying SGI Index”).

The Index is subject to several risks, such as the following:

●	ESG Methodology Risk. The Underlying SGI Index is composed of stocks that are selected based on an ESG methodology that includes climate risk scores and ESG exclusion filters. Investors’ views about ESG matters may differ from the Underlying SGI Index’s ESG methodology. As such, the ESG methodology may not reflect the beliefs or values of any particular investor. There is no guarantee that the ESG methodology will ultimately enhance the performance of the Index. The ESG methodology could detract from the performance of the Index, as companies with lower ESG ratings may perform better than companies with higher ESG ratings over the short or long term. Due to the inherent difficulty of forecasting within complex systems and the general unpredictability of future events, there is no guarantee that the predictive climate risk models used by the Underlying SGI Index will identify stocks that will perform well if climate events occur.

Amounts invested in a Segment Option that is linked to the Index are not invested in the Index, the Underlying SGI Index, or the underlying stocks. Amounts that you invest in the Contract become assets of the Company. The assets in the Company’s General Account and the Separate Account, which the Company invests to support its payment obligations under the Contract, are not invested based on ESG factors.

●	Performance Drag Risk. The performance of the Index will always be worse than the performance of the underlying index. The Index reflects deductions that reduce performance, including a negative performance adjustment equal to 1.50% and fixed replication costs equal to 0.50%, each as an annualized percentage of Index Value. In addition, the performance of the Index is reduced by assumed costs of borrowing equal to the U.S. Federal Funds Rate. Without these deductions, the performance of the Index over any one year period would be higher by approximately 2.00% plus the U.S. Federal Funds Rate. While these deductions are not charges under the Contract, they result in lower Index Values and may therefore negatively impact the performance of your Contract.
●	Large-Cap Risk. Large-capitalization companies may be less able than smaller capitalization companies to adapt to changing market conditions. Large-capitalization companies may be more mature and subject to more limited growth potential compared with smaller capitalization companies. During different market cycles, the performance of large-capitalization companies has trailed the overall performance of the broader securities markets.
●	Index Disruption Risk. Disruptive and extraordinary events could impair the operation of the Index or the Underlying SGI Index. For example, these events could relate to the unavailability of necessary data to apply the ESG methodology, an insufficient number of eligible stocks, or the termination or breach of a third-party licensing agreement. Should a disruptive or extraordinary event occur, the Index provider may take any actions permitted by the Index rules, such as postponing calculations or rebalances, adjusting the terms of an Index to preserve its economic characteristics, restating Index values, or discontinuing the Index.
●	New Index Risk. The Index and the Underlying SGI Index have limited performance histories. Generally, there is less publicly available information about the Index and the Underlying SGI Index compared to more established market indexes. Inquiries regarding the Index or the Underlying SGI Index should be directed to your financial professional or Principal Life Insurance Company either by:
●	Calling us at 1-800-852-4450 between the hours of 7 a.m. and 6 p.m. Central Time
●	Sending us your inquiry at the below address:

Principal Life Insurance Company
Attn: RIS Annuity Services
P O Box 9382
Des Moines, Iowa 50306-9382

For more detailed information about this and the other available Indices, see APPENDIX A — INDEX DISCLOSURES.

Liquidity Risk

Liquidity Risk Generally

This Contract is not suitable as a short-term savings vehicle and is not appropriate if you need ready access to cash. The benefits of tax deferral and allocation to Segment Options for the full Segment Terms are better for investors with long investment time horizons. Surrender charges apply for up to six years after the Premium Payment and these charges will reduce the value of your Contract if you withdraw money during that time.

A Bond Adjustment will generally apply upon any withdrawal, death benefit (if based on Accumulated Value) or Annuitization from any Segment Option on any date (including a Segment End Date), subject to certain exceptions discussed in this prospectus. The dollar amount of a Bond Adjustment is calculated based on the reduction to the Crediting Base for a Segment Option, and is then applied to the amount Surrendered. A partial withdrawal or Annuitization may reduce the Crediting Base by more than the amount Surrendered. In extreme circumstances, you could lose up to 100% of the amount Surrendered due to a negative Bond Adjustment. See 10. CONTRACT VALUES — Bond Adjustment for additional information.

While the Contract provides for a Free Surrender Amount not subject to Surrender Charges, the Free Surrender Amount is limited, and withdrawals of the Free Surrender Amount may be subject to negative Equity Adjustments, negative Bond Adjustments, and taxes. There also may be adverse tax consequences if you take early withdrawals from the Contract, including amounts withdrawn from the Contract being subject to a 10% federal penalty if taken before age 59 1∕2, which would be in addition to any other federal or state income taxes payable.

Limits on Transfers

The restrictions applicable to Transfers also creates liquidity risk. You are only able to make Transfers of Accumulated Value among the various Segment Options at the end of a Segment Term. This significantly limits your ability to react to changes in market conditions during Segment Terms. Your Transfer requests must be received by us at least two Valuation Days prior to the end of a Segment Term. If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re-invested as described in 9. OPTIONS AT END OF SEGMENT TERM. The Segment End Date counts as one of those two Valuation Days if the Segment End Date is on a Valuation Day. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date is the end of that two-day period. For example, if the Segment End Date is a Saturday, the end of the two- day period is the preceding Friday, and your Transfer request must be received by us before the end of the Valuation Day on the preceding Wednesday. This example assumes no holidays during this period.

In the absence of timely instructions in Good Order, your Accumulated Value in the ended Segment Option will be automatically re-invested in the same Segment Option for a new Segment Term (with the Cap Rate, Participation Rate or annual interest rate applicable to a new Segment Term), provided that the same Segment Option is available for a new Segment Term. If we do not receive timely instructions in Good Order and the same Index-Linked Segment Option is no longer available, the Accumulated Value in the ended Segment Option will be automatically Transferred to a 1-year Index-Linked Segment Option with the same Index and Buffer Rate or Floor Rate, if available (with the Cap Rate and Participation Rate applicable to a new Segment Term). If there are multiple such Segment Options available, the Accumulated Value in the ended Segment Option will be automatically Transferred to the one with the higher Cap Rate limitation. If there is no such Segment Option available, the Accumulated Value in the ended Segment Option will be automatically Transferred to the Fixed Segment Option (with the annual interest rate applicable to a new Segment Term).

We reserve the right to change the default Segment Options as described above in the future (e.g., we may designate the sole Index-Linked Segment Option that we guarantee to make available for the life of the Contract as the default option in all cases).

Please note, the Cap Rate, Participation Rate, or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus.

Transfers from a Segment Option are only allowed on the Segment End Date. If you wish to Transfer, you must Notify us at least two Valuation Days prior to the end of the Segment Term for the given Segment Option. The Segment End Date counts as one of those two Valuation Days if the Segment End Date is on a Valuation Day. If you fail to Transfer Accumulated Value at the end of a Segment Term and do not wish to remain invested in a particular Segment Option for another Segment Term, you may take a full withdrawal of the related Accumulated Value. Withdrawing all or some of the Accumulated Value may cause you to incur Surrender Charges, negative Bond Adjustments, negative Equity Adjustments, taxes and tax penalties, as discussed in this section. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract. For additional information, see 9. OPTIONS AT END OF SEGMENT TERM.

Liquidity Risks Related to Segment Interim Value

See “Segment Interim Value Risk” below for information on how liquidity risks relate to our Interim Value calculation.

Consequences of Withdrawals/Surrenders Generally

There is a risk of loss of principal and/or prior earnings if you take a withdrawal from your Contract during the first six Contract Years where a Surrender Charge would be deducted. Withdrawals may also be subject to negative Bond Adjustments, negative Equity Adjustments and taxes and tax penalties, all of which may result in loss of principal and/or prior earnings. These may result in loss even when the Index for an Index-Linked Segment Option has performed positively. Withdrawals will also reduce the death benefit, perhaps by more than the amount withdrawn. Withdrawals under the Contract include full withdrawals, partial withdrawals, RMD withdrawals, scheduled withdrawals, unscheduled withdrawals, and withdrawals of the Free Surrender Amount. Annuitizations and death benefits are subject to similar risks as withdrawals. They may be subject to negative Bond Adjustments whenever they occur, even on a Segment End Date. They may also be subject to negative Equity Adjustments if they occur prior to a Segment End Date for an Index-Linked Segment Option. If you set up scheduled withdrawals, your exposure to these risks will repeat as long as the scheduled withdrawals continue.

The only potential ongoing Contract charge with this Contract is the charge for the optional Rate Enhancement Rider. If you elected to include the Rate Enhancement Rider with your Contract, the ongoing charge for the rider could also cause amounts available for withdrawal under your Contract to be less than what has been invested in the Contract, even if Index performance has been positive.

We may defer payments under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.

For additional information, see 11. WITHDRAWALS.

Fixed Segment Option Risk

We determine the annual interest rate for the Fixed Segment Option at our discretion. In no event will we declare an annual interest rate lower than the Guaranteed Minimum Interest Rate of 0.05%. You bear the risk that we will not credit interest for a new Segment Term at a rate greater than the Guaranteed Minimum Interest Rate. There is no guarantee that the Fixed Segment Option will be made available for future Segment Terms.

Credit Risks

Our General Account assets support our financial guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability. There is a risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Additionally, information concerning our business and operations is set forth under the section titled “Management’s Discussion and Analysis.” More information about the Company, including its financial strength ratings, can be found by visiting https://investors.principal.com/investor-relations/our-business/credit-ratings/default.aspx. The assets in Principal Life Insurance Company Separate Account R are not subject to our creditors.

The amount you invest is not placed in a registered separate account and your rights under the Contract to invested assets and the returns on those assets are subject to Company’s claims paying ability. The assets in the unregistered Separate Account are insulated, which means they are not subject to the claims of the creditors of the Company. This unregistered Separate Account is also non-unitized, which means neither an Owner nor amounts allocated to the Segment Options participate in the performance of the assets held in the Separate Account.

Segment Interim Value Risk

On each Valuation Day of the Segment Term, other than the first and last day, we determine the Segment Interim Value for each Indexed-Linked Segment Option. In order to calculate your Segment Interim Value, we apply a formula that is not directly tied to the actual performance of the applicable Index. Instead, we calculate it by determining the value of hypothetical investments and derivatives that we may or may not actually hold in order to provide a current estimate of the value of the Segment Option at the end of the Segment Term. This means that even if the Index has performed positively, it is possible that the Segment Interim Value may have decreased. For more information and to see how we calculate the Segment Interim Value, see APPENDIX C — SEGMENT INTERIM VALUE EXAMPLES.

Segment Interim Value is calculated using the Crediting Base and the applicable Equity Adjustment. The Segment Interim Value always reflects the Equity Adjustment. A Segment Interim Value (and, in turn, the Equity Adjustment) will apply to your Contract when one of the following transactions occurs: (i) any withdrawal from an Index-Linked Segment Option prior to the Segment End Date, including a full withdrawal, partial withdrawal, withdrawal of the Free Surrender Amount, RMD withdrawal, scheduled withdrawal, or unscheduled withdrawal; (ii) any Annuitization of Contract Accumulated Value in an Index-Linked Segment Option prior to the Segment End Date; (iii) any death benefit based on the Contract Accumulated Value, if Contract Accumulated Value is allocated to an Index-Linked Segment Option and the death benefit is calculated prior to the Segment End Date; or (iv) Segment Lock-In is exercised. In extreme circumstances, you could lose up to 100% of your investment due to a negative Equity Adjustment.

If you allocate Accumulated Value to an Index-Linked Segment Option, Segment Credits will not be credited to your Accumulated Value in the particular Segment Option until the end of the Segment Term. Amounts withdrawn from an Index-Linked Segment Option prior to the end of a Segment Term will not have a Segment Credit applied to it. This includes Accumulated Value being applied to pay a death benefit or to an Annuitization option during a Segment Term. Except for the first and last Valuation Day of a Segment Term, your Segment Interim Value is the amount available for withdrawals, Annuitization and death benefits (collectively, “Surrenders”). There is risk that this Segment Interim Value could be less than your original Premium Payment even if the applicable Index has been performing positively.

Partial withdrawals and partial Annuitizations prior to the Segment End Date for an Index-Linked Segment Option will also reduce your Crediting Base for that Segment Option. The Crediting Base generally will be reduced by the same proportion as the Segment Interim Value is reduced by the Surrender. A reduction to your Crediting Base will result in a lower Segment Interim Value. Also, a reduction to your Crediting Base will result in less gain or more loss, as applicable, at the end of a Segment Term. A reduction to your Crediting Base could be greater than the amount Surrendered.

Buffer and Floor Rate Risk

The Buffer or Floor Rate that is applicable to a Segment Option only provides you with limited protection from negative Index performance at the end of a Segment Term. In other words, you could lose a significant amount of your Premium Payment and/or prior earnings under the Contract.

Under an Index-Linked Segment Option, the maximum amount of loss that you could experience due to negative Index performance at the end of a Segment Term, after taking into account the guaranteed limits on Index loss currently provided under the Contract, would be: 90% loss for a 10% Buffer Rate; 80% loss for a 20% Buffer Rate; 10% loss for a 10% Floor Rate; or 0% loss for a 0% Floor Rate. You could lose a significant amount of money if an Index declines in value.

You also bear the risk that continued negative Index Changes may result in zero or negative Segment Credits being credited to your Accumulated Value over multiple Segment Terms. Given that the Floor Rate and Buffer Rate (as applicable) are expressed as to a single Segment Term, if an Index-Linked Segment Option is credited with negative Segment Credits for multiple Segment Terms, the cumulative loss may exceed the stated limit of the Buffer Rate or Floor Rate for any single Segment Term. For the 0% Floor Rate Segment Option, Segment Credits will not be negative so long as the funds are held to the Segment End Date. In addition, the limits on downside loss provided by the floor feature or buffer feature, as applicable, are for the entire Segment Term for a particular Segment Option and are not annual limits. For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

For withdrawals, Annuitizations and death benefits that occur during a Segment Term, you or your beneficiaries (as applicable) will not receive the full protection of the Buffer Rate or Floor Rate in the calculation of the Segment Interim Value. In order to receive the full protection, the particular transaction must occur on the Segment End Date.

Cap Rate and Participation Rate Risk

Amounts allocated to an Index-Linked Segment Option will be subject to a Cap Rate. The Cap Rate limits the positive Index Change, if any, that may be credited to your Contract for a given Segment Term. The Cap Rates do not guarantee a certain amount of Segment Return. The Segment Return for an Index- Linked Segment Option may be less than the positive return of the Index because any positive return of the respective Index is subject to a maximum in the form of a Cap Rate. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not be subject to a Cap Rate limitation for that Segment Term, but will be subject to the applicable Participation Rate.

The Cap Rates benefit the Company when Index performance is positive at a rate that is higher than the applicable Cap Rate because the Cap Rate limits the amount of positive Segment Return that we may be obligated to credit for any Segment Term. We set the Cap Rates at our discretion. You bear the risk that we will not set the Cap Rates higher than 0.50%, which is the guaranteed minimum Cap Rate.

Amounts allocated to an Index-Linked Segment Option also will be subject to a Participation Rate. At the end of the Segment Term, your participation in any positive Index performance will be limited to a percentage of the positive Index performance. That percentage will equal the Participation Rate.

The Participation Rate limits the positive Index Change, if any, that may be credited to your Contract for a given Segment Term. The Segment Return for an Index-Linked Segment Option subject to a Participation Rate may be less than the positive return of the Index. We set the Participation Rates at our discretion. You bear the risk that we will not set the Participation Rates higher than 5.00%, which is the guaranteed minimum Participation Rate. Having a Cap Rate as part of your Index-Linked Segment Option means that you will not participate in any positive Index performance in excess of the Cap Rate. When the Index- Linked Segment Option has positive performance, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate up to the Cap Rate.

Your risk of investment loss could be significantly greater than the potential for investment gain. For example, assuming the guaranteed minimum Cap Rate of 0.50% and guaranteed minimum Participation Rate of 5.00%, the maximum potential gain at the end of a Segment Term due to positive Index performance would be 0.50%.

The Cap Rate and Participation Rate declared for a Segment Term are for the entire Segment Term for a particular Segment Option. They are not annual limits.

Segment Options can have different Buffer Rates or Floor Rates, which will impact the Cap Rate and Participation Rate offered on the Segment Options. The Buffer Rate or Floor Rate, as applicable, will never change for a specific Segment Option. If a different Buffer Rate or Floor Rate is introduced, it will be offered on a new Segment Option.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS.

Peak Buffer Risk

A Peak Buffer Segment Option is subject to the same risks as a Buffer Segment Option. See “Buffer and Floor Rate Risk” above. A Peak Buffer Segment Option has a Buffer Rate that provides you with only limited protection from negative Index performance at the end of a Segment Term. You could lose a significant amount of your Premium Payment and/or prior earnings under the Contract. As noted under “Buffer and Floor Rate Risk” above, limits on downside loss provided by the buffer feature are for the entire Segment Term for a particular Peak Buffer Segment Option and are not annual limits.

A Peak Buffer Segment Option differs from a Buffer Segment Option only with respect to the potential for gain in the event of a negative Index Change, provided that the negative Index Change does not exceed the Buffer Rate. Even though any gain from a negative Index Change would not be subject to the Cap Rate or Participation Rate, the potential gain would be limited. In no event would any such gain, if any, be greater than the Peak Buffer Midpoint (10%) and could be as low as 0%.

A Peak Buffer Segment Option will generally have a lower Cap Rate and/or Participation Rate than a Buffer Segment Option with the same Index, Segment Term and Buffer Rate, as Peak Buffer Segment Options generally expose us to more risk than Buffer Segment Options because, under Peak Buffer Segment Options, we may need to credit gain for negative Index performance.

Segment Lock-In Risk

If you exercise a Segment Lock-In, and the locked-in Equity Adjustment is negative, you will be locking-in a loss rather than a gain. The loss could be significant. The Segment Credit you receive upon exercising Segment Lock-In may be lower than the Segment Credit you would have received on the Segment End Date if you hadn’t exercised the Segment Lock-In. Similarly, you may receive a negative Segment Credit due to exercising Segment Lock-In when, had you not exercised Segment Lock-In, you would have received a positive Segment Credit on the Segment End Date. You also may receive less than the full protection of the Buffer Rate or Floor Rate (as applicable). This is due to an Equity Adjustment being applied in calculating the Segment Credit instead of the point-to-point crediting method. If a lock-in is exercised, the Segment Option’s Floor Rate, Buffer Rate, Peak Buffer Midpoint, Cap Rate, and Participation Rate (as applicable) will no longer be applied on the Segment End Date. In addition, the amount of the Equity Adjustment is unknown at the time the Segment Lock-In is exercised (as discussed immediately below).

At the time you exercise a Segment Lock-In, you will not know the locked-in Equity Adjustment in advance because the Equity Adjustment is calculated at the end of the Valuation Day. The locked-in Equity Adjustment could be lower than you anticipated. If you submit a Segment Lock-In request, the locked-in Equity Adjustment may be lower or higher than the Equity Adjustment that was last calculated before you submitted your request. If you establish Lock-In Thresholds, you will not know the locked-in Equity Adjustment in advance, although the locked-in Equity Adjustment will be at least equal to the upper threshold or lower threshold, as applicable. For additional information on how the Equity Adjustment is calculated, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Segment Interim Value — Calculation of Equity Adjustment.

You can obtain the current Segment Interim Value and Equity Adjustment by calling us at 1-800-852-4450. However, as explained above, if you were to exercise Segment Lock-In, the locked-in Equity Adjustment may be more or less than the quoted value. You should speak to your financial professional before executing Segment Lock-In.

If you have selected a Peak Buffer Segment Option for investment, before exercising Segment Lock-In or establishing Lock-In Thresholds, you should consider the fact that if a negative Index Change on the Segment End Date does not exceed the Buffer Rate, you will be credited gain (if the negative Index Change is less than the Buffer Rate) or no loss (if the negative Index Change equals the Buffer Rate). If you lock-in a negative Equity Adjustment, you are locking in the loss reflected in the Equity Adjustment in all cases.

We will not provide advice or notify you regarding whether you should exercise the Segment Lock-In features or the optimal time for doing so. It is possible that you may exercise Segment Lock-In at a sub-optimal time during the Segment Term, or that there is no optimal time to exercise Segment Lock-In during a Segment Term. We will not warn you if you exercise the Segment Lock-In features at a sub-optimal time. We are not responsible for any losses or forgone gains related to your decision whether or not to exercise the Segment Lock-In features.

Once a Segment Lock-In is executed, it is irrevocable for that Segment Term. A lock-in will not be applied retroactively and can only be exercised for the entire Segment Option. A Segment Lock-In may only be exercised once per Segment Term for each Index-Linked Segment Option.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Segment Lock-In Feature.

Segment Option and Index Availability Risk

There is no guarantee that any particular Segment Option or Index will be available during the entire period that you own your Contract, with the exception of the following Index-Linked Segment Option which is guaranteed to be available (subject to our right of Index substitution) for the life of the Contract: Point-to-Point, S&P 500 Price Return Index, Participation Rate and Cap Rate, 1-year Segment Term, 10% Buffer. If you are not comfortable with the possibility that could be the only Segment Option available in the future, you should not buy this Contract, as we do not guarantee the availability of any other Index- Linked Segment Option or the Fixed Segment Option. In the future, we may not offer any Index-Linked Segment Options with a Floor, and we do not guarantee a minimum Floor Rate for any new Index-Linked Segment Option with a Floor that we may decide to offer.

We may replace an Index if it is discontinued or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive.

Other considerations relating to this risk include:

●	In addition to the investment performance and risks of loss that already are part of your Contract, the returns you otherwise may have anticipated may not be available in situations where the Company reserves the right to discontinue an Index in the middle of a Segment Term. This is due in part to the fact that, if we substitute an Index, the performance of the new Index may differ from the original Index. This may negatively affect the Segment Credit you earn during the Segment Term or the Segment Interim Values that you can lock-in under the Segment Lock-In feature.
●	We may replace an Index at any time during a Segment Term; however, we will notify you in writing at least 30 days prior to replacing an Index. If we replace an Index, this does not cause a change in the Cap Rate, Participation Rate, Floor Rate, Buffer Rate or Peak Buffer Midpoint, as applicable. You will have no right to reject the replacement of an Index, and you will not be permitted to Transfer Segment Interim Values until the end of the applicable Segment Term even if we replace the Index during such Segment Term. The new Index and the replaced Index (which you may have previously chosen) may not be similar with respect to their component securities or other instruments, although we will attempt to select a new Index that is similar to the old Index.
●	At the end of the Segment Term, you may Transfer your Segment Value to another Segment Option without charge. If you do not want to remain invested in the relevant Segment Option for the remainder of the Segment Term, your only option will be to withdraw or Annuitize the related Segment Interim Value, which may cause you to incur Surrender Charges, a negative Bond Adjustment, a negative Equity Adjustment, taxes and tax penalties, as discussed in this section. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.
●	Changes to the Cap and Participation Rates, if any, occur at the beginning of the next Segment Term. We will provide written notice at least 15 calendar days prior to each Segment Start Date instructing you how to obtain the Cap and Participation Rates for the next Segment Term. Those Cap and Participation Rates will be made available to you at least 7 calendar days prior to the Segment Start Date. You are only able to make Transfers of Accumulated Value among the various Segment Options at the end of a Segment Term. See Liquidity Risks — Limits on Transfers Between Segment Options above.
●	If you do not like a new Cap or Participation Rate for a particular Segment Option, at the end of the current Segment Term, you may Transfer your Segment Value to another Segment Option without charge.

●	If you do not want to invest in any Segment Option under the Contract, your only option will be to fully withdraw or Annuitize your Contract. Fully withdrawing or Annuitizing your Contract may cause you to incur Surrender Charges, a negative Bond Adjustment, negative Equity Adjustments, taxes and tax penalties, as discussed in this section. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.
●	We will not substitute any Index until the new Index has received any necessary regulatory clearances. Any addition, substitution, or removal of an Index-Linked Segment Option or Index will be communicated to you in writing. If we add or remove an Index (as opposed to replacing an Index), the changes will not be effective for your Contract until the start of the next Segment Term. Adding or removing an Index does not cause a change in the Floor or Buffer Rates, as applicable. Any Index- Linked Segment Option based on the performance of the newly added Index may have a new Cap and Participation Rate.
●	You should evaluate whether our ability to make the changes described above, and your ability to react to such changes, are appropriate based on your investment goals. When such changes occur, you should also evaluate whether those changes are appropriate based on your investment goals and, if not, you should evaluate your options under the Contract, which may be limited and may have negative consequences associated with them, as described in this section.

For additional information, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS —  Discontinuation or Substitution of an Index and 9. OPTIONS AT END OF SEGMENT TERM.

Risks Affecting Our Administration of Your Contract

Our operations and/or the activities and operations of our service providers and business partners are subject to certain risks that are beyond our control, including systems failures, cyber-attacks, and pandemics (and similar events). These risks are not unique to the Company and they could materially impact our ability to administer the Contract. Financial services companies and their third-party service providers are increasingly the targets of cyber-attacks. The techniques used to attack systems and networks change frequently, are becoming more sophisticated, and can originate from a wide variety of sources. The use of remote or flexible work arrangements, remote access tools and mobile technology have expanded potential targets for cyber-attack.

The Company is highly dependent upon its computer systems and those of its business partners and service providers. This makes the Company potentially susceptible to operational and information security risks resulting from a cyber-security incident. These risks include direct risks, such as theft, misuse, corruption and destruction of data maintained by the Company, and indirect risks, such as denial of service attacks on systems and websites, unauthorized release of personal or confidential customer information and other operational disruptions that could severely impede our ability to conduct our business and administer the Contract (e.g., calculate Contract values or process transactions). Operational disruptions and system failures also could occur based on other natural or man-made events, which could have similar impacts on your Contract. Although we make substantial efforts to protect our computer systems from these security risks, including internal processes and technological defenses that are preventative or detective, and other controls designed to provide multiple layers of security assurance, there can be no guarantee that we or our service providers will avoid all cyber-security incidents in the future. It is possible that a cyber-security incident could persist for an extended period of time without detection.

If your Contract is adversely affected as a result of the failure of our cyber-security controls, we will take reasonable steps to restore your Contract.

4.	INFORMATION ABOUT THE INDICES

Generally

This section includes basic information about the Indices. Additional Index disclosure is included in Appendix A. You may request additional information about each Index by contacting your financial professional or the Company. See 3. SUMMARY — Q19. How do investors provide reallocation instructions and other requests to Principal Life? for the Company’s contact information.

Index Volatility

The performance of an Index will fluctuate, sometimes rapidly and unpredictably. Generally, the securities of small-cap companies are more volatile and riskier than the securities of large-cap companies. Foreign securities can be more volatile than domestic securities because of the risks relating to political, social, and economic developments abroad, as well as risks resulting from differences between the regulations and reporting standards and practices to which U.S. and foreign issuers are subject. To the extent foreign securities are denominated in foreign currencies, their values may be adversely affected by changes in currency exchange rates.

For more information about volatility and other investment risks associated with Index performance, see 3. RISK FACTORS — Index Performance Risk.

Information Specific to Each Index

S&P 500® Price Return Index (SPX)

The S&P 500® Price Return Index was established by Standard & Poor’s. The S&P 500® Price Return Index includes 500 large cap stocks from leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500® Price Return Index does not include dividends or other distributions declared by any of the companies included in this Index. By not including dividends or other distributions in the Index return, the Index performance is reduced.

Russell 2000® Price Return Index (RTY)

The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing appropriately 10% of the total market capitalization of that Index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends or other distributions declared by any of the companies included in this Index. By not including dividends or other distributions in the Index return, the Index performance is reduced.

MSCI EAFE Price Return Index (MXEA)

The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada. The MSCI EAFE Price Return Index does not include dividends or other distributions declared by any of the companies included in this Index. International securities carry additional risks, including currency exchange fluctuation and different government regulations, economic conditions and accounting standards. The product referred to herein is not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such product or any index on which such product is based. By not including dividends or other distributions in the Index return, the Index performance is reduced.

SG Smart Climate Index

The SG Smart Climate Index (Bloomberg Ticker: SGIXSMAC) is a rules-based index that aims to provide investment exposure to the performance of stocks of U.S. large-capitalization companies that are selected based on proprietary climate risk preparedness scores and certain environmental, social, and governance (ESG) exclusion filters. Climate risk generally refers to the risk of negative impacts on a company’s business or financial condition due to climate-related conditions around the globe or the transition to a lower carbon economy. The climate risk models used in connection with the Index seek to identify large U.S. companies that are more likely to perform well in future climate scenarios.

The Index is composed of a single underlying index, the SG Climate Transition Risk Index (Bloomberg Ticker: SGIXCTR) (the “Underlying SGI Index”). The Underlying SGI Index is a weighted index comprised of 150 to 250 stocks selected from the S&P 500 Index. Additional information about the Underlying SGI Index is located in APPENDIX A.

Please note, if you invest in an Index-Linked Segment Option linked to the SG Smart Climate Index, you are not investing in the companies that comprise the Index (including the Underlying SGI Index).

Amounts that you invest in the Contract become assets of the Company, and the assets we invest to support our payment obligations are not invested in the companies that comprise the Index and generally are not invested based on ESG criteria.

The Index is an “excess return” index. The Index’s return reflects the total return on an investment in the underlying component stocks (including reinvestment of all dividends, interest, and other income), less the following negative adjustments and deductions that reduce the performance of the Index:

1.   The Index’s return reflects a negative performance adjustment equal to 1.50%, as an annualized percentage of Index Value, in the form of a “synthetic dividend.” It is applied daily and is intended to replicate the impact that an annual dividend of 1.50% would have on the Index Level. This “synthetic dividend” is not a dividend paid by the underlying component stocks and is not an amount payable to you. It only serves to reduce the performance of the Index.

2.   Assumed fixed replication costs are deducted from the performance of the Underlying SGI Index. These costs equal 0.50%, as an annualized percentage of the index level, and are deducted on a daily basis. These assumed costs are intended to represent the costs that would be incurred in connection with replicating the performance of the Underlying SGI Index.

3.   The performance of the Index reflects the return on an investment in the underlying component stocks through the use of borrowed funds. The assumed costs of borrowing are deducted from the Index Level. The assumed costs of borrowing are deducted on a daily basis and equal the current U.S. Federal Funds Rate as reported on Bloomberg. The U.S. Federal Funds Rate is the rate of interest that banks charge each other for short-term loans.

The sponsor of the Index and the Underlying SGI Index is Société Générale. The index calculator is S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC). The climate risk models used in connection with the Index are produced by Entelligent, Inc. On January 12, 2022, Societe Generale, through an indirect wholly owned subsidiary, acquired a passive ownership interest and a board seat in Entelligent, Inc. Sustainalytics provides the data used to support the ESG exclusion filters. None of these companies are affiliated with Principal.

5.	FEES AND CHARGES

Certain charges are deducted under the Contract. If the charge is not sufficient to cover our costs, we bear the loss. If the expense is more than our costs, the excess is profit to the Company. We expect a profit from all the fees and charges listed below, except Premium Tax.

Deferred Sales Load (“Surrender Charge”)

No sales charge is collected or deducted when the Premium Payment is applied under the Contract. A Surrender Charge is assessed on certain full or partial withdrawals. The Surrender Charge is calculated as follows:

1.	Apply the Bond Adjustment against the withdrawal amount requested (adjustment could be positive, negative or zero); then
2.	Multiply the Surrender Charge percentage by the amount from step 1, after subtracting the Free Surrender Amount.

The Surrender Charge is then deducted from the requested withdrawal amount after the Bond Adjustment. See the Surrender Charge Example below for more details. A Surrender Charge does not apply to Annuitizations, Death Benefits, or withdrawals equal to or less than the Free Surrender Amount.

If you specify the percentages to be withdrawn from each Segment Option as part of a partial withdrawal request, those allocation percentages will also apply to the Surrender Charges. If you do not provide us with specific percentages, the charge is deducted in the same proportion as the Accumulated Value in the Segment Options.

The amounts we receive from the Surrender Charge are used to cover some of the expenses of the sale of the Contract (primarily commissions, as well as other promotional or distribution expenses). If the Surrender Charge collected is not enough to cover the actual costs of distribution, the costs are paid from the Company’s General Account assets instead of charging you any additional amount.

The maximum Surrender Charge is 8% of the amount withdrawn, declining down to 0% after the sixth Contract Anniversary as follows:

SURRENDER CHARGE TABLE

Contract Year	Surrender Charge
1	8.00%
2	8.00%
3	7.00%
4	6.00%
5	5.00%
6	4.00%
7+	0.00%

Surrender Charge Example

The following example shows how the Surrender Charge is calculated and impacts values. For purposes of this example, the following assumptions were used:

●	Premium Payment = $100,000.00
●	Crediting Base = $100,000.00 (which is the same as the Premium Payment amount because there have been no prior Surrenders)
●	Equity Adjustment percentage = 0% (which assumes there is no adjustment for Index performance up to the partial withdrawal)
●	The Equity Adjustment percentage is set to 0% to simplify the example and make the Surrender Charge the focus of the example
●	Equity Adjustment amount = $0.00
●	The example assumes the Equity Adjustment is 0% and that there have been no prior Surrenders or Segment Credits that could affect the Crediting Base differently than the Accumulated Value. For this reason, the Accumulated Value prior to the withdrawal equals the Crediting Base in this example.

●	Partial withdrawal occurs during first Contract Year

Crediting Base	$100,000.00
Accumulated Value prior to withdrawal	$100,000.00
Free Surrender Amount	$10,000.00	(1)
Withdrawal Amount	$20,000.00
Portion of Crediting Base Surrendered	$20,000.00	(2)
Bond Adjustment Percentage	(2.50)%
Bond Adjustment Amount	$(500.00)	(3)
Withdrawal Amount after Bond Adjustment	$19,500.00	(4)
Surrender Charge Percentage	8.00%
Surrender Charge	$760.00	(5)
Withdrawal Amount after Surrender Charge (excluding any tax withholding)	$18,740.00	(6)
Accumulated Value after Withdrawal	$80,000.00	(7)
(1)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by 10%.
(2)	Under the simplified assumptions noted above, since the Crediting Base equals the Accumulated Value prior to the withdrawal, the portion of the Crediting Base surrendered is equal to the Withdrawal Amount. The portion of the Crediting Base surrendered would not be equal to the Withdrawal Amount if the Crediting Base did not equal the Accumulated Value prior to withdrawal. For other examples, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Reduction to Crediting Base Examples.
(3)	The Bond Adjustment amount is negative $500.00. For this example, we assumed the Bond Adjustment percentage was negative 2.50%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base surrendered ($20,000.00) times the Bond Adjustment percentage (negative 2.50%).
(4)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($500.00), which is $19,500.00.
(5)	The Surrender Charge amount is $760.00. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,500.00) and multiplying the difference by the Surrender Charge percentage (8.00%).
(6)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($500.00) minus the Surrender Charge ($760.00), which is $20,000.00 - $500.00 - $760.00 = $18,740.00.
(7)	The Accumulated Value after Withdrawal is the Accumulated Value prior to Withdrawal ($100,000.00) minus the Withdrawal Amount ($20,000.00), which is $100,000.00 - $20,000.00 = $80,000.00.

Free Surrender Amount

There is a Free Surrender Amount available under your Contract. Subject to the limitations set forth below, you will not incur a Surrender Charge for any withdrawals less than or equal to the Free Surrender Amount, but the withdrawal will still be subject to the Bond Adjustment, which could be a negative adjustment. The Bond Adjustment applies regardless of when the withdrawal is taken, including on the Segment End Date. Withdrawals of the Free Surrender Amount may also be subject to Equity Adjustments and taxes and tax penalties.

The Free Surrender Amount for a Contract Year is the greater of (1) and (2) where:

(1)	is 10% of the Premium Payment; and

(2)	is any amount distributed as a result of the Required Minimum Distribution (“RMD”) of the then current Federal Income Tax Regulation for this Contract.

Your Free Surrender Amount remaining for a Contract Year is decreased by all partial withdrawals and partial Annuitizations since the last Contract Anniversary (or since the Contract Date for the first Contract Year).

Annuitizations are not subject to Surrender Charges regardless of your remaining Free Surrender Amount, but partial Annuitizations count against your remaining Free Surrender Amount (if any) for a Contract Year, thereby reducing any Free Surrender Amount remaining for subsequent withdrawals during the same Contract Year. Death benefits are not subject to Surrender Charges regardless of your remaining Free Surrender Amount.

Any Free Surrender Amount not taken in a Contract Year is not added to the amount available under the Free Surrender Amount for any following Contract Year(s).

When Surrender Charges Do Not Apply

The Surrender Charge does not apply to:

●	amounts applied under an annuity benefit payment option; or
●	a withdrawal amount up to the Free Surrender Amount; or
●	payment of any death benefit; or
●	amounts distributed to satisfy the RMD, provided that the amount withdrawn does not exceed the minimum distribution amount that would have been calculated based on the value of this Contract alone; or
●	an amount transferred from a Contract used to fund an IRA to another annuity contract issued by the Company to fund an IRA of the participant’s spouse when the distribution is made pursuant to a divorce decree.

Free Surrender Amount Example

The following example shows you how the free surrender feature works.

For purposes of the example, the following assumptions were used:

Premium Payment	$100,000.00
Crediting Base	$100,000.00
Equity Adjustment Percentage	0.00%
Equity Adjustment Amount	$0.00
Accumulated Value prior to withdrawal	$100,000.00

Based on the above assumptions, the below numbers are calculated as described in the footnotes below the table.

Free Surrender Amount	$10,000.00	(1)
Withdrawal Amount	$10,000.00
Portion of Crediting Base Surrendered	$10,000	(2)
Bond Adjustment Percentage	(1.56)%
Bond Adjustment Amount	$(156.00)	(3)
Withdrawal Amount after Bond Adjustment	$9,844.00	(4)
Surrender Charge Percentage	8.00%
Surrender Charge	$0.00	(5)
Withdrawal Amount after Surrender Charges	$9,844.00	(6)
Accumulated Value after Withdrawal	$90,000.00	(7)(4)
(1)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by 10%.
(2)	For purposes of providing a simplified example, the portion of the Crediting Base Surrendered is equal to the Withdrawal Amount. For other examples see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Reduction to Crediting Base Examples.
(3)	The Bond Adjustment amount is negative $156.00. For this example, we assumed the Bond Adjustment percentage was negative 1.56%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($10,000.00) times the Bond Adjustment percentage (negative 1.56%).
(4)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($10,000.00) minus the Bond Adjustment amount ($156.00), which is $9,844.00.
(5)	The Surrender Charge amount is $0.00 because the withdrawal is within the Free Surrender Amount.
(6)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($10,000.00) minus the Bond Adjustment Amount ($156.00) minus the Surrender Charge ($0.00), which is $10,000.00 - $156.00 - $0.00 = $9,844.00.
(7)	The Accumulated Value after Withdrawal is the Accumulated Value prior to Withdrawal ($100,000.00) minus the Withdrawal Amount ($10,000.00), which is $100,000.00 - $10,000.00 = $90,000.00.

Critical Need Surrender Charge Waiver Rider

This rider is automatically added to the Contract at issue (subject to state approval and state variations may apply). There is no charge for this benefit.

This rider waives the Surrender Charge on withdrawals made after the first Contract Anniversary if the Owner or Annuitant has a critical need. The Segment Interim Value calculations, Bond Adjustments and reductions to Crediting Base discussed in other sections of the prospectus (including Equity Adjustments) will still apply to amounts deducted under this waiver.

Withdrawals under this waiver count against any Free Surrender Amount remaining for the current Contract Year.

A critical need is limited to confinement to a health care facility, terminal illness diagnosis, or total and permanent disability. The benefits are available for a critical need if the following conditions are met:

●	the Owner or Annuitant has a critical need; and
●	the critical need did not exist before the Contract Date.

For purposes of this rider, the following definitions apply:

●	health care facility — a licensed hospital or inpatient nursing facility providing daily medical treatment and keeping daily medical records for each patient (not primarily providing just residency or retirement care). This does not include a facility owned or operated by the Owner, Annuitant or a member of their immediate family. If the critical need is confinement to a health care facility, the confinement must continue for at least 60 consecutive days after the Contract Date and the Surrender must occur within 90 days of the confinement’s end. Notice must be provided within 90 days after confinement ends.
●	terminal illness — sickness or injury that results in the Owner’s or Annuitant’s life expectancy being 12 months or less from the date notice to receive a distribution from the Contract is received by the Company.
●	total and permanent disability — the Owner or Annuitant is unable to engage in any occupation for pay or profit due to sickness or injury.

Maximum Potential Loss Due to Equity Adjustment or Bond Adjustment

Equity Adjustment

Before the end of a Segment Term for an Index-Linked Segment Option, if any of the following transactions occurs, the transaction will be based on the Segment Interim Value of your investment in that Index-Linked Segment Option:

●	you take any withdrawal (including a full withdrawal, partial withdrawal, withdrawal of the Free Surrender Amount, RMD withdrawal, scheduled withdrawal or unscheduled withdrawal),
●	you exercise the Segment Lock-In feature,
●	you Annuitize, or
●	there is a death benefit based on Accumulated Value.

The Segment Interim Value will reflect an Equity Adjustment. An Equity Adjustment may be positive, negative or equal to zero. A negative Equity Adjustment will result in loss and could result in a loss beyond the downside protection for the Index-Linked Segment Option. In extreme circumstances, for any Index-Linked Segment Option, the total loss due to an Equity Adjustment could be 100% (i.e., a complete loss of your principal and/or any prior earnings).

If the optional Rate Enhancement Rider has been elected, the daily rider charges that are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s) will not trigger an Equity Adjustment, even when deducted before the end of a Segment Term, as the deduction of rider charges are not based on the Segment Interim Value. See Optional Benefit — Rate Enhancement Rider below.

The Equity Adjustment is not a fee or charge that is provided in consideration for any specific Contract features. Equity Adjustments are related to the value of the derivative assets that we may hold in support of our financial obligations under the Contract. Equity Adjustments shift risk related to those assets from us to Owners.

Bond Adjustment

On any day during a Segment Term (including a Segment End Date), a Bond Adjustment will apply if any of the following transactions occurs:

●	you take a withdrawal (including a full withdrawal, partial withdrawal, scheduled withdrawal, unscheduled withdrawal, or withdrawal of the Free Surrender Amount),
●	you Annuitize, or

●	there is a death benefit based on Accumulated Value.

A Bond Adjustment may be positive, negative or equal to zero. A negative Bond Adjustment will result in loss. For the Index-Linked Segment Options, there is no limit on the potential loss. In extreme circumstances, you could lose up to 100% of the amount Surrendered.

Withdrawals of the Free Surrender Amount are generally subject to Bond Adjustments. See “Free Surrender Amount” above.

The Bond Adjustment will not apply upon exercise of the Contract’s free look rights.

The Bond Adjustment will be zero (0%) on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.).

If the optional Rate Enhancement Rider has been elected, the daily rider charges that are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s) will not trigger a Bond Adjustment, as such deductions are not Surrenders under the Contract. See Optional Benefit — Rate Enhancement Rider below.

The Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. The minimum value of the Fixed Segment Option on any Surrender will never be less than the minimum nonforfeiture amount under state law.

The Bond Adjustment is not a fee or charge that is provided in consideration for any specific Contract features. Bond Adjustments are related to the value of the fixed income assets that we may hold in support of our financial obligations under the Contract. Bond Adjustments shift risk related to those assets from us to Owners.

Premium Taxes

We do not currently assess premium taxes for any Contract at issue. We reserve the right to deduct an amount to cover any premium taxes imposed by states or other jurisdictions. If we elect to begin deducting any premium taxes, we will provide you with 30 days advance written notice. Any deduction is made from either the Premium Payment when we receive it, or the Accumulated Value when you request a withdrawal (full or partial) or you request application of the Accumulated Value (full or partial) to an annuity benefit payment option. Premium taxes generally range from 0% in most states to as high as 3.50%.

Optional Benefit — Rate Enhancement Rider

The Rate Enhancement Rider is an optional benefit that can only be elected at the time the Contract is issued. The Rate Enhancement Rider provides an increased Participation Rate and/or Cap Rate on the Index- Linked Segment Options.

For each Index-Linked Segment Option that you have selected for investment, the annual charge for the Rate Enhancement Rider is 0.95%, as a percentage of your Crediting Base on the Segment Term Start Date for the applicable Index-Linked Segment Option. The rider charge is deducted daily from the Crediting Base(s) for your Index-Linked Segment Option(s). If you are invested in multiple Index-Linked Segment Options, the daily charge will be deducted in full from each Crediting Base (in other words, the daily charge will not be shared or otherwise spread out across your various Crediting Bases).

Each day during the Segment Term, the Crediting Base is reduced by the dollar amount of the daily charge. The charge is applied against and deducted daily from the Crediting Base prior to other Contract activity (e.g., Surrender, Segment Credits) on a particular day. If you exercise a Segment Lock-In, this charge continues to be applied against and deducted from the Crediting Base.

Because the rider charge is deducted daily, no pro-rated charges are due upon rider termination.

Please note:

●	The daily rider charges will not result in a Bond Adjustment, as such deductions are not Surrenders under the Contract.

●	The daily rider charges will not trigger an Equity Adjustment, even when deducted before the end of a Segment Term, as such deductions are not based on the Segment Interim Value.
●	When the daily rider charges are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s), the Crediting Base is reduced by the dollar amount of the daily charge. The reduction is not proportionate, even when deducted prior to the Segment End Date.
●	Because rider charges reduce your Crediting Base, the charges for the rider are already reflected in your Segment Interim Values before the end of the Segment Term and your Segment Values at the end of the Segment Term.

The rider charge is intended to reimburse us for the cost of providing the enhanced rates for the Index-Linked Segment Options. Rider charges will apply only to the Index-Linked Segment Options that you have selected for investment. They will not apply to the Fixed Segment Option.

Rate Enhancement Rider Charge Example

Assume:

●	You invest in a single Index-Linked Segment Option with a six-year Segment Term, beginning on January 9, 2025 and ending on January 9, 2031.
●	Your Crediting Base is $100,000.00 at the start of your Segment Term.
●	There are no withdrawals or other transactions based on Segment Interim Value before the end of the Segment Term.
●	You remain invested in the Index-Linked Segment Option until the end of the Segment Term.

Based on these assumptions:

●	The daily charge deducted from your Crediting Base would be $2.60 ($100,000.00 * 0.95% / 365). The charge will be deducted each day for the duration of the six-year Segment Term. By the end of the Segment Term, the total charge deducted will be $5,699.20 (i.e., $2.60 x 2,192 days).
●	Each day, your Crediting Base will be reduced by the dollar amount of the daily charge: Day 1: Crediting Base will equal $99,997.40 ($100,000 – $2.60); Day 2: Crediting Base will equal $99,994.80 ($99,997.40 – $2.60); Day 3: Crediting Base will equal $99,992.20 ($99,994.80 – $2.60); etc. Note that these rider charge deductions are on a dollar-for-dollar basis. They are not proportionate reductions, and do not trigger Equity Adjustments, because rider charges are not deducted based on Segment Interim Value.
●	Moving forward to Day 100 of the Segment Term, the Crediting Base would be $99,740.00 (i.e., $100,000.00 – ($2.60 * 100)). The total rider charge to this point has been $260.00 (i.e., $2.60 x 100).
●	On the final day of the Segment Term (Day 2,192), the Crediting Base would be $94,300.80 (i.e., $100,000 – ($2.60 * 2,192)). The total rider charge to this point has been $5,699.20.
●	Assuming a Segment Credit of 5%, the final Segment Value would be equal to $99,015.84 (i.e., $94,300.80 * (1 + 5%)). Note that the Segment Return of $4,715.04 ($94,300.80 * 5%) is less than the total amount of rider charges of $5,699.20. By comparison, if the rider was not elected and the Crediting Base remained $100,000, the final Segment Value would be equal to $105,000 (i.e., $100,000 * (1 + 5%)).

●	Assuming a Segment Credit of -5%, the final Segment Value would be equal to $89,585.76 (i.e., $94,300.80 * (1 + -5%)). Note that the negative Index Change together with the rider charges resulted in a total loss of -10.4%, which is greater than the negative Index Change of -5%. By comparison, if the rider was not elected and the Crediting Base remained $100,000, the final Segment Value would be equal to $95,000 (i.e., $100,000 * (1 + -5%)).

The example above assumes that there were no withdrawals or other transactions based on Segment Interim Value before the end of the Segment Term. If a transaction based on Segment Interim Value were performed during the Segment Term, it would not change the dollar amount of the daily rider charge that is subsequently deducted from the Crediting Base. However, the Segment Interim Value transaction would result in an additional reduction to the Crediting Base, which could be greater than the amount removed from the Index-Linked Segment Option due to a proportional reduction, so the daily rider charge would thereafter be deducted from an even smaller Crediting Base for the remainder of the Segment Term. Nonetheless, in this example, assuming that you remained invested in the Index-Linked Segment Option until the end of the Segment Term, the total amount of rider fees deducted from your Crediting Base would be $5,699.20.

For more information on the Rate Enhancement Rider, please see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Optional Rate Enhancement Rider.

6.	PURCHASING THE CONTRACT

How to Buy a Contract

If you want to buy a Contract, you must submit an application and make a Premium Payment. If the application is complete, received in Good Order and meets all other regulatory and Company requirements, the Contract is issued after we receive the Premium Payment. We reserve the right to reject a Premium Payment that is comprised of multiple payments paid to us over a period of time. If we permit you to make multiple payments as part of your Premium Payment, the Contract will not be issued until all such payments are received. We reserve the right to hold such multiple payments in a non-interest bearing account until the date of Contract issuance.

The date the Contract is issued is the Contract Date. The Contract Date is the date used to determine Contract Years, regardless of when the Contract is delivered.

Issue Ages

We do not impose a minimum age restriction related to the purchase of the Contract (provided that the Owner has legal capacity to contract). The Contract may be purchased by individuals up to age 85 on the date that the Contract application is signed. If the Contract has Joint Owners, each Owner must be age 85 or younger on the date that the Contract application is signed.

Premium Payment

●	The Premium Payment for a Contract may not be less than $20,000 without our prior approval.
●	The Premium Payment is subject to a Surrender Charge period that begins upon issuance of the Contract.
●	The Premium Payment is to be made by personal or financial institution check (for example, a cashier’s check). We reserve the right to refuse a Premium Payment that we feel presents a fraud or money laundering risk. Examples of the types of Premium Payments we will not accept are cash, money orders, starter checks, travelers checks, credit card checks, and foreign checks.
●	The Premium Payment for a Contract may not be greater than $2,000,000 (maximum premium limit) without our prior approval. For further information, please call 1-800-852-4450.
●	We reserve the right to treat all of your and/or your spouse’s Principal index-linked deferred annuity contracts as one contract for purposes of determining whether you have exceeded the maximum premium limit (without Home Office approval).

●	This Contract is a single premium index-linked deferred annuity. After the Premium Payment is added to the Contract at Contract issuance, no additional Premium Payments will be accepted.

Initial Holding Account

Beginning on the Contract Date, your Premium Payment (plus credited interest) will be temporarily held in the Initial Holding Account as described in this section.

The Initial Holding Account credits daily interest. Interest will be credited on the amount held in the Initial Holding Account at a fixed rate determined at Contract issue. The Guaranteed Minimum Interest Rate for the Initial Holding Account will be 0.05%. The Initial Holding Account is part of our general account. The Initial Holding Account is only used when the Contract is initially purchased. Once money transfers out of the Initial Holding Account on the initial Segment Start Date, the Initial Holding Account is no longer available.

Segment Start Dates may be the 9th or the 23rd of a month. Your Premium Payment (plus credited interest) will be allocated from the Initial Holding Account to your selected Segment Option(s) on the next Segment Start Date (i.e., the next 9th or 23rd of any month), if we received the Premium Payment at least two Valuation Days prior to the next Segment Start Date. The Segment Start Date counts as one of those two Valuation Days if the Segment Start Date is on a Valuation Day. If not received by then, the Premium Payment will be allocated to your selected Segment Option(s) on the Segment Start Date immediately following the next Segment Start Date. For example, if we receive your application in Good Order and your Premium Payment on the 8th of the month, your Segment Start Date will be the 23rd of that same month (unless we exercise our right described in the next paragraph). The Segment Start Date would not be the 9th because your application and Premium Payment were not received two or more Valuation Days prior to the 9th.

We reserve the right to hold your Premium Payment (plus credited interest) in the Initial Holding Account until the end of the free look period. If we exercise this right, your Premium Payment would be held in the Initial Holding Account for the duration of the free look period plus the number of days until the next Segment Start Date after the free look period expires.

For example, if we receive your application in Good Order and your Premium Payment on the 8th of the month, and your free look period expires on the 8th of the following month, your Premium Payment would remain in the Initial Holding Account until the 9th of the following month (approximately 31 days after our receipt of the Premium Payment, depending on the calendar months involved). Please note that the free look period applicable to your Contract varies by state and could be longer or shorter than the free look period used in this example. See Appendix D for state variations.

Depending on when we receive your Premium Payment, when Valuation Days occur in a given calendar month, and the length of the free look period under your Contract, it is possible that your Premium Payment (plus credited interest) could be held in the Initial Holding Account for an extended period of time, potentially multiple months. The Contract does not include a specific maximum number of days that the Premium Payment (plus credited interest) may be held in the Initial Holding Account. The specific number of days will depend on your circumstances, the allocation rules described above, and potentially factors that are beyond our control, such as unanticipated closures of the New York Stock Exchange.

For example, assume that we receive your application in Good Order and your Premium Payment on October 9, 2024, we exercise our right to hold your Premium Payment in the Initial Holding Account until the end of the free look period, and the longest free look period currently possible of 45 days (for replacement Contracts issued in Pennsylvania) applies. Based on these assumptions, your Premium Payment (plus credited interest) would remain in the Initial Holding Account until December 9, 2024 (61 days total).

Allocation to the Segment Options

●	On your application, you direct how the amount transferred out of the Initial Holding Account will be allocated to the Segment Option(s).
●	A complete list of the available Segment Options, including Index-Linked Segment Options and the Fixed Segment Option, may be found in 2. SUMMARY — Q3: What are the available Segment Options? and 8. INDEX-LINKED SEGMENT OPTION MECHANICS — General Information.

●	Allocations must be in percentages.
●	Percentages must be in whole numbers and total 100%.
●	Once an amount is allocated to a particular Segment Option, the amount cannot be transferred until the end of the Segment Term for that particular Segment Option.

Contract Owner Rights

During the accumulation period, you have all rights to the benefits under the Contract. The Annuitant and any Joint Annuitant (if not the Owner or Joint Owner, respectively) do not have any rights to the Contract. All of your rights of ownership cease upon your death. At that point the death benefit will become payable according to your benefit instructions.

During the Annuitization period you are still the only person with material rights to the Contract. For more details on the Annuitization period, see 14. ANNUITIZATION. After the death of the Owner the primary beneficiary(ies) have the rights to the death benefit, if any.

If your Contract is part of a qualified plan, IRA, SEP, or SIMPLE-IRA, you may not change either the Owner or the Annuitant.

You may change the Owner and/or Annuitant of your Non-qualified Contract at any time. Your request must be in writing and approved by us. After approval, the change is effective as of the date you signed the request for change.

If an Annuitant who is not an Owner dies while the Contract is in force, a new Annuitant may be named unless the Owner is a corporation, trust or other entity.

While this Contract is in force, you have the right to name or change a beneficiary. This may be done as part of the application process or by sending us a written request. Unless you have named an irrevocable beneficiary, you may change your beneficiary designation by sending us Notice.

Right to Examine the Contract (Free Look)

It is important to us that you are satisfied with the purchase of your Contract. Under state law, you have the right to return the Contract for any reason during the examination offer period (a “free look period”). The free look period is the later of 15 days after the Contract is delivered to you, or such later date as specified by applicable state law. For a state-by-state description of material variations of this Contract, see Appendix D.

Upon exercising your free look rights, the amount we will return to you will be based on the state law applicable to your Contract as follows:

●	In the states that require us to return your Premium Payment, we will return your Premium Payment without any interest earned.
●	In states where we return your Contract Accumulated Value, the free look amount will be the Contract Accumulated Value plus any premium tax charge deducted, and minus any applicable federal and state income tax withholding. In addition, with respect to any portion of your Premium Payment allocated to an Index-Linked Segment Option, you assume risk of loss due to the possibility of a negative Equity Adjustment. As a result, you may receive less money upon your exercise of your free look rights than you paid into the Contract in Premium Payment.
●	In states that require us to return the greater of your Premium Payment and your Contract Accumulated Value, the free look amount will be the greater of the values in the previous two bullets.

The Contract Accumulated Value would be subject to the Segment Interim Value calculation (which includes an Equity Adjustment) if your Premium Payment is allocated to a Segment Option. If you receive the Contract Accumulated Value, you assume the risk of any drop in Segment Interim Value on Premium Payment allocated to the Index-Linked Segment Options. If your Contract is issued in a state that requires a refund of your Premium Payment upon cancellation of your Contract during the free look period, you will not receive any interest earned while in the Initial Holding Account.

The Bond Adjustment does not apply upon exercise of the Contract’s free look rights.

Although we currently allocate to the Segment Options prior to the end of the free look period (after holding the money in the Initial Holding Account), during times of economic uncertainty and with prior notice to you, we may exercise our right to keep the Premium Payment in the Initial Holding Account during the entire free look period, which varies by state and whether your Contract is a replacement or not. The maximum duration of the free look period is 45 days in replacement scenarios (e.g., replacing an existing life insurance policy or annuity) and 30 days in non-replacement scenarios in certain states, subject to changes in state law. See Initial Holding Account earlier in this section, as well as Appendix D for state variations.

The amount of your refund and the length of the free look period may depend on whether your Contract is a replacement of another insurance or annuity contract. Generally, for Contracts issued as a replacement, this period is 30 days. If your Contract is an IRA or Roth IRA and you cancel within the first 7 days, you will receive the greater of:

●	The Premium Payment made, plus any prior earnings; or
●	Your Accumulated Value, plus any premium tax charge deducted, less any applicable federal and state income tax withholding and, depending on the state in which the Contract was issued, any applicable fees and charges.

After the first 7 days, your state’s law will determine the amount you will receive (as described earlier in this provision).

To exercise your free look, you must send the Contract and a written request to us postmarked before the close of business on the last day of the free look period. If you properly exercise your free look, we will cancel the Contract.

You may obtain more specific information regarding the free look from your registered representative or by calling us at 1-800-852-4450.

Distribution of the Contract

Principal Securities, Inc. (the “principal underwriter”) serves as principal underwriter for the contracts. The business address of the principal underwriter is the Principal Financial Group, 655 9th Street, Des Moines, Iowa 50392. We are affiliated with the principal underwriter, as we and the principal underwriter are under common control as subsidiaries of The Principal Financial Group, Inc.

We have entered into an underwriting agreement with the principal underwriter that covers distribution of the contracts. The principal underwriter is registered as a broker-dealer with the SEC under the 1934 Act, and with the securities commissions in the states in which it operates and is a member of the Financial Industry Regulatory Authority (“FINRA”). The principal underwriter is a member of the Securities Investors Protection Corporation. You may contact FINRA by calling 1-800-289-9999 or online at www.finra.org for information about the principal underwriter as well as your broker-dealer and their respective financial professional. Principal underwriter will use its best efforts to perform its distribution services, but is not required to sell any number or dollar amount of Contracts.

With the exception of New York, the Company intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. We may stop offering the contracts at any time.

The principal underwriter may perform various administrative services on our behalf. We may fund certain of the principal underwriter’s operating and other expenses, including overhead, legal and accounting fees, training, compensation and other expenses associated with the contracts. Financial professionals associated with the principal underwriter and their managers are also eligible for various benefits.

We offer the contracts on a continuous basis. Contracts are sold only by licensed financial professionals in those states where the Contracts may be lawfully sold. The principal underwriter and the Company enter into selling agreements with unaffiliated broker-dealer firms (the “selling broker-dealers”) for the sale of the contracts through those firms and their financial professionals. The financial professionals will be registered representatives of the selling broker-dealers that are registered as broker-dealers under the 1934 Act and members of FINRA.

The Company and/or the principal underwriter pay compensation to broker-dealers, financial institutions, and other parties (“Financial Intermediaries”) for the sale of contracts according to schedules in the selling agreements and other agreements reached between the Company, the principal underwriter and the Financial Intermediaries. Such compensation generally consists of commissions on premiums paid on the Contract.

The amount and timing of upfront commissions paid to selling broker-dealers may vary depending on the selling agreements and the contract sold but will not be more than 6.5% of the Premium Payment. Some selling broker-dealers may elect to receive a smaller amount of commission at the time of the sale and an ongoing trail commission for as long as the Contract remains in effect or as agreed in the selling agreement. We may pay or allow other promotional incentives or payments to selling broker-dealers in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

The financial professionals who solicit sales of the contracts typically receive a portion of the compensation paid to the selling broker-dealers in the form of commissions or other compensation, depending on the agreement between the selling broker-dealer and the financial professional. The financial professionals may also be eligible for various cash benefits, such as bonuses, insurance benefits, and financing arrangements, and non-cash items. Non-cash items include conferences seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise, priority operations support, preferred programs, and other similar items. Sales of the contracts may help financial professionals qualify for such benefits.

Some investment professionals may have a financial incentive to offer you a new contract in place of the one you already own. You should only exchange your existing contract if you determine, after comparing the features, fees and risks of both contracts, and any fees or penalties to terminate the existing contract, that it is preferable for you to purchase the new contract rather than continue to own your existing contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recoup commission and other expenses through fees and charges deducted under the Contract.

7.	FIXED SEGMENT OPTION MECHANICS

There is only one Fixed Segment Option for this Contract. This Fixed Segment Option has a one-year Segment Term.

Amounts allocated to a Fixed Segment Option earn interest at the applicable annual interest rate for the Segment Term. The annual interest rate declared at the beginning of the Segment Term is guaranteed until the Segment End Date. Interest will be credited on a daily basis during the Segment Term. The daily rate is calculated as [(1+Annual Interest Rate) ˄ (1/365)-1].

If you allocate Accumulated Value to the Fixed Segment Option, the Fixed Segment Value at any time will be equal to the Accumulated Value allocated to the Segment Option on the Segment Start Date, plus interest credited to that Segment Option during the Segment Term, less any amount deducted from that Segment Option during the Segment Term.

For the initial Segment Term, the annual interest rates for the Fixed Segment Options will be listed on your Data Page. We may declare different interest rates for subsequent Segment Terms. At least fifteen (15) days prior to the end of any Segment Term, we will provide notice of where to find the annual interest rates for the Fixed Segment Options that will be available for investment. This notice of the upcoming renewal will be in writing and the rates will be publicly available at least 7 calendar days prior to the Segment Start Date for the new Segment Terms on www.principal.com/individuals/invest-retire/annuities.

We determine the annual interest rates for the Fixed Segment Options at our discretion. In no event will we declare an annual interest rate lower than the Guaranteed Minimum Interest Rate of 0.05%. You bear the risk that we will not credit interest for a new Segment Term at a rate greater than the Guaranteed Minimum Interest Rate.

The Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. The minimum value of the Fixed Segment Option on any Surrender will never be less than the minimum nonforfeiture amount. The minimum nonforfeiture amount equals eighty-seven and a half percent (87.5%) of any allocation to the Fixed Segment Option, plus interest credited daily at the non-forfeiture interest rate, less any partial withdrawals and transfers out of the Fixed Segment Option. The non-forfeiture interest rate used to calculate the minimum nonforfeiture amount is determined by us at issue according to the Standard Nonforfeiture Law for Individual Deferred Annuities.

For the amount allocated to the Fixed Segment Option, you will receive the greater of the following upon any Surrender:

●	Surrender Value; and
●	Nonforfeiture amount as required by the Standard Nonforfeiture Law for Individual Deferred Annuities.

We reserve the right to add and remove Fixed Segment Options as available investment options. There is no guarantee that any Fixed Segment Option will always be available for investment in the future. If we remove a Fixed Segment Option, it will be closed such that no reinvestments or Transfers will be allowed into that Segment Option. If you are currently invested in a Fixed Segment Option that has been removed, you may remain in that Segment Option until the end of the Fixed Segment Term.

8.	INDEX-LINKED SEGMENT OPTION MECHANICS

General Information

This single premium index-linked deferred annuity currently offers several Segment Options in which to allocate, including some Index-Linked Segment Options that provide a buffer and some that provide a floor, and a Fixed Segment Option that provides a fixed interest rate. An Index-Linked Segment Option tracks performance of a linked Index. There are currently four Indices from which to choose and on which the returns/performance are based. The currently available Index-Linked Segment Options for this Contract are shown in the table below.

Segment Options Available			Segment Terms Available (Limit on Downside Loss / Guaranteed Minimum Interest Rate)
Crediting Method	Indices	Limits of Upside Gain (Rates)	1-year Segment Term	2-year Segment Term	6-year Segment Term
Point-to-Point	S&P 500 (Price Return Index; SPX)	Participation Rate & Cap Rate*	10% Buffer 20% Buffer 0% Floor 10% Floor	10% Buffer	10% Buffer 20% Buffer
Point-to-Point	Russell 2000 (Price Return Index; RTY)	Participation Rate & Cap Rate*	10% Buffer	Not Available	10% Buffer
Point-to-Point	MSCI EAFE (Price Return Index; MXEA)	Participation Rate & Cap Rate*	10% Buffer	Not Available	10% Buffer
Point-to-Point	SG Smart Climate Index (SGIXSMAC)	Participation Rate & Cap Rate*	Not Available	Not Available	10% Buffer
Point-to-Point	S&P 500 (Price Return Index; SPX)	Participation Rate & Cap Rate*	20% Peak Buffer (10% Peak Buffer Midpoint)	Not Available	20% Peak Buffer (10% Peak Buffer Midpoint)
Fixed	Fixed Segment	Fixed Rate	0.05% Guaranteed Minimum Interest Rate	Not Available	Not Available
*

If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not be subject to a Cap Rate limitation for that Segment Term, but will be subject to the applicable Participation Rate.

Note: The availability of Segment Options may vary by broker-dealer. You may obtain information about the Segment Options that are available to you by contacting your financial professional or calling us at 1-800-852-4450.

The Index-Linked Segment Options provide a Participation Rate and Cap Rate that may limit upside gains. The initial Cap Rate(s) and Participation Rate(s) are determined when you purchase your Contract and are reset each Segment Term. For additional information on Cap and Participation Rates, see Segment Credits on Segment End Date within this section. At the end of a Segment Term, you may choose to reject the new Participation Rate and Cap Rate by Transferring to another available Segment Option by providing us Notice at least two Valuation Days prior to the end of the Segment Term. The Segment End Date counts as one of those two Valuation Days if the Segment End Date is on a Valuation Day. For additional information, see 9. OPTIONS AT END OF SEGMENT TERM.

You may select from the available Segment Terms, which are currently 1-year, 2-year and 6-year Segment Terms. The minimum amount you can allocate to any single Segment Option is $1,000.00. Other than a maximum Premium Payment at the Contract level, there is no maximum amount that can be allocated to a Segment Option.

Index-Linked Segment Options are Buffer Segment Options, Peak Buffer Segment Options, and Floor Segment Options. These Segment Options receive Segment Credits based on the performance of a linked Index and applying a Buffer Rate, Peak Buffer Midpoint, Floor Rate, Cap Rate and Participation Rate, as applicable. Segment Terms range from one to six years and are linked to one of the following Indices: S&P 500® Price Return Index (SPX); Russell 2000® Price Return Index (RTY); MSCI EAFE Price Return Index (MXEA); and SG Smart Climate Index (SGIXSMAC).

We reserve the right to add and remove Segment Options as available investment options. We guarantee that the following Segment Option will be available (subject to our right of Index substitution) for the life of the Contract: Point-to-Point, S&P 500 Price Return Index, Participation Rate and Cap Rate, 1-year Segment Term, 10% Buffer. If you are not comfortable with the possibility that could be the only Segment Option available in the future, you should not buy this Contract, as we do not guarantee the availability of any other Index-Linked Segment Option or the Fixed Segment Option. In the future, we may not offer any Index-Linked Segment Options with a Floor, and we do not guarantee a minimum Floor Rate for any new Index-Linked Segment Option with a Floor that we may decide to offer in the future. After purchase, if you do not want to invest in any available Segment Option under the Contract, you may fully Surrender the Contract, but doing so may cause you to incur Surrender Charges, a negative Bond Adjustment, negative Equity Adjustments and taxes and tax penalties. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.

Segment Credits on Segment End Date

Crediting Methods

For each Index-Linked Segment Option, its Segment Term is not only the potential duration of your investment in that Segment Option, but also the length of time that the Segment Option is linked to the performance of its Index.

The Index-Linked Segment Options are linked to the performance of their Indices based on the point- to-point crediting method. Under this approach, the amounts you allocate to one or more Segment Options that are linked to certain Indices will change in values during defined periods of time (i.e., the Segment Term). In other words, a specific Index’s performance rate, whether positive or negative, is generally measured on a point-to-point basis from the Index’s value on the first day of the Segment Term to the Index’s value on the last day of the Segment Term. The Index performance from the Segment Start Date to the Segment End Date is the percentage change in the value of the applicable Index between those dates.

Certain of the following rates will apply to the Index-Linked Segment Options that are currently offered under the Contract:

●	Cap Rate — When the Index-Linked Segment Option has positive performance, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate up to the Cap Rate. The Cap Rate represents the total limit on upside performance on the Segment End Date as measured from the Segment Start Date. For Segment Terms longer than one year, your Segment Option’s Cap Rate is for the entire Segment Term; it is not an annual limit. If we do not declare a Cap Rate for a particular Segment Option and Segment Term, the Segment Option will not be subject to a Cap Rate limitation for that Segment Term, but will be subject to the applicable Participation Rate.

●	Participation Rate — When the Index-Linked Segment Option has positive performance, the interest credited on the Segment End Date will typically equal the positive change in the Index Value multiplied by the Participation Rate (subject to any Cap Rate that may apply). Please see the bullet point immediately above for information on how the Participation Rate and Cap Rate operate together.
●	Buffer Rate — When negative performance is subject to a Buffer Rate, we will absorb any loss up to the maximum Buffer Rate. Any negative Index Value change in excess of the Buffer Rate will be your responsibility. The Buffer Rate represents the maximum negative performance the Company will absorb on the Segment End Date as measured from the Segment Start Date. For Segment Terms longer than one year, your Segment Option’s Buffer Rate is for the entire Segment Term; it is not an annual limt.
●	Peak Buffer — If you select a Peak Buffer Segment Option for investment, your investment will incur loss at the end of the Segment Term for any negative Index performance beyond the Buffer Rate. In this regard, a Peak Buffer Segment Option provides the same type of limited downside protection as a Buffer Segment Option. See “Buffer Rate” above. However, a Peak Buffer Segment Option differs from a Buffer Segment Option insofar as your investment in a Peak Buffer Segment Option may be credited gain when there is a negative Index Change at the end of the Segment Term, provided that the negative Index Change does not exceed the Buffer Rate. At the end of a Segment Term:
●	If the negative Index Change does not exceed the Peak Buffer Midpoint, your investment will be credited gain equal to the opposite of the negative Index Change.
●	If the negative Index Change exceeds the Peak Buffer Midpoint but not the Buffer Rate, your investment will be credited gain equal to the Buffer Rate less the negative Index Change.
●	If the negative Index Change equals the Buffer Rate, your Segment Credit will be 0% (i.e., no gain or loss).
●	If the negative Index Change exceeds the Buffer Rate, we will apply a loss equal to the negative Index Change in excess of the Buffer Rate.

Currently, we offer two Peak Buffer Segment Options. Each has a 20% Buffer Rate and 10% Peak Buffer Midpoint. For any other Peak Buffer Segment Option that we may offer in the future, the Peak Buffer Midpoint will be the Buffer Rate divided by 2.

For Segment Terms longer than one year, a Peak Buffer Segment Option’s Buffer Rate is for the entire Segment Term; it is not an annual limit.

●	Floor Rate — When negative performance is subject to a Floor Rate, we will absorb any loss in excess of the Floor Rate. Any negative Index Value change less than the Floor Rate will be your responsibility. The Floor Rate represents the maximum negative performance for which you will be responsible on the Segment End Date as measured from the Segment Start Date. For Segment Terms longer than one year, your Segment Option’s Floor Rate is for the entire Segment Term; it is not an annual limit.

Crediting Method Examples

The following examples are hypothetical and are solely intended to help you understand how Segment Credits are calculated. They do not assume any Surrenders, Surrender Charges, Bond Adjustments, or Equity Adjustments, all of which could impact the value of the Contract. Gains would be lower, and losses would be greater, if Surrender Charges, negative Bond Adjustments, or negative Equity Adjustments were added to the examples below. The Index Changes in the examples below are wide ranging so that you can compare and contrast different return scenarios; they are not historical Index returns.

These examples, for the purpose of calculating a hypothetical Segment Credit dollar amount, assume the Crediting Base on the Segment End Date is $10,000. The Segment Credit dollar amount is equal to the Segment Credit percentage multiplied by the Crediting Base.

For each scenario below, assume a 1-year Segment Term on a Floor Segment Option with a 0% Floor Rate, a 5% Cap Rate, and a 75% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage	Segment Credit dollar amount ($10,000 Crediting Base)
1	100	125	25%	5%	$500
2	100	105	5%	3.75%	$375
3	100	100	0%	0%	$0
4	100	95	(5)%	0%	$0
5	100	85	(15)%	0%	$0

For each scenario below, assume a 1-year Segment Term on a Floor Segment Option with a 10% Floor Rate, a 10% Cap Rate, and a 100% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage	Segment Credit dollar amount ($10,000 Crediting Base)
1	100	125	25%	10%	$1,000
2	100	105	5%	5%	$500
3	100	100	0%	0%	$0
4	100	95	(5)%	(5)%	$500
5	100	85	(15)%	(10)%	$1,000

For each scenario below, assume a 6-year Segment Term on a Buffer Segment Option with a 10% Buffer Rate, 50% Cap Rate, and a 110% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage	Segment Credit dollar amount ($10,000 Crediting Base)
1	100	160	60%	50%	$5,000
2	100	125	25%	27.5%	$2,750
3	100	100	0%	0%	$0
4	100	95	(5)%	0%	$0
5	100	30	(70)%	(50)%	$(5,000)

For each scenario below, assume a 1-year Segment Term on a Peak Buffer Segment Option with a 20% Buffer Rate, a 10% Peak Buffer Midpoint, 5% Cap Rate, and a 100% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage	Segment Credit dollar amount ($10,000 Crediting Base)
1	100	125	25%	5%	$500
2	100	102	2%	2%	$200
3	100	100	0%	0	$0
4	100	95	(5)%	5%	$500
5	100	90	(10)%	10%	$1,000
6	100	88	(12)%	8%	$800
7	100	75	(25)%	(5)%	$(500)

For each scenario below, assume a 6-year Segment Term on a Peak Buffer Segment Option with a 20% Buffer Rate, a 10% Peak Buffer Midpoint, 50% Cap Rate, and a 100% Participation Rate.

Scenario	Beginning Index Value	Ending Index Value	Index Change	Segment Credit percentage	Segment Credit dollar amount ($10,000 Crediting Base)
1	100	160	60%	50%	$5,000
2	100	125	25%	25%	$2,500
3	100	100	0%	0	$0
4	100	95	(5)%	5%	$500
6	100	88	(12)%	8%	$800
7	100	30	(70)%	(50)%	$(5,000)

Because we only calculate Segment Credits on the Segment End Date, the Segment Credit typically does not reflect the highest or lowest Index Value that occurred during the Segment Term. The Index Change is subject to further adjustment(s) in arriving at a Segment Credit for the Segment Option. The adjustment(s) are based on any Cap Rate, Participation Rate, Buffer Rate, Peak Buffer Midpoint, or Floor Rate that may apply.

Segment Interim Value

Segment Interim Values only apply on dates other than the Segment Start Date and Segment End Date.

Before the end of a Segment Term for an Index-Linked Segment Option, if any of the following transactions occurs, the transaction will be based on the Segment Interim Value of your investment in that Index-Linked Segment Option:

●	you take any withdrawal, including a full withdrawal, partial withdrawal, withdrawal of the Free Surrender Amount, RMD withdrawal, scheduled withdrawal, or unscheduled withdrawal,
●	you exercise the Segment Lock-In feature,
●	you Annuitize, or
●	a death benefit based on Accumulated Value is processed.

The Equity Adjustment applies to all the above transactions and could result in a loss beyond the downside protection for the Index-Linked Segment Option. The Bond Adjustment may also apply to withdrawals, Annuitization, and death benefits and could also result in a loss beyond the downside protection for the Index-Linked Segment Options. In extreme circumstances, for any Index-Linked Segment Option, the total loss could be 100% (i.e., a complete loss of your principal and/or any prior earnings) due to negative Equity Adjustments and/or Bond Adjustments.

The Segment Interim Value is the Crediting Base adjusted for the Equity Adjustment for each Index- Linked Segment Option. The Crediting Base is the amount allocated to the Segment Option on the Segment Start Date, reduced upon any Surrender or deduction of fees under optional Rate Enhancement Rider from that Segment Option prior to the Segment End Date. The calculation for the Segment Interim Value is:

Segment Crediting Base * (1 + Equity Adjustment percentage)

Generally, the Segment Interim Value will tend to reflect less gain and more loss (as applicable) than would apply at the end of a Segment Term. This means that you might not receive the full protection of a Buffer or Floor Rate reflected in your Segment Interim Value. The Segment Interim Value may result in a loss even if the Index Value at the time the Segment Interim Value is calculated is higher than the Index Value on the Segment Start Date. Generally, the Segment Interim Value will be lower earlier in a Segment Term or if the current Index Value is less than the beginning Index Value.

Note: even for a Segment Option that offers a 0% Floor, please be aware the Segment Interim Value could be negative due to the Equity Adjustment calculation. As a result, any Surrender prior to the Segment End Date could result in loss of principal and/or prior earnings.

If the optional Rate Enhancement Rider has been elected, the daily rider charges are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s). Rider charge deductions will not trigger an Equity Adjustment, even when deducted before the end of a Segment Term, as such deductions are not based on the Segment Interim Value. Nor will rider charge deductions trigger a Bond Adjustment, as such deductions are not Surrenders under the Contract. See 5. FEES AND CHARGES — Optional Benefit —
Rate.

Calculation of Equity Adjustment

The Equity Adjustment is intended to be close to the change in the market value of derivative instruments that hedge risks associated with our obligation to apply Segment Credits to the Index-Linked Segment Options. The Equity Adjustment accounts for changes in the then current estimate of the Company’s obligations to provide the promised performance at the end of the Segment Term. The adjustment takes into account the applicable Buffer Rate, Floor Rate, Cap Rate, and Participation Rate through the use of the Black-Scholes pricing model to track the market value of the hypothetical derivative instruments on days other than the Segment End Date. The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. It does not apply to either the Initial Holding Account or the Fixed Segment Option. On the Segment Start Date and Segment End Date, the Equity Adjustment is zero.

See Appendix B for more details on the calculation of the Equity Adjustment.

Reductions to Crediting Base

Crediting Base

The Crediting Base is a reference value that starts as the amount initially allocated to the Segment Option. Transactions that affect the Crediting Base include Surrenders, rider fees for the optional Rate Enhancement Rider, Transfers and Segment Credits. The Crediting Base itself is not an indication of how much is available before the end of a Segment Term. Please note that the Crediting Base is not the same as the Segment Interim Value. On the initial Segment Start Date, the Crediting Base for any Segment Option is the amount from the Initial Holding Account that gets allocated to the specific Segment Option. On any other date, the Crediting Base for any Segment Option is the amount allocated to the Segment Option on the Segment Start Date, reduced upon any Surrender or deduction of daily fees under the optional Rate Enhancement Rider and increased or decreased for any Segment Credits and Transfers. The calculation for the Crediting Base is as follows:

Cred BasePrev — Seg Fee + Seg Credit + TransfersIn — TransfersOut — Surrenders

Where:

• Cred BasePrev	is the Segment Crediting Base on the previous day
• Seg Fee	is the Segment Fee amount applied to the Segment Option on this date
• Seg Credit	is the amount of Segment Credits credited to the Segment Option on this date
• TransfersIn	is the amount transferred from other Segment Options to this Segment Option on this date
• TransfersOut	is the amount transferred to other Segment Options from this Segment Option on this date
• Surrenders	is the Surrender amount deducted from this Segment Option on this date

Segment Fees (arising from the optional Rate Enhancement Rider, if in effect) and Surrenders may be applied on any day in the Segment Term. Segment Credits and Transfers are only applied on the Segment End Date.

Impact of Reductions

The three areas in which reductions to your Crediting Base will occur are Rate Enhancement Rider fees, Surrenders and negative Segment Credits.

Rate Enhancement Rider Fees: If the optional Rate Enhancement Rider has been elected, the daily rider charges are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s). The Crediting Base is reduced by the dollar amount of the daily charge. The reduction is not proportionate, even when deducted prior to the Segment End Date. The deduction of the rider charges will not trigger a Bond Adjustment under the Contract, because deductions of the rider charges are not Surrenders under the Contract. The deduction of the rider charges will not trigger an Equity Adjustment, even when deducted before the end of a Segment Term, as deductions of the rider charges are not based on Segment Interim Value. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

Surrenders that occur before the Segment End Date: the Crediting Base for an Index-Linked Segment Option will be reduced by the same proportion that the Segment Interim Value was reduced by the Surrender unless the Surrender is a partial withdrawal satisfying the Required Minimum Distribution requirement for your Contract. If the Segment Interim Value is greater than the Crediting Base at the time of a withdrawal, the Crediting Base will be reduced by less than the withdrawal amount (i.e., on less than a dollar-for-dollar basis). If the Segment Interim Value is less than the Crediting Base at the time of a withdrawal, the Crediting Base will be reduced by more than the withdrawal amount (i.e., on more than a dollar-for-dollar basis).

If the Surrender is a partial withdrawal satisfying the Required Minimum Distribution requirement for your Contract, and the Segment Interim Value immediately prior to the RMD withdrawal is equal to or greater than the Crediting Base, the Crediting Base will be reduced by less than the withdrawal amount (i.e., on less than a dollar-for-dollar basis), same as a non-RMD withdrawal in that situation. If the Segment Interim Value is less than the Crediting Base at the time of a withdrawal, the Crediting Base is reduced for the RMD withdrawal on a dollar-for-dollar basis by the lesser of the RMD amount for your Contract and the portion of the Crediting Base Surrendered.

The Surrender amount equals the Segment Interim Value withdrawn plus or minus the Bond Adjustment and minus any applicable Surrender Charges. In calculating the Surrender amount, a Bond Adjustment is factored in, which could have a negative impact on the Surrender amount. The Segment Interim Value is the Crediting Base adjusted for the Equity Adjustment.

Surrenders that occur on the Segment End Date: the Crediting Base will be reduced by the amount of the Accumulated Value withdrawn. An RMD withdrawal that occurs on a Segment End Date will reduce the Crediting Base in the same manner as a non-RMD Withdrawal (i.e., by the amount of Accumulation Value withdrawn). The Surrender amount equals the Accumulated Value withdrawn plus or minus the Bond Adjustment and minus any applicable Surrender Charges. In calculating the Surrender amount, a Bond Adjustment is factored in, which could have a negative impact on the Surrender amount. The Equity Adjustment does not apply since the Surrender occurs on the Segment End Date.

If you receive a negative Segment Credit on the Segment End Date, the Crediting Base will be reduced by the entire amount of the negative Segment Credit.

Reduction to Crediting Base — Negative Segment Credits (End of Segment Term and No Surrenders)

Below is an example of how a negative Segment Credit causes a reduction to the Crediting Base.This example shows how Segment Credits decrease (or increase) the Crediting Base on a dollar-for-dollar basis. Assume this is a 1-year Segment Option with a Premium Payment of $100,000.00. At the end of the first Segment Term, the Segment Option received a positive $5,000 Segment Credit, which increases the Segment Option’s Crediting Base. In the second Segment Term, the Segment Option received a negative $15,000, which decreased the Segment Option’s Crediting Base below the Premium Payment to $90,000. In the third Segment Term (and final year of this example), the Segment Option received a positive $2,000 Segment Credit, which increases the Segment

Option’s Crediting Base to $92,000. In this example the Bond Adjustment would not apply because there is not a Surrender occurring. Segment Credits only occur on Segment End Dates. This example also assumes no Surrenders.

Contract Year	Beginning Crediting Base	Segment Credit	Crediting Base After Segment Credit
1	$100,000.00	$5,000.00	$105,000.00
2	$105,000.00	$(15,000.00)	$90,000.00
3	$90,000.00	$2,000.00	$92,000.00

Reduction to Crediting Base — Rate Enhancement Rider Fees (Middle of Segment Term and No Surrenders)

This example displays how the Rate Enhancement Rider fee reduces the Segment Option’s Crediting Base assuming all funds are allocated to an Index-Linked Segment Option and there are no Surrenders. If your Crediting Base is $100,000.00 at the start of your Segment Term, the daily charge deducted from your Crediting Base for the rider would be $2.60, which is calculated as follows: ($100,000.00 * 0.95% / 365). Each day during the Segment Term, the Crediting Base is reduced by the dollar amount of the daily charge, $2.60. The reduction is not proportionate, even when deducted prior to the Segment End Date. In this example, on the 100th day after the Segment Start Date, the Crediting Base would be $100,000.00 — ($2.60 * 100) = $99,740.00. For a more detailed version of this example, see 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

Reduction to Crediting Base — Partial Withdrawal at End of Segment Term (Dollar-for-Dollar Reduction to Crediting Base)

Below is an example of how a partial withdrawal at the end of a Segment Term causes a reduction to the Crediting Base. The example displays how a partial withdrawal at the end of a Segment Term causes a dollar-for-dollar reduction to the Crediting Base. In this example, the Segment Credit is $0 because the assumed Index Change for the Segment Term is 0%. Segment Interim Value (including the Equity Adjustment) does not apply on a Segment End Date. The Bond Adjustment does still apply on Segment End Dates due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment is applied to the portion of the Crediting Base that is being Surrendered. This example assumes that the Accumulated Value is entirely invested in a single Index-Linked Segment Option.

Premium Payment	$100,000.00
Crediting Base	$100,000.00
Index Change	0.00%
Segment Credit	$0.00
Accumulated Value prior to Withdrawal	$100,000.00
Required Minimum Distribution	$0.00
Free Surrender Amount	$10,000.00	(1)
Withdrawal Amount	$20,000.00
Portion of Crediting Base Surrendered	$20,000.00	(2)
Bond Adjustment Percentage	(2.05)%
Bond Adjustment Amount	$(410.00)	(3)
Withdrawal Amount after Bond Adjustment	$19,590.00	(4)
Surrender Charge Percentage	8.00%
Surrender Charge	$767.20	(5)
Withdrawal Amount after Surrender Charges	$18,822.80	(6)
Crediting Base after Withdrawal	$80,000.00	(7)
Accumulated Value after Withdrawal	$80,000.00	(8)
(1)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by 10%.
(2)	The portion of the Crediting Base Surrendered is $20,000.00. This represents the amount by which the Crediting Base is reduced. On a Segment End Date, the Crediting Base is reduced by the amount of a Surrender on a dollar-for-dollar basis, causing the Withdrawal Amount ($20,000) and the portion of Crediting Base Surrendered to be the same.

(3)	The Bond Adjustment amount is negative $410.00. For this example, we assumed the Bond Adjustment percentage was negative 2.05%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($20,000.00) times the Bond Adjustment percentage (negative 2.05%).
(4)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($410.00), which is $19,590.00.
(5)	The Surrender Charge amount is $767.20. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,590.00) and multiplying the difference by the Surrender Charge percentage (8.00%).
(6)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($410.00) minus the Surrender Charge ($767.20), which is $20,000.00 - $410.00 - $767.20 = $18,822.80.
(7)	The Crediting Base after Withdrawal is $80,000.00. This amount is calculated by subtracting the portion of the Crediting Base Surrendered (20,000.00) from the initial Crediting Base ($100,000.00).
(8)	Accumulated Value after Withdrawal is equal to the Accumulated Value prior to Withdrawal ($100,000) minus the Withdrawal Amount ($20,000), which is $80,000.

Reduction to Crediting Base — Partial Withdrawal in Middle of Segment Term (Proportional Reduction to the Crediting Base)

Below is an example of how a partial withdrawal in the middle of a Segment Term causes a negative adjustment to the Crediting Base. The example displays how a partial withdrawal in the middle of a Segment Term causes a proportional reduction to the Crediting Base, which is demonstrated in footnote 3 below. In this example, the Equity Adjustment applies because the partial withdrawal occurs in the middle of the Segment Term and is assumed to be negative, which results in the Crediting Base being reduced on more than a dollar-for-dollar basis. The Bond Adjustment applies as well due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment is applied to the portion of the Crediting Base that is being Surrendered. This example assumes that the Accumulated Value is entirely invested in a single Index-Linked Segment Option.

Premium Payment	$100,000.00
Crediting Base	$100,000.00
Equity Adjustment Percentage	(5.22)%
Equity Adjustment Amount	$(5,220.00)
Accumulated Value (Segment Interim Value)(1) prior to Withdrawal	$94,780.00
Required Minimum Distribution	$0.00
Free Surrender Amount	$10,000.00	(2)
Withdrawal Amount	$20,000.00
Portion of Crediting Base Surrendered	$21,101.50	(3)
Bond Adjustment Percentage	(1.56)%
Bond Adjustment Amount	$(329.18)	(4)
Withdrawal Amount after Bond Adjustment	$19,670.82	(5)
Surrender Charge Percentage	8.00%
Surrender Charge	$773.67	(6)
Withdrawal Amount after Surrender Charges	$18,897.15	(7)
Crediting Base after Withdrawal	$78,898.50	(8)
Accumulated Value after Withdrawal	$74,780.00	(9)
(1)	In this example, the Accumulated Value equals the Segment Interim Value because the partial withdrawal occurs in the middle of the Segment Term, and there is only one Segment Option.

Note that the Accumulated Value ($94,780.00) is lower than the initial allocation of $100,000.00 even though there was no previous Surrender activity in this example. Prior to the Segment End Date for an Index-Linked Segment Option, the Accumulated Value is equal to the Segment Interim Value, and the Segment Interim Value is calculated each Valuation Day using the daily Equity Adjustment. Here, the Accumulated Value (Segment Interim Value) prior to Withdrawal is equal to the Crediting Base prior to the withdrawal ($100,000.00) multiplied by the Equity Adjustment Percentage (-5.22%) plus one (1), which is $94,780.00 (i.e., $100,000.00 * (-5.22% + 1) = $94,780.00).

(2)	The Free Surrender Amount is $10,000.00. This was calculated by multiplying the Premium Payment ($100,000.00) by 10%.
(3)	The portion of the Crediting Base Surrendered is $21,101.50, which represents the proportion by which the Crediting Base is reduced. This was calculated by dividing the partial withdrawal amount ($20,000.00) by the Accumulated Value immediately prior to the partial withdrawal ($94,780.00) and multiplying the result by the Crediting Base immediately prior to the partial withdrawal ($100,000.00).
(4)	The Bond Adjustment amount is negative $329.18. For this example, we assumed the Bond Adjustment percentage was negative 1.56%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($21,101.50) times the Bond Adjustment percentage (negative 1.56%).
(5)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($20,000.00) minus the Bond Adjustment amount ($329.18), which is $19,670.82.
(6)	The Surrender Charge amount is $773.67. For this example, we assumed a Surrender Charge percentage of 8.00%, which would be the case if the partial withdrawal occurred during the first or second Contract Year. The Surrender Charge amount is calculated by subtracting the Free Surrender Amount ($10,000.00) from the withdrawal amount after Bond Adjustment ($19,670.82) and multiplying the difference by the Surrender Charge percentage (8.00%).
(7)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($20,000.00) minus the Bond Adjustment Amount ($329.18) minus the Surrender Charge ($773.67), which is $20,000.00 – $329.18 – $773.67 = $18,897.15.
(8)	The Crediting Base after Withdrawal is $78,898.50. This amount is calculated by subtracting the portion of the Crediting Base Surrendered ($21,101.50) from the initial Crediting Base ($100,000.00).
(9)	The Accumulated Value after Withdrawal is the Crediting Base after Withdrawal ($78,898.50) multiplied by the Equity Adjustment percentage (-5.22%) plus one (1), which is $78,898.50* (-5.22% + 1) = $74,780.00.

Reduction to Crediting Base — Required Minimum Distribution in Middle of Segment Term (Dollar- for-Dollar Reduction to Crediting Base)

Below is an example of how a Required Minimum Distribution (RMD) withdrawal causes a reduction to the Crediting Base. This is an example where the Accumulated Value immediately prior to the RMD withdrawal is less than the Crediting Base, and the RMD withdrawal is taken prior to the Segment End Date. If the Accumulated Value immediately prior to the RMD withdrawal is equal to or greater than the Crediting Base or occurs on a Segment End Date, the RMD withdrawal will reduce the Crediting Base in the same manner as a non-RMD withdrawal. Otherwise, as described under Impact of Reductions — Surrenders that occur before the Segment End Date earlier in this section, when the partial withdrawal is satisfying the RMD requirement for your Contract, the Crediting Base is reduced for the RMD portion of the withdrawal by the lesser of the RMD amount for your Contract and the portion of the Crediting Base Surrendered, which is shown in footnote 8 of this example. In this example, the Equity Adjustment applies because the partial withdrawal occurs in the middle of the Segment Term and is assumed to be negative. The Bond Adjustment applies as well due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment is applied to the portion of the Crediting Base that is being Surrendered. This example assumes that the Accumulated Value is entirely invested in a single Index-Linked Segment Option.

Premium Payment	$100,000.00
Crediting Base	$100,000.00
Equity Adjustment Percentage	(12.83)%
Equity Adjustment Amount	$(12,830.00)
Accumulated Value (Segment Interim Value)(1) prior to withdrawal	$87,170.00
Required Minimum Distribution	$4,500.00
Free Surrender Amount	$4,500	(2)
Withdrawal Amount	$4,500.00
Portion of Crediting Base Surrendered	$5,162.33	(3)
Bond Adjustment Percentage	2.34%
Bond Adjustment Amount	$120.80	(4)
Withdrawal Amount after Bond Adjustment	$4,620.80	(5)
Surrender Charge Percentage	8.00%
Surrender Charge	$0.00	(6)
Withdrawal Amount after Surrender Charges	$4,620.80	(7)
Reduction to Crediting Base	$4,500.00	(8)
Crediting Base after Withdrawal	$95,500.00	(9)
Accumulated Value after Withdrawal	$83,247.35	(10)
(1)	In this example, the Accumulated Value equals the Segment Interim Value because the partial withdrawal occurs in the middle of the Segment Term, and there is only one Segment Option.

Note that the Accumulated Value ($87,170.00) is lower than the initial allocation of $100,000.00 even though there was no previous Surrender activity in this example. Prior to the Segment End Date for an Index-Linked Segment Option, the Accumulated Value is equal to the Segment Interim Value, and the Segment Interim Value is calculated each Valuation Day using the daily Equity Adjustment. Here, the Accumulated Value (Segment Interim Value) prior to Withdrawal is equal to the Crediting Base prior to the withdrawal ($100,000.00) multiplied by the Equity Adjustment Percentage (-12.83%) plus one (1), which is $87,170.00 (i.e., $100,000.00 * (-12.83% + 1) = $87,170.00).

(2)	This assumes that the Free Surrender Amount was set equal to the RMD amount.
(3)	The portion of the Crediting Base Surrendered is $5,162.33, which represents the proportion by which the Crediting Base is reduced. This was calculated by dividing the partial withdrawal amount ($4,500.00) by the Accumulated Value immediately prior to the partial withdrawal ($87,170.00) and multiplying the result by the Crediting Base immediately prior to the partial withdrawal ($100,000.00).
(4)	The Bond Adjustment amount is positive $120.80. For this example, we assumed the Bond Adjustment percentage was positive 2.34%. The Bond Adjustment amount was calculated by multiplying the portion of the Crediting Base Surrendered ($5,162.33) times the Bond Adjustment percentage (positive 2.34%).
(5)	The Withdrawal Amount after Bond Adjustment is equal to the Withdrawal Amount ($4,500.00) plus the Bond Adjustment amount ($120.80), which is $4,620.80.
(6)	The Surrender Charge amount is $0.00 because the withdrawal is within the Free Surrender Amount.
(7)	The Withdrawal Amount after Surrender Charge is the Withdrawal Amount ($4,500.00) plus the Bond Adjustment Amount ($120.80) minus the Surrender Charge ($0.00), which is $4,500.00 + $120.80 - $0.00 = $4,620.80.
(8)	The Reduction to Crediting Base is $4,500.00, which is calculated by taking the lesser of the RMD amount for your Contract ($4,500.00) and the portion of the Crediting Base Surrendered ($5,162.33) since the withdrawal is for the RMD amount for your Contract.

(9)	The Crediting Base after Withdrawal is $95,500.00. This amount is calculated by subtracting the Reduction to Crediting Base ($4,500.00) from the initial Crediting Base ($100,000.00).
(10)	The Accumulated Value after Withdrawal is the Crediting Base after Withdrawal ($95,500.00) multiplied by the Equity Adjustment percentage (-12.83%) plus one (1), which is $95,500.00* (-12.83% + 1) = $83,247.35.

Optional Rate Enhancement Rider

The Rate Enhancement Rider is an optional benefit that can only be elected at the time the Contract is issued. The Rate Enhancement Rider effective date is the same as the Contract Date unless a different rider effective date is shown on your Contract’s Data Page. The Rate Enhancement Rider is available for all Index- Linked Segment Options.

Rider Benefit

The Rate Enhancement Rider provides an increased Participation Rate and/or Cap Rate on the Index- Linked Segment Options. While the purchase of the Rider ensures that your Participation Rate and/or Cap Rate (as applicable) will be higher than the standard rates, there is no guaranteed minimum increase to the standard rates that you will receive by purchasing the Rider. The increased Participation Rate and/or Cap Rate (as applicable) are shown on your Contract’s Data Page.

Rider Risk

The risk in purchasing this rider is that you may not receive additional Segment Credits in excess of the Rate Enhancement Rider fee. For example, one situation where no benefit is provided for a Segment Term would be if the additional positive Segment Credit received is less than the Rate Enhancement Rider fee. Also, if performance of the applicable Segment Option is negative for a Segment Term, you will not receive additional Segment Credits under this rider for that Segment Term.

Rider Charge

For each Index-Linked Segment Option that you have selected for investment, the annual charge for the Rate Enhancement Rider is 0.95%, as a percentage of your Crediting Base on the Segment Term Start Date for the applicable Index-Linked Segment Option. The rider charge is deducted daily from the Crediting Base(s) for your Index-Linked Segment Option(s). The Crediting Base is reduced by the dollar amount of the daily charge. The reduction is not proportionate, even when deducted prior to the Segment End Date. The deduction of rider charges will not trigger a Bond Adjustment or Equity Adjustment. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

Rider Termination

The Rate Enhancement Rider terminates on the earliest of the following:

1.	The Contract is terminated; or
2.	A Segment Anniversary divisible by six, in which we receive your request to terminate the Rate Enhancement Rider (for example, if your initial Segment Start Date was 9/1/2022, you could only terminate the Rate Enhancement Rider on 9/1/2028, 9/1/2034, 9/1/2040, etc.).

If the Rate Enhancement Rider is terminated, the charge for the Rate Enhancement Rider also is terminated. No pro-rated rider charges will become due.

Discontinuation or Substitution of an Index

The Indices available on the Contract Date are not guaranteed for the life of the Contract. For any Index- Linked Segment Option, we will substitute an existing Index if the Index is discontinued or when there is a substantial change in the calculation of the Index that materially modifies the performance or values of the Index or when there is an unexpected increase in our cost to hedge obligations under the Contract. We may also substitute an Index should Index Values become unavailable for any reason. The substitution of an Index will have no impact on an Index-Linked Segment Option’s Segment Term, Cap Rate, Participation Rate, Buffer Rate, Peak Buffer Midpoint, or Floor Rate, as applicable.

When substituting an Index, we will attempt to select an alternative Index that, in our judgment, has an investment and risk profile similar to the original Index. We will notify you at least 30 days in advance of the substitution, and the notice will include the Index and Segment Option(s) involved. In the event that it is necessary to substitute on less than 30 days’ notice due to circumstances outside of our control, we will provide notice of the substitution as soon as practicable. If required by law, any substitution of an Index is subject to approval by the state insurance authorities where the Contract was issued.

If the substitution of an Index occurs in the middle of a Segment Term, the point-to-point method will be used in measuring performance of the original Index from the Segment Start Date to the date of substitution and performance of the new Index from the day after substitution through the Segment End Date. An example of how the change in the Index Value would be calculated if a substitution of an Index occurs in the middle of a Segment Term is as follows:

●	Assume the following:
●	Substitution happens halfway through the Segment Term
●	Performance of the original Index is 5% from the Segment Start Date to the date of substitution
●	Performance of the new Index is -2% from the day after substitution through the Segment End Date
●	The change in the Index Value for the full Segment Term would be 3%, which is the performance of the original Index from the Segment Start Date to the date of the substitution (5%) reduced by the negative performance of the new Index from the day after substitution through the Segment End Date (-2%).

We reserve the right to add and remove Segment Options as available investment options. We guarantee that the following Segment Option will be available (subject to our right of Index substitution) for the life of the Contract: Point-to-Point, S&P 500 Price Return Index, Participation Rate and Cap Rate, 1-year Segment Term, 10% Buffer. If you are not comfortable with the possibility that could be the only Segment Option available in the future, you should not buy this Contract, as we do not guarantee the availability of any other Index-Linked Segment Option or the Fixed Segment Option. In the future, we may not offer any Index-Linked Segment Options with a Floor, and we do not guarantee a minimum Floor Rate for any new Index-Linked Segment Option with a Floor that we may decide to offer in the future. After purchase, if you do not want to invest in any available Segment Option under the Contract, you may fully Surrender the Contract, but doing so may cause you to incur Surrender Charges, a negative Bond Adjustment, negative Equity Adjustments and taxes and tax penalties. If you purchase another investment vehicle, it may have different features, fees and risks than this Contract.

If we remove an Index-Linked Segment Option, it will be closed such that no reinvestments or Transfers will be allowed into that Segment Option. If you are currently invested in an Index-Linked Segment Option that is being removed, you may remain in that Segment Option until the end of the Segment Term.

Segment Lock-In Feature

The Contract’s lock-in features allow you to lock in an Index-Linked Segment Option’s Equity Adjustment prior to the Segment End Date. These lock-in features are available with all of the Index- Linked Segment Options under the Contract. There is no additional charge for these lock-in features.

The lock-in features may be of interest to people who:

●	Are interested in eliminating some of the uncertainty regarding future Index performance; or
●	Are wanting to potentially limit the impact of a negative Segment Credit they may otherwise receive if they don’t lock-in.

Upon exercising a lock-in, the Owner will receive a Segment Credit on the Segment End Date where the Index Change is equal to the locked-in Equity Adjustment instead of being calculated using the point-to- point crediting method. The Segment Credit you receive may be lower than the Segment Credit you would have received on the Segment End Date if you hadn’t exercised the Segment Lock-In. Similarly, you may receive a negative Segment Credit due to exercising Segment Lock-In when, had you not exercised Segment Lock-In, you would have received a positive Segment Credit on the Segment End Date. You also may receive less than the full protection of the Buffer Rate or Floor Rate (as applicable). This is due to an Equity Adjustment being applied in calculating the Segment Credit instead of the point-to-point crediting method. If a lock-in is exercised, the Segment Option’s Floor Rate, Buffer Rate, Peak Buffer Midpoint, Cap Rate, and Participation Rate (as applicable) will no longer be applied on the Segment End Date. Between the date of lock-in and the Segment End Date, the Segment Interim Value will be calculated using the locked-in Equity Adjustment. If a lock-in has been exercised and the current Segment End Date is later than the next Segment Anniversary, Segment Term is shortened, and the Segment End Date is moved up to the next Segment Anniversary. For example, if the Segment Start Date is 9/1/2022 for a 6-year Segment Option (Segment End Date is 9/1/2028 before lock-in) and you exercise a lock-in on 6/22/2025, the Segment End Date will move to 9/1/2025 at the time of exercising the lock-in.

If you exercise Segment Lock-In and the locked-in Equity Adjustment is negative, you will be locking-in a loss, which could be significant. The buffer or floor will not apply, and the loss could be significant. You should speak to your financial professional before executing Segment Lock-In.

There are two ways to exercise a lock-in for an Index-Linked Segment Option: Manual Segment Lock-In and Automatic Segment Lock-In.

Manual Segment Lock-In. Under this method, you exercise a lock-in by submitting a request directing us to lock in the Equity Adjustment for an Index-Linked Segment Option. We will lock in the Equity Adjustment on the Valuation Day we receive your request in Good Order. For example, if you submit a request in Good Order prior to the end of the Valuation Day (generally 4:00 p.m. E.T.) to lock in a Segment Option, the lock-in will be effective on that day (Lock-In Date). If your request is received in Good Order after the end of the Valuation Day (generally 4:00 p.m. E.T.), or on a weekend or on a holiday, the lock-in will be effective on the next Valuation Day (Lock-In Date). You can provide such a request through any of the forms of communication specifically listed in the definition of “Notice” in the GLOSSARY.

Automatic Segment Lock-In. Under this method, if a lock-in has not yet occurred, you may contact us to set an upper Lock-In Threshold and/or lower Lock-In Threshold. An upper Lock-In Threshold may be set to lock in gains and a lower Lock-In Threshold may be set to limit losses. If you set an upper Lock-In Threshold, we will automatically lock in the Equity Adjustment during the remainder of the Segment Term if the Equity Adjustment reaches and/or crosses the upper Lock-In Threshold. Conversely, if you set a lower Lock-In Threshold, we will lock in the Equity Adjustment during the remainder of the Segment Term if the Equity Adjustment reaches and/or crosses the lower Lock-In Threshold. For example, if an upper threshold of 10% is set, the Segment Option will not lock in until the Equity Adjustment is at least 10%. This means the locked in Equity Adjustment will be 10% or greater. If a lower threshold of -5% is set, the Segment Option will not lock in until the Equity Adjustment is less than or equal to -5%. This means the locked in Equity Adjustment will be -5% or lower. Please note, we will not accept a request to establish an upper or lower Lock-In Threshold unless the requested Lock-In Threshold is higher or lower, respectively, than the last-calculated Equity Adjustment. Lock-In Threshold(s) may be removed or changed if you provide us with Notice in Good Order at least two Valuation Days prior to the Segment End Date, provided a lock-in has not yet occurred for the specified Segment Option during the Segment Term. The Segment End Date counts as one of those two Valuation Days if the Segment End Date is on a Valuation Day.

You can request a Segment Lock-In or set Lock-In Threshold(s) on any Valuation Day up to two Valuation Days prior to the applicable Segment End Date. The Segment End Date counts as one of those two Valuation Days if the Segment End Date is on a Valuation Day. In order to request a Segment Lock-In or set Lock-In Threshold(s) you must provide us with Notice. If you submit a Segment Lock-In request, the Lock-In Date will be the Valuation Day we receive Notice in Good Order to lock the Segment Option. If you establish a Lock-In Threshold, the Lock-In Date will be the Valuation Day where the Equity Adjustment triggers the threshold you set.

Under either method for exercising a lock-in, you will not know the locked-in Equity Adjustment in advance because the Equity Adjustment is calculated at the end of the Valuation Day after you exercise the lock-in. The locked-in Equity Adjustment could be lower than you anticipated. If you submit a Segment Lock-In request, the locked-in Equity Adjustment may be lower or higher than the Equity Adjustment that was last calculated before you submitted your request. If you establish Lock-In Thresholds, the locked-in Equity Adjustment will be at least equal to the upper threshold or lower threshold, as applicable. For example, if an upper threshold of 10% is set, the Segment Option will not lock in until the Equity Adjustment is at least 10%. This means the locked in Equity Adjustment will be 10% or greater. If a lower threshold of -5% is set, the Segment Option will not lock in until the Equity Adjustment is less than or equal to -5%. This means the locked in Equity Adjustment will be -5% or lower.

You can obtain the current Segment Interim Value and Equity Adjustment by calling us at 1-800-852-4450 or by visiting www.principal.com and using your secure login. However, as explained above, if you were to exercise Segment Lock-In, the locked-in Equity Adjustment may be more or less than the quoted value.

We will not provide advice or notify you regarding whether you should exercise the lock-in features or the optimal time for doing so. It is possible that you may exercise Segment Lock-In at a sub-optimal time during the Segment Term, or that there is no optimal time to exercise Segment Lock-In during a Segment Term. We will not warn you if you exercise the lock-in features at a sub-optimal time. We are not responsible for any losses or forgone gains related to your decision whether or not to exercise the lock-in features.

A potential advantage of setting a higher/positive threshold is that you can capture positive Segment Option performance (through a positive Segment Credit) even if the Segment Option’s performance later turns negative. A potential disadvantage of setting a higher/positive threshold is that the positive Segment Option performance beyond the threshold could move even higher, i.e., more positive, in which case you would miss out on a more positive Segment Credit than the one resulting from your lock-in.

A potential advantage of setting a lower/negative threshold is that you can limit the impact of a negative Segment Credit you may otherwise receive if you don’t lock-in. This would be a situation where the performance of the Segment Option goes further negative beyond the negative threshold you set. A potential disadvantage of setting a lower/negative threshold is that the negative Segment Option performance could turn positive after your lock-in is triggered (or, in the case of a Peak Segment Buffer Option, negative Segment Option Performance could come within the Buffer Rate), in which case you may miss out on a positive Segment Credit or a less-negative Segment Credit.

Once a lock-in is executed, it is irrevocable for that Segment Term. A lock-in will not be applied retroactively and can only be exercised for the entire Segment Option. A lock-in may only be exercised once per Segment Term for each Index-Linked Segment Option.

We reserve the right to limit the availability of the lock-in features to only certain Index-Linked Segment Options in the future.

9.	OPTIONS AT END OF SEGMENT TERM

At the end of a Segment Term for any Segment Option, the following options are available to you:

●	You may reinvest your Accumulated Value allocated to the ended Segment Option in the same Segment Option for another Segment Term if that Segment Option is still available. Please note, the Cap Rate, Participation Rate, or annual interest rate we declare for the new Segment Term may differ (higher or lower) from the previous Segment Term, subject to the guaranteed limits described in this prospectus.
●	You may Transfer your Accumulated Value allocated to the ended Segment Option to any other Segment Option that is available for investment. Transfers from a Segment Option are only allowed on the Segment End Date. If you wish to Transfer, you must Notify us at least two Valuation Days prior to the end of the Segment Term for the given Segment Option. For information about the acceptable ways to provide us Notice, see 2. SUMMARY — Q19: How do investors provide reallocation instructions and other requests to Principal Life? If you submit a Transfer request but we do not receive it prior to the start of that two-day period, your Accumulated Value will be automatically re- invested as described in the paragraph below. The Segment End Date counts as one of those two Valuation Days if the Segment End Date is on a Valuation Day. If the Segment End Date is not on a Valuation Day, the Valuation Day prior to the Segment End Date is the end of that two-day period. For example, if the Segment End Date is a Saturday, the end of the two-day period is the preceding Friday, and your Transfer request must be received by us before the end of the Valuation Day on the preceding Wednesday. This example assumes no holidays during this period. No Notice is required if you want to be automatically re-invested.

●	You may withdraw or Annuitize your Accumulated Value allocated to the ended Segment Option, subject to the terms and conditions described in this prospectus. Withdrawals and Annuitization are not restricted to Segment End Dates, but amounts withdrawn or Annuitized from a Segment Option on its Segment End Date will not be based on a Segment Interim Value. However, such withdrawals may be subject to Surrender Charges (Surrender Charges do not apply upon Annuitization). See 5. FEES AND CHARGES — Deferred Sales Load (“Surrender Charge”). In addition, such withdrawals and Annuitizations on a Segment End Date will be subject to the Bond Adjustment but not an Equity Adjustment. See 10.CONTRACT VALUES — Bond Adjustment.

In the absence of timely instructions in Good Order, your Accumulated Value in the ended Segment Option will be automatically re-invested in the same Segment Option for a new Segment Term (with the Cap Rate, Participation Rate or annual interest rate applicable to a new Segment Term), provided that the same Segment Option is available for a new Segment Term. If we do not receive timely instructions in Good Order and the same Index-Linked Segment Option is no longer available, the Accumulated Value in the ended Segment Option will be automatically Transferred to a 1-year Index-Linked Segment Option with the same Index and Buffer Rate or Floor Rate, if available (with the Cap Rate and Participation Rate applicable to a new Segment Term). If there are multiple such Segment Options available, the Accumulated Value in the ended Segment Option will be automatically Transferred to the one with the higher Cap Rate limitation. If there is no such Segment Option available, the Accumulated Value in the ended Segment Option will be automatically Transferred to the Fixed Segment Option (with the annual interest rate applicable to a new Segment Term). We reserve the right to change the default Segment Options as described above in the future (e.g., we may designate the sole Index-Linked Segment Option that we guarantee to make available for the life of the Contract as the default option in all cases).

As each Segment Term nears its Segment End Date, we will provide at least fifteen (15) calendar days advance notice of the Segment Options that will be available to you on the Segment End Date, including where to obtain the Cap Rates, Participation Rates, and annual interest rates for the new Segment Terms. This notice of the upcoming renewal will be in writing and the rates will be publicly available at least seven (7) calendar days prior to the Segment Start Date for the new Segment Terms on www.principal.com/individuals/ invest-retire/annuities. Any or all of these Cap Rates, Participation Rates, and annual interest rates may be different (higher or lower) from the Cap Rates, Participation Rates, and annual interest rates that we declared for previous Segment Terms, subject to the guaranteed limits described in this prospectus. We may offer different rates (higher or lower) to new investors or classes of investors that purchased the Contract at different times. The Accumulated Value automatically re-invested or Transferred, as described above, will be subject to the declared Cap Rates, Participation Rates, and annual interest rates, as applicable, on the Segment Start Date.

10.	CONTRACT VALUES

Accumulated Value

The Accumulated Value is the sum of the Segment Interim Values, Segment Values, and Fixed Segment Values, as applicable. Segment Interim Values include the Equity Adjustment, as applicable. The Bond Adjustment is not included in the Accumulated Value. In the period during which your Premium Payment (and any credited interest) is held in the Initial Holding Account, the Accumulated Value will equal the sum of the Premium Payment and the credited interest, if any.

Bond Adjustment

The Bond Adjustment is an adjustment (which could be positive, negative, or zero) to the amount Surrendered to account for changes in the value of longer-term assets that may have been used to support the Company’s financial obligations under the Contract. Generally, if interest rates have increased since the beginning of the current Bond Adjustment period, the Bond Adjustment will reduce the Surrender amount, and if interest rates have decreased since the beginning of the current Bond Adjustment period, the Bond Adjustment will increase the Surrender amount. The Bond Adjustment is the adjustment based on the change in value of the hypothetical fixed income assets supporting the Company’s financial obligations under the Contract. The Company invests in fixed income assets to support the value of the Segment Options. The Bond Adjustment is intended to be close to the change in value of the fixed income assets that are sold to cover any distribution from the Contract.

Except as otherwise provided below, a Bond Adjustment will apply to the following (including on a Segment End Date):

●	Withdrawals, including a full withdrawal, partial withdrawal, RMD withdrawal, scheduled withdrawal, unscheduled withdrawal, or withdrawal of the Free Surrender Amount
●	Annuitizations
●	A death benefit based on Contract Accumulated Value

A Bond Adjustment will not apply to withdrawals or other Surrenders deducted from the Initial Holding Account.

A Bond Adjustment will not apply upon exercise of the Contract’s free look rights.

A Bond Adjustment will be zero (0%) on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.).

If the optional Rate Enhancement Rider has been elected, the daily rider charges that are deducted from the Crediting Base(s) for your Index-Linked Segment Option(s) will not result in a Bond Adjustment, as such deductions are not Surrenders under the Contract. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

Bond Adjustments may apply at all times during the accumulation period due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract. The Bond Adjustment applies to the Index-Linked Segment Options and Fixed Segment Option. For the amount allocated to the Index-Linked Segment Options, you will receive the Surrender Value upon any Surrender. In contrast, for the amount allocated to the Fixed Segment Option, you will receive the greater of the following upon any Surrender:

●	Surrender Value; and
●	Nonforfeiture amount as required by the Standard Nonforfeiture Law for Individual Deferred Annuities.

The Bond Adjustment is calculated as:

Cred Base * {[(1+ Index ValBeg) / (1+ Index ValCur)]Time Rem. — 1}

Where:

● Cred Base	is the Crediting Base immediately prior to any Surrender
● Index ValBeg	is the Beginning Bond Adjustment Index Value
● Index ValCur	is the Current Bond Adjustment Index Value
● Time Rem	is the number of whole months remaining until the end of the current Bond Adjustment Period, divided by 12.

The Bond Adjustment Index is the 6 Year Point on the A Rated US Bloomberg Fair Value Curve. If this Index becomes unavailable for the Company to utilize or the calculation of the values substantially changes, the Company may choose another Bond Adjustment Index and you will be made aware of the change. The initial Beginning Bond Adjustment Index Value is equal to the closing price of this Index on the Contract Date. Each Beginning Bond Adjustment Index Value after the initial one is equal to the closing price of this Index on the Segment Anniversary divisible by six (i.e., 6, 12, 18, etc.). The Current Bond Adjustment Index Value is equal to the most recent closing price of this Index on the day the adjustment is calculated. The first Bond Adjustment period begins on the first Segment Start Date, and it restarts on each Segment Anniversary divisible by six.

The risk with the Bond Adjustment is that you could receive a lower amount on withdrawals, Annuitization or death benefits because the Bond Adjustment could be negative based on interest rate movements. Generally, a Bond Adjustment will be negative when the Current Bond Adjustment Index Value is greater than the Beginning Bond Adjustment Index Value.

11.	WITHDRAWALS

This section describes full and partial withdrawals under your Contract. For information about the risks in taking withdrawals, see 3. RISK FACTORS — Liquidity Risk — Consequences of Withdrawals/ Surrenders Generally. For examples showing the interaction between withdrawals and Index-Linked Segment Options, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Reduction to Crediting Base Examples.

Withdrawals Generally

You may make full or partial withdrawals under this Contract at any time prior to the Annuitization Date provided the Owner and Joint Owner, if any, are living and provided that you give us Notice in Good Order at our Home Office. Withdrawal requests may be sent to us at the following address (or as otherwise set forth in 16. ADDITIONAL INFORMATION ABOUT THE CONTRACT — Telephone and Internet Services):

Principal Life Insurance Company
PO Box 9382
Des Moines, Iowa 50306-9382

When you request a withdrawal, the amount available to you is the Surrender Value, which includes the Segment Interim Value if the withdrawal is not on a Segment Start Date or Segment End Date of the Segment Option being withdrawn from. In arriving at the Surrender Value, we will apply a Bond Adjustment to the Accumulated Value and subtract any applicable Surrender Charge (see 5. FEES AND CHARGES, and 9. CONTRACT VALUES — Bond Adjustment).

If you elected the optional Rate Enhancement Rider, rider fees will be deducted from the Crediting Base(s) for your Index-Linked Segment Option(s) which, in turn, will be used to calculate the Segment Interim Value(s) and Segment Value(s) that make up your Accumulated Value. The Crediting Base is reduced by the dollar amount of the daily charge. The reduction is not proportionate, even when deducted prior to the Segment End Date. The deduction of rider charges will not trigger a Bond Adjustment or Equity Adjustment. The charge is applied against and deducted daily from the Crediting Base prior to other Contract activity (e.g., Surrender). There is no additional reduction for rider fees in calculating your Surrender Value upon taking a withdrawal or other Surrender. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.

A Bond Adjustment applies regardless of when the withdrawal is taken, including on the Segment End Date. The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. For additional information on the nonforfeiture amount, see 7. FIXED SEGMENT OPTION MECHANICS. Full and partial withdrawals may be subject to taxes and to a separate 10% federal tax penalty if made before the Owner is 59 1∕2 years old (see 15. TAXES).

Withdrawals are generally paid within seven days of the effective date of the request for Surrender (or earlier if required by law). However, certain delays in payment are permitted (see 16. ADDITIONAL INFORMATION ABOUT THE CONTRACT — Delay of Payments and Other Transactions).

Full Withdrawal

You may take a full withdrawal under this Contract for the Surrender Value. The following provisions apply to full withdrawals:

●	You may take the withdrawal under the Contract at any time before the Annuitization Date.
●	The Surrender Value at any time is the Accumulated Value (on the date we receive your Notice in Good Order) adjusted for the Bond Adjustment, less any applicable Surrender Charge.
●	We reserve the right to require you to return the Contract.
●	The written consent of all collateral assignees must be obtained prior to a full withdrawal. A collateral assignment is an agreement under which you assign the annuity benefits to a lender as collateral for a loan.

For additional information on the risks involved in taking a full withdrawal, see 3. RISK FACTORS — Liquidity Risk.

Partial Withdrawals

You may take unscheduled and scheduled partial withdrawals from this Contract by providing us Notice. Partial withdrawals reduce the Accumulated Value and Crediting Base of the Contract and are deducted proportionately from the Segment Options unless you direct otherwise. The deductions are based on the values as of the end of day of the effective date of the withdrawal.

Unscheduled Partial Withdrawal

●	You may withdraw a part of your Accumulated Value at any time before the Annuitization Date.
●	You must specify the dollar amount of the withdrawal (which must be at least $100).
●	If you specify withdrawal allocation percentages as part of a partial withdrawal request, the withdrawal is deducted from the Segment Options according to the withdrawal allocation percentages you provide to us.
●	If you do not provide us with specific withdrawal allocation percentages, the withdrawal is deducted in the same proportion as the Accumulated Value is spread throughout the Segment Options at that point in time.
●	Your Accumulated Value after the unscheduled partial withdrawal must be equal to or greater than $5,000; we reserve the right to increase this amount up to and including $10,000. If your Accumulated Value is less than the minimum threshold, we will treat the request as a request for a full withdrawal.
●	The written consent of all collateral assignees must be obtained prior to withdrawal.
●	For additional information on the risks involved in taking an unscheduled partial withdrawal, see 3. Risk Factors — Liquidity Risk.

Scheduled Partial Withdrawal

●	You may request partial withdrawals from any of the Segment Options (to which you are allocated) on a scheduled basis.
●	Your Accumulated Value must be at least $5,000 when the scheduled partial withdrawals begin.
●	You may specify monthly, quarterly, semi-annually or annually and choose a withdrawal date (other than the 29th, 30th or 31st of any month).
●	If the selected date is not a Valuation Date, the partial withdrawal is completed on the next Valuation Date.
●	We take amounts from your Segment Option(s) to equal, in total, the dollar amount of the partial withdrawal request plus or minus the Bond Adjustment (as applicable) and plus any applicable Surrender Charge.
●	Scheduled partial withdrawals will end on the earliest of:
●	the date we receive Notice in Good Order to end the payments;
●	the date you take a full withdrawal from the Contract;
●	the date all or a portion of the Accumulated Value is applied to an annuity benefit payment option;
●	the date the death benefit is distributed;

●	the Annuitization Date; and
●	the Accumulated Value is zero.
●	The written consent of all collateral assignees must be obtained prior to a partial withdrawal.
●	For additional information on the risks involved in taking a scheduled partial withdrawal, see 3. RISK FACTORS — Liquidity Risk.

12.	DEATH BENEFIT

General Death Benefit Provisions

If the Owner or any Joint Owner dies prior to the Annuitization Date, we will pay the death benefit upon our receipt of required documents and Notice, in Good Order, including due proof of death. Proof of death includes a copy of a death certificate, a certified copy of a court order, a written statement by a medical doctor, or other proof satisfactory to us.

The Accumulated Value will remain invested in the Segment Options until the Valuation Day on which we receive the required documents in Good Order. If more than one beneficiary is named, each beneficiary’s portion of the death benefit will remain invested in the Segment Options until the Valuation Day on which we receive the required documents for that beneficiary. The death benefit (if based on Contract Accumulated Value) is subject to the Segment Interim Value (which will include an Equity Adjustment) and a Bond Adjustment, which factors in market performance. See 3. RISK FACTORS — Segment Interim Value and 10. CONTRACT VALUES — Bond Adjustment.

We will pay interest on the death benefit from the first day the Accumulated Value is no longer invested in the Segment Options until payment is made. Such amounts will be held in our general account pending payment. We will determine the rate of interest, which will not be less than the interest rate required by the applicable state’s law.

If the Owner or any Joint Owner dies prior to the Annuitization Date, the death benefit may be distributed in a lump sum or within five years of the date of death or distributed over a time period not extending beyond the life expectancy of the beneficiary as provided for in Internal Revenue Code (“IRC”) section 72(s), as may be amended from time to time. If payments are made over the life expectancy of the beneficiary, they must begin not later than one year after the date of death of the Owner or Joint Owner.

If the Owner or Joint Owner dies on or after the Annuitization Date and before the entire interest in this Contract has been distributed, the remaining portion of such interest will be distributed at least as rapidly as required under applicable federal tax laws, including, particularly, IRC section 72(s), as may be amended from time to time. This approach will apply to the Annuity Benefit Options other than the Life Income and Joint and Survivor options.

Notwithstanding any provision to the contrary in this Contract, any payment of death benefits must comply with all applicable laws, including IRC section 72(s), as may be amended from time to time.

Death of Owner(s)

The following provisions apply upon an Owner’s death if a Contract is not jointly owned:

1.If the surviving spouse is the only primary beneficiary, the surviving spouse may elect to become the Owner and continue the Contract or elect to receive the death benefit.

2.If the primary beneficiary is not the surviving spouse, the primary beneficiary will receive the death benefit.

The following provisions apply upon the death of the first Joint Owner to die when a Contract is jointly owned:

1.The surviving Joint Owner will be treated as the primary beneficiary. Any other beneficiary designation on record will be treated as contingent beneficiary.

2.If the surviving Joint Owner is the spouse of the deceased Joint Owner, the surviving spouse may elect to become the Owner and continue the Contract or elect to receive the death benefit.

Death of Annuitant(s)

If an Annuitant who is not an Owner dies while this Contract is in force, a new Annuitant may be named unless the Owner is a corporation, trust, or other entity.

If the Owner is a corporation, trust or other entity, the death benefit will be payable upon the death of the Annuitant, or, in the case of Joint Annuitants, upon the death of the first Joint Annuitant to die.

Death Benefit Calculation

If the age of the oldest Owner on the date the application is signed is 79 or younger, the death benefit is equal to the greater of 1 or 2 where:

1.Is the Accumulated Value (including any applicable Equity Adjustment(s)), subject to the Bond Adjustment, on the date we receive the proof of death and all required documents in Good Order; and

2.Is the Premium Payment minus a proportional reduction (as described below) for each partial withdrawal (and any applicable Surrender Charge) and each partial Annuitization made prior to the date we receive the proof of death and all required documents in Good Order.

With respect to the Premium Payment portion of the death benefit calculation, each partial withdrawal (and any applicable Surrender Charges) and each partial Annuitization will reduce the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial withdrawal or partial Annuitization. The proportional reduction is equal to (1 divided by 2) multiplied by 3, where:

1.Is the amount of the partial withdrawal (and any applicable Surrender Charges) or the amount of the partial Annuitization; and

2.Is the Accumulated Value immediately prior to the partial withdrawal or partial Annuitization; and

3.Is the Premium Payment adjusted for prior partial withdrawals and partial Annuitizations immediately prior to the current partial withdrawal or partial Annuitization.

If the age of the oldest Owner on the date the application is signed is 80 or older, the death benefit is equal to the Accumulated Value (including Equity Adjustment(s) if the Accumulated Value includes Segment Interim Value(s)), subject to the Bond Adjustment, on the date we receive the proof of death and all required documents in Good Order.

Please note:

●	Any death benefit based on Accumulated Value, as described above, may be subject to Equity Adjustments and will be subject to a Bond Adjustment, all of which may be negative. Any applicable Equity Adjustment will already be included in the Accumulated Value. The Bond Adjustment will be applied to the Accumulated Value when calculating the death benefit. Negative Equity Adjustments and/or Bond Adjustments may significantly reduce the death benefit.
●	Partial withdrawals and Annuitizations may significantly reduce the death benefit, perhaps by more than the amount withdrawn or Annuitized.

The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. For additional information on the nonforfeiture amount, see 7. FIXED SEGMENT OPTION MECHANICS.

Death Benefit Examples

Assumptions for the following examples:

●	The Accumulated Value accounts for the Segment Interim Value calculations.
●	The Accumulated Value is the sum of the Segment Interim Values for all Segment Options. These examples could be allocated to one or many Segment Options, and the examples would be the same.
●	Any fees for the optional Rate Enhancement Rider are accounted for in the Accumulated Value already. The rider charges reduce your Crediting Base and are therefore reflected in your Segment Interim Value(s) and/or your Segment Value(s) that make up your Accumulated Value. Furthermore, because the rider charge is deducted daily and assessed prior to calculating the Death Benefit, no pro-rated charges are due when the death benefit becomes payable. See 5. FEES AND CHARGES — Optional Benefit — Rate Enhancement Rider.
●	There have been no prior Surrenders.

Death Benefit Example 1

This example is intended to demonstrate that when the Accumulated Value is greater than the Premium Payment, the Bond Adjustment could reduce the Accumulated Value portion of the death benefit calculation to lower than the Premium Payment. Assuming the age of the oldest owner on the date the application was signed was less than 80, the Death Benefit would equal the Premium Payment since the Accumulated Value adjusted for the Bond Adjustment is less than the Premium Payment.

Contract Issue date = August 31

Age of the oldest Owner on the date the application was signed = 65

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $101,000 and the Bond Adjustment is -$3,000.

The Death Benefit on November 3 is the greater of 1 or 2 below:

1.$98,000 = $101,000 — $3,000

2.$100,000 = Premium Payment

The Death Benefit on November 3 is $100,000.

In this example, the age of the oldest Owner on the date the application was signed was 79 or younger. However, if the age of the oldest Owner on the date the application was signed was 80 or older, the Death Benefit would be $98,000 (which is lower than the Premium Payment) because the Death Benefit would be the Accumulated Value adjusted for the Bond Adjustment.

Death Benefit Example 2

This example is intended to demonstrate that when the Accumulated Value is less than the Premium Payment, the Bond Adjustment could increase the Accumulated Value portion of the death benefit calculation to greater than the Premium Payment. Assuming the age of the oldest owner on the date the application was signed was less than 80, the Death Benefit would equal the Accumulated Value adjusted for the Bond Adjustment since that is greater than the Premium Payment.

Contract Issue date = August 31

Age of the oldest Owner on the date the application was signed = 65

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $99,000 and the Bond Adjustment is $2,000.

The Death Benefit on November 3 is the greater of 1 or 2 below:

1.$101,000 = $99,000 + $2,000

2.$100,000 = Premium Payment

The Death Benefit on November 3 is $101,000.

In this example, the age of the oldest Owner on the date the application was signed was 79 or younger. If the age of the oldest Owner on the date the application was signed was 80 or older, the Death Benefit would be $101,000 because the Death Benefit for such Contracts is always the Accumulated Value adjusted for the Bond Adjustment.

Death Benefit Example 3

This example is intended to demonstrate how a partial withdrawal impacts the Premium Payment portion of the Death Benefit calculation. Assuming the age of the oldest owner on the date the application was signed was less than 80, the Death Benefit would equal the Premium Payment proportionally adjusted for the partial withdrawal since the Accumulated Value adjusted for the Bond Adjustment is less than the Premium Payment proportionally adjusted for the partial withdrawal.

The proportional adjustment for the partial withdrawal will reduce the premium portion of the death benefit in the same proportion that the Accumulated Value was reduced on the date of the partial withdrawal. The proportional adjustment for partial withdrawal is equal to (1 divided by 2) multiplied by 3, where:

1.Is the amount of the partial withdrawal; and

2.Is the Accumulated Value immediately prior to the partial withdrawal; and

3.Is the Premium Payment.

Contract Issue date = August 31

Age of the oldest Owner on the date the application was signed = 65

Premium Payment = $100,000

On November 3 of the same calendar year, assume the Accumulated Value is $90,000 and the Bond Adjustment is -$4,000 and a partial withdrawal of $5,000

The Death Benefit on November 3 is the greater of 1 or 2 below:

1.$81,000 = ($90,000 — $5,000) — $4,000

2.$94,444.44 = Premium Payment proportionately adjusted for the partial withdrawal is the Premium Payment ($100,000) reduced by the proportional adjustment ($5,555.56)

●	The amount of the proportional adjustment ($5,555.56) is the partial withdrawal ($5,000) divided by the Accumulated Value immediately prior to the partial withdrawal ($90,000) multiplied by the Premium Payment ($100,000). Note that the proportional reduction to the Premium Payment ($5,555.56) is more than the partial withdrawal in the example ($5,000).

The Death Benefit on November 3 is $94,444.44.

13.	STATEMENTS

We will mail to you a statement, along with any reports required by state law, of your current Accumulated Value at least once per year prior to the Annuitization Date. After the Annuitization Date, any reports will be mailed to the person receiving the annuity benefit payments.

14.	ANNUITIZATION

Annuitization Date

You may specify an Annuitization Date in your application. If you do not specify an Annuitization Date, the Annuitization Date is the Maximum Annuitization Date shown on the Data Page. You may change the Annuitization Date with our prior approval. The request must be in writing. You may not select an Annuitization Date that falls prior to the second Contract Anniversary or after the Maximum Annuitization Date. Generally, the Maximum Annuitization Date is the Contract Anniversary following the Annuitant’s attainment of age 95. The Maximum Annuitization Date can be found on the Data Page. Annuitizations are subject to the Segment Interim Value (which includes an Equity Adjustment) and a Bond Adjustment. An Equity Adjustment does not apply if the Annuitization occurs on a Segment End Date for the particular Index-Linked Segment Option. A Bond Adjustment applies to all Segment Options and regardless of when the Annuitization occurs, including on a Segment End Date. The Bond Adjustment will be zero on every Segment Anniversary evenly divisible by six (6) (e.g., 6, 12, 18, etc.). The amount allocated to the Fixed Segment Option is subject to the Standard Nonforfeiture Law for Individual Deferred Annuities. For additional information on the nonforfeiture amount, see 7. FIXED SEGMENT OPTION MECHANICS. For additional information about the Bond Adjustment, see 3. RISK FACTORS — Segment Interim Value and 9. CONTRACT VALUES — Bond Adjustment.

If Joint Annuitants are named in the application, the Maximum Annuitization Date will be set based on the age of the older Joint Annuitant.

Full Annuitization

Any time after the second Contract Year, you may Annuitize your Contract by electing to receive payments under an annuity benefit payment option. If the Accumulated Value on the Annuitization Date is less than $2,000, we may pay out the entire amount in a single payment. The Contract would then be canceled. You may select when you want the payments to begin (within the period that begins the Valuation Day following our receipt of your instruction and ends one year after our receipt of your instructions).

Once payments begin under the annuity benefit payment option you choose, the option may not be changed. In addition, once payments begin, you may not surrender, withdraw or otherwise liquidate or commute any of the portion of your Accumulated Value that has been Annuitized.

Depending on the type of annuity benefit payment option selected, payments that are initiated either before or after the Annuitization Date may be subject to penalty taxes (see 15. TAXES). You should consider this carefully when you select or change the annuity benefit payment commencement date.

Partial Annuitization

You have the right to Annuitize a portion of your Accumulated Value. After the second Contract Year and prior to the Annuitization Date, you may Annuitize a portion of your Accumulated Value by sending us a Notice in Good Order.

If you specify annuitization allocation percentages as part of a partial annuitization request, the amount annuitized is deducted from the Segment Options according to the annuitization allocation percentages you provide to us. If you do not provide us with specific annuitization allocation percentages, the amount annuitized is deducted in the same proportion as the Accumulated Value is spread throughout the Segment Options at that point in time.

The minimum partial Annuitization amount is $2,000. Any partial Annuitization request that reduces the Accumulated Value to less than $5,000 will be treated as a request for full Annuitization. We reserve the right to limit the number of partial Annuitizations that may be requested in a Contract Year, but it will never be less than one per Contract Year.

Annuity Benefit Payment Options

You may select one of the annuity benefit payment options listed below. Once payments begin under the option you select, the option may not be changed. In addition, once payments begin you may not surrender or otherwise liquidate or commute any portion of your Accumulated Value that has been Annuitized.

We offer fixed annuity benefit payments only. No Surrender Charge is imposed on any portion of your Accumulated Value that has been Annuitized.

You may choose from several fixed annuity benefit payment options. Payments will be made on the frequency you choose. You may elect to have your annuity benefit payments made on a monthly, quarterly, semiannual or annual basis. The dollar amount of the payments is specified for the entire payment period according to the option selected. There is no right to take any full or partial withdrawals after the Annuitization Date. The fixed annuity benefit payment must begin within one year of the annuity benefit election.

The amount of the fixed annuity benefit payment depends on the:

●	amount of Accumulated Value (adjusted by the Bond Adjustment) applied to the annuity benefit payment option;
●	annuity benefit payment option selected;
●	age and gender of the Annuitant (unless fixed period income option is selected);
●	frequency of the annuity benefit payments; and
●	duration of the annuity benefit payments.

The amount of the initial payment is determined by applying all or a portion of the Accumulated Value, plus or minus the Bond Adjustment (as applicable), less any applicable premium tax and other expenses, as of the date of the application to the annuity table for the Annuitant’s annuity benefit payment option, gender, and age. Minimum annuity benefit payment amounts will be based on the Annuity 2012 Individual Annuity Mortality Period Life Table as stated in the Contract. This basis is guaranteed for the life of the Contract for the following fixed annuity benefit payment options: Life Income, Life Income with Period Certain, Joint and Survivor Life Income, and Joint and Survivor Life Income Period Certain. With our written approval, other annuity benefit payment options may be available without this guaranteed basis.

Annuity benefit payments generally are higher for male annuitants than for female annuitants with an otherwise identical Contract. This is because statistically females have longer life expectancies than males. In certain states, this difference may not be taken into consideration in determining the payment amount. Additionally, Contracts with no gender distinctions are made available for certain employer-sponsored plans because, under most such plans, gender discrimination is prohibited by law.

The frequency and duration of the annuity benefit payments affect the income amount received. The annuity benefit payments generally are lower if you receive payments more frequently. For example, monthly payments generally will be lower than quarterly payments. Generally, all other factors being equal, the longer the duration of annuity benefit payments, the lower the annuity benefit payment amounts and the shorter the duration, the higher the annuity benefit payment amounts.

You may select an annuity benefit payment option by written request only. Your selection of an annuity benefit payment option for a partial Annuitization must be in writing and may not be changed after payments begin. Your selection of an annuity benefit payment option for any portion not previously Annuitized may be changed by written request prior to the Annuitization Date.

If an annuity benefit payment option is not selected, we will automatically apply:

●	for Contracts with one Annuitant — Life Income with payments guaranteed for a period of 10 years.
●	for Contracts with Joint Annuitants — Joint and Full Survivor Life Income with payments guaranteed for a period of 10 years.

The available annuity benefit payment options for both full and partial Annuitizations include:

●	Life Income — Level payments continue for the Annuitant’s lifetime. If you defer the first payment date, it is possible that you will receive no payments if the Annuitant dies before the first payment date. NOTE: There is no death benefit value remaining and there are no further payments when the Annuitant dies.
●	Life Income with Period Certain — Level payments continue during the Annuitant’s lifetime with a guaranteed payment period of 5 to 30 years. If the Annuitant dies before all of the guaranteed payments have been made, the guaranteed payments continue to you or the person(s) you designate until the end of the guaranteed payment period. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.
●	Joint and Survivor — Payments continue as long as either the Annuitant or the Joint Annuitant is alive. You may also choose an option that lowers the amount of income after the death of a Joint Annuitant. It is possible that you will only receive one payment under this option if both Annuitants die before the second payment is due. If you defer the first payment date, it is possible that you will receive no payments if both Annuitants die before the first payment date. NOTE: There is no death benefit value remaining and there are no further payments after both Annuitants die.
●	Joint and Survivor with Period Certain — Payments continue as long as either the Annuitant or the Joint Annuitant is alive with a guaranteed payment period of 5 to 30 years. You may choose an option that lowers the amount of income after the death of a Joint Annuitant. If both Annuitants die before all guaranteed payments have been made, the guaranteed payments continue to you or the person(s) you designate until the end of the guaranteed payment period. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.

With our written approval, other annuity benefit payment options may be available without the minimum annuity benefit payment amount guarantees described in the Contract. The annuity benefit payment for these other options will be based on the then-current interest rates and mortality table. These options may include:

●	Fixed Period Income — Level payments continue for a fixed period. You may select a range from 5 to 30 years (state variations may apply). If the Annuitant dies before the selected period expires, payments continue to you or the person(s) you designate until the end of the fixed period. Payments stop after all guaranteed payments are received. If a shorter period is required by law, we will pay a commuted value at the end of that shorter period.
●	Life with Cash Refund — Level payments continue for the Annuitant’s lifetime. If the Annuitant dies and the total of all payments received is less than the amount of the Accumulated Value applied, the balance is paid to you or the person(s) you designate.
●	Life with Installment Refund — Level payments continue for the Annuitant’s lifetime. If the Annuitant dies and the total of all payments received is less than the amount of the Accumulated Value applied, payments continue to you or the person(s) you designate until they equal the amount of the Accumulated Value applied. If the period required to make these payments is longer than allowed by law, we will pay a commuted value at the end of that shorter period.

Tax Considerations Regarding Annuity Benefit Payment Options

If you own one or more tax qualified annuity contracts, you generally may avoid tax penalties if payments from at least one of your tax qualified contracts begin no later than April 1 following the calendar year in which you turn age 73 (see 15. TAXES). The required minimum distribution payment must be in equal (or substantially equal) amounts over your life or over the joint lives of you and your designated beneficiary. These required minimum distribution payments must be made at least once a year. Tax penalties may apply at your death on certain excess accumulations. You should confer with your tax advisor about any potential tax penalties before you select an annuity benefit payment option or take other distributions from the Contract. Additional rules apply to distributions under Non-qualified Contracts (see 15. TAXES).

Death of Annuitant (During the Annuitization Period)

If the Annuitant dies during the annuity benefit payment period, remaining payments are made to the Owner throughout the guaranteed payment period, if any, or for the life of any Joint Annuitant, if any. If the Owner is the Annuitant, remaining payments are made to the Joint Owner, if any, or the named beneficiaries. In all cases the person entitled to receive payments also receives any rights and privileges under the annuity benefit payment option.

15.	TAXES

The following description is a general summary of the tax rules, primarily related to federal income taxes, which in our opinion are currently in effect. These rules are based on laws, regulations and interpretations which are subject to change at any time. This summary is not comprehensive and is not intended as tax advice. Federal estate and gift tax considerations, as well as state and local taxes, may also be material. You should consult a tax advisor about the tax implications of taking action under a Contract or related retirement plan.

Taxation of Non-Qualified Contracts

Non-Qualified Contracts

Section 72 of the Internal Revenue Code (Code) governs the income taxation of annuities in general.

●	Premium Payment made under Non-qualified Contracts are not excludable or deductible from your gross income or any other person’s gross income.
●	An increase in the Accumulated Value of a Non-qualified Contract owned by a natural person is generally not taxable until paid out as Surrender proceeds, death benefit proceeds, or otherwise.
●	Generally, owners who are non-natural persons (such as a trust, partnership or corporation) are immediately taxed on any increase in the Accumulated Value unless the non-natural person is acting as an agent for a natural person.

The following discussion applies generally to Contracts owned by natural persons.

●	Full or partial withdrawals are taxed as ordinary income to the extent of the accumulated income or gain under the Contract.
●	The value of the Contract pledged or assigned is taxed as ordinary income to the same extent as a partial Surrender.
●	Annuity benefit payments:
●	The basic rule for taxing annuity benefit payments is that part of each annuity benefit payment is considered a nontaxable return of the investment in the Contract and part is considered taxable income. An “exclusion ratio” is applied to each annuity benefit payment to determine how much of the payment is excludable from gross income. The remainder of the annuity benefit payment is includable in gross income for the year received.

●	The “investment in the Contract” is generally the total of the premium payments made less any tax-free return of premiums.
●	After the investment in the Contract is paid out, the full amount of any annuity benefit payment is taxable.

For purposes of determining the amount of taxable income resulting from distributions, all Contracts and other annuity contracts issued by us or our affiliates to the same owner within the same calendar year are treated as if they are a single contract.

Transfer of ownership may have tax consequences to the Owner. For Owners who are non-natural persons changing the Annuitant may have tax consequences to the Owner. Please consult with your tax advisor before changing the Owner or Annuitant on your Contract.

Required Distributions for Non-Qualified Contracts

In order for a Non-qualified Contract to be treated as an annuity contract for federal income tax purposes, the Code requires:

●	If the person receiving payments dies on or after the Annuitization Date but prior to the time the entire interest in the Contract has been distributed, the remaining portion of the interest is distributed at least as rapidly as under the method of distribution being used as of the date of that person’s death.
●	If you die prior to the Annuitization Date, the entire interest in the Contract will be distributed:
●	within five years after the date of your death; or
●	as annuity benefit payments (or similar periodic payments) which begin within one year of your death and which are made over the life of your designated beneficiary or over a period not extending beyond the life expectancy of that beneficiary.
●	If the Contract is owned by a trust, corporation or other non-natural person, then the death of the Annuitant will be treated as the death of the Owner.

Generally, unless the beneficiary elects otherwise, the above requirements are satisfied prior to the Annuitization Date by paying the death benefit in a single payment, subject to proof of your death. The beneficiary may elect, by written request, to receive an annuity benefit payment option instead of a single payment.

If your designated beneficiary is your surviving spouse, the Contract may be continued with your spouse deemed to be the new Owner for purposes of the Code. When the Owner receiving payments is not a natural person, the required distributions provided for in the Code apply upon the death of the Annuitant.

Early Distribution Penalty

If you take a premature distribution from the Contract, you may incur a 10% income tax penalty on the taxable portion of the distribution, unless the distribution is:

●	made on or after you reach age 59 1∕2;
●	made to a beneficiary on or after your death;
●	made upon your disability as defined in the Internal Revenue Code;
●	part of a series of substantially equal periodic payments for the life or life expectancy of you or you and your designated beneficiary;

●	made under an immediate annuity contract; or
●	allocable to contributions made prior to August 14, 1982.

Tax reporting distributions from an annuity contract that is owned by a trust: The Internal Revenue Service (IRS) determined in Private Letter Ruling 202031008 that a non-grantor trust cannot attain age 59 1∕2, become disabled, or have a life expectancy. Thus, the IRS held that those three exceptions to the 10% penalty are not applicable to distributions from a deferred annuity contract that is owned by a non-grantor trust. Alternatively, the IRS held that a deferred annuity contract owned by a grantor trust can utilize those three exceptions if the grantor qualifies for the exception (for example, the grantor attained age 59 1∕2 at the time of the distribution). Consult a tax advisor for further information.

Tax-Free Exchanges

Under Section 1035 of the Code, the exchange of one annuity contract for another is not a taxable transaction if the same owner is on each contract in the exchange, but may be reportable to the IRS.

Net Investment Income Tax

The Net Investment Income Tax is imposed at a rate of 3.8% on net investment income for higher tax bracket individuals.

This tax may apply to an individual’s net investment income if the individual’s modified Adjustable Gross Income exceeds $200,000 for a single filer or $250,000 for a married filing jointly filer. The tax applies to income from interest, dividends, annuities, royalties and rents not obtained in a normal trade of business. The tax may also apply to certain trusts and estates with net investment income.

Income from annuities that are part of a qualified retirement plan (as described in the following section) are not treated as investment income for the purpose of this new tax and thus are not subject to the new 3.8% rate but may be includible for purposes of determining whether the applicable Net Investment Income Tax income limits are exceeded.

Taxation of Qualified Contracts

Tax-Qualified Contracts: IRA, SEP, and SIMPLE-IRA

The Contract may be used to fund IRAs, SEPs, and SIMPLE-IRAs.

●	IRA — An Individual Retirement Annuity (IRA) is a retirement savings annuity. Contributions grow tax deferred.
●	SEP-IRA — SEP stands for Simplified Employee Pension and is a form of IRA. A SEP allows you, as an employer, to provide retirement benefits for your employees by contributing to their IRAs.
●	SIMPLE-IRA — SIMPLE stands for Savings Incentive Match Plan for Employees. A SIMPLE- IRA allows employees to save for retirement by deferring salary on a pre-tax basis and receiving predetermined company contributions.

The tax rules applicable to owners, annuitants and other payees vary according to the type of plan and the terms and conditions of the plan itself. In general, premium payments made under a retirement program recognized under the Code are excluded from the participant’s gross income for tax purposes prior to the annuity benefit payment date (subject to applicable state law). The portion, if any, of any premium payment made that is not excluded from their gross income is their investment in the Contract. Aggregate deferrals under all plans at the employee’s option may be subject to limitations.

Tax-qualified retirement arrangements, such as IRAs, SEPs, and SIMPLE-IRAs, are tax-deferred. You derive no additional benefit from the tax deferral feature of the annuity. Consequently, an annuity should be used to fund an IRA, or other tax qualified retirement arrangement to benefit from the annuity’s features other than tax deferral. These features may include guaranteed lifetime income, death benefits without Surrender Charges, guaranteed caps on fees, and the ability to Transfer among investment options without sales or withdrawal charges. Check with your tax advisor for the rules which apply to your specific situation.

Premature Distributions

There is a 10% additional penalty tax under the Code on the taxable portion of a “premature distribution” from IRAs, IRA rollovers, SEP-IRAs and SIMPLE-IRAs. The tax penalty is increased to 25% in the case of distributions from SIMPLE-IRAs during the first two years of participation in the SIMPLE IRA. Generally, an amount is a “premature distribution” unless the distribution is:

●	made on or after you reach age 59 1∕2;
●	made to a beneficiary on or after your death;
●	made upon your disability as defined in the Internal Revenue Code;
●	part of a series of substantially equal periodic payments for the life or life expectancy of you or you and your designated beneficiary;
●	made to pay certain deductible medical expenses;
●	for health insurance premiums while unemployed;
●	for first home purchases (up to $10,000);
●	for qualified higher education expenses;
●	for qualified disaster tax relief distributions (up to $22,000);
●	for qualified reservist distributions;
●	for amounts levied by the IRS directly against your IRA;
●	a qualified birth or adoption distribution (up to $5,000); or
●	for distributions to terminally ill individuals.

For more information regarding premature distributions, please reference IRS Publication 590-B and consult your tax advisor.

Rollover IRAs

If you receive a lump-sum distribution from a qualified retirement plan, tax-sheltered annuity or governmental 457(b) plan, you may maintain the tax-deferred status of the distribution by rolling it over into an eligible retirement plan or IRA. You can accomplish this by electing a direct rollover from the plan, or you can receive the distribution and roll it over into an eligible retirement plan or IRA within 60 days. However, if you do not elect a direct rollover from the plan, the plan is required to withhold 20% of the taxable portion of the distribution. This amount is sent to the IRS as income tax withholding to be credited against your taxes. Amounts received prior to age 59 1∕2 and not rolled over may be subject to an additional 10% penalty tax. You may roll over amounts from a Qualified Plan directly to a Roth IRA. As part of this rollover, previously taxed deferred funds from the Qualified Plan are converted to after-tax funds under a Roth IRA. Generally, the entire rollover is taxable (unless it includes after-tax dollars) and is included in gross income in the year of the rollover/conversion. For more information, please consult your tax advisor.

In addition, not more frequently than once every twelve months, an Owner may execute one tax-free indirect rollover from one IRA to another, subject to the 60-day limitation. The once-per-year limitation on rollovers does not apply to direct transfers of funds between IRA providers or to Roth IRA conversions. For more information, please consult your tax advisor.

Roth IRAs

The Contract may be purchased to fund a Roth IRA. Contributions to a Roth IRA are not deductible from taxable income. Subject to certain limitations, a traditional IRA, SEP-IRA or SIMPLE-IRA may be converted into a Roth IRA or a distribution from such an arrangement may be rolled over to a Roth IRA. However, a conversion or a rollover to a Roth IRA is not excludable from gross income. If certain conditions are met, qualified distributions from a Roth IRA are tax-free. For more information, please contact your tax advisor.

Required Minimum Distributions for IRAs

The Required Minimum Distribution (RMD) regulations dictate when individuals must start taking payments from their IRA. Generally, you must commence taking required minimum distributions (“RMDs”) from an IRA Contract not later than your “Required Beginning Date.” The Required Beginning Date for your first RMD for IRAs (including SEPs and SIMPLE IRAs) is April 1st of the year following the calendar year in which you reach:

•	70½ if you attained 70 ½ by December 31st, 2019;
•	72 if you attained 72 by December 31st, 2022;
•	73 if you attain age 72 on/after January 1st, 2023; or
•	75 if you attain age 74 on/after January 1st, 2033.

Thereafter, the RMD is required no later than December 31 of each calendar year.

The RMD rules apply to traditional IRAs, as well as SEP-IRAs and SIMPLE-IRAs, during the lifetime and after the death of IRA owners. They do not, however, apply to Roth IRAs during the lifetime of the Roth IRA owner. If an individual owns more than one IRA, the RMD amount must be determined for each IRA, but the actual distribution can be satisfied from a combination of one or more of the owner's IRAs. Roth IRAs may not be aggregated with other IRAs, but may be aggregated with other Roth IRAs.

Upon the death of the owner the required minimum distribution options available to the beneficiary will depend upon the beneficiary’s status at the time of death.

Eligible Designated Beneficiary: An “eligible designated beneficiary” may direct that payment of his/her benefits be made or started no later than December 31 of the year following the year of owner’s death with annual distributions of at least the required minimum distribution. An eligible designated beneficiary is any designated beneficiary who is (1) the owner’s spouse, (2) no more than ten (10) years younger than the owner, (3) the owner’s minor child who has not reached majority (age 21), (4) disabled, or (5) chronically ill. If the surviving spouse is the eligible designated beneficiary on the IRA Contract, the surviving spouse may have additional distribution options. An eligible designated beneficiary who is the owner’s minor child ceases to retain the status of eligible designated beneficiary upon reaching the age of majority. Upon reaching majority the entire remaining balance of the Contract must be distributed by December 31 of the year in which occurs the tenth anniversary of the minor attaining majority.

Non-eligible Designated Beneficiary: A non-eligible designated beneficiary must distribute the entire balance of the IRA Contract by December 31 of the year in which occurs the tenth anniversary of the owner’s death. If the owner had reached his or her Required Beginning Date prior to death, the beneficiary must continue taking distributions during the 10-year period at least as rapidly as under the method in effect at the date of death, and then any remaining balance must be distributed by December 31 of the year in which occurs the tenth anniversary of the owner’s death.

No individual designated as beneficiary: If the owner had not reached his or her Required Beginning Date prior to death and there is no designated beneficiary or owner’s beneficiary is not an individual (for example, the beneficiary is the owner’s estate), the entire balance of the IRA Contract must be paid by December 31 of the year in which occurs the fifth anniversary of owner’s death. If owner had attained his or her Required Beginning Date prior to death, and there is no designated beneficiary or owner’s beneficiary is not an individual, distributions must continue at least as rapidly as under the method in effect at the date of death.

NOTE:Contractual limitations exist that may limit the ability to satisfy an individual's multiple RMD obligations via this annuity.

An IRS penalty tax of up to 25% may be imposed on the amount by which the required minimum distribution in any year exceeds the amount actually distributed in that year.

Withholding

Annuity benefit payments and other amounts received under the Contract are subject to income tax withholding unless the recipient elects not to have taxes withheld. The amounts withheld vary among recipients depending on the tax status of the individual and the type of payments from which taxes are withheld.

Notwithstanding the recipient’s election, withholding may be required on payments delivered outside the United States. Moreover, special withholding rules may require us to disregard the recipient’s election if the recipient fails to supply us with a taxpayer identification number (social security number for individuals), or if the Internal Revenue Service notifies us that the taxpayer identification number provided by the recipient is incorrect.

16.	ADDITIONAL INFORMATION ABOUT THE CONTRACT

The Contract

The entire Contract is made up of the Contract, amendments, riders and endorsements and Data Page. Only our corporate officers can agree to change or waive any provisions of a Contract. Any change or waiver must be in writing and signed by an officer of the Company.

Reliance on Rule 12h-7

The Company relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

The Separate Account

Most assets supporting the Contract are held in an insulated, non-unitized Separate Account established under Iowa law. These assets are not subject to the claims of the creditors of Principal Life Insurance Company. Any guarantees provided under the Contract are subject to the claims paying ability of Principal Life Insurance Company.

An Owner does not have any interest in or claim on the assets in the Separate Account. In addition, neither an Owner nor amounts allocated to the Segment Options participate in the performance of the assets held in the Separate Account. We are not obligated to invest assets in the Separate Account according to specific guidelines or strategies except as may be required by Iowa or other state insurance laws.

The Separate Account is not registered under the Investment Company Act of 1940.

The General Account

Our general obligations and any guaranteed benefits under this Contract are supported by our General Account and are subject to Principal Life Insurance Company’s creditworthiness and claims paying ability. In the Annuitization phase, assets supporting annuity payments are held in the General Account. Assets in the General Account are not segregated for the exclusive benefit of any particular contract or obligation. General Account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The General Account is subject to regulation and supervision by the Iowa Insurance Division and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

Delay of Payments and Other Transactions

In general, we make payment of any amount due under the Contract within seven (7) days from the date we receive a request for payment in Good Order (or earlier if required by law). We generally process other transaction requests as of the close of the Valuation Day on which we receive them in Good Order. We reserve the right to delay payments for up to six months, as permitted by state law.

We also reserve the right to suspend or delay payment or processing of transactions under the following circumstances:

(i)	the NYSE is closed (other than customary weekend and holiday closings);
(ii)	trading on the NYSE is restricted;
(iii)	an emergency exists such that we cannot calculate the Accumulated Value; or
(iv)	during any other period when a regulator by order, so permits.

In addition, we reserve the right to defer payment of that portion of your Accumulated Value that is attributable to a Premium Payment made by check for a reasonable period of time (not to exceed 15 business days) to allow the check to clear the banking system.

Setting Cap Rates, Participation Rates and Annual Interest Rates

The Company retains the right to change the Cap Rate, Participation Rate, and Annual Interest Rate for each applicable Segment Option for each new Segment Term at its discretion, subject to the minimum Cap Rate, minimum Participation Rate, and minimum crediting rate for each applicable Segment Option. The Company considers a number of factors when determining whether to make these changes.

We manage the market risk associated with our obligation to provide Segment Credits for Index- Linked Segment Options in part by trading call and put options and other derivative instruments on the available indices.

The costs of the call and put options and other derivative instruments vary based on market conditions, and we may adjust future Cap Rates and Participation Rates based on these changes. You bear the risk that we may reduce the Cap Rates and Participation Rates for future Segment Terms, which will reduce the amount of positive Segment Credit that you may receive. We determine the applicable Cap Rate and Participation Rate for each Segment Option at our sole discretion. Rates offered on Segment Option renewals may be different from those offered to new investors or offered to you at Contract issuance.

We also consider various factors in determining the Buffer Rates and Floor Rates, including available investment returns, the cost of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Buffer Rates and Floor Rates at our sole discretion, and the Buffer Rate or Floor Rate is guaranteed to never change on a particular Segment Option as long as the Segment Option is available.

Misstatement of Age or Gender

If the age or, where applicable, gender of the Annuitant has been misstated, we adjust the annuity benefit payment under your Contract to reflect the amount that would have been payable at the correct age and gender. If we make any overpayment because of incorrect information about age or gender, or any error or miscalculation, we deduct the overpayment from the next annuity benefit payment(s) due. Underpayments are added to the annuity benefit payment.

With regard to the Accumulation Phase of the Contract, we reserve the right to correct the Contract features to what they would have been based on the correct age and gender. We also reserve the right to take corrective action with respect to benefits that were paid out that shouldn’t have been.

Such a correction could include a change to the calculation of the death benefit or the Required Minimum Distribution amount for your Contract based on the correct age. If an overpayment of death benefits has already occurred based on the incorrect age, we may request return of the overpayment. If an underpayment of death benefits has already occurred based on the incorrect age, we will correct the underpayment. If a partial withdrawal to satisfy the Required Minimum Distribution amount of your Contract has already been taken, we will correct Contract values based on the partial withdrawal being taken based on the correct age.

Assignment

If your Contract is part of your qualified plan, IRA, SEP, or SIMPLE-IRA, you may not assign ownership.

You may assign ownership of your Non-qualified Contract. Each assignment is subject to any payments made or action taken by the Company prior to our notification of the assignment. We assume no responsibility for the validity of any assignment. An assignment or pledge of a Contract may have adverse tax consequences.

An assignment must be made in writing and filed with us at our Home Office. The irrevocable beneficiary(ies), if any, must authorize any assignment in writing. Your rights, as well as those of the Annuitant and beneficiary, are subject to any assignment on file with us. Any amount paid to an assignee is treated as a partial Surrender and is paid in a single payment.

The Company may refuse any assignment or transfer at any time on a non-discriminatory basis.

Contract Termination

We reserve the right to terminate the Contract and make a single payment (without imposing any charges) to you if your Accumulated Value at the end of the accumulation period is less than $2,000. Termination of the Contract will not unfairly discriminate against the Owner.

Telephone and Internet Services

If you elect telephone services or you elect internet services and satisfy our internet service requirements (which are designed to ensure compliance with federal UETA and E-SIGN laws), instructions for the following transactions may be given to us via the telephone or internet:

●	make Segment Option allocation changes prior to the initial Segment Start Date;
●	make Segment Option transfers;
●	address changes;
●	Segment lock-ins; and
●	make withdrawals from your Contract in accordance with the Company’s current withdrawal guidelines.

Neither the Company nor the Separate Account is responsible for the authenticity of telephone service or internet transaction requests. We reserve the right to refuse telephone service or internet transaction requests. You are liable for a loss resulting from a fraudulent telephone or internet order that we reasonably believe is genuine. We follow procedures in an attempt to assure genuine telephone service and internet transactions. If these procedures are not followed, we may be liable for loss caused by unauthorized or fraudulent transactions. The procedures may include recording telephone service transactions, requesting personal identification (for example, name, address, security phrase, password, daytime telephone number, or birth date) and sending written confirmation to your address of record.

Instructions received via our telephone services and/or the internet are binding on both Owners if the Contract is jointly owned.

If the Contract is owned by a business entity or a trust, an authorized individual (with the proper password) may use telephone and/or internet services. Instructions provided by the authorized individual are binding on the Owner.

We reserve the right to modify or terminate telephone service or internet transaction procedures at any time. Whenever reasonably feasible, we will provide you with prior notice (by mail or by email, if previously authorized by you) if we modify or terminate telephone service or internet transaction procedures. In some instances, it may not be reasonably feasible to provide prior notice if we modify or terminate telephone service or internet transaction procedures; however, any modification or termination will apply to all contract owners in a non-discriminatory fashion.

Telephone Services

Telephone services are available to you. Telephone services may be declined on the application or at any later date by providing us with written Notice. You may also elect telephone authorization for your registered representative by providing us written Notice.

If you elect telephone privileges, instructions

●	may be given by calling us at 1-800-852-4450 while we are open for business (generally, between 8 a.m. and 6 p.m. Eastern Time on any day that the NYSE is open).
●	that are in Good Order and received by us before the close of a Valuation Day will be effective as of the close of that Valuation Day.
●	that are in Good Order and received by us after the close of a Valuation Day will be effective as of the close of the next Valuation Day.
●	that are not in Good Order when received by us will not be effective until we receive Good Order instructions.

Internet

Internet services are available to you if you register for a secure login on the Principal Financial Group web site, www.principal.com. You may also elect internet authorization for your registered representative by providing us written Notice.

If you register for internet privileges, instructions

●	that are in Good Order and received by us before the close of a Valuation Day will be effective as of the close of that Valuation Day.
●	that are in Good Order and received by us after the close of a Valuation Day will be effective as of the close of the next Valuation Day.
●	that are not in Good Order when received by us will not be effective until we receive Good Order instructions.

Important Information About Customer Identification Procedures

To help the government fight the funding of terrorism and money laundering activities, Federal law requires financial institutions to obtain, verify, and record information that identifies each person who applies for a Contract. When you apply for a Contract, we will ask for your name, address, date of birth, and other information that will allow us to verify your identity. We may also ask to see your driver’s license or other identifying documents.

If concerns arise with verification of your identification, no transactions will be permitted while we attempt to reconcile the concerns. If we are unable to verify your identity within 30 days of our receipt of your Premium Payment, the Contract will be terminated and any value surrendered in accordance with normal procedures.

We do not knowingly sell annuities that are for the benefit of a business/organization that is illegal under Federal and/or State law (such as a marijuana clinic), or a person who owns or receives income from such an entity or whose source of funds is illegal.

State Regulation

The Company is subject to the laws of the State of Iowa governing insurance companies and to regulation by the Iowa Insurance Division. An annual statement in a prescribed form must be filed by March 1 in each year covering our operations for the preceding year and our financial condition on December 31 of the prior Contract Year. Our books and assets are subject to examination by the Commissioner of Insurance of the State of Iowa, or the Commissioner’s representatives, at all times. A full examination of our operations is conducted periodically by the National Association of Insurance Commissioners. Iowa law and regulations also prescribe permissible investments, but this does not involve supervision of the investment management or policy of the Company.

In addition, we are subject to the insurance laws and regulations of other states and jurisdictions where we are licensed to operate. Generally, the insurance departments of these states and jurisdictions apply the laws of the state of domicile in determining the field of permissible investments.

Financial Statements and Independent Registered Public Accounting Firm

The consolidated financial statements of Principal Life Insurance Company are included in this prospectus. See 19. FINANCIAL STATEMENTS. The audited financial statements included herein have been audited by Ernst & Young, LLP, independent registered public accounting firm, 801 Grand Avenue, Suite 3100, Des Moines, Iowa 50309, for the periods indicated in their reports. The financial statements should be considered only as they relate to our ability to meet our obligations under the Contract. They do not relate to the performance of the Segment Options.

Legal Proceedings

We are regularly a party to litigation, arbitration proceedings and governmental examinations in the ordinary course of our business. While we cannot predict the outcome of any pending or future litigation or examination, we do not believe that any pending matter, individually or in the aggregate, will have a material adverse effect on our or principal underwriter’s business. Additional disclosure concerning legal proceedings can be found in 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 14, Contingencies, Guarantees, Indemnifications and Leases under the caption, “Litigation and Regulatory Contingencies” and 19. FINANCIAL STATEMENTS, Notes to Consolidated Financial Statements, Note 12, Income Taxes under the caption, “Other Tax Information,” which are incorporated here by this reference.

Householding

To avoid sending duplicate copies of materials to Owners, only one copy of the applicable prospectus will be mailed to Owners having the same name and address on our records. The consolidation of these mailings, called householding, benefits us through reduced mailing expense. If you want to receive multiple copies of these materials, you may call us at 1-800-852-4450. You may also notify us in writing. Individual copies of prospectuses and reports will be sent to you within thirty (30) days after we receive your request to stop householding.

Reinstatement

If you fully Surrender the Contract, we do not permit reinstatement except in the limited circumstances described below. If you terminate the Rate Enhancement Rider while your Contract remains in force, the rider cannot be reinstated. You cannot reinstate (i.e., reverse) a partial withdrawal or partial Annuitization.

If you fully Surrendered the Contract, we may permit the terminated Contract to be reinstated when, in our sole judgment, we are required to do so under state law or court order. For example, if you were to replace this Contract with another insurance contract, and you were to exercise a free look right with respect to the replacement contract, the laws of a state could be interpreted as requiring us to allow a reinstatement of the terminated Contract. In the unlikely event that we permit a terminated Contract to be reinstated, the following would apply: (i) we would reinstate the Contract effective as of the original termination date; (ii) we would apply to the Contract the amount we receive to reinstate the Contract plus the amount of the Surrender Charge paid upon termination (“reinstatement amount”) (we will not permit the reinstatement amount to be greater than the total amount paid by us upon the original termination of the Contract); and (iii) the reinstatement amount would be automatically invested in the Fixed Segment Option. On the next Segment Anniversary following the reinstatement, you may transfer the amount in the Fixed Segment Option to any available Segment Option(s). If the Contract was terminated with the Rate Enhancement Rider in force, the Rate Enhancement Rider will also be reinstated. Upon reinstatement, we will deduct the Rate Enhancement Rider charges scheduled during the period between the termination and reinstatement and make any other adjustments necessary to reflect any change in the amount reinstated and the Contract Accumulated Value as of the date of termination.

Disclosure of Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “1933 Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

17.	STATE VARIATIONS

APPENDIX D describes modifications to the information in this prospectus based on specific requirements by one or more state insurance departments as of the date of this prospectus.

18.	INFORMATION ABOUT THE COMPANY

Company’s History

The Company is a stock life insurance company with authority to transact life and annuity business in all states of the United States and the District of Columbia. The Company’s home office is located at: Principal Financial Group, Des Moines, Iowa 50392. The Company is a wholly owned subsidiary of Principal Financial Services, Inc., which in turn, is a wholly owned direct subsidiary of Principal Financial Group, Inc., a publicly-traded company. On June 24, 1879, the Company was incorporated under Iowa law as a mutual assessment life insurance company named Bankers Life Association. The Company became a legal reserve life insurance company and changed its name to Bankers Life Company in 1911. In 1986, the Company changed its name to Principal Mutual Life Insurance Company. In 1998, the Company became Principal Life Insurance Company, a subsidiary stock life insurance company of Principal Mutual Holding Company, as part of a reorganization into a mutual insurance holding company structure. In 2001, Principal Mutual Holding Company converted to a stock company through a process called demutualization, resulting in the current organizational structure.

The direct subsidiaries of the Company are: Principal Real Estate Holding Company, LLC; Principal Reinsurance Company of Vermont; Principal Reinsurance Company of Vermont II; Principal Reinsurance Company of Delaware II; Principal Reinsurance Company of Delaware; and Principal Holding Company, LLC.

Business

Principal Life Insurance Company (“PLIC”) along with its consolidated subsidiaries is a diversified financial services organization offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and workplace benefits and protection solutions in the U.S. We are a direct wholly owned subsidiary of Principal Financial Services, Inc. (“PFS”), which in turn is a direct wholly owned subsidiary of Principal Financial Group, Inc. (“PFG”).

We offer a broad array of retirement and employee benefit and insurance solutions to meet the needs of the business owner and their employees. We are a leading provider of defined contribution plans, nonqualified plans, defined benefit plans and pension risk transfer services. We are also a leading employee stock ownership plan (“ESOP”) consultant. In addition, we are one of the largest providers of specialty benefits and insurance solutions for business owners and their employees. We believe small and medium-sized businesses are an underserved market, offering attractive growth opportunities in the retirement and employee benefit markets.

Our Reportable Segments

We organize our businesses into the following reportable segments:

●Retirement and Income Solutions and
●Benefits and Protection.

We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment.

See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 21, Segment Information for financial results of our segments.

Reinsurance Transactions

During the fourth quarter of 2023, we closed a coinsurance with funds withheld reinsurance transaction with Principal Financial Services (Bermuda) Ltd. (“PFS Bermuda”), an affiliated Class C reinsurer that is a Bermuda exempted company limited by shares, pursuant to which we ceded certain of our term life and pension risk transfer (“PRT”) blocks of business (the “PFS Bermuda Reinsurance Transaction”). During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life & Annuity Re, Ltd. (“Talcott Life & Annuity Re”), a limited liability company organized under the laws of the Cayman Islands and an affiliate of Talcott Resolution Life, Inc., a subsidiary of Sixth Street, pursuant to which we ceded our in-force U.S. retail fixed annuity and universal life insurance with secondary guarantee (“ULSG”) blocks of business (the “Talcott Reinsurance Transaction”). Collectively, these reinsurance transactions are referred to as the “Reinsurance Transactions.” See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 13, Reinsurance, for further details.

Retirement and Income Solutions Segment

Our asset accumulation activities in the U.S. date back to the 1940s when we first began providing pension plan products and services. We offer a comprehensive portfolio of products and services for retirement savings along with select products for retirement income:

●	To businesses of all sizes, we offer products and services for defined contribution plans, including 401(k) and 403(b) plans; defined benefit plans; nonqualified executive benefit plans; stock services, including ESOPs and equity compensation; and pension risk transfer services;
●	To large institutional clients, we also offer investment only products, including guaranteed investment contracts (“GICs”);
●	To employees of businesses and other individuals, we offer the ability to accumulate savings and provide an income stream for retirement and other purposes through mutual funds, individual variable annuities, registered index-linked annuities (“RILAs”) and bank products; and
●	To non-retirement businesses, we offer trust and custody services.

Workplace Savings and Retirement Solutions (“WSRS”)

We offer a wide variety of investment and administrative products and services for defined contribution plans, including 401(k) and 403(b) plans; defined benefit plans; nonqualified executive benefit plans and stock services, including ESOPs and equity compensation.

Products

WSRS products respond to the needs of plan sponsors seeking both administrative and investment services for defined contribution plans or defined benefit plans. The investment component of both the defined contribution and defined benefit plans may be in the form of a guaranteed account, separate account, a mutual fund offering or a collective investment trust. In addition, defined contribution plan sponsors may also offer their own employer securities as an investment option under the plan.

We deliver both administrative and investment services to our defined contribution plan and defined benefit plan customers through annuity contracts, collective investment trusts and mutual funds. Group annuity contracts and collective investment trusts used to fund qualified plans are not required to be registered with the United States Securities and Exchange Commission (“SEC”). Our mutual fund service platform is called Principal Advantage. It is a qualified plan service package based on a series mutual fund, Principal Funds, Inc. We offer investments covering the full range of stable value, equity, fixed income, real estate and international investment options. In addition, WSRS offers plan sponsors trust services through an affiliated trust company.

Markets and Distribution

We offer our WSRS products and services to plans, including qualified and nonqualified defined contribution plans and defined benefit plans. These products and services are offered to businesses of all sizes including plans sponsored by small and mid-sized businesses, which we believe remains underpenetrated, and large institutional clients. We distribute our WSRS products and services nationally, primarily through a captive retirement services sales force. Retirement services sales representatives are an integral part of the sales process alongside the referring consultant or independent advisor. We compensate retirement services sales representatives through a blend of salary and production-based incentives. We administer, on behalf of the plan, commission or fee payments to independent advisors, consultants and agents.

We have a staff of service and education specialists located across the U.S. These specialists play a key role in the ongoing servicing of plans by providing local services to our customers, such as reviewing plan performance, investment options and plan design; communicating the customers’ needs and feedback to us and helping employees understand the benefits of their plans. The following summarizes our distribution channels:

●	We distribute our annuity-based products through intermediaries who are primarily state licensed individuals.
●	Principal Advantage platform is targeted at defined contribution plans through broker-dealer distribution channels. Principal Advantage gives us access to Financial Industry Regulatory Authority registered distributors who are not traditional sellers of annuity-based products and broadens opportunities for us in the investment advisor and broker-dealer distribution channels.
●	Through our Retire Secure strategy we provide financial education and other assistance to individual investors who are participants/members of employer-based accumulation solutions to help them achieve financial security.

We believe our approach to WSRS plan services distribution, which gives us a targeted sales and service presence, along with our offering of Principal® Total Retirement Solutions differentiates us from many of our competitors. We have also established a number of marketing and distribution relationships to increase the sales of our products and services.

Individual Variable Annuities and RILAs

Individual variable annuities and RILAs, which are savings vehicles through which the customer makes one or more deposits of varying amounts and intervals, are offered to individuals.

Products

Our individual variable deferred annuities provide customers with the flexibility to allocate their deposits to mutual funds with variable and guaranteed options. Generally speaking, the customers bear the investment risk for the variable options and have the right to allocate their assets among various separate mutual funds. The value of the annuity fluctuates in accordance with the experience of the mutual funds chosen by the customer. For certain of our variable annuity products, customers have the option to allocate all or a portion of their account to our guaranteed option, in which case we credit interest at rates we determine, subject to contractual minimums.

For certain of our variable annuity products, customers may elect a living benefit guarantee (commonly known in the industry as a guaranteed minimum withdrawal benefit, or “GMWB”). We bear the GMWB investment risk. Our goal is to hedge the GMWB investment risk through the use of sophisticated risk management techniques. Our major source of revenue from individual variable annuities is mortality and expense fees we charge to the customer, generally determined as a percentage of the market value of the assets held in a separate investment sub-account.

In the second quarter of 2023, we began offering a new RILA, which provides policyholders with index-linked investment options and a fixed interest investment option, with different available term lengths. The index-linked investment options include protection against negative index performance through floor or buffer rates.

Markets and Distribution

Our target markets for individual variable annuities and RILAs include owners, executives and employees of small and medium-sized businesses and individuals seeking to accumulate and/or eventually receive distributions of assets for retirement. We market variable annuities and RILAs to individuals for both qualified and nonqualified retirement savings.

We sell our individual variable annuity products primarily through our affiliated financial representatives and unaffiliated broker-dealer firms.

Investment Only

Products

The two primary products for which we provide investment only services are GICs and funding agreements.

GICs and funding agreements pay a specified rate of return. The rate of return can be a floating rate based on an external market index or a fixed rate. Our investment only products contain provisions disallowing or limiting early surrenders, including penalties for early surrenders and minimum notice requirements.

Deposits to investment only products are predominantly in the form of single payments. As a result, the level of new deposits can fluctuate from one fiscal quarter to another. The amounts earned by us are derived in part from the difference between the investment income earned by us and the amount credited to the customer.

Markets and Distribution

Funding agreements are issued directly to non-qualified institutions, the Federal Home Loan Bank of Des Moines (“FHLB Des Moines”) and unconsolidated special purpose entities. As part of our funding agreement-backed note programs, U.S. and foreign institutional investors purchase debt obligations from the special purpose entity which, in turn, purchases the funding agreement from us with terms similar to those of the debt obligations. The strength of this market is dependent on debt capital market conditions. As a result, our sales through this channel can vary widely from one quarter to another.

Pension Risk Transfer

Products

Pension risk transfer products respond primarily to the needs of pension plan sponsors in the form of single premium group annuities, which are immediate or deferred annuities that provide a current or future specific income amount, fully guaranteed by us. The majority of our business originates from defined benefit plans that are being terminated. In these situations, the plan sponsor transfers all its obligations under the plan to an insurer by paying a single premium. Generally, plan sponsors restrict their purchases to insurance companies with superior or excellent financial quality ratings because the Department of Labor (“DOL”) has mandated that annuities be purchased only from the “safest available” insurers.

Since premium received from pension risk transfer products is generally in the form of single payments, the level of premiums can fluctuate depending on the number of large-scale annuity sales in a particular quarter.

Markets and Distribution

Our primary distribution channel for pension risk transfer products is comprised of several specialized home office sales consultants working through consultants and brokers that specialize in this type of business. Our sales consultants also make sales directly to institutions. Our nationally dispersed retirement services sales representatives act as a secondary distribution channel for these products.

Banking Services

Principal Bank is a U.S. federal savings bank that was formed in February 1998. Principal Bank operates under a limited purpose charter and may only accept deposits held in a fiduciary capacity; however, it may not hold demand deposits. It also may not own commercial loans or originate loans.

Products

Individual retirement accounts are provided by Principal Bank, primarily funded by retirement savings rolled over from qualified retirement plans. Principal Bank offers Federal Deposit Insurance Corporation ("FDIC") insured cash solutions for customers in the form of savings accounts, money market accounts and certificates of deposit. The deposit products provide a relatively stable source of funding and liquidity for Principal Bank and are backed by purchases of investment securities and residential mortgage loans. In addition, Principal Bank serves as a trustee or custodian for institutional customers and facilitates cash sweep services for its affiliates and their customers through the Principal Deposit Sweep program.

Markets and Distribution

Principal Bank offers products and services primarily to participants rolling out of qualified retirement plans largely serviced by affiliates of PFG. Principal Bank services customers by telephone, mail and internet and offers digital advice services through its subsidiary, Principal Advised Services, LLC.

Individual Fixed Annuities

In 2021, we ceased sales of individual fixed annuity products, and in 2022, we reinsured the block of business existing as of January 1, 2022, with Talcott Life & Annuity Re as part of the Talcott Reinsurance Transaction. Annuitizations from existing products occurring after this date are not reinsured.

Benefits and Protection Segment

Our Benefits and Protection segment activities date back to 1879 when we first began selling individual life insurance products. We expanded our offering to include group insurance products in the 1940s and have continued to expand our product portfolio over time. We are uniquely positioned to protect businesses through our broad set of solutions, our expertise and the experiences we offer.

●	We protect their employees by offering a comprehensive set of employee benefits that helps recruit and retain talent including nonqualified deferred compensation, employer paid and voluntary group benefits, and guaranteed standard issue life and individual disability insurance.
●	We protect their business in the event of a death, disability or resignation of a key employee or future change in management through business owner solutions and disability solutions.
●	We protect business owners and their personal needs by helping maintain their lifestyle through life or disability insurance and building and protecting their retirement savings.

We organize our operations into two divisions: Specialty Benefits and Life Insurance. However, we share key resources in our core areas such as strategic leadership, distribution, operations and marketing.

Specialty Benefits

Specialty Benefits, which includes group dental, vision, life, critical illness, accident, hospital indemnity, paid family and medical leave (“PFML”), disability insurance and individual disability insurance, is an important component of the employee benefit offering primarily at small and medium-sized businesses.

Products and Services

Group Dental and Vision Insurance. Our plans provide partial reimbursement for dental and vision expenses. In addition to indemnity and preferred provider organization dental offered on both an employer paid and voluntary basis, we offer a prepaid dental plan in Arizona through our Employers Dental Services, Inc. subsidiary. We also offer a discount dental product nationally. Our indemnity vision and our managed care vision products are offered on both an employer paid and voluntary basis.

Group Life and Other Insurance. Our group life insurance provides coverage to employees and their dependents for a specified period. We currently sell traditional group life insurance that does not provide for accumulation of cash values on both an employer paid and voluntary basis. Our group life insurance business remains focused on the traditional, annually renewable term product.

Group Disability Insurance. Our group disability insurance provides a benefit to insured employees who become disabled. In most instances, this benefit is in the form of a monthly income. Our group disability products include both short-term and long-term disability, offered on both an employer paid and voluntary basis. We also provide disability management services, called rehabilitation services, to assist individuals in returning to work as quickly as possible following disability. We work with disability claimants to improve the approval rate of Social Security benefits, thereby reducing payment of benefits by the amount of Social Security payments received. We also offer voluntary critical illness insurance, which provides a lump-sum benefit to pay for additional expenses associated with common critical illnesses; voluntary accident insurance, which pays a lump sum benefit when covered injuries occur because of an accident; and hospital indemnity insurance, which provides a lump sum benefit associated with hospitalization. In 2021, we began selling PFML on a limited basis, which provides paid time off to care for specified family needs or an employee’s own serious health condition.

Individual Disability Insurance. Individual disability insurance has been sold since the early 1950s. Our individual disability insurance products provide income protection to the insured member and/or business in the event of disability. In most instances, this benefit is in the form of a monthly income. In addition to income replacement, we offer products to pay business-related costs such as overhead expenses for a disabled business owner, buy-out costs for business owners purchasing a disabled owner’s interest in the business, expenditures for replacement of a key person and business loan payments. We also offer a product to protect retirement savings in the event of disability.

Fee-for-Service. We offer administration of group dental, disability and vision benefits on a fee-for-service basis.

Life Insurance

We specialize in providing solutions primarily for small to medium-sized businesses to protect against risk and loss, assist with succession planning and wealth transfer and to build and protect wealth for retirement. We also provide solutions to meet the personal needs of business owners, executives and key employees. As of September 30, 2021, we narrowed our focus to the business market and ceased sales to the retail consumer market. In 2022, we reinsured our ULSG block of business with Talcott Life & Annuity Re as part of the Talcott Reinsurance Transaction.

Products and Services

Our Business Owner Solutions platform as well as our nonqualified deferred compensation offering combines administration and consulting to service our clients’ needs. We focus on the business and personal insurance needs of owners, executives and key employees primarily of small and medium-sized businesses with an emphasis on providing insurance solutions for nonqualified executive benefits. We no longer market our products to retail customers. We offer a variety of individual life insurance products, both interest sensitive (including universal life, variable universal life and indexed universal life insurance) and traditional.

Interest Sensitive. Interest sensitive includes universal life, variable universal life and indexed universal life insurance products; however, we no longer market universal life insurance with lifetime secondary guarantee provisions. These products offer the policyholder the option of adjusting both the premium and the death benefit amounts of the insurance contract. Universal life insurance typically includes a cash value account that accumulates at a credited interest rate based on the investment returns of the block of business. Variable universal life insurance is credited with the investment returns of the various investment options selected by the policyholder. Indexed universal life is credited with investment returns tied to an external index, subject to a contractual minimum and maximum.

After a deduction for policy level expenses, we credit net deposits to an account maintained for the policyholder. For universal life contracts, the entire account balance is invested in the general account. Interest is credited to the policyholder’s account based on the earnings on general account investments, subject to contractual minimums. For variable universal life contracts, the policyholder may allocate the account balance among our general account and a variety of separate accounts underlying the contract. Interest is credited on amounts allocated to the general account in the same manner as for universal life. Net investment performance on separate accounts is allocated directly to the policyholder accounts; the policyholder bears the investment risk. For indexed universal life, the policyholder may allocate the account balance among our general account and two index accounts. Interest is credited on amounts allocated to the general account in the same manner as for universal life. Net investment performance on the index accounts is allocated directly to the policyholder accounts, subject to the contractual minimum and maximum. Some of our interest sensitive contracts contain what are commonly referred to as “secondary” or “no-lapse” guarantee provisions. These no-lapse guarantees keep the contract in force, even if the policyholder’s account balance is insufficient to cover all of the contract charges, provided that the policyholder has continually paid a specified minimum premium.

Traditional Life Insurance. Traditional life insurance includes term, whole and adjustable life insurance products; however, we no longer market whole and adjustable life insurance products. Term insurance products provide a guaranteed death benefit for a specified period of time in return for the payment of a fixed premium. Whole life policies provide a guaranteed death benefit and a cash surrender value in return for payment of fixed premiums. Adjustable life insurance products provide a guaranteed benefit in return for the payment of a fixed premium while allowing the policyholder to set the coverage period, premium and face amount combination.

Benefits and Protection Markets and Distribution

For each of our products, administration and distribution channels are customized to meet customer needs and expectations for that product.

We market our group insurance products primarily to small and medium-sized businesses, through brokers and consultants. We sell our group insurance products in all 50 states and the District of Columbia. We continually adapt our products and pricing to meet local market conditions and to comply with state and federal legislation. We market our fee-for-service capabilities to employers that self-insure their employees’ dental, disability and vision benefits. We market our fee-for-service businesses in all 50 states and the District of Columbia.

The group insurance market continues to see a shift to voluntary/worksite products due to various pressures on employers. In keeping with this market change, which shifts the funding of such products from the employer to the employee, we continue to place an enhanced focus on our voluntary benefits platform. We believe the voluntary/worksite market presents growth opportunities and we will continue to develop strategies to capitalize on this expanding market.

Service representatives play a key role in servicing the case by providing local, responsive services to our customers and their brokers, such as renewing contracts, revising plans, solving administrative issues and communicating the customers’ needs and feedback to us.

We sell our individual life and individual disability insurance products in all 50 states and the District of Columbia, primarily targeting owners, executives and key employees of small and medium-sized businesses. Our life insurance sales efforts focus on the Nonqualified Deferred Compensation and the Business Solutions market. This strategy offers solutions to address business owner financial challenges such as exiting the business, business transition, retaining key employees and retirement planning. Key employees also have needs to supplement retirement income, survivor income and business protection. We believe the Business Owner Solutions segment offers growth opportunities and we will continue to develop strategies to capitalize on this expanding market.

We distribute our individual life and individual disability insurance products through our affiliated financial representatives and independent brokers, as well as other marketing and distribution alliances. To meet the needs of the various marketing channels, particularly the independent brokers, we employ wholesale distributors — Regional Vice Presidents for nonqualified, business solutions and individual disability.

Corporate Segment

Our Corporate segment manages the assets representing capital that has not been allocated to any other segment. Financial results of the Corporate segment primarily reflect our financing activities (including financing costs), income on capital not allocated to other segments, inter-segment eliminations, income tax risks and certain income, expenses and other adjustments not allocated to the segments based on the nature of such items. Results of our exited group medical and long-term care insurance businesses are reported in this segment.

Competition

Competition is based on several factors including customer segments, product types and features, external peer comparisons, go-to-market strategies, compensation structure, price, performance, capital markets, capital liquidity and financial strength ratings. We compete with many financial services companies, such as banks, mutual funds, institutional trust companies, broker-dealers, insurers, recordkeepers and wealth managers. Some of these companies may offer a broader array of products, more competitive pricing, greater diversity of distribution sources, better brand recognition or, with respect to insurers, higher financial strength ratings. Some may have greater financial resources with which to compete or have better investment performance at various times. We distinguish ourselves from our competitors through three positional advantages:

●	our favored customer access through valuable distribution relationships;
●	our ability to integrate solutions and services; and
●	our focus on high growth markets.

Regulation

Our businesses are subject to regulation and supervision by U.S. federal and state regulatory authorities. Our businesses are also subject to U.S. federal, state and local laws.

U.S. Insurance Laws and Regulations

We are subject to the insurance holding company laws in the states where our insurance companies are domiciled. We are domiciled in Iowa and our principal insurance regulatory authority is the Insurance Division of the Department of Commerce of the State of Iowa. Our other U.S. insurance companies are principally regulated by the insurance departments of the states in which they are domiciled. These laws generally require each insurance company directly or indirectly owned by the holding company to register with the insurance department in the insurance company’s state of domicile and to furnish financial and other information about the operations of the companies within the holding company system. Most states have insurance laws that require regulatory approval of a direct or indirect change in control of an insurer or an insurer’s holding company and laws that require prior notification to state insurance departments of a change in control of a non-domiciliary insurance company doing business in that state.

Annually, our U.S. insurance companies must submit an opinion from a board-appointed qualified actuary to state insurance regulators, where licensed, on whether the statutory assets backing statutory reserves are sufficient to meet contractual obligations and related expenses of the insurer. If such an opinion cannot be rendered noting the sufficiency of assets, the insurance company must set up additional statutory reserves drawing from available statutory surplus until such an opinion can be given.

State insurance departments have broad administrative powers over the insurance business, including insurance company licensing and examination, agent licensing, establishment of reserve requirements and solvency standards, premium rate regulation, admittance of assets to statutory surplus, policy form approval, unfair trade and claims practices regulation and other matters. State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies. See Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources for further details.

In order to enhance the regulation of insurer solvency, the National Association of Insurance Commissioners (“NAIC”) has established risk-based capital (“RBC”) standards. The standards require life insurers to submit a report to state regulators on an annual basis regarding their RBC based upon categories of risk including the following: asset risk, insurance risk, interest rate risk and business and operational risk. As of December 31, 2023, the statutory surplus of each of our U.S. life insurance companies exceeded the minimum RBC requirements.

The following authorities regularly make inquiries and conduct examinations or investigations regarding our compliance with applicable laws and regulations:

●	state and federal insurance regulatory authorities;
●	state and federal securities regulatory authorities;
●	federal agencies, such as the DOL;
●	state law enforcement agencies and
●	state attorneys general.

Each state has insurance guaranty association laws under which insurers doing business in a state can be assessed, up to prescribed limits, in order to cover contractual benefit obligations of insolvent insurance companies. The guaranty associations levy assessments on each member insurer in a jurisdiction on the basis of the proportionate share of the premiums written by such insurer in the lines of business in which the insolvent insurer is engaged. Some jurisdictions permit the member insurers to recover the assessments paid through full or partial premium tax offsets.

U.S. Executive Orders

The President of the United States manages the operations of the Executive branch of Government through Executive orders. As a U.S.-based business, we are subject to certain Executive orders that could affect our business, operations, regional footprint, risk management strategies and investments and increase our costs of compliance.

Securities Regulation

Insurance and investment products that require registration with the SEC, such as variable annuities, RILAs, variable life insurance and some funding agreements that constitute securities are subject to securities laws and regulations, including U.S. state securities regulation as well as U.S. federal regulation under the SEC and other regulatory authorities. These regulations affect investment advice, sales and related activities for these products and the compliance oversight construct.

Employee Retirement Income Security Act

As we provide products and services for U.S. and Puerto Rico employee benefit plans, we are subject to regulation under the Employee Retirement Income Security Act (“ERISA”). ERISA provisions include reporting and disclosure requirements and standards of conduct.

Banking Regulation

Principal Bank, a wholly owned subsidiary, is a U.S. federal savings bank regulated by the Office of the Comptroller of the Currency. Principal Bank’s depositors are insured by the FDIC up to specified limits, making Principal Bank subject to certain of the FDIC’s regulations.

Trust Regulation

Delaware Charter Guarantee & Trust Company conducting business as Principal Trust Company, a wholly owned subsidiary, is a Delaware state chartered trust company regulated by the State of Delaware Office of the State Bank Commissioner. Principal Trust Company is subject to Delaware banking and trust law.

Environmental Regulation

As we own and operate real property, we are subject to U.S. federal, state and local environmental laws and could be subject to environmental liabilities and costs associated with required remediation of our properties. We routinely have environmental assessments performed for real estate being acquired or used as collateral for commercial mortgages we use for investment.

Risk Management

Like all financial services companies, we are exposed to a wide variety of financial, operational and other risks, as described in “Risk Factors.” We have formalized our enterprise risk management approach to enable us to have the right people, culture, tools, knowledge, information, processes and controls in place to effectively identify, measure, monitor, communicate and manage risks within established limits and risk tolerances. Enterprise Risk Management is a key component of our business model. It helps us:

●	Identify and successfully manage those risks that present profitable growth opportunities and avoid those that don’t.
●	Balance the sometimes-competing demands of our various constituencies; meet our customer obligations and satisfy regulatory requirements.

We utilize an integrated risk management framework to help us identify, assess, monitor, report, manage and aggregate our material risks within established risk appetites and risk tolerances. The framework delivers important perspective that is used in strategic and tactical decision making and is adaptable to changes in our businesses and in the external environments in which we operate. Our approach also requires a commitment to continuous improvement and ongoing validation.

Our governance structure includes Board of Directors (“Board”) oversight, internal risk committees, an enterprise risk management function and embedded risk professionals in our business units and functional areas.

Our internal risk committees meet on a regular and frequent basis to discuss various issues and review profile status. Each business unit has its own committee that is responsible for oversight of the material risks within the unit or area. These committees may include corporate leaders. We also have internal committees that provide oversight around a certain risk or group of related risks across the organization. This matrix approach helps us maintain comprehensive risk coverage and preserve an integrated view of risks. The Enterprise Risk Management Committee, comprised of members from the Executive Management Group (“EMG”), exercises enterprise-wide oversight for our most significant risk profiles.

The business units and functional areas have primary responsibility for identifying, assessing, monitoring, reporting and managing their own risks. Our Chief Enterprise Risk Management Officer and supporting staff (independent of the business units) work closely with the dedicated risk professionals in the business units to provide objective oversight, framework enablement and aggregated risk analysis. This results in a model where risk management can be closer to actual risks while also facilitating effective oversight and consolidation at the enterprise level.

Internal Audit provides independent, risk-based and objective assurance and advice designed to add value and improve our operations. It helps us accomplish our objectives by bringing a systematic, disciplined approach to evaluate and improve the effectiveness of risk management, internal control and governance processes; and by promoting continuous improvement. The Chief Internal Auditor reports functionally to the Board Audit Committee and administratively to our Chief Risk Officer.

Risk appetites, tolerances and limits have been established from an enterprise-wide and business unit perspective for specific risk categories, where appropriate. We monitor a variety of risk metrics on an ongoing basis and take the appropriate steps to manage our established risk appetites and tolerances. Quarterly risk reporting provides a feedback loop between business units, functional areas, our internal risk committees and the enterprise risk management function. This reporting also includes perspectives on emerging risk.

To the extent potentially significant business activities or operational initiatives are considered, analysis of the possible impact on our risk profile takes place. This analysis includes, but is not limited to, the capital implications; the impact on near term and long-term earnings; the ability to meet our targets with respect to return on equity, liquidity, debt/capital, cash coverage, business risk and operational risk; and the impact to our reputation.

Human Capital

We do not have employees of our own, but rather are provided our personnel by an affiliate, Principal Workforce, LLC (“Principal Workforce”). As of December 31, 2023, Principal Workforce employed approximately 12,000 people. These employees work from many locations across multiple businesses and are united behind a common purpose: to help more people and businesses gain greater access to financial security. We start by listening to our customers to understand their needs, goals and barriers. From there, we leverage our expertise to provide the guidance, products and experiences to create opportunities for more people to save, invest and protect their financial futures. Our purpose serves as a foundation for attracting, retaining and developing a workforce motivated by quality employment and purposeful work.

In 2023, our commitment to enabling high performing teams remained strong. We continued to attract, retain and develop the top talent needed to deliver on our enterprise strategy. Our talent initiatives focus on fostering a community that cares, enabling a tailored approach to life and work, providing meaningful work and granting access to boundless opportunities across the enterprise. Because of the employee value proposition offered, we are confident in our ability to build teams with the diverse talent necessary to succeed.

We invest in the development of our employees in a variety of ways, including through experiential learning, growth assignments, relationships with colleagues, formal programming and just-in-time resources. We have an enterprise learning platform that allows us to curate learning content that aligns with enterprise priorities to ensure employees have the skills necessary to contribute to our success now and into the future. These investments also make certain that our employees can develop the skills most critical to their current and future career aspirations. We continue to pilot new programs, such as our Career Development Network, that create the space for employees to learn new skills and navigate their career. Additional targeted development opportunities exist for leaders and employees identified as high potential talent.

We know a diverse workforce and inclusive culture make us stronger and remain committed to providing a work environment where every employee feels welcomed, respected and has an opportunity to thrive. We are committed to providing our leaders with regular implicit bias and inclusive leadership training, with the goal of establishing better-connected teams and enabling thoughtful decision-making.

Internally, we measure the progress of our diversity, equity and inclusion efforts in multiple ways, including through our U.S. Diversity Index comprised of predominantly objective metrics across our workforce. We also survey employees about their sense of belonging and report the results through our Global People Inclusion Index. The results of our U.S. Diversity Index and Global People Inclusion Index help us to measure company-wide performance. On an annual basis we partner with an external consultant to conduct a pay equity study; we believe the results of this study place us in a best-in-class category as compared to financial services industry peers.

We continuously strive to evolve our human capital policies and processes. To better understand and improve upon talent trends, we use an enterprise people scorecard, where we report employee data and insights on retention, learning, hiring, engagement and productivity. In 2023 we provided company-wide exit surveys to departing employees and their leaders, enabling us to better understand turnover trends and rationales. Leaders conducted proactive employee stay conversations and quarterly performance check-ins. In addition, we actively monitored our Engagement Index, which is a clear indicator of employee engagement across the organization. These tools allowed us to gather insights and create actions to manage turnover, including tailored development opportunities and compensation increases for roles in high demand. Our customer focus, commitment to ethical practices, continuous learning opportunities and inclusive environment drive a strong culture where employees can thrive.

Our competitive total rewards offerings are also critical components of our Principal Workforce employee value proposition. The programs for the broader employee population include our employee stock purchase plan and our annual incentive program. For select roles, we offer a long-term incentive plan, which is a stock-based compensation plan. Critical talent and high performing employees are eligible to receive stock awards under our discretionary stock program. Retirement programming for U.S. employees includes eligibility for our 401(k) plan, with a robust company match. Additionally, employees are eligible to participate in a cash balance defined benefit plan. We also offer our Principal Workforce employees a comprehensive suite of health and welfare benefits, designed to support them through all stages of their career and life. We put a special emphasis on employee wellbeing by offering a wide range of programming aimed at improving overall health, including a state-of-the-art wellness center at our headquarters and gym reimbursement at other locations.

In addition to providing competitive total rewards, we provide our workforce a myriad of opportunities to support their communities and causes that are important to them. We encourage in-person and virtual volunteerism through our volunteer time off policy. As an example of this, at the Community Learning Center housed at our headquarters in Des Moines, Iowa, employees have ready access to a variety of volunteer opportunities, including the ability to mentor students, provide professional development coaching and teach future ready job skills like coding. A generous Dollars for Doers program provides employees a microgrant credit based on volunteer hours they record in our Corporate Social Responsibility platform, enabling employees to contribute earned credits to any nonprofit they choose. We also offer a giving program through which we provide a 50% match on employee monetary contributions, with the company match going directly to the organization to which a Principal Workforce employee has donated.

Risk Factors

Summary of Risk Factors

This section provides a summary of the risks that may impact our performance in the future. For details of our various risk factors and their impacts, see Risk Factors Discussion.

Our risk factors are organized into the following categories: 1) Risks relating to economic conditions, market conditions and investments, 2) Risks relating to estimates, assumptions and valuations, 3) Risks relating to laws, regulations and taxation, 4) Risks relating to our business and 5) General risks.

Risks relating to economic conditions, market conditions and investments

In general, economic and market conditions can cause variability in the following factors: demand for our products and services, short-term and long-term interest rates, inflation and deflation, equity returns, credit spreads, liquidity of investments, level of premiums and deposits, level of delinquencies and defaults, level of claims, level of surrenders and withdrawals, and foreign exchange rates. The net effect of this variability can include reductions in business volumes, reductions in revenues, additional operating expenses, reductions or volatility in net income, inability to meet liquidity needs, inability to access capital and increased cost of capital.

Risks relating to estimates, assumptions and valuations

We use financial models to price our products, calculate reserves and other actuarial balances, value our investments and determine the amount of allowances or impairments taken on our investments. These models include the use of methodologies, assumptions and estimates. If actual experience is different than our models, our financial results could be impacted. This could impact the timing of our net income or adversely affect our results of operations and financial condition.

Risks relating to laws, regulations and taxation

Many different regulatory bodies govern our company. We are required to comply with securities laws; insurance regulations; employee benefit plan regulations; financial services regulations; U.S. tax regulations; environmental, social and governance (“ESG”) requirements; and cybersecurity and privacy regulations. Complying with the various regulations can increase our cost of doing business, limit our available capital or impact how we do business. We could also face potential fines or reputational risk if we do not comply. In addition, changes in tax laws can reduce sales of certain tax-advantaged products or increase our operating expenses. Changes in accounting standards may adversely impact reported results of operations and financial condition. Litigation and tax audits can increase costs and create adverse publicity.

Risks relating to our business

Business risks include risks associated with competition, products, fraud, external business partner relationships and acquisitions. In general, the risks related to our business can cause variability in the following factors: demand for our products and services, level of premiums and deposits, level of claims and level of surrenders and withdrawals. The net effect of this variability can include reductions in business volumes, disruptions in business operations, reductions in revenues, increased claims or operating expenses, reduced economic activity, reductions or volatility in net income or adverse effects on our results of operations and financial condition.

General risks

These risks are of a general nature and include the risk of catastrophic event; the risk of climate change; the risk of technological and societal changes; reputational risk; intellectual property risk; risks associated with attracting, developing and retaining qualified employees; the risk of interruptions in information technology, infrastructure or other systems; loss of key vendor relationships and risks associated with our enterprise risk management framework. General risks can result in reductions in business volumes, reductions in revenues, additional operating expenses, reductions or volatility in net income, or adverse effects on our results of operations and financial condition.

Risk Factors Discussion

Risks relating to economic conditions, market conditions and investments

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, as well as our access to capital and cost of capital.

Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by volatility, uncertainty and disruption in the capital and credit markets.

We maintain a level of cash and securities which, combined with expected cash inflows from investments and operations, is believed adequate to meet anticipated short-term and long-term benefit and expense payment obligations. However, withdrawal and surrender levels may differ from anticipated levels for a variety of reasons, such as changes in economic conditions or changes in our claims paying ability and financial strength ratings. For additional information regarding our exposure to interest rate risk and the impact of a downgrade in our financial strength ratings, see risk factors entitled Changes in interest rates or credit spreads or a prolonged low interest rate environment may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period to period and A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition. In addition, mark-to-market adjustments on our investments and derivative instruments may lead to fluctuations in our reported capital. Volatility, uncertainty or disruptions in the capital or credit markets may result in the need for additional capital to maintain a targeted level of U.S. statutory capital relative to the NAIC’s RBC requirements. In the event our current internal sources of liquidity do not satisfy our needs, we may have to seek additional financing and, in such case, we may not be able to successfully obtain additional financing on favorable terms or at all. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as customers’ or lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us.

Disruptions, uncertainty or volatility in the capital and credit markets may limit our access to capital required to operate our business, most significantly our insurance operations. Such market conditions may limit our ability to replace, in a timely manner, maturing liabilities; satisfy statutory capital requirements; fund redemption requests on insurance or other financial products; generate fee income and market-related revenue to meet liquidity needs and access the capital necessary to grow our business. As such, we may be forced to delay raising capital, issue shorter tenor securities than we prefer, utilize available internal resources or bear an unattractive cost of capital, which could decrease our profitability and significantly reduce our financial flexibility and liquidity.

In addition, we maintain credit facilities with various financial institutions as a potential source of excess liquidity. These facilities are in place to bridge timing in cash flows to minimize the cost of meeting our obligations, particularly during periods when alternative sources of liquidity are limited. Our ability to borrow funds under these facilities is conditioned on our satisfaction of covenants and other requirements contained in the facilities. Our failure to comply with these covenants, or the failure of lenders to fund their lending commitments, would restrict our ability to access these credit facilities and, consequently, could limit our flexibility in meeting our cash flow needs.

For further discussion on liquidity risk management, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.

Conditions in the global capital markets, including the equity, bond or real estate markets, and the economy generally may materially and adversely affect our business and results of operations.

Our results of operations are materially affected by conditions in the global capital markets and the economy in the U.S. Continued adverse economic conditions may result in a decline in our revenues and erosion of our profit margins. In addition, in the event of extreme prolonged market events and economic downturns, we could incur significant losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Because the revenues of our asset accumulation business are largely based on account values, a decline in equity, bond or real estate markets will decrease our revenues. Turmoil in these markets could lead investors to withdraw from these markets, decrease their rates of investment or refrain from making new investments, which may reduce our revenues and net income.

For further discussion on equity risk management, see Quantitative and Qualitative Disclosures About Market Risk — Equity Risk.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets, investor and consumer confidence, foreign currency exchange rates, inflation levels and our ability to manage inflation risk effectively all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment, negative investor sentiment and lower consumer spending, the demand for our financial and insurance products could be adversely affected. In addition, we may experience an elevated incidence of claims and lapses or surrenders of policies. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, reductions in employment levels of our existing employer customers may result in a reduction in membership levels and premium income for our specialty benefits products. Participants within the retirement plans for which we provide administrative services may elect to reduce or stop their payroll deferrals to these plans, which would reduce revenues. In addition, reductions in employment levels may result in a decline in employee deposits into retirement plans. Adverse changes in the economy could affect net income negatively and could have a material adverse effect on our business, results of operations and financial condition.

Changes in interest rates or credit spreads or a prolonged low interest rate environment may adversely affect our results of operations, financial condition and liquidity, and our net income can vary from period to period.

During periods of declining interest rates or prolonged low interest rates, the interest rates we earn on our assets may be lower than the rates assumed in pricing our products, thereby reducing our profitability. For some of our products, such as GICs and funding agreements, we are unable to lower the rate we credit to customers in response to the lower return we will earn on our investments. In addition, guaranteed minimum interest rates on our life insurance and annuity products may constrain our ability to lower the rate we credit to customers. Declining interest rates may also lead to a reduction in revenues related to our trust and custody business. Declining interest rates may result in increases in our reserves and other actuarial balances, potentially reducing net income or other comprehensive income (“OCI”). During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that we own, which would force us to reinvest the proceeds at lower interest rates. Furthermore, declining interest rates may reduce the rate of policyholder surrenders and withdrawals on our life insurance and annuity products, thus increasing the duration of the liabilities and creating asset and liability duration mismatches. Low interest rates may also increase the cost of hedging certain product features or riders. Declining interest rates or a prolonged low interest rate environment may also result in changes to the discount rate used for valuing our other postretirement employee benefit (“OPEB”) obligation, which could negatively impact our results of operations and financial condition. In addition, certain statutory capital and reserve requirements are based on formulas or models that consider interest rates and a prolonged period of low interest rates may increase the statutory capital we are required to hold as well as the amount of assets we must maintain to support statutory reserves. Declining interest rates may cause a decrease in the value of market risk benefit (“MRB”) assets and an increase in the value of MRB liabilities and other liabilities held at fair value on our consolidated statements of financial position, potentially reducing net income or OCI.

Increases in market interest rates may also adversely affect our results of operations, financial condition and liquidity. During periods of increasing market interest rates, we may offer higher crediting rates on our insurance and annuity products to keep these products competitive. Because returns on our portfolio of invested assets may not increase as quickly as current interest rates, we may have to accept lower spreads, thus reducing our profitability. Rapidly rising interest rates may also result in an increase in policy surrenders, withdrawals and requests for policy loans as customers seek to achieve higher returns. In addition, rising interest rates may cause a decrease in the value of financial assets held at fair value on our consolidated statements of financial position. We may be required to sell assets to raise the cash necessary to respond to an increase in surrenders, withdrawals and loans, thereby realizing capital losses on the assets sold. An increase in policy surrenders and withdrawals may also require us to accelerate amortization of our deferred acquisition cost (“DAC”) asset relating to these products. Rising interest rates may also cause a decline in the value of the fixed income assets we manage, resulting in a reduction in our fee revenue in the short term. In addition, a significant increase in interest rates may cause a reduction in the fair value of intangible assets in our reporting units, potentially leading to an impairment of goodwill or other intangible assets.

For further discussion about interest rate risk management, see Quantitative and Qualitative Disclosures About Market Risk – Interest Rate Risk.

Our exposure to credit spreads primarily relates to market price variability and reinvestment risk associated with changes in credit spreads. A widening of credit spreads would cause unrealized losses in our investment portfolio, would increase losses associated with credit-based derivatives we have sold that do not qualify or have not been designated for hedge accounting where we assume credit exposure and, if issuer credit spreads increase as a result of fundamental credit deterioration, would likely result in higher allowances. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturities. Credit spread tightening may also cause an increase in the reported value of certain liabilities that are valued using a discount rate that reflects our own credit spread. In addition, market volatility may make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period-to-period changes from market volatility, which could have a material adverse effect on our results of operations or financial condition.

Our investment portfolio is subject to several risks that may diminish the value of our invested assets and the investment returns credited to customers, which could reduce our sales, revenues and net income.

An increase in defaults or write-downs on our fixed maturities portfolio may reduce our profitability.

We are subject to the risk that the issuers of the fixed maturities we own will default on principal and interest payments. An increase in defaults on our fixed maturities portfolio could harm our financial strength and reduce our profitability.

An increased rate of delinquency and defaults on our commercial mortgage loans, including balloon maturities with and without amortizing payments, may adversely affect our profitability.

Our commercial mortgage loan portfolio faces both delinquency and default risk. An increase in the delinquency rate of, and defaults under, our commercial mortgage loan portfolio could harm our financial strength and decrease our profitability.

Our investment operations include commercial mortgage loans with balloon payment maturities. A balloon maturity is a loan with all or a meaningful portion of the loan amount due at the maturity of the loan. The default rate on commercial mortgage loans with balloon payment maturities has historically been higher than commercial mortgage loans with a fully amortizing loan structure. Since a significant portion of the principal is repaid at maturity, the amount of loss on a default is generally greater than fully amortizing commercial mortgage loans. An increase in defaults on balloon maturity loans as a result of the foregoing factors could harm our financial strength and decrease our profitability.

Mark-to-market adjustments on equity securities, trading securities and derivative instruments may reduce our profitability or cause volatility in our net income.

Our investment portfolio includes equity securities, trading securities and derivative instruments that are reported at fair value on the consolidated statements of financial position with changes in fair value reported in net income. Mark-to-market adjustments on these investments may reduce our profitability or cause our net income to vary from period to period. We anticipate that acquisition and investment activities may increase the number and magnitude of these investments in the future.

We may have difficulty selling our privately placed fixed maturities, mortgage loans and real estate investments because they are less liquid than our publicly traded fixed maturities.

We hold certain investments that may be less liquid than our publicly traded fixed maturities, such as privately placed fixed maturities, mortgage loans and real estate investments. If we require significant amounts of cash on short notice, we may have difficulty selling these investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize or both. The reported value of our relatively illiquid types of investments, our investments in the asset classes described above and, at times, our high quality, generally liquid asset classes, do not necessarily reflect the lowest possible price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance we will be able to sell them for the prices at which we have recorded them, and we may be forced to sell them at significantly lower prices.

The impairment of derivative counterparties could adversely affect us.

We use derivative instruments to hedge various risks we face in our businesses. See Quantitative and Qualitative Disclosures About Market Risk. We enter into a variety of derivative instruments with a number of counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, clearinghouses, exchanges and other institutions. For transactions where we are in-the-money, we are exposed to credit risk in the event of default of our counterparty. We establish collateral agreements with nominal thresholds for a large majority of our counterparties to limit our exposure. However, our credit risk may be exacerbated when the collateral held by us cannot be realized or is liquidated at prices not sufficient to recover the full amount of the derivative exposure. With regard to our derivative exposure, we have over-collateralization requirements on the portion of collateral we hold, based on the risk profile of the assets posted as collateral. We also have exposure to these financial institutions in the form of unsecured debt instruments and equity investments. Such losses or impairments to the carrying value of these assets may materially and adversely affect our business and results of operations.

Our requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect our liquidity and expose us to counterparty credit risk.

Many of our derivative transactions with financial and other institutions specify the circumstances under which the parties are required to post collateral. We are also required to post collateral in connection with funding agreements with the FHLB Des Moines, reinsurance agreements, and various other transactions. The amount of collateral we may be required to post under these agreements may increase under certain circumstances, which could adversely affect our liquidity. In addition, under the terms of some of our transactions we may be required to make payment to our counterparties related to any decline in the market value of the specified assets. Such payments could have an adverse effect on our liquidity. Furthermore, with respect to any such payments, we will have unsecured risk to the counterparty as these amounts are not required to be segregated from the counterparty’s other funds, are not held in a third party custodial account and are not required to be paid to us by the counterparty until the termination of the transaction.

Environmental liability exposure may result from our commercial mortgage loan portfolio and real estate investments.

Liability under environmental protection laws resulting from our commercial mortgage loan portfolio and real estate investments may harm our financial strength and reduce our profitability. Under the laws of several states and other jurisdictions, contamination of a property may give rise to a lien on the property to secure recovery of the costs of cleanup. In some states, this kind of lien has priority over the lien of an existing mortgage against the property, which would impair our ability to foreclose on that property should the related loan be in default. In addition, under the laws of some states and under the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, we may be liable for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan held by us, if our agents or employees have become sufficiently involved in the hazardous waste aspects of the operations of the related obligor on that loan, regardless of whether or not the environmental damage or threat was caused by the obligor. We also may face this liability after foreclosing on a property securing a mortgage loan held by us. This may harm our financial strength and decrease our profitability.

Regional concentration of our commercial mortgage loan portfolio in California may subject us to losses attributable to economic downturns or catastrophes in that state.

We have a concentration of commercial mortgage loans in California so we are exposed to potential losses resulting from the risk of an economic downturn in California as well as to catastrophes, including but not limited to earthquakes, that may affect the region. While we generally do not require earthquake insurance for properties on which we make commercial mortgage loans, we do take into account property specific engineering reports, construction type and geographical concentration by fault lines in our investment underwriting guidelines. If economic conditions in California deteriorate or catastrophes occur, we may in the future experience delinquencies or defaults on the portion of our commercial mortgage loan portfolio located in California, which may harm our financial strength and reduce our profitability.

Gross unrealized losses may be realized or result in future credit losses, resulting in a reduction in our net income.

Fixed maturities that are classified as available-for-sale (“AFS”) are reported on the consolidated statements of financial position at fair value. Unrealized gains or losses on AFS securities, excluding those in fair value hedging relationships, are recognized as a component of accumulated other comprehensive income (“AOCI”) and are, therefore, excluded from net income. The accumulated change in fair value of the AFS securities is recognized in net income when the gain or loss is realized upon the sale of the asset or in the event that the decline in fair value requires an allowance for credit loss. Realized losses or credit losses may have a material adverse impact on our net income in a particular quarterly or annual period.

Fluctuations in foreign currency exchange rates could adversely impact our profitability and financial condition.

We issue foreign currency-denominated funding agreements to nonqualified investors in the institutional market or invest in foreign currency-denominated investments. The associated foreign currency exchange risk in each instance is hedged or managed to specific risk tolerances. For further discussion on foreign currency exchange risk, see Quantitative and Qualitative Disclosures About Market Risk — Foreign Currency Risk.

Risks relating to estimates, assumptions and valuations

Our valuation of investments and the determinations of the amount of allowances and impairments taken on our investments may include methodologies, estimations and assumptions that are subject to differing interpretations and, if changed, could materially adversely affect our results of operations or financial condition.

Fixed maturities, equity securities and derivatives represent most assets and liabilities reported at fair value on our consolidated statements of financial position, excluding separate account assets and market risk benefit assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Fair value estimates are made based on available market information and judgments about the financial instrument at a specific point in time. Considerable judgment is often required to develop estimates of fair value, and the use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

For additional information on our valuation methodology, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 19, Fair Value Measurements.

During periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain securities, for example collateralized mortgage obligations and collateralized debt obligations, if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, the valuation process may require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation as well as valuation methods that require greater estimation, which could result in values that are different from the value at which the investments may be ultimately sold. Further, rapidly changing credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

The determination of the amount of allowances and impairments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments require significant judgment and are revised as conditions change and new information becomes available. Additional impairments may need to be taken or allowances provided for in the future, and the ultimate loss may exceed management’s current loss estimates.

Additionally, our management considers a wide range of factors about the instrument issuer and uses its best judgment in evaluating the cause of the decline in the estimated fair value of the instrument and in assessing the prospects for recovery. Inherent in management’s evaluation of the instrument are assumptions and estimates about the operations of the issuer and its future earnings potential. For further information regarding our impairment and allowance methodologies, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Valuation and Allowance for Credit Loss of Fixed Income Investments.”

Any impairments of or valuation allowances against our deferred tax assets could adversely affect our results of operations and financial condition.

Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to be in effect during the years in which the basis differences reverse. We are required to evaluate the recoverability of our deferred tax assets each quarter and establish a valuation allowance, if necessary, to reduce our deferred tax assets to an amount that is more−likely−than−not to be realizable. In determining the need for a valuation allowance, we consider many factors, including future reversals of existing taxable temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in prior carryback years and implementation of any feasible and prudent tax planning strategies management would employ to realize the tax benefit.

Inherent in the provision for income taxes are estimates regarding the deductibility of certain items, the timing of income and expense recognition and the current or future realization of operating losses, capital losses, certain tax credits and future enacted changes in applicable tax rates as well as the tax base. In the event these estimates differ from our prior estimates due to the receipt of new information, we may be required to significantly change the provision for income taxes recorded in the consolidated financial statements. Any such change could significantly affect the amounts reported in the consolidated financial statements in the year these estimates change. A further significant decline in value of assets incorporated into our tax planning strategies could lead to an increase of our valuation allowance on deferred tax assets having an adverse effect on current and future results.

For additional information, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Income Taxes.

We may face losses on our insurance and annuity products if our actual experience differs significantly from our pricing and reserving assumptions.

The profitability of our insurance and annuity products depends significantly upon the extent to which our actual experience is consistent with the assumptions used in setting prices for our products and establishing liabilities for future insurance and annuity policy benefits and claims. The premiums we charge and the liabilities we hold for future policy benefits are based on assumptions reflecting several factors, including the amount of premiums we will receive in the future, rate of return on assets we purchase with premiums received, expected claims, mortality, morbidity, lapse rates and expenses. However, due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of the liabilities for unpaid policy benefits and claims, we cannot precisely determine the amounts we will ultimately pay to settle these liabilities, the timing of such payments, or whether the assets supporting the liabilities, together with any future premiums, will be sufficient to satisfy the liabilities. As a result, we may experience volatility in the level of our profitability and our reserves from period to period. To the extent that actual experience is less favorable than our underlying assumptions, we may have to update our assumptions and increase our liabilities, which may harm our financial strength and reduce our profitability.

Our results of operations may also be adversely impacted if our actual investment earnings differ from our pricing and reserve assumptions. Changes in economic conditions may lead to changes in market interest rates or changes in our investment strategies, either of which could cause our actual investment earnings to differ from our pricing and reserve assumptions.

For additional information on our insurance reserves, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Insurance Reserves.

The pattern of amortizing our DAC asset and other actuarial balances may change, impacting both the level of our DAC asset and other actuarial balances and the timing of our net income.

Amortization of our DAC asset and other actuarial balances depends on several assumptions, including but not limited to, mortality and policy lapse. Due to the uncertainty associated with establishing these assumptions, we cannot, with precision, determine the exact pattern of amortization. To the extent actual experience emerges less favorably than expected, the amortization pattern of our DAC asset and other actuarial balances may be adjusted, which may impact the timing of our net income.

For additional information, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 8, Deferred Acquisition Costs and Other Actuarial Balances.

Risks relating to laws, regulations and taxation

Changes in laws or regulations may reduce our profitability or impact how we do business.

Our businesses are subject to comprehensive regulation and supervision throughout the U.S. We are also impacted by federal legislation and administrative policies in areas such as securities laws, employee benefit plan regulations, financial services regulations and U.S. federal taxation. Changes in laws or regulations or the interpretation thereof could significantly increase our compliance costs and reduce our profitability. Failure to comply with applicable regulations may expose us to significant penalties, the suspension or revocation of licenses to conduct business and reputational damage.

Changes in insurance regulations may reduce our profitability.

We and our insurance subsidiaries are subject to extensive supervision and regulation. In particular, in the U.S., the laws of the various states establish insurance departments with broad powers to supervise and regulate insurance companies. The supervision and regulation relate to numerous aspects of our business and financial condition, including insurance company laws that apply to various transactions between our insurance companies and subsidiaries and other affiliates. The primary purpose of insurance regulation is to protect policyholders, not stockholders or creditors.

State insurance regulators, federal regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future. New interpretations of existing laws and the passage of new legislation may harm our ability to sell new policies, increase our claims exposure on policies we issued previously and adversely affect our profitability and financial strength.

State insurance guaranty associations have the right to assess insurance companies doing business in their state for funds to help pay the obligations of insolvent insurance companies to policyholders and claimants. Because the amount and timing of an assessment is beyond our control, the liabilities we have established for these potential assessments may not be adequate. In addition, regulators may change their interpretation or application of existing laws and regulations.

The NAIC regularly reviews and updates its U.S. statutory reserve and RBC requirements. Changes to these requirements may increase the amount of reserves and capital our U.S. insurance companies are required to hold and may adversely impact our ability to pay dividends or other distributions to our parent. See Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources for a discussion of regulatory restrictions on our ability to pay dividends or other distributions. In addition, changes in statutory reserve or RBC requirements may adversely impact our financial strength ratings. See the risk factor entitled A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition for a discussion of risks relating to our financial strength ratings.

The NAIC continues to implement a principle-based reserving (“PBR”) approach to valuation of life insurance and annuities. In recent years, the PBR framework has been implemented for life insurance and variable annuities. Regulators plan to implement PBR for non-variable annuities in the next few years. The ultimate financial impact of these changes is uncertain, but they could result in more volatile and less predictable reserve and capital levels for these products.

We have implemented, or may implement at any time, reinsurance transactions utilizing affiliated and unaffiliated reinsurers to reinsure or finance a portion of the reserves for certain products. Our ability to enter new reinsurance or reserve financing transactions will continue to be dependent on the cost and forms of transactions available in the market and our ability to obtain required regulatory approvals. For additional information regarding our use of affiliated reinsurance transactions, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 20, Statutory Insurance Financial Information.

The NAIC is pursuing a variety of reforms to its RBC framework, which could increase our capital requirements for our U.S. insurance businesses.

The NAIC has adopted a group capital calculation. This calculation is not intended to be a regulatory capital requirement, but it will be used by regulators in their supervisory process and could create an additional data point for regulators to consider in evaluating our capital position.

Changes in federal and state securities laws may reduce our profitability.

Our asset accumulation and life insurance businesses are subject to various levels of regulation under federal and state securities laws. For example, insurance and investment products such as variable annuities, variable life insurance, RILAs and some funding agreements that constitute securities are subject to securities laws and regulations, including state securities regulation as well as federal regulation under the SEC and other regulatory authorities. These laws and regulations are primarily intended to protect investors in the securities markets or investment advisory clients and generally grant supervisory agencies and self-regulatory organizations broad administrative powers, including the power to limit or restrict the conduct of business for failure to comply with such laws and regulations. Changes to these laws or regulations, or the interpretation thereof, that restrict the conduct of our business could significantly increase our compliance costs and reduce our profitability.

Changes in employee benefit regulations may reduce our profitability.

We provide products and services to certain employee benefit plans that are subject to ERISA or the Internal Revenue Code of 1986, as amended. The U.S. Congress has, from time to time, considered legislation relating to changes in ERISA to permit application of state law remedies, such as consequential and punitive damages, in lawsuits for wrongful denial of benefits, which, if adopted, could increase our liability for damages in future litigation. In addition, reductions in contribution levels to defined contribution plans may decrease our profitability.

On October 31, 2023, the DOL proposed a new regulation redefining what it means to provide investment advice as a fiduciary. The DOL also proposed changes to several of its prohibited transaction exemptions relating to fiduciary investment advice. Similarly, some states may change their insurance and securities laws and/or regulations to address personalized investment advice. New states may adopt an updated NAIC model regulation, which made best interest enhancements to its existing annuity suitability model. Continuing related state fiduciary or “best interest” legislation and/or regulation could occur in 2024.

Financial services regulatory reform may reduce our profitability, impact how we do business or limit our ability to engage in certain capital expenditures.

On July 21, 2010, the Dodd-Frank Act became law. The Act made extensive changes to the laws regulating financial services firms and required various federal agencies to adopt a broad range of new implementation rules and regulations, including those surrounding the use of derivatives. Some aspects of Dodd-Frank continue to be implemented, and there are some efforts to eliminate or adjust certain elements of the law. Uncertainty remains regarding the continued implementation of and potential adjustments to Dodd-Frank and it is uncertain whether changes to Dodd-Frank will result in a material effect on our business operations.

Changes in cybersecurity or privacy regulations may increase our compliance costs, limit our ability to gain insight from data and lead to increased scrutiny.

We collect, process, store, share, disclose and use personal information from and about our customers, employee plan participants and website, mobile and application users. Any actual or perceived failure by us or our service providers to comply with our privacy policies, privacy-related obligations to customers, employees or third parties, data disclosure consent obligations and data protection obligations may result in governmental enforcement actions, litigation or public statements critical of us. Such actual or perceived failures could also cause our customers, suppliers and employees of Principal Workforce to lose trust in us, which may have an adverse effect on our business. See the risk factor entitled Loss of key vendor relationships or failure of a vendor to protect information of our customers or employees could adversely affect our business or result in losses for further discussion of third party impacts.

Restrictions on data collection and use may limit opportunities to gain business insights useful to running our business and offering innovative products and services.

We are subject to numerous federal and state regulations regarding the privacy and security of personal information. These laws vary widely by jurisdiction. The laws and regulations that affect our business include, but are not limited to the U.S. federal, state and local data protection laws such as the New York Department of Financial Services Part 500 cybersecurity requirements for financial services companies, the California Consumer Privacy Act and California Privacy Rights Act, and the European Union General Data Protection Regulation. Regulations such as these, which are designed to protect privacy and prevent misuse of personal information, are complex and change frequently. The public, consumer and privacy advocates, legislatures and regulators are increasingly concerned about the collection, use and sharing of personal data, especially personal information that may be deemed sensitive, such as U.S. Social Security Numbers, financial information, behavioral data, biometric data and health data. Additional legislative or regulatory action in the United States could further regulate our collection, use, sharing and other processing of personal data. Changes in existing cybersecurity and privacy regulations or the enactment of new regulations may increase our compliance costs and failure to comply with these regulations may lead to reputational damage, fines or civil damages and increased regulatory scrutiny and oversight.

Our financial results may be adversely impacted by environmental, social and governance requirements.

Our financial and operational results could be impacted by emerging risk and changes to the regulatory landscape in areas like ESG requirements. While we closely monitor and respond to topics like social, environmental, and demographic changes that include longer lifespans, income and wealth inequalities, environmental challenges and opportunities to expand access to the financial system across all segments of the population, updated and changing regulatory and societal environment requirements could impact financial and operational results.

Changes and uncertainty in U.S. legislation, policy or regulation regarding climate risk management or other ESG practices may result in higher regulatory costs, compliance costs and increased capital expenditures. Changes in regulations may also impact market conditions and our financial results, leading to realized or unrealized losses and decreased revenues. Actual or perceived failure to adequately address ESG expectations of our various stakeholders (which continue to evolve and may, at times, be in conflict) could lead to a tarnished reputation, loss of customers and clients and could negatively impact our access to capital.

Changes in tax laws could increase our tax costs and reduce sales of our insurance, annuity and investment products.

Many of the insurance, annuity and investment products we issue receive favorable tax treatment under current U.S. federal income tax laws. Changes in U.S. federal income tax laws could reduce or eliminate the tax advantages of certain of our products, thus making these products less attractive to our customers. This may lead to a reduction in sales and deposits, which may adversely impact our profitability.

In addition, we benefit from certain tax items, including but not limited to, dividends received deductions, tax credits, tax-exempt bond interest and insurance reserve deductions. From time to time, the U.S. Congress, as well as state and local governments, consider legislative changes that could reduce or eliminate the benefits associated with these and other tax items. The Organisation for Economic Co-operation and Development has released proposed policies around base erosion and profit shifting and modernizing global tax systems originally designed to only account for physical presence. Our profitability could be negatively impacted as legislation is adopted by participating countries. We continue to evaluate the impact potential tax reform proposals may have on our future results of operations and financial condition.

On August 16, 2022, the Inflation Reduction Act of 2022 (“IRA 2022”) was enacted by the U.S. government. IRA 2022 contains several provisions, including the implementation of a new corporate alternative minimum tax (“CAMT”), which became effective January 1, 2023. Uncertainty remains regarding the continued implementation of and potential adjustments to IRA 2022 and until regulations are finalized it remains uncertain as to whether IRA 2022 will result in a material effect on our business operations, profitability, or our ability to engage in certain capital expenditures.

For a further discussion of tax matters, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 15, Income Taxes.

Changes in accounting standards may adversely affect our reported results of operations and financial condition.

Our consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). From time to time, we are required to adopt new or revised accounting standards issued by the Financial Accounting Standards Board. The required adoption of future accounting standards may adversely affect our reported results of operations and financial condition and may result in significant incremental costs associated with initial implementation and ongoing compliance. For a discussion of the impact of accounting pronouncements issued but not yet implemented, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 1, Nature of Operations and Significant Accounting Policies.

Litigation and regulatory investigations may affect our financial strength or reduce our profitability.

We are regularly involved in litigation, both as a defendant and as a plaintiff, but primarily as a defendant. Litigation naming us as a defendant ordinarily arises out of our business operations as a provider of asset accumulation products and services, Life Insurance and Specialty Benefits products and services, and our investment activities. We are, from time to time, also involved in various governmental, regulatory and administrative proceedings and inquiries.

Legal liability or adverse publicity with respect to current or future legal or regulatory actions, whether or not involving us, may affect our financial strength or reduce our profitability. For further discussion on litigation and regulatory investigation risk, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 17, Contingencies, Guarantees, Indemnifications and Leases under the caption, Litigation and Regulatory Contingencies and 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 15, Income Taxes under the caption Other Tax Information.

From time to time, we may become subject to tax audits, tax litigation or similar proceedings, and as a result we may owe additional taxes, interest and penalties in amounts that may be material.

We are subject to income taxes in the United States. In determining our provisions for income taxes and our accounting for tax-related matters in general, we are required to exercise judgment. We regularly make estimates where the ultimate tax determination is uncertain. The final determination of any tax audit, appeal of the decision of a taxing authority, tax litigation or similar proceedings may be materially different from that reflected in our historical financial statements. The assessment of additional taxes, interest and penalties could be materially adverse to our current and future results of operations and financial condition.

Risks relating to our business

Competition, including from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, may impair our ability to retain existing customers, attract new customers and maintain our profitability.

We compete with many financial services companies, many of which may have advantages over us in one or more of the competitive factors described in “Business, Competition.”

Our Retirement and Income Solutions segment primarily competes with insurers, recordkeepers, banks and institutional trust companies. Our ability to increase and retain customer funds is directly related to the quality of our recordkeeping system and services and the performance of our investments as measured against market averages and the performance of our competitors. Even when securities prices are generally rising, performance can be affected by investment styles.

Our Benefits and Protection segment primarily competes with other insurance companies. In the event competitors charge lower premiums or fees for substantially similar products, we may face pressure to lower our prices to attract and retain customers and distributors. Reductions in the premiums and fees we charge may adversely affect our revenues and profitability.

A downgrade in our financial strength or credit ratings may increase policy surrenders and withdrawals, reduce new sales, terminate relationships with distributors, impact existing liabilities and increase our cost of capital, any of which could adversely affect our profitability and financial condition.

A.M. Best, Fitch, Moody’s and S&P publish financial strength ratings on U.S. life insurance companies. These ratings indicate the applicable rating agency’s opinion regarding an insurance company’s ability to meet contractholder and policyholder obligations.

Ratings are important factors in establishing the competitive position of insurance companies and maintaining public confidence in products being offered. Our ratings could be downgraded at any time without advance notice by any rating agency. A ratings downgrade, or the potential for such a downgrade, could, among other things:

●	materially increase the number of surrenders for all or a portion of the net cash values by the owners of policies and contracts we have issued, and materially increase the number of withdrawals by policyholders of cash values from their policies;
●	result in the termination of our relationships with banks, agents, wholesalers and other distributors of our products and services;
●	reduce new sales, particularly with respect to pension risk transfer products and general account GICs and funding agreements purchased by pension plans and other institutions;
●	cause some of our existing liabilities to be subject to acceleration, additional collateral support, changes in terms, or creation of additional financial obligations; and
●	increase our cost of capital and limit our access to the capital markets.

Any of these consequences could adversely affect our profitability and financial condition.

For further discussion on financial strength and credit ratings outlook, see Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.

Client terminations or withdrawals or changes in investor preferences may lead to a reduction in revenues for our asset accumulation businesses.

Revenues from our asset accumulation products are primarily fee-based. Our asset-based fees are typically calculated as a percentage of account values. Our asset accumulation clients may elect to terminate their relationship with us or withdraw funds, generally on short notice. Client terminations and withdrawals may be driven by a variety of factors, including economic conditions, investment performance, investor preferences or changes in our reputation in the marketplace. Significant terminations or withdrawals may reduce our account values, thus adversely affecting our revenues and profitability.

In addition, fee levels can vary significantly among different types of investments. We generally earn higher fees on liquid alternatives and equity investments vs. fixed income investments and on actively managed investments vs. indexed or passive investment strategies. Therefore, our fee revenue is impacted by both the value and the composition of our account values. Investor preferences with respect to asset classes and investment strategies may shift over time due to market conditions, tax law changes, regulatory changes and various other factors. Changes in the composition of our account values may adversely affect our revenues and profitability.

Guarantees within certain of our products that protect policyholders may decrease our net income or increase the volatility of our results of operations or financial position under U.S. GAAP if our hedging or risk management strategies prove ineffective or insufficient.

Certain of our variable annuity products include guaranteed minimum death benefits and/or guaranteed minimum withdrawal benefits. We use derivative instruments to attempt to mitigate changes in the exposure related to interest rate, equity market and volatility movements, and the volatility of net income associated with the liabilities for such products. However, we remain liable for the guaranteed benefits in the event that derivative counterparties are unable or unwilling to pay. The liability exposure and volatility of net income or OCI may also be influenced by changes in market credit spreads reflecting our own creditworthiness, for which we do not attempt to hedge. In addition, we are subject to the risk that hedging and other management procedures prove ineffective or that unanticipated policyholder behavior or mortality, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our net income, financial condition or liquidity. We are also subject to the risk that the cost of hedging these guaranteed minimum benefits increases as implied volatilities increase and/or interest rates decrease, resulting in a reduction to net income.

We face risks arising from fraudulent activities.

Our policyholders may submit fraudulent requests for claim payments. This can result in higher claims expense and higher operational expenses associated with preventing and detecting fraudulent claim requests and other fraudulent activities.

We face risks arising from our participation in joint ventures.

We participate in joint ventures, primarily in our real estate investment operations. In these joint ventures, we lack complete management and operational control over the operations, and our joint venture partners may have objectives that are not fully aligned with our interests. These factors may limit our ability to take action to protect or increase the value of our investment in the joint venture.

We may need to fund deficiencies in our Closed Block assets.

In connection with our conversion in 1998 into a stock life insurance company, we established an accounting mechanism, known as a “Closed Block” for the benefit of participating ordinary life insurance policies that had a dividend scale in force on July 1, 1998. We allocated assets to the Closed Block as of July 1, 1998, in an amount such that we expected the cash flows, together with anticipated revenues from the policies in the Closed Block, to be sufficient to support the Closed Block business, including payment of claims, certain direct expenses, charges and taxes and to provide for the continuation of aggregate dividend scales in accordance with the 1997 policy dividend scales if the experience underlying such scales continued, and to allow for appropriate adjustments in such scales if the experience changed. We will continue to pay guaranteed benefits under the policies included in the Closed Block, in accordance with their terms. The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies included in the Closed Block may not be sufficient to provide for the benefits guaranteed under these policies. If they are not sufficient, we must fund the shortfall. Even if they are sufficient, we may choose for business reasons to support dividend payments on policies in the Closed Block with our general account funds.

The Closed Block assets, cash flows generated by the Closed Block assets and anticipated revenues from policies in the Closed Block will benefit only the holders of those policies. In addition, to the extent these amounts are greater than the amounts estimated at the time we funded the Closed Block, dividends payable in respect of the policies included in the Closed Block may be greater than they would have been in the absence of a Closed Block. Any excess net income will be available for distribution over time to Closed Block policyholders but will not be available to our stockholder. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 7, Closed Block for further details.

Our reinsurers could default on their obligations or increase their rates, which could adversely impact our net income and financial condition.

We cede life, annuity, pension risk transfer, disability, medical and long-term care insurance to other insurance companies through reinsurance. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 13, Reinsurance. See Business, for information about the Reinsurance Transactions. The collectability of reinsurance recoverables is largely dependent on the solvency of the individual insurers. We remain liable to the policyholder, even if the reinsurer defaults on its obligations with respect to the ceded business. In addition, a reinsurer’s insolvency may cause us to lose our reserve credits on the ceded business, in which case we would be required to establish additional reserves.

The premium rates we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. Most of our reinsurance contracts contain provisions that limit the reinsurer’s ability to increase rates on in-force business; however, some do not. If a reinsurer raises the rates it charges on a block of in-force business, our profitability may be negatively impacted if we are not able to pass the increased costs on to the customer. If reinsurers raise the rates they charge on new business, we may be forced to raise the premiums we charge, which could have a negative impact on our competitive position.

We face risks arising from future acquisitions of businesses.

We have acquired businesses in the past and expect to continue to do so in the future. We face a number of risks arising from future acquisition transactions, including difficulties in integrating the acquired business into our operations, difficulties in assimilating and retaining employees and intermediaries, difficulties in retaining the existing customers of the acquired entity, unforeseen liabilities that arise in connection with the acquired business, unfavorable market conditions that could negatively impact our growth expectations for the acquired business and sustained declines in the equity market that could reduce fee revenues for certain acquired businesses. These risks may prevent us from realizing the expected benefits from future acquisitions and could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition.

We face risks in administering the Reinsurance Transactions.

During the fourth quarter of 2023, we closed a coinsurance with funds withheld reinsurance transaction with PFS Bermuda, an affiliated Class C reinsurer that is a Bermuda exempted company limited by shares, pursuant to which we ceded certain of our term life and PRT blocks of business. During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life & Annuity Re, a limited liability company organized under the laws of the Cayman Islands and an affiliate of Talcott Resolution Life, Inc., a subsidiary of Sixth Street, pursuant to which we ceded our in-force U.S. retail fixed annuity and ULSG blocks of business. We face a number of on-going risks, including managing the relationships under reinsurance agreements, managing a smaller portfolio of general account assets and managing relationships with our distribution channels. These risks may prevent us from realizing the expected benefits from the Reinsurance Transactions and could result in the recapture of the ceded business upon the occurrence and continuation of certain events and higher costs related to managing the reinsured blocks of business.

General risks

A pandemic, terrorist attack, military action or other catastrophic event could adversely affect our operations, net income or financial condition.

The occurrence of pandemic disease, man-made disasters such as terrorist attacks and military actions, and natural disasters could adversely affect our operations, net income or financial condition. For example, our mortality and morbidity experience could be adversely impacted by a catastrophic event. In addition, a severe catastrophic event may cause significant volatility in financial markets, disruptions to commerce and reduced economic activity. Ongoing economic disruptions may lead to declines and volatility in interest rates or equity prices, either of which could adversely affect our results of operations and financial condition. The resulting macroeconomic conditions could adversely affect our cash flows, as well as the value and liquidity of our invested assets. We may also experience operational disruptions if our Principal Workforce employees or third party service providers are unable or unwilling to work due to a catastrophic event.

Our financial results may be adversely impacted by climate changes.

Atmospheric concentrations of carbon dioxide and other greenhouse gases have increased dramatically since the industrial revolution, resulting in a gradual increase in average temperatures and an increase in the frequency and severity of natural disasters. These trends are expected to continue in the future and have the potential to impact nearly all sectors of the economy. We cannot predict the long-term impacts of climate change, but we will continue to monitor new developments in the future.

Potential impacts may include the following:

●	Changes in temperatures and air quality may adversely impact our mortality and morbidity rates. For example, increases in the level of pollution and airborne allergens may cause an increase in upper respiratory and cardiovascular diseases, leading to increased claims in our insurance businesses. However, the risk of increased mortality on our life insurance business may be partly offset by our payout annuity business, where an increase in mortality results in a decrease in benefit payments.
●	Climate change may impact asset prices, as well as general economic conditions. For example, rising sea levels may lead to decreases in real estate values in coastal areas. Additionally, government policies to slow climate change (e.g., setting limits on carbon emissions) may have an adverse impact on sectors such as utilities, transportation and manufacturing. Changes in asset prices may impact the value of our fixed income, real estate and commercial mortgage investments. We manage our investment risks by maintaining a well-diversified portfolio, both geographically and by sector. We also monitor our investments on an ongoing basis, allowing us to adjust our exposure to sectors and/or geographical areas that face severe risks due to climate change.
●	We maintain extensive business continuity and disaster recovery planning programs, including scenario planning and assessments. Nonetheless, a natural disaster that affects one of our office locations, or the office of a key service provider, could disrupt our operations and pose a threat to the safety of our Principal Workforce employees.

Technological and societal changes may disrupt our business model and impair our ability to retain existing customers, attract new customers and maintain our profitability.

Technological advances, innovation in the financial services industry and societal changes may impact our business model and competitive position. These changes may lead to significant changes in the marketing, distribution, underwriting and pricing of financial services products. In addition, technological and societal changes may lead to changes in customers’ preferences as to how they want to interact with us and the types of products they want to buy. We may need to change our distribution channels, our customer service model or our product offerings to accommodate evolving customer preferences. Implementing these changes may require significant expenditures. To the extent our competitors are more successful than us at adapting to technological changes and evolving customer preferences, our competitive position and profitability may be adversely impacted.

Advances in medical technology may also adversely impact our profitability. Increases in the availability and accuracy of genetic testing may increase our exposure to anti-selection risk. In addition, medical advances may lead to increased longevity. As a result, we may be required to pay annuity benefits over a longer period of time than we had projected, thereby reducing the profitability of our annuity products.

Damage to our reputation may adversely affect our revenues and profitability.

Our continued success is dependent upon our ability to earn and maintain the trust and confidence of customers, distributors, employees and other stakeholders. Damage to our reputation may arise from a variety of sources including, but not limited to, litigation or regulatory actions, compliance failures, employee misconduct, conduct of third parties working on our behalf, cybersecurity incidents or other fraudulent activities, unfavorable press coverage and unfavorable comments on social media. Adverse developments within our industry may also, by association, negatively impact our reputation or result in greater regulatory or legislative scrutiny. Any damage to our reputation could adversely affect our ability to attract and retain customers, distributors and employees, potentially leading to a reduction in our revenues and profitability.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

We also may be subject to costly litigation in the event another party alleges our operations or activities infringe upon such other party’s intellectual property rights. Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could otherwise limit our ability to offer certain product features. Any party that holds such a patent could make a claim of infringement against us. We may also be subject to claims by third parties for breach of copyright, trademark, license usage rights or misappropriation of trade secret rights. Any such claims and any resulting litigation could result in significant liability for damages. If we were found to have infringed or misappropriated a third party patent or other intellectual property rights, we could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to our customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.

If we are unable to attract, develop and retain qualified employees and sales representatives and develop new distribution sources, our results of operations, financial condition and sales of our products may be adversely impacted.

Our continued success is largely dependent on our and Principal Workforce’s ability to attract, develop and retain qualified employees. We face intense competition in attracting and retaining key employees, including investment, marketing, finance, actuarial, data analytics, information security, technology, client service and other professionals. If we are unable to attract, develop and retain qualified employees, our results of operations and financial condition may be adversely impacted.

We distribute our asset accumulation, Life Insurance and Specialty Benefits products and services through a variety of distribution channels, including our own internal digital channels, sales representatives, independent brokers, banks, broker-dealers and other third party marketing organizations. We must attract and retain sales representatives to sell our products and digital professionals to build and enhance our customers’ digital experience. Strong competition exists among financial services companies for these roles. We compete with other financial services companies for sales representatives primarily on the basis of our financial position, support services and compensation and product features. If we are unable to attract and retain sufficient sales representatives to sell our products, our ability to compete and revenues from new sales would suffer.

Our ability to increase and retain customer funds is directly related to the performance of our investments as measured against market averages and the performance of our competitors. If we and our affiliates are unable to attract and retain qualified portfolio managers, we may face reduced sales and increased cash outflows in our asset accumulation business.

Interruptions in information technology, infrastructure or other internal or external systems used for our business operations, or a failure to maintain the confidentiality, integrity or availability of data residing on such systems, could disrupt our business, damage our reputation and adversely impact our profitability.

We rely on external infrastructure, proprietary information technology and third party systems and services to conduct business, including customer service, marketing and sales activities, customer relationship management, producing financial statements and technology/data centers. In addition, we store and process confidential and proprietary business information on both company-owned and third party and/or vendor managed systems, including cloud service providers. We increasingly rely on the internet in order to conduct business and may be adversely impacted by outages in critical infrastructure such as electric grids, undersea cables, satellites or other communications used by us or our third parties.

Financial services companies are regularly targeted by cyber criminals, and face various cybersecurity risks, resulting in unauthorized access, theft of funds, extortion, disruption or degradation of service or other damage. These attacks may take a variety of forms, including web application attacks, denial of service attacks, ransomware, malware, and social engineering, including phishing. We may also be adversely impacted by successful cyberattacks of partners, vendors and others in our supply chain with whom we conduct business or share information. Information security incidents may also occur due to the failure to control access to, and use of, sensitive systems or information by our workforce. The tactics and techniques used by cyber criminals to obtain unauthorized access, or otherwise impact our business negatively change frequently, and we, and our supply chain partners, may be unable to anticipate their schemes to implement preventative measures. The failure of our controls (such as policies, procedures, monitoring, software testing, incident response and backup plans) designed to prevent, or limit the effect of, failure, inadvertent use or abuse could result in disruptions, reputational damage, legal liability, regulatory actions, remediation costs and competitive disadvantage.

Loss of key vendor relationships or failure of a vendor to protect information of our customers or employees could adversely affect our business or result in losses.

We rely on services and products provided by many vendors in the United States and abroad. These include, for example, vendors of computer hardware and software and vendors of services. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services or fails to protect personal information of our customers or employees of Principal Workforce, we may suffer operational impairments, reputational damage and financial losses.

Our enterprise risk management framework may not be fully effective in identifying or mitigating all the risks to which we are exposed.

We utilize an integrated risk management framework, which is designed to manage material risks within established risk appetites and risk tolerances. Nonetheless, our policies and procedures may not be fully effective in identifying or mitigating every risk to which we are exposed. Many of our methods for managing and mitigating risk rely on models and assumptions that are based, in part, on observed historical data. As a result, these methods, models or assumptions may not accurately predict future exposures, which may be significantly greater than our historical measures indicate. We may be exposed to unanticipated risks as a result of changes in market conditions, new products or new business strategies, catastrophes or other unforeseen circumstances. If our risk management framework proves ineffective, we may suffer unexpected losses, which may adversely affect our results of operations and financial condition.

Cybersecurity

Risk management is an essential component of our culture and business model. Guarding against the specific risks posed by cybersecurity threats has been and will continue to be very dynamic in nature, requiring that we remain agile and aware of internal and external changes. We recognize that cybersecurity threats can be among the most critical risks facing large companies. As a result, cybersecurity is treated as a Board-level matter and overseen by the Board. However, both the Board and management have an integral role in the identification, assessment and management of cybersecurity risk.

The Board oversees management’s execution and performance of its risk management responsibilities, which includes cybersecurity threats. The Board receives at least one cybersecurity report every quarter from our Chief Information Officer, our Chief Information Security Officer, our Chief Risk Officer or other professionals. The Board also reviews and approves the business resiliency and information security programs intended to guard against cybersecurity and related risks. Lastly, the Board receives input on cybersecurity issues from external entities such as our independent auditor, regulators and consultants. Each of these steps further the Board’s efforts to ensure we have established and are proactively maintaining an enterprise-wide cybersecurity risk program with appropriate policies, practices and controls designed to ensure resiliency in the face of emerging threats.

Management holds relevant expertise in assessing and managing cybersecurity threats. Numerous members of management and employees across the information security and risk functions hold nationally recognized designations or certifications, including the Certified Information Systems Security Professional designation, Global Information Assurance Certifications or Amazon Web Services Cloud Certifications. We also provide role-based security training to workers with assigned information security-related roles and responsibilities. This includes topics on social engineering tactics and other general threats posed for system compromise and data loss. The initiatives and processes discussed further below also contribute to the expertise and experience of management.

The framework for our overall process for managing risk encompasses the management of risks posed by cybersecurity threats and is discussed further in “Business, Risk Management.” As a general matter, we take a proactive approach to assessing and monitoring cybersecurity-specific risks that is oriented around monitoring emerging external threats, ensuring controls are in place to identify and manage risk within our technology environment and creating a culture of vigilance across the organization.

We test for and resolve weaknesses and vulnerabilities within our systems and applications by using network and infrastructure vulnerability testing and adversary emulation, also known as red teaming, and hire a third party to do the same at least once a year. We also undergo a third party maturity assessment of our information security program every two years and a third party enterprise penetration test annually. We leverage external resources to help define information security and technology standards for our environment.

Our cybersecurity controls are monitored and refined based on learnings from regular red team engagements and analysis by threat hunters. All cyber defense operations are enriched through a dedicated cybersecurity threat intelligence function. We collaborate with information security peers across the industry to maximize threat intelligence. Our threat intelligence program helps create awareness and understanding of potential cybersecurity threats and adversaries.

We proactively assess potential risks presented by new services or systems integrated with our network or data and ensure appropriate controls are applied under such circumstances. We perform due diligence and monitor third party relationships based on risk profile to assess the suitability of their cybersecurity controls and protocols for the business operations or services for which they are engaged.

Our awareness and training program creates a risk-aware culture to ensure employees understand cybersecurity threats and are accountable for completing required training. We have empowered and conditioned our workforce to recognize and resist phishing attempts with our simulated phishing program. At least quarterly, our employees are presented with simulated phishing scenarios that deliver hands-on experience and on-the-spot education opportunities. All engineers and employees holding equivalent roles who are involved in software development also receive mandated secure software development training.

We have an enterprise incident management plan that provides a framework for preparing for, managing and responding to cybersecurity incidents that may arise. The plan ensures stakeholders across the organization are identified who have the appropriate experience, training and expertise in incident management, and that the organization is well positioned to address incidents. For example, we carry out cybersecurity incident response exercises to develop widespread familiarity and experience in responding to cybersecurity incidents.

No risks from any known cybersecurity incidents have materially affected or are reasonably likely to materially affect our business strategy, results of operations or financial condition. For further discussion related to how cybersecurity risks may impact our performance in the future, see Risk Factors.

Properties

As of December 31, 2023, we owned properties in our home office complex in Des Moines, Iowa, and leased space for various offices located throughout the U.S. We believe that our owned and leased properties are suitable and adequate for our current business operations.

Legal Proceedings

Disclosure concerning legal proceedings can be found in 19. “Financial Statements, Notes to Consolidated Financial Statements, Note 17, Contingencies, Guarantees, Indemnifications and Leases” under the caption, “Litigation and Regulatory Contingencies” and 19. “Financial Statements, Notes to Consolidated Financial Statements, Note 15, Income Taxes” under the caption, “Other Tax Information,” which are incorporated here by this reference.

Directors and Executive Officers

Information about our Directors

Our Board has three classes of Directors, each having a three-year term. Each Director nominee is currently a member of our Board. The Board has nominated Roger C. Hochschild, Daniel J. Houston, Diane C. Nordin, and Alfredo Rivera to stand for election for three-year terms that expire in 2027. We expect that all the nominees will be able and willing to serve if elected. However, if, prior to the 2024 Annual Shareholders Meeting (the “2024 Annual Meeting”), any nominee should become unable or unwilling to serve, proxies may be voted at the 2024 Annual Meeting for another candidate nominated as a substitute by the Board, or the Board may reduce the number of Directors that constitute the Board.

Nominees for Class II Directors with Terms Expiring in 2024

Roger C. Hochschild

Age: 59
Director Since: 2015
Committee: Finance and Nominating and Governance (Chair)

Career Highlights: Mr. Hochschild retired from Discover Financial Services, a digital banking and payment services company, after serving as the company’s President and Chief Executive Officer from 2018 until August 2023. Prior to those roles, starting in 2004, he was President and Chief Operating Officer of Discover Financial Services.

Mr. Hochschild previously served as the Chief Marketing Officer of Discover Financial Services from 1998 to 2001. Prior to joining Discover, from 2001 until 2004, he served as the Chief Administrative Officer, Executive Vice President, and Chief Strategy Officer of Morgan Stanley. He served as a Senior Executive Vice President of MBNA America Bank from 1994 to 1998.

Mr. Hochschild has been a Director of Chicago Public Media since 2016.

Key Skills and Qualifications: Mr. Hochschild brings to the Board executive leadership experience through his service as president and chief executive officer of a large publicly traded digital banking and payment services company, as well as executive-level experience in financial services, accounting and finance, asset and investment management, retail consumer services, and technology.

Education: Bachelor’s degree in economics from Georgetown University and an M.B.A. from the Amos Tuck School at Dartmouth College.

Other Public Company Boards: Current: None. Within Last Five Years: Discover Financial Services

Daniel J. Houston

Age: 62
Director Since: 2014
Committees: Executive (Chair)

Career Highlights: Mr. Houston has been Chairman, President, and Chief Executive Officer of the Company, and its wholly owned subsidiary, Principal Life Insurance Company, since 2015. He served as President and Chief Operating Officer from 2014 to 2015.

Mr. Houston joined the Company in 1984 and has served in various executive leadership roles, including serving as President, Retirement, Insurance and Financial Services of the Company and Principal Life Insurance Company.

Mr. Houston is past Chairman of the Board of Directors of the American Council of Life Insurers and also serves on the Board of Directors of the Iowa Business Council, Greater Des Moines Partnership, Employee Benefits Research Institute, Iowa State University Business School Dean’s Advisory Council, Partnership for a Healthier America, and Community Foundation of Greater Des Moines.

Key Skills and Qualifications: Mr. Houston brings to the Board extensive executive leadership and operational expertise, global awareness, and deep talent leadership skills through his experience of leading a large global financial services public company, including leading the Company’s transformation to a global investment management leader.

Education: Bachelor of Science degree from Iowa State University.

Other Public Company Boards: None

Diane C. Nordin

Age: 65
Director Since: 2017
Committees: Audit (Chair) and Finance

Career Highlights: Ms. Nordin was a partner of Wellington Management Company, LLP, a private asset management company, from 1995 to 2011. She joined Wellington in 1991. Throughout her tenure at Wellington, she served in various executive roles and had responsibilities that included product management and client relationship management. She oversaw Wellington’s Fixed Income group, where she was responsible for approximately 20 investment approaches and 130 investors globally. Ms. Nordin served as Vice Chair of the Compensation Committee and Audit Chair of the Wellington Management Trust Company, in addition to other committee service throughout her tenure. Prior to joining Wellington, she worked at Fidelity Investments and Putnam Advisory. Ms. Nordin joined the Board of Directors of Wellington Trust Company in December 2023, and she is a Trustee of the Wellington Management Foundation Board of Trustees.

Since 2016, Ms. Nordin has been a director of Antares Capital, an alternative asset manager and financing provider for private equity-backed borrowers, where she is Chair of the Compensation Committee. She has been an Emeritus Trustee of Wheaton College since 2010, where she chaired the Investment Committee and served on the Audit Committee. In 2022, Ms. Nordin was appointed as Trustee of Financial Analysts Foundation and was elected a Trustee of Financial Accounting Foundation board, an independent private organization responsible for the oversight, administration, and finances of FASB and GASB, serving on the Appointments and Oversight Committees. From 2016 until 2022, she served as a governor of the CFA Institute, where she was the Chair of the Board of Governors, as well as the Chair of Audit, Risk, and Nominations Committees. She also served as a member of CFA’s Risk, Executive, and People and Culture Committees and Chair of the Governance Committee.

Ms. Nordin serves on the New York State Common Fund Investment Advisory Committee in a pro bono capacity. She previously served as a Board member, Executive and Compensation Committee member, and Investment Committee Chair of the Appalachian Mountain Club, the oldest conservation organization in the United States.

Key Skills and Qualifications: Ms. Nordin brings to the Board executive leadership experience, including through her service as a partner of an asset management firm, as well as executive-level experience in financial services, accounting and finance, international operations, marketing, product development, risk management, and strategic planning.

Education: Bachelor’s degree from Wheaton College (MA) and is a Chartered Financial Analyst.

Other Public Company Boards: Fannie Mae (Vice Chair of the Board, member of the Audit Committee and Chair of the Compensation Committee).

Alfredo Rivera

Age: 62
Director Since: 2020
Committees: Audit and Human Resources

Career Highlights: Mr. Rivera is the retired President of the North America Operating Unit of The Coca-Cola Company, a global total beverage company. Mr. Rivera served in this role from 2020 until December 2022 and served as a Senior Advisor from December 2022 until his retirement in March 2023.

He helped lead The Coca-Cola Company’s transformation to emerge stronger as a total beverage company, enabled by a globally networked organization. Mr. Rivera joined The Coca-Cola Company in 1997 and served in various executive leadership roles, including serving as President, Latin America from 2016 to 2020 and President, Latin Center Business Unit from 2013 to 2016. Mr. Rivera was a director of the Coca-Cola Hellenic Bottling Company from 2018 to 2021.

Key Skills and Qualifications: Mr. Rivera brings to the Board executive leadership experience through his service in executive leadership roles in a large global operations of a public company, as well as executive-level experience in accounting and finance, retail consumer, executive compensation, human resources and talent management, marketing, strategic planning, and sustainability/ESG.

Education: Bachelor’s degree and M.B.A. from the University of Southern Mississippi and completed the Advanced Management Program at Harvard Business School.

Other Public Company Boards: None

Continuing Class III Directors with Terms Expiring in 2025

Blair C. Pickerell

Age: 67
Director Since: 2015
Committees: Finance and Nominating and Governance

Career Highlights: Mr. Pickerell was Head of Asia of Nikko Asset Management from 2010 to 2014 and served as its Chairman, Asia from 2014 to 2015. From 2007 to 2010, he was Chief Executive Officer, Asia, at Morgan Stanley Investment Management.

Mr. Pickerell has also served as Chief Executive, Asia Pacific, of HSBC Asset Management and as Chairman of Jardine Fleming Funds. His current international service includes memberships on the Supervisory Committee for the Tracker Fund of Hong Kong, the International Advisory Council of the Faculty of Business and Economics of The University of Hong Kong, and Chairman of the Harvard Business School Association of Hong Kong.

Key Skills and Qualifications: Mr. Pickerell brings to the Board executive leadership experience and extensive experience in investment, asset management, and financial services industries, particularly in the Asia Pacific region, including through his service as the Asia Chairman of a large multinational investment banking firm and his service as Head of Asia of a large asset management firm. He also brings to the Board executive-level experience in accounting and finance, product development, risk management, and strategic planning. He is fluent in Mandarin Chinese.

Education: Bachelor’s and master’s degrees from Stanford University and an M.B.A. from Harvard Business School.

Other Public Company Boards: Current: Link Real Estate Investment Trust (Nomination Committee and Chair of the Remuneration Committee); Dah Sing Banking Group Limited (Chair of the Risk Management and Compliance Committee and a member of the Audit Committee); First Pacific Company Limited (Finance and Corporate Governance Committees). Within Last Five Years: Dah Sing Financial Holdings Limited.

Clare S. Richer

Age: 65
Director Since: 2020
Committees: Audit, Finance (Chair) and Executive

Career Highlights: Ms. Richer was Chief Financial Officer of Putnam Investments, a global asset management firm (now part of Franklin Templeton), from 2008 to 2017. Prior to joining Putnam, Ms. Richer held several roles at Fidelity Investments from 1983 to 2008.

Ms. Richer is a member of the Board of Directors of State Street Global Advisors SPDR ETF Funds. She is also a Trustee of the University of Notre Dame, serving as a member of the Compensation, Investment Finance, and Executive Committees. She served on the Board of Directors of the Alzheimer’s Association, MA/NH chapter.

Key Skills and Qualifications: Ms. Richer brings to the Board extensive executive leadership experience, including through her service as a chief financial officer of a global asset management firm. She also brings to the Board executive-level experience in accounting and finance, product development, risk management, strategic planning, and technology.

Education: B.B.A. from University of Notre Dame.

Other Public Company Boards: Bain Capital Specialty Finance Inc. (member of the Audit, Compensation, and Nominating/Governance Committees).

H. Elizabeth Mitchell

Age: 62
Director Since: 2022
Committees: Audit and Finance

Career Highlights: Ms. Mitchell was Chief Executive Officer of Renaissance U.S. Inc., and its predecessor Platinum Underwriters Reinsurance Inc., from 2007, and the company’s President from 2005 until her retirement in 2016. Prior to those roles, she served in various executive leadership roles at the company and at other firms, including serving as an Advisor to Hudson Structured Capital Management since 2018. Ms. Mitchell served as the non-executive Chair of Weston Insurance Company from 2020 until 2022.

Ms. Mitchell is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries. She is also a National Association of Corporate Directors (NACD) Certified Director.

Key Skills and Qualifications: Ms. Mitchell brings to the Board executive leadership experience through her service as a chief executive officer of a global provider of reinsurance and insurance. She also brings to the Board executive-level experience in asset management, financial services, accounting and finance, strategic planning, sustainability/ESG, and technology.

Education: Bachelor’s degree from the College of the Holy Cross and CERT Certificate in Cyber Security Oversight from Carnegie Mellon University.

Other Public Company Boards: Current: Selective Insurance Group (Chair of the Audit Committee). Within Last Five Years: StanCorp Financial Corp.

Continuing Class I Directors with Terms Expiring in 2026

Jonathan S. Auerbach

Age: 61
Director Since: 2019
Committees: Finance and Nominating and Governance

Career Highlights: Mr. Auerbach was Executive Vice President, Chief Strategy, Growth and Data Officer of PayPal Holdings, Inc., a financial technology company, from 2015 until 2023. He led PayPal’s global strategy, acquisitions, partnerships, advanced analytics and data science, growth marketing, and corporate affairs teams.

Mr. Auerbach also served as a strategic advisor to PayPal’s operations in China and was responsible for the company’s Blockchain, Crypto and Digital Currencies business unit and chaired PayPal’s Operating Group. Prior to joining PayPal, Mr. Auerbach was Chief Executive Officer of SingTel’s Group Digital Life from 2013-2014 and spent over 26 years with McKinsey & Company, serving in a variety of executive roles in Asia and North America, including leading the Asian Telecommunications, Media and Technology Practice, the Singapore Office, and Southeast Asia Region, and the North American High-Tech Practice.

Mr. Auerbach serves on the Board of Directors of the National Committee on U.S.-China Relations and is a member of the Council of Foreign Relations.

Key Skills and Qualifications: Mr. Auerbach brings to the Board executive leadership experience through his service as an executive vice president of a financial technology company, as well as executive-level experience in international operations, financial services, marketing, product development, risk management, strategic planning, sustainability/ESG, and technology.

Education: Bachelor’s degree from Dartmouth College, and a B.A. and M.A. from Oxford University.

Other Public Company Boards: None.

Mary E. “Maliz” Beams

Age: 68
Director Since: 2021
Committees: Audit and Finance

Career Highlights: Since December 2022, Ms. Beams has been the Chief Executive Officer of the Long-Term Stock Exchange, a national securities exchange registered with the SEC. She previously served as the Chief Executive Officer of Retirement Solutions at Voya Financial Inc. from 2011 until 2015.

Prior to joining Voya, Ms. Beams served in various executive leadership roles, including serving as President and Chief Executive Officer of TIAA-CREF Individual & Institutional Services, LLC from 2004 to 2010, Senior Managing Director of Fleet Investment Advisors, Inc. from 1993 to 1997, Senior Vice President of Retail Banking of Citibank from 1984 to 1988, and Director of the Consumer Card Group of American Express Company from 1988 to 1993.

Ms. Beams currently serves as a member of the Global Advisory Board of Salesforce and was a former Counselor of the Department of State.

Key Skills and Qualifications: Ms. Beams brings to the Board executive experience, including through her service as a chief executive officer of a retirement services solutions business unit of a health, wealth and investment management public company. She also brings to the Board executive-level experience in financial services, asset and investment management, accounting, international operations, products development, risk management, strategic planning, sustainability/ESG and technology.

Education: Bachelor’s degree in English from Boston College, a Certificate of Special Studies in Strategic Planning from Harvard University, and an M.B.A. in Marketing and Finance from Columbia University.

Other Public Company Boards: Current: None. Within Last Five Years: BrightSphere Investment Group, Inc. (Audit and Compensation Committees).

Jocelyn Carter-Miller

Age: 66
Director Since: 1999
(Principal Life),
2001 (the Company)
Committees: Human Resources (Chair), Nominating and Governance and Executive

Career Highlights: Since 2005, Ms. Carter-Miller has been President of TechEd Ventures, a consulting and management firm that develops and markets high-performance educational and personal empowerment programming. From 2002 until 2004, she served as Executive Vice President and Chief Marketing Officer of Office Depot, Inc. and was responsible for the company’s marketing for its 846 superstores, contract, catalog, and e-commerce businesses in the United States and Canada and operations in 15 other countries.

Before joining Office Depot, Ms. Carter-Miller was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. with overall responsibility for marketing across the company’s $30 billion revenue base and diverse businesses. She also had general management responsibility for Motorola’s network operations in Latin America, Europe, the Middle East and Africa. Prior to joining Motorola, she was Vice President of Marketing and Product Development at Mattel, Inc.

Ms. Carter-Miller serves on the Board of Directors of nonprofit organizations, including The National Association of Corporate Directors. She was a former President of the League of Women Voters of Broward County.

Ms. Carter-Miller is an NACD Directorship 100 recipient and has been recognized as a Savoy Most Influential Black Corporate Directors and a Director & Boards Director to Watch.

Key Skills and Qualifications: Ms. Carter-Miller brings to the Board executive leadership experience, as well as experience in marketing, brand management, and international operations, including through her service as executive vice president of a publicly traded company that provides products, supplies, and technology solutions. She also brings to the Board executive-level experience in accounting and finance, executive compensation, human resources and talent management, leadership development and training, risk management, product development, strategic planning, sustainability/ESG, and technology.

Education: Bachelor’s degree in accounting from the University of Illinois and an M.B.A. in Finance and Marketing from the University of Chicago. She also has passed the certified public accountant examination.

Other Public Company Boards: Current: Arlo Technologies, Inc. (Audit Committee, Chair of Compensation Committee); The Interpublic Group of Companies, Inc. (Audit and Executive Committees, Corporate Governance and Social Responsibility Chair); Backblaze, Inc. (Compensation Committee Chair, Audit Committee member, and Nomination and Governance Committee member). Within Last Five Years: Netgear, Inc. (Audit and Compensation Committees).

Scott M. Mills

Age: 55
Director Since: 2016
Lead Director since 2020
Committees: Audit, Human Resources and Executive

Career Highlights: Mr. Mills has been President and Chief Executive Officer of BET Media Group, an American entertainment company, since 2021. Prior to that role, he served as President of BET Networks from 2018 through 2021. From 2015 through 2017, Mr. Mills served as Executive Vice President and Chief Administrative Officer of Viacom, Inc., a former multinational mass media conglomerate. He served as Executive Vice President of Human Resources and Administration of Viacom from 2012 to 2015.

Mr. Mills previously served as President and Chief Operating Officer, Chief Financial Officer and President of Digital Media of Viacom’s BET Networks unit. Prior to joining BET, he worked in investment banking and served as Deputy Treasurer for the City of Philadelphia.

Key Skills and Qualifications: Mr. Mills brings to the Board executive leadership experience and investment management experience through his service as a chief executive officer of an entertainment company and his prior work in asset and investment management. He also brings to the Board executive-level experience in accounting and finance, executive compensation, human resources and talent management, marketing, product development, strategic planning, and technology.

Education: Bachelor’s degree in economics from the Wharton School of the University of Pennsylvania.

Other Public Company Boards: None.

Claudio N. Muruzabal

Age: 63
Director Since: 2021
Committees: Human Resources and Nominating and Governance

Career Highlights: Mr. Muruzabal has served as the Chief Business Officer of SAP, a global software company, since February 1, 2024. He joined SAP in 2015, serving as President, Latin America and Caribbean from 2015 until 2020, President of SAP EMEA South and Chairman of SAP Latin America & Caribbean from 2020 until 2022, and President of SAP Cloud Success Services from 2022 until January 2024.

Prior to joining SAP, he served as Chief Executive Officer of NEORIS for 10 years, transforming the Latin American start-up company into a global management and information technology consulting business. Mr. Muruzabal also previously served as Vice President of Teradata Corporation in Latin America and the Caribbean and worked at NCR Corporation for over 20 years, where he held various senior executive positions.

Mr. Muruzabal has been recognized consecutively from 2016 to 2023 with the HITEC 50 Award, as one of the top 50 most influential and notable Hispanic Professionals in the information technology industry. In 2019, he was recognized by the Council of the Americas organization with the “Technology Leader of the Year” Bravo Award.

Key Skills and Qualifications: Mr. Muruzabal brings to the Board executive leadership experience and technology and international operations experience, including through his service as president and chairman of various business units of a publicly traded multinational software company. He also brings to the Board executive-level experience in accounting and finance, marketing, product development, strategic planning, and sustainability/ESG.

Education: Bachelor’s degree from the Catholic University of Argentina with double major in Business Administration and Accounting, and Global Executive M.B.A. from The Fuqua School of Business at Duke University.

Other Public Company Boards: None.

Director Compensation

The Company does not pay any compensation to its directors specific to their services as directors of the Company.

Information about our Executive Officers

The following information is furnished with respect to our executive officers, each of whom is elected by and serves at the pleasure of the Board of Directors, Terms are indefinite. The business experience information provided for the executive officers only covers the past five years.

Vivek Agrawal, 56, has been Executive Vice President and Chief Growth Officer of the Company and Principal Financial Group, Inc. (“PFG") since March 2023. Prior to joining the Company and PFG, he was a senior partner at McKinsey & Company, where he led consulting practices in both the United States and Asia and contributed to the growth of top-tier asset management, retirement, wealth management and insurance organizations.

Kamal Bhatia, 52, has been the President and Chief Executive Officer of Principal Asset Management of the Company and PFG since February 10, 2024, and President and Chief Executive Officer of Principal Funds since August 2019. Prior to his current position, he was the Global Head of Investments for Principal Asset Management from 2023 to February 10, 2024, and Chief Operating Officer of Principal Asset Management from 2020 to 2023. Previously, he held leadership roles at OC Private Capital, OppenheimerFunds, TIAA, Mellon Asset Management and Citigroup.

Thomas Cheong, 55, has been Executive Vice President of PFG since January 2021 and President, Principal Asia of PFG since March 2019. Thomas is from Singapore and is located in our Hong Kong office. Prior to his current position, he was Senior Vice President of PFG from 2019 to 2020 and served as Vice President, Head of North Asia of PFG from 2015 to 2019. Previously, he held several leadership roles in various Asia markets at Manulife Financial Corporation and Prudential UK.

Amy Friedrich, 53, has been President of Benefits and Protection since May 2017. Prior to her current position, she was Senior Vice President of the Specialty Benefits division of U.S. Insurance Solutions from 2015 to 2017 and Vice President of Specialty Benefits from 2008 to 2015.

Patrick Halter, 64, was President and Chief Executive Officer of Principal Asset Management of the Company and PFG from November 2022 until February 10, 2024. He is serving in an interim role of Division President of Principal Asset Management beginning on February 10, 2024, until his retirement from the Company and PFG on April 2, 2024. Previously, he was President of Global Asset Management of the Company and PFG from 2020 to 2022, Chief Executive Officer for Principal Global Investors from 2018 to 2022 and held leadership roles in Principal Global Investors and Principal Real Estate Investors.

Daniel Houston, 62, has been a director of the Company and PFG and President and Chief Executive Officer of the Company and PFG since August 2015. Prior to his current position, he held the same positions except was Chief Operating Officer (and not Chief Executive Officer) from 2014 to 2015. Previously, he served as President, Retirement, Insurance and Financial Services of the

Company and PFG from 2010 to 2014 and held several leadership roles in Retirement and Income Solutions of the Company and PFG.

Kathleen Kay, 61, has been Executive Vice President of the Company and PFG since March 2022 and Chief Information Officer of the Company and PFG since May 2020. Prior to her current position, she was Senior Vice President of the Company and PFG from 2020 to 2022. Previously, she was Senior Vice President and Chief Information Officer of Pacific Gas & Electric Company from 2015 to 2020, Enterprise Chief Technology Officer at SunTrust from 2012 to 2015 and held leadership roles at Comerica Bank and OnStar of General Motors.

Natalie Lamarque, 47, has been Executive Vice President and General Counsel of the Company and PFG since July 2022 and Secretary of the Company and PFG since October 2022. Prior to her current position, she was with New York Life Insurance Company in various roles, including General Counsel from 2020 to 2022 and Deputy General Counsel from 2019 to 2020, both while a Senior Vice President; Vice President in Corporate Compliance from 2016 to 2019; and Associate General Counsel from 2014 to 2016. Previously, she served as an Assistant U.S. Attorney in the Criminal Division of the U.S. Attorney’s Office of the Southern District of New York and worked as an attorney at Debevoise & Plimpton LLP.

Christopher Littlefield, 57, has been President, Retirement and Income Solutions since March 2022. Prior to his current position, he was Executive Vice President and General Counsel of the Company and PFG from 2020 to 2022 and Secretary of the Company and PFG from 2020 to 2022. Previously, he served as President and Chief Executive Officer of Fidelity & Guaranty Life Insurance Holdings from 2014 to 2018 and held several leadership roles at Aviva USA Corporation and AmerUS Group Co.

Kenneth McCullum, 59, has been Executive Vice President and Chief Risk Officer of the Company and PFG since April 2023. Prior to his current position, he was Senior Vice President and Chief Risk Officer from 2020 to 2023 and Vice President and Chief Actuary from 2015 to 2020. Previously, he served as Executive Vice President responsible for business development and in force management at Delaware Life Insurance Company from 2013 to 2015 and held several leadership roles at Sun Life Financial and the Hartford.

Deanna Strable-Soethout, 55, has been Executive Vice President and Chief Financial Officer of the Company and PFG since February 2017. Prior to her current position, she was Executive Vice President of the Company and PFG from 2016 to 2017 and President, U.S. Insurance Solutions of the Company and PFG from 2015 to 2017. Previously, she served as Senior Vice President of the Company and PFG from 2006 to 2015.

Compensation Discussion and Analysis (“CD&A”)

This CD&A describes Principal Financial Group, Inc.’s (“PFG”) and Principal Life Insurance Company’s (the “Company”) Executive compensation objectives and philosophy. It also describes our 2023 compensation program and reviews the outcomes, including Principal’s financial performance in 2023 (“Principal” encompasses PFG, the Company, their affiliates and subsidiaries). Our Named Executive Officers (“Executives”) in 2023 are listed in the below table.

Name	Title	Allocation Percentage
Daniel Houston	President and Chief Executive Officer	100%
Deanna D. Strable-Soethout	Executive Vice President and Chief Financial Officer	100%
Christopher J. Littlefield	President – Retirement and Income Solutions	64%
Amy C. Friedrich	President-U.S. Insurance Solutions	49%
Teresa Hassara	Senior Vice President – Workplace Savings and Retirement Solutions	96%

The Company does not have any employees of its own, but rather is provided its Executives and other personnel by an affiliate, Principal Workforce, LLC ("Principal Workforce"). All personnel providing services to the Company, including Executives, are employees of Principal Workforce (or, in very limited cases, affiliates) and Principal Workforce has ultimate legal responsibility for paying compensation earned by, or otherwise paid to, the Executives. As is the case with other affiliates of the Company and Principal Workforce, the Company is allocated a certain amount of the costs associated with Principal Workforce’s employees, including the Executives, and the Company is responsible for funding the employee costs allocated to the Company.

The Allocated Percentage of compensation attributed to the Company in this CD&A, and set forth in the above table, is based on an estimate of the time the respective Executive works on the Company’s matters as compared to his or her total time working on all Principal entities’ matters. These percentages are used throughout this CD& A in calculating each part of the Executives’ compensation and benefits.

Our Compensation Program Philosophy

We design our executive compensation program to align the interests of executives and shareholders. We maintain a culture of pay for performance, in which we tie a significant portion of our Named Executive Officers’ total compensation to Company and individual performance in achieving short- and long-term financial and strategic goals that serve the long-term interests of our shareholders.

We design our compensation program to attract and retain high-caliber, diverse executive officers to deliver sustained high performance for our customers and shareholders. Consistent with the philosophy underlying our compensation program, we target the market median of our Peer Group for an executive’s total compensation, with actual compensation varying based on performance and tenure. The primary principles that guide our compensation program are summarized below.

Our Compensation Principles

Attract and retain talented executives, and motivate them to perform at the highest level and contribute significantly to the Company’s long-term success.

Reinforce the Company’s pay for performance culture by making a significant portion of total compensation variable and by differentiating awards based on Company and individual performance in achieving short- and long-term financial and strategic objectives.

Have a greater percentage of compensation at risk for executives who bear higher levels of responsibility for the Company’s performance.

Align the interests of executives and other stakeholders, including shareholders, customers, and employees, by having a significant portion of the executives’ compensation in stock and requiring Executives to hold stock.

Support important corporate governance principles and established best practices.

Compensation Policies

The Company’s executive compensation program incorporates the following best practices:

Independent Consultant. Compensation Advisory Partners is selected and retained by the Committee to advise on the executive compensation program and to advise the Nominating and Governance Committee on compensation for non-employee Directors.

Risk Review. Reviews and analyses of the Company’s employee incentive compensation plans are conducted on a regular basis to determine whether the plans are reasonably likely to have a material adverse effect on the Company.

Emphasis on Variable Compensation. Most compensation paid to our Named Executive Officers is variable and at risk, linked to meeting our short-term and long-term financial and strategic goals and to the performance of the Company’s stock over time.

Minimum Vesting Period. The Principal Financial Group, Inc. 2021 Stock Incentive Plan provides equity governance enhancements including a minimum one-year vesting requirement on equity awards and a prohibition on share recycling (i.e., shares withheld for tax purposes will not be added back into the share reserve).

Executive Ownership. Executives are required to own a meaningful amount of stock in the Company to ensure their interests are aligned with the shareholders’ interests and with the Company’s long-term performance.

Prohibition on Hedging. Principal prohibits all employees, including Named Executive Officers, from purchasing any Principal securities on margin (except for exercising stock options); engaging in short sales or trading in any put or call options; and purchasing, directly or indirectly, any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.

Clawback Policies. The Committee has adopted a mandatory compensation recovery policy, in compliance with the newly implemented Section 10D of the Securities Exchange Act of 1934 and related Nasdaq Stock Market rules, that applies to our Section 16 Officers, including our Named Executive Officers, and a discretionary compensation recovery policy that applies to both our Section 16 Officers and other senior executives, providing for repayments by the executives of erroneously awarded incentive-based compensation that is based on incorrect financial statements or executive misconduct.

Market Severance Protection. Executives are eligible for market-based severance protection under The Principal Financial Group, Inc. Executive Severance Plan if they are terminated because of layoffs, position elimination, or similar reasons.

Limited Perquisites. Modest additional benefits to help attract and retain Executive talent and enable executives to focus on Company business with minimal disruption are offered.

No Repricing of Stock Options. Principal has not repriced underwater stock options and will not do so without shareholder approval.

Tax and Accounting Efficiency. The Committee considers the tax and accounting consequences of each element of compensation.

No Gross Ups. Executives do not receive any income tax gross-ups, except that all employees, including executives, receive an income tax gross-up in connection with benefits provided with relocation.

2023 Company Performance Highlights

The previous year was a great one for Principal, delivering on our ambitious outlook for the enterprise despite some macroeconomic headwinds, including geopolitical events and global inflation, which resulted in elevated market and interest rate volatility and increased allocations to cash and cash equivalents. Margins across the enterprise remained strong as we took actions to reduce expenses to align with revenue while investing for growth and increasing scalability.

In 2023, Principal reported $623 million of net income attributable to Principal Financial Group, or $2.55 per diluted share. Reported net income attributable to Principal Financial Group included an unfavorable impact from exited business, which is non-economic and driven by the change in the fair value of the funds withheld embedded derivative. This does not impact our capital or free cash flow and can be very volatile.

Non-GAAP operating earnings2 was $1.6 billion, or $6.55 per diluted share3 (EPS)—a 3% increase in reported EPS compared to 2022. At the end of the year, we reported $695 billion of assets under management (AUM) managed by Principal, a 9% increase from 2022, and $1.6 trillion of assets under administration (AUA), which includes AUM.

[2]

Non-GAAP operating earnings is defined as Net income attributable to PFG less Net realized capital gains (losses), as adjusted less Income (loss) from exited business. See non-GAAP financial measure reconciliations in Appendix B.

[3]	Non-GAAP operating earnings per diluted share.

Our diversified and integrated business model continued to prove resilient and delivered strong results in 2023. Our strong capital position and free capital flow conversion reflect actions we took to increase capital efficiency and enabled us to deliver on our capital deployment strategy—investing for growth in our businesses and returning more than $1.3 billion of capital to shareholders through share repurchases and common stock dividends. We are in a strong position to drive long-term growth for our shareholders through our growth drivers of retirement, asset management, and benefits and protection.

The three-year and five-year total shareholder returns were positioned well ahead of our asset management and insurance peers. One-year total shareholder return lagged our peers.

[4]

Non-GAAP return on equity (“ROE”) is defined as non-GAAP operating earnings divided by average stockholders’ equity available to common stockholders excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income other than foreign currency translation adjustment.

1-, 3- and 5-Year Total Shareholder Return1: PFG vs. Peers

Financial Services, Insurance, and Asset Manager Peers are listed on page 127.

2023 Compensation Highlights

In 2023, the Company’s shareholders voted to approve the compensation program for our Named Executive Officers with approximately 97% of the shares voting in support of the program. The Company considered the strong shareholder support of the compensation program to be approval of the Company’s compensation philosophy, which has not changed since that vote.

●	In March 2023, Mr. Houston’s base salary increased from $1,000,000 to $1,050,000. Additionally, his annual incentive target remained at 375% of his eligible earnings, and the grant date fair value of his long-term incentive award was $9,450,000. His Principal Financial Group Incentive Pay Plan (PrinPay Plan) payout for 2023 was $3,310,096.
●	Based on the Company’s 2023 annual performance achievements, many of which are outlined above, our 2023 PrinPay score in the annual incentive program was earned at 85% of target. Individual modifiers for our Named Executive Officers ranged between 100% and 110% of the PrinPay score.
●	Based on the Company’s two-year average non-GAAP return on equity (“ROE”) and two-year average non-GAAP book value per share[2] performance, the 2021-2023 Performance Based RSUs (“PSUs”) vested on December 31, 2023, and 114% of the target number of shares were paid out in February 2024, according to the established performance scale, and approved by the Human Resources Committee.

[1]

Our total shareholder return methodology includes the share price return and cash dividends paid during the time period December 31, 2022, through December 31, 2023 (1-year TSR), December 31, 2020, through December 31, 2023 (3-year TSR) and December 31, 2018, through December 31, 2023 (5-year TSR).

[2]

Non-GAAP book value (“Book Value”) per share is defined as total ending common equity excluding cumulative change in fair value of funds withheld embedded derivative and accumulated other comprehensive income divided by the number of common shares outstanding end of year. See non-GAAP financial measure reconciliations in Appendix B.

Summary of Our Compensation Elements:

Compensation Component	Objective	Description and 2023 Highlights
Base Salary	Provides fixed income based on the size, scope, and complexity of the Named Executive Officers’ role, performance, and relative position compared to market pay information.	In 2023, the Committee increased certain Named Executive Officers’ base salaries, as detailed on pages 127 to 128.

Annual Incentive (“PrinPay”) Compensation	Motivates and rewards overall corporate objectives as well as the Named Executive Officers’ contribution to achieving our annual objectives.

A range of earnings opportunities, expressed as a percentage of base salary, is established for each Named Executive Officer. Actual bonuses depend on individual employee results and overall Company performance and profitability.

Company performance and profitability are measured by performance to goals on Non-GAAP Operating Earnings, Customer Driven Revenue Growth Metrics, Diversity Index Score, and a Free Capital Flow modifier.

Details of the program are outlined on pages 128 to 132.

Based on the Committee’s assessment of our 2023 PrinPay score, the Named Executive Officers earned bonuses at 85% of target, with individual modifiers ranging between 100% and 110%, as detailed on page 130 to 131.

Long-Term Incentive Compensation

Motivates and rewards long-term corporate performance as well as the Named Executive Officers’ contribution to achieving our long-term objectives. Reinforces the link between the interests of the Named Executive Officers and shareholders. Encourages retention.

Each year, the Human Resources Committee establishes the long-term award opportunity for each Named Executive Officer. Through 2021, one half of the award was granted in stock options and the other half in PSUs. Commencing in 2022, awards are granted 70% in PSUs and 30% in time-based RSUs. PSUs are intended to incentivize participants to deliver on the Company’s defined financial goals. The value to participants varies based on the degree of achievement against those goals. PSUs typically have a three-year performance period and are measured on 50% average non-GAAP ROE and 50% Operating Margin (1). Through 2021, the non-GAAP ROE portion of the award was also subject to a non-GAAP Book Value per Share threshold. Commencing in 2022, PSUs are subject to a Relative Total Shareholder Return (2) (“RTSR”) metric with a range of 80% to 120%. We believe these are important metrics because Operating Margin measures profitability across our businesses, and non-GAAP ROE measures our efficiency in managing capital. Non-GAAP ROE is also a key measure for our shareholders. Time-based RSUs are intended to align participants with the Company’s long term value appreciation. RSUs have a three-year cliff vesting. Details of the program are outlined on pages 132 to 134.

Compensation Component	Objective	Description and 2023 Highlights
Benefits	Protects against catastrophic expenses and provides retirement savings opportunities.

Our Named Executive Officers participate in most of the same benefit plans as the Company’s other U.S.-based employees, including health, life, disability income, vision and dental insurance, an employee stock purchase plan, 401(k) plan, and pension plan. Certain of the Named Executive Officers also participate in non-qualified retirement plans (defined benefit and defined contribution).

Perquisites	Modest additional benefits to help attract and retain Executive talent and enable Named Executive Officers to focus on Company business with minimal disruption.

Named Executive Officers are eligible for one physical examination per year, business spousal travel, and gifts of nominal value given to all sales conference attendees. The Human Resources Committee approved the ability of Named Executive Officers to participate in Principal Asset Management investment products on a reduced or no-fee basis. The Human Resources Committee also approved our CEO’s use of our corporate aircraft for limited personal travel.

Termination Benefits

Provides temporary income following a Named Executive Officer’s involuntary termination of employment, and, in the case of a change of control, helps ensure the continuity of management through the transition.

A discussion of our change of control and separation benefits is on pages 134 to 135. These benefits do not include excise tax gross ups.
(1)

Operating Margin is defined as non-GAAP pre-tax operating earnings, divided by non-GAAP gross profit. Non-GAAP gross profit is defined as total non-GAAP operating revenues less benefits, claims, and settlement expenses less dividends to policyholders. See non-GAAP financial measure reconciliations in Appendix B.

(2)

Relative Total Shareholder Return is defined as the Company’s Total Shareholder Return during the Performance Period as compared to the Total Shareholder Return of the S&P Financial Sector Index constituents during the Performance Period.

How We Make Compensation Decisions

Human Resources Committee Involvement

The Human Resources Committee, which is comprised entirely of independent Directors, oversees our overall compensation program, including compensation of our Named Executive Officers. In carrying out its responsibility for the 2023 compensation design, the Human Resources Committee retained the advisory services of Compensation Advisory Partners. Compensation Advisory Partners also advises the Nominating and Governance Committee on compensation for non-employee Directors (see pages 126 - 127). Compensation Advisory Partners receives compensation from the Company only for its work in advising these Committees. Compensation Advisory Partners does not and would not be allowed to perform services for management. The Committee assessed the independence factors in applicable SEC rules and Nasdaq Listing Standards and other facts and circumstances and concluded that the services performed by Compensation Advisory Partners did not raise any conflict of interest.

Members of management, including the CEO, do not have a role in determining their own compensation. The CEO is not present when the Committee determines his compensation. The Committee consults with the independent Directors regarding the CEO’s performance and then determines the CEO’s compensation for the current year and the CEO’s compensation opportunity for the following year.

Each year, the CEO—with input from our Human Resources Department and the compensation consultant—recommends the amount of base salary increase (if any), annual incentive award, and long-term incentive award for our Named Executive Officers other than himself. These recommendations are based on the Named Executive Officer’s performance, performance of the business areas for which the Named Executive Officer is responsible (if applicable), and other considerations such as retention. The Human Resources Committee reviews these recommendations and approves compensation decisions for each Named Executive Officer.

The Role of the Independent Compensation Consultant and Interaction with Management

The Human Resources Committee has the sole authority to hire, approve the compensation of, and terminate the engagement of the compensation consultant.

The compensation consultant usually conducts an annual competitive review of compensation opportunities for each of the Named Executive Officers compared to the pay opportunities of similarly situated executives at the peer group companies (the “Peer Group”). A comprehensive review of compensation programs for the CEO and all of his direct reports is typically conducted every other year. In the years in which the compensation consultant does not conduct a compensation study, the Human Resources Committee makes compensation decisions—in part based on survey data provided by the Human Resources Department and input provided by the compensation consultant. The last comprehensive review of executive compensation was conducted in 2022. That review covered all aspects of the incentive program design and structure of the Company’s overall compensation program for the Named Executive Officers, including:

●	A competitive review of compensation opportunities for each of the Named Executive Officers compared to the pay opportunities of similarly situated executives at Peer Group companies;
●	An analysis to ensure that total share dilution and the economic costs of long-term incentives are reasonable and affordable for the Company; and
●	A comprehensive market analysis of termination-related benefits related to cash severance and equity termination provisions.

The compensation consultant:

●	Attended eight meetings of the Human Resources Committee in 2023, as requested by the Committee Chair; and
●	Reviewed and commented on drafts of the Compensation Discussion & Analysis and related compensation tables for the proxy statement.

Use of Compensation Data

The Human Resources Committee determines the Peer Group of companies it uses to compare the Named Executive Officers’ compensation as part of the compensation consultant’s biennial study. The compensation consultant recommends an appropriate Peer Group of public, similarly sized, diversified financial services, insurance, and asset management companies, considering the Company’s and the Peer Group companies’ strategy, mix of business, and size, as measured primarily by annual revenues, market capitalization, and total assets. These companies are the major competitors in one or more of the Company’s businesses, but none represent the exact business mix of the Company. Principal targets compensation for the Named Executive Officers at the median compensation of the named executive officers at the Peer Group companies. The Human Resources Committee reviewed companies in the Peer Group in 2022 as part of our biennial compensation review, and Bank of New York Mellon and State Street were added based on the size of their revenue, market capitalization, operating profit, and significant global operations relative to the Company. Manulife and SunLife were removed based on differing pay practices of Canadian companies. The Peer Group used for 2023 compensation decisions included the following companies:

Financial Service and Insurance		Asset Managers
• Ameriprise Financial • Equitable Holdings • Lincoln National • MetLife	• Prudential Financial • Unum Group • Voya Financial	• Affiliated Managers Group • Bank of New York Mellon • Franklin Resources • Invesco	• State Street • T. Rowe Price

The Committee also uses annual data from third-party industry surveys for its compensation decisions.1

Our executives participate in the same broad-based employee benefit programs as other employees. Every two to three years, the Company’s non-cash employee benefit programs are compared to a custom peer group representing both proxy peer group members and select employers with which we believe we compete for talent, including several local employers.

Each year, the Committee reviews the total compensation paid to the Named Executive Officers by reviewing tally sheets, which include base salaries, annual and long-term incentive awards earned, deferred compensation, outstanding equity awards, benefits, perquisites, and potential payments under various termination scenarios.

The Committee uses this information to analyze the value of compensation actually delivered versus the compensation opportunities established by the Committee. The information is also used in making compensation and compensation plan design decisions.

2023 Executive Compensation Decisions

In general, as stated above, the Company’s pay philosophy is to target the market median of the Peer Group for a Named Executive Officer’s total compensation, with actual compensation varying based on performance and tenure.

The Committee made compensation decisions for the Named Executive Officers based on:

●	The Company’s strategic and human resources objectives;
●	Competitive data for the Peer Group and for a broader group of diversified financial services companies (see Appendix A for a complete list of these companies);
●	Corporate and individual performance on key initiatives;
●	Corporate performance compared to our competitors;
●	Economic conditions;
●	Retirement benefits;
●	The CEO’s compensation recommendations for Named Executive Officers;
●	Advice of the Committee’s compensation consultant; and
●	How the elements of compensation contribute to and interrelate with total compensation.

The Committee also considers the tax and accounting consequences of each element of compensation. Following changes in the tax laws in 2017, we generally cannot deduct annual compensation paid to certain covered employees in excess of $1 million for each such employee, subject to limited grandfathered arrangements. Accordingly, these and other factors often result in compensation opportunities that will not be fully tax deductible. To attract, retain, and reward executives who help us realize our strategic initiatives and objectives, the Committee believes that it should consider all relevant factors in the design of our compensation program. While the Committee considers the tax consequences of compensation decisions, the Committee’s primary focus is designing competitive and effective compensation programs.

[1]

The surveys used were the McLagan Investment Management survey, Towers Watson U.S. Financial Services Studies Executive Database, revenue greater than $7 billion, and the Towers Watson Diversified Insurance Study of Executive Compensation, 0.5x – 2.0x revenue. The names of the companies participating in these surveys are included in Appendix A.

Key Elements of Fiscal 2023 Compensation Program

The charts below show the 2023 target total compensation for our Named Executive Officers, as well as the proportion of their compensation tied to Company performance. Most compensation paid to our Named Executive Officers is variable and at-risk, linked to meeting our short-term and long-term financial and strategic goals and to the performance of the Company’s stock over time.

Base Salary

When determining base salary for each Named Executive Officer, the Committee considers the Peer Group median for comparable executive positions, as well as the survey data referenced above, the Named Executive Officer’s performance and work experience, the importance of the position to the Company, and how difficult it would be to replace the Named Executive Officer. The table below provides the historical base salaries of the Named Executive Officers. The 2023 salary increases for Messrs. Houston and Littlefield and Mses. Strable-Soethout and Friedrich were made to better align their compensation with the median compensation levels among our peer companies.

Named Executive Officer	2021	2022	2023	Percent Increase 2022-2023
Houston	$1,000,000	$1,000,000	$1,050,000	5%
Strable-Soethout	$661,000	$694,000	$728,500	5%
Littlefield		$400,000	$428,800	7%
Friedrich	$283,710	$312,130	$327,810	5%
Hassara		$508,800	$524,160	3%

Annual Incentive Compensation

Named Executive Officers participate in the PrinPay Plan, the Company’s broad-based annual incentive compensation plan for employees. Awards are calculated based on eligible earnings during the plan year. The PrinPay Plan links annual incentive pay to individual employee results and overall Company performance and profitability as measured by:

●	Non-GAAP operating earnings: Non-GAAP operating earnings is revenue less expenses and taxes. It continues to be a primary indicator of our organization’s financial performance.
●	Customer revenue growth: This metric focuses on revenue growth from customer-driven actions rather than market/macro conditions.
●	Managed net cash flow: This metric represents net cash flows (deposits less withdrawals) we’re managing within Principal. Managed net cash flow can contribute to customer growth and, if positive, increases assets under management.

●	Diversity index: The metrics included in the diversity index contribute to our ability to create a more diverse, equitable, and inclusive workforce, culture, and supplier base. Specific measures cover: hiring, promotion, and turnover rates; supporting and participating in employee resource groups and other inclusion-related learning opportunities and events; benchmarking; supplier diversity; and new employee education and awareness.
●	Free capital flow payout ratio: Used as a modifier, free capital flow payout as a ratio to net income is an indicator of using capital wisely to drive growth and be seen as an industry leader in driving shareholder value. Free capital flow is the capital generated by each business operation that flows to the enterprise and enables organic reinvestment for growth and external deployment to drive shareholder value.

After establishing the Company score, an employee’s individual performance is assessed to determine the individual performance score. The Company performance component emphasizes the importance of overall corporate results. The Human Resources Committee may also consider factors that could not have been anticipated when corporate goals were established and adjust the corporate score up or down.

The Committee set and approved the following target awards for our Named Executive Officers in 2023:

Target Annual Incentive Percentages (as a percentage of base salary)

Named Executive Officer	2023
Houston	375%
Strable-Soethout	200%
Littlefield	200%
Friedrich	200%
Hassara	125%

In establishing the target award opportunity for Messrs. Houston and Littlefield, and Mses. Strable-Soethout, Friedrich and Hassara, the Committee considered the median incentive targets for comparable executive positions in the Peer Group companies, as well as the survey data referenced above.

Performance Goal Setting

In setting performance goals for our compensation program,

●	In September: The Board meets to review the Company’s long-term strategy.
●	In November: The CEO, CFO, and Division Presidents recommend preliminary financial goals for the Company and business units and strategic initiatives for the next year. The Board Finance Committee reviews the proposed goals, underlying assumptions of the goals and initiatives, key drivers of financial performance, trends, and business opportunities, and advises the Board and Human Resources Committee on the appropriateness of the financial goals.
●	In February: The Committee reviews and approves the final goals for the Company and the CEO, as well as reviews the goals for the other Named Executive Officers, each with input from the Finance Committee and Board based on prior year-end financial results. All employees develop individual performance goals with their leaders that support the Company’s goals.

Final Annual Incentive Pay Award Determination

In determining final awards for PrinPay participants, the Committee uses the following approach:

Step 1: Review the PrinPay performance measures and modifier results compared to PrinPay Plan goals to determine initial award payout.

Performance Measures	Threshold	Target	Maximum	Actual 2023 Performance
Adjusted(1) Non-GAAP Operating Earnings ($Mil.)	$1,200	$1,600	$2,000	$1,608
Customer Driven Growth Metrics
Customer revenue growth	0%	2.5%	3.8%	1.2%
Managed net cash flow ($Bil.)	$0	$8.4	$12.6	$(9.4)
Diversity index scores	90%	100%	110%	105%
(1)

Adjusted Non-GAAP Operating Earnings for the annual actuarial assumption review (AAR). This is in line with past practices as AAR impacts can cause significant volatility and are not necessarily reflective of ongoing financial performance

Performance Modifier	Threshold	Target	Maximum	Actual 2023 Performance
Free Capital Flow	<40%	75-90%	75-90%	85%

Step 2: Determine final PrinPay Company score based on a review of performance against goals across multiple dimensions.

Step 3: Determine the individual performance modifier as shown below:

Individual Performance Modifier

The Individual Performance Modifier in the PrinPay Plan is used as a multiplier and is based on performance compared to 2023 goals. The Committee assessed each Named Executive Officer’s performance against the identified individual performance objectives and approved individual performance modifier payouts as shown below:

Named Executive Officer	Individual Performance Modifier	Individual Performance Objectives
Houston	100%

• Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue, and others);

• Enterprise value strategies in growth businesses;

• International and emerging markets strategies;

• Business Unit earnings growth strategies;

•Enterprise customer, digital, and data-driven experiences strategies;

• Diversity and inclusion objectives; and

• Other Company-wide strategic priorities.

Strable-Soethout	100%

• Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue, and others);

• Enterprise operational effectiveness and efficiency goals;

• Capital efficiency and re-allocation objectives;

• Enterprise strategy objectives;

• Diversity and inclusion objectives; and

• Other Company-wide strategic priorities.

Named Executive Officer	Individual Performance Modifier	Individual Performance Objectives
Littlefield	100%

• Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue, and others);

• Retirement and Income Solutions financial goals (including business operating earnings, ROE, operating margin, cash flow, investment performance, and others);

• Retirement and Income Solutions operating model objectives;

• Capital efficiency objectives;

• Enterprise business intersection strategies;

• Diversity and inclusion objectives; and

• Other Company-wide strategic priorities.

Friedrich	110%

• Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue, and others);

• Benefits and Protection financial goals (including business operating earnings, ROE, operating margin, cash flow, investment performance, and others);

• Benefits and Protection group benefit growth strategies;

• Benefits and Protection customer engagement strategies;

• Enterprise business intersection strategies;

• Diversity and inclusion objectives; and

• Other Company-wide strategic priorities.

Hassara	105%

• Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue, and others);

• Workplace Savings & Retirement Solutions operating model objectives;

• Workplace Savings & Retirement Solutions customer value and experience objectives;

• Enterprise business intersection strategies; and

• Other Company-wide strategic priorities.

Step 4: Calculate final award amounts.

Name	2023 Eligible Earnings	2023 Target	PrinPay Score	Individual Modifier	Final Award
Houston	$1,038,462	375%	85%	100%	$3,310,096
Strable-Soethout	$720,538	200%	85%	100%	$1,224,915
Littlefield	$644,231	200%	85%	100%	$700,923
Friedrich	$324,192	200%	85%	110%	$606,238
Hassara	$530,000	125%	85%	105%	$567,630

Named Executive Officers may defer annual awards into the Excess Plan, as illustrated in the footnote to the Non-Equity Incentive Compensation column of the Summary Compensation Table, on page 138.

Long-Term Incentive Compensation

The long-term incentive compensation program is designed to align the interests of our Named Executive Officers and shareholders. A Named Executive Officer’s compensation reflects the degree to which multi-year financial objectives are achieved and shareholder value is increased. Our retirement, life insurance, and asset management products support our clients’ needs throughout different phases of their lifetimes, which is why the long-term focus of the compensation programs is particularly important. The long-term incentive compensation program also encourages collaboration among Named Executive Officers in pursuing Company-wide goals.

When determining long-term incentive awards for the Named Executive Officers, the Committee primarily considers competitive market levels based on Peer Group and survey data, as well as the advice of its independent compensation consultant. The Committee also uses the following factors in determining a Named Executive Officer’s award (“Award Granted”):

●	The Named Executive Officer’s performance;
●	The importance of the Named Executive Officer to the Company over the long term;
●	The potential impact the Named Executive Officer could have on the Company’s results;
●	The Named Executive Officer’s performance relative to their peers within the Company;
●	Company performance compared to our competitors;
●	Retention concerns; and
●	Tenure in role.

The compensation the Named Executive Officers ultimately receive may vary considerably from the grant date fair value of the Award Granted, due to the Company’s performance and changes in share price that occur after the grant.

2023 Long-Term Incentive Grant
Named Executive Officer	Award Granted
Houston	$9,450,000
Strable-Soethout	$3,278,250
Littlefield	$1,456,000
Friedrich	$1,147,335
Hassara	$1,272,000

In 2023, the Named Executive Officers’ long-term compensation was granted in the form of 70% PSUs and 30% time-based RSUs. The awards granted were based on the Named Executive Officer’s performance and compensation compared to pay opportunities of similarly situated executives at the Peer Group companies. PSUs entitle a Named Executive Officer to earn shares of Common Stock if certain performance levels are achieved. The Committee uses time-based RSUs to increase retention aspects of the long-term incentive program. The weighting is not based on a specific formula or algorithm and is intended to create a balance between the achievement of specific operating objectives and retention.

Time-based RSUs have a three-year cliff vesting. Dividend equivalents become additional RSUs, which vest and are converted to Common Stock at the same time and to the same extent as the underlying RSU.

For PSUs, after a threshold non-GAAP ROE or Operating Income goal is achieved or exceeded2 , PSUs vest based on continued service and achieving an average non-GAAP ROE and Operating Margin, each weighted 50%, typically over a three-year period (with each three-year period treated as a “Performance Cycle”). For the 2021-2023 performance cycle, a two-year performance period was approved by the Committee due to accounting changes that may have significant impact on our reported results. The accounting change was originally going to impact our 2022 results, but the implementation was delayed by the FASB until 2023. As a result, we have reverted to a full three-year performance cycle for awards in 2022 and beyond.

[2]	For the 2023 PSUs, the performance threshold is met if either of the following goals is met:
•	Three-year average non-GAAP ROE of 7.5%; or
•	$2 billion cumulative non-GAAP pre-tax operating income (“OI”)

Non-GAAP pre-tax operating income with respect to any calendar year shall mean annual pre-tax income from the Company’s continuing operations, minus net realized capital gains (losses), minus net realized capital gains (losses) on funds withheld assets, minus change in fair value of funds withheld embedded derivative.

Average non-GAAP ROE was selected because it reflects the efficient use of Company capital in generating profits. Average operating margin was selected as a measure because it is common among asset management peers and reflects the efficient use of Company expenditures in generating profits.

See non-GAAP financial measure reconciliations in Appendix B.

Named Executive Officers may defer the receipt of PSUs.

2023-2025 PSU Performance Cycle
Performance Level	Threshold Award	Target Award	Maximum Award (150% of Target)	If neither the non-GAAP ROE nor the OI threshold performance objective is met, no PSUs will be earned or paid out.
Payout (% of Target)(1)	50%	100%	150%
Average Non-GAAP ROE	7.6%	13.2%	17.2%
Operating Margin	14.3%	28.5%	37.1%
(1)	Straight line interpolation is used to determine awards for performance between threshold and target and between target and maximum.

Relative Total Shareholder Return (“RTSR”) metric:

If the Company’s RTSR is in the top quartile, the result will be multiplied by 1.2.

If the Company’s RTSR is in the bottom quartile, the result will be multiplied by 0.8.

If the Company’s RTSR is between the 25th and 75th percentiles, the result will be multiplied by 1.0.

The PSUs granted in 2023 for the 2023-2025 Performance Cycle will vest based on performance scales for three-year average non-GAAP ROE and Operating Margin over the performance period, each weighted 50%. Payout will be modified based on a three-year relative Total Shareholder Return metric. For the 2023-2025 Performance Cycle, PSUs will vest at the end of the three-year Performance Cycle, subject to continued employment or service.

Timing of Stock Awards and Other Equity Incentives

Annual grants of PSUs and time-based RSUs for the Named Executive Officers are determined by the Committee at its February meeting, which occurs following the release of the prior year’s results. The Committee’s equity grant policy ensures that the grant date for all time-based RSUs and other stock-based awards will never be earlier than the date of approval. The grant date for the awards to the Named Executive Officers is the date of approval by the Committee.

Benefits

The Named Executive Officers participate in the Company’s broad-based employee benefits program, including:

●	A qualified pension plan;
●	A 401(k) plan;
●	Group health, dental, vision, and disability coverage, and life insurance;
●	A discounted employee stock purchase plan;
●	Flexible time off; and
●	Flexible spending account plans.

We also offer all Named Executive Officers a non-qualified defined contribution plan (“Excess Plan”) and a defined benefit non-qualified retirement plan (“NQDB”). These benefits are offered to attract and retain talent and provide long-term financial security to employees. The NQDB helps the Company attract midcareer executives and retain executives by providing competitive retirement benefits. The NQDB is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to the Named Executive Officers in the absence of Tax Code limitations on the qualified pension plan. The narrative to the Pension

Benefits Table on pages 142 - 144 provides additional information about the NQDB and the qualified pension plan. We maintain the Excess Plan to attract and retain executives by allowing executives to save for retirement and to provide matching contributions on those savings, without regard to the limitations imposed by the Tax Code on 401(k) plans. The narrative to the Non-Qualified Deferred Compensation Table on page 144 provides additional information about the Excess Plan.

The value of the retirement and savings plans is targeted to be, in the aggregate, slightly above the median of diversified financial services companies because a large portion of the Company’s business centers on the sale of retirement products. All other benefits are targeted at market median in the aggregate, which supports the Company’s benefit strategy and aids in attracting and retaining talent.

Change of Control and Separation Pay

The Committee believes it is in the best interests of the Company and its shareholders to:

●	Assure that Principal will have the continued service of its Named Executive Officers;
●	Reduce the distraction of the Named Executive Officers that would result from the personal uncertainties caused by a pending or threatened Change of Control;
●	Encourage the Named Executive Officers’ full attention and dedication to Principal; and
●	Provide the Named Executive Officers with compensation and benefits upon a termination related to a Change of Control that are competitive with those of similar businesses.

For these reasons, we have entered into Change of Control Employment Agreements with each of the Named Executive Officers. These agreements help align the financial interests of management with the Company, particularly when an acquisition would result in termination of the Named Executive Officer’s employment. These Change of Control Employment Agreements are based on market practice and do not affect other components of the Named Executive Officers’ compensation. When entering into these agreements, the Committee reviewed survey data and practices of other public insurance and financial services companies. The Committee continues to review market practices in this area for potential changes in these agreements.

All benefits provided to the Named Executive Officers upon a Change of Control are paid after both a Change of Control and Qualifying Termination of employment have occurred (sometimes referred to as a “double trigger”), except that the then current value of the Named Executive Officer’s Excess Plan and NQDB will be paid upon a Change of Control to ensure that the value of those plans is not reduced if the Company is sold. These agreements do not provide excise tax gross ups. See pages 148 - 150 for details.

As noted on pages 126 to 127, the Committee worked with the independent compensation consultant on a comprehensive market analysis of termination-related benefits related to our Executive Severance Plan, which provides benefits to the Named Executive Officers whose employment is terminated by the Company due to a reorganization or reduction in the workforce. Additional payments may be permitted in some circumstances as a result of negotiations with the Named Executive Officers, particularly when the Company requests additional covenants from the Named Executive Officers. See pages 147 to 148 for details regarding benefits under the Executive Severance Plan.

Stock Ownership Guidelines

Our Named Executive Officers are required to own a meaningful amount of stock in the Company to ensure their interests are aligned with the shareholders’ interests and with the Company’s long-term performance. Once a Named Executive Officer achieves the required stock ownership level based on market value, the ownership requirement remains at the number of shares owned at the time, regardless of subsequent changes in stock price or salary. Upon promotion, a Named Executive Officer is required to meet the next level of stock ownership.

Until the ownership guideline is met, Named Executive Officers are required to retain a portion of the “net profit shares” resulting from equity-based long-term incentive plan grants. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed at time of exercise, vesting of RSUs and PSUs, or earn out of performance shares.

The percentage of net profit shares that must be retained until ownership requirements are met are shown below:

Executive Level	Retention Ratio	Multiple of Base Salary
Chairman (Houston)	75%	7 times
Division Presidents and Executive Vice Presidents	50%	4 times
Senior Vice Presidents	50%	2 times

All Named Executive Officers comply with these guidelines.

Hedging and Pledging Policy

The Company prohibits all employees, including the Named Executive Officers, from purchasing any Company securities on margin (except for exercising stock options); engaging in short sales or trading in any put or call options; and purchasing, directly or indirectly, any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that is designed to hedge or offset any decrease in the market value of Company securities.

We also prohibit our Board and those employees subject to Section 16 reporting requirements, including our Named Executive Officers, from directly or indirectly pledging, hypothecating, or otherwise encumbering Company securities as collateral for indebtedness. This includes, but is not limited to, holding Company securities in a margin account and pledging Company securities as collateral for a loan. This does not apply to the exercise of employee stock options.

Repricing Policy

Principal has not repriced underwater stock options, and we will not do so without shareholder approval.

Clawback Policy

The Committee has adopted a mandatory compensation recovery policy to comply with the newly implemented Section 10D of the Securities Exchange Act of 1934 and related Nasdaq Stock Market rules. The mandatory compensation recovery policy applies to our Section 16 Officers, including our Named Executive Officers, and requires repayment of certain incentive-based compensation erroneously awarded based on incorrect financial information that requires an accounting restatement. The Committee has also adopted a discretionary compensation recovery policy that more broadly applies to all senior executives, including Section 16 Officers. That policy aligns its restatement-related terms with the mandatory compensation recovery policy, but the Committee retains discretion to apply its terms. The discretionary compensation recovery policy also permits the Company to recover certain incentive-based compensation for misconduct that caused or could reasonably cause significant financial or reputational harm to the Company, where the Committee determines the executive either engaged in the misconduct or failed in their responsibility to manage, monitor, or report the misconduct or risks giving rise to the misconduct.

Gross-Up Policy

Our Named Executive Officers do not receive any income tax gross-ups, except that all employees, including the Named Executive Officers, receive an income tax gross-up in connection with benefits provided with relocation.

Risk Assessment of Employee Incentive Plans

The Human Resources Compensation Department and the chief risk officers in the business units annually conduct a review and analysis of the Company’s employee incentive compensation plans to determine whether the plans are reasonably likely to have a material adverse effect on the Company and review their processes and conclusions with the Chief Risk Officer. The following factors, among others, are assessed:

●	Plan design;
●	Performance metrics and quality of goal setting;

●	Administrative procedures, including governance practices;
●	Plan compliance, communications, and disclosures;
●	Potential risks created by the plans;
●	Risk control factors and their effectiveness; and
●	Inherent and residual risk ratings.

Some key factors that mitigate risks to the Company related to its incentive plans are the Company’s stock ownership guidelines for the Named Executive Officers, mandatory and discretionary compensation recovery policies, the anti-hedging policy, and the Human Resources Committee’s ability to exercise its judgment in evaluating the quality of performance achievements when determining earned compensation.

A summary of the assessment process and conclusions is reviewed annually with the Committee. Based on this review, the Company has determined each year that its employee incentive compensation plans are designed to encourage behaviors that create and maintain shareholder value, do not encourage excessive risk, and are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth the compensation paid to our Named Executive Officers for services provided to the Company and its subsidiaries during 2021, 2022 and 2023.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)(3)	Option Awards(2)	Non Equity Incentive Plan Compensation(4)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total(7)
Daniel J. Houston,	2023	$1,038,462	$0	$9,661,687	$0	$3,310,096	$765,298	$343,285	$15,118,828
Chairman, President, and Chief Executive Officer	2022	$1,000,000	$0	$8,540,764	$0	$3,150,000	$598,475	$514,910	$13,804,149
	2021	$1,000,000	$0	$4,275,014	$4,275,011	$6,075,000	$1,699,323	$241,815	$17,566,163
Deanna D. Strable- Soethout,	2023	$720,538	$0	$3,351,666	$0	$1,224,915	$678,864	$131,969	$6,107,952
Executive Vice President and Chief Financial Officer	2022	$686,385	$0	$2,323,577	$0	$1,008,985	$0	$196,651	$4,215,598
	2021	$657,308	$0	$1,008,005	$1,008,051	$2,236,161	$670,792	$110,389	$5,690,706
Christopher J.	2023	$412,308	$0	$1,488,613	$0	$700,923	$67,943	$50,774	$2,720,561
Littlefield, President - Retirement Income Solutions	2022	$397,250	$0	$1,255,527	$0	$431,127	$36,869	$52,693	$2,173,467

Amy C. Friedrich,	2023	$324,192	$0	$1,173,039	$0	$606,238	$181,807	$36,350	$2,321,626
President Benefits and Protection	2022	$367,933	$0	$1,161,498	$0	$509,955	$0	$27,688	$2,067,074
	2021	$339,704	$0	$418,466	$418,489	$605,352	$301,950	$33,318	$2,117,279
Teresa Hassara,	2023	$508,800	$0	$1,300,462	$0	$567,630	$78,259	$17,299	$2,472,450
Senior Vice President, Workplace Savings and Retirement Solutions	2022	$195,692	$0	$1,920,000	$0	$507,528	$11,758	$9,231	$2,644,209
(1)	Includes 2023 salary deferred into the qualified 401(k) Plan and the Excess Plan, as shown below (information on deferrals for 2022 was included in last year’s proxy statement):

Named Executive Officer	401(k) Employee Contribution		Excess Plan Employee Contributions	Total Employee Contributions
Houston	$22,385		$83,077	$105,462
Strable-Soethout	$44,502	(a)	$72,054	$116,556
Littlefield	$23,546		$32,984	$56,530
Friedrich	$8,714		$25,935	$34,649
Hassara	$25,989		$0	$25,989
(a)	In addition to 401(k) salary deferrals, Ms. Strable-Soethout made voluntary after-tax contributions.
(2)

Amounts represent the grant-date fair value of Option awards granted in 2021, 2022, and 2023 under the ICP. Values in respect of Options, PSUs and RSUs were determined in accordance with Topic 718, and the assumptions made in calculating them can be found in Note 22 of the Notes to the Consolidated Financial Statements in Item 8 of our 2023 Form 10-K.

(3)

PSUs will be earned and paid in shares of Common Stock only if performance requirements are met or exceeded. The PSUs are eligible for dividend equivalents, and the dividend equivalents are subject to the same performance requirements as the corresponding PSUs and are only earned if the performance measures are met or exceeded. The maximum payout for the 2021 PSUs is 150% of the target number of PSUs. The maximum payout for the 2022 and 2023 PSUs is 180% of the target number of PSUs. If the PSUs granted in 2023 are earned at the maximum payout, the grant date value of such PSUs would be increased by the amount shown in the following table. The table below shows the maximum payouts for the 2023 Performance Awards included in this column of the “Summary Compensation Table.”

Named Executive Officer	Grant Date Values Assuming Payout at Maximum
Houston	$5,291,997
Strable-Soethout	$1,835,818
Littlefield	$815,368
Friedrich	$642,516
Hassara	$712,323

(4) The amounts shown represent annual incentive compensation awards earned in 2023 and paid in 2024 and include the following amounts deferred into the qualified 401(k) Plan and Excess Plan:

Named Executive Officer	Employee Contributions on Incentive Pay
Houston	$268,423
Strable-Soethout	$372,453
Littlefield	$75,914
Friedrich	$5,218
Hassara	$0

(5) The amounts accrued each year differ from the amount accrued in prior years due to increases in age, service, and pay. The change in pension value is also highly sensitive to changes in the interest rate used to determine the present value of the payments to be made to the executive. Assumptions underlying the determination of the amount of increase in actuarial value for both the qualified and non-qualified pension plans are disclosed on page XX. Changes in these assumptions and compensation changes will impact this value annually. There are no above-market earnings on deferred compensation.

(6) All Other Compensation for the Named Executive Officers consists of the following:

Named Executive Officer	Perquisites & Other Personal Benefits(a)	Principal Contributions to Defined Contribution Plans(b)	Total
Houston	$91,977	$251,308	$343,285
Strable-Soethout	$28,198	$103,771	$131,969
Littlefield	$566	$50,208	$50,774
Friedrich	$8,957	$27,392	$36,349
Hassara	$1,099	$16,200	$17,299

(a) Represents the incremental aggregate cost to Principal for all perquisites provided during the year, including the value of an annual physical examination, business spousal travel, and gifts given to all sales conference attendees. Mr. Houston’s information includes the use of the Company’s corporate aircraft for limited personal travel. In addition, we have included director fees for Ms. Strable-Soethout for serving on the boards of certain international affiliates.

(b) The amounts shown below are the Company’s matching contributions to the 401(k) Plan and the Excess Plan. The Excess Plan’s matching contributions are also included in the Company’s contributions in the Non-Qualified Deferred Compensation table on page 144.

Named Executive Officer	401(k) Matching Contribution Made by Principal	Excess Plan Matching Contribution Made by Principal	Total
Houston	$16,875	$234,433	$251,308
Strable-Soethout	$16,875	$86,896	$103,771
Littlefield	$10,800	$39,408	$50,208
Friedrich	$8,269	$19,124	$27,392
Hassara	$16,200	$0	$16,200

(7) Sum of the total dollar value of the other columns in this table.

Grants of Plan-Based Awards for Fiscal Year End December 31, 2023

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares	Other Option Awards: Number of Securities Underlying	Exercise Price or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Date(1)	Threshold	Target	Maximum(2)	Threshold	Target	Maximum	of Stock	Options(4)	($/Sh)(5)	Awards(6)
Houston		$0	$3,894,231	$11,682,693
	02/27/2023				14,919	74,594	134,269				$6,614,996
	02/27/2023							31,969			$2,835,011
Strable-Soethout		$0	$1,441,077	$4,323,231
	02/27/2023				5,175	25,877	46,579				$2,294,772
	02/27/2023							11,090			$983,461
Littlefield		$0	$824,615	$2,473,846
	02/27/2023				2,299	11,493	20,688				$1,019,210
	02/27/2023							4,925			$436,788
Friedrich		$0	$648,383	$1,945,149
	02/27/2023				1,811	9,057	16,302				$803,145
	02/27/2023							3,881			$344,193
Hassara		$0	$636,000	$1,908,000
	02/27/2023				2,008	10,041	18,073				$890,404
	02/27/2023							4,303			$381,565
(1)	The Human Resources Committee approved 2023 RSU and PSU grants for Mr. Houston and Littlefield, and Mses. Strable-Soethout, Friedrich and Hassara on February 27, 2023.
(2)	The maximum award shown is the maximum aggregate award payable under the PrinPay Plan for the Named Executive Officers.
(3)	These columns reflect PSUs granted on February 27, 2023. These PSUs will vest, if at all, according to the 2023-2025 PSU performance scale outlined on page 133, subject to continued employment through the end of the performance period. The maximum payout for the 2023 PSUs is 180% of the target number of PSUs.
(4)	Amounts represent the grant date fair value of the award determined in accordance with Topic 718. All assumptions made in calculating the aggregate fair value can be found in Note 22 of the Notes to the Consolidated Financial Statements included in Item 8 of our 2023 Form 10-K.
(5)	The per-share option exercise price is the closing price of the Common Stock on the date of grant.
(6)	Represents the grant date fair value of the award at target.

Outstanding Equity Awards at Fiscal Year End December 31, 2023

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards Number of Unearned Shares, Units, or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards, Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
Houston	02/26/2018	227,275	0	$63.98	02/26/2028
	02/24/2020	133,990	0	$51.73	02/24/2030
	03/05/2021	181,877	90,938	$58.68	03/05/2031			91,515	$7,199,513
	03/01/2022					38,222	$3,006,907
	03/07/2022							97,854	$7,698,205
	02/27/2023					33,090	$2,603,206	77,210	$6,074,120
Strable- Soethout	02/23/2015	21,780	0	$51.33	02/23/2025
	02/22/2016	68,040	0	$37.38	02/22/2026
	02/27/2017	50,475	0	$62.78	02/27/2027
	02/26/2018	55,140	0	$63.98	02/26/2028
	02/25/2019	81,880	0	$53.09	02/25/2029
	02/24/2020	92,000	0	$51.73	02/24/2030
	03/05/2021	42,887	21,443	$58.68	03/05/2031			21,578	$1,697,572
	02/28/2022					10,261	$807,264
	03/07/2022							26,275	$2,067,080
	02/27/2023					11,479	$903,048	26,785	$2,107,140
Littlefield	02/24/2020	32,822	0	$51.73	02/24/2030
	03/05/2021	13,461	13,461	$58.68	03/05/2031			6,773	$532,851
	02/28/2022					5,459	$429,489
	03/07/2022							13,979	$1,099,746
	02/27/2023					5,098	$401,074	11,896	$935,874
Friedrich	02/22/2016	5,814	0	$37.38	02/22/2026
	02/27/2017	5,738	0	$62.78	02/27/2027
	02/26/2018	17,483	0	$63.98	02/26/2028
	02/25/2019	31,728	0	$53.09	02/25/2029
	02/24/2020	35,897	0	$51.73	02/24/2030
	03/05/2021	14,787	7,393	$58.68	03/05/2031			7,440	$585,289
	02/28/2022					4,260	$335,145
	03/07/2022							10,908	$858,139
	02/27/2023					4,017	$316,050	9,374	$737,476
Hassara	08/11/2022					26,070	$2,050,966
	02/27/2023					4,454	$350,366	10,393	$817,600

(1) All options vest in three equal installments on the first, second, and third anniversaries of the grant date. Each of these options is also subject to accelerated vesting in certain events, such as the Named Executive Officer’s death, disability, or retirement (awards granted prior to January 1, 2016), or upon the occurrence of a Change of Control.

(2) All RSUs vest on the third anniversary of the grant date.

(3) The PSUs granted in 2021 are disclosed at 114% of target in accordance with ASC Topic 718. PSUs granted in 2022 have a three-year performance period and are subject to continued performance through December 31, 2024. The PSUs granted in 2023 have a three-year performance period and are subject to continued performance through December 31, 2025. They will pay out based on performance against certain non-GAAP ROE and OM targets with an RTSR modifier, but only if either the non-GAAP ROE or pre-tax operating income threshold performance measure is met as approved by the Human Resources Committee.

(4) Assumes a stock price of $78.67 per share, the closing price of a share of Common Stock on the last trading day of the year, December 29, 2023, reported for the Nasdaq.

Named Executive Officers may defer PSUs that are earned and would otherwise be paid shortly after the performance period. Annual cash incentive awards, as shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table, may also be deferred into the Excess Plan.

Option Exercises and Stock Vested

The following table provides information concerning the exercise of stock options and the vesting of RSUs and PSUs during 2023 for each Named Executive Officer on an aggregated basis.

Name	Option Awards Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Stock Awards Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Houston	0	$0	91,515	$7,331,295
Strable-Soethout	0	$0	21,578	$1,728,645
Littlefield	0	$0	0	$0
Friedrich	3,131	$105,460	7,440	$596,002
Hassara	0	$0	0	$0

(1) Represents the difference between the market price of the underlying shares of Common Stock on the date of exercise and the exercise price of the exercised option.

(2) Represents the market value of PSUs granted in 2021 that settled on February 26, 2024, at $80.11 upon Committee approval of the final performance modifier of 114%.

Pension Plan Information

Our Named Executive Officers participate in the Company’s Pension Plan as described below. As of January 1, 2023, Pension Plan participants earn benefits under the following Cash Balance Formula:

	Annual Pay Credit
Age + Service Years (Points)	Contribution on All Pay	Contribution on Pay Above Social Security Wage Limit
<40	3.00%	1.50%
40-59	4.00%	2.00%
60-79	5.50%	2.75%
80 or more	7.00%	3.50%

For participants with compensation over Internal Revenue Service Limits, The Nonqualified Defined Benefit Plan provides benefits using the same formula on compensation above those limits.

Participants who entered the Pension Plan prior to January 1, 2002, also earned benefits under legacy pension formulas through December 31, 2022. Future benefits are earned under the Cash Balance Formula disclosed in the table at the beginning of this section.

The following provides details on individual Named Executive Officer Pension Plan benefits:

Named Executive Officer	Benefit Earned After 2022	Legacy Pension	Benefit That Will Be Paid
Houston	Cash Balance	Yes. Greater of the benefit under the Traditional Formula or Cash Balance Formula.	Cash Balance Benefit earned starting in 2023, plus the greater of the Traditional or Cash Balance Benefit earned prior to 2023.
Strable-Soethout	Cash Balance	Yes. Greater of the benefit under the Traditional Formula or Cash Balance Formula.	Cash Balance Benefit earned starting in 2023, plus the greater of the Traditional or Cash Balance Benefit earned prior to 2023.
Friedrich	Cash Balance	Yes. Greater of the benefit under the Traditional Formula or Cash Balance Formula.	Cash Balance Benefit earned starting in 2023, plus the greater of the Traditional or Cash Balance Benefit earned prior to 2023.
Littlefield	Cash Balance	N/A	Cash Balance Benefit.
Hassara	Cash Balance	N/A	Cash Balance Benefit.

Legacy Pension Benefits (accruals ceased December 31, 2022)

For Named Executive Officers who entered the Pension Plan Prior to January 1, 2002, on the portion of their benefit accrued through December 31, 2022, they will receive the greater of the benefit provided under the Traditional Benefit Formula (disclosed below) or the previous Cash Balance Formula.

Effective January 1, 2023, any additional benefits earned will be determined according to the Cash Balance Formula shown in the beginning of this section. When paid, the Named Executive Officer’s total benefit will be determined based on the greater of the legacy Traditional Pension or the previous Cash Balance Benefit (for their benefit accrued before 2023), plus the Cash Balance Benefit earned on or after January 1, 2023.

The legacy Traditional Pension Formula is 35% of Average Compensation below the Integration Level1 plus 55% of Average Compensation above the Integration Level.

Non-Qualified Defined Benefit

The NQDB legacy benefit formula for Named Executive Officers hired before January 1, 2002, is the same as the legacy Traditional Pension Formula, without regard to Tax Code Limits, and is reduced by the benefit provided under legacy Traditional Benefit under the Pension Plan.

There is a reduction for any benefits paid under the legacy Traditional Formula that begin before the Named Executive Officer attains the Pension Plan’s Normal Retirement Age:

●	The early retirement benefit is subsidized if the Named Executive Officer remains employed until early retirement age (age 57 with 10 years of service), which is the earliest date a participant may begin receiving retirement benefits.
●	The subsidized early retirement benefits for participants range from 75% at age 57 to 100% at age 62 for benefits accrued through December 31, 2005. The subsidized early retirement benefits for benefits accrued after December 31, 2005, range from 75% at age 57 to 97% at age 64.
●	If the Named Executive Officer terminates employment before reaching early retirement age, Principal does not subsidize early retirement. In that case, the unsubsidized early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.
●	Benefits accrued under the legacy Traditional Pension Formula as of December 31, 2005, are eligible for a cost-of-living adjustment (COLA) after retirement payments begin. The plan’s annual COLA is based on 75% of the increase in the Consumer Price Index, if any, during the 12-month averaging period ending September 30th of the previous plan year.

1 The Covered Compensation Table in the Tax Code, as updated and published by the IRS annually.

Pension Distributions

Named Executive Officers receive an annuity under the traditional benefit formula in the Pension Plan. The qualified cash balance benefit formula in the Pension Plan allows for benefits as an annuity or lump sum. NQDB benefits may be paid as a lump sum at termination/retirement or as an annuity. Distributions may also be allowed at death or a change of control. For Named Executive Officers in the plan prior to January 1, 2010, a mandatory payment occurs at age 65, and they may elect for payments on a specified date between age 60 and 65.

Pension Benefits

Named Executive Officer	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit at Normal Retirement Age(2)	Payments During Last Fiscal Year
Houston	Qualified Plan	39	$1,530,193	$0
	NQDB		$18,165,228
Strable-Soethout	Qualified Plan	33	$913,945	$0
	NQDB		$5,247,786
Littlefield	Qualified Plan	3	$42,212	$0
	NQDB		$117,181
Friedrich	Qualified Plan	23	$329,233	$0
	NQDB		$1,126,062
Hassara	Qualified Plan	1	$33,778	$0
	NQDB		$56,240
(1)	As of December 31, 2023.
(2)	Benefit calculations have been made using the following assumptions:
●	Discount rate (for Traditional Benefits paid as an annuity and all cash balance benefits): 5.10% for December 31, 2022, and 4.90% for December 31, 2023.
●	Cost of Living 1.6875% for December 31, 2022 and December 31, 2023.
●	Mortality: PRI-12 White Collar for December 31, 2022 and December 31, 2023.
●	Improvement: For December 31, 2022, and December 31, 2023, SOA MIM2021-v3 model using historical data through 2019 (graduated from 2017).
●	Convergence: For December 31, 2022, and December 31, 2023, 11-year convergence to SSA Trustees Report 2022 Intermediate (Alternative II) scenario with no special COVID Impacts.

Traditional benefits under the qualified DB Plan must be paid as an annuity. Under the NQDB Plan, Named Executive Officers may elect whether benefits will be paid as an annuity or in a single sum payment. Mss. Strable-Soethout and Friedrich, and have elected their NQDB benefit to be paid as an annuity.

●	Lump Sum Basis Discount Rate (for Traditional Benefit): for those Named Executive Officers who have elected to receive their traditional NQDB benefits in a single lump sum payment (Mr. Houston), the present value of their Traditional NQDB benefits has been determined using a discount rate as follows: For December 31, 2022, 7.90%. For December 31, 2023, 8.40%.
●	Lump Sum Mortality: For December 31, 2022, and December 31, 2023, IRS 417(e)(3) mortality at decrement.

●	Cost of living increase: 1.6875% for December 31, 2022, and December 31, 2023.
●	Retirement age of 65 for all participants; and
●	Cash balance interest for participants crediting rate of 5.0% for December 31, 2022, and December 31, 2023, if hired before July 1, 2019. If hired on or after July 1, 2019, the plan provides a fixed 4% interest credit.

Non-Qualified Deferred Compensation

Named Executive Officer	Named Executive Contributions in Last Fiscal Year(1)	Principal Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(3)
Houston	$335,077	$234,433	$1,493,925	$0	$10,970,394
Strable-Soethout	$374,749	$86,896	$1,229,532	$0	$7,086,201
Littlefield	$66,944	$39,408	$46,495	$0	$363,689
Friedrich	$25,935	$19,124	$37,589	$0	$353,417
Hassara	$0	$0	$0	$0	$0
(1)	The amounts shown as “Named Executive Contributions” have either been included in the Salary column of the Summary Compensation Table on page 137 or represent annual incentive payment deferrals earned in 2022 and credited to the Named Executive Officers’ accounts during 2023.
(2)	The amounts shown as “Principal Contributions” are included in the “All Other Compensation Column” of the Summary Compensation table on page 137.
(3)	The end of year 2023 aggregate balances include the following deferrals and matching contributions from years prior to 2023:

Named Executive Officer	Employee Deferral Prior to 1/1/2023	Principal Match Prior to 1/1/2023	Total
Houston	$3,174,202	$2,173,105	$5,347,307
Strable-Soethout	$3,833,825	$797,205	$4,631,030
Littlefield	$134,495	$75,315	$209,811
Friedrich	$132,315	$87,791	$220,106
Hassara	$0	$0	$0

Qualified 401(k) Plan and Excess Plan

Plan Feature	Qualified 401(k) Plan	Excess Plan
Deferrals

1-50% of base salary and up to 100% of annual incentive compensation awards (1-100% of base pay if not contributing to the Excess Plan) up to the limits imposed by the Tax Code. Additionally, up to $20,000 in voluntary after-tax contributions can be contributed each calendar year.

1-50% of base salary and up to 100% of annual incentive compensation awards.
Investment Options	There are numerous investment options. Investment and investment return are based on the Named Executive Officer’s direction.	The investment options represent “phantom” units tied to the results of the reference funds listed on page 146. Investment and investment return are based on the Named Executive Officer’s direction.
Distributions	Allowed at various times including termination, death, and disability.	Allowed at various times including termination, death, specified date, change of control, unforeseen emergency, and mandatory payment at age 65.
Vesting	Three-year cliff	Immediate

The following are the investment options available to all participants in the Excess Plan; each option represents “phantom” units tied to the listed funds (parenthesized information indicates share class):

Investment Option	1 Year Rate of Return (12/31/2023)
Principal Blue Chip Fund (R6)	39.96%
Principal Equity Income Fund (Institutional)	11.11%
Principal LargeCap S&P 500 Index Fund (Institutional)	26.03%
Principal LargeCap Growth Fund I (R6)	40.6%
Principal MidCap Fund (R6)	25.97%
Principal MidCap S&P 400 Index Fund (R6)	16.33%
Principal SmallCap Value II Fund (R6)	20.15%
Principal SmallCap S&P 600 Index Fund (R6)	15.86%
Principal SmallCap Growth I Fund (R6)	16.65%
Principal Real Estate Securities Fund (R6)	1.12%
Principal Origin Emerging Markets Fund (R6)	10.19%
Principal Diversified International Fund (R6)	17.79%
Principal International Equity Index Fund (R6)	17.94%
Principal LifeTime Hybrid 2015 Fund (R6)	11.11%
Principal LifeTime Hybrid 2020 Fund (R6)	12.21%
Principal LifeTime Hybrid 2025 Fund (R6)	13.28%
Principal LifeTime Hybrid 2030 Fund (R6)	14.98%
Principal LifeTime Hybrid 2035 Fund (R6)	16.47%
Principal LifeTime Hybrid 2040 Fund (R6)	18.28%
Principal LifeTime Hybrid 2045 Fund (R6)	19.48%
Principal LifeTime Hybrid 2050 Fund (R6)	20.35%
Principal LifeTime Hybrid 2055 Fund (R6)	20.33%
Principal LifeTime Hybrid 2060 Fund (R6)	20.33%
Principal LifeTime Hybrid 2065 Fund (R6)	20.33%
Principal LifeTime Hybrid 2070 Fund (R6)	15.61%*
Principal LifeTime Hybrid Income Fund (R6)	10.78%
Principal Core Plus Bond Fund (Institutional)	5.4%
Principal Inflation Protection Fund (Institutional)	3.49%
Principal Government & High-Quality Bond Fund (Institutional)	4.87%
Principal Bond Market Index Fund (Institutional)	5.55%
Principal Financial Group, Inc. Employer Stock Fund	15.59%
Principal Diversified Real Asset Fund (R6)	3.3%
Principal Select Stable Value Fund	0.01%

* Return since March 1, 2023, inception date

Severance Plans

All of our Named Executive Officers are eligible for severance under the Company’s executive severance plan if they are terminated because of layoffs, position elimination, or similar reasons. They are not eligible for severance benefits if they take a comparable job with the Company, fail to sign a release of claims against the Company, and/or for other specified reasons. The benefits payable under the severance plan are as follows:

Named Executive Officer	Lump sum severance payment calculated as follows:
Houston

The sum of the following three components: an amount equal to two times annual base salary; an amount equal to two times the average amount of the bonuses paid for the last three complete calendar years; and an amount equal to two years of health benefits premiums, intended to compensate the CEO for COBRA premiums.

Strable-Soethout

The sum of the following three components: an amount equal to one and a half times the annual base salary; an amount equal to one and a half times the average amount of the bonuses paid for the last three complete calendar years; and an amount equal to one and a half years of health benefits premiums, intended to compensate for COBRA premiums.

Littlefield

The sum of the following three components: an amount equal to one and a half times the annual base salary; an amount equal to one and a half times the average amount of the bonuses paid for the last three complete calendar years; and an amount equal to one and a half years of health benefits premiums, intended to compensate for COBRA premiums.

Friedrich

The sum of the following three components: an amount equal to one and a half times the annual base salary; an amount equal to one and a half times the average amount of the bonuses paid for the last three complete calendar years; and an amount equal to one and a half years of health benefits premiums, intended to compensate for COBRA premiums.

Hassara

The sum of the following three components: an amount equal to the annual base salary; an amount equal to the average amount of the bonuses paid for the last three complete calendar years; and an amount equal to one year of health benefits premiums, intended to compensate for COBRA premiums.

In circumstances in which the severance plan does not apply, the Human Resources Committee would determine whether any severance benefits would be paid to Messrs. Houston and Littlefield, and Mses. Strable-Soethout, Friedrich and Hassara.

The following table illustrates the severance or contractual benefits that the Named Executive Officers would have received had they qualified for such benefits on December 31, 2023.

Named Executive Officer	Severance	Outplacement Services	COBRA Reimbursement	Total
Houston	$10,030,769	$40,000	$37,538	$10,108,307
Strable-Soethout	$3,127,569	$40,000	$23,873	$3,191,442
Littlefield	$1,872,000	$25,600	$25,601	$1,923,201
Friedrich	$1,065,894	$19,600	$19,601	$1,105,095
Hassara	$1,144,800	$38,400	$22,831	$1,206,031

Change of Control Employment Agreements

We have a Change of Control Employment Agreement with each of the Named Executive Officers. These agreements provide market-based protections and do not provide excess tax gross ups. The agreements have an initial term of two years and automatically renew for successive one-year periods unless we provide a notice electing not to extend the term. If during the term of these agreements a Pre-Change of Control Event or a Change of Control occurs (each term as defined below), the term of the agreements will extend until the second anniversary of a Change of Control. These agreements provide that if payments upon termination of employment related to a Change of Control would be subjected to the excise tax imposed by Section 4999 of the Tax Code, and if reducing the amount of the payments would result in greater benefits to the Named Executive Officer (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the Change of Control payments), we will reduce the Change of Control payments by the amount necessary to maximize the benefits received, determined on an after-tax basis.

The benefits provided under these agreements will be available to the Named Executive Officers upon a Change of Control if their employment is terminated following or in connection with a Pre-Change of Control Event, or if any third party ends or adversely changes the terms and conditions of their employment. For a termination or change in employment prior to a Change of Control, such termination or change in employment is deemed to have occurred immediately following the date on which a Change of Control occurs, rather than at the time the termination or change in employment actually occurs.

Under these agreements, a Pre-Change of Control Event means:

●	An offer that would result in a third party owning 40% or more of the Company’s voting securities;
●	A proxy solicitation or contest for the election of one or more members of the Company’s Board; or
●	An agreement that would result in a Change of Control.

Under these agreements, a Change of Control means:

●	Any person becoming an owner of 40% or more of the Company’s Common Stock;
●	Directors on the Board on the date of the Agreements (or those thereafter nominated for election, or elected to replace such Directors by certain incumbent Directors) are no longer a majority of the Board;
●	A merger, reorganization, consolidation, or similar transaction in which the shareholders of Principal do not continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or
●	Approval by the shareholders of Principal of a sale of its assets or a plan of liquidation.

These agreements also provide:

●	That the Named Executive Officers receive specified salary, annual incentive compensation, and benefits for two years following a Change of Control if their employment continues after the Change of Control;
●	That if the successor company (“Successor”) to Principal agrees to issue equity to replace the equity awards the Named Executive Officers received from Principal, the outstanding equity awards will continue or will become equity related to the common stock of the Successor. Any outstanding performance-based equity awards will be converted into time vesting restricted stock or RSUs for Principal stock (or the stock of the Successor). If the Successor does not or cannot agree to such substitution, then any such awards that are not converted will become fully vested, exercisable, and/or distributable upon the Change of Control. In addition, the Agreements and equity award agreements specify that the Committee (as made up immediately prior to the Change of Control) determines whether awards will be settled in cash;
●	For severance and other benefits if the employment of a Named Executive Officer is terminated without “Cause” or by the Named Executive Officer voluntarily for Good Reason. Termination without Cause or by the Named Executive Officer for Good Reason is referred to as a Qualifying Termination; and
●	That all benefits previously accrued by Named Executive Officers under the NQDB and Excess Plans will vest, and be paid in accordance with applicable plan terms.

The benefits received upon a Change of Control without termination of employment include the current vested account balance in the Excess Plan and the current vested benefit in the NQDB, according to change of control distribution elections on file for these plans.

For purposes of the agreements, Good Reason means negative changes in the terms and conditions of the Named Executive Officer’s employment, consisting of:

●	Failure to pay base salary;
●	Failure to pay the annual bonus or a reduction in annual bonus opportunity;

●	Material adverse change in position, authority, or duties;
●	Material reduction in the aggregate compensation and benefits;
●	Relocation to any office or location more than 50 miles from where the Named Executive Officer worked immediately before the Change of Control;
●	Any material breach of the Change of Control Employment Agreement;
●	Any purported termination the Company claims is for Cause, but fails to satisfy the requirements for a Cause termination; or
●	The failure of the Successor to be bound by the Agreements.

Cause means any one or more of the following:

●	Commission of certain crimes;
●	Misconduct or habitual neglect of duties; or
●	Willful or intentional breach of the Change of Control Employment Agreement.

The benefits to be paid or provided under the agreements if termination occurs for Good Reason or without Cause consist of:

●	Lump sum severance benefits equal to two times the sum of the annual base salary and target annual bonus;
●	Immediate vesting of all stock options, stock appreciation rights, shares of restricted stock, PSAs, PSUs, RSUs, and deferred stock units;
●	A prorated annual bonus for the year of termination minus the amount paid for the bonus at the time of the Change of Control; and
●	The reimbursement for legal fees and other related expenses to enforce the Agreements.

In addition, until the third anniversary of the date of the Named Executive Officer’s termination, he or she and his or her eligible family members will receive medical, prescription drug, dental, vision, group term life insurance, and accidental death and dismemberment coverages comparable to those received by Named Executive Officers whose employment continues.

Pursuant to these agreements, the Named Executive Officers agreed that for one year following a termination of employment that results in the Named Executive Officer receiving the benefits described above, he or she will not work for a competing business, solicit employees or customers, or interfere with the relationships of the Company, its affiliates, and subsidiaries with their employees or customers.

Potential Payments Upon sTermination Related to a Change of Control

The following table describes the potential payments upon involuntary termination without Cause or voluntary termination for Good Reason following a Change of Control. The calculations provided in the table assume:

●	The Change of Control and termination of employment occurred on December 31, 2023;
●	Per share price of the Company’s Common Stock was $78.67, the closing price as of December 29, 2023, the last trading day of the year.

Named Executive Officer	Cash Severance(1)	Spread on Previously Unvested Options	Value of Previously Unvested Restricted Stock & Performance Shares(2)	Benefits Continuation(3)	Accelerated Pension Benefit(4)	Total Termination Benefits (before taxes)
Houston	$9,975,000	$1,817,851	$26,581,951	$83,606	$0	$38,458,408
Strable-Soethout	$4,371,000	$428,646	$7,582,105	$79,609	$0	$12,461,360
Littlefield	$2,572,800	$134,550	$3,399,034	$64,594	$0	$6,170,978
Friedrich	$1,966,860	$301,609	$2,832,100	$49,455	$0	$4,996,203
Hassara	$2,358,720	$0	$3,218,932	$73,684	$90,017	$5,741,353
(1)	Cash severance equals two times the sum of base salary and target annual bonus. In addition, the Named Executive Officers would be entitled to a pro rata bonus for the year of termination.
(2)	Equals the full value of unvested restricted shares and unearned performance shares as of December 31, 2023, where vesting would be accelerated, at a stock price of $78,67. Performance shares granted in 2021 and 2022 are valued at target, based on Company performance to date as of December 29, 2023.
(3)	Includes the estimated cost of continued medical, dental, vision, and life insurance coverage for three years after the Named Executive Officer’s termination and outplacement services.
(4)	Represents the lump sum present value of the accelerated vesting of unvested retirement benefits. All of the Named Executive Officers, except Ms. Hassara, are fully vested in their pension benefit.

Appendix A to this Section

Executive Compensation Benchmarking Study Participants

Willis Towers Watson
2023 Financial Services Executive Compensation Survey Participants

Participant List-Standard Analysis

Advisor Group	MAPFRE U.S.A.	Employers Mutual Casualty Company
AFLAC	Marsh	Empower
AgFirst	Marsh & McLennan	Equifax
AIG	Massachusetts Mutual	Equitable
Alliant Credit Union	Mastercard	Erie Insurance
Allianz Commercial	Medical Mutual of Ohio	Experian Americas
Allianz Life Insurance	Mercury Insurance	Farm Credit Foundations
Allianz Worldwide Partners	MetLife	Farmers Group
Allied Solutions	MoneyGram	Federal Farm Credit Banks Funding
Allstate	Moody’s	Northern Trust
Ally Financial	Mortgage Guaranty Insurance	Northwestern Mutual
Alter Domus	Mr. Cooper	Nuclear Electric Insurance Limited (NEIL)
American National Insurance	Munich American Reassurance Company	Ohio National
American Property and Casualty	Munich Re Group	OneAmerica Financial Partners
Insurance Association	Mutual of America Life	Pacific Life
AmeriHealth Caritas	Mutual of Omaha	Pacific Life Re
Ameritas Life	Nasdaq	Pacific Premier Bancorp
Amica Mutual Insurance	Nationwide	Pan-American Life
AmTrust	Navy Federal Credit Union	PartnerRe
Aon	NCCI Holdings	Plymouth Rock Assurance
Arthur J Gallagher & Company	New York Life	PMA Companies
Ascot Group	NJM Insurance Group	Popular
Aspen Insurance	Caterpillar Financial Services	PRA Group
Associated Banc-Corp	CBOE Global Markets	Premera Blue Cross
Assurant	CBRE Group	Primerica Life
Auto Club Group	Celsius	Principal Financial Group
AXA Group	Centene	Progressive
AXA Partners	CFA Institute	Progressive Leasing
AXA XL	Chubb	Prologis
AXIS Specialty U.S. Services	Cigna	Protective Life
Barclays	Cinch	Prudential Financial
BECU	Citizens Property Insurance	PSP Investments
Blue Cross Blue Shield of Arizona	City National Bank	QBE Insurance Group
Blue Cross Blue Shield of Florida	CME Group	R&Q Insurance Services
Blue Cross Blue Shield of North Carolina	CNA Financial Corporation	Radian Group
Blue Shield of California	CNO Financial	Realogy
Bread Financial	Cobank	Regions Financial
Bremer Financial	Comerica	Reinsurance Group of America (RGA)
Brighthouse Financial	Commerce Bancshares	Reliance Standard Life
Broadridge Financial Solutions	Compeer Financial	Resolution Life
Brookfield Asset Management	Computershare	Rialto Capital Management
Brotherhood Mutual Insurance	Copper.co	Ryan LLC
Cambridge Associates	Corebridge Financial	S&P Global
Canadian Imperial Bank of Commerce	Country Financial	SchoolsFirst FCU
Canopius	Coverys	Federal Reserve Bank of Atlanta
Capital One Financial	CPP Investment Board	Federal Reserve Bank of Boston
CardWorks	Credit Suisse	Federal Reserve Bank of Chicago
IMT Insurance	CSAA Insurance Group	Federal Reserve Bank of Cleveland
Independence Blue Cross	CTBC Bank	Federal Reserve Bank of Minneapolis
Intact Insurance	Cullen Frost Bankers	Federal Reserve Bank of Richmond
IQ-EQ	Delta Community Credit Union	Federal Reserve Bank of San Francisco
Irvine	Delta Dental of California	Federal Reserve Bank of St. Louis

Jackson National Life	Deutsche Bank	Federal Reserve Board
Kemper Services Group	Discover Financial Services	Fidelity & Guaranty Life
KeyCorp	East West Bank	Fifth Third Bancorp
Liberty Mutual Insurance	Edelman Financial Engines	FINRA
Lincoln Financial	Edward Jones	First American
London Stock Exchange Group	Element Fleet Management	First Banks
M&T Bank	Elevance Health	First Citizens Bank
Manulife Financial	Emblem Health	First Financial Bancorp
First National of Nebraska	Hiscox	Tolio Marine
Fiserv	Horace Mann Educators	Transamerica
FNZ	Horizon Blue Cross Blue Shield of New	Transatlantic Holdings
Ford Financial	Jersey	Travelers
Foresters Financial	Hub International	Two Harbors Investment Corp
Fortitude Re	Humana	UBS
Freddie Mac	Huntington Bancshares	UBS Global Asset Management
Genworth Financial	IA Financial Group	UMB Financial
Global Payments	ICW Group	Unum
GLP Capital Partners	IMA Financial Group	USAA
GM Financial	SCOR SE	Valley National Bank
GNY Insurance	Securian Financial Group	Verisk Analytics
Grange Insurance	Society Insurance	Visa
Great American Insurance	State Teachers Retirement System of Ohio	Voya Financial Services
GreenStone	State Teachers Retirement System of Ohio	Webster Bank
GTE Financial	Sun Life Financial	Wellabe
Guardian Life	Symetra Financial	Western Alliance Bancorporation
Guy Carpenter	Synovus Financial Corporation	Western Union
Hartford Financial Services Group	T. Rowe Price Group	William Blair & Company
Health Care Services	Teacher Retirement System of Texas	Wintrust Financial Corporation
HF Management Services	Texas Mutual Insurance	World Bank
Highmark	Thrivent Financial for Lutherans	Zurich North America

Towers Watson
2023 Diversified Insurance Compensation Survey Participants

AFLAC	New York Life
AIG	Northwestern Mutual
Allianz Life Insurance	OneAmerica Financial Partners
Allstate	Pacific Life
Brighthouse Financial	Principal Financial Group
Cigna	Protective Life
CNO Financial	Prudential Financial
Corebridge Financial	Securian Financial Group
Equitable	Sun Life Financial
Genworth Financial	Symetra Financial
Guardian Life	Thrivent Financial for Lutherans
Hartford Financial Services Group	Transamerica
John Hancock	Unum
Lincoln Financial	USAA
Massachusetts Mutual	Voya Financial Services
MetLife
Nationwide

McLagan
2023 U.S. Asset Management-Traditional Investments & Leadership Survey Participants

abrdn plc	Empower Retirement
Acadian Asset Management	Federated Hermes, Inc.
Aegon	Fidelity Investments
AGF Management	Fiera Capital Corporation
AllianceBernstein	Fifth Third Bank
Allianz Global Investors	First Citizens Bank - NC
AlphaSimplex Group LLC	First Eagle Investment Management
American Century Investments	First Sender Investors
Ameriprise Financial	Fort Washington Investment Advisors
AMG Funds	Franklin Templeton Investments
Amundi Pioneer	Fred Alger Management
Apollo Global Management	FS Investments
Ares Management	Fuller & Thaler Asset Management Inc.
Ariel Investments	Fund Evaluation Group
Aristotle	GAM
Arrowstreet Capital	Geode Capital Management
Artisan Partners Limited Partnership	Glenmede Trust Company
Ashmore	GMO
AssetMark	Goldman Sachs & Co.
AXA Investment Managers	GuideStone Financial Resources
Baillie Gifford	GW&K Investment Management, LLC
Bank of America	HarbourVest
Bank of New York Mellon	Harding Loevner
Barings	Hardman Johnston Global Advisors LLC
BlackRock	Harris Associates
Blackstone Group	Hartford
BNP Paribas Asset Management Holding	Heitman
BOK Financial Corporation	HilltopSecurities
Brandes Investment Partners	Horizon Investments
Brandywine Global Investment Management	HSBC
Bridgeway Capital Management	Impax Group
Brown Advisory	Insight Investment
Brown Brothers Harriman	Invesco
Calamos Investments	Jackson National Life Insurance Company
Capital Group	Jacobs Levy Equity Management
Capital One	Janus Henderson Investors
Carlyle Group	Jefferies
Causeway Capital Management	Jennison Associates
CBRE Global Investors	JP Morgan Chase
Chandler Asset Management	Kabouter Management
Charles Schwab & Co.	Kayne Anderson Rudnick Investment Mgmt
Clark Capital Management Group	KKR & Co.
ClearBridge Investments	Lazard Asset Management
CNL Financial Group	Legal & General Investment Management
Cohen & Steers	Lincoln Financial Group
Coho Partners Ltd.	Loomis, Sayles & Company
Conning and Company	Lord, Abbett & Co.
Crossmark Global Investments, Inc.	Sun Life Financial
Diamond Hill Capital Management	Sustainable Growth Advisers, LP
Dimensional Fund Advisors	Synovus Financial Corporation
DoubleLine Group	T. Rowe Price Associates
Driehaus Capital Management LLC	TCW Group

Duff & Phelps Investment Management LLC	TD Securities
Sands Capital Management	Thornburg Investment Management
Santander Bank, N.A.	Thrivent Financial
Schroder Investment Management	TIAA
Security Benefit Corporation	LPL Financial Services
SEI	M&G Investments
Seix Investment Advisors LLC	M&T Bank Corporation
Southeastern Asset Management	MacKay Shields
State Street Corporation	Macquarie Bank
Stone Harbor Investment Partners LP	Manulife
DuPont Capital Management	MetLife
DWS	MFS Investment Management
Eagle Capital Management, LLC	Mondrian Investment Partners
Eastspring Investments Limited	Morgan Stanley
Edelman Financial Engines	Morningstar
Edward Jones	National Life Group
National Rural Electric Cooperative Assc	PNC Bank
Nationwide	PPM America
Natixis Investment Managers	Principal Financial Group
Neuberger Berman Group	ProFund Advisors LLC
New York Life Insurance Company	Prudential Financial
Nikko Asset Management	Putnam Investments
Ninety One	Pzena Investment Management
Nomura Securities	Raymond James & Associates
Northern Trust Corporation	Regions Financial Corporation
Norwest Venture Partners	Resolute Investment Managers, Inc.
Nuveen Investments	Robeco Group
Oaktree Capital Management	Rockefeller Capital Management L.P.
OneAmerica	Rothschild & Co.
Orbis Investment Management	Royal Bank of Canada
ORIX	Ruffer
Pacific Investment Management Company	Russell Investments
Pacific Life Insurance Company	RXR Realty
PanAgora Asset Management	Transamerica
Parametric Portfolio Associates	Truist
Performance Trust Investment Advisors, L	U.S. Bancorp
Perpetual Limited	UBS
PGIM	University of Richmond
Pictet	Van Eck Associates
PineBridge Investments	Vanguard Group, Inc.

Appendix B to this Section

Non-GAAP Financial Measure Reconciliations

Principal Financial Group, Inc.

	For the year ended Dec. 31
(in millions, except as indicated)	2023	2022	2021	2020	2019
Net income attributable to PFG
Net income attributable to PFG	$623.2	$4,756.9	$1,580.2	$1,395.8	$1,394.2
(Income) loss from exited business (1)	891.7	(3,303.7)	-	-	-
Net realized capital (gains) losses, as adjusted (1)	87.9	165.6	60.7	(29.4)	174.9
Non-GAAP operating earnings	$1,602.8	$1,618.8	$1,640.9	$1,366.4	$1,569.1
Net realized capital gains (losses)
GAAP net realized capital gains (losses)	$(72.2)	$(182.1)	$115.4	$302.6	$(52.8)
Recognition of front-end fee revenues	-	-	-	11.4	8.5
Market value adjustments to fee revenues	1.3	0.7	(0.6)	(1.6)	-
Net realized capital gains (losses) related to equity method investments	8.8	(15.0)	(24.0)	(1.5)	2.6
Derivative and hedging-related revenue adjustments	23.3	(91.3)	(127.8)	(132.9)	(80.4)
Certain variable annuity fees	73.3	75.9	80.5	-	-
Sponsored investment fund adjustments	23.4	22.2	21.3	17.3	23.6
Capital gains distributed-operating expenses	(26.3)	102.9	(69.4)	(41.7)	(31.6)
Amortization of actuarial balances	(0.2)	(0.1)	9.7	(26.8)	(40.8)
Derivative and hedging-related expense adjustments	1.8	-	-	-	-
Market value adjustments of embedded derivatives	1.7	(40.9)	(13.9)	(55.0)	66.6
Market value adjustments of market risk benefits	(71.3)	(157.2)	(36.9)	-	-
Capital gains distributed-cost of interest credited	(52.2)	33.5	(37.3)	(8.2)	(36.6)
Net realized capital gains (losses) tax adjustments	22.0	56.6	35.7	(28.2)	(1.3)
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(21.3)	29.2	(13.4)	(6.0)	(32.7)
Total net realized capital gains (losses) after-tax adjustments	(15.7)	16.5	(176.1)	(273.2)	(122.1)
Net realized capital gains (losses), as adjusted	$(87.9)	$(165.6)	$(60.7)	$29.4	$(174.9)

Diluted earnings per common share
Net income	$2.55	$18.63	$5.79	$5.05	$4.96
(Income) loss from exited business	3.64	(12.94)	-	-	-
Net realized capital (gains) losses, as adjusted	0.36	0.65	0.22	(0.11)	0.62
Non-GAAP operating earnings	$6.55	$6.34	$6.01	$4.94	$5.58

Stockholders’ equity
Stockholders’ equity	$10,961.7	$10,017.8	$12,140.5	$16,617.3	$14,685.8
Noncontrolling interest	(45.7)	(41.1)	(56.4)	(58.4)	(67.8)
Stockholders’ equity attributable to Principal Financial Group, Inc.	10,916.0	9,976.7	12,084.1	16,558.9	14,618.0
Accumulated other comprehensive Income (AOCI), other than foreign currency translation adjustment (FCTA)	3,847.3	5,307.4	535.4	(3,696.0)	(2,379.7)
Cumulative change in fair value of funds withheld embedded derivative	(2,027.9)	(2,885.6)	-	-	-
Stockholders’ equity, excluding cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA	$12,735.4	$12,398.5	$12,619.5	$12,862.9	$12,238.3

Net income ROE available to common stockholders (including AOCI)
Net income ROE available to common stockholders (including AOCI)	6.0%	43.1%	11.0%	9.0%	10.7%
Cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA	-1.0%	-5.1%	1.4%	2.1%	1.0%
Net income ROE available to common stockholders (x-cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA)	5.0%	38.0%	12.4%	11.1%	11.7%
Net realized capital (gains) losses	0.7%	1.3%	0.5%	-0.2%	1.4%
(Income) loss from exited business	7.1%	-26.4%	0.0%	0.0%	0.0%
Non-GAAP operating earnings ROE (x-cumulative change in fair value of funds withheld embedded derivative and AOCI other than FCTA)	12.8%	12.9%	12.9%	10.9%	13.1%

	For the year ended Dec. 31
(in millions, except as indicated)	2023	2022	2021	2020	2019

Book value per common share including AOCI
Book value per common share including AOCI	$46.18	$40.97	$46.18	$60.59	$52.85
Cumulative change in fair value of funds withheld embedded derivative and AOCI, other than FCTA	7.69	9.95	2.04	(13.52)	(8.60)
Book value excluding cumulative change in fair value of funds withheld embedded derivative and AOCI, other than FCTA	53.87	50.92	48.22	47.07	44.25
Foreign currency translation	6.34	6.45	5.92	4.80	4.85
Book value per common share excluding cumulative change in fair value of funds withheld embedded derivative and AOCI	$60.21	$57.37	$54.14	$51.87	$49.10

Total revenues
Total revenues	$13,665.8	$17,536.1	$14,427.8	$14,741.7	$16,222.1
Net realized capital (gains) losses, net of related revenue adjustments	(57.9)	189.6	(64.8)	(195.3)	98.5
Revenues from exited business	927.5	(4,414.8)	-	-	-
Adjustments related to equity method investments	78.9	54.5	47.2	33.5	72.5
Market risk benefit derivative settlements	45.9	35.0	32.5	-	-
Operating revenues	$14,660.2	$13,400.4	$14,442.7	$14,579.9	$16,393.1

Gross profit
Income before income taxes	$738.8	$5,987.0	$1,910.9	$1,693.5	$1,693.3
Operating expenses (1)	4,949.7	4,802.9	5,000.6	4,604.3	4,456.6
Non-GAAP pre-tax operating earnings (losses) attributable to noncontrolling interest (1)	26.2	70.1	33.5	26.5	17.4
Pre-tax net realized capital (gains) losses	88.6	251.4	83.0	(63.6)	140.9
Pre-tax (income) loss from exited business	1,129.8	(4,260.1)	-	-	-
Certain adjustments related to equity method investments and noncontrolling interest	52.7	(15.6)	13.7	7.0	55.1
Non-GAAP gross profit	$6,985.8	$6,835.7	$7,041.7	$6,267.7	$6,363.3

Income before income taxes
Income before income taxes	$738.8	$5,987.0	$1,910.9	$1,693.5	$1,693.3
Net realized capital (gains) losses	72.2	182.1	(115.4)	(302.6)	52.8
Net realized capital (gains) losses pre-tax adjustments	16.4	69.3	198.4	239.0	88.1
Non-GAAP pre-tax operating (earnings) losses attributable to noncontrolling interest(1)	(26.2)	(70.1)	(33.5)	(26.5)	(17.4)
Income taxes related to equity method investments	78.9	54.5	47.2	33.5	72.5
Pre-tax (income) loss from exited business	1,129.8	(4,260.1)	-	-	-
Non-GAAP pre-tax operating earnings	$2,009.9	$1,962.7	$2,007.6	$1,636.9	$1,889.3

(1) This is a non-GAAP financial measure. See detail below.

Income from continuing operations before income taxes
Income from continuing operations before income taxes	$738.8	$5,987.0	$1,910.9	$1,693.5	$1,693.3
Net realized capital (gains) losses	72.2	182.1	(115.4)	(302.6)	52.8
Net realized capital (gains) losses on funds withheld assets	(165.0)	(749.4)	-	-	-
Change in fair value of funds withheld embedded derivative	1,085.7	(3,652.8)	-	-	-
Non-GAAP pre-tax operating income	$1,731.7	$1,766.9	$1,795.5	$1,390.9	$1,746.1

Operating expenses
Total operating expenses	$5,072.1	$4,962.2	$5,070.0	$4,646.5	$4,503.9
Net realized capital (gains) losses operating expense adjustments	(26.3)	102.9	(69.4)	(42.2)	(47.3)
Expenses from exited business	(96.1)	(262.2)	-	-	-
Non-GAAP operating expenses	$4,949.7	$4,802.9	$5,000.6	$4,604.3	$4,456.6

Net income attributable to noncontrolling interest
Net income attributable to noncontrolling interest	$46.9	$40.6	$46.8	$32.7	$49.9
Income taxes attributable to noncontrolling interest	0.6	0.3	0.1	(0.2)	0.2
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(21.3)	29.2	(13.4)	(6.0)	(32.7)
Non-GAAP pre-tax operating earnings losses attributable to noncontrolling interest	$26.2	$70.1	$33.5	$26.5	$17.4

Income (loss) from exited business
Strategic review costs and impacts	$-	$40.4	$-	$-	$-
Amortization of reinsurance losses	(68.7)	(56.7)	-	-	-
Other impacts of reinsured business	(140.4)	(125.8)	-	-	-
Net realized capital gains (losses) on funds withheld assets	165.0	749.4	-	-	-

1)
	For the year ended Dec. 31
(in millions, except as indicated)	2023	2022(1)	2021(1)	2020	2019
Change in fair value of funds withheld embedded derivative	(1,085.7)	3,652.8	-	-	-
Pre-tax income (loss) from exited business	(1,129.8)	4,260.1	-	-	-
Tax impacts of exited business	238.1	(956.4)	-	-	-
Income (loss) from exited business	$(891.7)	$3,303.7	$-	$-	$-
Net income attributable to PFG
Net income attributable to PFG	$623.2	$4,811.6	$1,710.6	$1,395.8	$1,394.2
(Income) loss from exited business(1)	891.7	(3,304.0)	-	-	-
Net realized capital (gains) losses, as adjusted(1)	87.9	193.3	137.0	(29.4)	174.9
Non-GAAP operating earnings	$1,602.8	$1,700.9	$1,847.6	$1,366.4	$1,569.1
Net realized capital gains (losses)
GAAP net realized capital gains (losses)	$(72.2)	$(258.4)	$2.5	$302.6	$(52.8)
Recognition of front-end fee revenues	-	(4.7)	(2.9)	11.4	8.5
Market value adjustments to fee revenues	1.3	0.7	(0.6)	(1.6)	-
Net realized capital gains (losses) related to equity method investments	8.8	(15.0)	(24.0)	(1.5)	2.6
Derivative and hedging-related revenue adjustments	23.3	(126.3)	(160.3)	(132.9)	(80.4)
Certain variable annuity fees	73.3	-	-	-	-
Sponsored investment fund adjustments	23.4	22.2	21.3	17.3	23.6
Capital gains distributed-operating expenses	(26.3)	102.9	(69.4)	(41.7)	(31.6)
Amortization of actuarial balances	(0.2)	2.5	11.1	(26.8)	(40.8)
Derivative and hedging-related expense adjustments	1.8	-	-	-	-
Market value adjustments of embedded derivatives	1.7	(44.1)	79.8	(55.0)	66.6
Market value adjustments of market risk benefits	(71.3)	-	-	-	-
Capital gains distributed-cost of interest credited	(52.2)	33.5	(37.3)	(8.2)	(36.6)
Net realized capital gains (losses) tax adjustments	22.0	64.2	56.2	(28.2)	(1.3)
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(21.3)	29.2	(13.4)	(6.0)	(32.7)
Total net realized capital gains (losses) after-tax adjustments	(15.7)	65.1	(139.5)	(273.2)	(122.1)
Income (loss) from exited business
Strategic review costs and impacts	$-	$(91.0)	$-	$-	$-
Amortization of reinsurance losses	(68.7)	(82.5)	-	-	-
Other impacts of reinsured business	(140.4)	31.8	-	-	-
Net realized capital gains (losses) on funds withheld assets	165.0	749.4	-	-	-
Change in fair value of funds withheld embedded derivative	(1,085.7)	3,652.8	-	-	-
Pre-tax income (loss) from exited business	(1,129.8)	4,260.5	-	-	-
Tax impacts of exited business	238.1	(956.5)	-	-	-
Income (loss) from exited business	$(891.7)	$3,304.0	$-	$-	$-
(1)	This is a non-GAAP financial measure. See detail below.
(2)	In 2023, Principal adopted new accounting guidance that required us to recast 2021 and 2022 financial results. Amounts shown were used to determine executive compensation based on accounting policies during the period

Transactions with Related Persons

Pursuant to a Personnel Utilization and Administrative Services Agreement dated December 17, 2021, between Principal Life Insurance Company (the Company) and Principal Workforce, LLC (Principal Workforce), Principal Workforce furnishes the Company with personnel as requested by the Company. As is the case with other affiliates of the Company and Principal Workforce, the Company is allocated a certain amount of the costs associated with Principal Workforce’s employees, including the Company’s executive officers, and the Company is responsible for funding the employee costs allocated to the Company. For 2022, the amount the Company funded in connection with the allocation attributed to the Company was approximately $1,287,133,922.

The Company maintains robust policies and procedures for the identification and monitoring of arrangements with related parties. The Nominating and Governance Committee or its Chair must approve or ratify all transactions with related parties that are not preapproved by or exempted from the Company’s Related Party Transaction Policy (the “Policy”). At each quarterly meeting, the Committee reviews transactions with related parties and ratifies any transaction that is subject to the Policy if it determines it is appropriate and may attach conditions to that approval. Transactions involving employment of a relative of an executive officer or Director must be approved by the Human Resources Committee. The Company’s Related Party Transaction Policy is publicly available at www.principal.com.

Corporate Governance

Director Independence

The Board determines at a Director’s initial appointment, and thereafter at least annually, whether each Director is independent, using its independence standards in these determinations. These independence standards include the Nasdaq standards for independence and are on the Company’s website, www.principal.com. The Board considers all commercial, banking, consulting, legal, accounting, charitable, family and other relationships (either individually or as a partner, shareholder or officer of an organization) a Director (or Director candidate) may have with the Company and its subsidiaries. The Board most recently made these determinations for each Director in February 2023, based on:

●	A review of relationships and transactions between Directors, their immediate family members and other organizations with which a Director is affiliated and the Company, its subsidiaries or executive officers;
●	Questionnaires completed by each Director regarding any relationships or transactions that could affect the Director’s independence;
●	The Company’s review of its purchasing, investment, charitable giving and other records; and
●	Recommendations of the Nominating and Governance Committee.

The Board affirmatively determined that the following Directors have no material relationship with the Company and are independent: Mr. Auerbach, Ms. Beams, Ms. Carter-Miller, Mr. Hochschild, Mr. Mills, Ms. Mitchell, Mr. Muruzabal, Ms. Nordin, Mr. Pickerell, Ms. Richer, and Mr. Rivera. The Board also determined that all current members of the Audit, Finance, Human Resources and Nominating and Governance Committees are independent. No Director other than Mr. Houston has been employed by the Company or an affiliate of the Company at any time.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following information should be read in conjunction with the financial statements included in 19. “Financial Statements.”

Forward-Looking Information

Our narrative analysis below contains forward-looking statements intended to enhance the reader’s ability to assess our future financial performance. Forward-looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties. Those risks and uncertainties include, but are not limited to, the risk factors listed in “Risk Factors.”

Overview

We provide financial products and services through the following reportable segments:

●	Retirement and Income Solutions and
●	Benefits and Protection.

We also have a Corporate segment, which consists of the assets and activities that have not been allocated to any other segment. See Business for a description of our reportable segments.

Economic Factors and Trends

Positive market performance led to an increase in account values in our Retirement and Income Solutions segment in 2023. Since account values are the base by which this business generates revenues, market performance volatility may impact our revenues in future quarters.

In our Benefits and Protection segment, premium and fee growth is a key indicator of earnings growth. Higher levels of unemployment may impact new sales in our businesses and reduce in-group growth in our Specialty Benefits business in the short-term.

Profitability

Our profitability depends in large part upon our ability to:

●	manage the difference between the investment income we earn and the interest we credit to policyholders;
●	generate fee revenues by providing trust and custody, administrative and investment management services;
●	price our insurance products at a level that enables us to earn a margin over the cost of providing benefits and the related expenses;
●	manage our investment portfolio to maximize investment returns and minimize risks such as interest rate changes or defaults or impairments of invested assets and
●	manage our operating expenses.

Critical Accounting Policies and Estimates

The increasing complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. Our significant accounting policies are described in 19. “Financial Statements, Notes to Consolidated Financial Statements, Note 1, Nature of Operations and Significant Accounting Policies.” We have identified critical accounting policies that are complex and require significant judgment and estimates about matters that are inherently uncertain. A summary of our critical accounting policies is intended to enhance the reader’s ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates and changes in guidance. The identification, selection and disclosure of critical accounting policies and estimates have been discussed with the Board Audit Committee.

Valuation and Allowance for Credit Loss of Fixed Income Investments

Fixed Maturities. Fixed maturities include bonds, asset-backed securities (“ABS”), redeemable preferred stock and certain non-redeemable preferred securities. We classify our fixed maturities as either AFS or trading and, accordingly, carry them at fair value in the consolidated statements of financial position. Volatility in net income can result from changes in fair value of fixed maturities classified as trading. Volatility in other comprehensive income can result from changes in fair value of fixed maturities classified as AFS.

We measure the fair value of our financial assets and liabilities based on assumptions used by market participants in pricing the asset or liability, which may include inherent risk, restrictions on the sale or use of an asset, or nonperformance risk, including our own credit risk. For additional details concerning the methodologies, assumptions and inputs utilized see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 16, Fair Value Measurements under the caption, “Determination of Fair Value.”

The fair values of our public fixed maturities are primarily based on market prices from third party pricing vendors. We have regular interactions with these vendors to ensure we understand their pricing methodologies and to confirm they are utilizing observable market information. In addition, 18% of our invested asset portfolio as of December 31, 2023, was invested in privately placed fixed maturities with no readily available market quotes to determine the fair market value. The majority of these assets are valued using a matrix pricing valuation approach that utilizes observable market inputs. In the matrix approach, securities are grouped into pricing categories that vary by sector, rating and average life. Each pricing category is assigned a risk spread based on observable public market data. The expected cash flows of the security are then discounted back at the current Treasury curve plus the appropriate risk spread. Although the matrix valuation approach provides a fair valuation of each pricing category, the valuation of an individual security within each pricing category may be impacted by company specific factors. This excludes privately placed securities subject to Rule 144A of the Securities Act of 1933 that are primarily based on market prices from third party pricing vendors, similar to public fixed maturities.

If we are unable to price a fixed maturity security using prices from third party pricing vendors or other sources specific to the asset class, we may obtain a broker quote or utilize an internal pricing model specific to the asset utilizing relevant market information, to the extent available and where at least one significant unobservable input is utilized. In addition, there may be certain securities managed by external managers where we obtain the valuation from the external manager when we are unable to obtain prices from third party pricing vendors or other sources. These are reflected in Level 3 in the fair value hierarchy and can include fixed maturities across all asset classes. As of December 31, 2023, approximately 3% of our total fixed maturities were Level 3 securities valued using internal pricing models. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 19, Fair Value Measurements for further discussion.

The $1,511.3 million decrease in net unrealized losses for the year ended December 31, 2023, can primarily be attributed to a tightening of credit spreads. For additional information about interest rate risk see Quantitative and Qualitative Disclosures About Market Risk.

We have a process in place to identify fixed maturity securities that could potentially require an allowance for credit loss. This process involves monitoring market events that could impact issuers’ credit ratings, business climate, management changes, litigation and government actions and other similar factors. This process also involves monitoring late payments, pricing levels, downgrades by rating agencies, key financial ratios, financial statements, revenue forecasts and cash flow projections as indicators of credit issues.

Each reporting period, all securities in an unrealized loss position are reviewed to determine whether a decline in value is due to credit. Relevant facts and circumstances considered include: (1) the extent the fair value is below cost; (2) the reasons for the decline in value; (3) the financial position and access to capital of the issuer, including the current and future impact of any specific events and (4) for structured securities, the adequacy of the expected cash flows. To the extent we determine an unrealized loss is due to credit, an allowance for credit loss is recognized through a reduction to net income. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 5, Investments under the caption, “Allowance for Credit Loss” for further discussion.

A number of significant risks and uncertainties are inherent in the process of monitoring credit losses and determining the allowance for credit loss. These risks and uncertainties include: (1) the risk that our assessment of an issuer’s ability to meet all of its contractual obligations will change based on changes in the credit characteristics of that issuer; (2) the risk that the economic outlook will be worse than expected or have more of an impact on the issuer than anticipated; (3) the risk that our investment professionals are making decisions based on fraudulent or misstated information in the financial statements provided by issuers and (4) the risk that new information obtained by us or changes in other facts and circumstances lead us to change our intent to not sell the security prior to recovery of its amortized cost. Any of these situations could result in a charge to net income in a future period. As of December 31, 2023, we had $46,553.9 million in AFS fixed maturities with gross unrealized losses totaling $5,717.1 million. Included in the gross unrealized losses are losses attributable to both movements in market interest rates as well as movement in credit spreads.

For more detailed information concerning allowances for credit loss, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 5, Investments under the caption, Allowance for Credit Loss.

Mortgage Loans. Mortgage loans consist primarily of commercial mortgage loans on real estate. Commercial mortgage loans on real estate are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method and net of valuation allowances. We establish a valuation allowance for the risk of credit losses inherent in our mortgage loans, which is maintained at a level believed adequate by management to absorb estimated expected credit losses. The valuation allowance is based on amortized cost excluding accrued interest receivable and includes reserves for pools of financing receivables with similar risk characteristics. Amounts on loans deemed to be uncollectible are charged off and removed from the valuation allowance. The change in the valuation allowance provision is included in net realized capital gains (losses) on our consolidated statements of operations.

For more detailed information concerning mortgage loan valuation allowances, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 5, Investments under the caption, Financing Receivables Valuation Allowance.

Derivatives

We use derivatives primarily to hedge or reduce exposure to market risks. The fair values of exchange-traded derivatives are determined through quoted market prices. Exchange-traded derivatives include futures that are settled daily, which reduces their fair value in the consolidated statements of financial position. The fair values of privately negotiated contracts, which are usually referred to as over-the-counter (“OTC”) derivatives, that are cleared through centralized clearinghouses are determined through market prices published by the clearinghouses. Variation margin associated with OTC cleared derivatives is settled daily, which reduces their fair value in the consolidated statements of financial position. The fair values of non-cleared OTC derivatives are determined using either pricing valuation models that utilize market observable inputs or broker quotes. On an absolute fair value basis as of December 31, 2023, the majority of our OTC derivative assets and liabilities were valued using pricing valuation models using market observable data with less than 1% using broker quotes. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 19, Fair Value Measurements for further discussion. The fair values of our derivative instruments can be impacted by changes in interest rates, foreign exchange rates, credit spreads, equity indices and volatility, as well as other contributing factors. For additional information see Quantitative and Qualitative Disclosures About Market Risk.

We also issue certain annuity, universal life and other contracts that include embedded derivatives that have been bifurcated from the host contract. They are valued using a combination of historical data and actuarial judgment. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 19, Fair Value Measurements for further discussion. We include our assumption for own nonperformance risk in the valuation of these embedded derivatives. As our credit spreads widen or tighten, the fair value of the embedded derivative liabilities decrease or increase, leading to an increase or decrease in net income. If the current market credit spreads reflecting our own creditworthiness move to zero (tighten), the reduction to net income would be approximately $4.9 million, net of income taxes, based on December 31, 2023, reported amounts. In addition, the policyholder behavior assumptions used in the valuation of embedded derivatives include risk margins, which increase the fair value of the embedded derivative liabilities.

We have entered into coinsurance with funds withheld reinsurance arrangements. For funds withheld agreements the economic benefit of the assets flow to reinsurance counterparties, however, we retain legal ownership of the assets within the funds withheld account. Therefore, the assets held under funds withheld agreements are included on our consolidated statements of financial position, with a corresponding funds withheld payable. The funds withheld payable also includes an embedded derivative that has been bifurcated from the host contract. The fair value of the embedded derivative is based on the change in the fair value of the underlying funds withheld investments using the valuation methods and assumptions described for our investments held.

The accounting for derivatives is complex and interpretations of the applicable accounting standards continue to evolve. Judgment is applied in determining the availability and application of hedge accounting designations and the appropriate accounting treatment. Judgment and estimates are used to determine the fair value of some of our derivatives. Volatility in net income can result from changes in fair value of derivatives that do not qualify or are not designated for hedge accounting and changes in fair value of embedded derivatives.

Market Risk Benefits

MRBs are contracts or contract features that provide protection to the policyholder from capital market risk such as equity, interest rate or foreign exchange risk and expose us to other-than-nominal capital market risk. We have certain annuity and other investment contracts that have GMWB and GMDB riders or a guarantee on the minimum account balance under certain qualifying events. These MRBs have been bifurcated from the host contract and are measured at fair value. The change in fair value is recognized in net income, with the exception of the change in fair value related to our own nonperformance risk, which is recognized in OCI. We use various derivative instruments to hedge against changes in fair value of MRBs related to market risk.

MRBs are valued using a combination of historical data and actuarial judgment. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 12, Market Risk Benefits and Note 19 , Fair Value Measurements for further discussion. We include our assumption for own nonperformance risk in the valuation of these MRBs, which is based on the current market credit spreads for debt-like instruments we have issued and are available in the market. As our credit spreads widen or tighten, the fair value of MRB assets increase or decrease and the fair value of MRB liabilities decrease or increase, leading to an increase or decrease in OCI, respectively. If the current market credit spreads reflecting our own creditworthiness move to zero (tighten), the reduction to OCI would be approximately $111.9 million, net of income taxes, based on December 31, 2023, reported amounts. In addition, the policyholder behavior assumptions used in the valuation of MRBs include risk margins, which decrease the fair value of MRB assets and increase the fair value of MRB liabilities.

Insurance Reserves

Reserves are liabilities representing estimates of the amounts that will come due, at some point in the future, to or on behalf of our policyholders. U.S. GAAP, allowing for some degree of managerial judgment, provides guidance for establishing reserves.

Future policy benefits and claims include reserves for individual traditional and group life insurance, disability, medical and long-term care insurance and individual and group annuities that provide periodic income payments. These reserves are computed using assumptions of mortality, interest, morbidity and lapse. These assumptions are based on our experience, industry results, emerging trends and future expectations.

For long-duration insurance contracts, reserves for individual and group annuities are generally equal to the present value of expected future policy benefit payments, while the reserves for non-participating term life insurance, individual disability income contracts and individual and group long-term care contracts is generally equal to the present value of expected future policy benefits less the present value of expected net premiums. Issue-year cohorts are used for the reserve calculation and assumptions are periodically reviewed and updated. Separate cohorts are used for the calculation of ceded reserves. An interest accretion rate is determined for an identified cohort and remains unchanged after the issue year. Reserves are remeasured as of each reporting date to reflect the current upper-medium grade fixed income instruments yields, with the impact reported in OCI. If the current upper-medium grade yields decrease 100 basis points, the reduction in OCI would be approximately $4.3 billion, net of income taxes, based on December 31, 2023, reported amounts.

Reserves for participating life insurance contracts are based on the net level premium reserve for death and endowment policy benefits. This net level premium reserve is calculated based on dividend fund interest rates and mortality rates guaranteed in calculating the cash surrender values described in the contract.

For short-duration contracts, significant changes in experience or assumptions may require us to provide for expected future losses on a product by establishing premium deficiency reserves. Our reserve levels are reviewed throughout the year using internal analysis including, among other things, experience studies, claim development analysis and annual loss recognition analysis. To the extent experience indicates potential loss recognition, we recognize losses on certain lines of business. The ultimate accuracy of the assumptions on these insurance products cannot be determined until the obligation of the entire block of business on which the assumptions were made is extinguished. Short-term variances of actual results from the assumptions used in the computation of the reserves are reflected in current period net income and can impact quarter-to-quarter net income.

Future policy benefits and claims also include reserves for incurred but unreported disability, medical, dental, vision, critical illness, accident, hospital indemnity, PFML and life insurance claims. We recognize claims costs in the period the service was provided to our policyholders. However, claims costs incurred in a particular period are not known with certainty until after we receive, process and pay the claims. We determine the amount of this liability using actuarial methods based on historical claim payment patterns as well as emerging cost trends, where applicable, to determine our estimate of claim liabilities. We also look back to assess how our prior periods’ estimates developed. To the extent appropriate, changes in such development are recorded as a change to current period claim expense. Historically, the amount of the claim reserve adjustment made in subsequent reporting periods for prior period estimates have been within a reasonable range given our normal claim fluctuations.

Future policy benefits and claims also include benefit reserves that are established for universal life-type contracts that provide benefit features that are expected to produce gains in early years followed by losses in later years. The liabilities are accrued in relation to estimated contract assessments.

See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 11, Future Policy Benefits and Claims for further discussion.

We periodically review and update actuarial assumptions that are used to project cash flows that are used to compute reserves. For more information see Transactions Affecting Comparability of Results of Operations - Actuarial Assumption Updates.

Benefit Plans

The reported expense and liability associated with OPEB plans requires the use of assumptions. Numerous assumptions are made regarding the discount rate, expected long-term rate of return on plan assets, turnover, expected compensation increases, health care claim costs, health care cost trends, retirement rates and mortality. The discount rate and the expected return on plan assets have the most significant impact on the level of expense.

The assumed discount rate is determined by projecting future benefit payments inherent in the Projected Benefit Obligation and discounting those cash flows using a spot yield curve for high quality corporate bonds. Our assumed discount rate was 4.80% for our

OPEB plans as of December 31, 2023. Typically, a 0.25% decrease in the discount rate would increase the OPEB accumulated postretirement benefit obligation by approximately $1.2 million and would have a nominal impact on the Net Periodic Benefit Cost (“NPBC”). Typically, a 0.25% increase in the discount rate would result in decreases in benefit obligations and changes in expenses at a level generally commensurate with those noted above.

The assumed long-term rate of return on plan assets is set at the long-term rate expected to be earned based on the long-term investment policy of the plans and the various classes of the invested funds. Historical and future expected returns of multiple asset classes were analyzed to develop a risk-free real rate of return and risk premiums for each asset class. The overall long-term rate for each asset class was developed by combining a long-term inflation component, the real risk-free rate of return and the associated risk premium. A weighted average rate was developed based on long-term returns for each asset class, the plan’s target asset allocation policy and the tax structure of the trusts. For the 2023 NPBC, a 5.20% weighted average long-term rate of return was used. For the 2024 NPBC, a 4.70% weighted average long-term rate of return assumption, respectively, will be used. Typically, a 0.25% decrease in the assumed long-term rate of return would increase the NPBC by approximately $0.2 million. Typically, a 0.25% increase in this rate would result in a decrease to expense at the same level. The assumed return on plan assets is based on the fair market value of plan assets as of December 31, 2023.

The compensation increase assumption is generally set at a rate consistent with current and expected long-term compensation and salary policy, including inflation.

For OPEB costs, actuarial gains and losses are amortized using a straight-line amortization method over the average future lifetime of the remaining covered group of retirees, which is approximately 15 years. The OPEB plans utilize the 10% corridor. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 16, Employee and Agent Benefits for further discussion.

Income Taxes

We provide for income taxes based on our estimate of the liability for taxes due. Our tax accounting represents management’s best estimate of various events and transactions, such as completion of tax audits or establishment of, or changes to, a valuation allowance associated with certain deferred tax assets, which could affect our estimates and effective income tax rate in a particular quarter or annual period. Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to be in effect during the years in which the basis differences reverse. We are required to evaluate the recoverability of our deferred tax assets each quarter and establish a valuation allowance, if necessary, to reduce our deferred tax assets to an amount that is more-likely-than-not to be realizable. In determining the need for a valuation allowance, we consider many factors, including future reversals of existing taxable temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in prior carryback years and implementation of any feasible and prudent tax planning strategies management would employ to realize the tax benefit.

Inherent in the provision for income taxes are estimates and our expectations regarding the deductibility of certain items, the timing of income and expense recognition, future performance and the current or future realization of operating losses, capital losses and certain tax credits. We regularly evaluate the capital needs of our operations considering all available information, including operating and capital plans, regulatory capital requirements, parent company financing and cash flow needs, as well as tax laws applicable to our subsidiaries. In the event these estimates differ from our prior estimates due to the receipt of new information, we may be required to significantly change the provision for income taxes recorded in the consolidated financial statements. Any such change could significantly affect the amounts reported in the consolidated financial statements in the year these estimates change. A significant decline in value of financial assets could lead to establishment of a valuation allowance on deferred tax assets having an adverse effect on current and future results. In management’s judgment, total deferred income tax assets are more-likely-than-not to be realized.

In addition, the amount of income taxes paid is subject to audits in the U.S. as well as various state jurisdictions. Tax benefits are recognized for book purposes when the more-likely-than-not threshold is met with regard to the validity of an uncertain tax position. Once this threshold is met, for each uncertain tax position we recognize in earnings the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement with the Internal Revenue Service or other income taxing authorities for audits ongoing or not yet commenced.

We had $141.0 million of current income tax payables associated with outstanding audit issues as of December 31, 2023. We believe there are adequate defenses against, or sufficient provisions for, the contested issues, but final resolution of contested issues could take several years while legal remedies are pursued. Consequently, we do not anticipate the ultimate resolution of audits ongoing or not yet commenced to have a material impact on our net income.

See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 15, Income Taxes for further discussion.

Transactions Affecting Comparability of Results of Operations

Actuarial Assumption Updates

We periodically review and update actuarial assumptions that are inputs to the models for the liability for future policy benefits for traditional limited-payment long-duration contracts and other actuarial balances. Assumption updates and model refinements made during the third quarter resulted in a change in cash flow assumptions that increased (decreased) consolidated net income attributable to Principal Life Insurance Company by $(9.7) million, $51.2 million and $(44.4) million for the years ended December 31, 2023, 2022 and 2021, respectively.

The following table presents the increase (decrease) to pre-tax operating earnings for each segment.

	For the year ended December 31,
	2023	2022	2021
	(in millions)
Retirement and Income Solutions	$53.4	$1.8	$(96.6)
Benefits and Protection	9.8	61.2	3.4

Reinsurance Transactions

During the fourth quarter of 2023, we closed a coinsurance with funds withheld reinsurance transaction with PFS Bermuda, an affiliated Class C reinsurer that is a Bermuda exempted company limited by shares, pursuant to which we ceded certain of our term life and PRT blocks of business. During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life & Annuity Re, a limited liability company organized under the laws of the Cayman Islands and an affiliate of Talcott Resolution Life, Inc., a subsidiary of Sixth Street, pursuant to which we ceded our in-force U.S. retail fixed annuity and ULSG blocks of business. The economics of the Talcott Reinsurance Transaction were effective as of January 1, 2022.

Other Factors Affecting Comparability

Effects of Inflation

The impact of inflation has not had a material effect on our annual consolidated results of operations over the past three years. However, we may be materially affected by inflation in the future.

Variable Investment Income

Variable investment income includes certain types of investment returns such as prepayment fees and income (loss) from certain elements of our other alternative asset classes, including results of value-add real estate sales activity. Due to its unpredictable nature, variable investment income may or may not be material to our financial results for a given reporting period and may create variances when comparing different reporting periods. For additional information, see Investment Results.

Recent Accounting Changes

For recent accounting changes, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 1, Nature of Operations and Significant Accounting Policies under the captions, “Recent Accounting Pronouncements” and “Adoption of Targeted Improvements to the Accounting for Long-Duration Insurance Contracts Guidance.”

Results of Operations

The following table presents summary consolidated financial information for the years indicated:

	For the year ended December 31,			Increase (decrease)
	2023	2022	2021	2023 vs. 2022	2022 vs. 2021

	(in millions)
Revenues:
Premiums and other considerations	$6,396.7	$5,264.3	$4,714.0	$1,132.4	$550.3
Fees and other revenues	2,204.7	2,168.1	2,708.2	36.6	(540.1)
Net investment income	3,285.5	2,852.4	3,633.7	433.1	(781.3)
Net realized capital gains (losses)	(154.7)	83.3	112.1	(238.0)	(28.8)
Net realized capital gains on funds withheld assets	161.8	749.4	-	(587.6)	749.4
Change in fair value of funds withheld embedded derivative	(1,326.7)	3,652.8	-	(4,979.5)	3,652.8
Total revenues	10,567.3	14,770.3	11,168.0	(4,203.0)	3,602.3
Expenses:
Benefits, claims and settlement expenses	7,226.2	5,882.7	6,617.5	1,343.5	(734.8)
Liability for future policy benefits remeasurement (gain) loss	(52.5)	(259.8)	0.4	207.3	(260.2)
Market risk benefit remeasurement loss	33.7	131.2	114.1	(97.5)	17.1
Dividends to policyholders	89.2	94.8	94.8	(5.6)	-
Operating expenses	3,121.5	3,135.9	2,828.5	(14.4)	307.4
Total expenses	10,418.1	8,984.8	9,655.3	1,433.3	(670.5)
Income before income taxes	149.2	5,785.5	1,512.7	(5,636.3)	4,272.8
Income taxes (benefits)	(87.4)	1,106.0	196.6	(1,193.4)	909.4
Net income	236.6	4,679.5	1,316.1	(4,442.9)	3,363.4
Net income attributable to noncontrolling interest	19.6	62.2	24.3	(42.6)	37.9
Net income attributable to Principal Life Insurance Company	$217.0	$4,617.3	$1,291.8	$(4,400.3)	$3,325.5

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

Net Income Attributable to Principal Life Insurance Company

Net income attributable to Principal Life Insurance Company decreased primarily due to the change in the fair value of the funds withheld embedded derivative.

Total Revenues

Premiums and other considerations increased for the Retirement and Income Solutions segment primarily due to higher sales of single premium group annuities with life contingencies. The single premium group annuity product, which is typically used to fund defined benefit plan terminations, can generate large premiums from very few customers and therefore premiums tend to vary from period to period.

Fees and other revenues increased for the Benefits and Protection segment primarily due to growth in the Life Insurance business. Fees and other revenues increased for the Retirement and Income Solutions segment primarily due to growth in the financial markets.

For net investment income and net realized capital gains (losses) variance information, see Investments - Investment Results under the captions Net Investment Income” and Net Realized Capital Gains (Losses), respectively.

Net realized capital gains on funds withheld assets decreased due to lower net gains on sales of funds withheld assets as a result of lower sales in 2023 resulting from less portfolio re-positioning by the external reinsurer.

The change in the fair value of the funds withheld embedded derivative resulted in a loss in 2023 due primarily to a tightening of credit spreads as compared to a gain in 2022 due primarily to increased interest rates.

Total Expenses

Benefits, claims and settlement expenses increased for the Retirement and Income Solutions segment primarily due to an increase in reserves, stemming from higher sales of single premium group annuities with life contingencies.

Liability for future policy benefits remeasurement (gain) loss changed primarily due to re-cohorting in the universal life business in 2022 within the Benefits and Protection segment with no corresponding activity in 2023. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 1, Nature of Operations and Significant Accounting Policies - Actuarial Balance Re-Cohorting for further discussion.

The market risk benefit remeasurement loss decreased primarily due to a favorable impact from periodic and final settlements for derivatives used to hedge MRBs. This change was partially offset by an unfavorable impact from the change in fair value of the MRB asset (liability), excluding impacts of nonperformance risk, primarily driven by changes in market movements. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 12, Market Risk Benefits for further information on market effects.

Operating expenses decreased primarily due to strategic review costs and impacts related to the exited business incurred in 2022 with no corresponding activity in 2023. This decrease was partially offset by higher compensation costs and higher non-deferrable commission expense.

Income Taxes

The effective income tax rate changed to (59)% for the year ended December 31, 2023 from 19% for the year ended December 31, 2022, primarily due to a decrease in pre-tax income with no proportionate change in permanent tax differences. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 15, Income Taxes under the caption, Effective Income Tax Rate for further discussion.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Net Income Attributable to Principal Life Insurance Company

Net income attributable to Principal Life Insurance Company increased primarily due to the change in the fair value of the funds withheld embedded derivative associated with the Talcott Reinsurance Transaction following establishment in 2022.

Total Revenues

Premiums and other considerations increased for the Benefits and Protection segment primarily due to an increase from growth in the Specialty Benefits business and an increase in premiums in the Life Insurance business primarily related to the retrocession of ceded premiums as a result of the Talcott Reinsurance Transaction in 2022.

Fees and other revenues decreased for the Benefits and Protection segment primarily due to the Talcott Reinsurance Transaction.

For net investment income and net realized capital gains (losses) variance information, see Investments - Investment Results under the captions Net Investment Income and Net Realized Capital Gains (Losses), respectively.

Net realized capital gains on funds withheld assets increased as a result of the sale of funds withheld assets associated with the Talcott Reinsurance Transaction in 2022.

The change in the fair value of the funds withheld embedded derivative increased due to an increase in interest rates following the establishment of the funds withheld payable associated with the Talcott Reinsurance Transaction in 2022.

Total Expenses

Benefits, claims and settlement expenses decreased for the Benefits and Protection segment primarily due to the Talcott Reinsurance Transaction. Benefits, claims and settlement expenses decreased for the Retirement and Income Solutions segment primarily due to a decrease in reserves, stemming from the impact of our exited retail fixed annuity business.

Liability for future policy benefits remeasurement (gain) loss changed primarily due to re-cohorting in the universal life business in 2022 within the Benefits and Protection segment with no corresponding activity in 2021. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 1, Nature of Operations and Significant Accounting Policies - Actuarial Balance Re-Cohorting for further discussion.

The market risk benefit remeasurement loss increased primarily due to an unfavorable impact from periodic and final settlements for derivatives used to hedge MRBs. This change was partially offset by a favorable impact from the change in fair value of the MRB asset (liability), excluding impacts of nonperformance risk, primarily driven by changes in market movements. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 12, Market Risk Benefits for further information on market effects.

Operating expenses increased primarily due to strategic review costs and impacts related to the exited business incurred in 2022 with no corresponding activity in 2021 and higher compensation costs.

Income Taxes

The effective income tax rate changed to 19% for the year ended December 31, 2022 from 13% for the year ended December 31, 2021, primarily due to an increase in pre-tax income with no proportionate increase in permanent tax differences. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 15, Income Taxes under the caption, Effective Income Tax Rate for further discussion.

Results of Operations by Segment

For results of operations by segment see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 21, Segment Information. Beginning in 2022, segment pre-tax operating earnings excludes amounts associated with our exited U.S. retail fixed annuity and ULSG businesses, including strategic review costs and impacts, amortization of reinsurance gain (loss), other impacts of reinsured businesses, net realized capital gains (losses) on funds withheld assets and the change in fair value of the funds withheld embedded derivative.

Retirement and Income Solutions Segment

Retirement and Income Solutions Trends

Several key factors impact revenue and earnings growth in the Retirement and Income Solutions segment. These factors include: the ability of our distribution channels to generate new sales and retain existing business; pricing decisions that take account of competitive conditions, persistency, investment returns, mortality trends, and operating expense levels; investment management performance; equity market returns and interest rate changes. Profitability ultimately depends on our ability to price products and invest assets at a level that enables us to earn a margin over the cost of providing benefits and the expense of acquiring and administering those products.

Net revenue and average monthly account values are key metrics used to understand Retirement and Income Solutions earnings growth. Net revenue, which is used only at the segment level, is defined as operating revenues less benefits, claims and settlement expenses; liability for future policy benefits remeasurement gain (loss); market risk benefit remeasurement (gain) loss and dividends to policyholders. Net revenue is impacted by: (1) changes in the equity markets and interest rates and (2) the difference between investment income earned on the underlying general account assets and the interest rate credited to the contracts. Average monthly account values are primarily impacted by net customer cash flows and credit market performance.

The following table presents the Retirement and Income Solutions segment net revenue for the years indicated:

	For the year ended December 31,			Increase (decrease)
	2023	2022	2021	2023 vs. 2022	2022 vs. 2021
Net revenue (in millions)	$2,672.5	$2,598.8	$2,611.4	$73.7	$(12.6)
Average monthly account values (in billions)	$476.5	$477.2	$459.9	$(0.7)	$17.3

Retirement and Income Solutions Segment Summary Financial Data

The following table presents certain summary financial data relating to the Retirement and Income Solutions segment for the years indicated:

	For the year ended December 31,			Increase (decrease)
	2023	2022	2021	2023 vs. 2022	2022 vs. 2021

	(in millions)
Operating revenues:
Premiums and other considerations	$2,935.0	$1,959.7	$1,883.6	$975.3	$76.1
Fees and other revenues	1,675.0	1,647.6	1,636.1	27.4	11.5
Net investment income	2,584.7	2,274.1	2,728.8	310.6	(454.7)
Total operating revenues	7,194.7	5,881.4	6,248.5	1,313.3	(367.1)
Expenses:
Benefits, claims and settlement expenses, including dividends to policyholders	4,586.5	3,290.6	3,547.0	1,295.9	(256.4)
Liability for future policy benefits remeasurement gain	(68.0)	(11.1)	(3.8)	(56.9)	(7.3)
Market risk benefit remeasurement loss	3.7	3.1	93.9	0.6	(90.8)
Operating expenses	1,610.4	1,570.2	1,487.6	40.2	82.6
Total expenses	6,132.6	4,852.8	5,124.7	1,279.8	(271.9)
Pre-tax operating earnings	$1,062.1	$1,028.6	$1,123.8	$33.5	$(95.2)

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

Pre-Tax Operating Earnings

Pre-tax operating earnings increased primarily due to an increase in net revenue, which was partially offset by an increase in operating expenses as described below.

Net Revenue

Net revenue increased primarily due to the rising interest rate environment and the impact associated with actuarial assumption updates and model refinements, which were more favorable in 2023 compared to 2022. These increases were partially offset by a decrease in variable investment income.

Operating Expenses

Operating expenses increased primarily due to higher compensation related expenses.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Pre-Tax Operating Earnings

Pre-tax operating earnings decreased due to a decrease in net revenue and an increase in operating expenses as described below.

Net Revenue

Net revenue decreased primarily due to a decrease associated with the impacts of our exited retail fixed annuity business, a decrease in fee revenue primarily resulting from declining financial markets and a decrease in variable investment income. These decreases were partially offset by an increase associated with higher net yields, the impact associated with actuarial assumption updates and model refinements, which were favorable in 2022 compared to unfavorable in 2021 and an increase in revenue from our Principal Deposit Sweep program resulting from growth in the business.

Operating Expenses

Operating expenses increased primarily due to an increase in compensation related expenses, which were partially offset by a decrease in non-deferrable commission expense stemming from lower sales in commission-eligible products.

Benefits and Protection Segment

Benefits and Protection Segment Trends

Premium and fees are a key metric for growth in the Benefits and Protection segment. We receive premiums on our specialty benefits products as well as our traditional life insurance products. Fees are generated from our universal life, variable universal life and indexed universal life insurance products. We use several reinsurance programs to help manage the mortality and morbidity risk. Premium and fees are reported net of reinsurance premiums.

The following table presents the Benefits and Protection segment premium and fees for the years indicated:

	For the year ended December 31,			Increase (decrease)
	2023	2022	2021	2023 vs. 2022	2022 vs. 2021

	(in millions)
Premium and fees:
Specialty Benefits	$3,051.8	$2,801.8	$2,527.5	$250.0	$274.3
Life Insurance	867.2	921.4	1,278.6	(54.2)	(357.2)

Benefits and Protection Segment Summary Financial Data

The following table presents certain summary financial data relating to the Benefits and Protection segment for the years indicated:

	For the year ended December 31,			Increase (decrease)
	2023	2022	2021	2023 vs. 2022	2022 vs. 2021
			(in millions)
Operating revenues:
Premiums and other considerations	$3,481.7	$3,306.8	$2,830.4	$174.9	$476.4
Fees and other revenues	436.6	416.2	975.6	20.4	(559.4)
Net investment income	572.1	572.2	973.4	(0.1)	(401.2)
Total operating revenues	4,490.4	4,295.2	4,779.4	195.2	(484.2)
Expenses:
Benefits, claims and settlement expenses	2,537.7	2,453.4	3,065.1	84.3	(611.7)
Liability for future policy benefits remeasurement (gain) loss	16.0	(43.8)	4.2	59.8	(48.0)
Dividends to policyholders	89.0	94.6	94.6	(5.6)	-
Operating expenses	1,324.3	1,225.7	1,257.8	98.6	(32.1)
Total expenses	3,967.0	3,729.9	4,421.7	237.1	(691.8)
Pre-tax operating earnings	$523.4	$565.3	$357.7	$(41.9)	$207.6

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

Pre-Tax Operating Earnings

Pre-tax operating earnings in our Specialty Benefits business increased due to growth in the business. Pre-tax operating earnings in our Life Insurance business decreased due to lower investment income and unfavorable actuarial assumption updates in 2023 compared to favorable impacts in 2022.

Operating Revenues

Premium and fees in our Specialty Benefits business increased primarily due to growth in the business. Premium and fees decreased in our Life Insurance business primarily due to the impact of the PFS Bermuda Reinsurance Transaction.

Total Expenses

Benefits, claims and settlement expenses in our Specialty Benefits business increased due to growth in the business, offset by improved claims experience and lower COVID-19 claims. Benefits, claims and settlement expenses in our Life Insurance business increased slightly as mark-to-market changes on options associated with our indexed universal life insurance were offset by a smaller change in reserves.

Liability for future policy benefits remeasurement (gain) loss changed due to less favorable actuarial assumption updates and model refinements in 2023 compared to 2022.

Operating expenses increased primarily due to growth in the business.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Pre-Tax Operating Earnings

Pre-tax operating earnings increased in our Specialty Benefits business due to more favorable actuarial assumption updates and model refinements in 2022 compared to 2021, lower COVID-19 claims in 2022 compared to 2021, growth in the business and strong expense management.

Operating Revenues

Premium and fees in our Specialty Benefits business increased due to growth in the business. Premium and fees decreased in our Life Insurance business primarily due to the impact of our exited ULSG business.

Net investment income in our Life Insurance business decreased primarily due to the impact of our exited ULSG business and lower variable investment income.

Total Expenses

Benefits, claims and settlement expenses in our Specialty Benefits business increased due to growth in the business, partially offset by lower COVID-19 claims and improved claims experience. Benefits, claims and settlement expenses in our Life Insurance business decreased primarily due to the impact of our exited ULSG business, mark-to-market changes on options associated with our indexed universal life insurance and lower COVID-19 claims.

Liability for future policy benefits remeasurement (gain) loss in our Specialty Benefits business changed due to more favorable actuarial assumption updates and model refinements in 2022 compared to 2021.

Operating expenses in our Specialty Benefits business increased primarily due to growth in the business, offset by expense management. Operating expenses in our Life insurance business decreased primarily due to the impact of our exited ULSG business.

Corporate Segment

The following table presents certain summary financial data relating to the Corporate segment for the years indicated:

	For the year ended December 31,			Increase (decrease)
	2023	2022	2021	2023 vs. 2022	2022 vs. 2021
			(in millions)
Operating revenues:
Total operating revenues	$120.3	$60.7	$67.5	$59.6	$(6.8)
Expenses:
Total expenses	94.1	115.5	84.0	(21.4)	31.5

Pre-tax operating earnings attributable to noncontrolling interest	19.6	62.2	24.3	(42.6)	37.9
Pre-tax operating earnings (losses)	$6.6	$(117.0)	$(40.8)	$123.6	$(76.2)

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

Pre-Tax Operating Losses

Pre-tax operating earnings increased largely due to higher net investment income largely resulting from mark-to-market gains on investments in 2023 relative to mark-to-market losses in 2022.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Pre-Tax Operating Losses

Pre-tax operating losses increased primarily due to lower net investment income largely resulting from mark-to-market losses on investments in 2022 relative to mark-to-market gains in 2021.

Liquidity and Capital Resources

Liquidity and capital resources represent the overall strength of a company and its ability to generate strong cash flows, borrow funds at a competitive rate and raise new capital to meet operating and growth needs. We are monitoring our liquidity closely and feel confident in our ability to meet all long-term obligations to customers, policyholders and debt holders. Our sources of strength include our strong risk-based capital position, access to a revolving credit facility and our available cash and liquid assets.

Liquidity

Our liquidity requirements have been and will continue to be met by funds from consolidated operations as well as the issuance of commercial paper, debt or other capital securities and borrowings from credit facilities. We believe the cash flows from these sources are sufficient to satisfy the current liquidity requirements of our operations, including reasonably foreseeable contingencies.

We maintain a level of cash and securities which, combined with expected cash inflows from investments and operations, we believe to be adequate to meet anticipated short-term and long-term payment obligations. We will continue our prudent capital management practice of regularly exploring options available to us to maximize capital flexibility, including accessing the capital markets and careful attention to and management of expenses.

We perform rigorous liquidity stress testing to ensure our asset portfolio includes sufficient high quality liquid assets that could be utilized to bolster our liquidity position under increasingly stressed market conditions. These assets could be utilized as collateral for secured borrowing transactions with various third parties or by selling the securities in the open market if needed.

We also manage liquidity risk by limiting the sales of liabilities with features such as puts or other options that can be exercised at inopportune times. For example, as of December 31, 2023, approximately $14.8 billion, or 99%, of our institutional guaranteed investment contracts and funding agreements cannot be redeemed by contractholders prior to maturity. Our individual annuity liabilities also contain surrender charges and other provisions limiting early surrenders.

The following table summarizes the withdrawal characteristics of our general account investment contracts as of December 31, 2023.

	Contractholder funds	Percentage
	(in millions)
Not subject to discretionary withdrawal	$15,746.6	57.2%
Subject to discretionary withdrawal with adjustments:
Specified surrender charges	7,084.7	25.8
Market value adjustments	4,666.1	17.0
Subject to discretionary withdrawal without adjustments	0.7	-
Total investment contracts	$27,498.1	100.0%

Universal life insurance and certain traditional life insurance policies are also subject to discretionary withdrawals by policyholders. However, life insurance policies tend to be less susceptible to withdrawal than our investment contracts because policyholders may be subject to a new underwriting process in order to obtain a new life insurance policy. In addition, our life insurance liabilities include surrender charges to discourage early surrenders.

We had the following short-term credit facility with various financial institutions as of December 31, 2023:

	Financing			Amount
Obligor/Applicant	structure	Maturity	Capacity	outstanding
			(in millions)
Principal Life (1)	Credit facility	October 2027	$800.0	$-
Total			$800.0	$-

(1) The credit facility is supported by sixteen banks.

The revolving credit facility is committed and available for general corporate purposes. The credit facility also provides 100% back-stop support for our commercial paper program, of which we had no outstanding balances as of December 31, 2023 and December 31, 2022. Most of the banks supporting the credit facility have other relationships with us. Due to the financial strength and the strong relationships we have with these providers, we are comfortable we have very low risk the financial institutions would be unable or unwilling to fund the facility.

Operations. Our primary consolidated cash flow sources are premiums from insurance products, pension and annuity deposits, administrative services fee revenues, income from investments and proceeds from the sales or maturity of investments. Cash outflows consist primarily of payment of benefits to policyholders and beneficiaries, income and other taxes, current operating expenses, payment of dividends to policyholders, payments in connection with investments acquired, payments made to acquire subsidiaries, payments relating to policy and contract surrenders, withdrawals, policy loans, interest payments and repayment of short-term debt and long-term debt. Our investment strategies are generally intended to provide adequate funds to pay benefits without forced sales of investments. For a discussion of our investment objectives and strategies, see Investments.

Cash Flows. Cash flow activity, as reported in our consolidated statements of cash flows, provides relevant information regarding our sources and uses of cash. The following discussion of our operating, investing and financing portions of the cash flows excludes cash flows attributable to the separate accounts.

Net cash provided by operating activities was $4,909.0 million, $3,470.8 million and $3,544.8 million for the years ended December 31, 2023, 2022 and 2021, respectively. Our insurance businesses typically generate positive cash flows from operating activities, as premiums collected from our insurance products and income received from our investments exceed acquisition costs, benefits paid, redemptions and operating expenses. These positive cash flows are then invested to support the obligations of our insurance and investment products and required capital supporting these products. Our cash flows from operating activities are affected by the timing of premiums, fees and investment income received and benefits and expenses paid. The increase in cash provided by operating activities in 2023 compared to 2022 was primarily due to fluctuations in receivables and payables associated with the timing of settlements, and a decrease in net cash outflows for trading securities and equity securities with operating intent. Cash provided by operating activities decreased slightly in 2022 compared to 2021 primarily due to fluctuations in receivables and payables associated with the timing of settlements as well as an increase in net cash outflows for trading securities and equity securities with operating intent.

Net cash used in investing activities was $1,742.8 million, $314.0 million and $5,670.8 million for the years ended December 31, 2023, 2022 and 2021, respectively. The increase in cash used in investing activities in 2023 compared to 2022 was due to net purchases of available-for-sale securities in 2023 compared to net sales and maturities of available-for-sale securities in 2022 and net purchases of real estate in 2023 compared to net sales of real estate in 2022. These were partially offset by lower net acquisitions and originations of mortgage loans. The decrease in cash used in investing activities in 2022 compared to 2021 was primarily the result of portfolio mix variances due in large part to the Talcott Reinsurance Transaction and the associated funds withheld portfolio activity during 2022.

Net cash provided by (used in) financing activities was $(2,857.5) million, $(1,056.1) million and $1,706.1 million for the years ended December 31, 2023, 2022 and 2021, respectively. The increase in cash used in financing activities in 2023 compared to 2022 was due to a decrease in banking operation deposits due to interest rate changes and outflows to higher rate alternatives and net investment contract withdrawals, most pronounced in large market cases. The increase in cash used in financing activities in 2022 compared to 2021 was primarily the result of a lower net increase in banking operation deposits and net investment contract withdrawals in 2022 versus net investment contract deposits in 2021.

Capitalization

The following table summarizes our capital structure:

	December 31, 2023	December 31, 2022

	($in millions)
Debt:
Long-term debt	$3.0	$67.8
Total debt	3.0	67.8

Total stockholder's equity attributable to PLIC	8,115.8	7,666.6
Total capitalization	$8,118.8	$7,734.4
Debt to equity	-%	1%
Debt to capitalization	-%	1%

Contractual Obligations and Contractual Commitments

We have contractual obligations identified within 19. “Financial Statements, Notes to Consolidated Financial Statements, Note 10, Contractholder Funds, Note 11, Future Policy Benefits and Claims, Note 13, Reinsurance, Note 14, Debt and Note 17, Contingencies, Guarantees, Indemnifications and Leases.” As of December 31, 2023, we had no unique material cash requirements from known contractual and other obligations.

We have made commitments to fund certain limited partnerships and other funds. As of December 31, 2023, the amount of unfunded commitments was $1,395.5 million. We are only required to fund additional equity under these commitments when called upon to do so by the partnership or fund; therefore, these commitments are not liabilities on our consolidated statements of financial position.

Off-Balance Sheet Arrangements

Variable Interest Entities. We have relationships with various types of special purpose entities and other entities where we have a variable interest as described in 19. “Financial Statements, Notes to Consolidated Financial Statements, Note 4, Variable Interest Entities.” We have made commitments to fund certain limited partnerships, as previously discussed in “Contractual Obligations and Contractual Commitments”, some of which are classified as unconsolidated variable interest entities.

Guarantees and Indemnifications. As of December 31, 2023, no significant changes to guarantees and indemnifications have occurred since December 31, 2022. For guarantee and indemnification information, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 17, Contingencies, Guarantees, Indemnifications and Leases under the caption, Guarantees and Indemnifications.

Financial Strength and Credit Ratings

Our ratings are influenced by the relative ratings of our peers/competitors as well as many other factors including our operating and financial performance, capital levels, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), risk exposures, operating leverage and other factors.

We have had no significant changes or actions in ratings and rating outlooks that have occurred from January 1, 2023, through the date of this filing.

The following table summarizes our significant financial strength and debt ratings from the major independent rating organizations. A rating is not a recommendation to buy, sell or hold securities. Such a rating may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

	A.M. Best	Fitch	Moody’s	S&P
Last review date	March 2023	June 2023	January 2022	April 2023
Current outlook	Stable	Stable	Stable	Stable
Principal Life Insurance Company
Insurer Financial Strength	A+	AA-	A1	A+
Issuer Credit Rating	aa
Commercial Paper	AMB-1+	P-1	A-1+

Impacts of Income Taxes

For income tax information, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 15, Income Taxes.

Fair Value Measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels. The fair value hierarchy gives the highest priority (Level 1) to unadjusted quoted prices in active markets for identical assets or liabilities and gives the lowest priority (Level 3) to unobservable inputs. The level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety considering factors specific to the asset or liability. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 19, Fair Value Measurements for further details, including a reconciliation of changes in Level 3 fair value measurements.

As of December 31, 2023, 55% of our net assets (liabilities) were Level 1, 41% were Level 2 and 4% were Level 3. Excluding separate account assets as of December 31, 2023, 3% of our net assets (liabilities) were Level 1, 88% were Level 2 and 9% were Level 3.

As of December 31, 2022, 53% of our net assets (liabilities) were Level 1, 43% were Level 2 and 4% were Level 3. Excluding separate account assets as of December 31, 2022, 4% of our net assets (liabilities) were Level 1, 87% were Level 2 and 9% were Level 3.

Changes in Level 3 Fair Value Measurements

Net assets (liabilities) measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of December 31, 2023, were $7,189.7 million as compared to $6,836.8 million as of December 31, 2022. The increase was primarily related to net purchases and transfers into Level 3 for certain fixed maturities, available-for-sale, partially offset by a decrease in the funds withheld payable embedded derivative net asset.

Net assets (liabilities) measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of December 31, 2022, were $6,836.8 million as compared to $1,448.8 million as of December 31, 2021. The increase was primarily related to an increase in the funds withheld payable embedded derivative net asset, an increase in manually priced private corporate credit securities and a reduction of market risk benefit net liability.

Investments

We had total consolidated assets as of December 31, 2023, of $259,770.1 million, of which $89,765.2 million were invested assets. A portion of our invested assets represent funds withheld backing reserves as part of a coinsurance with funds withheld reinsurance agreement. The funds withheld assets and associated net investment income and net realized capital gains (losses) are not included in the discussions below as the investment risk is passed to the reinsurer. See 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 13, Reinsurance for more information on the funds withheld assets. The rest of our total consolidated assets are comprised primarily of separate account assets for which we do not bear investment risk; therefore, the discussion and financial information below does not include such assets.

Overall Composition of Invested Assets

Invested assets as of December 31, 2023, were predominantly high quality and broadly diversified across asset class, individual credit, industry and geographic location. Asset allocation is determined based on cash flow and the risk/return requirements of our products. As shown in the following table, the major categories of invested assets are fixed maturities and mortgage loans.

	December 31, 2023
	Investments excluding funds withheld	Funds withheld	Total
	(in millions)
Fixed maturities	$43,708.0	$19,537.5	$63,245.5
Equity securities	42.7	0.3	43.0
Mortgage loans	16,395.2	2,826.0	19,221.2
Real estate	2,343.5	-	2,343.5
Policy loans	793.2	-	793.2
Other investments	3,497.4	621.4	4,118.8
Total invested assets	66,780.0	22,985.2	89,765.2
Cash and cash equivalents	2,696.0	942.0	3,638.0
Total invested assets and cash	$69,476.0	$23,927.2	$93,403.2

	December 31, 2022
	Investments excluding funds withheld	Funds withheld	Total
	(in millions)
Fixed maturities	$44,471.0	$15,794.3	$60,265.3
Equity securities	42.1	11.0	53.1
Mortgage loans	16,911.6	2,810.8	19,722.4
Real estate	2,237.4	-	2,237.4
Policy loans	770.2	-	770.2
Other investments	3,081.5	179.8	3,261.3
Total invested assets	67,513.8	18,795.9	86,309.7
Cash and cash equivalents	1,566.4	1,762.9	3,329.3
Total invested assets and cash	$69,080.2	$20,558.8	$89,639.0

Investment Results

Net Investment Income

The following table presents the yield and investment income, excluding net realized capital gains and losses, for our invested assets for the years indicated. We calculate annualized yields using a simple average of asset classes at the beginning and end of the reporting period. The yields for available-for-sale fixed maturities are calculated using amortized cost. All other yields are calculated using carrying amounts.

	For the year ended December 31,						Increase (decrease)
	2023		2022		2021		2023 vs. 2022		2022 vs. 2021
	Yield	Amount	Yield(1)	Amount	Yield	Amount	Yield	Amount	Yield	Amount
	($in millions)
Fixed maturities	4.5%	$2,262.4	3.6%	$1,754.0	3.7%	$2,492.5	0.9%	$508.4	(0.1)%	$(738.5)
Equity securities	8.2	3.5	(12.9)	(35.4)	0.6	1.7	21.1	38.9	(13.5)	(37.1)
Mortgage loans - commercial	4.0	548.7	4.0	535.6	4.2	646.3	-	13.1	(0.2)	(110.7)
Mortgage loans - residential	3.4	112.8	2.7	84.3	2.1	46.1	0.7	28.5	0.6	38.2
Real estate	7.7	177.2	12.9	276.2	10.1	194.4	(5.2)	(99.0)	2.8	81.8
Policy loans	5.0	39.1	4.7	34.4	5.1	36.2	0.3	4.7	(0.4)	(1.8)
Cash and cash equivalents	6.8	148.2	2.7	37.6	0.1	1.7	4.1	110.6	2.6	35.9
Other investments	8.2	270.2	12.4	366.1	14.6	390.2	(4.2)	(95.9)	(2.2)	(24.1)
Total	4.7	3,562.1	4.2	3,052.8	4.1	3,809.1	0.5	509.3	0.1	(756.3)
Investment expenses	(0.4)	(276.6)	(0.3)	(200.4)	(0.2)	(175.4)	(0.1)	(76.2)	(0.1)	(25.0)
Net investment income	4.3%	$3,285.5	3.9%	$2,852.4	3.9%	$3,633.7	0.4%	$433.1	-%	$(781.3)
(1)	The 2022 yield is calculated using the beginning balances adjusted for the Talcott Reinsurance Transaction.

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

Net investment income increased primarily due to higher yields.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Net investment income decreased primarily due to the impacts of the Talcott Reinsurance Transaction in 2022.

Net Realized Capital Gains (Losses)

The following table presents the contributors to net realized capital gains and losses for the years indicated. The amounts below do not include net realized capital gains (losses) on funds withheld assets that are not passed to the reinsurer, which are separately reported on the consolidated statements of operations.

	For the year ended December 31,			Increase (decrease)
	2023	2022	2021	2023 vs. 2022	2022 vs. 2021
	(in millions)
Fixed maturities, available-for-sale:
Gross gains	$46.8	$38.9	$50.4	$7.9	$(11.5)
Gross losses	(134.8)	(120.7)	(26.9)	(14.1)	(93.8)
Net credit losses (1)	(31.3)	(11.5)	(34.5)	(19.8)	23.0
Hedging, net	2.2	(0.7)	(9.5)	2.9	8.8
Fixed maturities, trading	0.7	(8.6)	(6.6)	9.3	(2.0)
Equity securities	0.7	(7.4)	(0.5)	8.1	(6.9)
Mortgage loans (2)	(133.8)	(74.1)	5.3	(59.7)	(79.4)
Derivatives	(5.3)	154.7	126.4	(160.0)	28.3
Other	100.1	112.7	8.0	(12.6)	104.7
Net realized capital gains (losses) (3)	$(154.7)	$83.3	$112.1	$(238.0)	$(28.8)
(1)	Net credit losses include adjustments to the credit loss valuation allowance, write-offs and recoveries on available-for-sale securities.
(2)	Net realized capital gains (losses) on mortgage loans include losses related to the deconsolidation of residential mortgage loan trusts in 2023 and 2022.
(3)	Net realized capital gains (losses) can be volatile due to credit losses from invested assets, mark-to-market adjustments of certain invested assets and our decision to sell invested assets.

Year Ended December 31, 2023 Compared to Year Ended December 31, 2022

Net realized capital gains (losses) decreased primarily due to losses versus gains on interest rate derivatives not designated as hedging instruments due to changes in interest rates, increased losses on residential whole loan trust deconsolidations and increased losses from strengthening commercial mortgage loan reserves.

Year Ended December 31, 2022 Compared to Year Ended December 31, 2021

Net realized capital gains decreased primarily due to losses on residential whole loan trust deconsolidations and losses on sales of available-for-sale fixed maturities.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk Exposures and Risk Management

Market risk is the risk we will incur losses due to adverse fluctuations in market rates and prices. Our primary market risk exposures are to interest rates, equity markets and foreign currency exchange rates. The active management of market risk is an integral part of our operations. We manage our overall market risk exposure within established risk tolerance ranges using several approaches, including:

●	rebalancing our existing asset or liability portfolios;
●	controlling the risk structure of newly acquired assets and liabilities and
●	using derivative instruments to modify the market risk characteristics of existing assets or liabilities or assets expected to be purchased.

Interest Rate Risk

Interest rate risk is the risk of economic losses due to adverse changes in interest rates. Interest rate risk arises primarily from our holdings in interest sensitive assets and liabilities. Changes in interest rates impact numerous aspects of our operations, including but not limited to:

●	yield on our invested assets;
●	rate of interest we credit to contractholder account balances;
●	timing of cash flows on assets and liabilities containing embedded prepayment options;
●	cost of hedging our GMWB rider;
●	discount rate used in valuing our liability for future policy benefits for long-duration insurance and annuity contracts;
●	discount rate used in valuing our OPEB obligations;
●	statutory reserve and capital requirements;
●	interest expense on our long-term borrowings and
●	fair value of financial assets and liabilities held at fair value on our consolidated statements of financial position.

Lower interest rates generally result in lower profitability in the long-term. Conversely, higher interest rates generally result in higher profitability in the long-term. However, an increase in market interest rates may cause a decline in the value of financial assets held at fair value on our consolidated statements of financial position.

Impact of Changes in Long-Term Interest Rate Assumptions

We use long-term interest rate assumptions to calculate MRBs, certain reserves and benefit plan obligations in accordance with U.S. GAAP. In setting these assumptions, we consider a variety of factors, including historical experience, emerging trends and future expectations. We evaluate our assumptions on at least an annual basis. Due to the long-term nature of our assumptions, we generally do not revise our assumptions in response to short-term fluctuations in market interest rates. However, we will consider revising our assumptions if a significant change occurs in the factors noted above.

A reduction in our long-term interest rate assumptions may result in increases in our MRB liabilities and certain reserves.

Impact of Changes in Interest Rates

Changes in interest rates or a sustained low interest rate environment may result in the following impacts, which would impact our financial position and results of operations:

Impact of Falling Interest Rates or Sustained Low Interest Rates	Impact of Rising Interest Rates
Adverse Impacts:	Positive Impacts:

A reduction in investment income, which may be partially offset by a reduction in the interest we credit on contractholder account balances; however, our ability to lower crediting rates may be constrained by guaranteed minimum interest rates and competitive pressures

An increase in investment income, which may be partially or fully offset by an increase in the interest we credit on contractholder account balances
An increase in the cost of hedging our GMWB rider	A decrease in the cost of hedging our GMWB rider
An increase in MRB liabilities and certain reserves	A decrease in MRB liabilities and certain reserves
A reduction in the discount rate used to measure reserves for long-duration insurance and annuity contracts, leading to an increase in our reserves	An increase in the discount rate used to measure reserves for long-duration insurance and annuity contracts, leading to a decrease in our reserves
A reduction in the discount rate used in valuing our OPEB obligations, leading to an increase in our Accumulated Postretirement Benefit Obligation and Net Periodic Benefit Cost	An increase in the discount rate used in valuing our OPEB obligations, leading to a decrease in our Accumulated Postretirement Benefit Obligation and Net Periodic Benefit Cost
An increase in statutory capital we are required to hold as well as the amount of assets we must maintain to support statutory reserves	A decrease in statutory capital we are required to hold as well as the amount of assets we must maintain to support statutory reserves
An increase in prepayments or redemptions on mortgages and bonds we own, which would force us to reinvest the proceeds at lower interest rates	A decrease in prepayments or redemptions on mortgages and bonds we own, which would reduce our opportunity to reinvest the proceeds at higher interest rates

Positive Impacts:	Adverse Impacts:
A decrease in the interest expense on our long-term borrowings, to the extent the borrowings have adjustable rates or we are able to refinance our obligations at lower interest rates	An increase in the interest expense on our long-term borrowings, to the extent the borrowings have adjustable rates or we refinance our obligations at higher interest rates
An increase in the fair value of certain financial assets held at fair value on our consolidated statements of financial position	A decrease in the fair value of certain financial assets held at fair value on our consolidated statements of financial position, as discussed below

We estimate a hypothetical 100 basis point immediate, parallel decrease in U.S. interest rates would impact segment pre-tax operating earnings between (1)% and 1% over the next twelve months. This estimate reflects the impact of routine management actions in response to changes in interest rates, such as reducing the interest rates we credit on contractholder account balances, but does not reflect the impact of other actions management may consider, such as curtailing sales of certain products.

The selection of a 100 basis point immediate, parallel decrease in U.S. interest rates should not be construed as a prediction by us of future market events, but rather as an illustration of the impact of such an event. Our exposure will change as a result of ongoing portfolio transactions in response to new business, management’s assessment of changing market conditions and changes in our mix of business.

If market rates increase rapidly, policy surrenders, withdrawals and requests for policy loans may increase as customers seek to achieve higher returns. Excess lapses may result in an acceleration of amortization for our DAC and other actuarial balances. We may be required to sell assets to raise the cash necessary to respond to such surrenders, withdrawals and loans, thereby realizing capital losses on the assets sold.

Impact of Rising Interest Rates on the Fair Value of Financial Assets. An increase in market interest rates may cause a decline in the value of financial assets held at fair value on our consolidated statements of financial position. Although changes in the fair value of our financial assets due to changes in interest rates may impact the amount of equity reported in our consolidated statements of financial position, these changes will not cause an economic gain or loss unless we sell investments, terminate derivative positions, record an allowance for credit loss, or determine a derivative instrument is no longer an effective hedge.

We estimate a hypothetical 100 basis point immediate, parallel increase in interest rates would reduce the net reported fair value of our financial assets and derivatives by $2,134.3 million as of December 31, 2023, compared to $2,129.1 million as of December 31, 2022. This estimate only reflects the change in fair value for financial assets and derivatives reported at fair value on our consolidated statements of financial position. Assets and liabilities not reported at fair value on our consolidated statements of financial position - including mortgage loans, liabilities relating to insurance contracts, investment contracts, debt and bank deposits - are excluded from this sensitivity analysis. We believe the excluded liability items would economically serve as a partial offset to the net interest rate risk of the financial instruments included in the sensitivity analysis. Separate account assets and liabilities are also excluded from this estimate, as any interest rate risk is borne by the holder of the separate account. Assets backing reserves as part of a coinsurance with funds withheld agreement are excluded from this estimate, as any interest rate risk is passed to the reinsurer. For more information on fair value measurements, see 19. FINANCIAL STATEMENTS, NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Note 19, Fair Value Measurements.

Our selection of a 100 basis point immediate, parallel increase in interest rates is a hypothetical rate scenario we use to demonstrate potential risk. While a 100 basis point immediate, parallel increase does not represent our view of future market changes, it is a near term reasonably possible hypothetical change that illustrates the potential impact of such events. While this sensitivity analysis provides a representation of interest rate sensitivity, it is based on our portfolio exposures at a point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio transactions in response to new business, management’s assessment of changing market conditions and available investment opportunities.

Our net estimated potential loss in fair value as of December 31, 2023, increased $5.2 million from December 31, 2022, primarily due to an increase in the fair value of our assets.

Interest Rate Risk Management

We manage interest rate risk through the use of an integrated risk management framework. This helps us identify, assess, monitor, report and manage our risks within established limits and risk tolerances. Our internal risk committees monitor and discuss our risk profile and identify necessary actions to mitigate impacts from interest rate risk.

The product designs within our business units result in a variety of different interest rate risk profiles. Therefore, our business units use a variety of different approaches for managing their asset and liability interest rate risks.

●	Retirement Business Stable Cash Flows - For stable and predictable cash flow liabilities, such as pension risk transfer, WSRS, and investment only, we use investment strategy and hedges to tightly align the cash flow run off of these asset and liability cash flows. Immunization analysis is also utilized in the management of interest rate risk.
●	U.S. Insurance Stable Cash Flows - Our insurance businesses in many instances contain long-term guarantees with stable and predictable liability cash flows and recurring premiums. We manage the interest rate risk through investment strategy, product crediting rates and analyzing duration and embedded value sensitivity.

We also limit our exposure to interest rate risk through our business mix and strategy. We have intentionally limited our exposure to specific products where investment margins are critical to the product’s profitability, and we continue to emphasize the sale of products that generate revenues in the form of fees for service or premiums for insurance coverage and expose us to minimal interest rate risk.

Prepayment risk is controlled by limiting our exposure to investments that are prepayable without penalty prior to maturity at the option of the issuer. We also require additional yield on these investments to compensate for the risk the issuer will exercise such option. Prepayment risk is also controlled by limiting the sales of liabilities with features such as puts or other options that can be exercised at inopportune times. We manage the interest rate risk associated with our long-term borrowings by monitoring the interest rate environment and evaluating refinancing opportunities as maturity dates approach.

Use of Derivatives to Manage Interest Rate Risk. We use or have used various derivative financial instruments to manage our exposure to fluctuations in interest rates, including interest rate swaps, interest rate options, to be announced ("TBA") forwards, bond forwards, treasury forwards, swaptions and futures. We use interest rate swaps, treasury forwards and futures contracts to hedge against changes in the value of the GMWB MRB. We use interest rate swaps and have used TBA forwards primarily to more closely match the interest rate characteristics of assets and liabilities. They can be used to change the sensitivity to the interest rate of specific assets and liabilities as well as an entire portfolio. We use bond forwards to fix the purchase price of a bond at a specified date in the future. We use interest rate options to manage prepayment risks in our assets and minimum guaranteed interest rates and lapse risks in our liabilities. We have purchased swaptions to hedge interest rate exposure for certain assets and liabilities.

Foreign Currency Risk

Foreign currency risk is the risk we will incur economic losses due to adverse fluctuations in foreign currency exchange rates. This risk arises from foreign currency-denominated funding agreements issued to nonqualified institutional investors in the international market and foreign currency-denominated fixed maturity and equity securities.

We estimate as of December 31, 2023, a 10% immediate unfavorable change in each of the foreign currency exchange rates to which we are exposed would result in no material change to the net fair value of our foreign currency-denominated instruments identified above because we effectively hedge foreign currency-denominated instruments to minimize exchange rate impacts, which is consistent with our estimate as of December 31, 2022.

The selection of a 10% immediate unfavorable change in all currency exchange rates should not be construed as a prediction by us of future market events, but rather as an illustration of the potential impact of such an event.

Use of Derivatives to Manage Foreign Currency Risk. The foreign currency risk on funding agreements and fixed maturities is mitigated by using currency swaps that swap the foreign currency interest and principal payments to our functional currency. We did not have currency swap agreements associated with foreign-denominated liabilities as of December 31, 2023 and December 31, 2022. The notional amount of our currency swap agreements associated with foreign-denominated fixed maturities was $1,888.5 million and $1,389.8 million as of December 31, 2023 and December 31, 2022, respectively.

We use currency forwards to hedge certain foreign-denominated investments. We held currency forwards with a notional amount of $54.2 million and $32.0 million as of December 31, 2023 and December 31, 2022, respectively.

Equity Risk

Equity risk is the risk we will incur economic losses due to adverse fluctuations in equity markets. As of December 31, 2023 and December 31, 2022, the fair value of our equity securities was $43.0 million and $53.1 million, respectively. We estimate a 10% decline in the prices of the equity securities would result in a decline in fair value of our equity securities of $4.3 million as of December 31, 2023, as compared to a decline in fair value of our equity securities of $5.3 million as of December 31, 2022.

We also have equity risk associated with (1) universal life contracts that credit interest to customers based on changes in an external equity index; (2) variable annuity contracts that have a GMWB rider that allows the customer to make withdrawals of a specified annual amount, either for a fixed number of years or for the lifetime of the customer, even if the account value is reduced to zero; (3) variable annuity contracts that have a guaranteed minimum death benefit (“GMDB”) that allows the death benefit to be paid, even if the account value has fallen below the GMDB amount; (4) SEC registered annuity contracts with returns linked to an external index and (5) investment contracts in which the return is subject to minimum contractual guarantees. We are also subject to equity risk based upon the assets that support our employee benefit plans. For further discussion of equity risk associated with these plans, see Management’s Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates - Benefit Plans.

We estimate an immediate 10% decline in the S&P 500 index, followed by a 2% per quarter increase would reduce our annual segment pre-tax operating earnings by approximately 5% to 8% over the next twelve months. The selection of a 10% unfavorable change in the S&P 500 index should not be construed as a prediction by us of future market events, but rather as an illustration of the potential impact of such an event. Our exposure will change as a result of changes in our mix of business.

Separate and distinct from our equity risk associated with a decline in the S&P index, we also have equity risk associated with certain alternative investments. These investments are comprised of several asset categories (including hedge funds, private equity, infrastructure and direct lending) that provide an attractive asset match to our long-dated liabilities and create diversification benefits to our fixed income investments. The risk profile of these investments is actively monitored by our Investment Committee and our corporate risk management function. Changes in the value of these investments will impact earnings. We estimate an immediate 10% decline in the value of those assets, followed by a 2% per quarter increase would reduce our annual segment pre-tax operating earnings by less than 8%. The selection of a 10% unfavorable change in the value of those assets should not be construed as a prediction of future market events, but rather as an illustration of the potential impact of such a decline in value of those assets.

Use of Derivatives to Manage Equity Risk. We economically hedge the universal life products, where the interest credited is linked to an external equity index, by purchasing options that match the product’s profile or selling options to offset existing exposures. We economically hedge RILA exposure using options and futures. We economically hedge the GMWB rider MRB exposure, which includes interest rate risk and equity risk, using futures, options, treasury forwards and interest rate swaps with notional amounts of $8,600.5 million and $8,950.3 million as of December 31, 2023 and December 31, 2022, respectively. The fair value of both MRBs and associated hedging instruments are sensitive to financial market conditions and the variance related to the change in fair value of these items for a given period is largely dependent on market conditions at the end of the period.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

We are a direct wholly owned subsidiary of PFS, which in turn is a wholly owned subsidiary of PFG. None of our directors or named executive officers beneficially own shares of our stock.

19.	FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS

Principal Life Insurance Company

Years Ended December 31, 2023, 2022 and 2021

Consolidated Financial Statements

Years Ended December 31, 2023, 2022 and 2021

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder of Principal Life Insurance Company

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Principal Life Insurance Company (the Company) as of December 31, 2023 and 2022, the related consolidated statements of operations, comprehensive income, stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2023, and the related notes and schedules (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023, in conformity with U.S. generally accepted accounting principles.

Adoption of ASU No. 2018-12

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for long-duration contracts in each of the three years in the period ended December 31, 2023 due to the adoption of ASU No. 2018-12, Financial Services – Insurance (Topic 944), Targeted Improvements to the Accounting for Long-Duration Contracts.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of investments in securities
Description of the Matter

A subset of the Company’s $63.2 billion fixed-income securities portfolio exhibits higher estimation uncertainty when determining fair value. The fixed-income securities, which include bonds, asset-backed securities, redeemable preferred stock and certain non-redeemable preferred securities, are classified as either available-for-sale or trading and, accordingly, are carried at fair value in the consolidated statements of financial position. As discussed in Note 19 of the consolidated financial statements, for certain securities the Company obtains prices from third party pricing vendors, a subset of which exhibit higher estimation uncertainty given the characteristics of the security. In addition, the Company uses a matrix priced internal model to develop the fair value for a subset of corporate bonds. The fair value is developed using a risk spread which creates higher estimation uncertainty.

Auditing the fair value of the securities that exhibit higher estimation uncertainty was especially challenging because determining the fair value is complex and highly judgmental and involves using inputs and assumptions that are not directly observable in the market.

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over management’s valuation process for the fixed income securities portfolio that exhibits higher estimation uncertainty. This included, among others, testing the review and approval process that management has in place over validating the fair value from third party pricing sources and the assumptions used in determining the fair value for matrix priced securities.

To test the fair value calculation, we utilized the support of our valuation specialists which included, among others, independently calculating a reasonable range of fair values for a sample of securities by using a cash flow model and cash flow and yield assumptions based on independently obtained information or available transaction data for similar securities. We compared these ranges to management’s estimates of fair value for the selected securities.

Liability for future policy benefits and claims
Description of the Matter	At December 31, 2023, future policy benefits and claims related to traditional and limited payment long-duration contracts totaled $42.5 billion.

The future policy benefits liability related to these products is based on estimates of how much the Company will need to pay for future benefits and the amount of fees to be collected from policyholders for these policy features. As described in Note 11, there is uncertainty inherent in estimating this liability because there is a significant amount of management judgment involved in developing certain assumptions that impact the liability balance, which include mortality rates, and lapse termination rates.

Auditing the valuation of future policy benefits liabilities related to these products was complex and required the involvement of our actuarial specialist due to the high degree of judgment used by management in setting the assumptions used in the estimate of the future policy benefits liability related to these products.

How We Addressed the Matter in Our Audit

We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the future policy benefits liability estimation processes, including among others, controls related to the review and approval processes that management has in place for the assumptions used in the valuation of the future policy benefits liability. This included testing controls related to management’s evaluation of the need to update assumptions based on the comparison of actual company experience to previous assumptions.

We involved actuarial specialists to assist with our audit procedures which included, among others, an evaluation of the methodology applied by management with those methods used in prior periods. To assess the significant assumptions used by management, we compared the significant assumptions noted above to historical experience, industry data or management’s estimates of prospective changes in these assumptions. In addition, we performed an independent recalculation of cash flows related to the future policy benefit reserves for a sample of cohorts or contracts which we compared to the actuarial model used by management.

/s/ Ernst & Young LLP

Des Moines, IA

March 28, 2024

PRINCIPAL LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,
	2023	2022
		(As recast)
	(in millions)
Assets
Fixed maturities, available-for-sale	$62,530.2	$59,631.3
Fixed maturities, trading (2023 and 2022 include $45.2 million and $0.0 million related to consolidated variable interest entities)	715.3	634.0
Equity securities	43.0	53.1
Mortgage loans (2023 and 2022 include $871.9 million and $1,179.7 million related to consolidated variable interest entities)	19,221.2	19,722.4
Real estate (2023 and 2022 include $779.1 million and $649.0 million related to consolidated variable interest entities)	2,343.5	2,237.4
Policy loans	793.2	770.2
Other investments (2023 and 2022 include $182.1 million and $18.6 million related to consolidated variable interest entities and $163.2 million and $0.0 million measured at fair value under the fair value option)	4,118.8	3,261.3
Total investments	89,765.2	86,309.7
Cash and cash equivalents (2023 and 2022 include $64.9 million and $14.2 million related to consolidated variable interest entities)	3,638.0	3,329.3
Accrued investment income	774.0	728.5
Reinsurance recoverable and deposit receivable	24,424.7	21,442.3
Premiums due and other receivables	4,076.9	3,846.4
Deferred acquisition costs	3,926.5	3,939.2
Market risk benefit asset	153.4	109.2
Property and equipment	780.1	831.8
Goodwill	48.3	48.3
Other intangibles	10.6	11.6
Separate account assets	131,641.7	120,279.6
Other assets	530.7	727.0
Total assets	$259,770.1	$241,602.9
Liabilities
Contractholder funds	$41,362.9	$42,317.3
Future policy benefits and claims	42,488.0	38,279.4
Market risk benefit liability	111.9	181.4
Other policyholder funds	909.5	867.0
Long-term debt	3.0	67.8
Deferred income taxes	1,541.0	1,296.9
Separate account liabilities	131,641.7	120,279.6
Funds withheld payable	23,744.9	20,436.1
Other liabilities (2023 and 2022 include $83.9 million and $83.8 million related to consolidated variable interest entities)	9,843.6	10,207.0
Total liabilities	251,646.5	233,932.5

Stockholder’s equity
Common stock, par value $1.00 per share; 5,000,000 shares authorized; 2,500,000 shares issued and outstanding (wholly owned indirectly by Principal Financial Group, Inc.)	2.5	2.5
Additional paid-in capital	6,320.0	6,331.1
Retained earnings	4,922.0	5,907.7
Accumulated other comprehensive loss	(3,128.7)	(4,574.7)
Total stockholder's equity attributable to Principal Life Insurance Company	8,115.8	7,666.6
Noncontrolling interest	7.8	3.8
Total stockholder’s equity	8,123.6	7,670.4
Total liabilities and stockholder's equity	$259,770.1	$241,602.9

See accompanying notes.

PRINCIPAL LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2023	2022	2021
		(As recast)	(As recast)
	(in millions)
Revenues
Premiums and other considerations	$6,396.7	$5,264.3	$4,714.0
Fees and other revenues	2,204.7	2,168.1	2,708.2
Net investment income	3,285.5	2,852.4	3,633.7
Net realized capital gains (losses) (1)	(154.7)	83.3	112.1
Net realized capital gains on funds withheld assets (1)	161.8	749.4	—
Change in fair value of funds withheld embedded derivative	(1,326.7)	3,652.8	—
Total revenues	10,567.3	14,770.3	11,168.0
Expenses
Benefits, claims and settlement expenses	7,226.2	5,882.7	6,617.5
Liability for future policy benefits remeasurement (gain) loss	(52.5)	(259.8)	0.4
Market risk benefit remeasurement loss	33.7	131.2	114.1
Dividends to policyholders	89.2	94.8	94.8
Operating expenses	3,121.5	3,135.9	2,828.5
Total expenses	10,418.1	8,984.8	9,655.3
Income before income taxes	149.2	5,785.5	1,512.7
Income taxes (benefits)	(87.4)	1,106.0	196.6
Net income	236.6	4,679.5	1,316.1
Net income attributable to noncontrolling interest	19.6	62.2	24.3
Net income attributable to Principal Life Insurance Company	$217.0	$4,617.3	$1,291.8
(1)	Includes realized and unrealized gains (losses). See Note 5, Investments, for further details.

See accompanying notes.

PRINCIPAL LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the year ended December 31,
	2023	2022	2021
		(As recast)	(As recast)
	(in millions)
Net income	$236.6	$4,679.5	$1,316.1
Other comprehensive income (loss), net:
Net unrealized gains (losses) on available-for-sale securities	1,909.3	(9,751.4)	(1,607.2)
Net unrealized gains (losses) on derivative instruments	(41.8)	(23.1)	33.5
Liability for future policy benefits discount rate remeasurement gain (loss)	(392.2)	4,973.4	1,640.1
Market risk benefit nonperformance risk gain (loss)	(31.1)	111.5	(2.2)
Net unrecognized postretirement benefit obligation	1.8	(2.0)	1.5
Other comprehensive income (loss)	1,446.0	(4,691.6)	65.7
Comprehensive income (loss)	1,682.6	(12.1)	1,381.8
Comprehensive income attributable to noncontrolling interest	19.6	62.2	24.3
Comprehensive income (loss) attributable to Principal Life Insurance Company	$1,663.0	$(74.3)	$1,357.5

See accompanying notes.

PRINCIPAL LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

				Accumulated
		Additional		other		Total
	Common	paid-in	Retained	comprehensive	Noncontrolling	stockholder’s
	stock	capital	earnings	income (loss)	interest	equity

	(in millions)
Balances as of January 1, 2021	$2.5	$6,344.2	$2,799.7	$3,986.9	$15.2	$13,148.5
Capital distributions to parent	—	(16.3)	—	—	—	(16.3)
Stock-based compensation	—	27.6	(2.4)	—	—	25.2
Dividends to parent	—	—	(1,250.0)	—	—	(1,250.0)
Distributions to noncontrolling interest	—	—	—	—	(27.4)	(27.4)
Contributions from noncontrolling interest	—	—	—	—	7.4	7.4
Purchase of subsidiary shares from noncontrolling interest	—	(14.9)	—	—	(1.7)	(16.6)
Net liabilities transferred to affiliate due to change in benefit plan sponsorship	—	0.3	—	2.0	—	2.3
Effects of implementation of accounting change related to long-duration insurance contracts, net	—	—	(120.9)	(4,052.1)	—	(4,173.0)
Net income	—	—	1,291.8	—	24.3	1,316.1
Other comprehensive income	—	—	—	65.7	—	65.7
Balances as of December 31, 2021 (As recast)	2.5	6,340.9	2,718.2	2.5	17.8	9,081.9
Capital distributions to parent	—	(30.3)	—	—	—	(30.3)
Stock-based compensation	—	24.8	(2.8)	—	—	22.0
Dividends to parent	—	—	(1,425.0)	—	—	(1,425.0)
Distributions to noncontrolling interest	—	—	—	—	(81.1)	(81.1)
Contributions from noncontrolling interest	—	—	—	—	7.3	7.3
Purchase of subsidiary shares from noncontrolling interest	—	(4.3)	—	—	(2.4)	(6.7)
Adjustment for reinsurance	—	—	—	114.4	—	114.4
Net income	—	—	4,617.3	—	62.2	4,679.5
Other comprehensive loss	—	—	—	(4,691.6)	—	(4,691.6)
Balances as of December 31, 2022 (As recast)	2.5	6,331.1	5,907.7	(4,574.7)	3.8	7,670.4
Capital distributions to parent	—	(39.0)	—	—	—	(39.0)
Stock-based compensation	—	27.9	(2.7)	—	—	25.2
Dividends to parent	—	—	(1,200.0)	—	—	(1,200.0)
Distributions to noncontrolling interest	—	—	—	—	(23.2)	(23.2)
Contributions from noncontrolling interest	—	—	—	—	7.6	7.6
Net income	—	—	217.0	—	19.6	236.6
Other comprehensive income	—	—	—	1,446.0	—	1,446.0
Balances as of December 31, 2023	$2.5	$6,320.0	$4,922.0	$(3,128.7)	$7.8	$8,123.6

See accompanying notes.

PRINCIPAL LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2023	2022	2021
		(As recast)	(As recast)
	(in millions)
Operating activities
Net income	$236.6	$4,679.5	$1,316.1
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized capital (gains) losses	154.7	(83.3)	(112.1)
Net realized capital gains on funds withheld assets	(161.8)	(749.4)	—
Change in fair value of funds withheld embedded derivative	1,326.7	(3,652.8)	—
Depreciation and amortization expense	151.2	175.1	149.5
Amortization of deferred acquisition costs and contract costs	396.3	393.3	379.5
Additions to deferred acquisition costs and contract costs	(384.9)	(393.2)	(471.9)
Amortization of reinsurance loss	20.4	19.3	23.0
Market risk benefit remeasurement loss	33.7	131.2	114.1
Stock-based compensation	25.1	22.1	25.2
Income from equity method investments, net of dividends received	(27.5)	(42.9)	(54.2)
Changes in:
Accrued investment income	(45.5)	(50.1)	9.3
Net cash flows for trading securities and equity securities with operating intent	(60.0)	(389.0)	(7.9)
Premiums due and other receivables	(205.8)	(3,259.3)	7.3
Contractholder and policyholder liabilities and dividends	3,513.3	2,071.0	1,798.1
Current and deferred income taxes (benefits)	(191.2)	893.6	125.1
Real estate acquired through operating activities	(130.8)	(164.4)	(73.7)
Real estate sold through operating activities	164.8	—	1.4
Funds withheld, net of reinsurance recoverable and deposit receivable	(338.3)	2,904.5	(130.4)
Other assets and liabilities	176.1	417.2	18.2
Other	255.9	548.4	428.2
Net adjustments	4,672.4	(1,208.7)	2,228.7
Net cash provided by operating activities	4,909.0	3,470.8	3,544.8
Investing activities
Fixed maturities available-for-sale and equity securities with intent to hold:
Purchases	(10,704.4)	(18,288.2)	(15,068.4)
Sales	4,871.3	12,685.1	1,701.7
Maturities	4,957.2	6,566.9	10,475.1
Mortgage loans acquired or originated	(1,998.7)	(3,633.2)	(5,016.8)
Mortgage loans sold or repaid	2,011.4	2,513.2	2,626.6
Real estate acquired	(187.5)	(245.2)	(281.4)
Real estate sold	130.8	373.9	133.7
Net purchases of property and equipment	(41.1)	(68.4)	(91.9)
Net change in other investments	(781.8)	(218.1)	(149.4)
Net cash used in investing activities	(1,742.8)	(314.0)	(5,670.8)
Financing activities
Payments for financing element derivatives	(42.1)	(50.6)	(39.9)
Purchase of subsidiary shares from noncontrolling interest	—	(6.7)	(16.6)
Dividends paid to parent	(1,200.0)	(1,425.0)	(1,250.0)
Distributions to parent	(39.0)	(30.3)	(16.3)
Issuance of long-term debt	—	15.4	—
Principal repayments of long-term debt	(64.0)	(2.1)	(1.8)
Investment contract deposits	8,152.2	6,881.3	8,868.3
Investment contract withdrawals	(9,326.3)	(7,524.6)	(8,760.5)
Net increase (decrease) in banking operation deposits	(338.6)	1,086.3	2,922.9
Other	0.3	0.2	—
Net cash provided by (used in) financing activities	(2,857.5)	(1,056.1)	1,706.1
Net increase (decrease) in cash and cash equivalents	308.7	2,100.7	(419.9)
Cash and cash equivalents at beginning of period	3,329.3	1,228.6	1,648.5
Cash and cash equivalents at end of period	$3,638.0	$3,329.3	$1,228.6
Supplemental information:
Cash paid for interest	$1.3	$2.6	$2.2
Cash paid for income taxes	63.4	43.5	46.3

PRINCIPAL LIFE INSURANCE COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS – continued

	For the year ended December 31,
	2023	2022	2021
		(As recast)	(As recast)
	(in millions)
Supplemental disclosure of non-cash activities:
Asset changes resulting from deconsolidation of residential whole loan securitizations:
Decrease in mortgage loans	$(389.7)	$(220.7)	$—
Increase in fixed maturities, available-for-sale	286.2	167.6	—
Increase in fixed maturities, trading	10.8	—	—
Assets transferred in kind for settlement to reinsurer	—	(428.5)	—
Changes from re-designation of other postretirement employee benefits ("OPEB") plan assets to cover non-retiree benefits:	—	—	—
Increases in equity securities re-designated from funded status of OPEB plan	—	—	548.1
Increases in other investments re-designated from funded status of OPEB plan	—	—	117.5
Decrease in tax receivable re-designated from funded status of OPEB plan	—	—	(9.1)
Decrease in accumulated other comprehensive income ("AOCI") due to reclassifying excess assets out of funded status of OPEB plan	—	—	9.1
Decrease in other assets due to reclassifying excess assets out of funded status of OPEB plan	—	—	(665.6)
Assets received in kind from pension risk transfer transactions	—	—	109.5

See accompanying notes.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023

1. Nature of Operations and Significant Accounting Policies

Description of Business

Principal Life Insurance Company (“PLIC”) along with its consolidated subsidiaries is a diversified financial services organization offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and insurance in the U.S. We are a direct wholly owned subsidiary of Principal Financial Services, Inc. (“PFS”), which in turn is a direct wholly owned subsidiary of Principal Financial Group, Inc. (“PFG”).

Basis of Presentation

The accompanying consolidated financial statements include the accounts of PLIC and all other entities in which we directly or indirectly have a controlling financial interest as well as those variable interest entities (“VIEs”) in which we are the primary beneficiary. The consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). All significant intercompany accounts and transactions have been eliminated.

Uncertainties may impact our business, results of operations, financial condition and liquidity. See “Use of Estimates in the Preparation of Financial Statements” for additional details. Our estimates and assumptions could change in the future. Our results of operations and financial condition may also be impacted by other uncertainties including evolving regulatory, legislative and standard-setter accounting interpretations and guidance.

On January 1, 2023, we adopted the guidance commonly referred to as long-duration targeted improvements (“LDTI”), which updates certain requirements in the accounting for long-duration insurance and annuity contracts. The guidance was applied as of the January 1, 2021, transition date. As such, results for 2022 and 2021 have been recast and are also presented under the new LDTI guidance.

Certain reclassifications have been made to prior periods relating to the presentation of our loss adjustment expense (“LAE”) liability and the change in that liability to conform to the current presentation. See Note 11, Future Policy Benefits and Claims. The LAE liability was previously reported in other liabilities in the consolidated statements of financial position and the change in the liability was previously reported in operating expenses in the consolidated statements of operations. The LAE liability is now reported in future policy benefits and claims in the consolidated statements of financial position and the change in the liability is now reported in benefits, claims and settlement expenses in the consolidated statements of operations.

During the fourth quarter of 2023, we closed a coinsurance with funds withheld reinsurance transaction with Principal Financial Services (Bermuda) Ltd. (“PFS Bermuda”), an affiliated Class C reinsurer that is a Bermuda exempted company limited by shares, pursuant to which we ceded certain of our term life and pension risk transfer (“PRT”) blocks of business (the “PFS Bermuda Reinsurance Transaction”). During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance transaction with Talcott Life &Annuity Re, Ltd. (“Talcott Life & Annuity Re”), a limited liability company organized under the laws of the Cayman Islands and an affiliate of Talcott Resolution Life, Inc., a subsidiary of Sixth Street, pursuant to which we ceded our in-force U.S. retail fixed annuity and universal life insurance with secondary guarantee (“ULSG”) blocks of business (the “Talcott Reinsurance Transaction”). The economics of the Talcott Reinsurance Transaction were effective as of January 1, 2022. See Note 13, Reinsurance, for further details. Collectively, these reinsurance transactions are referred to as the “Reinsurance Transactions.”

We evaluated subsequent events through March 28, 2024, which was the date our consolidated financial statements were issued.

Consolidation

We have relationships with various special purpose entities and other legal entities that must be evaluated to determine if the entities meet the criteria of a VIE or a voting interest entity (“VOE”). This assessment is performed by reviewing contractual, ownership and other rights, including involvement of related parties, and requires use of judgment. First, we determine if we hold a

11

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

variable interest in an entity by assessing if we have the right to receive expected losses and expected residual returns of the entity. If we hold a variable interest, then the entity is assessed to determine if it is a VIE. An entity is a VIE if the equity at risk is not sufficient to support its activities, if the equity holders lack a controlling financial interest or if the entity is structured with non-substantive voting rights. In addition to the previous criteria, if the entity is a limited partnership or similar entity, it is a VIE if the limited partners do not have the power to direct the entity’s most significant activities through substantive kick-out rights or participating rights. A VIE is evaluated to determine the primary beneficiary. The primary beneficiary of a VIE is the enterprise with (1) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (2) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. When we are the primary beneficiary, we are required to consolidate the entity in our financial statements. We reassess our involvement with VIEs on a quarterly basis. For further information about VIEs, refer to Note 4, Variable Interest Entities.

If an entity is not a VIE, it is considered a VOE. VOEs are generally consolidated if we own a greater than 50% voting interest. If we determine our involvement in an entity no longer meets the requirements for consolidation under either the VIE or VOE models, the entity is deconsolidated. Entities in which we have management influence over the operating and financing decisions but are not required to consolidate, other than investments accounted for at fair value under the fair value option, are reported using the equity method.

Recent Accounting Pronouncements

Description	Date of adoption	Effect on our consolidated financial statements or other significant matters
Standards not yet adopted:

Improvements to reportable segments disclosures

This authoritative guidance enhances the disclosures about a public entity’s reportable segments and addresses requests from investors for additional, more detailed information about a reportable segment’s expenses.

	January 1, 2025	We are currently evaluating the impact this guidance will have on our consolidated financial statements.
Improvements to income tax disclosures This authoritative guidance provides improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information.	January 1, 2025	We are currently evaluating the impact this guidance will have on our consolidated financial statements.
Standards adopted:

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Description	Date of adoption	Effect on our consolidated financial statements or other significant matters

Targeted improvements to the accounting for long-duration insurance contracts

This authoritative guidance updated certain requirements in the accounting for long-duration insurance and annuity contracts.

1.

The assumptions used to calculate the liability for future policy benefits on traditional and limited-payment contracts are reviewed and updated periodically. Cash flow assumptions are reviewed at least annually and updated when necessary with the impact recognized in net income. Discount rate assumptions are prescribed as the current upper-medium grade (low credit risk) fixed income instrument yield and are updated quarterly with the impact recognized in other comprehensive income (“OCI”).

2.

MRBs, which are contracts or contract features that provide protection to the policyholder from capital market risk and expose us to other-than-nominal capital market risk, are measured at fair value. The periodic change in fair value is recognized in net income with the exception of the periodic change in fair value related to our own nonperformance risk, which is recognized in OCI.

3.

Deferred acquisition costs (“DAC”) and other actuarial balances for all insurance and annuity contracts are amortized on a constant basis over the expected term of the related contracts.

4.

Additional disclosures are required, including disaggregated rollforwards of significant insurance liabilities and other account balances as well as disclosures about significant inputs, judgments, assumptions and methods used in measurement.

The guidance for the liability for future policy benefits for traditional and limited-payment contracts and DAC was applied on a modified retrospective basis; that is, to contracts in force as of the beginning of the earliest period presented (January 1, 2021, also referred to as the transition date) based on their existing carrying amounts. An entity could elect to apply

January 1, 2023

We created a governance framework and a plan to support implementation of the standard. Our implementation and evaluation process included, but was not limited to the following:

●      identifying and documenting contracts and contract features in scope of the guidance;

●      identifying the actuarial models, systems and processes to be updated;

●      evaluating and selecting our systems solutions for implementing the new guidance;

●      building models and evaluating preliminary output as models were developed;

●      evaluating and finalizing our key accounting policies;

●      assessing the impact to our chart of accounts;

●      developing format and content of new disclosures;

●      conducting financial dry runs using model output and updated chart of accounts;

●      evaluating transition requirements and impacts and

●      establishing and documenting appropriate internal controls.

This guidance changed how we account for many of our insurance and annuity products.

The guidance did not have a material impact on our consolidated statements of operations. Further details about transition impacts of the guidance are included under the caption “Adoption of Targeted Improvements to the Accounting for Long-Duration Insurance Contracts Guidance.”

The additional disclosure requirements can be found in the following notes:

●
Note 8, Deferred Acquisition Costs and Other Actuarial Balances
●
Note 9, Separate Account Balances
●
Note 10, Contractholder Funds
●
Note 11, Future Policy Benefits and Claims
◾
Note 12, Market Risk Benefits

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Description	Date of adoption	Effect on our consolidated financial statements or other significant matters the changes retrospectively. The guidance for market risk benefits was applied retrospectively.

Troubled debt restructurings and vintage disclosures

This authoritative guidance eliminated the accounting requirements for Troubled Debt Restructurings (“TDRs”) by creditors and enhanced the disclosure requirements for certain loan refinancing and restructuring by creditors when a borrower is experiencing financial difficulty. The update required entities to disclose current-period gross write-offs by year of origination for financing receivables and net investments in leases. The amendments in this update were applied prospectively, except for the transition method related to the recognition and measurement of troubled debt restructurings, for which an entity had the option to apply a modified retrospective transition method. Early adoption was permitted.

	January 1, 2023	This guidance did not have a material impact on our consolidated financial statements.

Targeted improvements to accounting for hedging activities – portfolio layer method

This authoritative guidance is intended to further align the economics of a company’s risk management activities in its financial statements with hedge accounting requirements. The guidance expanded the current single-layer method to allow multiple hedge layers of a single closed portfolio. Non-prepayable assets can also be included in the same portfolio. This guidance also clarified the current guidance on accounting for fair value basis adjustments applicable to both a single hedged layer and multiple hedged layers. Upon adoption, the application of these hedge strategies was applied prospectively. Early adoption was permitted.

	January 1, 2023	This guidance did not have a material impact on our consolidated financial statements.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Description	Date of adoption	Effect on our consolidated financial statements or other significant matters

Simplifying the accounting for income taxes

This authoritative guidance simplifies the accounting for income taxes by removing certain exceptions, including exceptions related to the incremental approach for intraperiod tax allocation, calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. Also, the guidance clarifies the accounting for franchise taxes, transactions that result in a step-up in the tax basis of goodwill and enacted changes in tax laws or rates. It specifies that an entity is not required to allocate the consolidated amount of current and deferred tax expense to a legal entity that is not subject to tax in its separate financial statements, although an entity may elect to do so. The guidance was applied based on varying transition methods defined by amendment. Early adoption was permitted.

	January 1, 2021	This guidance did not have a material impact on our consolidated financial statements.

Facilitation of the effects of reference rate reform on financial reporting

This authoritative guidance provided optional expedients and exceptions for contracts and hedging relationships affected by reference rate reform. An entity could elect not to apply certain modification accounting requirements to contracts affected by reference rate reform and instead account for the modified contract as a continuation of the existing contract. Also, an entity could apply optional expedients to continue hedge accounting for hedging relationships in which the critical terms changed due to reference rate reform. This guidance eased the financial reporting impacts of reference rate reform on contracts and hedging relationships and was effective until December 31, 2022. A subsequent amendment issued in December 2022 extended the relief date from December 31, 2022, to December 31, 2024, and was effective upon issuance.

March 12, 2020

We adopted the guidance upon issuance prospectively and elected the applicable optional expedients and exceptions for contracts and hedging relationships impacted by reference rate reform through December 31, 2024. The guidance did not have an impact on our consolidated financial statements upon adoption.

When we adopt new accounting standards, we have a process in place to perform a thorough review of the pronouncement, identify the financial statement and system impacts and create an implementation plan among our impacted business units to ensure we are compliant with the pronouncement on the date of adoption. This includes having effective processes and controls in place to support the reported amounts. Each of the standards listed above is in varying stages in our implementation process based on its issuance and adoption dates. We are on track to implement guidance by the respective effective dates.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Adoption of Targeted Improvements to the Accounting for Long-Duration Insurance Contracts Guidance

As mentioned above, we adopted LDTI on January 1, 2023.

For traditional and limited-payment long-duration contracts, we review and update, if necessary, assumptions used to measure cash flows for the liability for future policy benefits during the third quarter of each year, or more frequently if evidence suggests assumptions should be revised. The change in our liability estimate as a result of updating cash flow assumptions is recognized in net income. Actual cash flows are grouped into issue-year cohorts for the liability calculation and updated quarterly. Cohorts are used as the unit of account for liability measurement. Discount rate assumptions are prescribed as the current upper-medium grade (low-credit-risk) fixed-income instrument yield. The discount rate is updated quarterly at each reporting date with the impact recognized in OCI. The provision for risk of adverse deviation is eliminated, as is premium deficiency, or loss recognition, testing. We also removed unrealized gain (loss) adjustments, previously recorded in AOCI, attributable to the impact of unrealized gains and losses on premium deficiency testing.

Under LDTI, market risk benefits (“MRBs”), which are contracts or contract features that provide protection to the policyholder from capital market risk and expose us to other-than-nominal capital market risk, are measured at fair value. The periodic change in fair value is recognized in net income with the exception of the periodic change in fair value related to our own nonperformance risk, which is recognized in OCI. Certain contract features previously accounted for as an embedded derivative or as an additional liability for annuitization benefits or death or other insurance benefits are recorded as MRBs under LDTI.

LDTI simplified the amortization of DAC and other actuarial balances such as the unearned revenue liability and sales inducement asset for long-duration contracts. These balances were previously amortized in proportion to premiums, estimated gross profits, estimated gross margins or estimated gross revenues; however, these balances are now amortized on a constant level basis over the expected life of the related contracts. Impairment testing is no longer applicable for DAC. We also removed unrealized gain (loss) adjustments, previously recorded in AOCI, as the LDTI amortization is not impacted by investment gains and losses.

LDTI also requires disaggregated rollforwards for the liability for future policy benefits, additional liability for certain benefit features, MRBs, DAC and other actuarial balances required to be amortized on a basis consistent with DAC. Although the accounting for the additional liability for certain benefit features, separate account liabilities and contractholder funds does not change under LDTI, the guidance requires disaggregated rollforwards for those balances. Further, for certain actuarial balances, disclosures are required for the significant inputs, judgments, assumptions and methods used in measurement, including changes in those inputs, judgments and assumptions, and the effect of those changes on measurement.

The LDTI guidance is not prescriptive as to the appropriate level of aggregation for disclosures; however, amounts from different reportable segments cannot be aggregated. Factors to consider in determining the level of aggregation for disclosures include the type of coverage, geography and market or type of customer. We have identified the following levels of aggregation for LDTI disclosures. The disclosures do not include levels of aggregation for insignificant balances.

●	Retirement and Income Solutions:
●	Workplace savings and retirement solutions – Group annuity contracts offered to the plan sponsors of defined contribution plans or defined benefit plans
●	Individual variable annuities – Variable deferred annuities and registered index-linked annuities (“RILAs”) offered to individuals for both qualified and nonqualified retirement savings
●	Pension risk transfer – Single premium group annuities offered to pension plan sponsors and other institutions
●	Individual fixed deferred annuities – An exited business that offered single premium deferred annuity contracts and flexible premium deferred annuities (“FPDAs”) to individuals for both qualified and nonqualified retirement savings

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

●	Individual fixed income annuities – An exited business that offered single premium immediate annuities (“SPIAs”) and deferred income annuities (“DIAs”) to individuals for both qualified and nonqualified retirement savings; also includes supplementary contracts generated by annuitizations from other individual product lines
●	Investment only – Primarily guaranteed investment contracts (“GICs”) and funding agreements offered to retirement plan sponsors and other institutions
●	Benefits and Protection – Specialty Benefits:
●	Individual disability – Disability insurance providing protection to individuals and/or business owners
●	Benefits and Protection – Life Insurance:
●	Universal life – Universal life, variable universal life and indexed universal life insurance products offered to individuals and/or business owners, which will be collectively referred to hereafter as “universal life” contracts; includes our exited ULSG business
●	Term life – Term life insurance products offered to individuals and/or business owners
●	Participating life – Participating life insurance contracts offered to individuals, some of which are part of a closed block of business and are only in the scope of LDTI disclosures for DAC
●	Corporate:
●	Long-term care insurance – A closed block of long-term care insurance that is fully reinsured, which was offered on both a group and individual basis.

For the separate account liability disclosures, our Retirement and Income Solutions segment will use a Group retirement contracts level of aggregation. This consists primarily of separate account liabilities for the workplace savings and retirement solutions business as well as amounts for the investment only and pension risk transfer businesses.

Impact of Adoption

We adopted the guidance for the liability for future policy benefits for traditional and limited-payment contracts and DAC and other actuarial balances on a modified retrospective basis; that is, to contracts in force as of the beginning of the earliest period presented based on their existing carrying amounts. We adopted the guidance for MRBs and cost of reinsurance retrospectively. Results for reporting periods beginning January 1, 2021, within our consolidated financial statements are presented under the new guidance.

A cumulative effect adjustment of $120.9 million was recorded as a decrease to retained earnings and a cumulative effect

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

adjustment of $4,052.1 million was recorded as a decrease to AOCI as of January 1, 2021, as shown below.

				Accumulated other
	Retained earnings			comprehensive income
	Pre-Tax	Tax	After-Tax	Pre-Tax	Tax	After-Tax

	(in millions)
DAC and other actuarial balances:
Adjustment for reversal of unrealized loss from AOCI (1) (2)	$—	$—	$—	$421.5	$(88.5)	$333.0
Cost of reinsurance asset (liability):
Cumulative effect of amortization basis change	(9.0)	1.9	(7.1)	—	—	—
Adjustment of unrealized loss in AOCI	—	—	—	16.1	(3.4)	12.7
Reinsurance recoverable:
Adjustment for reversal of unrealized gain from AOCI (2)	—	—	—	(45.5)	9.5	(36.0)
Adjustment under the modified retrospective approach (3)	31.4	(6.6)	24.8	—	—	—
Effect of remeasurement of the recoverable at the current discount rate	—	—	—	201.8	(42.4)	159.4
Liability for future policy benefits:
Adjustment for reversal of unrealized loss from AOCI (2)	—	—	—	1,330.7	(279.3)	1,051.4
Adjustment under the modified retrospective approach (3)	(39.5)	8.2	(31.3)	—	—	—
Effect of remeasurement of the liability at the current discount rate	—	—	—	(6,947.1)	1,458.9	(5,488.2)
Market risk benefits:
Cumulative effect of changes in the nonperformance risk between the original contract issue date and the transition date	—	—	—	(4.8)	1.0	(3.8)
Adjustments to the host contract for differences between previous carrying amount and measurement of the MRB	20.9	(4.4)	16.5	—	—	—
Retained earnings adjustment for the valuation of contracts as MRBs (exclusive of nonperformance risk changes)	(258.8)	54.4	(204.4)	—	—	—
Reclassification of nonperformance risk changes between retained earnings and AOCI (4)	102.0	(21.4)	80.6	(102.0)	21.4	(80.6)
Total impact on opening balance as of January 1, 2021	$(153.0)	$32.1	$(120.9)	$(5,129.3)	$1,077.2	$(4,052.1)
(1)

Includes the impact for DAC, sales inducement asset and the unearned revenue liability. We have not included the disaggregated rollforwards for the sales inducement asset within the footnote disclosures due to immateriality.

(2)	Prior period unrealized gain (loss) adjustments in AOCI were reversed as an adjustment to the opening balance of AOCI upon the adoption of LDTI.
(3)

The impact of loss cohorts, those with net premiums in excess of gross premiums, and cohorts with negative reserves, was reflected as an adjustment to the opening balance of retained earnings upon adoption of LDTI.

(4)

The cumulative effect of changes in the nonperformance risk between the original contract issue date and the transition date for contract features previously accounted for as an embedded derivative was recorded as a reclassification from retained earnings to AOCI.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The table below reflects the increase (decrease) to the impacted line items in the consolidated statements of financial position related to the cumulative effect adjustment as of January 1, 2021.

Increase (decrease)
(in millions)
Assets
Reinsurance recoverable and deposit receivable	$187.7
Premiums due and other receivables (1)	(24.4)
Deferred acquisition costs	450.9
Market risk benefit asset (2)	18.9
Other assets (3)	19.3
Total assets	$652.4

Liabilities
Contractholder funds (4)	$(344.5)
Future policy benefits and claims (5)	5,620.3
Market risk benefit liability (2)	610.2
Other policyholder funds (6)	48.8
Deferred income taxes	(1,109.4)
Total liabilities	4,825.4
Stockholder's equity
Retained earnings	(120.9)
Accumulated other comprehensive income	(4,052.1)
Total stockholder's equity	(4,173.0)
Total liabilities and stockholder's equity	$652.4
(1)	Includes the impact on the cost of reinsurance asset.
(2)

This is a new line item on the consolidated statements of financial position as a result of implementing LDTI. These contract features were previously recorded as embedded derivatives within contractholder funds or additional liabilities for certain benefit features within future policy benefits and claims on the consolidated statements of financial position.

(3)	Reflects the impact on the sales inducement asset.
(4)	Reflects the impact of contract features previously recorded as embedded derivatives that are recorded as MRBs under LDTI.
(5)

Includes the impact on the liability for future policy benefits and cost of reinsurance liability. Also includes the impact on contract features classified as additional liabilities for certain benefit features that are recorded as MRBs under LDTI.

(6)	Reflects the impact on the unearned revenue liability.

The disaggregated rollforwards below reconcile the ending asset or liability balances as of December 31, 2020, to the opening balance as of January 1, 2021, which is the earliest period presented within the consolidated financial statements, for those balances impacted by LDTI with associated disaggregated disclosure requirements. The level of aggregation presented within the rollforwards is consistent with the disaggregated rollforwards required by the guidance. The balances as of December 31, 2020, shown in the rollforwards below, do not equal amounts reported on the consolidated statements of financial position as they do not include balances for short-duration contracts, insignificant balances not included in our levels of aggregation for disclosures and other amounts not within the scope of the disaggregated rollforwards.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Deferred Acquisition Costs

		Adjustment
		for reversal of
	Balance as of	unrealized loss	Balance as of
	December 31, 2020	from AOCI (1)	January 1, 2021 (2)

	(in millions)
Retirement and Income Solutions:
Workplace savings and retirement solutions	$424.6	$52.6	$477.2
Individual variable annuities	281.7	0.2	281.9
Pension risk transfer (3)	—	—	—
Individual fixed deferred annuities	11.5	181.2	192.7
Investment only	12.6	—	12.6
Total Retirement and Income Solutions	730.4	234.0	964.4
Benefits and Protection:
Specialty Benefits:
Individual disability	529.8	—	529.8
Life Insurance:
Universal life	1,443.0	165.3	1,608.3
Term life	607.9	—	607.9
Participating life	60.3	51.6	111.9
Total Benefits and Protection	2,641.0	216.9	2,857.9
Total	$3,371.4	$450.9	$3,822.3
(1)	Prior period adjustments in AOCI were reversed as an adjustment to the opening balance of AOCI upon the adoption of LDTI.
(2)	Does not include DAC for short-duration contracts. Refer to Note 8, Deferred Acquisition Costs and Other Actuarial Balances, for further information on DAC.
(3)	This product began recording DAC upon implementing LDTI.

The balances and changes in DAC for 2021 for each level of aggregation were as follows:

Retirement and Income Solutions

	For the year ended December 31, 2021
	Workplace
	savings and	Individual	Pension	Individual
	retirement	variable	risk	fixed deferred	Investment
	solutions	annuities	transfer (1)	annuities	only

	(in millions)
Balance at beginning of period	$477.2	$281.9	$—	$192.7	$12.6
Costs deferred	50.1	26.4	2.7	7.6	9.1
Amortized to expense	(38.3)	(27.1)	—	(38.1)	(3.6)
Balance at end of period	$489.0	$281.2	$2.7	$162.2	$18.1
(1)	Amortization during 2021 was nominal.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Benefits and Protection

	For the year ended December 31, 2021
	Specialty
	Benefits		Life Insurance
	Individual
	disability	Universal life	Term life	Participating life

	(in millions)
Balance at beginning of period	$529.8	$1,608.3	$607.9	$111.9
Costs deferred	89.8	84.3	126.5	1.9
Amortized to expense	(38.9)	(96.4)	(55.5)	(11.5)
Balance at end of period	$580.7	$1,596.2	$678.9	$102.3

Unearned Revenue Liability

		Adjustment
		for reversal of
	Balance as of	unrealized gain	Balance as of
	December 31, 2020	from AOCI (1)	January 1, 2021 (2)

	(in millions)
Benefits and Protection - Life Insurance:
Universal life	$335.6	$48.8	$384.4
Total	$335.6	$48.8	$384.4
(1)	Prior period adjustments in AOCI were reversed as an adjustment to the opening balance of AOCI upon the adoption of LDTI.
(2)

Reported within other policyholder funds in the consolidated statements of financial position. Refer to Note 8, Deferred Acquisition Costs and Other Actuarial Balances, for further information on the unearned revenue liability.

Benefits and Protection

The balances and changes in the unearned revenue liability for 2021 for Life Insurance – Universal life were as follows:

For the year ended
December 31, 2021
(in millions)
Balance at beginning of period	$384.4
Deferrals	66.1
Revenue recognized	(25.2)
Balance at end of period	$425.3

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Liability for Future Policy Benefits

				Effect of
			Adjustment	remeasurement
		Adjustment	under the	of the liability
	Balance as of	for reversal of	modified	at the current	Balance as of
	December 31,	unrealized loss	retrospective	discount	January 1,
	2020	from AOCI (1)	approach (2)	rate (3)	2021 (4)

	(in millions)
Retirement and Income Solutions:
Pension risk transfer	$21,982.8	$(947.0)	$—	$4,827.9	$25,863.7
Individual fixed income annuities	6,147.2	(215.0)	0.1	1,213.5	7,145.8
Total Retirement and Income Solutions	28,130.0	(1,162.0)	0.1	6,041.4	33,009.5
Benefits and Protection:
Specialty Benefits:
Individual disability	2,173.8	(168.7)	2.4	493.4	2,500.9
Life Insurance:
Term life	834.5	—	7.0	318.8	1,160.3
Total Benefits and Protection	3,008.3	(168.7)	9.4	812.2	3,661.2
Corporate:
Long-term care insurance	134.1	—	30.0	93.5	257.6
Total	$31,272.4	$(1,330.7)	$39.5	$6,947.1	$36,928.3
(1)	Prior period adjustments in AOCI related to premium deficiency testing were reversed as an adjustment to the opening balance of AOCI upon the adoption of LDTI.
(2)

As a result of updating cash flow assumptions and measuring the liability for future policy benefits at the issue-year cohort level, the impact of loss cohorts, those with net premiums in excess of gross premiums, and cohorts with negative reserves, was reflected as an adjustment to the opening balance of retained earnings upon adoption of LDTI.

(3)

The remeasurement of the liability at the current upper-medium grade fixed-income instrument yield, which was generally lower than the locked-in interest accretion rate, was reflected as an adjustment to the opening balance of AOCI upon the adoption of LDTI.

(4)

Reported within future policy benefits and claims in the consolidated statements of financial position. Refer to Note 11, Future Policy Benefits and Claims, for further information on the liability for future policy benefits.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The balances and changes in the liability for future policy benefits for 2021 for each level of aggregation were as follows:

Retirement and Income Solutions

	For the year ended December 31, 2021
	Pension	Individual
	risk	fixed income
	transfer	annuities

	(in millions)
Present value of expected future policy benefit payments
Balance at beginning of period	$25,863.7	$7,145.8
Effect of changes in discount rate assumptions at beginning of period	(4,827.9)	(1,213.5)
Balance at beginning of period at original discount rate	21,035.8	5,932.3
Effect of actual variances from expected experience	(2.4)	(1.3)
Adjusted beginning of period balance at original discount rate	21,033.4	5,931.0
Interest accrual	916.7	240.5
Benefit payments	(1,772.5)	(532.0)
Issuances	1,801.7	82.9
Balance at end of period at original discount rate	21,979.3	5,722.4
Effect of changes in discount rate assumptions at end of period	3,386.5	812.6
Future policy benefits	$25,365.8	$6,535.0

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Benefits and Protection and Corporate

	For the year ended December 31, 2021
	Benefits and Protection		Corporate
	Specialty	Life
	Benefits	Insurance
	Individual		Long-term
	disability	Term life	care insurance

	(in millions)
Present value of expected net premiums
Balance at beginning of period	$3,148.3	$3,799.0	$66.7
Effect of changes in discount rate assumptions at beginning of period	(340.7)	(861.1)	(17.6)
Balance at beginning of period at original discount rate	2,807.6	2,937.9	49.1
Effect of changes in cash flow assumptions	—	—	2.8
Effect of actual variances from expected experience	122.0	211.4	(0.8)
Adjusted beginning of period balance at original discount rate	2,929.6	3,149.3	51.1
Interest accrual	95.4	151.1	2.9
Net premiums collected	(280.4)	(315.0)	(5.2)
Issuances	206.4	518.2	—
Balance at end of period at original discount rate	2,951.0	3,503.6	48.8
Effect of changes in discount rate assumptions at end of period	198.9	690.1	14.0
Balance at end of period	$3,149.9	$4,193.7	$62.8

Present value of expected future policy benefit payments
Balance at beginning of period	$5,649.2	$4,959.3	$324.3
Effect of changes in discount rate assumptions at beginning of period	(834.1)	(1,179.9)	(111.1)
Balance at beginning of period at original discount rate	4,815.1	3,779.4	213.2
Effect of changes in cash flow assumptions	—	—	0.5
Effect of actual variances from expected experience	118.8	216.0	(4.6)
Adjusted beginning of period balance at original discount rate	4,933.9	3,995.4	209.1
Interest accrual	181.0	194.3	12.4
Benefit payments	(179.7)	(335.7)	(13.5)
Issuances	212.1	543.4	—
Balance at end of period at original discount rate	5,147.3	4,397.4	208.0
Effect of changes in discount rate assumptions at end of period	501.0	913.9	89.5
Balance at end of period	$5,648.3	$5,311.3	$297.5

Future policy benefits (1)	$2,498.4	$1,117.6	$234.7
Reinsurance impact	(549.9)	(0.1)	(234.7)
Future policy benefits after reinsurance	$1,948.5	$1,117.5	$—
(1)	Represents the present value of expected future policy benefit payments less the present value of expected net premiums.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Additional Liability for Certain Benefit Features

Benefits and Protection

The balances and changes in the additional liability for certain benefits features for 2021 for Life Insurance – Universal life were as follows:

For the year ended,
December 31, 2021
(in millions)
Balance at beginning of period	$3,463.9
Effect of changes in cash flow assumptions	(11.1)
Effect of actual variances from expected experience	18.1
Interest accrual	158.3
Net assessments collected	324.7
Benefit payments	(83.1)
Other (1)	(56.6)
Balance at end of period	$3,814.2
(1)	Reflects model refinements accounted for as a change in accounting estimate.

Market Risk Benefits

Cumulative
effect of
		changes in the	Retained earnings
		nonperformance	adjustment
		risk between the	for the valuation of
		original contract	contracts as MRBs
	Asset (liability)	issue date and	(exclusive of	Asset (liability)
	balance as of	the transition	nonperformance	balance as of
	December 31, 2020 (1)	date (2)	risk changes) (3)	January 1, 2021 (4)

(in millions)
Retirement and Income Solutions:
Individual variable annuities	$(348.6)	$(4.8)	$(237.9)	$(591.3)
Total	$(348.6)	$(4.8)	$(237.9)	$(591.3)
(1)

The balance as of December 31, 2020, for MRBs represents the contract features that meet the definition of an MRB under LDTI and the related carrying amount of those features prior to adoption. These contract features were previously accounted for as an embedded derivative or as an additional liability for annuitization benefits or death or other insurance benefits.

(2)

The cumulative effect of the change in our own nonperformance risk between the original contract issuance date and the transition date of LDTI for contract features previously accounted for as an additional liability for certain benefit features was recorded as an adjustment to the opening balance of AOCI.

(3)

The cumulative difference, exclusive of the nonperformance risk change, between the pre-adoption carrying amount and the fair value measurement for MRBs was recorded as an adjustment to the opening balance of retained earnings.

(4)

Refer to Note 12, Market Risk Benefits, for further information on MRBs. The cumulative effect of changes in the nonperformance risk between the original contract issue date and the transition date for contract features previously accounted for as an embedded derivative was recorded as a reclassification from retained earnings to AOCI.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The balances and changes in MRBs for Individual variable annuities for 2021 were as follows:

For the year ended
December 31,2021
(in millions)
Balance at beginning of period	$(591.3)
Effect of changes in nonperformance risk at beginning of period	106.7
Adjusted balance at beginning of period	(484.6)
Effect of:
Interest accrual and expected policyholder behavior	(120.7)
Benefit payments	0.4
Changes in interest rates	154.3
Changes in equity markets	106.4
Changes in equity index volatility	15.1
Actual policyholder behavior different from expected behavior	2.3
Changes in future expected policyholder behavior	(96.6)
Changes in other future expected assumptions	38.2
Adjusted balance at end of period	(385.2)
Effect of changes in nonperformance risk at end of period	(109.5)
Balance at end of period	$(494.7)

Use of Estimates in the Preparation of Financial Statements

The preparation of our consolidated financial statements and accompanying notes requires management to make estimates and assumptions that affect the amounts reported and disclosed. These estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed in the consolidated financial statements and accompanying notes. The most critical estimates include those used in determining:

●	the fair value of investments in the absence of quoted market values;
●	investment impairments and valuation allowances;
●	the fair value of derivatives;
●	the fair value of MRBs;
●	the liability for future policy benefits and claims, including the deferred profit liability;
●	the value of our other postretirement benefit obligation and
●	accounting for income taxes and the valuation of deferred tax assets.

A description of such critical estimates is incorporated within the discussion of the related accounting policies that follow. In applying these policies, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Actual results could differ from these estimates.

Closed Block

We operate a closed block (“Closed Block”) for the benefit of individual participating dividend-paying policies in force at the time of the 1998 mutual insurance holding company (“MIHC”) formation. See Note 7, Closed Block, for further details.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, money market instruments and other debt issues with a maturity date of three months or less when purchased.

Investments

Fixed maturities include bonds, asset-backed securities (“ABS”), redeemable preferred stock and certain non-redeemable preferred securities. Equity securities include mutual funds, common stock and non-redeemable preferred stock. We classify fixed maturities as either available-for-sale or trading at the time of the purchase and, accordingly, carry them at fair value. Equity securities are also carried at fair value. See Note 19, Fair Value Measurements, for methodologies related to the determination of fair value. Unrealized gains and losses related to fixed maturities, available-for-sale, excluding those in fair value hedging relationships, are reflected in stockholder’s equity, net of adjustments associated with related actuarial balances, derivatives in cash flow hedge relationships and applicable income taxes. Mark-to-market adjustments on fixed maturities, trading are reflected in net realized capital gains (losses). Mark-to-market adjustments on certain fixed maturities, trading are reflected in market risk benefit remeasurement (gain) loss. Unrealized gains and losses related to hedged portions of fixed maturities, available-for-sale in fair value hedging relationships are reflected in net investment income. Mark-to-market adjustments related to certain securities carried at fair value with an investment objective to realize economic value through mark-to-market changes are reflected in net investment income.

The amortized cost of fixed maturities includes cost adjusted for amortization of premiums and discounts, computed using the interest method. The amortized cost of fixed maturities, available-for-sale is adjusted for changes in fair value of the hedged portions of securities in fair value hedging relationships and excludes accrued interest receivable. Accrued interest receivable is reported in accrued investment income on the consolidated statements of financial position. Fixed maturities, available-for-sale are subject to an allowance for credit loss and changes in the allowance are reported in net income as a component of net realized capital gains (losses). Interest income, as well as prepayment fees and the amortization of the related premium or discount, is reported in net investment income. For loan-backed and structured securities, we recognize income using a constant effective yield based on currently anticipated cash flows.

Commercial and residential mortgage loans are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method and net of valuation allowances. Amortized cost excludes accrued interest receivable. Interest income is accrued on the principal amount of the loan based on the loan’s contractual interest rate. Interest income, as well as prepayment of fees and the amortization of the related premium or discount, is reported in net investment income on the consolidated statements of operations. Accrued interest receivable is reported in accrued investment income on the consolidated statements of financial position. Any changes in the loan valuation allowances are reported in net realized capital gains (losses) on the consolidated statements of operations. See Note 5, Investments, for further details of our valuation allowance.

Our commercial and residential mortgage loan portfolios can include loans that have been modified. We assess loan modifications on a case-by-case basis to evaluate whether a TDR has occurred. In response to the novel coronavirus (“COVID-19”), the Coronavirus Aid, Relief and Economic Security Act, which was subsequently amended by the Consolidated Appropriations Act, 2021, (collectively the “CARES Act”) provides a temporary suspension of TDR accounting for certain COVID-19 related loan modifications where the loan was not more than 30 days past due as of December 31, 2019. We elected the TDR relief in the CARES Act beginning in the second quarter of 2020. The CARES Act TDR relief does not apply to modifications completed subsequent to the earlier of 60 days after the national emergency related to COVID-19 ends, or January 1, 2022. In addition, the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus (As Revised on April 7, 2020) (“Interagency Statement”) provides additional guidance to determine if a short-term COVID-19 related loan modification is a TDR. We consider the CARES Act and the Interagency Statement when assessing loan modifications to determine whether a TDR has occurred. As of January 1, 2022, the TDR relief ended. See Note 5, Investments, under the caption “Mortgage Loan Modifications” for further details.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Real estate investments are reported at cost less accumulated depreciation. The initial cost bases of properties acquired through loan foreclosures are the lower of the fair market values of the properties at the time of foreclosure or the outstanding loan balance. Buildings and land improvements are generally depreciated on the straight-line method over the estimated useful life of improvements and tenant improvement costs are depreciated on the straight-line method over the term of the related lease. We recognize impairment losses for properties when indicators of impairment are present and a property’s expected undiscounted cash flows are not sufficient to recover the property’s carrying value. In such cases, the cost basis of the property is reduced to fair value. Real estate expected to be disposed is carried at the lower of cost or fair value, less cost to sell, with valuation allowances established accordingly and depreciation no longer recognized. The carrying amount of real estate held for sale was $228.8 million and $238.6 million as of December 31, 2023 and 2022, respectively. Any impairment losses and any changes in valuation allowances are reported in net income.

Net realized capital gains and losses on sales of investments are determined on the basis of specific identification. In general, in addition to realized capital gains and losses on investment sales and periodic settlements on derivatives not designated as hedges, we report gains and losses related to the following in net realized capital gains (losses) on the consolidated statements of operations: mark-to-market adjustments on equity securities, mark-to-market adjustments on fixed maturities, trading, mark-to-market adjustments on certain investment funds, mark-to-market adjustments on derivatives not designated as hedges, cash flow hedge gains (losses) when the hedged item impacts realized capital gains (losses), changes in the valuation allowance for fixed maturities, available-for-sale and certain financing receivables, impairments of real estate held for investment, impairments of equity method investments. Investment gains and losses on sales of certain real estate held for sale due to investment strategy and mark-to-market adjustments on certain securities carried at fair value with an investment objective to realize economic value through mark-to-market changes are reported as net investment income and are excluded from net realized capital gains (losses).

Policy loans and certain other investments are reported at cost. Interests in unconsolidated entities, joint ventures and partnerships are generally accounted for using the equity method. We had certain real estate ventures for which the fair value option had been elected in prior periods. See Note 19, Fair Value Measurements, for detail on these investments.

Derivatives

Overview

Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices or the values of securities. Derivatives generally used by us include swaps, options, futures and forwards. Derivative positions are either assets or liabilities in the consolidated statements of financial position and are measured at fair value, generally by obtaining quoted market prices or through the use of pricing models. See Note 19, Fair Value Measurements, for policies related to the determination of fair value. Fair values can be affected by changes in interest rates, foreign exchange rates, financial indices, values of securities, credit spreads, and market volatility and liquidity.

Accounting and Financial Statement Presentation

We designate derivatives as either:

(a)	a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, including those denominated in a foreign currency (“fair value hedge”);
(b)	a hedge of a forecasted transaction or the exposure to variability of cash flows to be received or paid related to a recognized asset or liability, including those denominated in a foreign currency (“cash flow hedge”) or
(c)	a derivative not designated as a hedging instrument.

Our accounting for the ongoing changes in fair value of a derivative depends on the intended use of the derivative and the designation, as described above, and is determined when the derivative contract is entered into or at the time of redesignation. Hedge

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

accounting is used for derivatives that are specifically designated in advance as hedges and that reduce our exposure to an indicated risk by having a high correlation between changes in the value of the derivatives and the items being hedged at both the inception of the hedge and throughout the hedge period. Cash flows associated with derivatives are included within operating activities in the consolidated statements of cash flows, with the exception of cash paid for certain options with deferred premiums. Those are included in payments for financing element derivatives within financing activities in the consolidated statements of cash flows.

Fair Value Hedges. When a derivative is designated as a fair value hedge and is determined to be highly effective, changes in its fair value, along with changes in the fair value of the hedged asset, liability or firm commitment attributable to the hedged risk, are reported in the same consolidated statements of operations line item that is used to report the earnings effect of the hedged item. For fair value hedges of fixed maturities, available-for-sale, these changes in fair value are reported in net investment income or net realized capital gains (losses). For fair value hedges of liabilities, changes in fair value are reported in cost of interest credited. The change in the fair value of excluded components is recorded in OCI and is recognized in net income through periodic settlements. A fair value hedge determined to be highly effective may still result in a mismatch between the change in the fair value of the hedging instrument and the change in the fair value of the hedged item attributable to the hedged risk. Certain fair value hedges use the portfolio layer method to hedge a designated layer amount within a closed portfolio of prepayable assets that is expected to remain outstanding for the length of the hedging relationship and is not expected to be impacted by prepayments, defaults or other factors that affect the timing and amount of cash flows. Prepayment risk is excluded when measuring the change in fair value attributable to the hedged risk under the portfolio layer method.

Cash Flow Hedges. When a derivative is designated as a cash flow hedge and is determined to be highly effective, changes in its fair value are recorded as a component of OCI. At the time the variability of cash flows being hedged impacts net income, the related portion of deferred gains or losses on the derivative instrument is reclassified and reported in net income.

Non-Hedge Derivatives. If a derivative does not qualify or is not designated for hedge accounting, all changes in fair value are reported in net income without considering the changes in the fair value of the economically associated assets or liabilities.

Hedge Documentation and Effectiveness Testing. At inception, we formally document all relationships between hedging instruments and hedged items, as well as our risk management objective and strategy for undertaking various hedge transactions. This process includes associating all derivatives designated as fair value or cash flow hedges with specific assets or liabilities on the consolidated statements of financial position or with specific firm commitments or forecasted transactions. Documentation of fair value hedges that use the portfolio layer method supports the expectation that the hedged layer amount is anticipated to be outstanding at the end of the hedging relationship and includes expectations of prepayments, defaults or other factors that affect the timing and amount of cash flows. Effectiveness of the hedge is formally assessed at inception and throughout the life of the hedging relationship. Even if a hedge is determined to be highly effective, the hedge may still result in a mismatch between the change in the fair value of the hedging instrument and the change in the fair value of the hedged item attributable to the hedged risk.

We use qualitative and quantitative methods to assess hedge effectiveness. Qualitative methods may include monitoring changes to terms and conditions and counterparty credit ratings. Quantitative methods may include statistical tests including regression analysis and minimum variance and dollar offset techniques. For portfolio layer method hedges, the assessment of hedge effectiveness includes confirming we expect the hedged layer amount to be outstanding at the end of the hedging relationship.

Termination of Hedge Accounting. We prospectively discontinue hedge accounting when (1) the criteria to qualify for hedge accounting is no longer met, e.g., a derivative is determined to no longer be highly effective in offsetting the change in fair value or cash flows of a hedged item; (2) the derivative expires, is sold, terminated or exercised or (3) we remove the designation of the derivative being the hedging instrument for a fair value or cash flow hedge.

If it is determined that a derivative no longer qualifies as an effective hedge, the derivative will continue to be carried on the consolidated statements of financial position at its fair value, with changes in fair value recognized prospectively in net realized capital gains (losses). The asset or liability under a fair value hedge will no longer be adjusted for changes in fair value pursuant to hedging rules and the existing basis adjustment is amortized to the consolidated statements of operations line associated with the asset or liability. If a portfolio layer method hedging relationship is discontinued, the outstanding basis adjustment is allocated to the

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

individual assets in the closed portfolio and those amounts are amortized consistent with the amortization of other discounts or premiums associated with those assets.

The component of AOCI related to discontinued cash flow hedges that are no longer highly effective is amortized to the consolidated statements of operations consistent with the net income impacts of the original hedged cash flows. If a cash flow hedge is discontinued because it is probable the hedged forecasted transaction will not occur, the deferred gain or loss is immediately reclassified from AOCI into net income.

Embedded Derivatives. We purchase and issue certain financial instruments and products that contain a derivative that is embedded in the financial instrument or product. We assess whether this embedded derivative is clearly and closely related to the asset or liability that serves as its host contract. If we deem that the embedded derivative’s terms are not clearly and closely related to the host contract, and a separate instrument with the same terms would qualify as a derivative instrument, the derivative is bifurcated from that contract and held at fair value on the consolidated statements of financial position, with changes in fair value reported in net income.

Contractholder and Policyholder Liabilities

Contractholder and policyholder liabilities (contractholder funds, future policy benefits and claims, MRBs and other policyholder funds) include reserves for investment contracts, individual and group annuities that provide periodic income payments, universal life insurance, variable universal life insurance, indexed universal life insurance, term life insurance, participating traditional individual life insurance, group dental and vision insurance, group critical illness, group accident, group hospital indemnity, paid family and medical leave (“PFML”), group short-term and long-term disability insurance, group life insurance, individual disability insurance and long-term care insurance. It also includes a provision for dividends on participating policies.

Investment contracts are contractholders’ funds on deposit with us and generally include reserves for pension and annuity contracts. Reserves on investment contracts are equal to the cumulative deposits less any applicable charges and withdrawals plus credited interest. Reserves for universal life, variable universal life and indexed universal life insurance contracts are equal to cumulative deposits less charges plus credited interest, which represents the account balances that accrue to the benefit of the policyholders. See Note 10, Contractholder Funds, for additional details.

We hold additional reserves on certain long-duration contracts where benefit features result in gains in early years followed by losses in later years and universal life, variable universal life and indexed universal life insurance contracts that contain no lapse guarantee features.

Refer to Note 11, Future Policy Benefits and Claims, under the caption “Long-Duration Contracts” for information about the calculation of reserves for long-duration insurance and annuity contracts.

Contracts or contract features that provide protection to the policyholder from capital market risk and expose us to other than nominal capital market risk are classified as MRBs and reported at fair value. See Note 12, Market Risk Benefits, for additional details.

Reserves for participating life insurance contracts are based on the net level premium reserve for death and endowment policy benefits. This net level premium reserve is calculated based on dividend fund interest rates and mortality rates guaranteed in calculating the cash surrender values described in the contract.

Participating business represented approximately 2%, 3% and 4% of our life insurance in force and 16%, 17% and 18% of the number of life insurance policies in force as of December 31, 2023, 2022 and 2021, respectively. Participating business represented approximately 16%, 18% and 26% of life insurance premiums for the years ended December 31, 2023, 2022 and 2021, respectively. The amount of dividends to policyholders is declared annually by our Board of Directors. The amount of dividends to be paid to policyholders is determined after consideration of several factors including interest, mortality, morbidity and other expense experience

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

for the year and judgment as to the appropriate level of statutory surplus to be retained by us. At the end of the reporting period, we establish a dividend liability for the pro rata portion of the dividends expected to be paid on or before the next policy anniversary date.

Some of our policies and contracts require payment of fees or other policyholder assessments in advance for services that will be rendered over the estimated lives of the policies and contracts. See Note 8, Deferred Acquisition Costs and Other Actuarial Balances, under the caption “Unearned Revenue Liability” for additional details.

Short-Duration Contracts

We include the following group products in our short-duration insurance contracts disclosures: long-term disability (“LTD”), group life waiver, dental, vision, short-term disability (“STD”), critical illness, accident, PFML, hospital indemnity and group life. Refer to Note 11, Future Policy Benefits and Claims, under the caption “Short-Duration Contracts” for additional details.

Liability for Unpaid Claims

The liability for unpaid claims for both long-duration and short-duration contracts is an estimate of the ultimate net cost of reported and unreported losses not yet settled. This liability is estimated using actuarial analyses and case basis evaluations. Although considerable variability is inherent in such estimates, we believe the liability for unpaid claims is adequate. These estimates are continually reviewed and, as adjustments to this liability become necessary, such adjustments are reflected in net income.

We incur claim adjustment expenses for both long-duration and short-duration contracts that cannot be allocated to a specific claim. Our claim adjustment expense liability is estimated using actuarial analyses based on historical trends of expenses and expected claim runout patterns.

See Note 11, Future Policy Benefits and Claims, under the caption “Liability for Unpaid Claims” for further details.

Recognition of Premiums and Other Considerations, Fees and Other Revenues and Benefits

Products with fixed and guaranteed premiums and benefits consist principally of whole life and term life insurance policies and individual disability income. Premiums from these products are recognized as premium revenue when due. Related policy benefits and expenses for individual life products are associated with earned premiums and result in the recognition of profits over the expected term of the policies and contracts.

Immediate annuities with life contingencies include products with fixed and guaranteed annuity considerations and benefits and consist principally of group and individual single premium annuities with life contingencies. Annuity considerations from these products are recognized as premium revenue. However, the collection of these annuity considerations does not represent the completion of the earnings process, as we establish annuity reserves using estimates for mortality and interest assumptions. We anticipate profits to emerge over the life of the annuity products as we earn investment income, pay benefits and release reserves. Any gross premium received in excess of the net premium is recognized as a deferred profit liability and amortized in relation to the expected future benefit payments. See Note 11, Future Policy Benefits and Claims, for additional details.

Group life, dental, vision, critical illness, accident, PFML, hospital indemnity and disability premiums are generally recorded as premium revenue over the term of the coverage. Certain group contracts contain experience premium refund provisions based on a pre-defined formula that reflects their claim experience. Experience premium refunds reduce revenue over the term of the coverage and are adjusted to reflect current experience. Related policy benefits and expenses are associated with earned premiums and result in the recognition of profits over the term of the policies and contracts. Fees for contracts providing claim processing or other administrative services are recorded as revenue over the period the service is provided.

Universal life-type policies are insurance contracts with terms that are not fixed. Amounts received as payments for such contracts are not reported as premium revenues. Revenues for universal life-type insurance contracts consist of policy charges for the cost of insurance, policy initiation and administration, surrender charges and other fees that have been assessed against policy account values

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

and investment income. Policy benefits and claims that are charged to expense include interest credited to contracts and benefit claims incurred in the period in excess of related policy account balances.

Investment contracts do not subject us to significant risks arising from policyholder mortality or morbidity and consist primarily of guaranteed investment contracts (“GICs”), funding agreements and certain deferred annuities. Amounts received as payments for investment contracts are established as investment contract liability balances and are not reported as premium revenues. Revenues for investment contracts consist of investment income and policy administration charges. Investment contract benefits that are charged to expense include benefit claims incurred in the period in excess of related investment contract liability balances and interest credited to investment contract liability balances.

Fees and other revenues are earned for administrative services performed including recordkeeping, trust and custody and reporting services for retirement savings plans, insurance companies, endowments and other financial institutions and other products. Fees and other revenues received for performance of administrative services are recognized as revenue when earned, typically when the service is performed.

Deferred Acquisition Costs

Refer to Note 8, Deferred Acquisition Costs and Other Actuarial Balances, for information related to DAC on insurance policies and investment contracts. Commissions and other incremental direct costs for the acquisition of long-term service contracts are also capitalized to the extent recoverable.

Internal Replacement Transactions

All insurance and investment contract modifications and replacements are reviewed to determine if the internal replacement results in a substantially changed contract. If so, the acquisition costs, sales inducements and unearned revenue associated with the new contract are deferred and amortized over the lifetime of the new contract. In addition, the existing DAC, sales inducement costs and unearned revenue balances associated with the replaced contract are written off. If an internal replacement results in a substantially unchanged contract, the acquisition costs, sales inducements and unearned revenue associated with the new contract are immediately recognized in the period incurred. In addition, the existing DAC, sales inducement costs or unearned revenue balance associated with the replaced contract is not written off, but instead is carried over to the new contract.

Long-Term Debt

Long-term debt includes notes payable, nonrecourse mortgages and other debt with a maturity date greater than one year at the date of issuance. Current maturities of long-term debt are classified as long-term debt in our consolidated statements of financial position. Long-term debt is primarily recorded at the unpaid principal balance, net of unamortized discount, premium and issuance costs.

Reinsurance

We enter into reinsurance agreements with other companies in the normal course of business in order to limit losses and minimize exposure to significant risks.

We evaluate each insurance agreement to determine whether the agreement provides indemnification against loss or liability related to insurance risk. For agreements that expose the reinsurer to reasonable possibility of significant loss from insurance risk, the reinsurance method of accounting is used for the agreement. Assets and liabilities related to reinsurance ceded are reported on a gross basis on the consolidated statements of financial position. Insurance liabilities are reported before the effects of reinsurance and we record an offsetting reinsurance recoverable, net of valuation allowance. Premiums and expenses are reported net of reinsurance ceded on the consolidated statements of operations.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

If an agreement does not expose the reinsurer to reasonable possibility of significant loss from insurance risk, the deposit method of accounting is used for the agreement. We record a deposit receivable, net of valuation allowance, if necessary. The deposit receivable is adjusted as amounts are paid or received on the underlying contracts. Accretion on the deposit receivable is calculated using an effective interest method and is reported in fees and other revenues and operating expense on the consolidated statements of operations.

The cost of reinsurance related to long-duration contracts is amortized over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

We have entered into coinsurance with funds withheld reinsurance agreements in which we record a funds withheld payable that contains an embedded derivative for which the fair value is estimated based on the change in fair value of the assets supporting the funds withheld payable. The change in fair value of the funds withheld embedded derivative is separately reported on the consolidated statements of operations. Gains and losses that do not flow to the reinsurer are reported in net realized capital gains (losses) on funds withheld assets on the consolidated statements of operations.

For further information about reinsurance, refer to Note 13, Reinsurance. For further information about the financing receivables valuation allowance on the reinsurance recoverable and deposit receivable, refer to Note 5, Investments.

Separate Accounts

Refer to Note 9, Separate Account Balances, for information on our separate account assets and liabilities.

Income Taxes

Our ultimate parent, PFG, files a U.S. consolidated income tax return that includes us and all of our qualifying subsidiaries. In addition, PFG files income tax returns in all states and foreign jurisdictions in which it conducts business. PFG has a tax sharing agreement with companies in the group under which it allocates income tax expenses and benefits generally based upon pro rata contribution of taxable income or operating losses. We are taxed at corporate rates on taxable income based on existing tax laws. Current income taxes are charged or credited to net income based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are provided for the tax effect of temporary differences in the financial reporting and income tax bases of assets and liabilities, net operating loss carryforwards and tax credit carryforwards using enacted income tax rates and laws. The effect on deferred income tax assets and deferred income tax liabilities of a change in tax rates is recognized in net income in the period in which the change is enacted. Subsequent to a change in tax rates and laws, any stranded tax effects remaining in AOCI will be released only if an entire portfolio is liquidated, sold or extinguished.

Actuarial Balance Re-Cohorting

In 2021, we completed a comprehensive review of our business mix and capital management options (the “Strategic Review”). We made the decision to exit our U.S. retail ULSG business. The ULSG business was previously managed together with our other universal life (“UL”) business within our Benefits and Protection segment. As such, calculations of actuarial balances included UL and ULSG in the same cohorts, which are the unit of account used for measurement. As a result of the Strategic Review, we made the decision in the second quarter of 2022 to manage the ULSG business separately from our other UL business effective as of January 1, 2022. This led to us re-cohorting the UL business, resulting in separate cohorts for the ULSG business vs. the remaining UL business.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The re-cohorting impacted the measurement of our cost of reinsurance and additional liability for certain benefit features. The pre-tax impacts to comprehensive income were as follows:

For the year ended
December 31, 2022
(in millions)
Increase to income before taxes
Cost of reinsurance amortization (1)	$33.7
Change in additional liability for certain benefit features (1)	167.4
Total increase to income before income taxes	201.1

Increase to pre-tax other comprehensive income
Cost of reinsurance unrealized losses	(2.1)
Change in additional liability for certain benefit features unrealized gains	7.8
Total increase to pre-tax other comprehensive income	5.7

Total increase to pre-tax comprehensive income	$206.8
(1)	Reported in liability for future policy benefits remeasurement (gain) loss.

2. Related Party Transactions

Expense Agreements

We have entered into various related party transactions with our ultimate parent and its other affiliates. During the years ended December 31, 2023, 2022 and 2021, we received $524.6 million, $606.0 million and $647.2 million, respectively, of expense reimbursements from affiliated entities, which are net of amounts paid for brand licensing agreements with PFS.

Cash Advance Agreement

We and our direct parent, PFS, are parties to a cash advance agreement, which allows us, collectively, to pool our available cash with other affiliates in order to more efficiently and effectively invest our cash. The cash advance agreement allows (i) us to advance cash to PFS in aggregate principal amounts not to exceed $1.0 billion, with such advanced amounts earning interest at the secured overnight financing rate (“SOFR”) plus 10 basis points (the “Internal Crediting Rate”); and (ii) PFS to advance cash to us in aggregate principal amounts not to exceed $1.0 billion, with such advance amounts paying interest at the Internal Crediting Rate to reimburse PFS for the costs incurred in maintaining short-term investing and borrowing programs. Under this cash advance agreement, we had a receivable (payable) to PFS of $71.5 million and $86.0 million as of December 31, 2023 and 2022, respectively, and earned interest of $10.1 million, $4.2 million and $0.1 million during 2023, 2022 and 2021, respectively.

Reinsurance

We and an affiliated entity, Principal National Life Insurance Company, are parties to a reinsurance agreement to reinsure certain life insurance business. Under this agreement, we had an assumed reinsurance liability of $5,919.9 million and $5,158.5 million as of December 31, 2023 and 2022, respectively. In addition, we recognized premiums and other fees of $938.1 million, $890.2 million and $862.9 million for the years ended December 31, 2023, 2022 and 2021, respectively, associated with this agreement. Furthermore, we recognized expenses of $1,076.2 million, $970.9 million and $995.5 million for the years ended December 31, 2023, 2022 and 2021, respectively, associated with this agreement.

We and an affiliated entity, PFS Bermuda, are parties to a coinsurance with funds withheld agreement for PFS Bermuda to reinsure certain term life and PRT blocks of business. Under this agreement, we had a reinsurance recoverable of $3,813.1 million and $0.0 million as of December 31, 2023 and 2022, respectively. We had a $1.7 million and $0.0 million receivable from PFS Bermuda

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

and a $26.2 million and $0.0 million payable to PFS Bermuda as of December 31, 2023 and 2022, respectively, associated with the settlement statements. In addition, we ceded premiums of $53.4 million, $0.0 million and $0.0 million and benefits of $76.4 million, $0.0 million and $0.0 million for the years ended December 31, 2023, 2022 and 2021, respectively, associated with this agreement. We passed net investment income of $56.1 million, $0.0 million and $0.0 million and net realized capital losses of $1.1 million, $0.0 million and $0.0 million on the funds withheld assets to PFS Bermuda for the years ended December 31, 2023, 2022 and 2021, respectively. Furthermore, our operating expenses were reduced by ceding commissions and expense allowances received of $31.2 million, $0.0 million and $0.0 million for the years ended December 31, 2023, 2022 and 2021, respectively.

Notes Receivable

As of December 31, 2023, we had the following notes receivable from PFS related to the sale of interests in subsidiaries (1) a 10-year note with a par amount of $156.0 million, which bears interest at 2.87% with semi-annual principal and interest payments due in February and August each year and (2) a 10-year note with a par amount of $300.0 million, which bears interest at 2.885% with semi-annual principal and interest payments due in May and November each year. The carrying amount of the notes is included in premiums due and other receivables on the consolidated statements of financial position. We recorded interest income on these notes of $4.6 million, $5.9 million and $7.2 million for the years ended December 31, 2023, 2022 and 2021, respectively. Our ultimate parent, PFG, is a guarantor of the notes.

Distribution of Affiliated Products

We receive commission fees, distribution fees and service fees from Principal Securities, Inc. and Principal Global Investors, LLC (“PGI LLC”). Furthermore, we receive management and administrative fees for investments our products sold in the Principal Mutual Funds and Principal Variable Contracts. Fees and other revenues were $407.1 million, $412.6 million and $471.2 million for the years ended December 31, 2023, 2022 and 2021, respectively. In addition, we pay commission expense to affiliated registered representatives within Principal Securities, Inc. to sell proprietary products. Commission expense was $95.9 million, $81.5 million and $95.7 million for the years ended December 31, 2023, 2022 and 2021, respectively.

Benefit Plans

PFG is the sponsor of the qualified defined contribution plans for both employees and individual field agents. We were allocated plan expenses from PFG of $44.2 million, $41.3 million and $36.5 million during 2023, 2022 and 2021, respectively.

PFG is also the sponsor of the nonqualified deferred compensation plans for select employees and individual field agents. We were allocated plan expenses from PFG of $1.8 million, $2.3 million and $2.1 million during 2023, 2022 and 2021, respectively.

PFG is the sponsor of the defined benefit pension plans for both employees and individual field agents. We were allocated $38.8 million, $55.4 million and $58.6 million of pension expense from PFG during 2023, 2022 and 2021, respectively.

Other Agreements

PGI LLC provides asset management services for us. We recognized $108.1 million, $109.3 million and $114.9 million of asset management fee expense for the years ended December 31, 2023, 2022 and 2021, respectively.

Pursuant to certain regulatory requirements or otherwise in the ordinary course of business, we guarantee certain payments of our affiliates and have agreements with affiliates to provide and/or receive management, administrative and other services, all of which, individually and in the aggregate, are immaterial to our business, financial condition and net income.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

3. Goodwill and Other Intangible Assets

Goodwill

The changes in the carrying amount of goodwill reported in our segments were as follows:

	Retirement
	and Income	Benefits and
	Solutions	Protection	Corporate	Consolidated

	(in millions)
Balance as of January 1, 2022	$18.8	$56.3	$—	$75.1
Impairment (1)	—	(26.8)	—	(26.8)
Balance as of December 31, 2022	$18.8	$29.5	$—	$48.3

Balance as of December 31, 2023	$18.8	$29.5	$—	$48.3
(1)	Resulted from a change in the allocation of equity between our reportable operating segments following the Talcott Reinsurance Transaction.

Finite Lived Intangible Assets

Amortized intangible assets that continue to be subject to amortization over a weighted average remaining expected life of 11 years were as follows:

	December 31,
	2023	2022

	(in millions)
Gross carrying value	$34.9	$34.9
Accumulated amortization	24.3	23.3
Net carrying value	$10.6	$11.6

During 2023 and 2022, we fully amortized other finite lived intangible assets of $0.0 million and $6.5 million, respectively.

The amortization expense for intangible assets with finite useful lives was $1.0 million, $2.8 million and $2.8 million for 2023, 2022 and 2021, respectively. As of December 31, 2023, the estimated amortization expense for the next five years is as follows (in millions):

Year ending December 31:
2024	$1.0
2025	1.0
2026	1.0
2027	1.0
2028	1.0

4. Variable Interest Entities

We have relationships with various types of entities which may be VIEs. Certain VIEs are consolidated in our financial results. See Note 1, Nature of Operations and Significant Accounting Policies, under the caption “Consolidation” for further details of our consolidation accounting policies. We did not provide financial or other support to investees designated as VIEs for the periods ended December 31, 2023 and December 31, 2022.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Consolidated Variable Interest Entities

Real Estate

We invest in several real estate limited partnerships and limited liability companies. The entities invest in real estate properties. Certain of these entities are VIEs based on the combination of our significant economic interest and related voting rights. We determined we are the primary beneficiary as a result of our power to control the entities through our significant ownership. Due to the nature of these real estate investments, the investment balance will fluctuate as we purchase and sell interests in the entities and as capital expenditures are made to improve the underlying real estate.

Residential Mortgage Loans

We invest in ABS trusts. The trusts issue various collateralized mortgage obligation certificates and purchase residential mortgage loans. The trusts are considered VIEs due to insufficient equity to sustain themselves. We concluded we are the primary beneficiary as we purchase substantially all of the certificates and have the obligation to absorb losses that could potentially be significant to the VIEs. We deconsolidated trusts in 2023 and 2022 as we no longer held substantially all of the certificates.

Asset-Backed Limited Partnership

We invest in an ABS limited partnership. The limited partnership issues multiple notes and purchases consumer loans, auto loans, other loans and credit facilities. The limited partnership is considered a VIE due to insufficient equity to sustain itself. We concluded we are the primary beneficiary as we have purchased all of the notes and have the obligation to absorb losses and residual returns that could potentially be significant to the VIE.

Assets and Liabilities of Consolidated Variable Interest Entities

The carrying amounts of our consolidated VIE assets, which can only be used to settle obligations of consolidated VIEs, and liabilities of consolidated VIEs for which creditors do not have recourse were as follows:

	December 31, 2023		December 31, 2022
	Total	Total	Total	Total
	assets	liabilities	assets	liabilities

	(in millions)
Real estate (1)	$829.1	$63.0	$689.6	$42.2
Residential mortgage loans (2)	874.7	20.9	1,182.6	41.8
Asset - backed limited partnership (3)	249.3	—	—	—
Total	$1,953.1	$83.9	$1,872.2	$84.0
(1)	The assets of the real estate VIEs primarily include real estate, other investments and cash. Liabilities primarily include other liabilities.
(2)	The assets of the residential mortgage loans VIEs primarily include residential mortgage loans. The liabilities primarily include other liabilities.
(3)	The assets of the asset-backed limited partnership VIE primarily include consumer loans, auto loans, other loans and credit facilities. These assets are reported with cash and cash equivalents, other investments and fixed maturities, trading on the consolidated statements of financial position. As of December 31, 2023, we did not have any unfunded commitments to the VIE. Unfunded commitments are not liabilities on our consolidated statements of financial position because we are only required to fund additional capital when called upon to do so by the investment manager.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Unconsolidated Variable Interest Entities

We hold a variable interest in a number of VIEs where we are not the primary beneficiary. Our investments in these VIEs are reported in fixed maturities, available-for-sale; fixed maturities, trading and other investments in the consolidated statements of financial position and are described below.

Unconsolidated VIEs include certain commercial mortgage-backed securities (“CMBS”), residential mortgage-backed pass-through securities (“RMBS”) and other ABS. All of these entities were deemed VIEs because the equity within these entities is insufficient to sustain them. We determined we are not the primary beneficiary in the entities within these categories of investments. This determination was based primarily on the fact we do not own the class of security that controls the unilateral right to replace the special servicer or equivalent function.

We invest in cash collateralized debt obligations, collateralized bond obligations, collateralized loan obligations and other collateralized structures, which are VIEs due to insufficient equity to sustain the entities. We have determined we are not the primary beneficiary of these entities primarily because we do not control the economic performance of the entities and were not involved with the design of the entities or because we do not have a potentially significant variable interest in the entities for which we are the asset manager.

We have invested in various VIE trusts and similar entities as a debt holder. Most of these entities are classified as VIEs due to insufficient equity to sustain them. In addition, we have an entity classified as a VIE based on the combination of our significant economic interest and lack of voting rights. We have determined we are not the primary beneficiary primarily because we do not control the economic performance of the entities and were not involved with the design of the entities.

We have invested in partnerships and other funds, which are classified as VIEs. The entities are VIEs as equity holders lack the power to control the most significant activities of the entities because the equity holders do not have either the ability by a simple majority to exercise substantive kick-out rights or substantive participating rights. We have determined we are not the primary beneficiary because we do not have the power to direct the most significant activities of the entities.

As previously discussed, we sponsor and invest in certain investment funds that are VIEs. We determined we are not the primary beneficiary of the VIEs for which we are the asset manager but do not have a potentially significant variable interest in the funds.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The carrying value and maximum loss exposure for our unconsolidated VIEs were as follows:

		Maximum exposure to
	Asset carrying value	loss (1)

	(in millions)
December 31, 2023
Fixed maturities, available-for-sale:
Corporate	$364.9	$369.8
Residential mortgage-backed pass-through securities	2,824.9	2,959.8
Commercial mortgage-backed securities	4,743.4	5,391.6
Collateralized debt obligations (2)	5,397.8	5,459.0
Other debt obligations	7,879.4	8,976.2
Fixed maturities, trading:
Residential mortgage-backed pass-through securities	10.4	10.4
Commercial mortgage-backed securities	53.1	53.1
Collateralized debt obligations (2)	2.0	2.0
Other debt obligations	228.4	228.4
Other investments:
Other limited partnership and fund interests	1,661.2	2,954.3

December 31, 2022
Fixed maturities, available-for-sale:
Corporate	$111.8	$127.2
Residential mortgage-backed pass-through securities	2,170.9	2,362.1
Commercial mortgage-backed securities	4,827.5	5,529.7
Collateralized debt obligations (2)	4,560.2	4,813.4
Other debt obligations	6,483.3	7,537.2
Fixed maturities, trading:
Residential mortgage-backed pass-through securities	5.4	5.4
Commercial mortgage-backed securities	83.4	83.4
Collateralized debt obligations (2)	5.7	5.7
Other debt obligations	80.0	80.0
Other investments:
Other limited partnership and fund interests	1,088.5	1,765.4
(1)	Our risk of loss is limited to our initial investment measured at amortized cost for fixed maturities, available-for-sale. Our risk of loss is limited to our investment measured at fair value for our fixed maturities, trading. Our risk of loss is limited to our carrying value plus any unfunded commitments and/or guarantees and similar provisions for our other investments. A carrying value of zero is used if distributions have been received in excess of our investment, resulting in a negative carrying value for the investment. Unfunded commitments are not liabilities on our consolidated statements of financial position because we are only required to fund additional equity when called upon to do so by the general partner or investment manager.
(2)	Primarily consists of collateralized loan obligations backed by secured corporate loans.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

5. Investments

Our investments include assets backing reserves as part of a coinsurance with funds withheld agreement. The funds withheld invested assets are reported within their respective line items, primarily consisting of fixed maturities available-for-sale, mortgage loans and other investments. See Note 13, Reinsurance, for more information on the funds withheld invested assets.

Fixed Maturities

The amortized cost, gross unrealized gains and losses, allowance for credit loss and fair value of fixed maturities, available-for-sale were as follows:

		Gross	Gross	Allowance
	Amortized	unrealized	unrealized	for credit
	cost (1)	gains	losses	loss	Fair value

	(in millions)
December 31, 2023
Fixed maturities, available-for-sale:
U.S. government and agencies	$1,719.1	$19.3	$233.5	$—	$1,504.9
Non-U.S. governments	522.2	16.9	59.2	—	479.9
States and political subdivisions	7,493.9	45.4	926.0	—	6,613.3
Corporate	35,707.6	433.7	3,059.9	1.9	33,079.5
Residential mortgage-backed pass-through securities	2,959.8	25.7	160.6	—	2,824.9
Commercial mortgage-backed securities	5,391.6	1.6	649.8	—	4,743.4
Collateralized debt obligations (2)	5,379.6	45.0	26.8	—	5,397.8
Other debt obligations	8,447.2	42.2	602.8	0.1	7,886.5
Total fixed maturities, available-for-sale	$67,621.0	$629.8	$5,718.6	$2.0	$62,530.2

December 31, 2022
Fixed maturities, available-for-sale:
U.S. government and agencies	$1,964.6	$0.1	$248.8	$—	$1,715.9
Non-U.S. governments	565.3	18.9	63.8	—	520.4
States and political subdivisions	7,280.1	14.8	1,126.6	—	6,168.3
Corporate	37,495.4	219.5	4,530.1	—	33,184.8
Residential mortgage-backed pass-through securities	2,362.1	6.0	197.2	—	2,170.9
Commercial mortgage-backed securities	5,529.7	0.9	703.1	—	4,827.5
Collateralized debt obligations (2)	4,698.9	4.5	143.2	—	4,560.2
Other debt obligations	7,207.8	6.0	730.4	0.1	6,483.3
Total fixed maturities, available-for-sale	$67,103.9	$270.7	$7,743.2	$0.1	$59,631.3
(1)	Amortized cost excludes accrued interest receivable of $616.0 million and $575.8 million as of December 31, 2023 and 2022, respectively.
(2)	Primarily consists of collateralized loan obligations backed by secured corporate loans.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The amortized cost and fair value of fixed maturities available-for-sale as of December 31, 2023, by expected maturity, were as follows:

	Amortized cost	Fair value

	(in millions)
Due in one year or less	$1,298.4	$1,282.2
Due after one year through five years	8,486.2	8,285.1
Due after five years through ten years	9,209.3	8,675.0
Due after ten years	26,448.9	23,435.3
Subtotal	45,442.8	41,677.6
Mortgage-backed and other asset-backed securities	22,178.2	20,852.6
Total	$67,621.0	$62,530.2

Actual maturities may differ because borrowers may have the right to call or prepay obligations. Our portfolio is diversified by industry, issuer and asset class. Credit concentrations are managed to established limits.

Net Investment Income

The major components of net investment income are shown below and are net of amounts on funds withheld invested assets that are passed directly to the reinsurers. See Note 13, Reinsurance, for further details.

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Fixed maturities, available-for-sale	$2,230.0	$1,734.4	$2,483.8
Fixed maturities, trading	32.4	19.6	8.7
Equity securities	3.5	(35.4)	1.7
Mortgage loans	661.5	619.9	692.4
Real estate	177.2	276.2	194.4
Policy loans	39.1	34.4	36.2
Cash and cash equivalents	148.2	37.6	1.7
Derivatives	38.6	171.3	28.2
Other	231.6	194.8	362.0
Total	3,562.1	3,052.8	3,809.1
Investment expenses	(276.6)	(200.4)	(175.4)
Net investment income	$3,285.5	$2,852.4	$3,633.7

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Net Realized Capital Gains and Losses

The major components of net realized capital gains (losses) on investments are shown below and are net of amounts on funds withheld invested assets that are passed directly to the reinsurers. See Note 13, Reinsurance, for further details. The amounts below do not include net realized capital gains (losses) on funds withheld assets that are not passed to the reinsurers, which are separately reported on the consolidated statements of operations. Net realized capital gains (losses) on funds withheld assets includes gains (losses) realized upon sale of assets put into the funds withheld at the start of the Reinsurance Transactions for the unrealized gains (losses) on the date of transfer into the funds withheld, the change in the valuation allowance on funds withheld commercial mortgage loans and unrealized gains and losses related to the change in fair value of funds withheld fixed maturities, trading and equity securities.

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Fixed maturities, available-for-sale:
Gross gains	$46.8	$38.9	$50.4
Gross losses	(134.8)	(120.7)	(26.9)
Net credit losses (1)	(31.3)	(11.5)	(34.5)
Hedging, net	2.2	(0.7)	(9.5)
Fixed maturities, trading (2)	0.7	(8.6)	(6.6)
Equity securities (3)	0.7	(7.4)	(0.5)
Mortgage loans (4)	(133.8)	(74.1)	5.3
Derivatives	(5.3)	154.7	126.4
Other	100.1	112.7	8.0
Net realized capital gains (losses)	$(154.7)	$83.3	$112.1
(1)	Net credit losses include adjustments to the credit loss valuation allowance, write-offs and recoveries on available-for-sale securities.
(2)	Unrealized losses on fixed maturities, trading still held at the reporting date were $(0.2) million, $(7.8) million and $(6.4) million for the years ended December 31, 2023, 2022 and 2021, respectively. This excludes $(2.9) million, $16.6 million and $0.0 million in unrealized gains (losses) for the years ended December 31, 2023, 2022 and 2021, respectively, that were reported in market risk benefit remeasurement (gain) loss and $6.8 million, $(1.4) million and $0.0 million of unrealized gains (losses) for the years ended December 31, 2023, 2022 and 2021, respectively, that were reported in net realized capital gains (losses) on funds withheld assets.
(3)	Unrealized gains (losses) on equity securities still held at the reporting date were $0.7 million , $(7.1) million and $(0.1) million for the years ended December 31, 2023, 2022 and 2021, respectively. This excludes $1.7 million , $(1.7) million and $0.0 million unrealized gains (losses) for the years ended December 31, 2023, 2022 and 2021, respectively, that were reported in net realized capital gains (losses) on funds withheld assets.
(4)	Net realized capital gains (losses) on mortgage loans include losses related to the deconsolidation of residential mortgage loan trusts in both 2023 and 2022.

Proceeds from sales of investments (excluding call and maturity proceeds) in fixed maturities, available-for-sale were $4,950.4 million, $12,273.0 million and $1,609.0 million in 2023, 2022 and 2021, respectively.

Allowance for Credit Loss

We have a process in place to identify fixed maturity securities that could potentially require an allowance for credit loss. This process involves monitoring market events that could impact issuers’ credit ratings, business climate, management changes, litigation and government actions and other similar factors. This process also involves monitoring late payments, pricing levels, downgrades by rating agencies, key financial ratios, financial statements, revenue forecasts and cash flow projections as indicators of credit issues.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Each reporting period, all securities in an unrealized loss position are reviewed to determine whether a decline in value is due to credit. Relevant facts and circumstances considered include: (1) the extent the fair value is below cost; (2) the reasons for the decline in value; (3) the financial position and access to capital of the issuer, including the current and future impact of any specific events and (4) for structured securities, the adequacy of the expected cash flows. To the extent we determine an unrealized loss is due to credit, an allowance for credit loss is recognized through a reduction to net income.

We estimate the amount of the allowance for credit loss as the difference between amortized cost and the present value of the expected cash flows of the security. The present value is determined using the best estimate cash flows discounted at the effective interest rate implicit to the security at the date of purchase or the current yield to accrete an asset-backed or floating rate security. The methodology and assumptions for establishing the best estimate cash flows vary depending on the type of security. The ABS cash flow estimates are based on security specific facts and circumstances that may include collateral characteristics, expectations of delinquency and default rates, loss severity and prepayment speeds and structural support, including subordination and guarantees. The corporate security cash flow estimates are derived from scenario-based outcomes of expected corporate restructurings or liquidations using bond specific facts and circumstances including timing, security interests and loss severity. We do not measure a credit loss allowance on accrued interest receivable because we write off the accrued interest receivable balance to net investment income in a timely manner when we have concern regarding collectability.

Amounts on fixed maturities, available-for-sale deemed to be uncollectible are written off and removed from the allowance for credit loss. A write-off may also occur if we intend to sell a security or whether it is more likely than not we will be required to sell the security before the recovery of its amortized cost which, in some cases, may extend to maturity.

A rollforward of the allowance for credit loss by major security type was as follows.

	For the year ended December 31, 2023
					Residential
					mortgage-
					backed	Commercial	Collateralized
	U.S.		States and		pass-	mortgage-	debt	Other
	government	Non-U.S.	political		through	backed	obligations	debt
	and agencies	governments	subdivisions	Corporate	securities	securities	(1)	obligations	Total

	(in millions)

Beginning balance	$—	$—	$—	$—	$—	$—	$—	$0.1	$0.1
Additions for credit losses not previously recorded	—	—	—	5.7	—	—	—	—	5.7
Write-offs charged against allowance	—	—	—	(3.8)	—	—	—	—	(3.8)
Ending balance	$—	$—	$—	$1.9	$—	$—	$—	$0.1	$2.0

Accrued interest written off to net investment income	$—	$—	$—	$0.1	$—	$—	$—	$—	$0.1

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	For the year ended December 31, 2022
					Residential
					mortgage-
					backed	Commercial	Collateralized
	U.S.		States and		pass-	mortgage-	debt	Other
	government	Non-U.S.	political		through	backed	obligations	debt
	and agencies	governments	subdivisions	Corporate	securities	securities	(1)	obligations	Total

	(in millions)
Beginning balance	$—	$—	$—	$4.5	$—	$0.3	$—	$0.1	$4.9
Reductions for securities sold during the period	—	—	—	(8.7)	—	—	—	—	(8.7)
Additional increases (decreases) for credit losses on securities with an allowance recorded in the previous period	—	—	—	4.2	—	—	—	—	4.2
Write-offs charged against allowance	—	—	—	—	—	(0.3)	—	—	(0.3)
Ending balance	$—	$—	$—	$—	$—	$—	$—	$0.1	$0.1

	For the year ended December 31, 2021
					Residential
					mortgage-
					backed	Commercial	Collateralized
	U.S.		States and		pass-	mortgage-	debt	Other
	government	Non-U.S.	political		through	backed	obligations	debt
	and agencies	governments	subdivisions	Corporate	securities	securities	(1)	obligations	Total

	(in millions)
Beginning balance	$—	$—	$—	$—	$—	$4.3	$2.2	$—	$6.5
Additions for credit losses not previously recorded	—	—	—	16.9	—	0.4	—	0.1	17.4
Reductions for securities sold during the period	—	—	—	(12.4)	—	—	—	—	(12.4)
Additional increases (decreases) for credit losses on securities with an allowance recorded in the previous period	—	—	—	—	—	2.4	0.4	—	2.8
Write-offs charged against allowance	—	—	—	—	—	(6.8)	(2.6)	—	(9.4)
Ending balance	$—	$—	$—	$4.5	$—	$0.3	$—	$0.1	$4.9

Accrued interest written off to net investment income	$—	$—	$—	$0.2	$—	$—	$—	$—	$0.2
(1)	Primarily consists of collateralized loan obligations backed by secured corporate loans.

During 2022, we did not write off any accrued interest to net investment income.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Available-for-Sale Securities in Unrealized Loss Positions Without an Allowance for Credit Loss

For available-for-sale securities with unrealized losses for which an allowance for credit loss has not been recorded, the gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position were as follows:

	December 31, 2023
	Less than		Greater than or
	twelve months		equal to twelve months		Total
		Gross		Gross		Gross
	Fair	unrealized	Fair	unrealized	Fair	unrealized
	value	losses	value	losses	value	losses

	(in millions)
Fixed maturities, available-for-sale (1):
U.S. government and agencies	$315.3	$3.1	$974.2	$230.5	$1,289.5	$233.6
Non-U.S. governments	41.9	1.7	307.9	57.5	349.8	59.2
States and political subdivisions	596.6	19.0	5,011.7	906.9	5,608.3	925.9
Corporate	2,540.5	89.7	22,305.9	2,968.9	24,846.4	3,058.6
Residential mortgage-backed pass- through securities	472.9	2.9	1,275.6	157.7	1,748.5	160.6
Commercial mortgage-backed securities	280.3	4.1	4,160.3	645.6	4,440.6	649.7
Collateralized debt obligations (2)	404.8	1.5	2,296.3	25.3	2,701.1	26.8
Other debt obligations	1,183.7	18.5	4,386.0	584.2	5,569.7	602.7
Total fixed maturities, available-for-sale	$5,836.0	$140.5	$40,717.9	$5,576.6	$46,553.9	$5,717.1
(1)	Fair value and gross unrealized losses are excluded for available-for-sale securities for which an allowance for credit loss has been recorded.
(2)	Primarily consists of collateralized loan obligations backed by secured corporate loans.

Of the available-for-sale fixed maturities within our consolidated portfolio in a gross unrealized loss position, 94% were investment grade (rated AAA through BBB-) with an average price of 89 (carrying value/amortized cost) as of December 31, 2023. Gross unrealized losses in our fixed maturities portfolio decreased during the year ended December 31, 2023, primarily due to a tightening of credit spreads.

For those securities that had been in a continuous unrealized loss position for less than twelve months, our consolidated portfolio held 983 securities reflecting an average price of 98 as of December 31, 2023. Of this portfolio, 91% was investment grade (rated AAA through BBB-) as of December 31, 2023, with associated unrealized losses of $131.2 million. The unrealized losses on these securities can primarily be attributed to changes in market interest rates and changes in credit spreads since the securities were acquired.

For those securities that had been in a continuous unrealized loss position greater than or equal to twelve months, our consolidated portfolio held 7,042 securities reflecting an average price of 88 and an average credit rating of A as of December 31, 2023. Corporate securities with unrealized losses had an average price of 88 and an average credit rating of BBB+. States and political subdivisions securities with unrealized losses had an average price of 85 and an average credit rating of AA - . Commercial mortgage - backed securities with unrealized losses had an average price of 87 and an average credit rating of AA. Collateralized mortgage obligation securities with unrealized losses had an average price of 85 and an average credit rating of AAA. The unrealized losses on these securities can primarily be attributed to changes in market interest rates and changes in credit spreads since the securities were acquired.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Because we expected to recover our amortized cost, we did not record an allowance for credit loss on these securities as of December 31, 2023. Because it was not our intent to sell the fixed maturity available-for-sale securities with unrealized losses and it was not more likely than not that we would be required to sell these securities before recovery of the amortized cost, which may be at maturity, we did not write down these investments to fair value.

	December 31, 2022
	Less than		Greater than or
	twelve months		equal to twelve months		Total
		Gross		Gross		Gross
	Fair	unrealized	Fair	unrealized	Fair	unrealized
	value	losses	value	losses	value	losses

	(in millions)
Fixed maturities, available-for-sale (1):
U.S. government and agencies	$1,505.5	$207.0	$180.4	$41.8	$1,685.9	$248.8
Non-U.S. governments	373.0	56.7	19.9	7.1	392.9	63.8
States and political subdivisions	5,243.6	999.7	387.8	126.9	5,631.4	1,126.6
Corporate	26,668.2	3,875.1	2,625.4	654.9	29,293.6	4,530.0
Residential mortgage-backed pass-through securities	1,201.7	97.6	574.8	104.7	1,776.5	202.3
Commercial mortgage-backed securities	3,622.3	480.7	1,113.9	220.9	4,736.2	701.6
Collateralized debt obligations (2)	2,830.1	88.8	1,327.2	54.4	4,157.3	143.2
Other debt obligations	3,412.6	290.7	2,266.7	434.4	5,679.3	725.1
Total fixed maturities, available-for-sale	$44,857.0	$6,096.3	$8,496.1	$1,645.1	$53,353.1	$7,741.4
(1)	Fair value and gross unrealized losses are excluded for available-for-sale securities for which an allowance for credit loss has been recorded.
(2)	Primarily consists of collateralized loan obligations backed by secured corporate loans.

Of the available-for-sale fixed maturities within our consolidated portfolio in a gross unrealized loss position, 94% were investment grade (rated AAA through BBB-) with an average price of 87 (carrying value/amortized cost) as of December 31, 2022. Gross unrealized losses in our fixed maturities portfolio increased during the year ended December 31, 2022, primarily due to an increase in interest rates and a widening of credit spreads.

For those securities that had been in a continuous unrealized loss position for less than twelve months, our consolidated portfolio held 7,589 securities reflecting an average price of 88 as of December 31, 2022. Of this portfolio, 95% was investment grade (rated AAA through BBB-) as of December 31, 2022, with associated unrealized losses of $5,920.4 million. The unrealized losses on these securities can primarily be attributed to changes in market interest rates and changes in credit spreads since the securities were acquired.

For those securities that had been in a continuous unrealized loss position greater than or equal to twelve months, our consolidated portfolio held 1,654 securities reflecting an average price of 84 and an average credit rating of AA- as of December 31, 2022. Corporate securities with unrealized losses had an average price of 80 and an average credit rating of BBB+. Collateralized mortgage obligation securities with unrealized losses had an average price of 81 and an average credit rating of AAA. Commercial mortgage-backed securities with unrealized losses had an average price of 83 and an average credit rating of AA+. States and political subdivisions securities with unrealized losses had an average price of 75 and an average credit rating of AA-. The unrealized losses on these securities can primarily be attributed to changes in market interest rates and changes in credit spreads since the securities were acquired.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Because we expected to recover our amortized cost, we did not record an allowance for credit loss on these securities as of December 31, 2022. Because it was not our intent to sell the fixed maturity available-for-sale securities with unrealized losses and it was not more likely than not that we would be required to sell these securities before recovery of the amortized cost, which may be at maturity, we did not write down these investments to fair value.

Net Unrealized Gains and Losses on Available-for-Sale Securities and Derivative Instruments

The net unrealized gains and losses on investments in available-for-sale securities and the net unrealized gains and losses on derivative instruments in cash flow hedge relationships are reported as separate components of stockholder’s equity. The cumulative amount of net unrealized gains and losses on available-for-sale securities and derivative instruments in cash flow hedge relationships net of adjustments related to actuarial balances, policyholder liabilities, noncontrolling interest and applicable income taxes was as follows:

	December 31, 2023	December 31, 2022

	(in millions)
Net unrealized losses on fixed maturities, available-for-sale (1)	$(5,128.4)	$(7,552.6)
Net unrealized gains (losses) on derivative instruments	(1.6)	50.7
Adjustments for assumed changes in amortization patterns	(5.2)	(1.8)
Adjustments for assumed changes in policyholder liabilities	1.4	0.5
Net unrealized gains on other investments and noncontrolling interest adjustments	2.9	2.9
Provision for deferred income tax benefits	1,099.6	1,601.5
Net unrealized losses on available-for-sale securities and derivative instruments	$(4,031.3)	$(5,898.8)
(1)	Excludes net unrealized gains (losses) on fixed maturities, available-for-sale included in fair value hedging relationships.

Financing Receivables

Mortgage Loans

Mortgage loans consist of commercial and residential mortgage loans. Our commercial mortgage loan portfolio consists primarily of non-recourse, fixed rate mortgages on stabilized properties. Our residential mortgage loan portfolio is composed of first lien and home equity mortgages.

Commercial and residential mortgage loans are generally reported at cost adjusted for amortization of premiums and accrual of discounts, computed using the interest method and net of valuation allowances. Amortized cost excludes accrued interest receivable. Interest income is accrued on the principal amount of the loan based on the loan’s contractual interest rate. Interest income, as well as prepayment of fees and the amortization of the related premium or discount, is reported in net investment income on the consolidated statements of operations. Accrued interest receivable is reported in accrued investment income on the consolidated statements of financial position. Any changes in the loan valuation allowances are reported in net realized capital gains (losses) on the consolidated statements of operations. Further details relating to our valuation allowance are included under the caption “Financing Receivables Valuation Allowance.”

Reinsurance Recoverable and Deposit Receivable

Our reinsurance recoverables include amounts due from reinsurers for paid or unpaid claims, claims incurred but not reported or policy benefits. We cede life, disability, medical and long-term care insurance as well as fixed annuity contracts with significant life insurance risk to other insurance companies through reinsurance. Deposit receivables include amounts due from the reinsurer for fixed annuity contracts without significant life insurance risk recorded using the deposit method of accounting.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Other Loans

Our other loans include consumer, auto and other loans (“other loans”) of a consolidated VIE for which the fair value option was elected as well as consumer loans for which the fair value option was not elected. Other loans are generally subject to amortized cost accounting and a valuation allowance if the fair value option is not elected. Other loans are reported as a component of other investments in the consolidated statements of financial position.

Credit Quality Information for Financing Receivables

The amortized cost of our financing receivables by credit risk and vintage was as follows:

	December 31, 2023
	2023	2022	2021	2020	2019	Prior	Total

	(in millions)
Commercial mortgage
loans:
A- and above	$667.4	$1,214.8	$2,271.5	$1,535.8	$1,921.0	$5,447.2	$13,057.7
BBB+ thru BBB-	282.6	356.8	343.0	203.3	309.9	886.9	2,382.5
BB+ thru BB-	110.6	142.1	—	—	35.3	234.6	522.6
B+ and below	—	—	—	—	83.5	53.9	137.4
Total	$1,060.6	$1,713.7	$2,614.5	$1,739.1	$2,349.7	$6,622.6	$16,100.2

Residential mortgage
loans:
Performing	$456.3	$1,023.4	$1,272.5	$150.4	$86.8	$253.6	$3,243.0
Non-performing	—	2.1	4.0	—	1.8	2.3	10.2
Total	$456.3	$1,025.5	$1,276.5	$150.4	$88.6	$255.9	$3,253.2

Other loans:
Performing	$168.5	$—	$—	$—	$—	$—	$168.5
Non-performing	—	—	—	—	—	0.1	0.1
Total	$168.5	$—	$—	$—	$—	$0.1	$168.6

Reinsurance recoverable and deposit receivable							$24,427.9

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	December 31, 2022
	2022	2021	2020	2019	2018	Prior	Total

	(in millions)
Commercial mortgage loans:
A- and above	$995.9	$2,182.5	$1,753.8	$2,177.2	$2,130.8	$4,555.1	$13,795.3
BBB+ thru BBB-	371.8	412.8	149.7	391.6	222.6	676.4	2,224.9
BB+ thru BB-	104.0	—	—	—	8.9	66.5	179.4
B+ and below	—	—	—	—	8.3	35.5	43.8
Total	$1,471.7	$2,595.3	$1,903.5	$2,568.8	$2,370.6	$5,333.5	$16,243.4

Residential mortgage loans:
Performing	$1,101.4	$1,669.1	$364.5	$99.2	$51.2	$253.6	$3,539.0
Non-performing	8.0	4.7	1.8	1.0	0.6	4.4	20.5
Total	$1,109.4	$1,673.8	$366.3	$100.2	$51.8	$258.0	$3,559.5

Reinsurance recoverable and deposit receivable							$21,445.0

The amortized cost of commercial mortgage loans, residential mortgage loans and other loans excluded accrued interest receivable of $57.1 million, $10.3 million and $1.6 million, respectively, as of December 31, 2023, and $55.9 million, $9.8 million and $0.0 million, respectively, as of December 31, 2022.

Financing Receivables Credit Monitoring

Commercial Mortgage Loan Credit Risk Profile Based on Internal Rating

We actively monitor and manage our commercial mortgage loan portfolio. All commercial mortgage loans are analyzed regularly and substantially all are internally rated, based on a proprietary risk rating cash flow model, in order to monitor the financial quality of these assets. The model stresses expected cash flows at various levels and at different points in time depending on the durability of the income stream, which includes our assessment of factors such as location (macro and micro markets), tenant quality and lease expirations. Our internal rating analysis presents expected losses in terms of an S&P Global (“S&P”) bond equivalent rating for commercial mortgage loans. As the credit risk for commercial mortgage loans increases, we adjust our internal ratings downward with loans in the category “B+ and below” having the highest risk for credit loss. Internal ratings on commercial mortgage loans are updated at least annually and potentially more often for certain loans with material changes in collateral value or occupancy and for loans on an internal “watch list”.

Commercial mortgage loans that require more frequent and detailed attention are identified and placed on an internal “watch list”. Among the criteria that may indicate a potential problem are significant negative changes in ratios of loan to value or contract rents to debt service, major tenant vacancies or bankruptcies, borrower sponsorship problems, late payments, delinquent taxes and loan relief/restructuring requests.

Residential Mortgage Loan Credit Risk Profile Based on Performance Status

Our residential mortgage loan portfolio is monitored based on performance of the loans. Monitoring on a residential mortgage loan increases when the loan is delinquent or earlier if there is an indication of potential impairment. We define non-performing residential mortgage loans as loans 90 days or greater delinquent or on non-accrual status.

Other Loans Credit Risk Profile Based on Performance Status

Our other loans are monitored based on performance of the loans. Monitoring on other loans increases when the loan is delinquent or earlier if there is an indication of potential impairment.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Non-Accrual Financing Receivables

Financing receivables are placed on non-accrual status if we have concern regarding the collectability of future payments or if a financing receivable has matured without being paid off or extended. Factors considered may include conversations with the borrower, loss of major tenant, bankruptcy of borrower or major tenant, decreased property cash flow for commercial mortgage loans or number of days past due and other circumstances for residential mortgage loans. Based on an assessment as to the collectability of the principal, a determination is made to apply any payments received either against the principal, against the valuation allowance or according to the contractual terms. When a financing receivable is placed on non-accrual status, the accrued unpaid interest receivable is reversed against interest income. Accrual of interest resumes after factors resulting in doubts about collectability have improved.

The amortized cost of financing receivables on non-accrual status was as follows:

	December 31, 2023
			Amortized cost
	Beginning	Ending	of nonaccrual
	amortized cost	amortized cost	assets without
	on nonaccrual	on nonaccrual	a valuation
	status	status	allowance

	(in millions)
Commercial mortgage loans	$43.8	$53.9	$—
Residential mortgage loans	16.0	8.2	0.5
Total	$59.8	$62.1	$0.5

	December 31, 2022
			Amortized cost
	Beginning	Ending	of nonaccrual
	amortized cost	amortized cost	assets without
	on nonaccrual	on nonaccrual	a valuation
	status	status	allowance

	(in millions)
Commercial mortgage loans	$8.7	$43.8	$—
Residential mortgage loans	3.4	16.0	0.6
Total	$12.1	$59.8	$0.6

Interest income recognized on non-accrual financing receivables was as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Commercial mortgage loans	$1.2	$0.9	$0.5
Total	$1.2	$0.9	$0.5

The aging of our financing receivables, based on amortized cost, was as follows:

	December 31, 2023
			90 days or				90 days or
	30-59 days	60-89 days	more past	Total			more and
	past due	past due	due	past due	Current	Total (1)	accruing

	(in millions)
Commercial mortgage loans	$—	$—	$7.9	$7.9	$16,092.3	$16,100.2	$—
Residential mortgage loans	8.5	1.8	8.7	19.0	3,234.2	3,253.2	2.0
Other loans	1.0	0.5	0.7	2.2	166.4	168.6	0.6
Total	$9.5	$2.3	$17.3	$29.1	$19,492.9	$19,522.0	$2.6

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	December 31, 2022
			90 days or				90 days or
	30-59 days	60-89 days	more past	Total			more and
	past due	past due	due	past due	Current	Total (1)	accruing

	(in millions)
Commercial mortgage loans	$—	$—	$8.3	$8.3	$16,235.1	$16,243.4	$—
Residential mortgage loans	35.9	2.4	12.4	50.7	3,508.8	3,559.5	4.4
Total	$35.9	$2.4	$20.7	$59.0	$19,743.9	$19,802.9	$4.4
(1)	As of both December 31, 2023 and 2022, no reinsurance recoverables or deposit receivables were considered past due.

Financing Receivables Valuation Allowance

We establish a valuation allowance to provide for the risk of credit losses inherent in our financing receivables. The valuation allowance is maintained at a level believed adequate by management to absorb estimated expected credit losses. The valuation allowance is based on amortized cost excluding accrued interest receivable and includes reserves for pools of financing receivables with similar risk characteristics. We do not measure a credit loss allowance on accrued interest receivable because we write off the uncollectible accrued interest receivable balance to net investment income in a timely manner, generally within 90 days. During 2023 and 2022, we did not write off any commercial mortgage loan accrued interest or residential mortgage loan accrued interest.

For commercial and residential mortgage loans, management’s periodic evaluation and assessment of the valuation allowance adequacy is based on known and inherent risks in the portfolio, adverse situations that may affect a borrower’s ability to repay, the estimated value of the underlying collateral, composition of the portfolio, portfolio delinquency information, underwriting standards, peer group information, current and forecasted economic conditions, loss experience and other relevant factors. For reinsurance recoverables and deposit receivables, management’s periodic evaluation and assessment of the valuation allowance adequacy is based on known and inherent risks, adverse situations that may affect a reinsurer’s ability to repay, current and forecasted economic conditions, industry loss experience and other relevant factors.

Our commercial mortgage loans are pooled by risk rating level with an estimated loss ratio applied against each risk rating level. The loss ratio is generally based upon historical loss experience for each risk rating level as adjusted for certain current and forecasted environmental factors management believes to be relevant. Environmental factors are forecasted for two years or less with immediate reversion to historical experience. A commercial mortgage loan is evaluated individually if it does not continue to share similar risk characteristics of a pool. We analyze the need for an individual evaluation for any commercial mortgage loan that is delinquent for 60 days or more, in process of foreclosure, restructured, on the internal “watch list” or that currently is evaluated individually.

We estimate expected credit losses for certain commercial mortgage loan commitments where we have a contractual obligation to extend credit. The expected credit losses are estimated based on the commercial mortgage loan valuation allowance process described previously, adjusted for probability of funding. The estimated expected credit losses for commercial mortgage loan commitments are reported in other liabilities on the consolidated statements of financial position. The change in the credit loss liability for commitments is included in net realized capital gains (losses) on the consolidated statements of operations. Once funded, expected credit losses for commercial mortgage loans are included within the commercial mortgage loan valuation allowance described previously.

We evaluate residential mortgage loans based on aggregated risk factors and historical loss experience by pool type. We adjust these quantitative factors for qualitative factors of present and forecasted conditions. Qualitative factors include items such as economic and business conditions, changes in the portfolio, value of underlying collateral and concentrations. A residential mortgage loan is evaluated individually if it does not continue to share similar risk characteristics of a pool. We analyze the need for an individual evaluation for any residential mortgage loan that is delinquent for 60 days or more, in process of foreclosure, restructured, on the internal “watch list” or that currently is evaluated individually.

As discussed previously, commercial and residential mortgage loans are evaluated individually if the asset does not continue to share similar risk characteristics of a pool. When we determine a commercial or residential mortgage loan is probable of foreclosure, a valuation allowance is established equal to the difference between the carrying amount of the mortgage loan and the estimated value

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

of the collateral reduced by the cost to sell. For certain commercial mortgage loans where repayment is expected to be provided substantially through the operation or sale of the collateral and the borrower is experiencing financial difficulty, we elect to establish a valuation allowance equal to the difference between the carrying amount of the mortgage loan and the estimated value of the real estate collateral, which may be reduced by the cost to sell. Estimated value may also be based on either the present value of the expected future cash flows discounted at the asset’s effective interest rate or the asset’s observable market price. Subsequent changes in the estimated value are reflected in the valuation allowance. Amounts on financing receivables deemed to be uncollectible are charged off and removed from the valuation allowance. The change in the valuation allowance for loans is included in net realized capital gains (losses) on the consolidated statements of operations.

Our reinsurance recoverables and deposit receivable are pooled by reinsurer risk rating with an estimated loss ratio applied against each risk rating level. The loss ratio is generally based upon industry historical loss experience and expected recovery timing as adjusted for certain current and forecasted environmental factors management believes to be relevant. Environmental factors are forecasted for five years or less with immediate reversion to industry historical experience. A reinsurance recoverable or deposit receivable is evaluated individually if it does not continue to share similar risk characteristics of a pool. We analyze the need for an individual evaluation for any reinsurance recoverable or deposit receivable based on past due payments and changes in reinsurer risk ratings. The change in the valuation allowance for reinsurance recoverables and deposit receivable is included in benefits, claims and settlement expenses on the consolidated statements of operations.

A rollforward of our valuation allowance was as follows:

	For the year ended December 31, 2023

	Commercial	Residential	Reinsurance
	mortgage loans	mortgage loans	recoverables	Total

	(in millions)
Beginning balance	$75.5	$5.0	$2.7	$83.2
Provision	50.6	—	0.5	51.1
Charge-offs	—	(0.4)	—	(0.4)
Recoveries	—	1.5	—	1.5
Ending balance	$126.1	$6.1	$3.2	$135.4

	For the year ended December 31, 2022

	Commercial	Residential	Reinsurance
	mortgage loans	mortgage loans	recoverables	Total

	(in millions)
Beginning balance	$42.0	$1.7	$2.7	$46.4
Provision	33.5	1.2	—	34.7
Charge-offs	—	(0.2)	—	(0.2)
Recoveries	—	2.3	—	2.3
Ending balance	$75.5	$5.0	$2.7	$83.2

	For the year ended December 31, 2021

	Commercial	Residential	Reinsurance
	mortgage loans	mortgage loans	recoverables	Total

	(in millions)
Beginning balance	$40.5	$5.7	$2.7	$48.9
Provision (1)	1.5	(7.2)	—	(5.7)
Charge-offs	—	(0.5)	—	(0.5)
Recoveries	—	3.7	—	3.7
Ending balance	$42.0	$1.7	$2.7	$46.4

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

(1)

During the year ended December 31, 2021, certain valuation allowances for residential mortgage loans were released. This release was a result of further adjustments to our current and forecasted environmental factors management believed to be relevant as global economic activity improved from previously adverse impacts due to COVID-19.

For the years ended December 31, 2023, 2022 and 2021, no allowance was recorded for other loans.

Mortgage Loans

We periodically purchase mortgage loans as well as sell mortgage loans we have originated. Mortgage loans purchased and sold were as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Commercial mortgage loans:
Purchased	$108.1	$261.3	$—
Residential mortgage loans:
Purchased (1)	505.6	1,805.2	2,272.4
Sold	99.3	512.8	—
(1)	Includes mortgage loans purchased by residential mortgage loan VIEs.

Our commercial mortgage loan portfolio is diversified by geographic region and specific collateral property type as follows:

	December 31, 2023		December 31, 2022
	Amortized	Percent	Amortized	Percent
	cost	of total	cost	of total

	($ in millions)
Geographic distribution
New England	$367.6	2.3%	$513.3	3.2%
Middle Atlantic	4,525.0	28.1	4,518.8	27.8
East North Central	584.5	3.6	653.9	4.0
West North Central	336.9	2.1	371.9	2.3
South Atlantic	2,768.8	17.2	2,565.5	15.8
East South Central	430.3	2.7	340.6	2.1
West South Central	1,272.0	7.9	1,208.8	7.4
Mountain	825.9	5.1	940.9	5.8
Pacific	4,989.2	31.0	5,129.7	31.6
Total	$16,100.2	100.0%	$16,243.4	100.0%

Property type distribution
Office	$3,651.5	22.7%	$4,331.8	26.7%
Retail	1,457.4	9.1	1,502.5	9.2
Industrial	3,526.7	21.9	3,246.4	20.0
Apartments	7,148.5	44.4	6,848.3	42.2
Hotel	68.6	0.4	72.5	0.4
Mixed use/other	247.5	1.5	241.9	1.5
Total	$16,100.2	100.0%	$16,243.4	100.0%

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Mortgage Loan Modifications

Our commercial and residential mortgage loan portfolios include loans that have been modified. We assess loan modifications that are related to our borrowers experiencing financial difficulty in the form of principal forgiveness, an interest rate reduction, an other-than-insignificant payment delay, or a term extension (or a combination thereof). Generally, an assessment of whether a borrower is experiencing financial difficulty is made on the date of the modification.

The financing receivables valuation allowance utilizes an estimate of lifetime expected credit losses and it is recorded on each loan upon origination or acquisition. The starting point for the estimate of the valuation allowance is historical loss information, which includes losses from modification of receivables to borrowers experiencing financial difficulty. Because the effect of most modifications made to borrowers experiencing financial difficulty is already included in the valuation allowance because of the measurement methodologies used to estimate the allowance, a change to the valuation allowance is generally not recorded upon modification.

Occasionally, a modification of a loan from a borrower experiencing financial difficulty is in the form of principal forgiveness. When principal forgiveness is provided as a modification, the amount of the principal forgiven is deemed uncollectible. Therefore, that portion of the loan is written off, which results in a reduction of the amortized cost and a corresponding adjustment to the valuation allowance.

In some cases, we modify a loan by providing multiple types of concessions. Typically, one type of concession, such as a term extension, is granted initially. If the borrower continues to experience financial difficulty, another concession, such as principal forgiveness may be granted.

We did not have any significant mortgage loans that were modified for the year ended December 31, 2023.

Troubled Debt Restructuring

Prior to the implementation of authoritative guidance in 2023, we assessed loan modifications on a case-by-case basis to evaluate whether a TDR has occurred. When we had commercial mortgage loan TDRs, they were modified to delay or reduce principal payments and to reduce or delay interest payments. The commercial mortgage loan modifications result in delayed cash receipts, a decrease in interest income and loan rates that were considered below market. When we had residential mortgage loan TDRs, they included modifications of interest-only payment periods, delays in principal balloon payments and interest rate reductions. Residential mortgage loan modifications resulted in delayed or decreased cash receipts and a decrease in interest income.

When we had commercial mortgage loan TDRs, they were reserved for in the mortgage loan valuation allowance at the estimated fair value of the underlying collateral reduced by the cost to sell.

When we had residential mortgage loan TDRs, they were specifically reserved for in the mortgage loan valuation allowance if losses resulted from the modification. Residential mortgage loans that had defaulted or had been discharged through bankruptcy were reduced to the expected collectible amount.

The following table includes information about outstanding loans that were modified and met the criteria of a TDR during the periods indicated.

	For the year ended December 31, 2022
	TDRs		TDRs in payment default
	Number of	Recorded	Number of	Recorded
	contracts	investment	contracts	investment
		(in millions)		(in millions)
Commercial mortgage loans	1	$35.5	—	$—
Total	1	$35.5	—	$—

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

We did not have any significant loans that were modified and met the criteria of a TDR for the year ended December 31, 2021.

Real Estate

Depreciation expense on invested real estate was $69.8 million, $66.1 million and $67.4 million in 2023, 2022 and 2021, respectively. Accumulated depreciation was $749.6 million and $708.5 million as of December 31, 2023 and 2022, respectively.

Other Investments

Other investments include interests in unconsolidated entities, joint ventures and partnerships and properties owned jointly with venture partners and operated by the partners. Such investments are generally accounted for using the equity method. In applying the equity method, we record our share of income or loss reported by the equity investees in net investment income. Summarized financial information for these unconsolidated entities was as follows:

	December 31,
	2023	2022

	(in millions)
Total assets	$119,329.9	$128,765.7
Total liabilities	16,131.8	12,335.4
Total equity	$103,198.1	$116,430.3
Net investment in unconsolidated entities	$1,869.9	$1,275.5

	For the year ended
	December 31,
	2023	2022	2021

	(in millions)
Total revenues	$2,555.9	$36,915.1	$17,674.2
Net income	(3,110.6)	33,194.6	14,083.1
Our share of net income of unconsolidated entities	151.0	119.5	229.6

In addition, other investments include other loans. See the captions “Financing Receivables” and “Financing Receivables Valuation Allowance” for further details related to our valuation of other loans.

Furthermore, other investments include $1,186.3 million and $1,115.6 million of cash surrender value of company owned life insurance as of December 31, 2023 and 2022, respectively.

Derivative assets are carried at fair value and reported as a component of other investments. See Note 6, Derivative Financial Instruments, for further details.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Securities Posted as Collateral

As of December 31, 2023 and 2022, we posted $6,616.8 million and $6,411.0 million, respectively, in commercial mortgage loans and residential first lien mortgages to satisfy collateral requirements associated with our obligation under funding agreements with Federal Home Loan Bank of Des Moines (“FHLB Des Moines”). In addition, as of December 31, 2023 and 2022, we posted $4,129.6 million and $3,567.6 million, respectively, in fixed maturities, available-for-sale and trading securities to satisfy collateral requirements primarily associated with a reinsurance arrangement, our derivative credit support annex (collateral) agreements, Futures Commission Merchant (“FCM”) agreements, a lending arrangement and our obligation under funding agreements with FHLB Des Moines. Since we did not relinquish ownership rights on these instruments, they are reported as mortgage loans, fixed maturities, available-for-sale and fixed maturities, trading, respectively, on our consolidated statements of financial position. Of the securities posted as collateral, as of December 31, 2023 and 2022, $509.8 million and $503.8 million, respectively, could be sold or repledged by the secured party.

Balance Sheet Offsetting

Financial assets subject to master netting agreements or similar agreements were as follows:

		Gross amounts not offset in the
		consolidated statements
		of financial position
	Gross amount
	of recognized	Financial	Collateral
	assets (1)	instruments (2)	received	Net amount

	(in millions)
December 31, 2023
Derivative assets	$253.0	$(166.0)	$(81.0)	$6.0
Reverse repurchase agreements	122.7	—	(122.7)	—
Total	$375.7	$(166.0)	$(203.7)	$6.0

December 31, 2022
Derivative assets	$256.6	$(133.5)	$(120.8)	$2.3
Reverse repurchase agreements	112.9	—	(112.9)	—
Total	$369.5	$(133.5)	$(233.7)	$2.3
(1)

The gross amount of recognized derivative and reverse repurchase agreement assets are reported with other investments and cash and cash equivalents, respectively, on the consolidated statements of financial position. The gross amounts of derivative and reverse repurchase agreement assets are not netted against offsetting liabilities for presentation on the consolidated statements of financial position.

(2)

Represents amount of offsetting derivative liabilities that are subject to an enforceable master netting agreement or similar agreement that are not netted against the gross derivative assets for presentation on the consolidated statements of financial position.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Financial liabilities subject to master netting agreements or similar agreements were as follows:

		Gross amounts not offset in the
		consolidated statements
		of financial position
	Gross amount
	of recognized	Financial	Collateral
	liabilities (1)	instruments (2)	pledged	Net amount

	(in millions)
December 31, 2023
Derivative liabilities	$473.4	$(166.0)	$(295.5)	$11.9
December 31, 2022
Derivative liabilities	$612.2	$(133.5)	$(467.2)	$11.5
(1)	The gross amount of recognized derivative liabilities is reported with other liabilities on the consolidated statements of financial position. The above excludes derivative liabilities, which are primarily embedded derivatives that are not subject to master netting agreements or similar agreements. The gross amounts of derivative liabilities are not netted against offsetting assets for presentation on the consolidated statements of financial position.
(2)	Represents amount of offsetting derivative assets that are subject to an enforceable master netting agreement or similar agreement that are not netted against the gross derivative liabilities for presentation on the consolidated statements of financial position.

The financial instruments that are subject to master netting agreements or similar agreements include right of setoff provisions. Derivative instruments include provisions to setoff positions covered under the agreements with the same counterparties and provisions to setoff positions outside of the agreements with the same counterparties in the event of default by one of the parties. Derivative instruments also include collateral or variation margin provisions, which are generally settled daily with each counterparty. See Note 6, Derivative Financial Instruments, for further details.

Repurchase and reverse repurchase agreements include provisions to setoff other repurchase and reverse repurchase balances with the same counterparty. Repurchase and reverse repurchase agreements also include collateral provisions with the counterparties. For reverse repurchase agreements we require the counterparties to pledge collateral with a value greater than the amount of cash transferred. We have the right but do not sell or repledge collateral received in reverse repurchase agreements. Repurchase agreements are structured as secured borrowings for all counterparties. We pledge fixed maturities available-for-sale, which the counterparties have the right to sell or repledge. Interest incurred on repurchase agreements is reported as part of operating expenses on the consolidated statements of operations. Net proceeds related to repurchase agreements are reported as a component of financing activities on the consolidated statements of cash flows. We did not have any outstanding repurchase agreements as of December 31, 2023 and December 31, 2022.

6. Derivative Financial Instruments

Derivatives are generally used to hedge or reduce exposure to market risks associated with assets held or expected to be purchased or sold and liabilities incurred or expected to be incurred. Derivatives are used to change the characteristics of our asset/liability mix consistent with our risk management activities. Derivatives are also used in asset replication strategies.

Types of Derivative Instruments

Interest Rate Contracts

Interest rate risk is the risk we will incur economic losses due to adverse changes in interest rates. Sources of interest rate risk include the difference between the maturity and interest rate changes of assets with the liabilities they support, timing differences between the pricing of liabilities and the purchase or procurement of assets and changing cash flow profiles from original projections

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

due to prepayment options embedded within asset and liability contracts. We use various derivatives to manage our exposure to fluctuations in interest rates.

Interest rate swaps are contracts in which we agree with other parties to exchange, at specified intervals, the difference between fixed rate and/or floating rate interest amounts based upon designated market rates or rate indices and an agreed upon notional principal amount. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by any party. Cash is paid or received based on the terms of the swap. We use interest rate swaps primarily to more closely match the interest rate characteristics of assets and liabilities and to mitigate the risks arising from timing mismatches between assets and liabilities (including duration mismatches). We also use interest rate swaps to hedge against changes in the value of assets we anticipate acquiring and other anticipated transactions and commitments. Interest rate swaps are used to hedge against changes in the value of the guaranteed minimum withdrawal benefit (“GMWB”) MRB. The GMWB rider on our variable annuity products provides for guaranteed minimum withdrawal benefits regardless of the actual performance of various equity and/or fixed income funds available with the product. Additionally, we utilize interest rate swaps to replicate the returns of floating rate assets.

Interest rate options, including interest rate caps and interest rate floors, which can be combined to form interest rate collars, are contracts that entitle the purchaser to pay or receive the amounts, if any, by which a specified market rate exceeds a cap strike interest rate, or falls below a floor strike interest rate, respectively, at specified dates. We use interest rate options to manage prepayment risks in our assets and minimum guaranteed interest rates and lapse risks in our liabilities.

A swaption is an option to enter into an interest rate swap at a future date. We have purchased swaptions to hedge interest rate exposure for certain assets and liabilities. Swaptions not only hedge against the downside risk, but also allow us to take advantage of any upside benefits.

In exchange-traded futures transactions, we agree to purchase or sell a specified number of contracts, the values of which are determined by the values of designated classes of securities, and to post variation margin on a daily basis in an amount equal to the difference in the daily market values of those contracts. We enter into exchange-traded futures with regulated futures commissions merchants who are members of a trading exchange. We use exchange-traded interest rate futures to hedge against changes in value of the GMWB MRB.

Interest rate forwards, including to be announced (“TBA”) forwards, bond forwards and treasury forwards are contracts to take delivery of a fixed income security at a specified price at a future date. TBA forwards deliver government guaranteed mortgage-backed securities. Bond forwards and treasury forwards deliver corporate or municipal and U.S. Treasury bonds, respectively. At inception of the TBA and treasury forward contracts, we do not intend to take physical delivery. We intend to take delivery of the bond forwards referencing corporate or municipal bonds. We have used TBA forwards to gain exposure to the investment risk and return of agency mortgage-backed security pools in order to reduce asset and liability duration mismatch. Treasury forwards are used to hedge against changes in the value of the GMWB MRB. Bond forwards are used to gain leverage through synthetic exposure during the forward period and fix the purchase price of a bond at a specified date in future.

Foreign Exchange Contracts

Foreign currency risk is the risk we will incur economic losses due to adverse fluctuations in foreign currency exchange rates. This risk arises from foreign currency-denominated funding agreements issued to nonqualified institutional investors in the international market and foreign currency-denominated fixed maturity securities we invest in. We use various derivatives to manage our exposure to fluctuations in foreign currency exchange rates.

Currency swaps are contracts in which we agree with other parties to exchange, at specified intervals, a series of principal and interest payments in one currency for that of another currency. Generally, the principal amount of each currency is exchanged at the beginning and termination of the currency swap by each party. The interest payments are primarily fixed-to-fixed rate; however, they may also be fixed-to-floating rate or floating-to-fixed rate. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counterparty for payments made in the same currency at each due date. We use

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

currency swaps to reduce market risks from changes in currency exchange rates with respect to investments or liabilities denominated in foreign currencies that we either hold or intend to acquire or sell.

Currency forwards are contracts in which we agree with other parties to deliver or receive a specified amount of an identified currency at a specified future date. Typically, the price is agreed upon at the time of the contract and payment for such a contract is made at the specified future date. We use currency forwards to hedge certain foreign-denominated real estate funds.

Equity Contracts

Equity risk is the risk that we will incur economic losses due to adverse fluctuations in common stock prices. We use various derivatives to manage our exposure to equity risk, which arises from products in which the return or interest we credit is tied to an external equity index as well as products subject to minimum contractual guarantees.

We purchase equity call spreads (“option collars”) to hedge the equity participation rates promised to contractholders in conjunction with our fixed deferred annuity and universal life products that credit interest based on changes in an external equity index.

We use equity put options to hedge against changes in the value of the GMWB MRB related to the GMWB rider on our variable annuity product. We also use equity options to hedge returns credited to policyholder accounts related to our RILA product. The premium associated with certain options is paid quarterly over the life of the option contract.

We use exchange-traded equity futures to hedge against changes in the value of the GMWB MRB, returns credited to policyholder accounts related to our RILA product and the economic exposure to certain fund closures in process.

Credit Contracts

Credit risk relates to the uncertainty associated with the continued ability of a given obligor to make timely payments of principal and interest. We use credit default swaps to enhance the return on our investment portfolio by providing comparable exposure to fixed income securities that might not be available in the primary market. They are also used to hedge credit exposures in our investment portfolio. Credit derivatives are used to sell or buy credit protection on an identified name or names on an unfunded or synthetic basis in return for receiving or paying a quarterly premium. The premium generally corresponds to a referenced name’s credit spread at the time the agreement is executed. In cases where we sell protection, we also buy a quality cash bond to match against the credit default swap, thereby entering into a synthetic transaction replicating a cash security. When selling protection, if there is an event of default by the referenced name, as defined by the agreement, we are obligated to pay the counterparty the referenced amount of the contract and receive in return the referenced security in a principal amount equal to the notional value of the credit default swap.

Other Contracts

Embedded Derivatives. We purchase or issue certain financial instruments or products that contain a derivative instrument that is embedded in the financial instrument or product. When it is determined that the embedded derivative possesses economic characteristics that are not clearly or closely related to the economic characteristics of the host contract and a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host instrument for measurement purposes. The embedded derivative, which is reported with the host instrument in the consolidated statements of financial position, is carried at fair value.

We offer group annuity contracts that have guaranteed separate accounts as an investment option. We have fixed deferred annuities, RILAs and universal life products that credit interest based on changes in an external equity index.

We have a funds withheld payable associated with our coinsurance with funds withheld agreements. The funds withheld payable has an embedded total return swap as the total return of the funds withheld assets are transferred to the reinsurers, which is not based on our own creditworthiness.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Exposure

Our risk of loss is typically limited to the fair value of our derivative instruments and not to the notional or contractual amounts of these derivatives. We are also exposed to credit losses in the event of nonperformance of the counterparties. Our current credit exposure is limited to the value of derivatives that have become favorable to us. This credit risk is minimized by purchasing such agreements from financial institutions with high credit ratings and by establishing and monitoring exposure limits. We also utilize various credit enhancements, including collateral and credit triggers to reduce the credit exposure to our derivative instruments.

Derivatives may be exchange-traded or they may be privately negotiated contracts, which are usually referred to as over-the-counter (“OTC”) derivatives. Certain of our OTC derivatives are cleared and settled through central clearing counterparties (“OTC cleared”), while others are bilateral contracts between two counterparties (“bilateral OTC”). Our derivative transactions are generally documented under International Swaps and Derivatives Association, Inc. (“ISDA”) Master Agreements. Management believes that such agreements provide for legally enforceable set-off and close-out netting of exposures to specific counterparties. Under such agreements, in connection with an early termination of a transaction, we are permitted to set off our receivable from a counterparty against our payables to the same counterparty arising out of all included transactions. For reporting purposes, we do not offset fair value amounts of bilateral OTC derivatives for the right to reclaim cash collateral or the obligation to return cash collateral against fair value amounts recognized for derivative instruments executed with the same counterparties under master netting agreements. OTC cleared derivatives have variation margin that is legally characterized as settlement of the derivative exposure, which reduces their fair value in the consolidated statements of financial position.

We posted $536.9 million and $730.6 million in cash and securities under collateral arrangements as of December 31, 2023 and December 31, 2022, respectively, to satisfy collateral and initial margin requirements associated with our derivative credit support agreements and FCM agreements.

Certain of our derivative instruments contain provisions that require us to maintain an investment grade rating from each of the major credit rating agencies on our debt. If the ratings on our debt were to fall below investment grade, it would be in violation of these provisions and the counterparties to the derivative instruments could request immediate payment or demand immediate and ongoing full overnight collateralization on derivative instruments in net liability positions. The aggregate fair value, inclusive of accrued interest, of all derivative instruments with credit-risk-related contingent features that were in a liability position without regard to netting under derivative credit support annex agreements as of December 31, 2023 and December 31, 2022, was $474.2 million and $613.0 million, respectively. Cleared derivatives have contingent features that require us to post excess margin as required by the FCM. The terms surrounding excess margin vary by FCM agreement. With respect to derivatives containing collateral provisions, we posted collateral and initial margin of $536.9 million and $730.6 million as of December 31, 2023 and December 31, 2022, respectively, in the normal course of business, which reflects netting under derivative agreements. If the credit-risk-related contingent features underlying these agreements were triggered on December 31, 2023, we would be required to post up to an additional $93.0 million of collateral to our counterparties.

As of December 31, 2023 and December 31, 2022, we had received $97.0 million and $142.6 million, respectively, of cash collateral associated with our derivative credit support annex agreements and FCM agreements, for which we recorded a corresponding liability reflecting our obligation to return the collateral.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Notional amounts are used to express the extent of our involvement in derivative transactions and represent a standard measurement of the volume of our derivative activity. Notional amounts represent those amounts used to calculate contractual flows to be exchanged and are not paid or received, except for contracts such as currency swaps. Credit exposure represents the gross amount owed to us under derivative contracts as of the valuation date. The notional amounts and credit exposure of our derivative financial instruments by type were as follows:

	December 31, 2023	December 31, 2022

	(in millions)
Notional amounts of derivative instruments
Interest rate contracts:
Interest rate swaps	$57,766.6	$52,249.9
Interest rate options	4,498.4	4,418.9
Interest rate forwards	1,990.8	2,527.5
Interest rate futures	1,174.5	877.5
Foreign exchange contracts:
Currency swaps	1,888.5	1,389.8
Currency forwards	54.2	32.0
Equity contracts:
Equity options	2,331.3	2,049.3
Equity futures	559.6	574.1
Credit contracts:
Credit default swaps	305.0	400.0
Other contracts:
Embedded derivatives	26,454.2	23,209.3
Total notional amounts at end of period	$97,023.1	$87,728.3

Credit exposure of derivative instruments
Interest rate contracts:
Interest rate swaps	$42.9	$64.2
Interest rate options	37.0	41.7
Interest rate forwards	4.2	0.1
Foreign exchange contracts:
Currency swaps	89.8	139.2
Currency forwards	0.7	0.9
Equity contracts:
Equity options	83.8	16.5
Credit contracts:
Credit default swaps	4.7	3.6
Total gross credit exposure	263.1	266.2
Less: collateral received	107.1	158.8
Net credit exposure	$156.0	$107.4

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The fair value of our derivative instruments classified as assets and liabilities was as follows:

	Derivative assets (1)		Derivative liabilities (2)
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

	(in millions)
Derivatives designated as hedging instruments
Interest rate contracts	$9.0	$20.0	$72.6	$105.1
Foreign exchange contracts	84.6	134.6	38.9	19.3
Total derivatives designated as hedging instruments	$93.6	$154.6	$111.5	$124.4

Derivatives not designated as hedging instruments
Interest rate contracts	$70.3	$81.1	$284.3	$439.9
Foreign exchange contracts	0.7	0.9	2.3	0.3
Equity contracts	83.8	16.5	74.2	45.6
Credit contracts	4.6	3.5	1.1	2.0
Other contracts	—	—	(2,210.6)	(3,606.5)
Total derivatives not designated as hedging instruments	159.4	102.0	(1,848.7)	(3,118.7)

Total derivative instruments	$253.0	$256.6	$(1,737.2)	$(2,994.3)
(1)	The fair value of derivative assets is reported with other investments on the consolidated statements of financial position.
(2)	The fair value of derivative liabilities is reported with other liabilities on the consolidated statements of financial position, with the exception of certain embedded derivative liabilities. Embedded derivatives with a net liability fair value of $115.5 million and $46.3 million as of December 31, 2023 and 2022, respectively, are reported with contractholder funds on the consolidated statements of financial position. Embedded derivatives with a net (asset) liability fair value of $(2,326.1) million and $(3,652.8) million as of December 31, 2023 and 2022, respectively, are reported with funds withheld payable on the consolidated statements of financial position.

Credit Derivatives Sold

When we sell credit protection, we are exposed to the underlying credit risk similar to purchasing a fixed maturity security instrument. Our credit derivative contracts sold reference a single name or reference security (referred to as “single name credit default swaps”). These instruments are either referenced in an OTC credit derivative transaction or embedded within an investment structure that has been fully consolidated into our financial statements.

These credit derivative transactions are subject to events of default defined within the terms of the contract, which normally consist of bankruptcy, failure to pay, or modified restructuring of the reference entity and/or issue. If a default event occurs for a reference name or security, we are obligated to pay the counterparty an amount equal to the notional amount of the credit derivative transaction. As a result, our maximum future payment is equal to the notional amount of the credit derivative. In certain cases, we also may have purchased credit protection with identical underlyings to certain of our sold protection transactions. As of December 31, 2023 and 2022, we did not purchase credit protection relating to our sold protection transactions. In certain circumstances, our potential loss could also be reduced by any amount recovered in the default proceedings of the underlying credit name.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The following tables show our credit default swap protection sold by types of contract, types of referenced/underlying asset class and external agency rating for the underlying reference security. The maximum future payments are undiscounted and have not been reduced by the effect of any offsetting transactions, collateral or recourse features described above.

	December 31, 2023
				Weighted
			Maximum	average
	Notional	Fair	future	expected life
	amount	value	payments	(in years)

	(in millions)
Single name credit default swaps
Corporate debt
A	$40.0	$0.3	$40.0	1.5
BBB	140.0	3.8	140.0	3.0
BB	20.0	0.2	20.0	3.5
Sovereign
A	20.0	0.2	20.0	1.5
Total credit default swap protection sold	$220.0	$4.5	$220.0	2.7

	December 31, 2022
				Weighted
			Maximum	average
	Notional	Fair	future	expected life
	amount	value	payments	(in years)

	(in millions)
Single name credit default swaps
Corporate debt
A	$40.0	$0.4	$40.0	2.5
BBB	190.0	2.2	190.0	3.1
BB	20.0	(0.2)	20.0	4.5
Sovereign
A	20.0	0.2	20.0	2.5
Total credit default swap protection sold	$270.0	$2.6	$270.0	3.1

Fair Value and Cash Flow Hedges

Fair Value Hedges

We use fixed-to-floating rate interest rate swaps to more closely align the interest rate characteristics of certain assets and also use them to align the interest rate characteristics of certain liabilities. In general, these swaps are used in asset and liability management to modify duration, which is a measure of sensitivity to interest rate changes.

We enter into currency exchange swap agreements to convert certain foreign denominated assets into U.S. dollar denominated instruments to hedge the exposure to future currency volatility on those items.

The net interest effect of interest rate swap and currency swap transactions for derivatives in fair value hedges is recorded as an adjustment to income or expense of the underlying hedged item in our consolidated statements of operations. The currency related impacts of currency swap transactions for derivatives in fair value hedges is recorded as an adjustment to net realized capital gains or losses of the underlying hedged item in our consolidated statements of operations.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The following amounts were recorded on the consolidated statements of financial position related to cumulative basis adjustments for fair value hedges. The amortized cost includes the amortized cost basis and the fair value hedging basis adjustment.

			Cumulative amount of fair
			value hedging basis adjustment
Line item in the consolidated statements			increase/(decrease) included in the
of financial position in which the	Carrying amount of hedged item		carrying amount of the hedged item
hedged item is included	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

	(in millions)
Fixed maturities, available-for-sale (1):
Active hedging relationships	$3,510.1	$3,498.6	$(87.0)	$(153.4)
Discontinued hedging relationships	304.7	48.8	(5.2)	1.3
Total fixed maturities, available-for-sale in active or discontinued hedging relationships	$3,814.8	$3,547.4	$(92.2)	$(152.1)

Investment contracts:
Active hedging relationships	$300.5	$—	$0.4	$—
Total investment contracts in active or discontinued hedging relationships	$300.5	$—	$0.4	$—
(1)	These amounts include the amortized cost basis of closed portfolios used to designate portfolio layer hedging relationships in which the hedged layer amount is expected to remain at the end of the hedging relationship. As of December 31, 2023 and December 31, 2022, the amortized cost basis of the closed portfolios used in these hedging relationships was $3,178.5 million and $3,256.9 million, respectively, the cumulative basis adjustments associated with these hedging relationships was $(62.2) million and $(102.4) million, respectively, and the amount of the designated hedged items were $1,395.0 million and $1,110.0 million, respectively.

For the years ended December 31, 2023, 2022 and 2021, $(1.8) million, $0.0 million and $0.0 million, respectively, of the derivative instruments’ gain (loss) was excluded from the assessment of hedge effectiveness.

Cash Flow Hedges

We utilize floating-to-fixed rate interest rate swaps to eliminate the variability in cash flows of recognized financial assets and liabilities.

We enter into currency exchange swap agreements to convert both principal and interest payments of certain foreign denominated assets and liabilities into U.S. dollar denominated fixed-rate instruments to eliminate the exposure to future currency volatility on those items.

We use bond forwards and have used floating-to-fixed rate interest rate swaps to hedge forecasted transactions.

The net interest effect of interest rate swap and currency swap transactions for derivatives in cash flow hedges is recorded as an adjustment to income or expense of the underlying hedged item in our consolidated statements of operations.

The maximum length of time we are hedging our exposure to the variability in future cash flows for forecasted transactions, excluding those related to the payments of variable interest on existing financial assets and liabilities, is 6.4 years. As of December 31, 2023, we had $30.4 million of net gains reported in AOCI on the consolidated statements of financial position related to active hedges of forecasted transactions. If a hedged forecasted transaction is no longer probable of occurring, cash flow hedge accounting is discontinued. If it is probable that the hedged forecasted transaction will not occur, the deferred gain or loss is immediately reclassified from AOCI into net income.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The following table shows the effect of derivatives in cash flow hedging relationships on the consolidated statements of financial position.

		Amount of gain (loss) recognized in AOCI on derivatives
Derivatives in cash flow		for the year ended December 31,
hedging relationships	Related hedged item	2023	2022	2021

		(in millions)
Interest rate contracts	Fixed maturities, available-for-sale	$30.4	$(102.1)	$—
Interest rate contracts	Investment contracts	(11.0)	15.9	4.1
Foreign exchange contracts	Fixed maturities, available-for-sale	(64.0)	84.2	53.4
Total		$(44.6)	$(2.0)	$57.5

We expect to reclassify net gains of $24.5 million from AOCI into net income in the next twelve months, which includes both net deferred gains on discontinued hedges and net gains on periodic settlements of active hedges. Actual amounts may vary from this amount as a result of market conditions.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Effect of Fair Value and Cash Flow Hedges on Consolidated Statements of Operations

The following tables show the effect of derivatives in fair value and cash flow hedging relationships and the related hedged items on the consolidated statements of operations.

	For the year ended December 31, 2023
			Benefits,
	Net investment	Net realized	claims and
	income related	capital gains	settlement
	to hedges	(losses) related to	expenses
	of fixed	hedges of fixed	related to
	maturities,	maturities,	hedges of
	available-	available-	investment
	for-sale	for-sale	contracts

	(in millions)
Total amounts of consolidated statement of operations line items in which the effects of fair value and cash flow hedges are reported	$3,285.5	$(154.7)	$7,226.2

Gains (losses) on fair value hedging relationships:
Interest rate contracts:
Gain recognized on hedged item	$45.3	$—	$0.4
Loss recognized on derivatives	(43.9)	—	(2.1)
Amortization of hedged item basis adjustments	(0.2)	—	—
Amounts related to periodic settlements on derivatives	60.5	—	(2.6)

Foreign exchange contracts:
Gain recognized on hedged item	—	3.7	—
Loss recognized on derivatives	—	(3.7)	—
Amounts related to periodic settlements on derivatives	0.6	—	—
Total gain (loss) recognized for fair value hedging relationships	$62.3	$—	$(4.3)

Gains on cash flow hedging relationships:
Interest rate contracts:
Gain (loss) reclassified from AOCI on derivatives	$4.1	$—	$(0.1)
Gain reclassified from AOCI as a result that a forecasted transaction is no longer probable of occurring	—	1.9	—
Amounts related to periodic settlements on derivatives	—	—	14.2

Foreign exchange contracts:
Gain reclassified from AOCI on derivatives	—	1.5	—
Amounts related to periodic settlements on derivatives	21.4	—	—
Total gain recognized for cash flow hedging relationships	$25.5	$3.4	$14.1

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	For the year ended December 31, 2022
			Benefits,
	Net investment	Net realized	claims and
	income related	capital gains	settlement
	to hedges	related to	expenses
	of fixed	hedges of fixed	related to
	maturities,	maturities,	hedges of
	available-	available-	investment
	for-sale	for-sale	contracts

	(in millions)
Total amounts of consolidated statement of operations line items in which the effects of fair value and cash flow hedges are reported	$2,852.4	$83.3	$5,882.7

Gains on fair value hedging relationships:
Interest rate contracts:
Loss recognized on hedged item	$(154.4)	$—	$—
Gain recognized on derivatives	151.6	—	—
Amortization of hedged item basis adjustments	(1.3)	—	—
Amounts related to periodic settlements on derivatives	5.2	—	—
Total gain recognized for fair value hedging relationships	$1.1	$—	$—

Gains on cash flow hedging relationships:
Interest rate contracts:
Gain (loss) reclassified from AOCI on derivatives	$9.0	$—	$(0.1)
Gain reclassified from AOCI as a result that a forecasted transaction is no longer probable of occurring	—	18.5	—
Amounts related to periodic settlements on derivatives	—	—	3.7

Foreign exchange contracts:
Gain reclassified from AOCI on derivatives	—	0.6	—
Amounts related to periodic settlements on derivatives	14.5	—	—
Total gain recognized for cash flow hedging relationships	$23.5	$19.1	$3.6

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	For the year ended December 31, 2021
			Benefits,
	Net investment	Net realized	claims and
	income related	capital gains	settlement
	to hedges	related to	expenses
	of fixed	hedges of fixed	related to
	maturities,	maturities,	hedges of
	available-	available-	investment
	for-sale	for-sale	contracts

	(in millions)
Total amounts of consolidated statement of operations line items in which the effects of fair value and cash flow hedges are reported	$3,633.7	$112.1	$6,617.5

Losses on fair value hedging relationships:
Interest rate contracts:
Loss recognized on hedged item	$(28.7)	$—	$—
Gain recognized on derivatives	28.6	—	—
Amortization of hedged item basis adjustments	(1.8)	—	—
Amounts related to periodic settlements on derivatives	(10.0)	—	—
Total loss recognized for fair value hedging relationships	$(11.9)	$—	$—

Gains (losses) on cash flow hedging relationships:
Interest rate contracts:
Gain (loss) reclassified from AOCI on derivatives	$15.4	$—	$(0.1)
Gain reclassified from AOCI as a result that a forecasted transaction is no longer probable of occurring	—	1.0	—
Amounts related to periodic settlements on derivatives	—	—	(0.4)

Foreign exchange contracts:
Gain reclassified from AOCI on derivatives	—	9.2	—
Amounts related to periodic settlements on derivatives	9.6	—	—
Total gain (loss) recognized for cash flow hedging relationships	$25.0	$10.2	$(0.5)

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Derivatives Not Designated as Hedging Instruments

Our use of futures, certain swaptions and swaps, option collars, options and forwards are effective from an economic standpoint, but they have not been designated as hedges for financial reporting purposes. As such, periodic changes in the market value of these instruments, which includes mark-to-market gains and losses as well as periodic and final settlements, primarily flow directly into net realized capital gains (losses) on the consolidated statements of operations. However, the change in fair value of the funds withheld embedded derivative is separately reported on the consolidated statements of operations. Additionally, mark-to-market gains and losses as well as periodic and final settlements for derivatives used to hedge market risk benefits are reported in market risk benefit (gain) loss on the consolidated statements of operations.

The following table shows the effect of derivatives not designated as hedging instruments, including fair value changes of embedded derivatives that have been bifurcated from the host contract, on the consolidated statements of operations.

	Amount of gain (loss) recognized in
	net income on derivatives for the
	year ended December 31,
Derivatives not designated as hedging instruments	2023	2022	2021

	(in millions)
Interest rate contracts	$(46.5)	$(317.7)	$(33.8)
Foreign exchange contracts	(2.8)	1.4	(4.7)
Equity contracts	(136.6)	20.7	(81.1)
Credit contracts	4.1	0.1	0.1
Other contracts (1)	(1,395.9)	3,682.2	0.1
Total	$(1,577.7)	$3,386.7	$(119.4)
(1)	Includes the change in fair value of the funds withheld embedded derivative.

7. Closed Block

In connection with the 1998 MIHC formation, we formed a Closed Block to provide reasonable assurance to policyholders included therein that, after the formation of the MIHC, assets would be available to maintain dividends in aggregate in accordance with the 1997 policy dividend scales, if the experience underlying such scales continued. Our assets were allocated to the Closed Block in an amount that produces cash flows which, together with anticipated revenue from policies and contracts included in the Closed Block, were expected to be sufficient to support the Closed Block policies. This includes, but is not limited to, provisions for payment of claims, certain expenses, charges and taxes, and to provide for continuation of policy and contract dividends in aggregate in accordance with the 1997 dividend scales, if the experience underlying such scales continues, and to allow for appropriate adjustments in such scales, if such experience changes. Due to adjustable life policies being included in the Closed Block, the Closed Block is charged with amounts necessary to properly fund for certain adjustments, such as face amount and premium increases, that are made to these policies after the Closed Block inception date. These amounts are referred to as Funding Adjustment Charges.

Assets allocated to the Closed Block inure solely to the benefit of the holders of policies included in the Closed Block. Closed Block assets and liabilities are carried on the same basis as other similar assets and liabilities. We will continue to pay guaranteed benefits under all policies, including the policies within the Closed Block, in accordance with their terms. If the assets allocated to the Closed Block, the investment cash flows from those assets and the revenues from the policies included in the Closed Block, including investment income thereon, prove to be insufficient to pay the benefits guaranteed under the policies included in the Closed Block, we will be required to make such payments from our general funds. No additional policies were added to the Closed Block, nor was the Closed Block affected in any other way, as a result of the demutualization.

A policyholder dividend obligation (“PDO”) is required to be established for higher than expected earnings in the Closed Block that will need to be paid as dividends unless future performance of the Closed Block is less favorable than originally expected. A model of the Closed Block was established to produce the pattern of expected earnings, assets and liabilities in the Closed Block.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

These projections are utilized to determine ratios that will allow us to compare actual cumulative earnings to expected cumulative earnings and determine the amount of the PDO. As of both December 31, 2023 and 2022, the PDO was $ 0.0 million.

Closed Block liabilities and assets designated to the Closed Block were as follows:

	December 31, 2023	December 31, 2022

	(in millions)
Closed Block liabilities
Future policy benefits and claims	$2,982.9	$3,128.1
Other policyholder funds	5.1	5.1
Policyholder dividends payable	157.2	168.2
Income taxes currently payable	4.0	—
Other liabilities	23.2	24.9
Total Closed Block liabilities	3,172.4	3,326.3

Assets designated to the Closed Block
Fixed maturities, available-for-sale	1,766.7	1,690.2
Fixed maturities, trading	2.0	2.0
Equity securities	0.9	0.8
Mortgage loans	469.5	544.9
Policy loans	379.9	407.4
Other investments	61.2	62.2
Total investments	2,680.2	2,707.5
Cash and cash equivalents	6.1	62.0
Accrued investment income	32.6	30.3
Reinsurance recoverable and deposit receivable	3.5	3.9
Premiums due and other receivables	3.4	4.1
Deferred tax asset	52.1	62.0
Other assets	5.3	0.1
Total assets designated to the Closed Block	2,783.2	2,869.9
Excess of Closed Block liabilities over assets designated to the Closed Block	389.2	456.4
Amounts included in accumulated other comprehensive income	(69.6)	(111.9)
Maximum future earnings to be recognized from Closed Block assets and liabilities	$319.6	$344.5

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Closed Block revenues and expenses were as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Revenues
Premiums and other considerations	$166.1	$178.0	$196.1
Net investment income	127.3	129.1	137.6
Net realized capital losses	(10.0)	(21.2)	(4.6)
Total revenues	283.4	285.9	329.1

Expenses
Benefits, claims and settlement expenses	161.6	184.3	212.0
Dividends to policyholders	86.8	92.5	92.6
Operating expenses	2.6	2.2	2.3
Total expenses	251.0	279.0	306.9
Closed Block revenues, net of Closed Block expenses, before income taxes	32.4	6.9	22.2
Income taxes	6.1	0.7	3.9
Closed Block revenues, net of Closed Block expenses and income taxes	26.3	6.2	18.3
Funding adjustments and other transfers	(1.4)	28.5	(4.0)
Closed Block revenues, net of Closed Block expenses, income taxes and funding adjustments	$24.9	$34.7	$14.3

The change in maximum future earnings of the Closed Block was as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Beginning of year	$344.5	$379.2	$393.5
End of year	319.6	344.5	379.2
Change in maximum future earnings	$(24.9)	$(34.7)	$(14.3)

We charge the Closed Block with U.S. federal income taxes, payroll taxes, state and local premium taxes and other state or local taxes, licenses and fees as provided in the plan of reorganization.

8. Deferred Acquisition Costs and Other Actuarial Balances

Deferred Acquisition Costs

Incremental direct costs of contract acquisition as well as certain costs directly related to acquisition activities (underwriting, policy issuance and processing, medical and inspection and sales force contract selling) for the successful acquisition of new and renewal insurance policies and investment contracts are capitalized in the period they are incurred. Maintenance costs and acquisition costs that are not deferrable are charged to operating expenses as incurred.

For our long-duration insurance products and certain investment contracts, DAC is amortized on a constant level basis over the expected life of the contracts using groupings and assumptions consistent with those used in computing policyholder liabilities. For each of our long-duration insurance products, we select an inforce measure as a basis for amortization that will result in a constant level amortization pattern for the expected life of the contract. If our actual contract terminations differ from our expectation, the amortization pattern is adjusted on a prospective basis.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Some of our life and disability products within the Benefits and Protection segment have renewal commissions resulting in new DAC capitalizations in the years following the initial capitalization. We also have life products that allow for underwritten death benefit increases and cost of living adjustments, resulting in an immaterial amount of new DAC capitalizations each year. The new capitalizations are added to the existing DAC balance when incurred and amortized over the remaining life of the business.

DAC on short-duration group benefits contracts is amortized over the estimated life of the underlying contracts.

We review and update actuarial experience assumptions (such as mortality, surrenders, lapse, and premium persistency) serving as inputs to the models that establish the expected life for DAC and other actuarial balances during the third quarter of each year, or more frequently if evidence suggests assumptions should be revised. We make model refinements as necessary, and any changes resulting from these assumption updates are applied prospectively.

DAC amortization expense of $388.7 million, $385.7 million and $372.2 million related to our long-duration and short-duration contracts was recorded in operating expenses on the consolidated statements of operations for the years ended December 31, 2023, 2022 and 2021, respectively.

The following tables summarize disaggregated DAC amounts and reconcile the totals to those reported in the consolidated statements of financial position.

	December 31, 2023	December 31, 2022

	(in millions)
Retirement and Income Solutions:
Workplace savings and retirement solutions	$506.4	$498.0
Individual variable annuities	279.5	278.0
Pension risk transfer	15.4	8.1
Individual fixed deferred annuities	106.1	131.0
Investment only	11.5	14.9
Total Retirement and Income Solutions	918.9	930.0
Benefits and Protection:
Specialty Benefits:
Individual disability	667.7	626.1
Life Insurance:
Universal life	1,545.3	1,569.7
Term life	678.8	685.7
Participating life	84.7	93.0
Total Benefits and Protection	2,976.5	2,974.5
Short-duration contracts	31.1	34.7
Total DAC per consolidated statements of financial position	$3,926.5	$3,939.2

Retirement and Income Solutions

The balances and changes in DAC were as follows:

	Workplace			Individual
	savings and	Individual	Pension	fixed
	retirement	variable	risk	deferred	Investment
	solutions	annuities	transfer	annuities	only

	(in millions)
Balances as of January 1, 2022	$489.0	$281.2	$2.7	$162.2	$18.1
Costs deferred	48.3	22.5	5.6	—	1.4
Amortized to expense	(39.3)	(25.7)	(0.2)	(31.2)	(4.6)
Balances as of December 31, 2022	498.0	278.0	8.1	131.0	14.9

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Costs deferred	48.1	27.4	7.9	—	1.3
Amortized to expense	(39.7)	(25.9)	(0.6)	(24.9)	(4.7)
Balances as of December 31, 2023	$506.4	$279.5	$15.4	$106.1	$11.5

Benefits and Protection

The balances and changes in DAC were as follows:

	Specialty Benefits	Life Insurance
	Individual
	disability	Universal life	Term life	Participating life

	(in millions)
Balances as of January 1, 2022	$580.7	$1,596.2	$678.9	$102.3
Costs deferred	87.6	70.6	66.7	1.4
Amortized to expense	(42.2)	(97.1)	(59.9)	(10.7)
Balances as of December 31, 2022	626.1	1,569.7	685.7	93.0
Costs deferred	86.7	70.7	55.0	1.4
Amortized to expense	(45.1)	(95.1)	(61.9)	(9.7)
Balances as of December 31, 2023	$667.7	$1,545.3	$678.8	$84.7

Unearned Revenue Liability

An unearned revenue liability is established when we collect fees or other policyholder assessments, inclusive of cost of insurance charges, administrative charges and other similar fees, for services to be provided in future periods. These unearned front-end fees are deferred and the amortization is recorded using an approach consistent with DAC.

The unearned revenue liability is included within other policyholder funds in the consolidated statements of financial position. The following table summarizes disaggregated unearned revenue liability amounts and reconciles the totals to those reported in the consolidated statements of financial position.

	December 31, 2023	December 31, 2022

	(in millions)
Benefits and Protection – Life Insurance:
Universal life	$485.5	$459.0
Total unearned revenue liability	$485.5	$459.0

Benefits and Protection

The balances and changes in the unearned revenue liability for Life Insurance – Universal life contracts were as follows:

	For the year ended	For the year ended
	December 31, 2023	December 31, 2022

	(in millions)
Balance at beginning of period	$459.0	$425.3
Deferrals	56.3	61.8
Revenue recognized	(29.8)	(28.1)
Balance at end of period	485.5	459.0
Reinsurance impact	(225.1)	(227.9)
Balance at end of period after reinsurance	$260.4	$231.1

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

9. Separate Account Balances

The separate accounts are legally segregated and are not subject to claims that arise out of any of our other business. The client, rather than us, directs the investments and bears the investment risk of these funds. The separate account assets represent the fair value of funds that are separately administered by us for contracts with equity, real estate and fixed income investments and are presented as a summary total within the consolidated statements of financial position. An equivalent amount is reported as separate account liabilities, which represent the obligation to return the monies to the client. Refer to Note 19, Fair Value Measurements, for further information on the valuation methodologies.

We receive fees for mortality, withdrawal and expense risks, as well as administrative, maintenance and investment advisory services that are included in the consolidated statements of operations. Net deposits, net investment income and realized and unrealized capital gains and losses of the separate accounts are not reflected in the consolidated statements of operations.

The Retirement and Income Solutions segment offers variable annuity contracts that allow the policyholder to allocate deposits into various investment options in a separate account. The variable annuity contracts can also include GMWB riders and guaranteed minimum death benefit (“GMDB”) riders that are accounted for as MRBs. Retirement and Income Solutions also offers certain group annuity contracts that have separate accounts as an investment option.

The Benefits and Protection segment offers variable universal life products with separate account investment options.

Refer to Note 12, Market Risk Benefits, for further information on the MRBs associated with the contracts mentioned above.

As of December 31, 2023 and December 31, 2022, the separate accounts included a separate account valued at $88.2 million and $101.4 million, respectively, which primarily included shares of our stock that were allocated and issued to eligible participants of qualified employee benefit plans administered by us as part of the policy credits issued under our 2001 demutualization. These shares are included in both basic and diluted earnings per share calculations. In the consolidated statements of financial position, the separate account shares are recorded at fair value and are reported as separate account assets with a corresponding separate account liability. Changes in fair value of the separate account shares are reflected in both the separate account assets and separate account liabilities and do not impact our results of operations.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Separate Account Assets

The aggregate fair value of assets, by major investment category, supporting separate accounts were as follows:

	December 31, 2023	December 31, 2022

	(in millions)
Fixed maturities:
U.S. government and agencies	$6,948.6	$7,065.0
Non-U.S. governments	1,258.6	1,338.4
States and political subdivisions	205.1	211.7
Corporate	6,102.9	5,689.8
Residential mortgage-backed pass-through securities	4,096.2	3,853.2
Commercial mortgage-backed securities	221.1	206.2
Other debt obligations	505.8	218.0
Total fixed maturities	19,338.3	18,582.3
Equity securities	98,884.9	87,052.5
Real estate	494.6	610.6
Other investments	8,997.9	9,761.9
Cash and cash equivalents	3,162.3	3,233.1
Other assets	763.7	1,039.2
Total separate account assets per consolidated statements of financial position	$131,641.7	$120,279.6

Separate Account Liabilities

The following tables summarize disaggregated separate account liability amounts and reconcile the totals to separate account liabilities reported in the consolidated statements of financial position.

	December 31, 2023	December 31, 2022

	(in millions)
Retirement and Income Solutions:
Group retirement contracts	$117,518.5	$107,240.1
Individual variable annuities	9,131.9	8,659.0
Total Retirement and Income Solutions	126,650.4	115,899.1
Benefits and Protection - Life Insurance:
Universal life	4,991.3	4,380.5
Total separate account liabilities per consolidated statements of financial position	$131,641.7	$120,279.6

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Retirement and Income Solutions

The balances and the changes in separate account liabilities were as follows:

	For the year ended		For the year ended
	December 31, 2023		December 31, 2022
	Group	Individual	Group	Individual
	retirement	variable	retirement	variable
	contracts	annuities	contracts	annuities

	(in millions)
Balance at beginning of period	$107,240.1	$8,659.0	$131,188.6	$11,000.0
Premiums and deposits (1)	11,379.0	328.5	14,859.3	354.1
Policy charges	(366.0)	(204.5)	(383.7)	(211.1)
Surrenders, withdrawals and benefit payments (1)	(13,916.8)	(1,018.2)	(14,479.4)	(790.1)
Investment performance	15,820.7	1,315.1	(20,641.3)	(1,723.3)
Net transfers (to) from general account (1)	(2,461.1)	30.4	(2,571.7)	29.4
Other (2)	(177.4)	21.6	(731.7)	—
Balance at end of period	$117,518.5	$9,131.9	$107,240.1	$8,659.0

Cash surrender value (3)	$116,522.1	$9,011.5	$106,125.7	$8,538.7
(1)

Within the policyholder account balances rollforwards in Note 10, Contractholder Funds, amounts in these lines for Individual variable annuities and Workplace savings and retirement solutions included in Group retirement contracts are reflected in net transfers from (to) separate account.

(2)	Includes amounts to be settled between the separate account and general account due to the timing of trade settlements as of the reporting date.
(3)	Cash surrender value represents the amount of the contractholders’ account balances distributable at the end of the reporting period less surrender charges.

Benefits and Protection

The balances and the changes in separate account liabilities for Life Insurance – Universal life were as follows:

	For the year ended	For the year ended
	December 31, 2023	December 31, 2022

	(in millions)
Balance at beginning of period	$4,380.5	$5,340.4
Premiums and deposits	232.8	276.3
Policy charges	(100.0)	(97.5)
Surrenders, withdrawals and benefit payments	(302.4)	(181.6)
Investment performance	773.6	(952.1)
Net transfers (to) from general account	6.8	(5.0)
Balance at end of period	$4,991.3	$4,380.5

Cash surrender value (1)	$5,062.4	$4,452.9
(1)

Cash surrender value represents the amount of the contractholders’ account balances distributable at the end of the reporting period less surrender charges. Certain products include surrender value enhancement riders that result in cash surrender values greater than account balances.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

10. Contractholder Funds

Contractholder funds include policyholder account balances related to contracts with significant insurance risk and investment contracts.

The following tables summarize disaggregated policyholder account balance amounts and reconcile the totals to contractholder funds reported in the consolidated statements of financial position.

	December 31, 2023	December 31, 2022

	(in millions)

Retirement and Income Solutions:
Workplace savings and retirement solutions	$12,721.5	$12,154.7
Individual variable annuities	514.2	381.4
Individual fixed deferred annuities	5,538.3	7,228.3
Total Retirement and Income Solutions	18,774.0	19,764.4
Benefits and Protection – Life Insurance:
Universal life	6,910.4	6,947.9
Total policyholder account balances for contracts with significant insurance risk or investment contracts with significant fee revenue	25,684.4	26,712.3

Reconciling items:
Investment contracts without significant fee revenue (1)	15,624.3	15,585.2
Embedded derivatives (2)	115.5	46.4
Other balances (3)	(61.3)	(26.6)
Total contractholder funds per consolidated statements of financial position	$41,362.9	$42,317.3
(1)

Includes GICs, funding agreements and individual fixed income annuities. These contracts are not included within the disaggregated rollforward or guaranteed minimum interest rate (“GMIR”) disclosures below.

(2)	Refer to Note 19, Fair Value Measurements, for details on the changes in Level 3 fair value measurements of embedded derivatives.
(3)	Includes amounts that are not accrued to the benefit of the contractholder and, therefore, are not included within the disaggregated rollforward or GMIR disclosures below.

GICs and Funding Agreements

Our GICs and funding agreements contain provisions limiting or prohibiting early surrenders, which typically include penalties for early surrenders, minimum notice requirements or, in the case of funding agreements with survivor options, minimum pre-death holding periods and specific maximum amounts.

Funding agreements include those issued directly to nonqualified institutional investors and those issued to the FHLB Des Moines under their membership funding programs. As of December 31, 2023 and 2022, $3,981.8 million and $4,275.5 million, respectively, of liabilities were outstanding with respect to issuances under the program with FHLB Des Moines. In addition, we have five separate programs where the funding agreements have been issued directly or indirectly to unconsolidated special purpose entities. Claims for principal and interest under funding agreements are afforded equal priority to claims of life insurance and annuity policyholders under insolvency provisions of Iowa Insurance Laws.

We were authorized to issue up to $4.0 billion of funding agreements under a program established in 1998 to support the prospective issuance of medium term notes by an unaffiliated entity in non-U.S. markets. As of December 31, 2023 and 2022,

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

$75.9 million and $75.6 million, respectively, of liabilities were outstanding with respect to the issuance outstanding under this program.

In addition, we were authorized to issue up to $7.0 billion of funding agreements under a program established in 2001 to support the prospective issuance of medium term notes by an unaffiliated entity in both domestic and international markets. The unaffiliated entity is an unconsolidated special purpose entity. As of both December 31, 2023 and 2022, $201.9 million of liabilities were being held with respect to issuances outstanding under this program. We do not anticipate any new issuance activity under this program, given our December 2005 termination of the dealership agreement for this program and the availability of the program established in 2011 described below.

Additionally, we were authorized to issue up to $5.0 billion of funding agreements under a program that was originally established in 2011 to support the prospective issuance of medium term notes by an unaffiliated entity in both domestic and international markets. The unaffiliated entity is an unconsolidated special purpose entity. In June 2015, this program was amended to authorize issuance of up to an additional $4.0 billion. In November 2017, this program was amended to authorize issuance of up to an additional $4.0 billion. In February 2021, this program was amended to authorize issuance of up to an additional $4.0 billion. In November 2023, this program was amended to authorize issuance of up to an additional $4.0 billion. As of December 31, 2023 and 2022, $8,072.6 million and $7,765.7 million, respectively, of liabilities were being held with respect to issuances outstanding under this program. Our payment obligations on each funding agreement issued under this program are guaranteed by PFG. The program established in 2011 is not registered with the United States Securities and Exchange Commission (“SEC”).

Policyholder Account Balances

Retirement and Income Solutions

The changes in policyholder account balances were as follows:

	For the year ended December 31, 2023			For the year ended December 31, 2022
	Workplace			Workplace
	savings and	Individual	Individual	savings and	Individual	Individual
	retirement	variable	fixed deferred	retirement	variable	fixed deferred
	solutions	annuities	annuities (1)	solutions	annuities	annuities (1)

	($in millions)

Balance at beginning of period	$12,154.7	$381.4	$7,228.3	$10,996.2	$380.9	$9,646.3
Premiums and deposits	4,441.7	586.7	36.8	3,719.5	426.5	35.9
Policy charges	(31.6)	—	—	(28.5)	—	—
Surrenders, withdrawals and benefit payments	(4,356.6)	(1,123.0)	(1,888.4)	(2,866.7)	(843.2)	(2,655.6)
Net transfers from (to) separate account (2)	264.8	659.3	—	164.6	406.6	—
Interest credited	280.2	9.8	161.6	194.3	10.6	201.7
Other	(31.7)	—	—	(24.7)	—	—
Balance at end of period	$12,721.5	$514.2	$5,538.3	$12,154.7	$381.4	$7,228.3

Weighted-average crediting rate (3)	2.54%	3.22%	2.84%	1.94%	2.79%	2.63%
Cash surrender value (4)	$11,211.9	$512.6	$5,434.4	$10,341.7	$378.6	$7,081.4
(1)	We use the deposit method of accounting for the reinsurance of this exited business.
(2)

Within the separate account liabilities rollforwards in Note 9, Separate Account Balances, these transfers for Individual variable annuities and Workplace savings and retirement solutions included in Group retirement contracts are reflected in premiums and deposits; surrenders, withdrawals and benefit payments; and net transfers (to) from general account.

(3)	The weighted-average crediting rate is the crediting rate as of the end of each reporting period weighted by account value.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

(4)	Cash surrender value represents the amount of the contractholders’ account balances distributable at the end of the reporting period less surrender charges.

The net amount at risk for policyholder account balances for Individual variable annuities is equal to the MRB net amount at risk, as reported in Note 12, Market Risk Benefits. Workplace savings and retirement solutions and Individual fixed deferred annuities do not have guarantees that provide for benefits in excess of the current policyholder account balances.

Benefits and Protection

The changes in policyholder account balances for Life Insurance – Universal life were as follows:

	For the year ended	For the year ended
	December 31, 2023	December 31, 2022

	($in millions)
Balance at beginning of period	$6,947.9	$6,962.5
Premiums and deposits	1,260.5	1,267.2
Policy charges	(858.1)	(837.8)
Surrenders, withdrawals and benefit payments	(483.6)	(390.0)
Net transfers from (to) separate account	(197.7)	(301.5)
Interest credited	242.1	247.5
Other	(0.7)	—
Balance at end of period	6,910.4	6,947.9
Reinsurance impact	(3,396.8)	(3,528.9)
Balance at end of period after reinsurance	$3,513.6	$3,419.0

Weighted-average crediting rate (1)	4.01%	3.35%
Net amount at risk (2)	$86,671.0	$86,547.9
Cash surrender value (3)	$5,953.0	$5,911.5
(1)	The weighted-average crediting rate is the crediting rate as of the end of each reporting period weighted by account value, including indexed credits.
(2)

For those guarantees of benefits that are payable in the event of death, the net amount at risk is generally defined as the death benefit in excess of the current account balance or the fixed death benefit at the consolidated statement of financial position date.

(3)	Cash surrender value represents the amount of the contractholders’ account balances distributable at the end of the reporting period less surrender charges.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Guaranteed Minimum Interest Rate

The account values, for contracts with significant insurance risk and investment contracts with significant fee revenue by range of GMIR and the related range of difference, in basis points, between rates credited to policyholders and the respective GMIR were as follows. The amounts are before reinsurance impacts of our exited U.S. retail fixed annuity and ULSG businesses.

	December 31, 2023
	Excess of crediting rates over GMIR
		Up to 0.50%	0.51% to 1.00%	1.01% to 2.00%	2.01% or more
		above	above	above	above
	At GMIR	GMIR	GMIR	GMIR	GMIR	Total

	(in millions)
Retirement and Income Solutions
Workplace savings and retirement solutions
Up to 1.00%	$—	$3.3	$101.8	$1,006.0	$312.8	$1,423.9
1.01% - 2.00%	5,135.0	3.8	1,153.1	—	874.6	7,166.5
2.01% - 3.00%	357.1	0.1	0.8	59.1	1,701.2	2,118.3
3.01% - 4.00%	7.4	—	—	—	—	7.4
4.01% and above	16.9	—	—	—	—	16.9
Subtotal	5,516.4	7.2	1,255.7	1,065.1	2,888.6	10,733.0
No GMIR						1,988.5
Total						$12,721.5

Individual variable annuities
Up to 1.00%	$22.6	$—	$—	$—	$—	$22.6
1.01% - 2.00%	4.6	—	—	—	—	4.6
2.01% - 3.00%	273.5	—	—	—	—	273.5
3.01% - 4.00%	—	—	—	—	—	—
4.01% and above	—	—	—	—	—	—
Subtotal	300.7	—	—	—	—	300.7
No GMIR						213.5
Total						$514.2

Individual fixed deferred annuities
Up to 1.00%	$305.5	$115.4	$121.8	$449.4	$999.5	$1,991.6
1.01% - 2.00%	100.8	0.9	26.3	123.5	2.4	253.9
2.01% - 3.00%	2,897.7	—	—	—	—	2,897.7
3.01% - 4.00%	156.9	—	—	—	—	156.9
4.01% and above	—	—	—	—	—	—
Subtotal	3,460.9	116.3	148.1	572.9	1,001.9	5,300.1
No GMIR						238.2
Total						$5,538.3

Benefits and Protection – Life Insurance
Universal life
Up to 1.00%	$—	$—	$16.1	$1.0	$2.4	$19.5
1.01% - 2.00%	294.1	—	418.1	485.6	415.4	1,613.2
2.01% - 3.00%	729.7	677.2	836.3	350.6	3.0	2,596.8
3.01% - 4.00%	1,657.0	49.8	37.6	36.4	3.2	1,784.0
4.01% and above	40.5	3.9	8.3	1.5	—	54.2
Subtotal	2,721.3	730.9	1,316.4	875.1	424.0	6,067.7
No GMIR						842.7
Total						$6,910.4

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	December 31, 2022
	Excess of crediting rates over GMIR
		Up to 0.50%	0.51% to 1.00%	1.01% to 2.00%	2.01% or more
		above	above	above	above
	At GMIR	GMIR	GMIR	GMIR	GMIR	Total

	(in millions)
Retirement and Income Solutions
Workplace savings and retirement solutions
Up to 1.00%	$3.9	$24.8	$1,188.9	$307.8	$364.9	$1,890.3
1.01% - 2.00%	—	549.9	6,090.2	1,477.0	9.4	8,126.5
2.01% - 3.00%	15.1	0.1	—	0.1	—	15.3
3.01% - 4.00%	7.8	—	—	—	—	7.8
4.01% and above	18.8	—	—	—	—	18.8
Subtotal	45.6	574.8	7,279.1	1,784.9	374.3	10,058.7
No GMIR						2,096.0
Total						$12,154.7

Individual variable annuities
Up to 1.00%	$33.0	$—	$—	$—	$—	$33.0
1.01% - 2.00%	3.6	—	—	—	—	3.6
2.01% - 3.00%	331.8	—	—	—	—	331.8
3.01% - 4.00%	—	—	—	—	—	—
4.01% and above	—	—	—	—	—	—
Subtotal	368.4	—	—	—	—	368.4
No GMIR						13.0
Total						$381.4

Individual fixed deferred annuities
Up to 1.00%	$426.4	$161.7	$236.2	$879.2	$993.0	$2,696.5
1.01% - 2.00%	139.8	1.4	39.9	250.5	0.6	432.2
2.01% - 3.00%	3,617.1	—	—	—	—	3,617.1
3.01% - 4.00%	169.7	—	—	—	—	169.7
4.01% and above	—	—	—	—	—	—
Subtotal	4,353.0	163.1	276.1	1,129.7	993.6	6,915.5
No GMIR						312.8
Total						$7,228.3

Benefits and Protection – Life Insurance
Universal life
Up to 1.00%	$—	$8.4	$10.1	$—	$0.7	$19.2
1.01% - 2.00%	315.7	—	407.0	695.5	155.0	1,573.2
2.01% - 3.00%	865.9	951.2	903.5	59.9	0.4	2,780.9
3.01% - 4.00%	1,698.9	35.8	21.9	25.3	3.2	1,785.1
4.01% and above	40.6	10.1	3.4	1.6	—	55.7
Subtotal	2,921.1	1,005.5	1,345.9	782.3	159.3	6,214.1
No GMIR						733.8
Total						$6,947.9

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

11. Future Policy Benefits and Claims

Future policy benefits and claims include reserves for short-duration contracts and long-duration contracts as well as certain reinsurance balances, when in a liability position.

The following tables summarize disaggregated amounts included in future policy benefit and claims and reconcile the totals to those reported in the consolidated statements of financial position.

	December 31, 2023	December 31, 2022

	(in millions)
Liability for future policy benefits by segment (1):
Retirement and Income Solutions:
Pension risk transfer	$23,855.8	$21,211.4
Individual fixed income annuities	4,914.1	5,019.4
Total Retirement and Income Solutions	28,769.9	26,230.8
Benefits and Protection:
Specialty Benefits:
Individual disability	1,898.4	1,698.8
Life Insurance:
Term life	1,085.9	909.0
Total Benefits and Protection	2,984.3	2,607.8
Corporate:
Long-term care insurance	166.7	183.5
Total liability for future policy benefits	31,920.9	29,022.1

Additional liability for certain benefit features by segment (2):
Benefits and Protection – Life Insurance:
Universal life	5,326.5	4,095.2
Total additional liability for certain benefit features	5,326.5	4,095.2

Reconciling items:
Participating contracts	3,060.5	3,207.2
Short-duration contracts	1,283.4	1,295.6
Cost of reinsurance liability	673.3	479.8
Reinsurance recoverable liability	45.2	39.4
Other (3)	178.2	140.1
Future policy benefits and claims per consolidated statements of financial position	$42,488.0	$38,279.4
(1)	Amounts include the deferred profit liability.
(2)	Includes reserves on certain long-duration contracts where benefit features result in gains in early years followed by losses in later years.
(3)	Includes other miscellaneous reserves and the impact of unrealized gains (losses) on the additional liability for certain benefit features.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Liability for Unpaid Claims

The liability for unpaid claims is reported in future policy benefits and claims within our consolidated statements of financial position. Activity associated with unpaid claims was as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Balance at beginning of year	$1,395.0	$1,370.9	$1,686.0
Less: reinsurance recoverable	68.6	68.7	436.9
Net balance at beginning of year	1,326.4	1,302.2	1,249.1
Incurred:
Current year	1,650.4	1,581.8	1,505.1
Prior years	(95.4)	(44.4)	(35.4)
Total incurred	1,555.0	1,537.4	1,469.7
Payments:
Current year	1,189.2	1,138.0	1,067.8
Prior years	354.1	375.2	348.8
Total payments	1,543.3	1,513.2	1,416.6
Net balance at end of year	1,338.1	1,326.4	1,302.2
Plus: reinsurance recoverable	67.8	68.6	68.7
Balance at end of year	$1,405.9	$1,395.0	$1,370.9

Incurred liability adjustments relating to prior years, which affected current operations during 2023, 2022 and 2021, resulted in part from developed claims for prior years being different than were anticipated when the liabilities for unpaid claims were originally estimated. These trends have been considered in establishing the current year liability for unpaid claims.

Short-Duration Contracts

Future policy benefits and claims include reserves for group life and disability insurance that provide periodic income payments. These reserves are computed using assumptions of mortality, morbidity and investment performance. These assumptions are based on our experience, industry results, emerging trends and future expectations. Future policy benefits and claims also include reserves for incurred but unreported group disability, dental, vision, critical illness, accident, PFML, hospital indemnity and life insurance claims. We recognize claims costs in the period the service was provided to our policyholders. However, claims costs incurred in a particular period are not known with certainty until after we receive, process and pay the claims. We determine the amount of this liability using actuarial methods based on historical claim payment patterns as well as emerging cost trends, where applicable, to determine our estimate of claim liabilities. Premium deficiency reserves may be established for short-duration contracts to provide for expected future losses. The premium deficiency reserve calculation considers, among other factors, anticipated investment income.

We have defined claim frequency as follows for each short-duration product:

●	LTD: Claim frequency is based on submitted reserve claim counts.
●	Group Life Waiver: Claim frequency is based on submitted reserve claim counts, consistent with LTD.
●	Dental and Vision: Claim frequency is based on the claim form, which may include one or more procedures.
●	STD, Critical Illness, Accident, Hospital Indemnity and PFML: Claim frequency is based on submitted claims.
●	Group Life: Claim frequency is based on submitted life claims (lives, not coverages).

We did not make any significant changes to our methodologies or assumptions used to calculate the liability for unpaid claims for short-duration contracts during 2023.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Claims Development

The following tables present undiscounted information about claims development by incurral year, including separate information about incurred claims and paid claims net of reinsurance for the periods indicated. The tables also include information on incurred but not reported claims and the cumulative number of reported claims.

The tables present information for the number of years for which claims incurred typically remain outstanding, but do not exceed ten years. The data is disaggregated into groupings of claims with similar characteristics, such as duration of the claim payment period and average claim amount, and with consideration to the overall size of the groupings. Outstanding liabilities equal total net incurred claims less total net paid claims plus outstanding liabilities for net unpaid claims of prior years.

LTD and Group Life Waiver Claims

											Incurred	Cumulative
											but not	number of
											reported	reported
	Net incurred claims (1)										claims	claims

	December 31,
	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2023	2023

	($ in millions)
Incurral
year
2014	$242.2	$231.4	$214.4	$218.1	$206.2	$201.9	$202.0	$199.3	$199.8	$200.7	$0.1	7,610
2015		231.0	227.2	217.2	215.3	208.2	210.0	211.8	210.5	208.3	0.1	7,184
2016			229.8	228.4	219.4	219.5	214.4	218.7	221.9	219.0	0.1	6,171
2017				238.4	239.7	243.1	245.8	245.2	246.5	248.9	0.1	6,091
2018					239.4	245.1	239.2	239.8	235.3	238.0	0.1	5,782
2019						255.2	248.4	240.4	240.2	238.6	0.1	5,961
2020							252.1	231.0	221.1	217.7	5.8	5,939
2021								259.7	244.5	221.6	8.5	5,571
2022									274.3	240.5	4.1	5,572
2023										267.4	111.8	3,353
Total net incurred claims										$2,300.7

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	Net cumulative paid claims (1)
	December 31,
	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023

	(in millions)
Incurral
year
2014	$16.1	$66.0	$96.3	$111.8	$122.3	$132.4	$140.8	$147.2	$153.3	$158.5
2015		16.9	67.0	98.0	114.6	126.8	137.1	146.5	154.0	160.3
2016			16.2	70.6	105.6	124.9	136.8	147.2	157.1	165.3
2017				17.8	76.5	115.0	135.9	151.7	165.4	176.8
2018					20.1	79.9	115.7	135.7	150.3	163.3
2019						19.2	79.7	117.5	136.4	150.6
2020							20.6	78.8	113.1	130.0
2021								19.8	79.0	113.2
2022									19.6	76.6
2023										20.0
Total net paid claims										1,314.6
All outstanding liabilities for unpaid claims prior to 2014 net of reinsurance										251.8
Total outstanding liabilities for unpaid claims net of reinsurance										$1,237.9
(1)	2014-2022 unaudited.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Dental, Vision, STD, Critical Illness, Accident, Hospital Indemnity and PFML Claims

			Incurred	Cumulative
			but not	number of
			reported	reported
	Net incurred claims (1)		claims	claims

	December 31,
	2022	2023	2023	2023

	($ in millions)
Incurral year
2022	$924.4	$910.6	$—	4,317,802
2023	—	1,032.3	57.1	4,566,920
Total net incurred claims	—	$1,942.9	—	—

	Net cumulative
	paid claims (1)
	December 31,
	2022	2023

	(in millions)
Incurral year
2022	$845.5	$909.8
2023	—	954.0
Total net paid claims	—	1,863.8
All outstanding liabilities for unpaid claims prior to 2022 net of reinsurance	—	—
Total outstanding liabilities for unpaid claims net of reinsurance	—	$79.1
(1)	2022 unaudited.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Group Life Claims

			Incurred	Cumulative
			but not	number of
			reported	reported
	Net incurred claims (1)		claims	claims

	December 31,
	2022	2023	2023	2023

	($ in millions)
Incurral year
2022	$279.3	$284.2	$1.1	6,168
2023	—	284.8	33.3	5,064
Total net incurred claims	—	$569.0	—	—

	Net cumulative
	paid claims (1)
	December 31,
	2022	2023

	(in millions)
Incurral year
2022	$218.3	$277.5
2023	—	215.1
Total net paid claims	—	492.6
All outstanding liabilities for unpaid claims prior to 2022 net of reinsurance	—	8.1
Total outstanding liabilities for unpaid claims net of reinsurance	—	$84.5
(1)	2022 unaudited.

Reconciliation of Unpaid Claims to Liability for Unpaid Claims

Our reconciliation of net outstanding liabilities for unpaid claims of short-duration contracts to the liability for unpaid claims follows:

	December 31, 2023
		Dental, Vision, STD,
		Critical Illness,
	LTD and Group Life	Accident, Hospital
	Waiver	Indemnity and PFML	Group Life	Consolidated

	(in millions)
Net outstanding liabilities for unpaid claims	$1,237.9	$79.1	$84.5	$1,401.5

Reconciling items:
Reinsurance recoverable on unpaid claims	39.2	—	0.1	39.3
Impact of discounting	(215.0)	—	—	(215.0)
Loss adjustment expense liability	20.5	4.6	12.5	37.6
Liability for unpaid claims - short-duration contracts	$1,082.6	$83.7	$97.1	1,263.4
Insurance contracts other than short-duration				142.5
Liability for unpaid claims				$1,405.9

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Claim Duration and Payout

Our historical average percentage of claims paid in each year from incurral was as follows:

	December 31, 2023 (1)
		Dental, Vision, STD,
		Critical Illness,
	LTD and Group Life	Accident, Hospital
Year	Waiver	Indemnity and PFML	Group Life
1	8.1%	92.1%	78.9%
2	25.0	7.9	18.8
3	15.4	—	—
4	8.2	—	—
5	5.8	—	—
6	5.2	—	—
7	4.5	—	—
8	3.5	—	—
9	3.0	—	—
10	2.6	—	—
(1)	Unaudited.

Discounting

The following table provides the carrying amount of liabilities reported at present value for short-duration contract unpaid claims. We use a range of discount rates to derive the present value of the unpaid claims. The ranges of discount rates as well as the aggregate amount of discount deducted to derive the liabilities for unpaid claims and interest accretion recognized are also disclosed. Interest accretion is included in benefits, claims and settlement expenses within our consolidated statements of operations.

				Dental, Vision, STD,
				Critical Illness,
	LTD and Group Life			Accident, Hospital
	Waiver			Indemnity and PFML			Group Life

	($ in millions)
Carrying amount of liabilities for unpaid claims
December 31, 2023	$—		1,082.6	$—		83.7	$—		97.1
December 31, 2022	—		1,076.2	—		79.7	—		73.6
Range of discount rates
December 31, 2023	2.8	-	7.0%	—	-	—%	—	-	—%
December 31, 2022	2.8	-	7.0	—	-	—	—	-	—
Aggregate amount of discount
December 31, 2023	$—		215.0	$—		—	$—		—
December 31, 2022	—		209.4	—		—	—		—
Interest accretion
For the year ended:
December 31, 2023	$—		34.7	$—		—	$—		—
December 31, 2022	—		33.0	—		—	—		—
December 31, 2021	—		33.8	—		—	—		—

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Long-Duration Contracts

Gross Premiums or Assessments and Interest Accretion

The amount of gross premiums or assessments and interest accretion recognized by segment in the consolidated statements of operations was as follows:

	Gross premiums or assessments (1)			Interest accretion (2)
	For the year ended			For the year ended
	December 31,			December 31,
	2023	2022	2021	2023	2022	2021

	(in millions)
Retirement and Income Solutions:
Pension risk transfer	$2,905.9	$1,941.0	$1,800.1	$1,008.6	$935.7	$916.7
Individual fixed income annuities	42.5	30.1	83.5	219.1	229.7	240.5
Total Retirement and Income Solutions	2,948.4	1,971.1	1,883.6	1,227.7	1,165.4	1,157.2
Benefits and Protection:
Specialty Benefits:
Individual disability	624.6	601.0	574.1	94.5	90.2	85.6
Life Insurance:
Universal life	681.8	577.7	621.0	209.2	171.2	158.3
Term life	649.1	630.5	619.4	48.2	43.9	43.2
Total Benefits and Protection	1,955.5	1,809.2	1,814.5	351.9	305.3	287.1
Corporate:
Long-term care insurance	5.1	5.2	5.2	9.6	9.8	9.5
Total per consolidated statements of operations	$4,909.0	$3,785.5	$3,703.3	$1,589.2	$1,480.5	$1,453.8
(1)

Gross premiums are included within premiums and other considerations on the consolidated statements of operations. Assessments, which are only applicable to the Life Insurance – Universal life level of aggregation, are included within fees and other revenues on the consolidated statements of operations.

(2)	Interest accretion is included within benefits, claims and settlement expenses on the consolidated statements of operations.

Liability for Future Policy Benefits

The liability for future policy benefits (“LFPB”) for individual and group annuities is generally equal to the present value of expected future policy benefit payments. The reserves are computed using assumptions for mortality and interest. Mortality rate assumptions are based on our experience and are periodically reviewed against both industry standards and experience. The LFPB for non-participating term life insurance, individual disability income contracts and individual and group long-term care contracts is generally equal to the present value of expected future policy benefit payments less the present value of expected net premiums. The reserves are computed using assumptions for mortality, interest, morbidity and lapse.

An interest accretion rate is determined for an identified cohort and remains unchanged after the issue year. For policies issued on or prior to December 31, 2020, the interest accretion rate is based on the assumed investment yield when the business was issued. For policies issued after December 31, 2020, the interest accretion rate is based on the upper-medium grade fixed-income instrument yields, which is generally equivalent to a single-A rated bond yield matched to the duration of our insurance liabilities, when the business was issued.

The LFPB is remeasured to reflect current upper-medium grade fixed-income instrument yields as of each reporting date. The liability is calculated by discounting cash flows using rate curves reflecting the currency and duration of the insurance liabilities. For discount rate tenors, or points on the curves, where the upper-medium grade fixed-income instrument yields are not liquid or limited observable market data is available, we use various estimation techniques consistent with fair value measurement guidance.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Further details regarding reference rates used are included under “Interest Accretion and Current Discount Rates.”

Retirement and Income Solutions

The balances and the changes in the present value for expected future policy benefits were as follows:

	For the year ended		For the year ended
	December 31, 2023		December 31, 2022
	Pension	Individual	Pension	Individual
	risk	fixed income	risk	fixed income
	transfer	annuities	transfer	annuities

	($ in millions)
Present value of expected future policy benefit payments
Balance at beginning of period	$21,211.4	$5,019.4	$25,365.8	$6,535.0
Effect of changes in discount rate assumptions at beginning of period	1,799.6	439.0	(3,386.5)	(812.6)
Balance at beginning of period at original discount rate	23,011.0	5,458.4	21,979.3	5,722.4
Effect of changes in cash flow assumptions	(53.4)	(1.3)	(7.9)	(3.0)
Effect of actual variances from expected experience	(14.6)	(0.1)	(3.2)	—
Adjusted beginning of period balance at original discount rate	22,943.0	5,457.0	21,968.2	5,719.4
Interest accrual	1,008.6	219.1	935.7	229.7
Benefit payments	(1,981.4)	(507.3)	(1,841.7)	(520.4)
Issuances	2,921.7	42.0	1,948.8	29.7
Balance at end of period at original discount rate	24,891.9	5,210.8	23,011.0	5,458.4
Effect of changes in discount rate assumptions at end of period	(1,036.1)	(296.7)	(1,799.6)	(439.0)
Future policy benefits	23,855.8	4,914.1	21,211.4	5,019.4
Reinsurance impact	(3,540.8)	(4,869.1)	—	(5,002.7)
Future policy benefits after reinsurance	$20,315.0	$45.0	$21,211.4	$16.7

Weighted-average duration for future policy benefits (years) (1)	8.5	7.9	8.5	7.9
(1)	Represents the average of the cohort-level duration of the benefit cash flows weighted by the reserve balance for each cohort.

Upper-medium grade fixed-income instrument yields decreased during the year ended December 31, 2023, resulting in an increase to the LFPB of $763.5 million for Pension risk transfer and $142.3 million for Individual fixed income annuities.

Upper-medium grade fixed-income instrument yields increased during the year ended December 31, 2022, resulting in a decrease to the LFPB of $5,186.1 million for Pension risk transfer and $1,251.6 million for Individual fixed income annuities.

See “Interest Accretion and Current Discount Rates” for further details.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Benefits and Protection

The balances and the changes in the present value for expected net premiums and expected future policy benefits were as follows:

	For the year ended		For the year ended
	December 31, 2023		December 31, 2022
	Specialty	Life	Specialty	Life
	Benefits	Insurance	Benefits	Insurance
	Individual		Individual
	disability	Term life	disability	Term life

	($ in millions)
Present value of expected net premiums
Balance at beginning of period	$2,341.8	$3,423.2	$3,149.9	$4,193.7
Effect of changes in discount rate assumptions at beginning of period	395.2	196.0	(198.9)	(690.1)
Balance at beginning of period at original discount rate	2,737.0	3,619.2	2,951.0	3,503.6
Effect of changes in cash flow assumptions	(37.6)	143.5	(413.1)	—
Effect of actual variances from expected experience	244.3	103.3	235.9	128.6
Adjusted beginning of period balance at original discount rate	2,943.7	3,866.0	2,773.8	3,632.2
Interest accrual	95.6	171.9	95.2	162.9
Net premiums collected	(273.4)	(359.8)	(276.5)	(346.6)
Issuances	100.1	215.7	144.5	170.7
Balance at end of period at original discount rate	2,866.0	3,893.8	2,737.0	3,619.2
Effect of changes in discount rate assumptions at end of period	(313.7)	(100.1)	(395.2)	(196.0)
Balance at end of period	$2,552.3	$3,793.7	$2,341.8	$3,423.2

Present value of expected future policy benefit payments
Balance at beginning of period	$4,040.6	$4,332.2	$5,648.3	$5,311.3
Effect of changes in discount rate assumptions at beginning of period	1,021.4	251.6	(501.0)	(913.9)
Balance at beginning of period at original discount rate	5,062.0	4,583.8	5,147.3	4,397.4
Effect of changes in cash flow assumptions	(51.5)	181.8	(476.3)	—
Effect of actual variances from expected experience	260.8	116.8	240.0	139.0
Adjusted beginning of period balance at original discount rate	5,271.3	4,882.4	4,911.0	4,536.4
Interest accrual	190.1	220.1	185.4	206.8
Benefit payments	(210.0)	(330.4)	(183.7)	(340.6)
Issuances	102.8	232.0	149.3	181.2
Balance at end of period at original discount rate	5,354.2	5,004.1	5,062.0	4,583.8
Effect of changes in discount rate assumptions at end of period	(903.5)	(124.5)	(1,021.4)	(251.6)
Balance at end of period	$4,450.7	$4,879.6	$4,040.6	$4,332.2

Future policy benefits (1)	$1,898.4	$1,085.9	$1,698.8	$909.0
Reinsurance impact	(421.6)	(214.3)	(386.8)	25.6
Future policy benefits after reinsurance	$1,476.8	$871.6	$1,312.0	$934.6

Weighted-average duration for future policy benefits (years) (2)	18.4	9.4	18.5	9.6
(1)	Represents the present value of expected future policy benefit payments less the present value of expected net premiums.
(2)	Represents the average of the cohort-level duration of the benefits less the net premium cash flows weighted by the reserve balance for each cohort.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Upper-medium grade fixed-income instrument yields decreased during the year ended December 31, 2023, resulting in an increase to the LFPB of $36.4 million for Individual disability and $31.2 million for Term life.

Upper-medium grade fixed-income instrument yields increased during the year ended December 31, 2022, resulting in a decrease to the LFPB of $928.3 million for Individual disability and $279.4 million for Term life.

See “Interest Accretion and Current Discount Rates” for further details.

We updated our actuarial assumptions during the third quarter of 2023, resulting in a $13.9 million decrease in the LFPB and a $10.2 million increase to income before taxes, net of reinsurance, for Individual disability. This was primarily due to favorable updates to claim incidence rates. The updates also resulted in a $38.3 million increase in the LFPB and a $25.4 million decrease to income before taxes, net of reinsurance, for Term life. This was primarily due to unfavorable updates to mortality assumptions.

We updated our actuarial assumptions during the third quarter of 2022, resulting in a $63.2 million decrease in the LFPB and a $52.4 million increase to income before taxes, net of reinsurance, for Individual disability. This was primarily due to favorable updates to claim experience assumptions.

Additional Liability for Certain Benefit Features

The LFPB also includes an additional reserve on certain universal life contracts where benefit features result in gains in early years followed by losses in later years. The liability for these future losses is accrued in relation to estimated contract assessments. A premium deficiency exists if the net liabilities together with future premiums are determined to be insufficient to provide for expected future policy benefits. Premium deficiency testing considers, among other factors, anticipated investment income and does not include a provision for adverse deviation. We did not have a premium deficiency reserve as of December 31, 2023 or December 31, 2022.

The balances and the changes in the additional liability for certain benefits features for Life Insurance – Universal life contracts, excluding the impact of unrealized gains (losses), were as follows:

	For the year ended	For the year ended
	December 31, 2023	December 31, 2022

	($ in millions)
Balance at beginning of period	$4,095.2	$3,814.2
Effect of changes in cash flow assumptions	725.4	(6.0)
Effect of actual variances from expected experience	45.2	54.9
Interest accrual	209.2	171.2
Net assessments collected	378.1	320.3
Benefit payments	(126.6)	(91.9)
Other (1)	—	(167.5)
Balance at end of period	5,326.5	4,095.2
Reinsurance impact	(5,306.2)	(4,091.4)
Balance at end of period after reinsurance	$20.3	$3.8

Weighted-average duration for additional liability (years) (2)	26.2	27.6
(1)	Reflects the impact of re-cohorting in 2022 as a result of our decision to manage the ULSG business separately from our other UL business following the Strategic Review.
(2)	Represents the average of the cohort-level duration of the benefits less the net assessment cash flows weighted by the reserve balance for each cohort.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

We updated our actuarial assumptions during the third quarter of 2023, resulting in a $725.4 million increase in the additional liability for certain benefit features primarily due to policyholder lapse behavior assumptions related to ULSG products, resulting in a $13.1 million decrease to income before taxes, net of reinsurance.

Corporate

The balances and the changes in the present value for expected net premiums and expected future policy benefits for long-term care insurance were as follows:

	For the year ended	For the year ended
	December 31, 2023	December 31, 2022

	($ in millions)
Present value of expected net premiums
Balance at beginning of period	$64.6	$62.8
Effect of changes in discount rate assumptions at beginning of period	(3.6)	(14.0)
Balance at beginning of period at original discount rate	61.0	48.8
Effect of changes in cash flow assumptions	(13.3)	10.0
Effect of actual variances from expected experience	(5.7)	4.1
Adjusted beginning of period balance at original discount rate	42.0	62.9
Interest accrual	2.9	3.3
Net premiums collected	(5.1)	(5.2)
Balance at end of period at original discount rate	39.8	61.0
Effect of changes in discount rate assumptions at end of period	3.0	3.6
Balance at end of period	$42.8	$64.6

Present value of expected future policy benefit payments
Balance at beginning of period	$248.1	$297.5
Effect of changes in discount rate assumptions at beginning of period	(18.9)	(89.5)
Balance at beginning of period at original discount rate	229.2	208.0
Effect of changes in cash flow assumptions	(40.5)	17.2
Effect of actual variances from expected experience	2.5	3.7
Adjusted beginning of period balance at original discount rate	191.2	228.9
Interest accrual	12.5	13.1
Benefit payments	(14.2)	(12.8)
Balance at end of period at original discount rate	189.5	229.2
Effect of changes in discount rate assumptions at end of period	20.0	18.9
Balance at end of period	$209.5	$248.1

Future policy benefits (1)	$166.7	$183.5
Reinsurance impact	(166.7)	(183.5)
Future policy benefits after reinsurance	$—	$—

Weighted-average duration for future policy benefits (years) (2)	10.4	11.8
(1)	Represents the present value of expected future policy benefit payments less the present value of expected net premiums.
(2)	Represents the average of cohort-level duration of the benefits less the net premium cash flows weighted by the reserve balance for each cohort.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Upper-medium grade fixed-income instrument yields decreased during the year ended December 31, 2023, resulting in an increase to the LFPB of $1.7 million.

Upper-medium grade fixed-income instrument yields increased during the year ended December 31, 2022, resulting in a decrease to the LFPB of $60.2 million.

See “Interest Accretion and Current Discount Rates” for further details.

Expected Future Gross Premiums and Benefit Payments

The amounts of expected undiscounted future benefit payments, expected undiscounted future gross premiums and expected discounted future gross premiums, utilizing the current upper-medium fixed-income instrument yield, were as follows:

	December 31, 2023	December 31, 2022

	(in millions)

Retirement and Income Solutions:
Pension risk transfer
Expected undiscounted future benefit payments	$36,325.5	$33,691.4

Individual fixed income annuities
Expected undiscounted future benefit payments	$7,292.0	$7,716.6

Benefits and Protection – Specialty Benefits:
Individual disability
Expected discounted future gross premiums	$5,456.4	$5,140.9
Expected undiscounted future gross premiums	$8,264.8	$7,978.7
Expected undiscounted future benefit payments	$8,981.2	$8,473.9

Benefits and Protection – Life Insurance:
Term life
Expected discounted future gross premiums	$6,385.1	$6,104.6
Expected undiscounted future gross premiums	$10,287.2	$10,146.3
Expected undiscounted future benefit payments	$7,832.3	$7,202.5

Corporate:
Long-term care insurance
Expected discounted future gross premiums	$42.8	$64.6
Expected undiscounted future gross premiums	$60.3	$96.5
Expected undiscounted future benefit payments	$371.0	$483.4

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Interest Accretion and Current Discount Rates

The interest accretion rate shown for each level of aggregation is an average of the cohort-level accretion rates weighted by the reserve balance for each cohort within that level of aggregation. The current discount rate is calculated at a cohort-level based on current upper-medium fixed-income instrument yields and weighted by the reserve balance for each cohort within each level of aggregation. The weighted-average rates were as follows:

	Interest accretion rate		Current discount rate
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Retirement and Income Solutions:
Pension risk transfer	4.52%	4.38%	4.99%	5.31%
Individual fixed income annuities	4.22%	4.22%	4.97%	5.30%
Benefits and Protection:
Specialty Benefits:
Individual disability	3.96%	4.03%	5.05%	5.36%
Life Insurance:
Universal life	4.75%	4.73%	See note (1)	See note (1)
Term life	4.83%	4.89%	4.90%	5.22%
Corporate:
Long-term care insurance	6.16%	6.16%	5.01%	5.34%
(1)

The additional liability for certain benefit features for Life Insurance – Universal life is measured using the discount rate at contract inception. Therefore, the current discount rate is not applicable for this product.

12. Market Risk Benefits

Contracts or contract features that provide protection to the policyholder from capital market risk, including equity, interest rate or foreign exchange risk, and expose us to other-than-nominal capital market risk are classified as MRBs. We issue certain annuity contracts and other investment contracts that include MRBs that have been bifurcated from the host contract. The Retirement and Income Solutions segment offers variable annuity products with GMWB riders and GMDB riders, including the GMDB for its RILA products that offer return of premium death benefits.

MRBs are measured at fair value at the contract level and can be in either an asset or liability position, depending on certain inputs at the reporting date. MRB assets and liabilities are presented separately within the consolidated statements of financial position. Increases to an asset or decreases to a liability are described as favorable changes to fair value.

Changes in fair value are reported in MRB remeasurement (gain) loss on the consolidated statements of operations. However, the change in fair value related to our own nonperformance risk is reported in OCI. For contracts that contain multiple MRB features, the MRBs are valued on a combined basis using an integrated model.

MRBs are classified as Level 3 fair value measurements as the fair value is based on unobservable inputs. The key assumptions for calculating the fair value of the MRBs are market assumptions such as equity market returns, interest rate levels, market volatility and correlations and policyholder behavior assumptions such as lapse, mortality, utilization and withdrawal patterns. Risk margins are included in the policyholder behavior assumptions. The assumptions are based on a combination of historical data and actuarial judgment. The MRBs are valued using stochastic models that incorporate a spread reflecting our own nonperformance risk.

The assumption for our own nonperformance risk for MRBs is based on the current market credit spreads for debt-like instruments we have issued and are available in the market. Increases (decreases) in our own nonperformance risk, which impacts the rates used to discount future cash flows, could lead to favorable (unfavorable) changes in the fair value of the MRBs.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Long-term interest rates are used as the mean return when projecting the growth in the value of the associated account value and impact the discount rate used in the discounted future cash flows valuation. The amount of claims will increase if account value is not sufficient to cover guaranteed withdrawals. An increase (decrease) in risk-free rates could cause a favorable (unfavorable) change in the fair value of the MRBs. A decrease (increase) in market volatilities could cause a favorable (unfavorable) change in the fair value of the MRBs.

An increase (decrease) in mortality rates or the overall lapse rate assumptions could cause a favorable (unfavorable) change in the fair value of the MRBs. The lapse rate assumption may vary dynamically based on the relationship between the guarantee and associated account value. A weaker (stronger) dynamic lapse rate assumption could lead to favorable (unfavorable) changes in the fair value of the MRBs.

The utilization rate assumption includes how many contractholders will take withdrawals, when they will take them and how much of their benefit they will take. A decrease (increase) in the number of contractholders taking withdrawals, contractholders taking withdrawals earlier versus later, or contractholders taking more versus less of their benefit could lead to favorable (unfavorable) changes in the fair value of the MRBs.

The following tables summarize disaggregated MRB amounts in an asset and liability position reported in the consolidated statements of financial position.

	December 31, 2023			December 31, 2022
			Net asset			Net asset
	Asset	Liability	(liability)	Asset	Liability	(liability)

	(in millions)
Retirement and Income Solutions:
Individual variable annuities	$153.4	$111.9	$41.5	$109.2	$181.4	$(72.2)
Total MRB per consolidated statements of financial position	$153.4	$111.9	$41.5	$109.2	$181.4	$(72.2)

Retirement and Income Solutions

The net asset (liability) balances and the changes in the valuation of the MRBs for Individual variable annuities were as follows:

	For the year ended	For the year ended
	December 31, 2023	December 31, 2022

	($in millions)
Balance at beginning of period	$(72.2)	$(494.7)
Effect of changes in nonperformance risk at beginning of period	(31.7)	109.5
Adjusted balance at beginning of period	(103.9)	(385.2)
Effect of:
Interest accrual and expected policyholder behavior	(80.9)	(90.1)
Benefit payments	0.4	1.3
Changes in interest rates	39.9	539.1
Changes in equity markets	155.1	(112.4)
Changes in equity index volatility	47.9	(50.2)
Actual policyholder behavior different from expected behavior	(4.0)	1.5
Changes in future expected policyholder behavior	—	(6.1)
Changes in other future expected assumptions	(5.3)	(1.8)
Adjusted balance at end of period	49.2	(103.9)
Effect of changes in nonperformance risk at end of period	(7.7)	31.7
Balance at end of period	$41.5	$(72.2)

Weighted-average attained age of policyholders (years) (1)	67.7	67.4
Net amount at risk (2)	$111.2	$415.5

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

(1)	The weighted-average attained age is calculated at the contract level using the total contributions since inception and the age of the contractholders.
(2)

The net amount at risk for our GMDB riders is defined as the current GMDB amount in excess of the current account balance. The net amount at risk for our GMWB riders is defined as the greater of the present value of the GMWB payments less the current account balance or zero. For contracts with both GMDB and GMWB riders, the net amount at risk is the greater of the GMDB or GMWB net amount at risk. A decrease in the net amount at risk in 2023 as a result of increases in the equity markets was partially offset by an increase in the net amount at risk as a result of increases in interest rates. Decreases in the equity markets and increases in interest rates resulted in an increase in the net amount at risk in 2022.

Significant changes to inputs and assumptions that impacted the change in the MRB fair value measurement shown above were as follows:

	For the year ended		For the year ended
	December 31, 2023		December 31, 2022
		Change in net		Change in net
	Change in input	MRB asset (liability)	Change in input	MRB asset (liability)
Long-term interest rate	Increased	Favorable	Increased	Favorable
Equity markets	Increased	Favorable	Decreased	Unfavorable
Equity market volatilities	Decreased	Favorable	Increased	Unfavorable
Own nonperformance risk	Decreased	Unfavorable	Increased	Favorable

See “Unobservable Inputs for Fair Value Measurement” for additional details on the inputs.

Unobservable Inputs for Fair Value Measurement

The following table provides quantitative information about the significant unobservable inputs used for fair value measurements of MRBs. The utilization rate and mortality rate inputs are omitted from the table as a range does not provide meaningful presentation. The utilization rate represents the number of contractholders taking withdrawals in addition to the amount and timing of the withdrawals. The mortality rate is an input based on an appropriate industry mortality table.

	December 31, 2023		December 31, 2022
		Weighted-		Weighted-
	Range of inputs	Average	Range of inputs	Average
Retirement and Income Solutions:
Individual variable annuities
Long-term interest rate (1)	4.00 - 4.20%	4.10%	3.97 - 4.12%	4.04%
Long-term equity market volatility	18.00 - 33.00%	22.00%	18.10 - 34.15%	22.07%
Nonperformance risk	0.80 - 1.60%	1.30%	0.90 - 1.96%	1.65%
Lapse rate	1.10 - 55.00%	5.90%	1.25 - 24.75%	5.76%
(1)

Represents the range of rate curves used in the valuation analysis that we have determined market participants would use when pricing the instrument. The rate curves are derived from an interpolation between various observable swap rates.

13. Reinsurance

We reinsure a portion of the insurance risks associated with our individual disability, traditional life, universal life, medical and long-term care insurance as well as pension risk transfer and retail fixed annuity contracts with significant life insurance risk through reinsurance agreements with affiliated and unaffiliated reinsurance companies, primarily on a quota share, excess loss, yearly renewable term or coinsurance basis. During the fourth quarter of 2023, we closed a coinsurance with funds withheld reinsurance transaction with PFS Bermuda in which we ceded certain of our term life and PRT blocks of business. We use the reinsurance method of accounting for this transaction. During the second quarter of 2022, we closed a coinsurance with funds withheld reinsurance

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

transaction with Talcott Life & Annuity Re in which we ceded our in-force U.S. retail fixed annuity and ULSG blocks of business. The economics of the transaction were effective as of January 1, 2022. We use both the reinsurance and deposit methods of accounting for this transaction. For further information about this transaction, refer to Note 1, Nature of Operations and Significant Accounting Policies.

We are contingently liable with respect to reinsurance ceded to other companies in the event the reinsurer is unable to meet the obligations it has assumed. As of December 31, 2023 and 2022, we had $18,346.0 million and $13,541.3 million of reinsurance recoverable assets, respectively, included in reinsurance recoverable and deposit receivable on the consolidated statements of financial position, which does not reflect potentially offsetting impacts of collateral. As of December 31, 2023 and 2022, we had $45.2 million and $39.4 million of reinsurance recoverable liabilities, respectively, included in future policy benefits and claims on the consolidated statements of financial condition. As of December 31, 2023 and 2022, $18,093.5 million, or 99%, and $12,953.1 million, or 98%, were with our five largest ceded reinsurers, respectively.

The effects of reinsurance on premiums and other considerations and policy and contract benefits were as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Premiums and other considerations:
Direct	$6,423.8	$5,216.5	$4,869.7
Assumed	517.0	503.5	494.3
Ceded	(544.1)	(455.7)	(650.0)
Net premiums and other considerations	$6,396.7	$5,264.3	$4,714.0

Benefits, claims and settlement expenses:
Direct	$8,022.0	$6,579.3	$6,460.7
Assumed	853.7	772.1	727.8
Ceded	(1,649.5)	(1,468.7)	(571.0)
Net benefits, claims and settlement expenses	$7,226.2	$5,882.7	$6,617.5
Liability for future policy benefits remeasurement (gain) loss:
Direct	$466.9	$(166.5)	$(12.4)
Assumed	269.6	(8.3)	10.9
Ceded	(789.0)	(85.0)	1.9
Net liability for future policy benefits remeasurement (gain) loss	$(52.5)	$(259.8)	$0.4

As of December 31, 2023 and 2022, we had a $6,078.7 million and $7,901.0 million reinsurance deposit receivable, respectively.

Refer to Note 5, Investments, for information on our financing receivables valuation allowance related to the reinsurance recoverable and deposit receivable.

Cost of Reinsurance

A reinsurance asset or liability is established to spread the expected net reinsurance costs or profits over the expected term of the contracts. The cost of reinsurance asset and liability are reported in premiums due and other receivables and liability for future policy

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

benefits and claims, respectively, on the consolidated statements of financial position. The cost of reinsurance asset and liability included on the consolidated statements of financial position were as follows:

	December 31, 2023	December 31, 2022

	(in millions)
Cost of reinsurance asset	$3,529.7	$3,339.1

Cost of reinsurance liability	$673.3	$479.8

Cost of reinsurance amortization, including the impact of remeasurement, of $20.4 million, $19.3 million and $23.0 million for the years ended December 31, 2023, 2022 and 2021, respectively, was reported in benefits, claims and settlement expenses and liability for future policy benefits remeasurement (gain) loss on the consolidated statements of operations.

Funds Withheld

The following assets were held in support of our reserves associated with our coinsurance with funds withheld agreement and are reported in the line items shown on the consolidated statements of financial position.

	December 31, 2023	December 31, 2022

	(in millions)
Fixed maturities, available-for-sale	$19,220.7	$15,693.5
Fixed maturities, trading	316.8	100.8
Equity securities	0.3	11.0
Mortgage loans	2,826.0	2,810.8
Other investments	621.4	179.8
Cash and cash equivalents	942.0	1,762.9
Accrued interest income	231.7	178.7
Net other liabilities	(201.9)	(33.6)
Net assets	$23,957.0	$20,703.9

Certain assets are reported at amortized cost while the fair value of those assets is reflected in the funds withheld payable. As of December 31, 2023 and 2022, we had a $23,744.9 million and $20,436.1 million funds withheld payable, which was net of a $2,326.1 million and $3,652.8 million embedded derivative asset, respectively. The change in fair value of the embedded derivative was a gain (loss) of $(1,326.7) million, $3,652.8 million and $0.0 million for the years ended December 31, 2023, 2022 and 2021, respectively.

While the economic benefits of the funds withheld assets flow to the reinsurers, we retain legal ownership of the assets within the funds withheld account. Guidelines are in place to ensure the investment risk is appropriately managed. Net investment income and net realized capital gains (losses) related to the assets on the consolidated statements of operations is reported net of the amounts that flow to the reinsurers. The realized gains and losses that do not flow to the reinsurers are reported in net realized capital gains (losses) on funds withheld assets on the consolidated statements of operations.

Following are the components of net investment income on the funds withheld assets that were passed to the reinsurers.

	For the year ended December 31,
	2023	2022

	(in millions)
Fixed maturities, available-for-sale	$906.9	$745.9
Fixed maturities, trading	11.9	2.0
Equity securities	0.2	0.6
Mortgage loans	125.2	98.4
Cash and cash equivalents	58.9	18.2
Other	64.0	4.8
Total	1,167.0	869.9
Investment expenses	24.7	20.5
Net investment income	$1,142.3	$849.4

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Following are the components of net realized capital gains (losses) on the funds withheld assets that were passed to the reinsurers.

	For the year ended December 31,
	2023	2022

	(in millions)
Fixed maturities, available-for-sale	$(230.9)	$(235.5)
Fixed maturities, trading	(0.1)	(6.4)
Equity securities	(1.2)	(2.4)
Mortgage loans	(34.1)	(24.8)
Derivatives	7.2	2.7
Other	—	3.3
Net realized capital losses	$(259.1)	$(263.1)

14. Debt

Short-Term Debt

The components of short-term debt were as follows:

			December 31, 2023
	Financing			Short-term debt
Obligor/Applicant	structure	Maturity	Capacity	outstanding

			(in millions)
PLIC	Credit facility	October 2027	$800.0	$—
Total			$800.0	$—

			December 31, 2022
	Financing			Short-term debt
Obligor/Applicant	structure	Maturity	Capacity	outstanding

			(in millions)
PLIC	Credit facility	October 2027	$800.0	$—
Total			$800.0	$—

Our revolving credit facilities are committed and available for general corporate purposes. These credit facilities also provide 100% back-stop support for our commercial paper program, of which we had no outstanding balances as of both December 31, 2023 and 2022.

Long-Term Debt

The components of long-term debt were as follows:

	December 31, 2023
	Principal	Net unamortized discount, premium and debt issuance costs	Carrying amount

	(in millions)
Non-recourse mortgages and notes payable	$3.1	$(0.1)	$3.0
Total long-term debt	$3.1	$(0.1)	$3.0

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	December 31, 2022
	Principal	Net unamortized discount, premium and debt issuance costs	Carrying amount

	(in millions)
Non-recourse mortgages and notes payable	$67.1	$0.7	$67.8
Total long-term debt	$67.1	$0.7	$67.8

The non-recourse mortgages and notes payable are primarily financings for real estate developments. As of December 31, 2023, the development had an outstanding principal balance of $3.0 million with an interest rate of 4.0%. As of December 31, 2022, outstanding principal balances ranged from $3.0 million to $15.9 million per development with interest rates ranging from 3.5% to 4.8%. Outstanding debt is secured by the underlying real estate properties, which were reported as real estate on our consolidated statements of financial position with a carrying value of $321.7 million and $317.6 million as of December 31, 2023 and 2022, respectively.

As of December 31, 2023, future annual maturities of long-term debt were as follows (in millions):

Year ending December 31:
2024	$0.1
2025	0.1
2026	0.9
2027	0.9
2028	1.0
Thereafter	—
Total future maturities of long-term debt	$3.0

15. Income Taxes

Income Taxes (Benefits)

Our income taxes (benefits) were as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Current income taxes (benefits):
U.S. federal	$45.8	$(142.9)	$96.8
State	19.1	21.7	11.4
Total current income taxes (benefits)	64.9	(121.2)	108.2
Deferred income taxes (benefits):
U.S. federal	(141.0)	1,231.7	87.9
State	(11.3)	(4.5)	0.5
Total deferred income taxes (benefits)	(152.3)	1,227.2	88.4
Income taxes (benefits)	$(87.4)	$1,106.0	$196.6

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Our income before income taxes was as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Domestic	$149.2	$5,785.5	$1,512.7
Total income before income taxes	$149.2	$5,785.5	$1,512.7

Effective Income Tax Rate

Our provision for income taxes may not have the customary relationship of taxes to income. A reconciliation between the U.S. corporate income tax rate and the effective income tax rate was as follows:

	For the year ended December 31,
	2023	2022	2021
U.S. corporate income tax rate	21%	21%	21%
Dividends received deduction	(47)	(1)	(5)
Tax credits	(40)	(1)	(3)
Interest exclusion from taxable income	(15)	—	(1)
Impact of equity method presentation	(3)	—	—
Employee compensation	(2)	—	—
Other postretirement employee benefits redesignation	(2)	—	—
Low income housing tax credit amortization	24	—	—
State income taxes	4	—	—
Nondeductible expenses	2	—	—
Other	(1)	—	1
Effective income tax rate	(59)%	19%	13%

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Unrecognized Tax Benefits

Our changes in unrecognized tax benefits were as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Balance at beginning of period	$40.6	$43.9	$45.8
Additions based on tax positions related to the current year	0.3	—	1.3
Reductions for tax positions related to the current year	(3.2)	(3.3)	(3.2)
Balance at end of period (1)	$37.7	$40.6	$43.9
(1)	Our 2023 effective income tax rate would not be impacted if unrecognized tax benefits were recognized. We recognize interest and penalties related to uncertain tax positions in operating expenses within the consolidated statements of operations.

As of December 31, 2023 and 2022, we had recognized $1.7 million and $1.4 million of accumulated pre-tax interest and penalties related to unrecognized tax benefits, respectively. We do not believe there is a reasonable possibility the total amount of the unrecognized tax benefits will significantly increase or decrease in the next twelve months considering recent settlements and the status of current and pending Internal Revenue Service (“IRS”) examinations.

Net Deferred Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Our significant components of net deferred income taxes were as follows:

	December 31,
	2023	2022

	(in millions)
Deferred income tax assets:
Net unrealized losses on available-for-sale securities	$1,098.3	$1,611.9
Net operating and capital loss carryforwards	42.9	—
Tax credit carryforwards	64.2	65.8
Employee benefits	30.0	26.4
Intangible assets	42.2	17.6
Other deferred income tax assets	8.5	—
Gross deferred income tax assets	1,286.1	1,721.7
Valuation allowance	(12.0)	(12.3)
Total deferred income tax assets	1,274.1	1,709.4
Deferred income tax liabilities:
Deferred acquisition costs	(622.5)	(655.6)
Investments, including derivatives	(210.1)	(187.6)
Funds withheld embedded derivative	(488.5)	(767.1)
Real estate	(136.7)	(140.0)
Insurance liabilities	(1,165.6)	(1,011.9)
Gain on sale of discontinued operations (1)	(174.5)	(182.1)
Other deferred income tax liabilities	—	(51.1)
Total deferred income tax liabilities	(2,797.9)	(2,995.4)
Total net deferred income tax liabilities	$(1,523.8)	$(1,286.0)

(1)	Represents a deferred intercompany gain on the sale of PGI LLC to PFS, which was allocated to stockholder's equity as the result of a taxable common control transaction on the standalone financials of the transferring entity.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Our net deferred income taxes by jurisdiction were as follows:

	December 31,
	2023	2022

	(in millions)
Deferred income tax assets:
State	$17.2	$10.9
Net deferred income tax assets	17.2	10.9
Deferred income tax liabilities:
U.S. federal	(1,541.0)	(1,296.9)
Net deferred income tax liabilities	(1,541.0)	(1,296.9)
Total net deferred income tax liabilities	$(1,523.8)	$(1,286.0)

In management’s judgment, total deferred income tax assets are more likely than not to be realized. Included in the deferred income tax asset are tax credit carryforwards available to offset future taxable income or income taxes. As of December 31, 2023 and 2022, we had tax credit carryforwards for U.S. federal income tax purposes of $64.2 million and $65.8 million, respectively. The federal tax credit carryforwards, if unused, will expire in 2042. As of December 31, 2023, these carryforwards are anticipated to be utilized before expiration; therefore, no valuation allowance has been provided for the related deferred income tax asset.

As of December 31, 2023 and 2022, state net operating loss carryforwards were $178.5 million and $0.3 million, respectively, and will expire between 2032 and 2040. As of December 31, 2023, all accumulated state net operating loss carryforwards are anticipated to be utilized before expiration; therefore, no valuation allowance has been provided for the related deferred income tax assets. As of December 31, 2023 and 2022, valuation allowances of $12.0 million and $12.3 million, respectively, had been recorded against the income tax benefits associated primarily with net unrealized capital losses on benefit plan trusts.

Effects of Tax Legislation

The Inflation Reduction Act of 2022 (“IRA 2022”) was enacted by the U.S. government on August 16, 2022. The IRA 2022 implements a new corporate alternative minimum tax (“CAMT”) effective January 1, 2023. We are an “Applicable Corporation,” which requires computation of the U.S. federal income tax liability under two systems, the U.S. regular corporate tax (“RCT”) and the CAMT. Although the CAMT may apply in any given year when tentative minimum tax (“TMT”) exceeds the RCT liability, as a “prepayment” the CAMT generates a corresponding alternative minimum tax credit (“AMTC”). The AMTC is accounted for as a deferred tax asset (“DTA”) with an indefinite carryover life recoverable in years when the RCT liability exceeds TMT. Our tax sharing agreement with PFG was amended in 2023 to allocate the CAMT exclusively to PFS.

The tax accounting consequences of a change in tax law is required to be recognized in the period legislation is enacted. Generally, a company is also required to consider the impact of new tax law on realizability of its DTAs, including determination of whether a change to its valuation allowance amounts is necessary. We made an accounting policy election to disregard our CAMT status when evaluating DTAs under the RCT system associated with the IRA 2022.

Other Tax Information

Income tax returns are filed in U.S. federal jurisdiction as well as various states where we and one or more of our subsidiaries conduct business. Although determined by jurisdiction, with few exceptions our tax uncertainties relate primarily to U.S. federal income tax matters. The IRS has completed examination of our consolidated U.S. federal income tax returns for years prior to 2013 and did not exam 2013 and 2014. IRS claims for refund for tax years 2004 through 2008, following settlement of a partnership matter with the Department of Justice in March 2019, were finalized in 2020 and have been received in full as of December 31, 2021. IRS claims for refund filed for tax years 2006 through 2008 were received in September 2020. In 2019, an IRS 30-day letter on examination of tax years 2009 through 2012 was received, the proposed adjustments found acceptable, and associated tax settlements

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

subsequently occurred in 2020 prior to expiration of the extended statute of limitations. As of December 31, 2023 and 2022, we had $(141.0) million and $20.7 million, respectively, of current income tax receivables (payables) associated with outstanding audit issues.

The U.S. federal statute of limitations has expired for years prior to 2015. The IRS is currently auditing our U.S. federal income tax returns for tax years 2015-2018 and 2019-2022. The statutes remain open through normal statute extensions. We do not expect the results of these audits, subsequent related adjustments or developments in other tax areas for all open tax years to significantly change the possible increase in the amount of unrecognized tax benefits, but the outcome of tax reviews is uncertain and unforeseen results can occur.

We believe we have adequate defenses against, or sufficient provisions for, contested issues, but final resolution could take several years depending on whether legal remedies are pursued. Consequently, we do not believe issues that might arise in tax years subsequent to 2014 will have a material impact on our net income.

16. Employee and Agent Benefits

PFG provides a U.S. qualified defined benefit pension plan, covering U.S. employees that meet certain eligibility requirements and certain agents contracted on or before December 31, 2018. A final average pay benefit formula has been in place for plan participants employed prior to January 1, 2002. For agents, this formula ended on December 31, 2018, and for employees the formula ended on December 31, 2022. The final average pay benefit is based on the years of service and generally the employee’s or agent’s average annual compensation during the last five years prior to the earliest of termination, retirement or the formula end date. A cash balance benefit was added on January 1, 2002. A participant’s cash balance account is credited with an amount based on the participant’s salary, age and service. These credits accrue with interest. For plan participants hired on and after January 1, 2002, only the cash balance benefit applies. For pre-2002 participants, the pension benefit earned prior to the final average pay formula end date is the greater of the final average pay benefit or the cash balance benefit earned before the end date. They will also earn a new cash balance benefit for service after the formula end date. We reflect pension expense through our expense allocation agreement with PFG.

In addition, PFG sponsors non-qualified defined benefit plans subject to Section 409A of the Internal Revenue Code. This plan is for certain highly compensated employees and agents to replace the benefit that cannot be provided by the qualified defined benefit pension plan due to IRS limits. These nonqualified plans generally parallel the qualified plan but offer different payment options. No agent will become a new participant in the nonqualified plan after December 31, 2018.

We provide certain health care, life insurance and long-term care benefits for retired employees, their beneficiaries and covered dependents (“other postretirement benefits”). While virtually all U.S. employees continue to have access to the postretirement health care and life insurance benefits, only those U.S. employees that were hired prior to January 1, 2002, and retired prior to January 1, 2011, (post-65 medical) or January 1, 2020, (life insurance and pre-65 medical) were eligible to receive subsidized benefits. All others pay the full cost of coverage. The long-term care plan was subsidized only for those who retired prior to January 1, 2000, and is no longer accessible. The subsidy level for all benefits varies by plan, age, service and retirement date. Our policy is to fund the cost of providing retiree benefits in the years the employees are providing service, taking into account the funded status of the trust. PFG is the sponsor of the post-65 retiree medical plan for both employees and individual field agents.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Obligations and Funded Status

The combined funded status, reconciled to amounts recognized in the consolidated statements of financial position relating to the other postretirement employee benefits plans, was as follows:

	December 31,
	2023	2022

	(in millions)
Change in benefit obligation
Benefit obligation at beginning of year	$(58.6)	$(79.2)
Interest cost	(2.8)	(1.9)
Actuarial gain (loss)	(3.0)	17.0
Participant contributions	(6.1)	(6.4)
Benefits paid	13.6	11.9
Benefit obligation at end of year	$(56.9)	$(58.6)

Change in plan assets
Fair value of plan assets at beginning of year	$70.4	$89.5
Actual return on plan assets	9.6	(15.0)
Employer contribution	1.5	1.4
Participant contributions	6.1	6.4
Benefits paid	(13.6)	(11.9)
Fair value of plan assets at end of year	$74.0	$70.4

Amount recognized in statement of financial position
Other assets	$17.1	$11.8
Total	$17.1	$11.8

Amount recognized in accumulated other comprehensive income
Total net actuarial gain	$(20.5)	$(18.1)
Pre-tax accumulated other comprehensive income	$(20.5)	$(18.1)

Other Postretirement Plan Changes and Plan Gains/Losses

For the year ended December 31, 2023, the other postretirement benefit plans had an actuarial loss primarily due to a decrease in the discount rates and actual medical claims costs being higher than previously expected. For the year ended December 31, 2022, the other postretirement benefit plans had an actuarial gain primarily due to an increase in the discount rates and actual medical claims costs being lower than previously expected.

We did not have any other postretirement benefit plans with an accumulated postretirement benefit obligation in excess of plan assets.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Components of Other Postretirement Benefits Net Periodic Benefit Cost

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Interest cost	$2.8	$1.9	$1.8
Expected return on plan assets	(3.5)	(3.8)	(3.5)
Recognized net actuarial gain	(0.7)	(0.8)	(0.4)
Net periodic benefit income	$(1.4)	$(2.7)	$(2.1)

The components of net periodic benefit cost including the service cost component are included in operating expenses on the consolidated statements of operations.

For the other postretirement benefit plans, actuarial gains and losses were amortized with use of the corridors allowed.

For the other postretirement benefit plans, amounts recognized in pre-tax accumulated other comprehensive (income) loss were as follows:

	For the year ended December 31,
	2023	2022

	(in millions)
Other changes recognized in accumulated other comprehensive (income) loss
Net actuarial (gain) loss	$(3.1)	$1.8
Amortization of net gain	0.7	0.8
Total recognized in pre-tax accumulated other comprehensive (income) loss	$(2.4)	$2.6
Total recognized in net periodic benefit cost and pre-tax accumulated other comprehensive income	$(3.8)	$(0.1)

Net actuarial (gain) loss and net prior service cost benefit have been recognized in AOCI.

Assumptions

Weighted-average assumptions used for other postretirement benefit plans to determine benefit obligations as disclosed under the Obligations and Funded Status section

	December 31,
	2023	2022
Discount rate	4.80%	5.05%
Rate of compensation increase	N/A	N/A

Weighted average assumptions used for other postretirement benefit plans to determine net periodic benefit cost

	For the year ended December 31,
	2023	2022	2021
Discount rate	5.05%	2.55%	2.15%
Expected long-term return on plan assets	5.20%	4.25%	4.25%
Rate of compensation increase	N/A	N/A	N/A %

For other postretirement benefits, the discount rate is determined by projecting future benefit payments inherent in the accumulated postretirement benefit obligation, and discounting those cash flows using a spot yield curve for high quality corporate bonds. The plans’ expected benefit payments are discounted to determine a present value using the yield curve and the discount rate is

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

the level rate that produces the same present value. The 5.20% expected long-term return on plan assets for 2023 was based on the weighted average expected long-term asset returns for the medical, life and long-term care plans.

Assumed Health Care Cost Trend Rates Used to Determine Net Periodic Benefit Cost

	December 31,
	2023	2022
Health care cost trend rate assumed for next year under age 65	7.50%	7.00%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	4.50%	4.50%
Year that the rate reaches the ultimate trend rate (under age 65)	2032	2031

Other Postretirement Benefit Plan Assets

Fair value is defined as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels.

●	Level 1 – Fair values are based on unadjusted quoted prices in active markets for identical assets.
●	Level 2 – Fair values are based on inputs other than quoted prices within Level 1 that are observable for the asset, either directly or indirectly.
●	Level 3 – Fair values are based on significant unobservable inputs for the asset.

Our other postretirement benefit plan assets consist of cash, investments in fixed income security portfolios and investments in equity security portfolios. Because of the nature of cash, its carrying amount approximates fair value. The fair value of fixed income investment funds, U.S. equity portfolios and international equity portfolios is based on quoted prices in active markets for identical assets.

The fair value of the other postretirement benefit plans’ assets by asset category as of the most recent measurement date was as follows:

	December 31, 2023
	Assets	Fair value hierarchy level
	measured at
	fair value	Level 1	Level 2	Level 3

	(in millions)
Asset category
Cash and cash equivalents	$1.1	$1.1	$—	$—
Fixed income security portfolios (1)	34.9	34.9	—	—
U.S. equity portfolios (2)	27.6	27.6	—	—
International equity portfolios (3)	10.4	10.4	—	—
Total	$74.0	$74.0	$—	$—

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	December 31, 2022
	Assets	Fair value hierarchy level
	measured at
	fair value	Level 1	Level 2	Level 3

	(in millions)
Asset category
Cash and cash equivalents	$0.5	$0.5	$—	$—
Fixed income security portfolios (1)	34.7	34.7	—	—
U.S. equity portfolios (2)	25.6	25.6	—	—
International equity portfolios (3)	9.6	9.6	—	—
Total	$70.4	$70.4	$—	$—
(1)	The portfolios invest in various fixed income securities, primarily of U.S. origin. These include, but are not limited to, corporate bonds, residential mortgage-backed securities, commercial mortgage-backed securities, U.S. Treasury securities, agency securities, asset-backed securities and collateralized mortgage obligations.
(2)	The portfolios invest primarily in publicly traded equity securities of large U.S. companies.
(3)	The portfolios invest primarily in publicly traded equity securities of non-U.S. companies.

We have established an investment policy that provides the investment objectives and guidelines for the other postretirement benefit plans. Our investment strategy is to achieve the following:

●	Obtain a reasonable long-term return consistent with the level of risk assumed and at a cost of operation within prudent levels. Performance benchmarks are monitored.
●	Ensure sufficient liquidity to meet the emerging benefit liabilities for the plans.
●	Provide for diversification of assets in an effort to avoid the risk of large losses and maximize the investment return to the other postretirement benefit plans consistent with market and economic risk.

In administering the other postretirement benefit plans’ asset allocation strategies, we consider the projected liability stream of benefit payments, the relationship between current and projected assets of the plan and the projected actuarial liabilities streams, the historical performance of capital markets adjusted for the perception of future short - and long-term capital market performance and the perception of future economic conditions.

According to our investment policy, the target asset allocation for the other postretirement benefit plans is:

Asset category	Target allocation
Fixed income security portfolios	50%
U.S. equity portfolios	35%
International equity portfolios	15%

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Estimated Future Benefit Payments

The estimated future benefit payments, which reflect expected future service are:

Other postretirement
benefits (gross benefit
payments, including
prescription drug benefits)
(in millions)
Year ending December 31:
2024	$11.2
2025	10.2
2026	9.1
2027	8.0
2028	7.2
2029-2033	29.7

The above table reflects the total estimated future benefits to be paid from the plan, including both our share of the benefit cost and the participants’ share of the cost, which is funded by their contributions to the plan. The assumptions used in calculating the estimated future benefit payments are the same as those used to measure the benefit obligation for the year ended December 31, 2023.

17. Contingencies, Guarantees, Indemnifications and Leases

Litigation and Regulatory Contingencies

We are regularly involved in litigation, both as a defendant and as a plaintiff, but primarily as a defendant. Litigation naming us as a defendant ordinarily arises out of our business operations as a provider of asset management and accumulation products and services, individual life insurance, specialty benefits insurance and our investment activities. Some of the lawsuits may be class actions, or purport to be, and some may include claims for unspecified or substantial punitive and treble damages.

We may discuss such litigation in one of three ways. We accrue a charge to income and disclose legal matters for which the chance of loss is probable and for which the amount of loss can be reasonably estimated. We may disclose contingencies for which the chance of loss is reasonably possible and provide an estimate of the possible loss or range of loss or a statement that such an estimate cannot be made. Finally, we may voluntarily disclose loss contingencies for which the chance of loss is remote in order to provide information concerning matters that potentially expose us to possible losses.

In addition, regulatory bodies such as state insurance departments, the SEC, the Financial Industry Regulatory Authority, the Department of Labor and other regulatory agencies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, Employee Retirement Income Security Act and laws governing the activities of broker-dealers. We receive requests from regulators and other governmental authorities relating to industry issues and may receive additional requests, including subpoenas and interrogatories, in the future.

While the outcome of any pending or future litigation or regulatory matter cannot be predicted, management does not believe any such matter will have a material adverse effect on our business or financial position. To the extent such matters present a reasonably possible chance of loss, we are generally not able to estimate the possible loss or range of loss associated therewith. The outcome of such matters is always uncertain and unforeseen results can occur. It is possible that such outcomes could require us to pay damages or make other expenditures or establish accruals in amounts that we could not estimate as of December 31, 2023.

Guarantees and Indemnifications

In the normal course of business, we have provided guarantees to our ultimate parent, PFG, related to benefit payments of the nonqualified pension plans and the nonqualified deferred compensation plans. We also provided guarantees to third parties primarily

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

related to a former subsidiary. The terms of these agreements range in duration and often are not explicitly defined. The maximum exposure under these agreements as of December 31, 2023, was approximately $141.0 million. At inception, the fair value of such guarantees was insignificant. In addition, we believe the likelihood is remote that material payments will be required. Therefore, any liability accrued within our consolidated statements of financial position is insignificant. Should we be required to perform under these guarantees, we generally could recover a portion of the loss from third parties through recourse provisions included in agreements with such parties, the sale of assets held as collateral that can be liquidated in the event performance is required under the guarantees or other recourse generally available to us; therefore, such guarantees would not result in a material adverse effect on our business or financial position. While the likelihood is remote, such outcomes could materially affect net income in a particular quarter or annual period.

We are also subject to various other indemnification obligations issued in conjunction with divestitures, acquisitions, financing and reinsurance transactions whose terms range in duration and often are not explicitly defined. Certain portions of these indemnifications may be capped, while other portions are not subject to such limitations; therefore, the overall maximum amount of the obligation under the indemnifications cannot be reasonably estimated. At inception, the fair value of such indemnifications was insignificant. In addition, we believe the likelihood is remote that material payments will be required. Therefore, any liability accrued within our consolidated statements of financial position is insignificant. While we are unable to estimate with certainty the ultimate legal and financial liability with respect to these indemnifications, we believe that performance under these indemnifications would not result in a material adverse effect on our business or financial position. While the likelihood is remote, performance under these indemnifications could materially affect net income in a particular quarter or annual period.

Guaranty Funds

Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to policyholders and claimants. A state’s fund assesses its members based on their pro rata market share of written premiums in the state for the classes of insurance for which the insolvent insurer was engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets. We accrue liabilities for guaranty fund assessments when an assessment is probable, can be reasonably estimated and when the event obligating us to pay has occurred. While we cannot predict the amount and timing of any future assessments, we have established reserves we believe are adequate for assessments relating to insurance companies that are currently subject to insolvency proceedings. As of December 31, 2023 and 2022, the liability balance for guaranty fund assessments, which is not discounted, was $20.7 million and $20.6 million, respectively, and was reported within other liabilities in the consolidated statements of financial position. As of December 31, 2023 and 2022, $9.9 million and $9.7 million, respectively, related to premium tax offsets were included in premiums due and other receivables in the consolidated statements of financial position.

Leases

As a lessee, we lease office space, data processing equipment, office furniture and office equipment under various operating leases. We also lease buildings and hardware storage equipment under finance leases. Lease assets and liabilities are recognized at the commencement of a lease based on the present value of lease payments over the lease term. We generally use our incremental borrowing rate based on the information available at the lease commencement date to determine the present value of lease payments. Lease term may include options to extend or terminate the lease when it is reasonably certain we will exercise the option. Leases with an initial term of twelve months or less are not recorded on the consolidated statements of financial position. We recognize lease expense for leases on a straight-line basis over the lease term. Some of our lease agreements include payments for property taxes, insurance, utilities or common area maintenance, which are not based on an index or rate. These payments are recognized in net income in the period in which the obligation has occurred.

We sublease certain office space to third parties, which are primarily operating leases. We record sublease income on a straight-line basis over the lease term.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The lease assets and liabilities were as follows:

	December 31,
	2023	2022

	(in millions)
Assets
Operating lease assets (1)	$113.0	$116.9
Finance lease assets (1)	73.8	82.4
Total lease assets	$186.8	$199.3

Liabilities
Operating lease liabilities (2)	$104.5	$112.2
Finance lease liabilities (2)	74.8	83.0
Total lease liabilities	$179.3	$195.2
(1)	Operating and finance lease assets are primarily reported within property and equipment on the consolidated statements of financial position.
(2)	Operating and finance lease liabilities are reported within other liabilities on the consolidated statements of financial position.

The lease cost was as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Finance lease cost (1):
Amortization of right-of-use assets	$32.9	$34.0	$30.5
Interest on lease liabilities	1.9	1.2	1.0
Operating lease cost (1)	28.9	34.6	37.6
Other lease cost (1) (2)	6.6	9.5	7.3
Sublease income (3)	(0.3)	(1.5)	(1.7)
Total lease cost	$70.0	$77.8	$74.7
(1)	Finance, operating and other lease costs are primarily included in operating expenses on the consolidated statements of operations.
(2)	Other lease cost primarily reflects variable and short-term lease costs.
(3)	Sublease income is included in fees and other revenues on the consolidated statements of operations.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Payments for operating leases for the years ended December 31, 2023, 2022 and 2021, were $32.4 million, $32.0 million and $36.0 million, respectively. Payments for finance leases for the years ended December 31, 2023, 2022 and 2021, were $34.3 million, $35.1 million and $31.4 million, respectively. The following represents future payments due by period for lease obligations:

	Operating leases	Finance leases	Total

	(in millions)
For the twelve months ending December 31:
2024	$25.2	$31.1	$56.3
2025	22.1	23.4	45.5
2026	18.9	17.1	36.0
2027	15.2	7.5	22.7
2028	11.0	0.1	11.1
2029 and thereafter	25.9	—	25.9
Total lease payments	118.3	79.2	197.5
Less: interest	13.8	4.4	18.2
Present value of lease liabilities	$104.5	$74.8	$179.3

The weighted-average remaining lease term and weighted-average discount rates were as follows:

	For the year ended December 31,
	2023	2022	2021
Weighted-average remaining lease term (in years):
Operating leases	7.3	7.7	7.8
Finance leases	3.0	2.8	3.2

Weighted-average discount rate:
Operating leases	2.9%	2.5%	2.2%
Finance leases	3.5%	1.7%	1.1%

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

18. Stockholder’s Equity

Other Comprehensive Income (Loss)

	For the year ended December 31, 2023
	Pre-Tax	Tax	After-Tax

	(in millions)
Net unrealized gains on available-for-sale securities during the period	$2,069.1	$(438.8)	$1,630.3
Reclassification adjustment for losses included in net income (1)	355.1	(74.8)	280.3
Adjustments for assumed changes in amortization patterns	(2.5)	0.6	(1.9)
Adjustments for assumed changes in policyholder liabilities	0.7	(0.1)	0.6
Net unrealized gains on available-for-sale securities	2,422.4	(513.1)	1,909.3

Net unrealized losses on derivative instruments during the period	(44.9)	9.4	(35.5)
Reclassification adjustment for gains included in net income (2)	(7.4)	1.6	(5.8)
Adjustments for assumed changes in amortization patterns	(0.9)	0.2	(0.7)
Adjustments for assumed changes in policyholder liabilities	0.2	—	0.2
Net unrealized losses on derivative instruments	(53.0)	11.2	(41.8)

Liability for future policy benefits discount rate remeasurement loss (3)	(496.5)	104.3	(392.2)

Market risk benefit nonperformance risk loss (4)	(39.4)	8.3	(31.1)

Unrecognized postretirement benefit obligation during the period	3.0	(0.7)	2.3
Amortization of amounts included in net periodic benefit cost (5)	(0.7)	0.2	(0.5)
Net unrecognized postretirement benefit obligation	2.3	(0.5)	1.8

Other comprehensive income	$1,835.8	$(389.8)	$1,446.0

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	For the year ended December 31, 2022
	Pre-Tax	Tax	After-Tax

	(in millions)
Net unrealized losses on available-for-sale securities during the period	$(12,980.2)	$2,753.0	$(10,227.2)
Reclassification adjustment for losses included in net income (1)	333.3	(70.4)	262.9
Adjustments for assumed changes in amortization patterns	(3.7)	0.7	(3.0)
Adjustments for assumed changes in policyholder liabilities	273.2	(57.3)	215.9
Net unrealized losses on available-for-sale securities	(12,377.4)	2,626.0	(9,751.4)

Net unrealized losses on derivative instruments during the period	(1.4)	0.4	(1.0)
Reclassification adjustment for gains included in net income (2)	(28.0)	5.8	(22.2)
Adjustments for assumed changes in amortization patterns	(0.1)	—	(0.1)
Adjustments for assumed changes in policyholder liabilities	0.4	(0.2)	0.2
Net unrealized losses on derivative instruments	(29.1)	6.0	(23.1)

Liability for future policy benefits discount rate remeasurement gain (3)	6,295.5	(1,322.1)	4,973.4

Market risk benefit nonperformance risk gain (4)	141.2	(29.7)	111.5

Unrecognized postretirement benefit obligation during the period	(1.7)	0.3	(1.4)
Amortization of amounts included in net periodic benefit cost (5)	(0.8)	0.2	(0.6)
Net unrecognized postretirement benefit obligation	(2.5)	0.5	(2.0)

Other comprehensive loss	$(5,972.3)	$1,280.7	$(4,691.6)

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	For the year ended December 31, 2021
	Pre-Tax	Tax	After-Tax

	(in millions)
Net unrealized losses on available-for-sale securities during the period	$(2,313.3)	$490.5	$(1,822.8)
Reclassification adjustment for losses included in net income (1)	20.5	(4.3)	16.2
Adjustments for assumed changes in amortization patterns	(0.2)	—	(0.2)
Adjustments for assumed changes in policyholder liabilities	252.6	(53.0)	199.6
Net unrealized losses on available-for-sale securities	(2,040.4)	433.2	(1,607.2)

Net unrealized gains on derivative instruments during the period	66.7	(14.1)	52.6
Reclassification adjustment for gains included in net income (2)	(25.5)	5.4	(20.1)
Adjustments for assumed changes in policyholder liabilities	1.2	(0.2)	1.0
Net unrealized gains on derivative instruments	42.4	(8.9)	33.5

Liability for future policy benefits discount rate remeasurement gain (3)	2,076.0	(435.9)	1,640.1

Market risk benefit nonperformance risk loss (4)	(2.8)	0.6	(2.2)

Unrecognized postretirement benefit obligation during the period	2.3	(0.5)	1.8
Amortization of amounts included in net periodic benefit cost (5)	(0.4)	0.1	(0.3)
Net unrecognized postretirement benefit obligation	1.9	(0.4)	1.5

Other comprehensive income	$77.1	$(11.4)	$65.7
(1)	Pre-tax reclassification adjustments relating to available-for-sale securities are reported in net realized capital gains (losses) and net realized capital gains (losses) on funds withheld assets on the consolidated statements of operations.
(2)	See Note 6, Derivative Financial Instruments, under the caption “Effect of Fair Value and Cash Flow Hedges on Consolidated Statements of Operations” for further details.
(3)	Includes the discount rate remeasurement gain (loss) associated with the LFPB and the associated reinsurance recoverable. See Note 11, Future Policy Benefits and Claims, under the caption “Liability for Future Policy Benefits” for further details.
(4)	See Note 12, Market Risk Benefits, for further details.
(5)	Amount is comprised of amortization of prior service cost (benefit) and recognized net actuarial (gain) loss, which is reported in operating expenses on the consolidated statements of operations. See Note 16, Employee and Agent Benefits, under the caption “Components of Net Periodic Benefit Cost” for further details.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Accumulated Other Comprehensive Income (Loss)

	Net unrealized	Net unrealized	LFPB		Unrecognized	Accumulated
	gains (losses) on	gains (losses) on	discount rate	MRB	postretirement	other
	available-for-sale	derivative	remeasurement	nonperformance	benefit	comprehensive
	securities (1)	instruments	gain (loss)	risk gain (loss)	obligation	income (loss)

	(in millions)
Balances as of January 1, 2021	$3,955.5	$18.5	$—	$—	$12.9	$3,986.9
Other comprehensive income during the period, net of adjustments	(1,623.4)	53.6	1,640.1	(2.2)	1.8	69.9
Amounts reclassified from AOCI	16.2	(20.1)	—	—	(0.3)	(4.2)
Other comprehensive income	(1,607.2)	33.5	1,640.1	(2.2)	1.5	65.7
Effects of implementation of accounting change related to long-duration insurance contracts, net	1,356.0	5.0	(5,328.8)	(84.3)	—	(4,052.1)
Net assets transferred to affiliate due to change in benefit plan sponsorship	—	—	—	—	2.0	2.0
Balances as of December 31, 2021	3,704.3	57.0	(3,688.7)	(86.5)	16.4	2.5
Other comprehensive loss during the period, net of adjustments	(10,014.3)	(0.9)	4,973.4	111.5	(1.4)	(4,931.7)
Amounts reclassified from AOCI	262.9	(22.2)	—	—	(0.6)	240.1
Other comprehensive loss	(9,751.4)	(23.1)	4,973.4	111.5	(2.0)	(4,691.6)
Adjustments for reinsurance (2)	108.3	6.1	—	—	—	114.4
Balances as of December 31, 2022	(5,938.8)	40.0	1,284.7	25.0	14.4	(4,574.7)
Other comprehensive income during the period, net of adjustments	1,629.0	(36.0)	(392.2)	(31.1)	2.3	1,172.0
Amounts reclassified from AOCI	280.3	(5.8)	—	—	(0.5)	274.0
Other comprehensive income	1,909.3	(41.8)	(392.2)	(31.1)	1.8	1,446.0
Balances as of December 31, 2023	$(4,029.5)	$(1.8)	$892.5	$(6.1)	$16.2	$(3,128.7)
(1)	Net unrealized losses on available-for-sale debt securities for which an allowance for credit loss has been recorded were $1.5 million, $1.8 million and $0.6 million as of December 31, 2023, 2022 and 2021, respectively.
(2)	Reflects the January 1, 2022, balance associated with our ULSG business that was ceded to Talcott Life & Annuity Re.

Dividend Limitations

Under Iowa law, we may pay dividends or make other distributions only from the earned surplus arising from our business and must receive the prior approval of the Commissioner of Insurance of the State of Iowa (“the Commissioner”) to pay stockholder dividends or make any other distribution if such distribution would exceed certain statutory limitations. Iowa law gives the Commissioner discretion to disapprove requests for distributions in excess of these limitations. Extraordinary dividends include those made, together with dividends and other distributions, within the preceding twelve months that exceed the greater of (i) 10% of our statutory policyholder surplus as of the previous year-end excluding admitted disallowed interest maintenance reserve or (ii) the statutory net gain from operations from the previous calendar year, not to exceed earned surplus. Based on this limitation and 2023 statutory results, we could pay approximately $1,497.8 million in ordinary stockholder dividends in 2024 without prior regulatory approval. However, because the dividend test is based on dividends previously paid over rolling twelve-month periods, if paid before a specified date during 2024, some or all of such dividends may be extraordinary and require regulatory approval.

19. Fair Value Measurements

We use fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, particularly policyholder liabilities other than investment contracts, are excluded from these fair value disclosure requirements.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels. The level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety considering factors specific to the asset or liability.

●	Level 1 – Fair values are based on unadjusted quoted prices in active markets for identical assets or liabilities.
●	Level 2 – Fair values are based on inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly.
●	Level 3 – Fair values are based on at least one significant unobservable input for the asset or liability.

Determination of Fair Value

The following discussion describes the valuation methodologies and inputs used for assets and liabilities measured at fair value on a recurring basis. The techniques utilized in estimating the fair value of financial instruments are reliant on the assumptions used. Care should be exercised in deriving conclusions about our business, its value or financial position based on the fair value information of financial instruments presented below.

Fair value estimates are made based on available market information and judgments about the financial instrument at a specific point in time. Such estimates do not consider the tax impact of the realization of unrealized gains or losses. In addition, the disclosed fair value may not be realized in the immediate settlement of the financial instrument. We validate prices through an investment analyst review process, which includes validation through direct interaction with external sources, review of recent trade activity or use of internal models. In circumstances where broker quotes are used to value an instrument, we generally receive one non-binding quote. Broker quotes are validated through an investment analyst review process, which includes validation through direct interaction with external sources and use of internal models or other relevant information. We did not make any significant changes to our valuation processes during 2023.

Fixed Maturities

Fixed maturities include bonds, ABS, redeemable preferred stock and certain non-redeemable preferred securities. When available, the fair value of fixed maturities is based on quoted prices of identical assets in active markets. These are reflected in Level 1 and primarily include U.S. Treasury bonds and actively traded redeemable corporate preferred securities.

When quoted prices of identical assets in active markets are not available, our first priority is to obtain prices from third party pricing vendors. We have regular interaction with these vendors to ensure we understand their pricing methodologies and to confirm they are utilizing observable market information. Their methodologies vary by asset class and include inputs such as estimated cash flows, benchmark yields, reported trades, broker quotes, credit quality, industry events and economic events. Fixed maturities with validated prices from pricing services, which includes the majority of our public fixed maturities in all asset classes, are generally reflected in Level 2. Also included in Level 2 are corporate bonds when quoted market prices are not available, for which an internal model using substantially all observable inputs or a matrix pricing valuation approach is used. In the matrix approach, securities are grouped into pricing categories that vary by sector, rating and average life. Each pricing category is assigned a risk spread based on studies of observable public market data for specific security classes. The expected cash flows of the security are then discounted back at the current Treasury curve plus the appropriate risk spread. Although the matrix valuation approach provides a fair valuation of each pricing category, the valuation of an individual security within each pricing category may also be impacted by company specific factors.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

If we are unable to price a fixed maturity security using prices from third party pricing vendors or other sources specific to the asset class, we may obtain a broker quote or utilize an internal pricing model specific to the asset utilizing relevant market information, to the extent available and where at least one significant unobservable input is utilized. These are reflected in Level 3 in the fair value hierarchy and can include fixed maturities across all asset classes. As of December 31, 2023, approximately 3% of our total fixed maturities were Level 3 securities valued using internal pricing models.

The primary inputs, by asset class, for valuations of the majority of our Level 2 investments from third party pricing vendors or our internal pricing valuation approach are described below.

U.S. Government and Agencies/Non-U.S. Governments. Inputs include recently executed market transactions, interest rate yield curves, maturity dates, market price quotations and credit spreads relating to similar instruments.

States and Political Subdivisions. Inputs include Municipal Securities Rulemaking Board reported trades, U.S. Treasury and other benchmark curves, material event notices, new issue data and obligor credit ratings.

Corporate. Inputs include recently executed transactions, market price quotations, benchmark yields, issuer spreads and observations of equity and credit default swap curves related to the issuer. For private placement corporate securities valued through the matrix valuation approach inputs include the current Treasury curve and risk spreads based on sector, rating and average life of the issuance.

RMBS, CMBS, Collateralized Debt Obligations and Other Debt Obligations. Inputs include cash flows, priority of the tranche in the capital structure, expected time to maturity for the specific tranche, reinvestment period remaining and performance of the underlying collateral including prepayments, defaults, deferrals, loss severity of defaulted collateral and, for RMBS, prepayment speed assumptions. Other inputs include market indices and recently executed market transactions.

Equity Securities

Equity securities include mutual funds, common stock and non-redeemable preferred stock. Fair values of equity securities are determined using quoted prices in active markets for identical assets when available, which are reflected in Level 1. When quoted prices are not available, we may utilize internal valuation methodologies appropriate for the specific asset that use observable inputs such as underlying share prices or the net asset value (“NAV”), which are reflected in Level 2. Fair values might also be determined using broker quotes or through the use of internal models or analysis that incorporate significant assumptions deemed appropriate given the circumstances and consistent with what other market participants would use when pricing such securities, which are reflected in Level 3.

Derivatives

The fair values of exchange-traded derivatives are determined through quoted market prices, which are reflected in Level 1. Exchange-traded derivatives include futures that are settled daily, which reduces their fair value in the consolidated statements of financial position. The fair values of OTC cleared derivatives are determined through market prices published by the clearinghouses, which are reflected in Level 2. The clearinghouses utilize the SOFR curve in their valuation. Variation margin associated with OTC cleared derivatives is settled daily, which reduces their fair value in the consolidated statements of financial position. The fair values of bilateral OTC derivative instruments are determined using either pricing valuation models that utilize market observable inputs or broker quotes. The majority of our bilateral OTC derivatives are valued with models that use market observable inputs, which are reflected in Level 2. Significant inputs include contractual terms, interest rates, currency exchange rates, credit spread curves, equity prices and volatilities. These valuation models consider projected discounted cash flows, relevant swap curves and appropriate implied volatilities. Certain bilateral OTC derivatives utilize unobservable market data, primarily independent broker quotes that are nonbinding quotes based on models that do not reflect the result of market transactions, which are reflected in Level 3.

Our non-cleared derivative contracts are generally documented under ISDA Master Agreements, which provide for legally enforceable set-off and close-out netting of exposures to specific counterparties. Collateral arrangements are bilateral and based on

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

current ratings of each entity. We utilize the SOFR curve to value our positions. Counterparty credit risk is routinely monitored to ensure our adjustment for nonperformance risk is appropriate. Our centrally cleared derivative contracts are conducted with regulated centralized clearinghouses, which provide for daily exchange of cash collateral or variation margin equal to the difference in the daily market values of those contracts that eliminates the nonperformance risk on these trades.

Interest Rate Contracts. For non-cleared contracts, which include interest rate swaps and have included swaptions, we use discounted cash flow valuation techniques to determine the fair value using observable swap curves as the inputs. These are reflected in Level 2. We have forward contracts for which we obtain prices from third party pricing vendors. These are reflected in Level 2. For centrally cleared contracts we use published prices from clearinghouses. These are reflected in Level 2. In addition, we have forward contracts and have had interest rate options that were valued using broker quotes. These are reflected in Level 3.

Foreign Exchange Contracts. We use discounted cash flow valuation techniques that utilize observable swap curves and exchange rates as the inputs to determine the fair value of foreign currency swaps. These are reflected in Level 2. Currency forwards are valued using observable market inputs, including forward currency exchange rates. These are reflected in Level 2. In addition, we had a limited number of non-standard currency swaps that were valued using broker quotes. These were reflected within Level 3.

Equity Contracts. We use an option pricing model using observable implied volatilities, dividend yields, index prices and swap curves as the inputs to determine the fair value of equity options. These are reflected in Level 2. Certain equity option contracts are valued using broker quotes. These are reflected in Level 3.

Credit Contracts. We use either the ISDA Credit Default Swap Standard discounted cash flow model that utilizes observable default probabilities and recovery rates as inputs to determine the fair value of credit default swaps. These are reflected in Level 2. In addition, we have a limited number of credit default swaps that are valued using broker quotes. These are reflected within Level 3.

Other Investments

Other investments reported at fair value include invested assets of consolidated sponsored investment funds, unconsolidated sponsored investment funds, other investment funds reported at fair value, other loans of a consolidated VIE for which the fair value option was elected and certain redeemable and nonredeemable preferred stock.

The fair value of investment funds is determined using the NAV of the fund. The NAV of the fund represents the price at which we would be able to initiate a transaction. Investments for which the NAV represents a quoted price in an active market for identical assets are reflected in Level 1. Investments that do not have a quoted price in an active market are reflected in Level 2.

Other loans of a consolidated VIE for which the fair value option was elected are reflected in Level 3. The fair value of these loans is estimated using a discounted cash flow valuation model that utilizes standard assumption-setting methodology accepted by market participants in the industry. The assumptions are formed based on historical performance of the loans and utilizes market data inputs such as charge-off rates, prepayment rates, recovery rates and discount rates.

Cash Equivalents

Certain cash equivalents are reported at fair value on a recurring basis and include money market instruments and other short-term investments with maturities of three months or less. Fair values of these cash equivalents may be determined using public quotations, when available, which are reflected in Level 1. When public quotations are not available, because of the highly liquid nature of these assets, carrying amounts may be used to approximate fair values, which are reflected in Level 2.

Separate Account Assets

Separate account assets include equity securities, debt securities, cash equivalents and derivative instruments, for which fair values are determined as previously described, and are reflected in Level 1, Level 2 and Level 3. Separate account assets also include commercial mortgage loans, for which the fair value is estimated by discounting the expected total cash flows using market rates that

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

are applicable to the yield, credit quality and maturity of the loans. The market clearing spreads vary based on mortgage type, weighted average life, rating and liquidity. These are reflected in Level 3. Finally, separate account assets include real estate, for which the fair value is estimated using discounted cash flow valuation models that utilize various public real estate market data inputs. In addition, each property is appraised annually by an independent appraiser. The real estate included in separate account assets is recorded net of related mortgage encumbrances for which the fair value is estimated using discounted cash flow analysis based on our incremental borrowing rate for similar borrowing arrangements. The real estate within the separate accounts is reflected in Level 3.

Market Risk Benefits

MRBs are measured at fair value at the contract level on a recurring basis and are reflected in Level 3 as either an asset or a liability, depending on certain inputs at the reporting date. The key assumptions for calculating the fair value are market assumptions and policyholder behavior. Risk margins are included in the policyholder behavior assumptions. The assumptions are based on a combination of historical data and actuarial judgment. The MRBs are valued using stochastic models that incorporate a spread reflecting our own nonperformance risk.

The assumption for our own nonperformance risk is based on current market credit spreads for debt-like instruments we have issued and are available in the market. Refer to Note 12, Market Risk Benefits, for further information on the determination of fair value measurement of MRBs.

Investment and Universal Life Contracts

Certain universal life, annuity and other investment contracts include embedded derivatives that have been bifurcated from the host contract and are measured at fair value on a recurring basis, which are reflected in Level 3. The key assumptions for calculating the fair value of the embedded derivative liabilities are market assumptions (such as equity market returns, interest rate levels, market volatility and correlations) and policyholder behavior assumptions (such as lapse and mortality). Risk margins are included in the policyholder behavior assumptions. The assumptions are based on a combination of historical data and actuarial judgment. The embedded derivative liabilities are valued using models that incorporate a spread reflecting our own creditworthiness.

The assumption for our own nonperformance risk for investment contracts and any embedded derivatives bifurcated from certain universal life, annuity and investment contracts is based on the current market credit spreads for debt-like instruments we have issued and are available in the market.

Funds Withheld Payable

The funds withheld payable includes an embedded derivative that has been bifurcated from the host contract and is measured at fair value on a recurring basis, which is reflected in Level 3. The fair value is determined based on the change in the estimated fair value of the underlying funds withheld investments. The fair value of these assets is determined as previously described.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Assets and Liabilities Measured at Fair Value on a Recurring Basis

Assets and liabilities measured at fair value on a recurring basis were as follows:

	December 31, 2023
	Assets/	Amount
	(liabilities)	measured at	Fair value hierarchy level
	measured at	net asset
	fair value	value (5)	Level 1	Level 2	Level 3

	(in millions)
Assets
Fixed maturities, available-for-sale:
U.S. government and agencies	$1,504.9	$—	$1,210.8	$294.1	$—
Non-U.S. governments	479.9	—	—	479.9	—
States and political subdivisions	6,613.3	—	—	6,545.1	68.2
Corporate	33,079.5	—	30.9	30,742.7	2,305.9
Residential mortgage-backed pass-through securities	2,824.9	—	—	2,824.9	—
Commercial mortgage-backed securities	4,743.4	—	—	4,740.4	3.0
Collateralized debt obligations (1)	5,397.8	—	—	5,322.4	75.4
Other debt obligations	7,886.5	—	—	6,703.9	1,182.6
Total fixed maturities, available-for-sale	62,530.2	—	1,241.7	57,653.4	3,635.1
Fixed maturities, trading	715.3	—	27.7	307.8	379.8
Equity securities	43.0	—	14.9	28.1	—
Derivative assets (2)	253.0	—	—	246.9	6.1
Other investments	238.3	73.7	—	—	164.6
Cash equivalents	3,010.2	—	449.6	2,560.6	—
Market risk benefit asset (3)	153.4	—	—	—	153.4
Sub-total excluding separate account assets	66,943.4	73.7	1,733.9	60,796.8	4,339.0
Separate account assets	131,641.7	8,692.0	103,598.9	18,598.0	752.8
Total assets	$198,585.1	$8,765.7	$105,332.8	$79,394.8	$5,091.8

Liabilities
Investment and universal life contracts (4)	$(115.5)	$—	$—	$—	$(115.5)
Market risk benefit liability (3)	(111.9)	—	—	—	(111.9)
Funds withheld payable embedded derivative (4)	2,326.1	—	—	—	2,326.1
Derivative liabilities (2)	(473.4)	—	—	(472.6)	(0.8)
Total liabilities	$1,625.3	$—	$—	$(472.6)	$2,097.9

Net assets	$200,210.4	$8,765.7	$105,332.8	$78,922.2	$7,189.7

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	December 31, 2022
	Assets/	Amount
	(liabilities)	measured at	Fair value hierarchy level
	measured at	net asset
	fair value	value (5)	Level 1	Level 2	Level 3

	(in millions)
Assets
Fixed maturities, available-for-sale:
U.S. government and agencies	$1,715.9	$—	$1,354.0	$361.9	$—
Non-U.S. governments	520.4	—	—	520.4	—
States and political subdivisions	6,168.3	—	—	6,099.2	69.1
Corporate	33,184.8	—	26.6	31,589.9	1,568.3
Residential mortgage-backed pass-through securities	2,170.9	—	—	2,170.9	—
Commercial mortgage-backed securities	4,827.5	—	—	4,824.1	3.4
Collateralized debt obligations (1)	4,560.2	—	—	4,504.0	56.2
Other debt obligations	6,483.3	—	—	6,015.5	467.8
Total fixed maturities, available-for-sale	59,631.3	—	1,380.6	56,085.9	2,164.8
Fixed maturities, trading	634.0	—	78.6	449.2	106.2
Equity securities	53.1	—	14.8	38.3	—
Derivative assets (2)	256.6	—	—	256.5	0.1
Other investments	82.8	81.4	—	—	1.4
Cash equivalents	2,776.4	—	930.3	1,846.1	—
Market risk benefit asset (3)	109.2	—	—	—	109.2
Sub-total excluding separate account assets	63,543.4	81.4	2,404.3	58,676.0	2,381.7
Separate account assets	120,279.6	9,120.9	91,424.2	18,700.4	1,034.1
Total assets	$183,823.0	$9,202.3	$93,828.5	$77,376.4	$3,415.8

Liabilities
Investment and universal life contracts (4)	$(46.3)	$—	$—	$—	$(46.3)
Market risk benefit liability (3)	(181.4)	—	—	—	(181.4)
Funds withheld payable embedded derivative (4)	3,652.8	—	—	—	3,652.8
Derivative liabilities (2)	(612.2)	—	—	(608.1)	(4.1)
Total liabilities	$2,812.9	$—	$—	$(608.1)	$3,421.0

Net assets	$186,635.9	$9,202.3	$93,828.5	$76,768.3	$6,836.8
(1)	Primarily consists of collateralized loan obligations backed by secured corporate loans.
(2)	Within the consolidated statements of financial position, derivative assets are reported with other investments and derivative liabilities are reported with other liabilities. The amounts are presented gross in the tables above to reflect the presentation on the consolidated statements of financial position; however, are presented net for purposes of the rollforward in the Changes in Level 3 Fair Value Measurements tables. Refer to Note 6, Derivative Financial Instruments, for further information on fair value by class of derivative instruments.
(3)	Refer to Note 12, Market Risk Benefits, for further information on the change in the Level 3 fair value measurements of MRBs.
(4)	Includes bifurcated embedded derivatives that are reported at net asset (liability) fair value within the same line item in the consolidated statements of financial position in which the host contract is reported. The funds withheld payable embedded derivative could be in either an asset or (liability) position.
(5)	Certain investments are measured at fair value using the NAV per share (or its equivalent) practical expedient and have not been classified in the fair value hierarchy. Other investments using the NAV practical expedient consist of certain fund interests that are restricted until maturity with unfunded commitments totaling $7.1 million and $7.8 million as of December 31, 2023 and 2022, respectively. Separate account assets using the NAV practical expedient consist of certain funds with varying investment strategies that also have a variety of redemption terms and conditions. We do not have unfunded commitments associated with these funds.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Changes in Level 3 Fair Value Measurements

The reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) was as follows:

	For the year ended December 31, 2023
	Beginning			Net			Ending
	asset/	Total realized/unrealized		purchases,			asset/
	(liability)	gains (losses)		sales,			(liability)
	balance		Included in	issuances			balance
	as of	Included	other	and	Transfers	Transfers	as of
	January 1,	in net	comprehensive	settlements	into	out of	December 31,
	2023	income (2)	income (3)	(4)	Level 3	Level 3	2023

	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$69.1	$—	$0.8	$(1.7)	$—	$—	$68.2
Corporate	1,568.3	(4.5)	13.3	593.6	212.4	(77.2)	2,305.9
Commercial mortgage-backed securities	3.4	—	—	(0.4)	—	—	3.0
Collateralized debt obligations	56.2	—	1.9	165.8	—	(148.5)	75.4
Other debt obligations	467.8	1.3	1.2	537.0	239.5	(64.2)	1,182.6
Total fixed maturities, available-for-sale	2,164.8	(3.2)	17.2	1,294.3	451.9	(289.9)	3,635.1
Fixed maturities, trading	106.2	2.4	—	271.2	—	—	379.8
Other investments	1.4	(5.7)	—	168.9	—	—	164.6
Separate account assets (1)	1,034.1	(7.9)	—	(273.4)	—	—	752.8

Liabilities
Investment and universal life contracts	(46.3)	(37.8)	—	(31.4)	—	—	(115.5)
Funds withheld payable embedded derivative	3,652.8	(1,326.7)	—	—	—	—	2,326.1

Derivatives
Net derivative assets (liabilities)	(4.0)	6.1	—	3.1	0.1	—	5.3

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	For the year ended December 31, 2022
	Beginning			Net			Ending
	asset/	Total realized/unrealized		purchases,			asset/
	(liability)	gains (losses)		sales,			(liability)
	balance		Included in	issuances			balance
	as of	Included	other	and	Transfers	Transfers	as of
	January 1,	in net	comprehensive	settlements	into	out of	December 31,
	2022	income (2)	income (3)	(4)	Level 3	Level 3	2022

	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$92.4	$—	$(23.5)	$(1.6)	$12.0	$(10.2)	$69.1
Corporate	834.3	(4.8)	(28.6)	626.3	176.3	(35.2)	1,568.3
Commercial mortgage-backed securities	19.2	—	(1.0)	(4.6)	—	(10.2)	3.4
Collateralized debt obligations	85.8	—	(1.0)	151.8	—	(180.4)	56.2
Other debt obligations	42.1	(0.3)	(20.4)	474.2	—	(27.8)	467.8
Total fixed maturities, available-for-sale	1,073.8	(5.1)	(74.5)	1,246.1	188.3	(263.8)	2,164.8
Fixed maturities, trading	4.9	(0.6)	—	72.9	29.0	—	106.2
Other investments	1.4	—	—	—	—	—	1.4
Separate account assets (1)	946.0	112.0	—	(23.9)	—	—	1,034.1

Liabilities
Investment and universal life contracts	(83.2)	36.1	—	0.8	—	—	(46.3)
Funds withheld payable embedded derivative	—	3,652.8	—	—	—	—	3,652.8

Derivatives
Net derivative assets (liabilities)	0.6	(4.0)	(0.3)	—	—	(0.3)	(4.0)

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	For the year ended December 31, 2021
	Beginning			Net			Ending
	asset/	Total realized/unrealized		purchases,			asset/
	(liability)	gains (losses)		sales,			(liability)
	balance	Included	Included in	issuances			balance
	as of	in net	other	and	Transfers	Transfers	as of
	January 1,	income	comprehensive	settlements	into	out of	December 31,
	2021	(2)	income (3)	(4)	Level 3	Level 3	2021

	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$—	$—	$12.5	$(0.4)	$80.3	$—	$92.4
Corporate	290.8	(21.9)	7.8	381.8	175.8	—	834.3
Commercial mortgage-backed securities	13.2	(1.0)	(0.4)	7.4	—	—	19.2
Collateralized debt obligations	27.2	(2.0)	1.7	397.4	72.1	(410.6)	85.8
Other debt obligations	29.2	—	0.4	16.9	20.6	(25.0)	42.1
Total fixed maturities, available-for-sale	360.4	(24.9)	22.0	803.1	348.8	(435.6)	1,073.8
Fixed maturities, trading	—	—	—	4.9	—	—	4.9
Other investments	30.0	12.4	—	(41.0)	—	—	1.4
Separate account assets (1)	8,893.2	313.8	—	(8,261.0)	—	—	946.0

Liabilities
Investment and universal life contracts	(90.8)	(15.6)	—	23.2	—	—	(83.2)

Derivatives
Net derivative assets (liabilities)	(5.1)	(5.0)	—	10.7	—	—	0.6
(1)	Gains and losses for separate account assets do not impact net income as the change in value of separate account assets is offset by a change in value of separate account liabilities.
(2)	Both realized gains (losses) and mark-to-market unrealized gains (losses) are generally reported in net realized capital gains (losses), net realized capital gains (losses) on funds withheld assets or change in fair value of funds withheld embedded derivative within the consolidated statements of operations. Realized and unrealized gains (losses) on certain securities with an investment objective to realize economic value through mark-to-market changes are reported in net investment income within the consolidated statements of operations. Changes in unrealized gains (losses) included in net income relating to positions still held were:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Assets
Fixed maturities, available-for-sale:
Corporate	$0.3	$(1.3)	$(4.6)
Commercial mortgage-backed securities	—	—	(1.0)
Collateralized debt obligations	—	—	(2.0)
Other debt obligations	1.9	1.9	1.9
Total fixed maturities, available-for-sale	2.2	0.6	(5.7)
Fixed maturities, trading	2.3	(0.6)	—
Other investments	(5.2)	—	12.5
Separate account assets	(80.3)	89.8	90.5

Liabilities
Investment and universal life contracts	(29.2)	22.6	(8.6)
Funds withheld payable embedded derivative	(1,326.7)	3,652.8	—

Derivatives
Net derivative assets (liabilities)	7.3	(4.0)	—

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

(3)	Changes in unrealized gains (losses) included in OCI relating to positions still held were:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$(4.1)	$(21.7)	$12.5
Corporate	(38.9)	(19.8)	(0.7)
Commercial mortgage-backed securities	—	(0.5)	(0.4)
Collateralized debt obligations	0.7	—	1.9
Other debt obligations	(29.8)	(18.5)	—
Total fixed maturities, available-for-sale	(72.1)	(60.5)	13.3

Derivatives
Net derivative assets (liabilities)	—	(0.2)	—

(4)	Gross purchases, sales, issuances and settlements were:

	For the year ended December 31, 2023
					Net purchases,
					sales, issuances
	Purchases	Sales	Issuances	Settlements	and settlements

	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$—	$—	$—	$(1.7)	$(1.7)
Corporate	815.2	(27.7)	—	(193.9)	593.6
Commercial mortgage-backed securities	—	—	—	(0.4)	(0.4)
Collateralized debt obligations	167.0	—	—	(1.2)	165.8
Other debt obligations	563.3	—	—	(26.3)	537.0
Total fixed maturities, available-for-sale	1,545.5	(27.7)	—	(223.5)	1,294.3
Fixed maturities, trading	424.7	(138.7)	—	(14.8)	271.2
Other investments	194.2	—	—	(25.3)	168.9
Separate account assets (5)	—	(286.3)	(109.1)	122.0	(273.4)

Liabilities
Investment and universal life contracts	—	—	(69.9)	38.5	(31.4)

Derivatives
Net derivative assets (liabilities)	0.8	2.3	—	—	3.1

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	For the year ended December 31, 2022
					Net purchases,
					sales, issuances
	Purchases	Sales	Issuances	Settlements	and settlements

	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$—	$—	$—	$(1.6)	$(1.6)
Corporate	817.3	(50.4)	—	(140.6)	626.3
Commercial mortgage-backed securities	—	(4.1)	—	(0.5)	(4.6)
Collateralized debt obligations	151.9	—	—	(0.1)	151.8
Other debt obligations	487.4	(8.2)	—	(5.0)	474.2
Total fixed maturities, available-for-sale	1,456.6	(62.7)	—	(147.8)	1,246.1
Fixed maturities, trading	106.9	(32.6)	—	(1.4)	72.9
Separate account assets (5)	11.8	(4.5)	(50.0)	18.8	(23.9)

Liabilities
Investment and universal life contracts	—	—	(22.2)	23.0	0.8

	For the year ended December 31, 2021
					Net purchases,
					sales, issuances
	Purchases	Sales	Issuances	Settlements	and settlements

	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$—	$—	$—	$(0.4)	$(0.4)
Corporate	626.6	(84.3)	—	(160.5)	381.8
Commercial mortgage-backed securities	7.7	—	—	(0.3)	7.4
Collateralized debt obligations	422.7	—	—	(25.3)	397.4
Other debt obligations	45.1	—	—	(28.2)	16.9
Total fixed maturities, available-for-sale	1,102.1	(84.3)	—	(214.7)	803.1
Fixed maturities, trading	4.9	—	—	—	4.9
Other investments	—	(41.0)	—	—	(41.0)
Separate account assets (5)	38.5	(8,206.2)	(191.5)	98.2	(8,261.0)

Liabilities
Investment and universal life contracts	—	—	(19.5)	42.7	23.2

Derivatives
Net derivative assets (liabilities)	—	10.7	—	—	10.7
(5)	Issuances and settlements include amounts related to mortgage encumbrances associated with real estate in our separate accounts.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Transfers

Transfers of assets and liabilities measured at fair value on a recurring basis between fair value hierarchy levels were as follows:

	For the year ended December 31, 2023
	Transfers out	Transfers out	Transfers out	Transfers out
	of Level 1 into	of Level 2 into	of Level 3 into	of Level 3 into
	Level 3	Level 3	Level 1	Level 2

	(in millions)
Assets
Fixed maturities, available-for-sale:
Corporate	$—	$212.4	$—	$77.2
Collateralized debt obligations	—	—	—	148.5
Other debt obligations	—	239.5	—	64.2
Total fixed maturities, available-for-sale	—	451.9	—	289.9

Derivatives
Net derivative assets (liabilities)	—	0.1	—	—

	For the year ended December 31, 2022
	Transfers out	Transfers out	Transfers out	Transfers out
	of Level 1 into	of Level 2 into	of Level 3 into	of Level 3 into
	Level 3	Level 3	Level 1	Level 2

	(in millions)
Assets
Fixed maturities, available-for-sale:
States and political subdivisions	$—	$12.0	$—	$10.2
Corporate	—	176.3	—	35.2
Commercial mortgage-backed securities	—	—	—	10.2
Collateralized debt obligations	—	—	—	180.4
Other debt obligations	—	—	—	27.8
Total fixed maturities, available-for-sale	—	188.3	—	263.8
Fixed maturities, trading	—	29.0	—	—

Derivatives
Net derivative assets (liabilities)	—	—	—	0.3

	For the year ended December 31, 2021
	Transfers out	Transfers out	Transfers out	Transfers out
	of Level 1 into	of Level 2 into	of Level 3 into	of Level 3 into
	Level 3	Level 3	Level 1	Level 2

	(in millions)
Assets
Fixed maturities, available-for- sale:
States and political subdivisions	$—	$80.3	$—	$—
Corporate	—	175.8	—	—
Collateralized debt obligations	—	72.1	—	410.6
Other debt obligations	—	20.6	—	25.0
Total fixed maturities, available-for-sale	—	348.8	—	435.6

Assets transferred into Level 3 during 2023, 2022 and 2021, primarily included those assets for which we are now unable to obtain pricing from a recognized third party pricing vendor as well as assets that were previously priced using a matrix valuation approach that may no longer be relevant when applied to asset-specific situations.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Assets transferred out of Level 3 during 2023, 2022 and 2021, included those assets for which we are now able to obtain pricing from a recognized third party pricing vendor or from internal models using substantially all market observable information.

Quantitative Information about Level 3 Fair Value Measurements

The following table provides quantitative information about the significant unobservable inputs used for recurring fair value measurements categorized within Level 3, excluding assets and liabilities for which significant quantitative unobservable inputs are not developed internally, which primarily consists of those valued using broker quotes. The MRB asset and liability are excluded from the table. Refer to Note 12, Market Risk Benefits, for information on the unobservable inputs used for fair value measurement of MRBs. The funds withheld payable embedded derivative is excluded from the table as the determination of its fair value incorporates the fair value of the invested assets supporting the reinsurance agreement. Refer to “Assets and liabilities measured at fair value on a recurring basis” for a complete valuation hierarchy summary.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	December 31, 2023
	Assets /
	(liabilities)
	measured at	Valuation	Unobservable	Input/range				Weighted
	fair value	technique(s)	input description	of inputs				average
	(in millions)
Assets
Fixed maturities, available-for-sale:
Corporate	$1,997.4	Discounted cash flow	Discount rate (1)	4.9	%-	24.2%		12.0%
			Earnings before interest, taxes, depreciation and amortization multiple			3.25	x	32.5	x
			Illiquidity premium	30	basis points (“bps”)-	483	bps	121	bps
			Comparability adjustment	67	bps-	217	bps	141	bps
Collateralized debt obligations	74.6	Discounted cash flow	Discount rate (1)			4.1%		4.1%
			Comparability adjustment			20	bps	20	bps
Other debt obligations	879.5	Discounted cash flow	Discount rate (1)	5.0	%-	10.6%		7.4%
			Illiquidity premium	69	bps-	650	bps	337	bps
			Comparability adjustment	(20)	bps-	213	bps	92	bps
Fixed maturities, trading	168.7	Discounted cash flow	Discount rate (1)	11.4	%-	22.3%		13.4%
Other investments	163.2	Discounted cash flow	Discount rate (1)	12.0	%-	13.5%		12.6%
			Probability of default	6.0	%-	10.0%		8.5%
			Potential loss severity	87.0	%-	100.0%		90.7%
Separate account assets	752.8	Discounted cash flow - real estate	Discount rate (1)	6.5	%-	10.0%		7.5%
			Terminal capitalization rate	5.3	%-	9.5%		6.1%
			Average market rent growth rate	2.0	%-	3.7%		2.9%
		Discounted cash flow - real estate debt	Loan to value	46.0	%-	72.0%		55.3%
			Market interest rate	5.3	%-	8.1%		6.4%
Liabilities
Investment and universal life contracts (4)	(115.5)	Discounted cash flow	Long duration interest rate	2.5	%-	4.8	% (2)	4.0%
			Long-term equity market volatility	15.5	%-	40.1%		19.2%
			Nonperformance risk	0.8	%-	1.6%		1.1%
			Lapse rate	0.0	%-	55.0%		7.0%
			Mortality rate	See note (3)

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

	December 31, 2022
	Assets /
	(liabilities)
	measured at	Valuation	Unobservable	Input/range				Weighted
	fair value	technique(s)	input description	of inputs				average
	(in millions)
Assets
Fixed maturities, available-for-sale:
Corporate	$1,479.9	Discounted cash flow	Discount rate (1)	2.7	%-	33.1%		11.0%
			Illiquidity premium	0	bps-	467	bps	50	bps
			Comparability adjustment	(16)	bps-	0	bps	(11)	bps
Collateralized debt obligations	39.5	Discounted cash flow	Discount rate (1)			4.4%		4.4%
			Comparability adjustment			55	bps	55	bps
Other debt obligations	467.8	Discounted cash flow	Discount rate (1)	5.6	%-	8.2%		7.6%
			Illiquidity premium	0	bps-	260	bps	220	bps
			Comparability adjustment	1	bps-	139	bps	77	bps
Fixed maturities, trading	92.5	Discounted cash flow	Discount rate (1)	9.6	%-	15.2%		11.0%
Separate account assets	1,034.1	Discounted cash flow - real estate	Discount rate (1)	5.5	%-	10.0%		7.0%
			Terminal capitalization rate	4.5	%-	9.5%		5.8%
			Average market rent growth rate	2.0	%-	3.8%		3.0%
		Discounted cash flow - real estate debt	Loan to value	43.6	%-	62.2%		50.6%
			Market interest rate	5.3	%-	8.6%		6.6%
Liabilities
Investment and universal life contracts (4)	(46.3)	Discounted cash flow	Long duration interest rate	2.4	%-	4.7	% (2)	3.1%
			Long-term equity market volatility	17.8	%-	36.9%		22.0%
			Nonperformance risk			0.9%		0.9%
			Mortality rate	See note (3)
(1)	Represents market comparable interest rate or an index adjusted rate used as the base rate in the discounted cash flow analysis prior to any illiquidity or other adjustments, where applicable.
(2)	Represents the range of rate curves used in the valuation analysis that we have determined market participants would use when pricing the instrument. Derived from interpolation between various observable swap rates.
(3)	This input is based on an appropriate industry mortality table and a range does not provide a meaningful presentation.
(4)	Includes bifurcated embedded derivatives that are reported at net asset (liability) fair value within the same line item in the consolidated statements of financial position in which the host contract is reported.

Market comparable discount rates are used as the base rate in the discounted cash flows used to determine the fair value of certain assets. The use of a higher or lower discount rate would have caused the fair value of the assets to significantly decrease or increase, respectively. Additionally, we may adjust the base discount rate or the modeled price by applying an illiquidity premium given the highly structured nature of certain assets. The use of a higher or lower illiquidity premium would have caused significant decreases or increases, respectively, in the fair value of the asset.

Embedded derivatives within our investment and universal life contracts liability can be in either an asset or liability position, depending on certain inputs at the reporting date. Increases to an asset or decreases to a liability are described as increases to fair value. The use of a higher or lower market volatility would have caused significant decreases or increases, respectively, in the fair value of embedded derivatives in investment and universal life contracts. Long duration interest rates are used as the mean return when projecting the growth in the value of associated account value and impact the discount rate used in the discounted future cash flows valuation. The use of higher or lower risk-free rates would have caused the fair value of the embedded derivative to significantly increase or decrease, respectively. The use of a higher or lower rate for our own credit risks, which impact the rates used to discount future cash flows, would have significantly increased or decreased, respectively, the fair value of the embedded derivative. The use of a lower or higher mortality rate assumption would have caused the fair value of the embedded derivative to decrease or increase, respectively. The use of a lower or higher overall lapse rate assumption would have caused the fair value of the embedded derivative to decrease or increase, respectively.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

No significant assets and liabilities were measured at fair value on a nonrecurring basis for the years ended December 31, 2023, 2022 and 2021.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Fair Value Option

We elected fair value accounting for:

●	Certain other loans of a consolidated VIE that were subject to amortized cost accounting and a valuation allowance.
●	Certain real estate ventures that were subject to the equity method of accounting because the nature of the investments was to add value to the properties and generate income from the operations of the properties. Other equity method real estate investments were not fair valued because the investments mainly generated income from the operations of the underlying properties. The last equity method real estate investment for which the fair value option was elected was sold in the third quarter of 2021.

The following table presents information regarding the assets for which the fair value option was elected.

	December 31,
	2023	2022

	(in millions)
Other loans of consolidated VIE (1)
Fair value (1)	$163.2	$—
Aggregate contractual principal	167.1	—
(1)	Reported with other investments on the consolidated statements of financial position.

The following table presents information regarding the consolidated statements of operations impact of assets for which the fair value option was elected.

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Other loans of consolidated VIE
Change in fair value pre-tax loss - instrument specific credit risk	$(5.6)	$—	$—
Change in fair value pre-tax loss (1)	(5.6)	—	—
Interest income (2)	8.1	—	—

Real estate ventures
Change in fair value pre-tax gain (1)	—	—	12.5
(1)	Reported in net realized capital gains (losses) on the consolidated statements of operations.
(2)	Reported in net investment income on the consolidated statements of operations.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Financial Instruments Not Reported at Fair Value

The carrying value and estimated fair value of financial instruments not recorded at fair value on a recurring basis but required to be disclosed at fair value were as follows:

	December 31, 2023
			Fair value hierarchy level
	Carrying amount	Fair value	Level 1	Level 2	Level 3

	(in millions)
Assets (liabilities)
Mortgage loans	$19,221.2	$17,583.5	$—	$—	$17,583.5
Policy loans	793.2	780.1	—	—	780.1
Other investments	248.4	240.7	—	122.7	118.0
Cash and cash equivalents	627.8	627.8	627.8	—	—
Reinsurance deposit receivable	6,078.7	5,487.7	—	—	5,487.7
Cash collateral receivable	33.2	33.2	33.2	—	—
Investment contracts	(33,847.5)	(32,071.2)	—	(7,828.1)	(24,243.1)
Long-term debt	(3.0)	(0.4)	—	—	(0.4)
Separate account liabilities	(117,504.5)	(116,642.3)	—	—	(116,642.3)
Bank deposits (1)	(399.5)	(385.3)	—	(385.3)	—
Cash collateral payable	(170.7)	(170.7)	(170.7)	—	—

	December 31, 2022
			Fair value hierarchy level
	Carrying amount	Fair value	Level 1	Level 2	Level 3

	(in millions)
Assets (liabilities)
Mortgage loans	$19,722.4	$17,847.1	$—	$—	$17,847.1
Policy loans	770.2	749.5	—	—	749.5
Other investments	230.0	217.4	—	112.9	104.5
Cash and cash equivalents	552.9	552.9	552.9	—	—
Reinsurance deposit receivable	7,901.0	6,859.9	—	—	6,859.9
Cash collateral receivable	262.8	262.8	262.8	—	—
Investment contracts	(34,919.4)	(31,915.2)	—	(7,278.9)	(24,636.3)
Long-term debt	(67.8)	(60.5)	—	—	(60.5)
Separate account liabilities	(107,227.6)	(106,410.4)	—	—	(106,410.4)
Bank deposits (1)	(352.4)	(336.3)	—	(336.3)	—
Cash collateral payable	(285.1)	(285.1)	(285.1)	—	—
(1)	Excludes deposit liabilities without defined or contractual maturities.

20. Statutory Insurance Financial Information

We, the largest indirect subsidiary of PFG, prepare statutory financial statements in accordance with the accounting practices prescribed or permitted by the Insurance Division of the Department of Commerce of the State of Iowa (the “Iowa Insurance Division”). The Iowa Insurance Division recognizes only statutory accounting practices prescribed or permitted by the State of Iowa for determining and reporting the financial condition and results of operations of an insurance company to determine its solvency under the Iowa Insurance Law. The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual has been adopted as a component of prescribed practices by the State of Iowa. The Commissioner has the right to permit other specific practices that deviate from prescribed practices. Statutory accounting practices differ from U.S. GAAP primarily due to charging policy acquisition costs to expense as incurred, establishing reserves using different actuarial assumptions, valuing investments on a different basis and not admitting certain assets, including certain net deferred income tax assets.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

We cede certain term, universal life and Closed Block life insurance statutory reserves to our affiliated reinsurance subsidiaries on a funds withheld coinsurance basis. The reserves are secured by cash, invested assets and financing provided by highly rated third parties. As of December 31, 2023 and 2022, our affiliated reinsurance subsidiaries assumed statutory reserves of $18,474.2 million and $17,815.1 million from us, respectively. In the states of Vermont and Delaware, the affiliated reinsurers had permitted and prescribed practices allowing for the admissibility of certain assets backing these reserves. As of December 31, 2023 and 2022, assets admitted under these practices totaled $4,153.8 million and $3,748.4 million, respectively. In addition, as of December 31, 2023 and 2022, one of our affiliated reinsurance subsidiaries in Vermont ceded $10,406.3 million and $9,956.9 million of the ULSG reserves it assumed from us to Talcott Life & Annuity Re, respectively.

Life and health insurance companies are subject to certain risk-based capital (“RBC”) requirements as specified by the NAIC. Under those requirements, the amount of capital and surplus maintained by a life and health insurance company is to be determined based on the various risk factors related to it. As of December 31, 2023, we met the minimum RBC requirements.

Our statutory net income (loss) and statutory capital and surplus were as follows:

	As of or for the year ended December 31,
	2023	2022	2021

	(in millions)
Statutory net income (loss)	$1,285.0	$(1,563.1)	$864.0
Statutory capital and surplus	4,753.4	4,304.4	5,375.2

21. Segment Information

We provide financial products and services through the following segments: Retirement and Income Solutions and Benefits and Protection. In addition, we have a Corporate segment. The segments are managed and reported separately because they provide different products and services, have different strategies or have different markets and distribution channels.

We are now reporting results for our Retirement and Income Solutions segment in total and not separated into Fee and Spread components, as previously reported. Additionally, in 2023 we updated the name of our U.S. Insurance Solutions segment to Benefits and Protection and will continue to report the results of Specialty Benefits and Life Insurance within this segment. These changes did not have an impact on our consolidated financial statements.

The Retirement and Income Solutions segment provides retirement and related financial products and services primarily to businesses, their employees and other individuals. The segment includes workplace savings and retirement solutions, banking, trust and custodial services, individual variable annuities, pension risk transfer, investment only and our exited retail fixed annuities business.

The Benefits and Protection (formerly known as U.S. Insurance Solutions) segment focuses on solutions primarily for small-to-mid sized businesses and their employees. The segment is organized into Specialty Benefits, which provides group dental, group life insurance, group disability insurance (including short-term disability, long-term disability and paid family and medical leave), supplemental health products (including vision, critical illness, accident and hospital indemnity) and individual disability insurance; and Life Insurance, which provides life insurance, with a focus on the business market customer, including universal life and, variable universal life (including indexed universal life) and traditional life insurance (including term life insurance). All remaining customers are part of the legacy life block of business, including universal and variable universal life insurance (including indexed universal life), traditional life insurance (including participating whole life, adjustable life products and term life insurance) and our exited ULSG business.

Our Corporate segment manages the assets representing capital that has not been allocated to any other segment. Financial results of the Corporate segment primarily reflect income on capital not allocated to the segments, inter-segment eliminations, income tax risks and certain income, expenses and other adjustments not allocated to other segments based on the nature of such items. Results of our exited group medical and long-term care insurance businesses are reported in this segment.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Management uses segment pre-tax operating earnings in evaluating performance, which is consistent with the financial results provided to and discussed with securities analysts. We determine segment pre-tax operating earnings by adjusting U.S. GAAP income before income taxes for pre-tax net realized capital gains (losses), as adjusted, pre-tax income (loss) from exited business, pre-tax other adjustments that management believes are not indicative of overall operating trends and certain adjustments related to equity method investments and noncontrolling interest. While these items may be significant components in understanding and assessing the consolidated financial performance, management believes the presentation of pre-tax operating earnings enhances the understanding of our results of operations by highlighting pre-tax earnings attributable to the normal, ongoing operations of the business.

The pre-tax net realized capital gains (losses), as adjusted, excluded from pre-tax operating earnings reflects consolidated U.S. GAAP pre-tax net realized capital gains (losses) excluding the following items that are included in pre-tax operating earnings:

●	Periodic settlements and accruals on derivative instruments not designated as hedging instruments,
●	Certain market value adjustments of derivatives and embedded derivatives and
●	Certain market value adjustments of derivative instruments used to economically hedge embedded derivatives.

Pre-tax income (loss) from exited business includes amounts associated with our exited U.S. retail fixed annuity and ULSG businesses, including the change in fair value of the funds withheld embedded derivative, net realized capital gains (losses) on funds withheld assets, strategic review costs and impacts, amortization of reinsurance gain (loss) and other impacts of reinsured business. The strategic review costs and impacts primarily include actuarial balance re-cohorting impacts resulting from the Strategic Review and costs to close the Talcott Reinsurance Transaction. Other impacts of reinsured business primarily include DAC amortization.

Pre-tax net realized capital gains (losses), as adjusted, are further adjusted for:

●	Amortization of hedge accounting book value adjustments for certain discontinued hedges,
●	Certain hedge accounting market value revenue adjustments,
●	Certain market value adjustments to fee revenues,
●	Certain variable annuity fees,
●	The change in fair value of the funds withheld embedded derivative and net realized capital gains (losses) on funds withheld assets associated with the PFS Bermuda Reinsurance Transaction,
●	Market value adjustments of market risk benefits,
●	Related changes in the amortization pattern of actuarial balances,
●	Certain hedge accounting market value expense adjustments and
●	Net realized capital gains (losses) distributed.

Segment operating revenues reflect consolidated U.S. GAAP total revenues excluding:

●	Net realized capital gains (losses), except periodic settlements and accruals on derivatives not designated as hedging instruments and certain market value adjustments of derivative instruments used to economically hedge embedded derivatives, and their impact on:

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

●	Amortization of hedge accounting book value adjustments for certain discontinued hedges,
●	Certain hedge accounting market value revenue adjustments,
●	Certain variable annuity fees and
●	Certain market value adjustments to fee revenues.
●	The change in fair value of the funds withheld embedded derivative and net realized capital gains (losses) on funds withheld assets associated with the PFS Bermuda Reinsurance Transaction.
●	Pre-tax revenues from exited business,
●	Pre-tax other adjustments and income taxes of equity method investments and
●	Pre-tax other adjustments management believes are not indicative of overall operating trends.

The accounting policies of the segments are consistent with the accounting policies for the consolidated financial statements, with the exception of: (1) OPEB cost allocations, (2) certain expenses deemed to benefit the entire organization and (3) income tax allocations. For purposes of determining pre-tax operating earnings, the segments are allocated the service component of other postretirement benefit costs. The Corporate segment reflects the non-service components of other postretirement benefit costs as assumptions are established and funding decisions are managed from a company-wide perspective. Additionally, the Corporate segment reflects expenses that benefit the entire organization for which the segments are not able to influence the spend. This includes expenses such as acquisition and disposition costs, among others. The Corporate segment functions to absorb the risk inherent in interpreting and applying tax law. For purposes of determining non-GAAP operating earnings, the segments are allocated tax adjustments consistent with the positions PFG took on tax returns. The Corporate segment results reflect any differences between the tax returns and the estimated resolution of any disputes.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The following tables summarize select financial information by segment, including operating revenues for our products and services, and reconcile segment totals to those reported in the consolidated financial statements:

	December 31, 2023	December 31, 2022

	(in millions)
Assets:
Retirement and Income Solutions	$215,894.6	$201,454.3
Benefits and Protection	42,889.7	39,301.9
Corporate	985.8	846.7
Total consolidated assets	$259,770.1	$241,602.9

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Operating revenues by segment:
Retirement and Income Solutions(1)	$7,194.7	$5,881.4	$6,248.5
Benefits and Protection:
Specialty Benefits	3,226.1	2,981.6	2,706.8
Life Insurance	1,265.1	1,313.8	2,072.8
Eliminations	(0.8)	(0.2)	(0.2)
Total Benefits and Protection	4,490.4	4,295.2	4,779.4
Corporate	120.3	60.7	67.5
Total segment operating revenues	11,805.4	10,237.3	11,095.4
Net realized capital gains (losses), net of related revenue adjustments	(264.7)	153.2	105.1
Revenues from exited business (2)	(927.5)	4,414.8	—
Market risk benefit derivative settlements	(45.9)	(35.0)	(32.5)
Total revenues per consolidated statements of operations	$10,567.3	$14,770.3	$11,168.0

Pre-tax operating earnings (losses) by segment:
Retirement and Income Solutions	$1,062.1	$1,028.6	$1,123.8
Benefits and Protection	523.4	565.3	357.7
Corporate	6.6	(117.0)	(40.8)
Total segment pre-tax operating earnings	1,592.1	1,476.9	1,440.7
Pre-tax net realized capital gains (losses), as adjusted (3)	(334.7)	(50.4)	47.7
Pre-tax income (loss) from exited business (4)	(1,127.8)	4,296.8	—
Adjustments related to equity method investments and noncontrolling interest	19.6	62.2	24.3
Income before income taxes per consolidated statements of operations	$149.2	$5,785.5	$1,512.7
(1)	Reflects inter-segment revenues of $65.9 million, $27.2 million and $18.9 million for the years ended December 31, 2023, 2022 and 2021, respectively.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

(2)	Revenues from exited business is derived as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Revenues from exited business:
Change in fair value of funds withheld embedded derivative	$(1,085.7)	$3,652.8	$—
Net realized capital gains on funds withheld assets	165.0	749.4	—
Amortization of reinsurance gain	5.9	12.6	—
Other impacts of reinsured business	(12.7)	—	—
Total revenues from exited business	$(927.5)	$4,414.8	$—
(3)	Pre-tax net realized capital gains (losses), as adjusted, is derived as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Net realized capital gains (losses)	$(154.7)	$83.3	$112.1
Derivative and hedging-related revenue adjustments	59.6	(6.7)	(86.9)
Market value adjustments to fee revenues	1.3	0.7	(0.6)
Certain variable annuity fees	73.3	75.9	80.5
Change in fair value of funds withheld embedded derivative and net realized capital losses on funds withheld assets	(244.2)	—	—
Net realized capital gains (losses), net of related revenue adjustments	(264.7)	153.2	105.1
Amortization of deferred acquisition costs and other actuarial balances	(0.1)	(0.1)	9.7
Capital (gains) losses distributed	2.5	0.5	(0.5)
Derivative and hedging-related expense adjustments	1.8	—	—
Market value adjustments of market risk benefits	(75.9)	(163.1)	(52.7)
Market value adjustments of embedded derivatives	1.7	(40.9)	(13.9)
Pre-tax net realized capital gains (losses), as adjusted (a)	$(334.7)	$(50.4)	$47.7
(a)	As adjusted before noncontrolling interest capital gains (losses).
(4)	Pre-tax income (loss) from exited business included:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Pre-tax income (loss) from exited business:
Change in fair value of funds withheld embedded derivative	$(1,085.7)	$3,652.8	$—
Net realized capital gains on funds withheld assets	165.0	749.4	—
Strategic review costs and impacts	—	74.4	—
Amortization of reinsurance loss	(68.7)	(56.7)	—
Other impacts of reinsured business	(138.4)	(123.1)	—
Total pre-tax income (loss) from exited business	$(1,127.8)	$4,296.8	$—

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The following is a summary of income tax expense (benefit) allocated to our segments for purposes of determining non-GAAP operating earnings. Segment income taxes are reconciled to income taxes reported on our consolidated statements of operations.

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Income tax expense (benefit) by segment:
Retirement and Income Solutions	$134.2	$111.2	$135.0
Benefits and Protection	95.0	108.7	68.6
Corporate	(13.3)	(8.1)	(14.4)
Total segment income taxes from operating earnings	215.9	211.8	189.2
Tax benefit related to net realized capital losses, as adjusted	(66.5)	(13.7)	7.4
Tax expense (benefit) related to exited business (1)	(236.8)	907.9	—
Total income taxes (benefits) per consolidated statements of operations	$(87.4)	$1,106.0	$196.6
(1)	Income tax expense (benefit) related to exited business is derived as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Income tax expense (benefit) related to exited business:
Change in fair value of funds withheld embedded derivative	$(228.0)	$767.1	$—
Net realized capital gains on funds withheld assets	34.7	157.4	—
Strategic review costs and impacts	—	21.2	—
Amortization of reinsurance loss	(14.4)	(11.9)	—
Other impacts of reinsured business	(29.1)	(25.9)	—
Total income tax expense (benefit) related to exited business	$(236.8)	$907.9	$—

The following is a summary of depreciation and amortization expense allocated to our segments for purposes of determining pre-tax operating earnings. Segment depreciation and amortization is reconciled to depreciation and amortization included in operating expenses in our consolidated statements of operations.

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Depreciation and amortization expense by segment:
Retirement and Income Solutions	$57.2	$58.0	$53.0
Benefits and Protection	19.2	18.9	19.3
Corporate	5.0	5.3	9.8
Total segment depreciation and amortization expense included in pre-tax operating earnings	81.4	82.2	82.1
Depreciation and amortization expense related to exited business	—	26.9	—
Total depreciation and amortization expense included in our consolidated statements of operations	$81.4	$109.1	$82.1

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

22. Revenues from Contracts with Customers

The following tables summarize disaggregation of revenues from contracts with customers, including select financial information by segment, and reconcile totals to those reported in the consolidated financial statements. Revenues from contracts with customers are included in fees and other revenues on the consolidated statements of operations.

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Revenue from contracts with customers by segment:
Retirement and Income Solutions	$556.3	$533.6	$409.2
Benefits and Protection:
Specialty Benefits	12.7	12.3	12.0
Life Insurance	73.1	64.4	60.2
Eliminations	—	—	(0.1)
Total Benefits and Protection	85.8	76.7	72.1
Corporate	(0.8)	(0.9)	(1.0)
Total segment revenue from contracts with customers	641.3	609.4	480.3
Adjustments for fees and other revenues not within the scope of revenue recognition guidance (1)	1,482.9	1,469.5	2,148.0
Pre-tax other adjustments (2)	80.5	89.2	79.9
Total fees and other revenues per consolidated statements of operations	$2,204.7	$2,168.1	$2,708.2
(1)	Fees and other revenues not within the scope of the revenue recognition guidance primarily represent revenue on contracts accounted for under the financial instruments or insurance contracts standards.
(2)	Pre-tax other adjustments relate to revenues from exited business, certain variable annuity fees and market value adjustments to fee revenues.

Retirement and Income Solutions

Retirement and Income Solutions offers service and trust agreements for defined contribution retirement plans, including 401(k) plans, 403(b) plans, and employee stock ownership plans. The investment components of these service agreements are in the form of mutual fund offerings. In addition, plan sponsor retirement plan trust and custody services are also available through our trust company. Individual retirement accounts (“IRAs”) are offered through Principal Bank. Furthermore, services and trust agreements are offered to non-retirement customers including insurance companies, endowments and other financial institutions.

Administrative service fee revenues are earned for administrative activities performed for the defined contribution retirement plans including recordkeeping and reporting as well as trust and custody, asset management and investment services. Administrative service fee revenues are earned for administrative activities performed for non-retirement plan customers including trust and custody services, defined benefit administration and investment management activities. The majority of these activities are performed daily over time. Fee-for-service transactions are also provided upon client request. These services are considered distinct or grouped into a bundle until a distinct performance obligation is identified. Some performance obligations are considered a series of distinct services, which are substantially the same and have the same pattern of transfer to the customer.

Administrative service fee revenues can be based on a fixed contractual rate for these services or can be variable based upon contractual rates applied to the market value of the client’s investments or assets under administration. If the consideration for this series of performance obligations is based on market value, it is considered variable during the billing period as the services are performed over time. The consideration becomes unconstrained and thus recognized as revenue for each billing period’s series of distinct services once the market value of the client’s investments or assets under administration is determined at market close. Additionally, fixed fees and other revenues are recognized point-in-time as fee-for-service transactions upon completion.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

IRAs are primarily funded by retirement savings rolled over from qualified retirement plans. The IRAs are held in savings accounts, money market accounts and certificates of deposit. Deposit account fee revenues are earned as the performance of establishing and maintaining IRA accounts is completed. Fee-for-service transactions are also provided upon client request. The establishment fees and annual maintenance fees are accrued into earnings over a period of time using the average account life. Upfront and recurring bank fees are related to performance obligations that have the same pattern of transfer to the customer and are recognized in income over time with control transferred to the customers utilizing the output method. These fees are based on a fixed contractual rate. Fixed fees and other revenues are also recognized point-in-time as fee-for-service transactions upon completion. Additionally, commission income is earned on advisory services provided to customers. The revenues are earned over time as the service is performed based upon contractual rates applied to the market value of the clients’ portfolios.

The types of revenues from contracts with customers were as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Administrative service fee revenue	$539.5	$519.2	$395.8
Deposit account fee revenue	11.3	10.2	9.2
Commission income	1.9	1.2	0.7
Other fee revenue	3.6	3.0	3.5
Total revenues from contracts with customers	556.3	533.6	409.2
Fees and other revenues not within the scope of revenue recognition guidance	1,118.7	1,114.0	1,226.9
Total fees and other revenues	1,675.0	1,647.6	1,636.1
Premiums and other considerations	2,935.0	1,959.7	1,883.6
Net investment income	2,584.7	2,274.1	2,728.8
Total operating revenues	$7,194.7	$5,881.4	$6,248.5

Benefits and Protection

Fees and other revenues are earned for administrative services performed including recordkeeping and reporting services for fee-for-service products, nonqualified benefit plans, separate accounts and dental networks. Services within contracts are not distinct on their own; however, we combine the services into a distinct bundle and account for the bundle as a single performance obligation, which is satisfied over time utilizing the output method as services are rendered. The transaction price corresponds with the performance completed to date, for which the value is recognized as revenue during the period. Variability of consideration is resolved at the end of each period and payments are due when billed.

Commission income is earned through sponsored brokerage services. Performance obligations are satisfied at a point in time, upon delivery of a placed case, and the transaction price calculated per the compensation schedule is recognized as revenue.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

The types of revenues from contracts with customers were as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Specialty Benefits:
Administrative service fees	$12.7	$12.3	$12.0
Total revenues from contracts with customers	12.7	12.3	12.0
Fees and other revenues not within the scope of revenue recognition guidance	18.2	18.5	19.0
Total fees and other revenues	30.9	30.8	31.0
Premiums and other considerations	3,020.9	2,771.2	2,496.6
Net investment income	174.3	179.6	179.2
Total operating revenues	$3,226.1	$2,981.6	$2,706.8

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Life Insurance:
Administrative service fees	$30.3	$26.9	$26.3
Commission income	42.8	37.5	33.9
Total revenues from contracts with customers	73.1	64.4	60.2
Fees and other revenues not within the scope of revenue recognition guidance	332.6	321.0	884.5
Total fees and other revenues	405.7	385.4	944.7
Premiums and other considerations	461.6	535.8	333.9
Net investment income	397.8	392.6	794.2
Total operating revenues	$1,265.1	$1,313.8	$2,072.8

Corporate

The Corporate segment includes inter-segment eliminations of fees and other revenues. The types of revenues from contracts with customers were as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Eliminations	$(0.8)	$(0.9)	$(1.0)
Total revenues from contracts with customers	(0.8)	(0.9)	(1.0)
Fees and other revenues not within the scope of revenue recognition guidance	13.4	16.0	17.6
Total fees and other revenues	12.6	15.1	16.6
Premiums and other considerations	(7.3)	(2.2)	—
Net investment income	115.0	47.8	50.9
Total operating revenues	$120.3	$60.7	$67.5

Contract Costs

Sales compensation and other incremental costs of obtaining a contract are capitalized and amortized over the period of contract benefit if the costs are expected to be recovered. The contract cost asset, which is included in other assets on the consolidated statements of financial position, was $44.3 million and $43.0 million as of December 31, 2023 and 2022, respectively.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

We apply the practical expedient for certain costs where we recognize the incremental costs of obtaining these contracts as an expense when incurred if the amortization period of the assets is one year or less. These costs, along with costs that are not deferrable, are included in operating expenses on the consolidated statements of operations.

Deferred contract costs consist primarily of commissions and variable compensation. We amortize capitalized contract costs on a straight-line basis over the expected contract life, reflecting lapses as they are incurred. Deferred contract costs are subject to impairment testing on an annual basis, or when a triggering event occurs that could warrant an impairment. To the extent future revenues less future maintenance expenses are not adequate to cover the asset balance, an impairment is recognized. For the years ended December 31, 2023, 2022 and 2021, $7.6 million, $7.6 million and $7.3 million, respectively, of amortization expense was recorded in operating expenses on the consolidated statements of operations and no impairment loss was recognized in relation to the costs capitalized.

23. Stock-Based Compensation Plans

As of December 31, 2023, our ultimate parent, PFG, sponsored the 2021 Stock Incentive Plan, the 2014 Stock Incentive Plan, the Employee Stock Purchase Plan, the Amended and Restated 2010 Stock Incentive Plan and the Stock Incentive Plan ("Stock-Based Compensation Plans"), which resulted in expense to us. No new grants will be made under the 2014 Stock Incentive Plan, the Amended and Restated 2010 Stock Incentive Plan or the Stock Incentive Plan. Under the terms of the 2021 Stock Incentive Plan grants may be nonqualified stock options, incentive stock options qualifying under Section 422 of the Internal Revenue Code, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance units or other stock-based awards. To date, PFG has not granted any incentive stock options, restricted stock or performance units under any plans. As part of our fair value process, for each stock-based compensation plan, we assess the impact of material nonpublic information on PFG’s share price or expected volatility, as applicable, at the time of grant. No awards in 2023 required a fair value adjustment.

For awards with graded vesting, we use an accelerated expense attribution method. The compensation cost that was charged against net income for stock-based awards granted under the Stock-Based Compensation Plans was as follows:

	For the year ended December 31,
	2023	2022	2021

	(in millions)
Compensation cost	$25.3	$22.2	$25.2
Related income tax benefit	5.1	4.6	4.3
Capitalized as part of an asset	1.1	1.2	1.4

Nonqualified Stock Options

No nonqualified stock options were granted to employees during 2023 and 2022. Previously, nonqualified stock options were granted to certain employees under the 2014 Stock Incentive Plan, the Amended and Restated 2010 Stock Incentive Plan and the Stock Incentive Plan. Options outstanding were granted at an exercise price equal to the fair market value of PFG common stock on the date of grant and expire ten years after the grant date. These options have graded vesting over a three-year period, except in the case of specific types of terminations.

The fair value of stock options is estimated using the Black-Scholes option pricing model. The following is a summary of the assumptions used in this model for the stock options granted during the period:

	For the year ended December 31,
Options	2023	2022	2021
Expected volatility	—%	—%	34.2%
Expected term (in years)	—	—	7.0
Risk-free interest rate	—%	—%	1.2%
Expected dividend yield	—%	—%	3.82%
Weighted average estimated fair value	$—	$—	$15.67

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

We determine expected volatility based on a combination of historical volatility using daily price observations and implied volatility from traded options on PFG common stock. We believe that incorporating both historical and implied volatility into our expected volatility assumption calculation better reflects market expectations. The expected term represents the period of time that options granted are expected to be outstanding. We determine expected term using historical exercise and employee termination data. The risk-free rate for periods within the expected term of the option is based on the U.S. Treasury risk-free interest rate in effect at the time of grant. The dividend yield is based on historical dividend distributions compared to the closing price of PFG common shares on the grant date.

As of December 31, 2023, we had $0.1 million of total unrecognized compensation cost related to nonvested stock options. The cost is expected to be recognized over a weighted-average service period of approximately 0.2 years.

Performance Share Awards

Performance share awards were granted to certain employees under the 2021 Stock Incentive Plan, 2014 Stock Incentive Plan and the Amended and Restated 2010 Stock Incentive Plan. The performance share awards are treated as an equity award and are paid in shares. Effective in 2022, we added a relative total shareholder return modifier to the performance share awards under which the number of shares ultimately granted is also impacted by our actual shareholder return relative to PFG’s S&P 500 Financial Sector Index peer group. The fair value of performance share awards is determined using a Monte Carlo simulation model. Whether the performance shares are earned depends upon the participant’s continued employment through the performance period (except in the case of specific types of terminations) and PFG’s performance against three-year goals set at the beginning of the performance period. Performance goals based on various PFG factors must be achieved for any of the performance shares to be earned. If the performance requirements are not met, the performance shares will be forfeited, no compensation cost will be recognized and any previously recognized compensation cost will be reversed. These awards have no maximum contractual term. Dividend equivalents are credited on performance shares outstanding as of the record date. These dividend equivalents are only paid on the shares released.

The weighted-average grant-date fair value of performance share awards granted during 2023, 2022 and 2021 was $91.47, $66.62 and $58.68, respectively.

As of December 31, 2023, we had $14.5 million of total unrecognized compensation cost related to nonvested performance share awards granted. The cost is expected to be recognized over a weighted-average service period of approximately 1.8 years.

Restricted Stock Units

Restricted stock units were granted to certain employees and agents under the 2021 Stock Incentive Plan, the 2014 Stock Incentive Plan and the Amended and Restated 2010 Stock Incentive Plan. Restricted stock units are treated as equity awards and are paid in shares. Under these plans, awards have graded or cliff vesting over a three-year service period. When service for PFG ceases (except in the case of specific types of terminations), all vesting stops and unvested units are forfeited. These awards have no maximum contractual term. Dividend equivalents are credited on restricted stock units outstanding as of the record date. These dividend equivalents are only paid on the shares released.

The fair value of restricted stock units is determined based on the closing stock price of PFG common shares on the grant date. The weighted-average grant-date fair value of restricted stock units granted during 2023, 2022 and 2021 was $86.86, $69.80 and $59.38, respectively.

As of December 31, 2023, we had $33.8 million of total unrecognized compensation cost related to nonvested restricted stock unit awards granted under these plans. The cost is expected to be recognized over a weighted-average period of approximately 1.6 years.

PRINCIPAL LIFE INSURANCE COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  — (continued)

December 31, 2023

Employee Stock Purchase Plan

Under the Employee Stock Purchase Plan, participating employees have the opportunity to purchase shares of PFG common stock on a quarterly basis. Employees may purchase up to $25,000 in PFG stock value annually. Employees may purchase shares of our common stock at a price equal to 90% of the shares’ fair market value as of the end of the purchase period. Prior to 2022 employees were able to purchase shares of our common stock at a price equal to 85% of the shares’ fair market value as of the beginning or end of the purchase period, whichever was lower.

We recognize compensation expense for the fair value of the discount granted to employees participating in the employee stock purchase plan in the period of grant. Shares of the Employee Stock Purchase Plan are treated as an equity award. The weighted-average fair value of the discount on the stock purchased was $7.49, $7.31 and $15.64 during 2023, 2022 and 2021, respectively.

Schedule I - Summary of Investments - Other Than Investments in Related Parties

December 31, 2023

			Amount as
			shown in the
			consolidated
			statement of
		Fair	financial
Type of Investment	Cost	value	position

	(in millions)
Fixed maturities, available-for-sale:
U.S Treasury securities and obligations of U.S government corporations and agencies	$1,719.1	$1,504.9	$1,504.9
States, municipalities and political subdivisions	7,493.9	6,613.3	6,613.3
Foreign governments	522.2	479.9	479.9
Public utilities	4,747.0	4,256.9	4,256.9
Redeemable preferred stock	225.4	208.4	208.4
All other corporate bonds	30,735.2	28,614.2	28,614.2
Residential mortgage-backed securities	2,959.8	2,824.9	2,824.9
Commercial mortgage-backed securities	5,391.6	4,743.4	4,743.4
Collateralized debt obligations	5,379.6	5,397.8	5,397.8
Other debt obligations	8,447.2	7,886.5	7,886.5
Total fixed maturities, available-for-sale	67,621.0	62,530.2	62,530.2
Fixed maturities, trading	715.3	715.3	715.3
Equity securities:
Banks, trust and insurance companies	28.1	28.1	28.1
Non-redeemable preferred stock	14.9	14.9	14.9
Total equity securities	43.0	43.0	43.0
Mortgage loans	19,221.2	—	19,221.2
Real estate, net:
Other real estate	2,343.5	—	2,343.5
Policy loans	793.2	—	793.2
Other investments	4,118.8	—	4,118.8
Total investments	$94,856.0	—	$89,765.2

Schedule III - Supplementary Insurance Information

As of December 31, 2023 and 2022 and for each of the years ended December 31, 2023, 2022 and 2021

				Contractholder
	Deferred		Future policy	and other	Market risk
	acquisition	Market risk	benefits and	policyholder	benefit
Segment	costs	benefit asset	claims	funds	liability

	(in millions)
2023:
Retirement and Income Solutions	$918.9	$153.4	$29,161.9	$34,399.6	$111.9
Benefits and Protection	3,007.6	—	13,137.0	7,870.8	—
Corporate	—	—	189.1	2.0	—
Total	$3,926.5	$153.4	$42,488.0	$42,272.4	$111.9

2022 (As recast):
Retirement and Income Solutions	$930.0	$109.2	$26,651.8	$35,338.0	$181.4
Benefits and Protection	3,009.2	—	11,411.6	7,844.2	—
Corporate	—	—	216.0	2.1	—
Total	$3,939.2	$109.2	$38,279.4	$43,184.3	$181.4

Schedule III - Supplementary Insurance Information - (continued)

As of December 31, 2023 and 2022 and for each of the years ended December 31, 2023, 2022 and 2021

				Liability for
				future policy	Market risk	Amortization of
	Premiums and	Net	Benefits, claims	benefits	benefit	deferred	Other
	other	investment	and settlement	remeasurement	remeasurement	acquisition	operating
Segment	considerations	income (1)	expenses	(gain) loss	loss	costs	expenses (1)

	(in millions)
2023:
Retirement and Income Solutions	$2,935.0	$2,618.8	$4,615.8	$(68.5)	$33.7	$95.9	$1,562.1
Benefits and Protection	3,469.0	545.7	2,609.0	16.0	—	292.8	1,078.0
Corporate	(7.3)	121.0	1.4	—	—	—	92.7
Total	$6,396.7	$3,285.5	$7,226.2	$(52.5)	$33.7	$388.7	$2,732.8

2022
(As recast):
Retirement and Income Solutions	$1,959.7	$2,252.2	$3,328.0	$(14.9)	$131.2	$101.0	$1,514.2
Benefits and Protection	3,306.8	560.3	2,553.7	(244.9)	—	284.7	1,018.8
Corporate	(2.2)	39.9	1.0	—	—	—	217.2
Total	$5,264.3	$2,852.4	$5,882.7	$(259.8)	$131.2	$385.7	$2,750.2

2021
(As recast):
Retirement and Income Solutions	$1,883.6	$2,674.4	$3,547.3	$(3.8)	$114.1	$107.0	$1,380.6
Benefits and Protection	2,830.4	907.8	3,069.3	4.2	—	265.2	992.6
Corporate	—	51.5	0.9	—	—	—	83.1
Total	$4,714.0	$3,633.7	$6,617.5	$0.4	$114.1	$372.2	$2,456.3
(1)	Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change by segment if different methods were applied.

Schedule IV - Reinsurance

As of December 31, 2023, 2022 and 2021 and for each of the years then ended

					Percentage
		Ceded to	Assumed		of amount
	Gross	other	from other		assumed
	amount	companies	companies	Net amount	to net

	($ in millions)
2023:
Life insurance in force	$329,287.2	$333,380.6	$388,012.8	$383,919.4	101.1%

Premiums:
Life insurance and annuities	$3,847.1	$387.9	$517.0	$3,976.2	13.0%
Accident and health insurance	2,576.7	156.2	—	2,420.5	—%
Total	$6,423.8	$544.1	$517.0	$6,396.7	8.1%

2022:
Life insurance in force	$317,116.8	$222,711.4	$374,462.3	$468,867.7	79.9%

Premiums:
Life insurance and annuities	$2,824.1	$297.9	$503.5	$3,029.7	16.6%
Accident and health insurance	2,392.4	157.8	—	2,234.6	—%
Total	$5,216.5	$455.7	$503.5	$5,264.3	9.6%

2021:
Life insurance in force	$299,318.1	$195,641.7	$367,764.8	$471,441.1	78.0%

Premiums:
Life insurance and annuities	$2,693.4	$494.3	$494.3	$2,693.4	18.4%
Accident and health insurance	2,176.3	155.7	—	2,020.6	—%
Total	$4,869.7	$650.0	$494.3	$4,714.0	10.5%

APPENDIX A

INDEX DISCLOSURES

S&P 500® PRICE RETURN INDEX (SPX)

The S&P 500® Price Return Index (“INDEX”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Principal Life Insurance Company (“Principal Life”). S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Principal Life. It is not possible to invest directly in an index. Principal Life’s are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Principal Life’s Product(s) or any member of the public regarding the advisability of investing in securities generally or in Principal Life’s Product(s) particularly or the ability of the INDEX to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Principal Life with respect to the INDEX is the licensing of the INDEX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The INDEX is determined, composed and calculated by S&P Dow Jones Indices without regard to Principal Life or Principal Life’s Product(s). S&P Dow Jones Indices have no obligation to take the needs of Principal Life or the owners of Principal Life’s Product(s) into consideration in determining, composing or calculating the INDEX. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Principal Life’s Product(s). There is no assurance that investment products based on the INDEX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment adviser, commodity trading advisory, commodity pool operator, broker dealer, fiduciary, promoter” (as defined in the Investment Company Act of 1940, as amended), “expert” as enumerated within 15 U.S.C. § 77k(a) or tax advisor. Inclusion of a security, commodity, crypto currency or other asset within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, commodity, crypto currency or other asset, nor is it considered to be investment advice or commodity trading advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY Principal Life, OWNERS OF THE PRINCIPAL LIFE’S PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBLITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. S&P DOW JONES INDICES HAS NOT REVIEWED, PREPARED AND/OR CERTIFIED ANY PORTION OF, NOR DOES S&P DOW JONES INDICES HAVE ANY CONTROL OVER, THE LICENSEE PRODUCT REGISTRATION STATEMENT, PROSPECTUS OR OTHER OFFERING MATERIALS. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PRINCIPAL LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

RUSSELL 2000® PRICE RETURN INDEX (RTY)

Principal® Strategic Outcomes has been developed solely by Principal Life Insurance Company. Principal® Strategic Outcomes is not in any way connected to or sponsored, endorsed, sold, or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell 2000® (the “Index”) vest in the relevant LSE Group company which owns the Index. Russell® is a trademark of the relevant LSE Group company and is used by any other LSE Group company under license.

The Index is calculated by or on behalf of Frank Russell Company or its affiliate, agent, or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of reliance on or any error in the Index or (b) investment in or operation of Principal® Strategic Outcomes. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Principal® Strategic Outcomes or the suitability of the Index for the purpose to which it is being put by Principal Life Insurance Company.

MSCI EAFE PRICE RETURN INDEX (MXEA)

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PRINCIPAL LIFE INSURANCE COMPANY (“ISSUER” OR “ISSUER OF THE PRODUCT”). NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

SG SMART CLIMATE INDEX

The SG Smart Climate Index is the exclusive property of SG Americas Securities, LLC (together with its affiliates, “SG”). “SG Americas Securities, LLC”, “SGAS”, “Société Générale”, “SG”, “Société Générale Indices”, “SGI”, “SG Smart Climate Index”, and “SG Climate Transition Risk Index” (collectively, the “SG Marks”) are trademarks or service marks of SG or have been licensed for use by SG from Entelligent, Inc. (together with its affiliates, “Entelligent”). SG has licensed use of the SG Marks to Principal Life Insurance Company (“Principal Life”) and sub-licensed the use of certain Entelligent marks (the “Entelligent Marks”) for use in a registered indexed annuity offered by Principal Life (the “Product”). SG is not acting, and has not been authorized to act, as an agent of Principal Life nor has SG in any way sponsored, promoted, solicited, negotiated, endorsed, offered, sold, issued, supported, structured or priced any Product or provided investment advice to Principal Life.

The SG Smart Climate Index has been licensed to Principal Life for the Principal Life’s benefit. SG makes no representation or warranty whatsoever, express or implied, to investors in or owners of the Product (or any person taking exposure to it) or any member of the public in any other circumstances (each a “Contract Owner”): (a) regarding the advisability of investing in securities or other financial or insurance products generally or in the Product particularly; or (b) the suitability or appropriateness of an exposure to the SG Smart Climate Index in seeking to achieve any particular objective. Contract Owners should seek independent financial, tax, accounting, insurance, legal, and other professional advice prior to making any investment in the Product or any other product linked to the SG Smart Climate Index. SG is not responsible for and does not have any obligation or liability in connection with the design, issuance, administration, actions of Principal Life, marketing, trading or performance of the Product. SG has not prepared any part of this prospectus and no statements made herein (including, without limitation, any disclosures relating to the SG Smart Climate Index) can be attributed to SG. Publication of the SG Smart Climate Index and the constituents thereof do not constitute an investment recommendation or advice in respect of the SG Smart Climate Index or any constituent thereof by SG and no person should rely upon it as such. SG does not act as an investment adviser or investment manager in respect of the SG Smart Climate Index or the Product and does not accept any fiduciary or other duties in relation to the SG Smart Climate Index, Principal Life, the Product or any Contract Owner.

The SG Smart Climate Index has been designed and is maintained and sponsored by SG without regard to Principal Life, the Product or any Contract Owner. The ability of Principal Life to make use of the SG Smart Climate Index may be terminated on short notice and it is the responsibility of Principal Life to provide for the consequences of that in the design of the Product. SG shall have no obligation to, and will not, take the needs of Principal Life or any Contract Owner into consideration in sponsoring, maintaining, determining, composing or calculating the SG Smart Climate Index or in any decision to cease doing so.

SG makes no representation or warranty whatsoever, whether express or implied, and hereby expressly disclaims all warranties (including, without limitation, those of merchantability or fitness for a particular purpose or use), with respect to the SG Smart Climate Index or any data included therein or relating thereto, and in particular disclaims any guarantee or warranty either as to the quality, accuracy, timeliness and/or completeness of the SG Smart Climate Index or any data included therein, the results obtained from the use of the SG Smart Climate Index and/or the calculation or composition of the SG Smart Climate Index, or calculations made with respect to the Product at any particular time on any particular date or otherwise. SG shall not be liable (whether in negligence or otherwise) to any person for any error or omission in the SG Smart Climate Index or in the calculation of the SG Smart Climate Index, and SG is under no obligation to advise any person of any error therein, or for any interruption in the calculation of the SG Smart Climate Index. SG shall not have any liability to any party for any act or failure to act in connection with the determination, adjustment or maintenance of the SG Smart Climate Index. Without limiting the foregoing, in no event shall SG have any liability for any direct damages, lost profits or any special, incidental, punitive, indirect or consequential damages, even if notified of the possibility of such damages.

SG may enter into derivative transactions or issue financial instruments linked to the SG Smart Climate Index and may independently issue or sponsor other indices or products that are similar to and may compete with the SG Smart Climate Index and the Product. SG may also transact in assets referenced in the SG Smart Climate Index (or in financial instruments such as derivatives that reference those assets). The roles of the different teams involved within SG in the design, maintenance or replication of the SG Smart Climate Index have been strictly defined. Where SG holds a product having the SG Smart Climate Index as its underlying and other positions exposing it to the SG Smart Climate Index for its own account, the replication of the SG Smart Climate Index is made in the same manner by a single team within SG, be it for the purpose of hedging the product held by external investors and consumers or for the purpose of the positions held by SG acting for its own account. SG may take positions in the market of the financial instruments or of other assets involved in the composition of the SG Smart Climate Index, including as liquidity provider. It is possible that these activities could have an effect (positive or negative) on the value of the SG Smart Climate Index and the Product.

No actual investment which allowed tracking of the performance of the SG Smart Climate Index was possible before September 7, 2022. Any hypothetical “back-tested” information provided is illustrative only and derived from proprietary models designed with the benefit of hindsight based on certain data (which may or may not correspond with the data that someone else would use to back-test the SG Smart Climate Index) and assumptions and estimates (not all of which may be specified herein and which are subject to change without notice). The results obtained from different models, assumptions, estimates and/or data may be materially different from the results presented by SG and such hypothetical “back-tested” information should not be considered indicative of the actual results that might be obtained from an investment or participation in a financial instrument or transaction referencing the SG Smart Climate Index. SG expressly disclaims any responsibility for (i) the accuracy or completeness of the models, assumptions, estimates and data used in deriving the hypothetical “back-tested” information, (ii) any errors or omissions in computing or disseminating the hypothetical “back-tested” information, and (iii) any uses to which the hypothetical “back-tested” information may be put by any recipient of such information. Any back-tested information provided herein is intended for use only by professional financial advisers and institutional investors within the meaning of FINRA Rule 2210.

SG is under no obligation to continue compiling, calculating, maintaining or sponsoring the SG Smart Climate Index and may delegate or transfer to a third party some or all of its functions in relation to the SG Smart Climate Index. SG has contracted with S&P Opco, LLC (a subsidiary of S&P Dow Jones Indices LLC) (“S&P”) to maintain and calculate the SG Smart Climate Index. The SG Smart Climate Index is not sponsored, promoted, sold, or supported in any other manner by S&P, nor does S&P offer any express or implicit guarantee or assurance either with regard to the results of using the SG Smart Climate Index and/or trademarks of the SG Smart Climate Index or the levels of the SG Smart Climate Index at any time or in any other respect.

The Product is not sponsored, endorsed, sold or promoted by Entelligent. Entelligent has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the Product. Entelligent makes no representation or warranty, express or implied to the owners of the Product or any member of the public regarding the advisability of investing in securities generally or in the Product particularly, or the ability of the Licensed Intellectual Property to produce or to be used to produce a profit or otherwise constitute a separate investment program. Entelligent’s only relationship to the Product is in providing information to SG, which has created and is charged with calculating the SG Smart Climate Index. Entelligent is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Product to be issued or in the determination or calculation of the equation by which the Product are to be converted into cash. Entelligent has no liability in connection with the administration, marketing or trading of the Product.

ENTELLIGENT DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF ANY INDEX OR INDEXES. ENTELLIGENT MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ENTITY FROM THE USE OF AN INDEX. ENTELLIGENT MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX CREATED BY SG. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL ENTELLIGENT HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

EACH INVESTOR IN OR PURCHASER OF A PRODUCT ACKNOWLEDGES THAT: (I) THE LICENSED INTELLECTUAL PROPERTY MAY INCLUDE CERTAIN INFORMATION TAKEN FROM STOCK EXCHANGES AND OTHER SOURCES FROM AROUND THE WORLD; (II) ENTELLIGENT DOES NOT GUARANTEE THE SEQUENCE, ACCURACY, COMPLETENESS OR TIMELINESS OF THE LICENSED INTELLECTUAL PROPERTY; (III) THE PROVISION OF CERTAIN PARTS OF THE LICENSED INTELLECTUAL PROPERTY MAY BE SUBJECT TO THE TERMS AND CONDITIONS OF OTHER AGREEMENTS TO WHICH ENTELLIGENT IS A PARTY; (IV) NONE OF THE INFORMATION CONTAINED IN, NOR THE RESULTS THEREFROM, THE LICENSED INTELLECTUAL PROPERTY CONSTITUTES A SOLICITATION, OFFER, OPINION, OR RECOMMENDATION BY ENTELLIGENT TO BUY OR SELL ANY SECURITY, OR TO PROVIDE LEGAL, TAX, ACCOUNTING, OR INVESTMENT ADVICE OR SERVICES REGARDING THE PROFITABILITY OR SUITABILITY OF ANY SECURITY OR INVESTMENT; AND (V) NONE OF THE INFORMATION CONTAINED IN, NOR THE RESULTS THEREFROM, THE LICENSED INTELLECTUAL PROPERTY IS INTENDED FOR USE BY, OR DISTRIBUTION TO, ANY PERSON OR ENTITY IN ANY JURISDICTION OR COUNTRY WHERE SUCH USE OR DISTRIBUTION WOULD BE CONTRARY TO LAW OR REGULATION. ACCORDINGLY, ANYTHING TO THE CONTRARY HEREIN SET FORTH NOTWITHSTANDING, ENTELLIGENT, ITS AFFILIATES, SUPPLIERS, AGENTS, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, AND ASSIGNS SHALL NOT, DIRECTLY OR INDIRECTLY, BE LIABLE, IN ANY WAY, TO YOU OR ANY OTHER PERSON FOR ANY: (A) INACCURACIES OR ERRORS IN OR OMISSIONS FROM THE LICENSED INTELLECTUAL PROPERTY INCLUDING, BUT NOT LIMITED TO, QUOTES AND FINANCIAL DATA; (B) DELAYS, ERRORS, OR INTERRUPTIONS IN THE TRANSMISSION OR DELIVERY OF THE LICENSED INTELLECTUAL PROPERTY; OR (C) LOSS OR DAMAGE ARISING THEREFROM OR OCCASIONED THEREBY, OR BY ANY REASON OF NONPERFORMANCE.

Each of the above paragraphs is severable. If the contents of any such paragraph is held to be or becomes invalid or unenforceable in any respect in any jurisdiction, it shall have no effect in that respect, but without prejudice to the remainder of this notice.

Additional Information Regarding the SG Smart Climate Index Provided by the Company

Underlying SGI Index

The Index is composed of a single underlying index, the SG Climate Transition Risk Index (Bloomberg Ticker: SGIXCTR) (the “Underlying SGI Index”). The Underlying SGI Index is a weighted index comprised of 150 to 250 stocks selected from the S&P 500 Index. The Underlying SGI Index is a “gross total return” index, meaning that its return reflects the total return on an investment in the component stocks (including reinvestment of all dividends, interest, and other income), less the fixed replication costs described under “Performance Drags” below.

Stocks are selected and weighted for the Underlying SGI Index using the following three-step process:

●	Step One — ESG Exclusion Filters: Starting with all the companies included in the S&P 500 Index, proprietary filters are applied to exclude companies that fail to pass certain ESG criteria. Based on these filters, the following companies may be excluded from the Underlying SGI Index:
●	Companies involved in major controversies (i.e., operations incidents, employee incidents, governance incidents) that have an impact on the environment and society, and associated business risks;
●	Companies involved in a range of products, services, or business activities that are generally viewed as being controversial (e.g., weapons, tobacco, alcohol, gambling, thermal coal, fossil fuel, genetically modified organisms); and
●	Companies breaching any U.N. Global Compact Principles, which set forth principles related to human rights, labor, environment, and anti-corruption.
●	Companies involved in a major controversy or controversial business activity may not always be excluded. The ESG exclusion filters take into account the degree of involvement. For example, oil companies with substantive investments in a clean energy future may not be excluded. However, companies involved in certain business activities beyond specific thresholds (e.g., 0% of revenues from sale of assault weapons, 5% revenues from extraction of thermal coal, 10% of revenues from sale of tobacco products), and any company in breach of a U.N Global Compact Principle, will be excluded.
●	Step Two — Climate Risk Scoring: Each company remaining after step one is assigned a climate risk score. Climate risk scores are calculated using proprietary models that predict company profitability and share price performance under different climate scenarios in the future. Within each Global Industry Sector Classification, the companies are ranked by their respective climate risk scores, with the best scoring companies on the top and the worst scoring companies on the bottom. Companies ranked in the top half for each Global Industry Sector Classification are selected for inclusion in the Underlying SGI Index.
●	Step Three — Weighting: Component stocks of companies with better climate risk scores receive higher weightings than those of companies with worse climate risk scores, subject to minimum and maximum weighting restrictions designed to limit sector bias and provide diversification.

The Underlying SGI Index is reconstituted using the three-step process described above on a quarterly basis. The selection and weighting of stocks for the Underlying SGI Index is fully systematic and rules- based.

Performance Drags

The performance of the Index reflects certain deductions, all of which serve to reduce Index Levels:

1.	The Index’s return reflects a negative performance adjustment equal to 1.50%, as an annualized percentage of Index Value, in the form of a “synthetic dividend.” It is applied daily and is intended to replicate the impact that an annual dividend of 1.50% would have on the Index Level. This “synthetic dividend” is not a dividend paid by the underlying component stocks and is not an amount payable to you. It only serves to reduce the performance of the Index.
2.	Assumed fixed replication costs are deducted from the performance of the Underlying SGI Index. These costs equal 0.50%, as an annualized percentage of the index level, and are deducted on a daily basis. These assumed costs are intended to represent the costs that would be incurred in connection with replicating the performance of the Underlying SGI Index.

3.	The performance of the Index reflects the return on an investment in the underlying component stocks through the use of borrowed funds. The assumed costs of borrowing are deducted from the Index Level. The assumed costs of borrowing are deducted on a daily basis and equal the current U.S. Federal Funds Rate as reported on Bloomberg. The U.S. Federal Funds Rate is the rate of interest that banks charge each other for short-term loans.

License

Use of the Index in connection with annuity contracts has been licensed to Principal. The licensing agreement has an initial term ending on or about May 16, 2033, and thereafter automatically renews annually unless terminated by either party.

New Index

This Index and the Underlying SGI Index have limited performance histories, dating back to September 7, 2022 and April 2, 2022, respectively. There is less publicly available information about the Index and the Underlying SGI Index compared to more established market indexes. Inquiries regarding the Index or the Underlying SGI Index should be directed to our Administrative Office or your financial intermediary.

APPENDIX B

Equity Adjustment calculation

The Equity Adjustment is calculated as:

Derivative ValCur – (Derivative ValBeg * [1 – (Time Elapsed / Segment Term)])

Where:

●	Derivative ValCuris the value, calculated using the Black-Scholes formula, of a hypothetical basket of derivatives associated with the Index-Linked Segment Option on the date the Equity Adjustment is calculated.
●	Derivative ValBegis the value, calculated using the Black-Scholes formula, of a hypothetical basket of derivatives associated with the Index-Linked Segment Option on the Segment Start Date.
●	Time Elapsed is the number of days elapsed between the Segment Start Date and the date the Equity Adjustment is calculated.
●	Segment Term is the number of days in the Segment Term.

Parameters (such as interest rates, volatility, and dividends) used in the Black-Scholes formula to calculate the value of derivatives will be consistent with the most recently available market data for such parameters. These parameters are provided by an independent third-party and, if any of these parameters become unavailable for any reason, we will select a new parameter or provider at our sole discretion.

The hypothetical basket of derivatives used in the Equity Adjustment depends on the Segment Option selected and may include:

●	Buffer
●	Long ATM Call
●	Short OTM Call
●	Short OTM Put
●	Peak Buffer
●	Long ATM Call
●	Short OTM Call
●	Long ATM Put
●	Short OTM Put (x2)
●	Floor
●	Long ATM Call
●	Short OTM Call
●	Short ATM Put
●	Long OTM Put

B-1

The duration of each derivative is based on the Segment Term selected. The underlying index of each derivative is based on the Segment Option selected. The moneyness of each derivative depends on the structured payoff of the Segment Option. “Moneyness” is a term used to describe whether a contract is either in the money (ITM), out of the money (OTM) or at the money (ATM). The following is a brief description of ITM, OTM and ATM.

●	ITM — An option that is in-the-money, or ITM, has intrinsic value. A call option is ITM if the strike price is below the underlying security’s current trading price. A put option is ITM if the strike price is above the current price of the underlying security.
●	OTM — An option that is out-of-the-money, or OTM, has no intrinsic value. A call option is OTM if the strike price is above the underlying security’s current trading price. Put options are OTM if the strike price is lower than the current price of the underlying security.
●	ATM — An at-the-money, or ATM, option is a call or a put option that has a strike price about equal to the current price of the underlying security.

B-2

APPENDIX C

SEGMENT INTERIM VALUE EXAMPLES

FOR FULL SURRENDERS

The examples below will show how different values impact the amount available to you (Surrender Value) in a variety of market conditions and points in time. For purposes of the examples, in arriving at the Surrender Value, the Bond Adjustment and Surrender Charge assume a full Surrender. For examples on how partial withdrawals impact the values, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Reductions to Crediting Base. Each scenario below has an assumption for market conditions. The increase or decrease in the Index Value indicates changes based on Index performance, and the increase or decrease in the Bond Adjustment Index Value indicates the change in interest rate levels. Generally, when the Bond Adjustment Index Value increases the Bond Adjustment reduces the Surrender Value, and when the Bond Adjustment Index Value decreases the Bond Adjustment increases the Surrender Value.

There are three example sets below. All the examples use a 6-year 10% Buffer Segment Option with a 110% Participation Rate and no declared Cap Rate. The first example set shows how the combination of market conditions affects the Equity Adjustment and Bond Adjustment. The second and third example sets show how the amount of time remaining until the Segment End Date affects the Equity Adjustment and how the amount of time remaining until the end of the current Bond Adjustment period affects the Bond Adjustment. By including an Equity Adjustment, we are able to show how the increase or decrease of the Index Value impacts the Accumulated Value (Segment Interim Value). Similarly, by including the Bond Adjustment, we are able to show how the increase or decrease of the Bond Adjustment Index Value impacts the Surrender Value.

The following also apply to the examples:

●	An Equity Adjustment applies in these examples because the Surrenders occur in the middle of the Segment Term.
●	A Bond Adjustment also applies due to the need for the Company to have the underlying investments backing up the Contract closely match up with the Company’s obligations under the Contract.
●	The Bond Adjustment is applied to the entire Crediting Base because a full Surrender is assumed when calculating the Surrender Value. For examples on how partial withdrawals impact the values, see 8. INDEX-LINKED SEGMENT OPTION MECHANICS — Reductions to Crediting Base.
●	For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.
●	For purposes of simplifying the examples, the Equity Adjustment percentage and the Bond Adjustment percentage are displayed to two decimal places in the example tables. However, the actual, non-rounded percentages were used to calculate the Equity Adjustment amount and Bond Adjustment amount throughout the examples.
●	The Months until Segment End Date represents the number of months until the end of the Segment Option in each example.
●	The Months until the end of the current Bond Adjustment period represents the number of months until the end of the current Bond Adjustment period in each example.
●	Since these examples use a 6-year Segment Option, the Months until Segment End Date and Months until the end of the current Bond Adjustment period will always equal each other for a given example.

Example Set 1

These examples are intended to demonstrate how different market conditions impact the Surrender Value for a Segment Option. The Months until Segment End Date and Months until end of current Bond Adjustment period are the same for each of these examples because these examples are focused on the change in market conditions. These examples demonstrate how the change in the Index Value impacts the Equity Adjustment and how the Equity Adjustment generally will not be the same as the change in the Index Value. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

Example	1		2		3
Change in Index Value	20% decrease		No change		20% increase
Change in Bond Adjustment Index Value	No change		No change		No change
Months until Segment End Date	63		63		63
Months until end of current Bond Adjustment period	63		63		63
Premium Payment	$10,000.00		$10,000.00		$10,000.00
Crediting Base	$10,000.00		$10,000.00		$10,000.00
Equity Adjustment percentage(1)	(18.54)%		(0.68)%		17.76%
Equity Adjustment Amount(2)	$(1,853.69)	(2a)	$(68.22)	(2b)	$1,775.67	(2c)
Accumulated Value (Segment Interim Value)(3)	$8,146.31	(3a)	$9,931.78	(3b)	$11,775.67	(3c)
Bond Adjustment percentage(4)	0.00%		0.00%		0.00%
Bond Adjustment Amount(5)	$0.00		$0.00		$0.00
Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment(6)	$8,146.31	(6a)	$9,931.78	(6b)	$11,775.67	(6c)
Free Surrender Amount(7)	$1,000.00		$1,000.00		$1,000.00
Amount after Free Surrender Amount(8)	$7,146.31	(8a)	$8,931.78	(8b)	$10,775.67	(8c)
Surrender Charge percentage(9)	8.00%		8.00%		8.00%
Surrender Charge(10)	$571.70	(10a)	$714.54	(10b)	$862.05	(10c)
Surrender Value(11)	$7,574.61	(11a)	$9,217.23	(11b)	$10,913.61	(11c)
(1)	The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. The adjustment will generally be different than the Index performance at the time of withdrawal (since Segment Start Date). For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.
(2)	The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.
(a)	For example 1, it is negative 18.54% multiplied by $10,000.00, which equals negative $1,853.69.
(b)	For example 2, it is negative 0.68% multiplied by $10,000.00, which equals negative $68.22.
(c)	For example 3, it is positive 17.76% multiplied by $10,000.00, which equals positive $1,775.67.
(3)	The Accumulated Value (Segment Interim Value) is the Crediting Base plus or minus the Equity Adjustment Amount.
(a)	For example 1, it is $10,000.00 minus $1,853.69, which equals $8,146.31.
(b)	For example 2, it is $10,000.00 minus $68.22, which equals $9,931.78. (c) For example 3, it is $10,000.00 plus $1,775.67, which equals $11,775.67.
(4)	For more on the Bond Adjustment, see 10. CONTRACT VALUES — Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.
(5)	The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base. For all three of these examples, it is 0.00% multiplied by $10,000.00, which equals $0.00.
(6)	The Accumulated Value (Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment Amount.
(a)	For example 1, it is $8,146.31 minus $0.00, which equals $8,146.31.
(b)	For example 2, it is $9,931.78 minus $0.00, which equals $9,931.78.

(c)	For example 3, it is $11,775.67 minus $0.00, which equals $11,775.67.
(7)	The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.
(8)	Amount after Free Surrender Amount is the Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.
(a)	For example 1, it is $8,146.31 minus $1,000.00, which equals $7,146.31.
(b)	For example 2, it is $9,931.78 minus $1,000.00, which equals $8,931.78.
(c)	For example 3, it is $11,775.67 minus $1,000.00, which equals $10,775.67.
(9)	The Surrender Charge percentage is based on the current Contract Year. For all three of these examples, it is 8.00% because each example is in the first Contract Year.
(10)	The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.
(a)	For example 1, it is 8.00% multiplied by $7,146.31, which equals $571.70.
(b)	For example 2, it is 8.00% multiplied by $8,931.78, which equals $714.54.
(c)	For example 3, it is 8.00% multiplied by $10,775.67, which equals $862.05.
(11)	The Surrender Value is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment minus the Surrender Charge.
(a)	For example 1, it is $8,146.31 minus $0.00 minus $571.70, which equals $7,574.61.
(b)	For example 2, it is $9,931.78 minus $0.00 minus $714.54, which equals $9,217.23.
(c)	For example 3, it is $11,775.67 plus $0.00 minus $862.05, which equals $10,913.61.

Example Set 2

These examples are intended to demonstrate how the time until the Segment End Date and the time until the end of the current Bond Adjustment period impact the Surrender Value for a Segment Option. These examples demonstrate how the time until the Segment End Date impacts the Equity Adjustment while keeping the change in the Index Value constant. Generally, the Equity Adjustment will get closer to the change in the Index Value as the Months until Segment End Date get closer to zero. These examples also show how the time until the end of the current Bond Adjustment period impacts the Bond Adjustment while keeping the change in the Bond Adjustment Index Value constant. Generally, the Bond Adjustment will approach zero as the Contract gets closer to the end of the current Bond Adjustment period. Generally, if the change in the Bond Adjustment Index Value is positive, it means interest rates have increased since the date when the current Bond Adjustment period started. Another item these examples demonstrate is how the Surrender Charge diminishes in future Contract Years. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

Example	4		5		6
Change in Index Value	10% increase		10% increase		10% increase
Change in Bond Adjustment Index Value	10% increase		10% increase		10% increase
Months until Segment End Date	63		36		9
Months until end of current Bond Adjustment period	63		36		9
Premium Payment	$10,000.00		$10,000.00		$10,000.00
Crediting Base	$10,000.00		$10,000.00		$10,000.00
Equity Adjustment percentage(1)	8.46%		12.03%		12.15%
Equity Adjustment Amount(2)	$846.16	(2a)	$1,202.89	(2b)	$1,214.51	(2c)
Accumulated Value (Segment Interim Value)(3)	$10,846.16	(3a)	$11,202.89	(3b)	$11,214.51	(3c)
Bond Adjustment percentage(4)	(1.02)%		(0.59)%		(0.15)%
Bond Adjustment Amount(5)	$(102.31)	(5a)	$(58.59)	(5b)	$(14.68)	(5c)
Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment(6)	$10,743.85	(6a)	$11,144.29	(6b)	$11,199.83	(6c)
Free Surrender Amount(7)	$1,000.00		$1,000.00		$1,000.00
Amount after Free Surrender Amount(8)	$9,743.85	(8a)	$10,144.29	(8b)	$10,199.83	(8c)
Surrender Charge percentage(9)	8.00	%(9a)	6.00	%(9b)	4.00	%(9c)
Surrender Charge(10)	$779.51	(10a)	$608.66	(10b)	$407.99	(10c)
Surrender Value(11)	$9,964.34	(11a)	$10,535.64	(11b)	$10,791.84	(11c)
(1)	The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. The adjustment will generally be different than the Index performance at the time of withdrawal (since Segment Start Date). For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.
(2)	The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.
(a)	For example 4, it is positive 8.46% multiplied by $10,000.00, which equals positive $846.16.
(b)	For example 5, it is positive 12.03% multiplied by $10,000.00, which equals positive $1,202.89.
(c)	For example 6, it is positive 12.15% multiplied by $10,000.00, which equals positive $1,214.51.
(3)	The Accumulated Value (Segment Interim Value) is the Crediting Base plus or minus the Equity Adjustment Amount.
(a)	For example 4, it is $10,000.00 plus $846.16, which equals $10,846.16.
(b)	For example 5, it is $10,000.00 plus $1,202.89, which equals $11,202.89.
(c)	For example 6, it is $10,000.00 plus $1,214.51, which equals $11,214.51.
(4)	For more on the Bond Adjustment, see 10. CONTRACT VALUES — Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.
(5)	The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base.
(a)	For example 4, it is negative 1.02% multiplied by $10,000.00, which equals negative $102.31.

(b)	For example 5, it is negative 0.59% multiplied by $10,000.00, which equals negative $58.59.
(c)	For example 6, it is negative 0.15% multiplied by $10,000.00, which equals negative $14.68.
(6)	The Accumulated Value (Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment Amount.
(a)	For example 4, it is $10,846.16 minus $102.31, which equals $10,743.85.
(b)	For example 5, it is $11,202.89 minus $58.59, which equals $11,144.29.
(c)	For example 6, it is $11,214.51 minus $14.68, which equals $11,199.83.
(7)	The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.
(8)	Amount after Free Surrender Amount is the Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.
(a)	For example 4, it is $10,743.85 minus $1,000.00, which equals $9,743.85.
(b)	For example 5, it is $11,144.29 minus $1,000.00, which equals $10,144.29.
(c)	For example 6, it is $11,199.83 minus $1,000.00, which equals $10,199.83.
(9)	The Surrender Charge percentage is based on the current Contract Year.
(a)	For example 4, it is 8.00% because it is in the first Contract Year.
(b)	For example 5, it is 6.00% because it is in the fourth Contract Year.
(c)	For example 6, it is 4.00% because it is in the sixth Contract Year.
(10)	The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.
(a)	For example 4, it is 8.00% multiplied by $9,743.85, which equals $779.51.
(b)	For example 5, it is 6.00% multiplied by $10,144.29, which equals $608.66.
(c)	For example 6, it is 4.00% multiplied by $10,199.83, which equals $407.99.
(11)	The Surrender Value is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment minus the Surrender Charge.
(a)	For example 4, it is $10,846.16 minus $102.31 minus $779.51, which equals $9,964.34.
(b)	For example 5, it is $11,202.89 minus $58.59 minus $608.66, which equals $10,535.64.
(c)	For example 6, it is $11,214.51 minus $14.68 minus $407.99, which equals $10,791.84.

Example Set 3

These examples are intended to demonstrate how the time until the Segment End Date and the time until the end of the current Bond Adjustment period impact the Surrender Value for a Segment Option. These examples demonstrate how the time until the Segment End Date impacts the Equity Adjustment while keeping the change in the Index Value constant. Generally, as the Months until Segment End Date get closer to zero, the Equity Adjustment Amount will get closer to what the Segment Credit amount will be on the Segment End Date. These examples also show how the time until the end of the current Bond Adjustment period impacts the Bond Adjustment while keeping the change in the Bond Adjustment Index Value constant. Generally, the Bond Adjustment will approach zero as the Contract gets closer to the end of the current Bond Adjustment period. Generally, if the change in the Bond Adjustment Index Value is negative, it means interest rates have decreased since the date when the current Bond Adjustment period started. Another item these examples demonstrate is how the Surrender Charge diminishes in future Contract Years. For these examples, the Accumulated Value equals the Segment Interim Value because the examples occur in the middle of the Segment Term, and there is only one Segment Option for each example.

Example	7		8		9
Change in Index Value	10% decrease		10% decrease		10% decrease
Change in Bond Adjustment Index Value	10% decrease		10% decrease		10% decrease
Months until Segment End Date	63		36		9
Months until end of current Bond Adjustment period	63		36		9
Premium Payment	$10,000.00		$10,000.00		$10,000.00
Crediting Base	$10,000.00		$10,000.00		$10,000.00
Equity Adjustment percentage(1)	(9.68)%		(6.13)%		(4.57)%
Equity Adjustment Amount(2)	$(967.57)	(2a)	$(613.28)	(2b)	$(456.69)	(2c)
Accumulated Value (Segment Interim Value)(3)	$9,032.43	(3a)	$9,386.72	(3b)	$9,543.31	(3c)
Bond Adjustment percentage(4)	1.04%		0.59%		0.15%
Bond Adjustment Amount(5)	$103.57	(5a)	$59.05	(5b)	$14.73	(5c)
Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment(6)	$9,136.00	(6a)	$9,445.78	(6b)	$9,558.05	(6c)
Free Surrender Amount(7)	$1,000.00		$1,000.00		$1,000.00
Amount after Free Surrender Amount(8)	$8,136.00	(8a)	$8,445.78	(8b)	$8,558.05	(8c)
Surrender Charge percentage(9)	8.00	%(9a)	6.00	%(9b)	4.00	%(9c)
Surrender Charge(10)	$650.88	(10a)	$506.75	(10b)	$342.32	(10c)
Surrender Value(11)	$8,485.12	(11a)	$8,939.03	(11b)	$9,215.72	(11c)
(1)	The Equity Adjustment is the adjustment to the Crediting Base, expressed as a percentage, based on the change in the value of the hypothetical derivative assets which are designed to replicate credits provided by a Segment Option at the end of a Segment Term. The adjustment will generally be different than the Index performance at the time of withdrawal (since Segment Start Date). For purposes of simplifying the examples, the Equity Adjustment percentage has been rounded to two decimal places.
(2)	The Equity Adjustment Amount is the Equity Adjustment percentage multiplied by the Crediting Base.
(d)	For example 7, it is negative 9.68% multiplied by $10,000.00, which equals negative $967.57.
(e)	For example 8, it is negative 6.13% multiplied by $10,000.00, which equals negative $613.28.
(f)	For example 9, it is negative 4.57% multiplied by $10,000.00, which equals negative $456.69.
(3)	The Accumulated Value (Segment Interim Value) is the Crediting Base plus or minus the Equity Adjustment Amount.
(d)	For example 7, it is $10,000.00 minus $967.57, which equals $9,032.43.
(e)	For example 8, it is $10,000.00 minus $613.28, which equals $9,386.72.
(f)	For example 9, it is $10,000.00 minus $456.69, which equals $9,543.31.
(4)	For more on the Bond Adjustment, see 10. CONTRACT VALUES — Bond Adjustment. For purposes of simplifying the examples, the Bond Adjustment percentage has been rounded to two decimal places.
(5)	The Bond Adjustment Amount is the Bond Adjustment percentage multiplied by the Crediting Base.

(d)	For example 7, it is positive 1.04% multiplied by $10,000.00, which equals positive $103.57.
(e)	For example 8, it is positive 0.59% multiplied by $10,000.00, which equals positive $59.05.
(f)	For example 9, it is positive 0.15% multiplied by $10,000.00, which equals positive $14.73.
(6)	The Accumulated Value (Segment Interim Value) adjusted for the Bond Adjustment is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment Amount.
(d)	For example 7, it is $9,032.43 plus $103.57, which equals $9,136.00.
(e)	For example 8, it is $9,386.72 plus $59.05, which equals $9,445.78.
(f)	For example 9, it is $9,543.31 plus $14.73, which equals $9,558.05.
(7)	The Free Surrender Amount is the Premium Payment multiplied by the allowed Free Surrender percentage. For all three of these examples, it is $10,000.00 multiplied by 10%, which equals $1,000.00.
(8)	Amount after Free Surrender Amount is the Accumulated Value (Segment Interim Value) adjusted for Bond Adjustment minus the Free Surrender Amount.
(d)	For example 7, it is $9,136.00 minus $1,000.00, which equals $8,136.00.
(e)	For example 8, it is $9,445.78 minus $1,000.00, which equals $8,445.78.
(f)	For example 9, it is $9,558.05 minus $1,000.00, which equals $8,558.05.
(9)	The Surrender Charge percentage is based on the current Contract Year.
(a)	For example 7, it is 8.00% because it is in the first Contract Year.
(b)	For example 8, it is 6.00% because it is in the fourth Contract Year.
(c)	For example 9, it is 4.00% because it is in the sixth Contract Year.
(10)	The Surrender Charge is the Surrender Charge percentage multiplied by the Amount after Free Surrender Amount.
(d)	For example 7, it is 8.00% multiplied by $8,136.00, which equals $650.88.
(e)	For example 8, it is 6.00% multiplied by $8,445.78, which equals $506.75.
(f)	For example 9, it is 4.00% multiplied by $8,558.05, which equals $342.32.
(11)	The Surrender Value is the Accumulated Value (Segment Interim Value) plus or minus the Bond Adjustment minus the Surrender Charge.
(d)	For example 7, it is $9,032.43 plus $102.31 minus $650.88, which equals $8,485.12.
(e)	For example 8, it is $9,386.72 plus $58.59 minus $506.75, which equals $8,939.03.
(f)	For example 9, it is $9,543.31 plus $14.68 minus $342.32, which equals $9,215.72.

APPENDIX D

STATE VARIATIONS

State	Benefit	Variation

Arizona	Free Look	For a non-replacement, if the Owner is age 65 or older at the date of application, the right to cancel period is 30 days.
California	Free Look	For a non-replacement, if the Owner is age 60 or older at the date of application, the right to cancel period is 30 days.
If the Owner is age 60 or older at the date of application, the refunded amount will be the greater of the Accumulated Value plus Fees and Charges or the Premium Payment, whichever is higher.
Connecticut	Free Look	For a replacement of an existing contract, your right to cancel period is 15 days.
District of Columbia	Free Look	For a replacement of an existing contract, your right to cancel period is 15 days.
Delaware	Free Look	For a replacement of an existing contract, your right to cancel period is 20 days.
Florida	Free Look	Your right to cancel period is 21 days.
Georgia	Free Look	For a replacement of an existing contract, your right to cancel period is 15 days.
Idaho	Free Look	Your right to cancel period is 20 days.
	Surrender	Surrender payments will be delayed no longer than six months from the date we receive your notice to surrender.
Illinois	Free Look	For a replacement of an existing contract, your right to cancel period is 20 days.
Indiana	Free Look	For a replacement of an existing contract, your right to cancel period is 20 days.
Kansas	Free Look	For a replacement of an existing contract, your right to cancel period is 20 days.
Kentucky	Free Look	For a non-replacement, your right to cancel period is 20 days.
Massachusetts	Free Look	Your right to cancel period is 20 days.
Michigan	Free Look	For a replacement of an existing contract, your right to cancel period is 15 days.
Minnesota	Free Look	Notice of cancellation and return of the contract are effective on the date received by us or our agent.
Will refund Premium Payment or Accumulated Value within 10 days of receiving cancellation notice.
	Death Benefit	We will pay death benefit within two months.
New Jersey	Index-Linked Segment Options	Index-Linked Segment Options linked to the SG Smart Climate Index are not available.

D-1

State	Benefit	Variation

North Dakota	Free Look	Your right to cancel period is 20 days.
Oklahoma	Free Look	For a replacement of an existing contract, your right to cancel period is 20 days.
Pennsylvania	Free Look	For a replacement of an existing contract that was not issued to you by Principal Life Insurance Company, your right to cancel period is 20 days.
For a replacement of an existing contract that was issued to you by Principal Life Insurance Company, your right to cancel period is 45 days.
Rhode Island	Free Look	For a non-replacement, your right to cancel period is 20 days.
Tennessee	Free Look	For a replacement of an existing contract, your right to cancel period is 20 days.
Texas	Free Look	For a non-replacement, your right to cancel period is 20 days.
Separate Account

The description of the Separate Account is modified for contracts issued in Texas. The Separate Account is a segregated account, established by Principal, in which we hold reserves for the Index- Linked Segment Option under the contract. The portion of the assets of the Separate Account equal to the reserves and other liabilities arising out of any other business we may conduct.

Virginia	Free Look	For a replacement of an existing contract, your right to cancel period is 15 days.
Washington	Free Look	For a replacement of an existing contract, your right to cancel period is 20 days. An additional 10% penalty shall be added to any refund due which is not paid within 30 days of return of the policy.

D-2

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Company’s expenses in connection with the issuance and distribution of the contracts, other than any underwriting commissions, are as follows (except for the SEC filing fee, all amounts shown are estimates):

SEC Registration Fee	$82,760
Legal Fees and Expenses	$90,000
Accounting Fees and Expenses	$50,000
Printing Costs:	$700
Total Expenses	$223,460

Item 14. Indemnification of Directors and Officers

Sections 490.851 through 490.859 of the Iowa Business Corporation Act permit corporations to indemnify directors and officers where (A) all of the following apply: the director or officer (i) acted in good faith; (ii) reasonably believed that (a) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation or (b) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; and (B) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation.

Unless ordered by a court pursuant to the Iowa Business Corporation Act, a corporation shall not indemnify a director or officer in either of the following circumstances: (A) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct (above) or (B) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director receive a financial benefit to which he or she was not entitled, whether or not involving action in the director’s official capacity.

The Company’s Bylaws provide that the Board of Directors shall have the Company indemnify, or authorize the officers of the Company to have the Company indemnify, directly and through insurance coverage, each person now or hereafter a director, officer, employee or other representative of the corporation, and that person’s heirs and legal representatives, against all damages, awards, costs and expenses, including counsel fees, reasonably incurred or imposed in connection with or resulting from any action, suit or proceeding, or the settlement thereof prior to final adjudication, to which such person is or may be made a party by reason of being or having been a director, officer, employee or other representative of the corporation or by reason of service at the request of the corporation in any capacity with another entity or organization. Such rights or indemnification shall be in addition to any rights to which any director, officer, employee or other representative of the corporation, former, present or future, may otherwise be entitled as a matter of law and subject to such limitations permitted by law as may be established by the Board of Directors.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Not applicable.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

(1) (i) Underwriting Agreement***

(1) (ii) Broker Dealer Marketing and Servicing Agreement for Annuity Contracts***

(2) N/A

(3) (i) Articles of Incorporation**

(3) (ii) Bylaws**

(4) (i) Form of Contract**

(4) (ii) Rate Enhancement Rider**

(4) (iii) Segment Lock-In Rider**

(4) (iv) Contract Data Page****

(4) (v) Form of Application**

(4) (vi) Peak Buffer Segment Endorsement*

(5) Legal Opinion and Consent*

(6 through 20) N/A

(21) Subsidiaries of the Registrant*****

(22) N/A

(23) Consent of Independent Registered Public Accounting Firm*

(24) Power of Attorney*

(25 through 100) N/A

(101) Interactive Data File*

101.INS Inline XBRL Instance Document — The instance document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

101.SCH Inline XBRL Taxonomy Extension Schema Document.

101.CAL Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE Inline XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF Inline XBRL Taxonomy Extension Definition Linkbase Document.

(102 through 106) N/A

(107) Filing Fee Table*

(b) Financial Statement Schedules*

Schedule I. Summary of Investments — Other Than Investments in Related Parties, included in 19. FINANCIAL STATEMENTS of Prospectus

Schedule III. Supplementary Insurance Information, included in 19. FINANCIAL STATEMENTS of Prospectus

Schedule IV. Reinsurance, included in 19. FINANCIAL STATEMENTS of Prospectus
*	Filed Herewith
**	Incorporated herein by reference to Initial Filing of S-1 Registration Statement (File No. 333-267959) filed on October 20, 2022.
***	Incorporated herein by reference to Pre-Effective Amendment #4 to S-1 Registration Statement (File No. 333-267959) filed on April 25, 2023.

****Incorporated herein by reference to Pre-Effective Amendment #5 to S-1 Registration Statement (File No. 333-267959) filed on April 28, 2023.

*****Incorporated herein by reference to Initial Filing of S-1 Registration Statement (File No. 333-276971) filed on February 9, 2024.

Item 17. Undertakings

The undersigned Company hereby undertakes:

(A)

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(d) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officers or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Principal Life Insurance Company, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Des Moines, State of Iowa, on the 25th day of April, 2024.

PRINCIPAL LIFE INSURANCE COMPANY (Registrant)

By:	/s/ D. J. Houston
D. J. Houston
Director, Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ D. J. Houston	Director, Chairman, President, and Chief Executive Officer	April 25, 2024
D. J. Houston

/s/ J. M. Pitz	Senior Vice President and Controller	April 25, 2024
J. M. Pitz	(Principal Accounting Officer)

/s/ D. D. Strable-Soethout	Executive Vice President and Chief Financial Officer	April 25, 2024
D. D. Strable-Soethout	(Principal Financial Officer)

/s/ J. S. Auerbach*	Director	April 25, 2024
J. S. Auerbach

/s/ M. E. Beams*	Director	April 25, 2024
M. E. Beams

/s/ J. Carter-Miller*	Director	April 25, 2024
J. Carter-Miller

/s/ R. C. Hochschild*	Director	April 25, 2024
R. C. Hochschild

/s/ S. M. Mills*	Director	April 25, 2024
S. M. Mills

/s/ H. E. Mitchell*	Director	April 25, 2024
H. E. Mitchell

/s/ C. N. Muruzabal*	Director	April 25, 2024
C. N. Muruzabal

/s/ D. C. Nordin*	Director	April 25, 2024
D. C. Nordin

/s/ B. C. Pickerell*	Director	April 25, 2024
B. C. Pickerell

/s/ C. S. Richer*	Director	April 25, 2024
C. S. Richer

/s/ A. Rivera*	Director	April 25, 2024
A. Rivera

*By:	/s/ D. J. Houston
D. J. Houston
Director, Chairman, President and Chief Executive Officer

*By: D.J. Houston — Attorney-in-Fact pursuant to Powers of Attorney filed herein.